FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-207340-12

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated June 18, 2018, may be amended or completed prior to time of sale.

$709,367,000 (Approximate)

UBS Commercial Mortgage Trust 2018-C11
(Central Index Key Number 0001740040)
as Issuing Entity

UBS Commercial Mortgage Securitization Corp.
(Central Index Key Number 0001532799)
as Depositor

UBS AG
(Central Index Key Number 0001685185)

Argentic Real Estate Finance LLC
(Central Index Key Number 0001624053)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

Société Générale
(Central Index Key Number 0001238163)

KeyBank National Association
(Central Index Key Number 0001089877)

Cantor Commercial Real Estate Lending, L.P.
(Central Index Key Number 0001558761)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2018-C11

UBS Commercial Mortgage Securitization Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2018-C11 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E-RR, Class F-RR, Class NR-RR, Class Z and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named UBS Commercial Mortgage Trust 2018-C11. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2018. The rated final distribution date for the certificates is June 2051.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$26,419,000%		(6)	April 2023
Class A-2	$75,257,000%		(6)	July 2023
Class A-SB	$30,948,000%		(6)	November 2027
Class A-3	$57,478,000%		(6)	December 2025
Class A-4	(7)%		(6)	(7)
Class A-5	(7)%		(6)	(7)
Class X-A	$562,671,000	(8)%	Variable(9)	NAP
Class X-B	$146,696,000	(10)%	Variable(11)	NAP
Class A-S	$78,372,000%		(6)	June 2028
Class B	$35,167,000%		(6)	June 2028
Class C	$33,157,000%		(6)	June 2028

(Footnotes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 64 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. UBS Commercial Mortgage Securitization Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, KeyBanc Capital Markets Inc., Cantor Fitzgerald & Co., Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from UBS Commercial Mortgage Securitization Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. UBS Securities LLC is acting as a co-lead manager and joint bookrunner with respect to 71.8% of each class of offered certificates. SG Americas Securities, LLC is acting as a co-lead manager and joint bookrunner with respect to 10.9% of each class of offered certificates. Natixis Securities Americas LLC is acting as a co-lead manager and joint bookrunner with respect to 17.3% of each class of offered certificates. KeyBanc Capital Markets Inc., Cantor Fitzgerald & Co., Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 10, 2018. UBS Commercial Mortgage Securitization Corp. expects to receive from this offering approximately        % of the aggregate certificate balance of the offered certificates, plus accrued interest from and including July 1, 2018, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$709,367,000	100%	$709,367,000	$88,316.19

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

UBS Securities LLC	Natixis	Société Générale
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets	Cantor Fitzgerald & Co.	Drexel Hamilton	Academy Securities
Co-Manager	Co-Manager	Co-Manager	Co-Manager

July     , 2018

UBS 2018-C11

Commercial Mortgage Pass-Through Certificates, Series 2018-C11
Geographic Overview of Mortgage Pool

Utah
3 properties
$62,692,880
7.8% of total
Missouri
1 property
$12,964,258
1.6% of total
Iowa
1 property
$12,982,839
1.6% of total
Minnesota
1 property
$1,724,649
0.2% of total
Wisconsin
1 property
$3,401,885
0.4% of total
Illinois
5 properties
$37,004,531
4.6% of total
Indiana
2 properties
$9,357,198
1.2% of total
Michigan
1 property
$33,000,000
4.1% of total
New York
13 properties
$148,743,415
18.5% of total
Pennsylvania
3 properties
$11,257,757
1.4% of total
Ohio
3 properties
$21,228,178
2.6% of total
Nevada
3 properties
$12,728,571
1.6% of total
Maryland
1 property
$16,229,593
2.0% of total
Virginia
4 properties
$109,359,752
13.6% of total
California
10 properties
$109,767,944
13.7% of total
North Carolina
6 properties
$26,261,435
3.3% of total
South Carolina
1 property
$2,265,714
0.3% of total
Arizona
5 properties
$16,179,102
2.0% of total
Georgia
5 properties
$7,807,059
1.0% of total
Colorado
1 property
$752,682
0.1% of total
Texas
7 properties
$45,257,993
5.6% of total
Tennessee
2 properties
$5,426,898
0.7% of total
Kentucky
2 properties
$12,551,692
1.6% of total
Florida
8 properties
$73,001,489
9.1% of total
Oklahoma
1 property
$1,908,571
0.2% of total
Alabama
1 property
$9,960,000
1.2% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 5.0%
5.1% – 10.0%
10.1 – 18.5%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
Class A-1	$26,419,000		$25,836,000	$583,000	30.000%	%	(6)	April 2023	2.62	8/18 – 4/23
Class A-2	$75,257,000		$73,596,000	$1,661,000	30.000%	%	(6)	July 2023	4.88	4/23 – 7/23
Class A-SB	$30,948,000		$30,265,000	$683,000	30.000%	%	(6)	November 2027	7.27	7/23 – 11/27
Class A-3	$57,478,000		$56,209,000	$1,269,000	30.000%	%	(6)	December 2025	7.01	4/25 – 12/25
Class A-4	(7)		(7)	(7)	30.000%	%	(6)	(7)	(7)	(7)
Class A-5	(7)		(7)	(7)	30.000%	%	(6)	(7)	(7)	(7)
Class X-A	$562,671,000	(8)	$550,255,000	$12,416,000	NAP	%	Variable(9)	NAP	NAP	NAP
Class X-B	$146,696,000	(10)	$143,458,000	$3,238,000	NAP	%	Variable(11)	NAP	NAP	NAP
Class A-S	$78,372,000		$76,642,000	$1,730,000	20.250%	%	(6)	June 2028	9.93	6/28 – 6/28
Class B	$35,167,000		$34,391,000	$776,000	15.875%	%	(6)	June 2028	9.93	6/28 – 6/28
Class C	$33,157,000		$32,425,000	$732,000	11.750%	%	(6)	June 2028	9.93	6/28 – 6/28
Non-Offered Certificates
Class X-D	$35,758,000	(12)	$34,969,000	$789,000	NAP	%	Variable(13)	NAP	NAP	NAP
Class D	$35,758,000		$34,969,000	$789,000	7.302%	%	(6)	July 2028	10.00	6/28 – 7/28
Class E-RR	$18,500,000		$18,091,000	$409,000	5.000%	%	(6)	July 2028	10.01	7/28 – 7/28
Class F-RR	$10,047,000		$9,825,000	$222,000	3.750%	%	(6)	July 2028	10.01	7/28 – 7/28
Class NR-RR	$30,144,085		$29,478,085	$666,000	0.000%	%	(6)	July 2028	10.01	7/28 – 7/28
Class Z(14)	NAP		97.79%	2.21%	NAP	NAP	NAP	NAP	NAP	NAP
Class R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity, and further subject to the discussion in footnote (7). In addition, the notional amount of each class of Class X certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X certificates would be equal to zero, such Class X certificates may not be issued on the closing date.

(2)	On the closing date, Argentic Real Estate Finance LLC (as retaining sponsor) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” as further described in “Credit Risk Retention”.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, are represented in the aggregate.

(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class NR-RR certificates will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $372,569,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$125,000,000 - $162,000,000	May 2028 / May 2028	9.66 / 9.70	11/27 - 5/28 / 11/27 - 5/28
Class A-5	$210,569,000 - $247,569,000	June 2028 / June 2028	9.88 / 9.89	5/28 – 6/28 / 5/28 – 6/28

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class Z certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class Z certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E-RR, Class F-RR, Class NR-RR, Class Z and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	25
Risk Factors	64
The Certificates May Not Be a Suitable Investment for You	64
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	64
Risks Related to Market Conditions and Other External Factors	64
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	64
Other Events May Affect the Value and Liquidity of Your Investment	65
Risks Relating to the Mortgage Loans	65
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	65
Risks of Commercial and Multifamily Lending Generally	66
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	68
General	68
A Tenant Concentration May Result in Increased Losses	69
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	69
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	70
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	70
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	71
Early Lease Termination Options May Reduce Cash Flow	71
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	72
Office Properties Have Special Risks	73
Retail Properties Have Special Risks	73
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	74
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	75
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	75
Hotel Properties Have Special Risks	76
Risks Relating to Affiliation with a Franchise or Hotel Management Company	78
Mixed Use Properties Have Special Risks	79
Industrial Properties Have Special Risks	79
Multifamily Properties Have Special Risks	81
Self Storage Properties Have Special Risks	83
Leased Fee Properties Have Special Risks	84
Condominium Ownership May Limit Use and Improvements	84
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	86

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	86
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	88
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	89
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	90
Risks Related to Zoning Non-Compliance and Use Restrictions	93
Risks Relating to Inspections of Properties	94
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	94
Insurance May Not Be Available or Adequate	94
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	96
Terrorism Insurance May Not Be Available for All Mortgaged Properties	96
Risks Associated with Blanket Insurance Policies or Self-Insurance	98
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	98
Limited Information Causes Uncertainty	98
Historical Information	98
Ongoing Information	99
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	99
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	100
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	101
Static Pool Data Would Not Be Indicative of the Performance of this Pool	102
Appraisals May Not Reflect Current or Future Market Value of Each Property	102
Seasoned Mortgage Loans Present Additional Risk of Repayment	104
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	104
The Borrower’s Form of Entity May Cause Special Risks	104
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	107
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	108
Other Financings or Ability to Incur Other Indebtedness Entails Risk	109
Tenancies-in-Common May Hinder Recovery	110
Risks Relating to Enforceability of Cross-Collateralization	111
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	112
Risks Associated with One Action Rules	112
State Law Limitations on Assignments of Leases and Rents May Entail Risks	112
Various Other Laws Could Affect the Exercise of Lender’s Rights	113
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	113
Risks of Anticipated Repayment Date Loans	113
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	114
Risks Related to Ground Leases and Other Leasehold Interests	115

Increases in Real Estate Taxes May Reduce Available Funds	117
Risks Relating to Tax Credits	117
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	118
Risks Related to Conflicts of Interest	118
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	118
The Servicing of the Servicing Shift Whole Loans and the HTI Medical Office Portfolio Whole Loan Will Shift to Other Servicers	121
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	121
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	123
Potential Conflicts of Interest of the Operating Advisor	125
Potential Conflicts of Interest of the Asset Representations Reviewer	126
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	127
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	130
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	131
Other Potential Conflicts of Interest May Affect Your Investment	132
Other Risks Relating to the Certificates	132
The Certificates Are Limited Obligations	132
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	132
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	133
EU Risk Retention and Due Diligence Requirements	135
Bail-In Rules May Affect the Liabilities of Certain Sponsors, Including their Obligations to Repurchase Mortgage Loans	136
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	136
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	139
General	139
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	140
Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves	142
Losses and Shortfalls May Change Your Anticipated Yield	142
Risk of Early Termination	143
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	143
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	143
You Have Limited Voting Rights	143
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	144

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	147
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	148
Risks Relating to Modifications of the Mortgage Loans	150
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	151
Risks Relating to Interest on Advances and Special Servicing Compensation	152
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	152
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	153
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	154
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	155
Tax Considerations Relating to Foreclosure	155
REMIC Status	156
Material Federal Tax Considerations Regarding Original Issue Discount	156
A Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	156
Description of the Mortgage Pool	159
General	159
Certain Calculations and Definitions	160
Definitions	160
Mortgage Pool Characteristics	173
Overview	173
Property Types	175
Office Properties	176
Retail Properties	176
Hotel Properties	177
Mixed Use Properties	178
Industrial Properties	178
Multifamily Properties	178
Self Storage Properties	179
Specialty Use Concentrations	179
Mortgage Loan Concentrations	180
Top Fifteen Mortgage Loans	180
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	181
Geographic Concentrations	182
Mortgaged Properties With Limited Prior Operating History	183
Tenancies-in-Common or Diversified Ownership	183
Condominium Interests	183
Fee & Leasehold Estates; Ground Leases	183
Environmental Considerations	184
Redevelopment, Renovation and Expansion	186
Assessment of Property Value and Condition	187
Litigation and Other Considerations	188
Loan Purpose	190
Modified and Refinanced Loans	191

Default History, Bankruptcy Issues and Other Proceedings	191
Tenant Issues	192
Tenant Concentrations	192
Lease Expirations and Terminations	192
Expirations	192
Terminations	193
Other	195
Purchase Options and Rights of First Refusal	197
Affiliated Leases	199
Insurance Considerations	199
Use Restrictions	200
Appraised Value	202
Non-Recourse Carveout Limitations	203
Real Estate and Other Tax Considerations	204
Delinquency Information	205
Certain Terms of the Mortgage Loans	205
Amortization of Principal	205
Due Dates; Mortgage Rates; Calculations of Interest	206
ARD Loans	206
Single Purpose Entity Covenants	207
Prepayment Protections and Certain Involuntary Prepayments	207
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	209
Defeasance	210
Releases; Partial Releases	211
Escrows	215
Mortgaged Property Accounts	215
Exceptions to Underwriting Guidelines	217
Additional Indebtedness	218
General	218
Whole Loans	218
Mezzanine Indebtedness	218
Other Secured Indebtedness	221
Preferred Equity	222
Other Unsecured Indebtedness	222
The Whole Loans	223
General	223
The Serviced Pari Passu Whole Loans	230
Intercreditor Agreement	230
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than The Servicing Shift Whole Loans	231
Control Rights with respect to The Servicing Shift Whole Loans	231
Certain Rights of each Non-Controlling Holder	231
Sale of Defaulted Mortgage Loan	232
The Serviced AB Whole Loan	233
The 5th Street Station Whole Loan	233
The Non-Serviced Pari Passu Whole Loans	244
Intercreditor Agreement	245
Control Rights	246
Certain Rights of each Non-Controlling Holder	246
Custody of the Mortgage File	247
Sale of Defaulted Mortgage Loan	247
The Non-Serviced AB Whole Loan	248
The 20 Times Square Whole Loan	248

Additional Information	256
Transaction Parties	257
The Sponsors and Mortgage Loan Sellers	257
UBS AG, New York Branch	257
General	257
UBS AG, New York Branch's Securitization Program	257
Review of the UBS AG, New York Branch Mortgage Loans	258
UBS AG, New York Branch's Underwriting Standards	260
Exceptions	263
Compliance with Rule 15Ga-1 under the Exchange Act	263
Retained Interests in This Securitization	263
Société Générale	264
General	264
Société Générale’s Commercial Mortgage Securitization Program	264
Société Générale’s Underwriting Standards	265
Review of the Mortgage Loans for Which Société Générale is the Sponsor	268
Compliance with Rule 15Ga-1 under the Exchange Act	271
Retained Interests in This Securitization	271
Cantor Commercial Real Estate Lending, L.P.	271
General	271
CCRE Lending’s Loan Origination and Acquisition History	271
CCRE Lending’s Underwriting Standards	273
Assessments of Property Condition	275
Exceptions	280
Compliance with Rule 15Ga-1 under the Exchange Act	280
Retained Interests in This Securitization	280
KeyBank National Association	280
General	280
KeyBank’s Securitization Program	280
Review of KeyBank Mortgage Loans	281
The Griffin Portfolio II Mortgage Loan	283
KeyBank’s Underwriting Guidelines and Process	283
Exceptions	286
Compliance with Rule 15Ga-1 under the Exchange Act	286
Retained Interests in This Securitization	287
Argentic Real Estate Finance LLC	287
General	287
Argentic’s Securitization Program	287
Argentic’s Underwriting Standards and Processes	288
Review of Mortgage Loans for Which Argentic is the Sponsor	293
Compliance with Rule 15Ga-1 under the Exchange Act	295
Retained Interests in This Securitization	295
Natixis Real Estate Capital LLC	295
General	295
NREC’s Commercial Real Estate Securitization Program	296
Review of NREC Mortgage Loans	297
NREC’s Underwriting Standards	298
Compliance with Rule 15Ga-1 under the Exchange Act	302
Retained Interests in This Securitization	304
The Depositor	304
The Issuing Entity	305
The Trustee and the Certificate Administrator	305
The Master Servicer	308

The Special Servicer	312
The Primary Servicer	316
KeyBank National Association	316
The Operating Advisor and Asset Representations Reviewer	325
Credit Risk Retention	327
General	327
Qualifying CRE Loans; Required Credit Risk Retention Percentage	329
Material Terms of the Eligible Vertical Interest	329
Material Terms of the Yield-Priced Principal Balance Certificates	329
Material Terms of the Eligible Horizontal Residual Interest	330
The Retaining Party	331
Determination of Amount of Required Horizontal Credit Risk Retention	331
General	331
Swap-Priced Principal Balance Certificates	331
Swap Yield Curve	332
Credit Spread Determination	332
Discount Yield Determination	333
Determination of Class Sizes	333
Target Price Determination	334
Determination of Assumed Certificate Coupon	334
Determination of Swap-Priced Expected Price	335
Interest-Only Certificates	335
Treasury Yield Curve	336
Credit Spread Determination	336
Discount Yield Determination	336
Determination of Scheduled Certificate Interest Payments	337
Determination of Interest–Only Expected Price	337
Yield-Priced Principal Balance Certificates	337
Determination of Class Size	337
Determination of Yield-Priced Expected Price	338
Calculation of Estimated Fair Value of All Certificates	338
Hedging, Transfer and Financing Restrictions	339
Operating Advisor	339
Representations and Warranties	341
Description of the Certificates	341
General	341
Distributions	344
Method, Timing and Amount	344
Available Funds	345
Priority of Distributions	347
Pass-Through Rates	350
Interest Distribution Amount	352
Principal Distribution Amount	353
Certain Calculations with Respect to Individual Mortgage Loans	355
Excess Interest	356
Application Priority of Mortgage Loan Collections or Whole Loan Collections	356
Allocation of Yield Maintenance Charges and Prepayment Premiums	359
Assumed Final Distribution Date; Rated Final Distribution Date	361
Prepayment Interest Shortfalls	362
Subordination; Allocation of Realized Losses	363
Reports to Certificateholders; Certain Available Information	366
Certificate Administrator Reports	366
Information to be Provided to Risk Retention Consultation Party	372

Information Available Electronically	372
Voting Rights	378
Delivery, Form, Transfer and Denomination	379
Book-Entry Registration	379
Definitive Certificates	382
Certificateholder Communication	382
Access to Certificateholders’ Names and Addresses	382
Requests to Communicate	383
List of Certificateholders	383
Description of the Mortgage Loan Purchase Agreements	384
General	384
Dispute Resolution Provisions	394
Asset Review Obligations	394
Pooling and Servicing Agreement	395
General	395
Assignment of the Mortgage Loans	396
Servicing Standard	396
Subservicing	398
Advances	399
P&I Advances	399
Servicing Advances	400
Nonrecoverable Advances	401
Recovery of Advances	402
Accounts	404
Withdrawals from the Collection Account	406
Servicing and Other Compensation and Payment of Expenses	409
General	409
Master Servicing Compensation	415
Special Servicing Compensation	418
Disclosable Special Servicer Fees	422
Certificate Administrator and Trustee Compensation	423
Operating Advisor Compensation	423
Asset Representations Reviewer Compensation	424
CREFC® Intellectual Property Royalty License Fee	425
Appraisal Reduction Amounts	425
Maintenance of Insurance	432
Modifications, Waivers and Amendments	436
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	443
Inspections	445
Collection of Operating Information	446
Special Servicing Transfer Event	446
Asset Status Report	449
Realization Upon Mortgage Loans	453
Sale of Defaulted Loans and REO Properties	456
The Directing Certificateholder	459
General	459
Major Decisions	461
Asset Status Report	465
Replacement of the Special Servicer	465
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	465
Servicing Override	468

Rights of the Directing Certificateholder appointed by the Controlling Class with Respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans	469
Rights of the Holders of Serviced Pari Passu Companion Loans	469
Limitation on Liability of Directing Certificateholder	469
The Operating Advisor	470
General	470
Duties of Operating Advisor at All Times	471
Annual Report	472
Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	474
Recommendation of the Replacement of the Special Servicer	474
Eligibility of Operating Advisor	475
Other Obligations of Operating Advisor	475
Delegation of Operating Advisor’s Duties	477
Termination of the Operating Advisor With Cause	477
Rights Upon Operating Advisor Termination Event	478
Waiver of Operating Advisor Termination Event	478
Termination of the Operating Advisor Without Cause	478
Resignation of the Operating Advisor	479
Operating Advisor Compensation	479
The Asset Representations Reviewer	479
Asset Review	479
Asset Review Trigger	479
Asset Review Vote	481
Review Materials	482
Asset Review	483
Eligibility of Asset Representations Reviewer	485
Other Obligations of Asset Representations Reviewer	486
Delegation of Asset Representations Reviewer’s Duties	486
Asset Representations Reviewer Termination Events	486
Rights Upon Asset Representations Reviewer Termination Event	487
Termination of the Asset Representations Reviewer Without Cause	488
Resignation of Asset Representations Reviewer	488
Asset Representations Reviewer Compensation	489
The Risk Retention Consultation Party	489
General	489
Limitation on Liability of Risk Retention Consultation Party	489
Replacement of the Special Servicer Without Cause	490
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	492
Termination of the Master Servicer or Special Servicer for Cause	494
Servicer Termination Events	494
Rights Upon Servicer Termination Event	495
Waiver of Servicer Termination Event	497
Resignation of the Master Servicer or Special Servicer	497
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	498
Limitation on Liability; Indemnification	499
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	502
Dispute Resolution Provisions	503

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	503
Repurchase Request Delivered by a Party to the PSA	503
Resolution of a Repurchase Request	504
Mediation and Arbitration Provisions	506
Servicing of the Non-Serviced Mortgage Loans	508
General	508
Servicing of the 20 Times Square Mortgage Loan	511
Rating Agency Confirmations	514
Evidence as to Compliance	516
Limitation on Rights of Certificateholders to Institute a Proceeding	517
Termination; Retirement of Certificates	518
Amendment	519
Resignation and Removal of the Trustee and the Certificate Administrator	522
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	523
Certain Legal Aspects of Mortgage Loans	523
New York	524
California	524
Virginia	525
General	526
Types of Mortgage Instruments	526
Leases and Rents	526
Personalty	527
Foreclosure	527
General	527
Foreclosure Procedures Vary from State to State	527
Judicial Foreclosure	528
Equitable and Other Limitations on Enforceability of Certain Provisions	528
Nonjudicial Foreclosure/Power of Sale	528
Public Sale	529
Rights of Redemption	530
Anti-Deficiency Legislation	530
Leasehold Considerations	531
Cooperative Shares	531
Bankruptcy Laws	532
Environmental Considerations	538
General	538
Superlien Laws	538
CERCLA	538
Certain Other Federal and State Laws	539
Additional Considerations	540
Due-on-Sale and Due-on-Encumbrance Provisions	540
Subordinate Financing	540
Default Interest and Limitations on Prepayments	541
Applicability of Usury Laws	541
Americans with Disabilities Act	541
Servicemembers Civil Relief Act	542
Anti-Money Laundering, Economic Sanctions and Bribery	542
Potential Forfeiture of Assets	543
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	543
Pending Legal Proceedings Involving Transaction Parties	545
Use of Proceeds	545

Yield and Maturity Considerations	545
Yield Considerations	545
General	545
Rate and Timing of Principal Payments	546
Losses and Shortfalls	547
Certain Relevant Factors Affecting Loan Payments and Defaults	548
Delay in Payment of Distributions	549
Yield on the Certificates with Notional Amounts	549
Weighted Average Life	550
Pre-Tax Yield to Maturity Tables	556
Material Federal Income Tax Considerations	559
General	559
Qualification as a REMIC	560
Status of Offered Certificates	562
Taxation of Regular Interests	562
General	562
Original Issue Discount	563
Acquisition Premium	565
Market Discount	565
Premium	566
Election To Treat All Interest Under the Constant Yield Method	567
Treatment of Losses	567
Yield Maintenance Charges and Prepayment Premiums	568
Sale or Exchange of Regular Interests	568
Taxes That May Be Imposed on a REMIC	569
Prohibited Transactions	569
Contributions to a REMIC After the Startup Day	569
Net Income from Foreclosure Property	570
Bipartisan Budget Act of 2015	570
Taxation of Certain Foreign Investors	571
FATCA	572
Backup Withholding	572
Information Reporting	572
3.8% Medicare Tax on “Net Investment Income”	572
Reporting Requirements	573
Certain State and Local Tax Considerations	574
Method of Distribution (Underwriter)	574
Incorporation of Certain Information by Reference	578
Where You Can Find More Information	578
Financial Information	579
Certain ERISA Considerations	579
General	579
Plan Asset Regulations	580
Administrative Exemptions	580
Insurance Company General Accounts	583
Legal Investment	584
Legal Matters	585
Ratings	585
Index of Defined Terms	589

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Annex F:	Riverfront Plaza Amortization Schedule	F-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 25 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 64 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”, commencing on page 589 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the UBS 2018-C11 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE DIRECTIVE 2003/71/EC (AS AMENDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR, OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of MIFID II; or

(B) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in THE PROSPECTUS Directive; and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO).

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL

NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A

“STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF SOUTH KOREA FOR A PUBLIC OFFERING IN SOUTH KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN SOUTH KOREA OR TO ANY RESIDENT OF SOUTH KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS

OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2018-C11.

Depositor	UBS Commercial Mortgage Securitization Corp., a Delaware corporation. All the shares of capital stock of the depositor, are held by UBS Americas, Inc., a subsidiary of UBS AG. The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019 and its telephone number is (212) 713-2000. See “Transaction Parties—The Depositor”.

Issuing Entity	UBS Commercial Mortgage Trust 2018-C11, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	Argentic Real Estate Finance LLC, a Delaware limited liability company

●	Natixis Real Estate Capital LLC, a Delaware limited liability company

●	Société Générale, a société anonyme organized under the laws of France

●	KeyBank National Association, a national banking association

●	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator	Number of Mortgage Loans	Aggregate Principal Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
UBS AG, New York Branch	UBS AG, New York Branch (1)(2)(3)(4)	17	$236,834,737	29.5%
Argentic Real Estate Finance LLC	Argentic Real Estate Finance LLC	15	241,841,337	30.1
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC (1)	4	139,112,276	17.3
Société Générale	Société Générale (2)	4	87,742,956	10.9
KeyBank National Association	KeyBank National Association (5)	3	65,843,415	8.2
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.	5	32,441,364	4.0
Total		48	$803,816,086	100.0%

(1)	The Riverfront Plaza mortgage loan (6.2%) is part of a whole loan represented by eight (8) pari passu notes in the aggregate original principal amount of $146,000,000 that was originated by Natixis Real Estate Capital LLC. UBS AG, New York Branch subsequently acquired two (2) of such pari passu notes in the aggregate original principal amount of $50,000,000. UBS AG, New York Branch is acting as mortgage loan seller with respect to one (1) promissory note in the original principal amount of $30,000,000. Natixis Real Estate Capital LLC is acting as mortgage loan seller with respect to one (1) promissory note in the original principal amount of $20,000,000. The “Number of Mortgage Loans” shown in the table above for Natixis Real Estate Capital LLC does not include the note for which Natixis Real Estate Capital LLC is acting as mortgage loan seller; however, the “Aggregate Cut-off Date Principal Balance of Mortgage Loans” and the “Approx. % of Initial Pool Balance” shown above for Natixis Real Estate Capital LLC do include this note. Such mortgage loan was reunderwritten pursuant to the underwriting guidelines of UBS AG, New York Branch and underwritten pursuant to the underwriting guidelines of Natixis Real Estate Capital LLC.

(2)	The AFIN Portfolio mortgage loan (3.7%) is part of a whole loan represented by sixteen (16) pari passu notes in the aggregate amount of $210,000,000 that was co-originated by Société Générale and UBS AG, New York Branch. UBS AG, New York Branch is acting as mortgage loan seller with respect to two (2) promissory notes in the aggregate amount of $15,000,000. Société Générale is acting as mortgage loan seller with respect to two (2) promissory notes in the aggregate amount of $15,000,000. The “Number of Mortgage Loans” shown in the table above for Société Générale does not include the notes for which Société Générale is acting as mortgage loan seller; however, the “Aggregate Cut-off Date Principal Balance of Mortgage Loans” and the “Approx. % of Initial Pool Balance” shown in the table above for Société General do include these notes. Such mortgage loan was underwritten pursuant to the underwriting guidelines of Société Générale and UBS AG, New York Branch.

(3)	Two (2) mortgage loans, DoubleTree Charlotte Airport and Bremen Crossing (2.8%), were each originated by Rialto Mortgage Finance, LLC and subsequently acquired by UBS AG, New York Branch. Such mortgage loans were reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(4)	The Peninsula Town Center mortgage loan (2.0%) was originated by RAIT CMBS Conduit II, LLC and subsequently acquired by UBS AG, New York Branch. Such mortgage loan was reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(5)	The Griffin Portfolio II mortgage loan (3.1%) is part of a whole loan represented by seven (7) pari passu notes in the aggregate amount of $250,000,000 that was co-originated by Bank of America, National Association. and KeyBank National Association. KeyBank National

Association is acting as mortgage loan seller with respect to two (2) promissory notes in the aggregate amount of $25,000,000. Such mortgage loan was underwritten pursuant to the underwriting guidelines of KeyBank National Association and Bank of America, National Association.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related pooling and servicing agreement related to the transaction indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift securitization date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, a servicing shift whole loan will be serviced under, and by the master servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Each non-serviced mortgage loan will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to act as the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of LNR Partners, LLC is located at 1601 Washington Ave., Suite 700, Miami Beach, Florida 33139. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer becomes a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan as to the directing certificateholder or the holder of the majority of the controlling class of certificates. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan as to the directing certificateholder or the holder of the majority of the controlling class of certificates, the resigning special servicer will be required to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Prior to the related servicing shift securitization date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, a servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

LNR Partners, LLC is expected to be appointed as the special servicer by Argentic Securities Income USA LLC (or another affiliate of Argentic Securities Holdings Cayman Limited), which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	KeyBank National Association, a national banking association, will act as primary servicer with respect to the mortgage loans it will be transferring to the issuing entity (2.1%) other than the HTI Medical Office Portfolio mortgage loan and the Griffin Portfolio II mortgage loan. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its telephone number is (888) 979-1200. The master servicer is required to pay the fees of the primary servicer to the extent the master servicer receives its master servicing fee under the pooling and servicing agreement. KeyBank National Association is also the primary servicer with respect to the HTI Medical Office Portfolio whole loan which is serviced under the UBS 2018-C10 pooling and servicing agreement. See “Transaction Parties—The Primary Servicer—KeyBank National Association”.

Trustee	Wells Fargo Bank, National Association, a national banking association, is expected to act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, and subject to the discussion in the next paragraph, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to each servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to a servicing shift mortgage loan will be the trustee designated in the servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, is expected to act as the certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each servicing shift mortgage loan will initially be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing such servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the or pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, is expected to act as the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, is also expected to act as asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of (i) the related controlling pari passu companion loan holder with respect to each servicing shift whole loan prior to the servicing shift securitization date and (ii) the related subordinate companion loan holder solely with respect to the serviced AB whole loan, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The 5th Street Station Whole Loan”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which (i) the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance) is, except in the case of a servicing shift mortgage loan or a servicing shift whole loan, a borrower party or (ii) the risk retention consultation party or the holder of the majority of the related VRR interest is a borrower party, as applicable and as the context may require. A “borrower party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class E-RR, Class F-RR and Class NR-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date Argentic Securities Holdings Cayman Limited will purchase the Class E-RR, Class F-RR, Class NR-RR and Class Z certificates, and that Argentic Securities Income USA LLC (or another affiliate of Argentic Securities Holdings Cayman Limited) will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan and (iii) any excluded loan).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift securitization date, the rights of the controlling noteholder of such servicing shift whole loan are expected to exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder under the pooling and servicing agreement for this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

With respect to the subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The 5th Street Station Whole Loan”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the directing certificateholder or the holder of a majority of the controlling class becomes a borrower party with respect to any mortgage loan, the rights of the directing certificateholder with respect to such mortgage loan will be limited as described under “Description of Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports.”

Risk Retention
Consultation Party	Once appointed as described under “Pooling and Servicing Agreement—The Risk Retention Consultation Party”, the risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR interest. There is no initial Risk Retention Consultation Party.

If the risk retention consultation party becomes a borrower party with respect to any mortgage loan, the rights of the risk retention consultation party with respect to such mortgage loan will be limited as described under “Description of Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2018 (or, in the case of any mortgage loan that has its first due date after July 2018, the date that would have been its due date in July 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about July 10, 2018.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2018.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Maryland, New York, North Carolina, Ohio, Kansas, Pennsylvania, Massachusetts, or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final
Distribution Date; Rated
Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	April 2023
Class A-2	July 2023
Class A-SB	November 2027
Class A-3	December 2025
Class A-4	May 2028 – May 2028(1)
Class A-5	June 2028 – June 2028(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2028
Class B	June 2028
Class C	June 2028

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $125,000,000 to $162,000,000.

(2)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-5 certificates ranging from $210,569,000 to $247,569,000.

The rated final distribution date will be the distribution date in June 2051.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2018-C11:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class A-5

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-RR, Class F-RR, Class NR-RR, Class Z and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5% and further subject to the discussion in footnote (2) below:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. % of Initial Pool Balance		Approx. Initial Credit Support(3)
Class A-1	$26,419,000		$25,836,000		$ 583,000		3.29%		30.000%
Class A-2	$75,257,000		$73,596,000		$1,661,000		9.36%		30.000%
Class A-SB	$30,948,000		$30,265,000		$ 683,000		3.85%		30.000%
Class A-3	$57,478,000		$56,209,000		$1,269,000		7.15%		30.000%
Class A-4	$125,000,000	-	$122,242,000	–	$2,758,000	-	15.55	% -	30.000%
	$162,000,000	(4)	$158,426,000		$3,574,000		20.15	%(4)
Class A-5	$210,569,000	-	$205,923,000	–	$4,646,000	-	26.20	% -	30.000%
	$247,569,000	(4)	$242,107,000		$5,462,000		30.80	%(4)
Class X-A	$562,671,000		$550,255,000		$12,416,000		NAP		NAP
Class X-B	$146,696,000		$143,458,000		$3,238,000		NAP		NAP
Class A-S	$78,372,000		$76,642,000		$1,730,000		9.75%		20.250%
Class B	$35,167,000		$34,391,000		$ 776,000		4.38%		15.875%
Class C	$33,157,000		$32,425,000		$ 732,000		4.12%		11.750%

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity.

(2)	On the closing date, Argentic Real Estate Finance LLC (as retaining sponsor) will cause a majority-owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”.

(3)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates in the aggregate.

(4)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $372,569,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-SB	%
Class A-3%
Class A-4%
Class A-5%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.02250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan and any related serviced companion loan will be paid out of the servicing fees and special servicing fees, as applicable, described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00871%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each serviced mortgage loan and REO loan at a per annum rate equal to 0.00180%.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00035%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to such non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
20 Times Square	0.00125%	0.00250%
Premier Rochester Office Portfolio	0.00125%	0.00250%
HTI Medical Office Portfolio (3)	0.01000%	(4)
Throggs Neck Shopping Center	0.00250%	0.00375%
Soho House Chicago	0.00250%	0.00375%
Stony Creek Marketplace	0.00250%	0.25000%

(1)	Does not reflect the Riverfront Plaza mortgage loan or the Griffin Portfolio II mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the servicing fee rate.

(3)	After the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced under the related pooling and servicing agreement for that securitization transaction (and by the service provider parties thereto).

(4)	The special servicing fee rate is the greater of (i) 0.25000% per annum or (ii) the rate that would result in a special servicing fee of $5,000 per month.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest accrued on the mortgage loans with an anticipated repayment date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth on Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such classes;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class Z and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B.  Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class Z and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

   Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D.  Subordination,
     Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class Z and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class Z or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(2)	Other than the Class X-D, Class Z and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class Z or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E.  Shortfalls in Available

Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reduction amounts to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class Z certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class Z certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or on an anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B.  Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-eight (48) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in ninety-one (91) commercial or multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $803,816,086.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan, whole loan or companion loan by name refer to such mortgage loan, whole loan or companion loan, as applicable, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a reference to a mortgage loan or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-eight (48) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan”) and/or, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut- off Date LTV Ratio(1)(2)	Whole Loan Cut- off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)(4)	Whole Loan Underwritten NCF DSCR(3)(4)
20 Times Square	$50,000,000	6.2%	$215,000,000	$485,000,000	16.2%	45.8%	3.65x	1.29x
Riverfront Plaza	$49,905,691	6.2%	$95,818,927	N/A	72.6%	72.6%	1.49x	1.49x
Torrance Technology Campus	$40,000,000	5.0%	$53,750,000	N/A	71.4%	71.4%	2.27x	2.27x
5th Street Station	$36,000,000	4.5%	$9,000,000	$38,300,000	25.9%(5)	52.3%(5)	3.22x	1.63x
Orlando Airport Marriott Lakeside	$34,946,864	4.3%	$36,943,828	N/A	69.7%	69.7%	1.68x	1.68x
AFIN Portfolio	$30,000,000	3.7%	$180,000,000	N/A	56.5%	56.5%	2.34x	2.34x
Griffin Portfolio II	$25,000,000	3.1%	$225,000,000	N/A	60.2%	60.2%	2.01x	2.01x
Premier Rochester Office Portfolio	$24,000,000	3.0%	$30,000,000	N/A	54.6%	54.6%	2.07x	2.07x
HTI Medical Office Portfolio	$23,700,000	2.9%	$95,000,000	N/A	57.3%	57.3%	1.94x	1.94x
Throggs Neck Shopping Center	$23,500,000	2.9%	$45,000,000	N/A	62.3%	62.3%	1.37x	1.37x
Melbourne Hotel Portfolio	$23,000,000	2.9%	$34,000,000	N/A	67.9%	67.9%	1.94x	1.94x
Soho House Chicago	$22,650,000	2.8%	$40,000,000	N/A	65.9%	65.9%	1.64x	1.64x
Stony Creek Marketplace	$8,000,000	1.0%	$13,600,000	N/A	63.2%	63.2%	2.35x	2.35x

(1)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loan and any mezzanine debt.

(2)	With respect to those mortgage loans identified under “Description of the Mortgage Pool—Appraised Value”, the indicated loan-to-value ratio has been based on an other than “as-is” appraised value.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt.

(4)	The Riverfront Plaza mortgage loan (6.2%) will amortize based on the assumed principal payment schedule set forth on Annex F, and the underwritten net cash flow debt service coverage ratio was calculated based on the aggregate of the twelve debt service payments commencing August 5, 2018.

(5)	The mortgage loan cut-off date loan-to-value ratio is based on the aggregate principal balance of the mortgage loan and the pari passu companion loans, without regard to the subordinate companion loan and net of the $7,500,000 achievement reserve. The whole loan cut-off date loan to value ratio is based on the aggregate principal balance of the mortgage loan, the pari passu companion loans, the subordinate companion loan and net of the $7,500,000 achievement reserve. When the $7,500,000 achievement reserve balance is not netted from the mortgage loan and the pari passu companion loans, the mortgage loan cut-off date loan-to-value ratio and the whole loan cut-off-date loan-to-value ratio (which includes the related subordinate companion loans) are 31.0% and 57.5%, respectively.

Each of the Torrance Technology Campus whole loan, the 5th Street Station whole loan, the Orlando Airport Marriott Lakeside whole loan, the AFIN Portfolio whole loan and the Melbourne Hotel Portfolio whole loan will be serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, and LNR Partners, LLC, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

The Riverfront Plaza whole loan and the Griffin Portfolio II (collectively, the “servicing shift whole loans” and the related mortgage loans, the “servicing shift mortgage loans”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). In each case, prior to the related servicing shift securitization date, the servicing shift whole loans will be “serviced whole loans”, the related mortgage loans will be “serviced mortgage loans” and the related companion loans will be “serviced companion loans”. In each case, on and after the related servicing shift securitization date, the servicing shift whole loans will be “non-serviced whole loans”, the related mortgage loans will be “non-serviced mortgage loans” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement identified below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Loan Name	Transaction/Trust Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
20 Times Square	20 Times Square Trust 2018-20TS	6.2%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association
Premier Rochester Office Portfolio	UBS 2018-C10	3.0%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
HTI Medical Office Portfolio (3)	UBS 2018-C10	2.9%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Throggs Neck Shopping Center	CSAIL 2018-CX11	2.9%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
Soho House Chicago	CSAIL 2018-CX11	2.8%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
Stony Creek Marketplace	WFCM 2018-C44	1.0%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Certificateholder
20 Times Square	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	PGIM, Inc.
Premier Rochester Office Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D AIV RR H, LLC
HTI Medical Office Portfolio (3)	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	(3)
Throggs Neck Shopping Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA LLC
Soho House Chicago	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA LLC
Stony Creek Marketplace	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III-D AIV RR H, LLC

(1)	Information in this table is presented as of the closing date of the related securitization.

(2)	This table does not include information related to the servicing shift whole loans.

(3)	After the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced under (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related pooling and servicing agreement for that securitization transaction. KeyBank National Association, as holder of the controlling pari passu companion loan, is currently the directing certificateholder for the HTI Medical Office Portfolio whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated on Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$803,816,086
Number of mortgage loans	48
Number of mortgaged properties	91
Range of Cut-off Date Balances	$3,000,000 to $50,000,000
Average Cut-off Date Balance	$16,746,168
Range of Mortgage Rates	3.1080% to 6.2500%
Weighted average Mortgage Rate	4.9133%
Range of original terms to maturity or ARD(2)	60 months to 120 months
Weighted average original term to maturity or ARD(2)	112 months
Range of remaining terms to maturity or ARD(2)	58 months to 120 months
Weighted average remaining term to maturity or ARD(2)	110 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	349 months
Range of remaining amortization terms(3)	297 months to 360 months
Weighted average remaining amortization term(3)	346 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	16.2% to 74.8%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	58.4%
Range of LTV Ratios as of the maturity date or ARD(2)(4)(5)(6)	16.2% to 71.4%
Weighted average LTV Ratio as of the maturity date or ARD(2)(4)(5)(6)	53.2%
Range of U/W NCF DSCRs(4)(7)	1.32x to 3.65x
Weighted average U/W NCF DSCR(4)(7)	1.98x
Range of U/W NOI Debt Yields(4)(6)	7.4% to 19.6%
Weighted average U/W NOI Debt Yield(4)(6)	11.6%
Percentage of Initial Pool Balance consisting of:
Full IO	53.7%
Amortizing	33.7%
Partial IO	11.7%
Partial IO, ARD	0.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any mortgage loan with an anticipated repayment date, calculated through or as of, as applicable, such anticipated repayment date.

(3)	Excludes twenty (20) mortgage loans, 20 Times Square, Torrance Technology Campus, 5th Street Station, Travelers Tower I, AFIN Portfolio, Commons at Southtowne I, Griffin Portfolio II, Premier Rochester Office Portfolio, HTI Medical Office Portfolio, Throggs Neck Shopping Center, Soho House Chicago, 45-55 West 28th Street, Merge Carmel Valley, University Village, 401 West 219th Street, 19951 Mariner Ave, Stony Creek Marketplace, 910 South Broadway, Highland Park 1 and 137 N Virgil Avenue (53.7%), that are interest only for the entire term or until the anticipated repayment date, as applicable. Includes the Riverfront Plaza mortgage loan (6.2%) which will amortize based on the assumed principal payment schedule set forth on Annex F for which the assumed amortization term is 360 months.

(4)	In the case of thirteen (13) mortgage loans (48.6%) identified in the chart titled “Whole Loan Summary” in “Summary of Terms”, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan.

(5)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the cut-off date loan-to-value ratio and maturity date or anticipated repayment date, as applicable, loan-to-value ratio have been calculated using the “as-is” appraised value.

(6)	With respect to the 5th Street Station mortgage loan (4.5%), the underwritten net operating income debt yield, cut-off date loan-to-value ratio and maturity date or anticipated repayment date loan-to-value ratio are based on the aggregate principal balance of the senior mortgage loan, without regard to the subordinate companion loan and net of the $7,500,000 achievement reserve. When the $7,500,000 achievement reserve balance is not netted from the senior mortgage loan balance, the underwritten net operating income debt yield, cut-off date loan-to-value ratio and maturity date or anticipated repayment date loan-to-value ratio are 16.3%, 31.0% and 31.0%, respectively.

(7)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. The Riverfront Plaza mortgage loan (6.2%) will amortize based on the assumed principal payment schedule set forth on Annex F, and the underwritten net cash flow debt service coverage ratio was calculated based on the aggregate of the twelve debt service payments commencing August 5, 2018.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such mortgage loans.

See “Description of the Mortgage Pool—Modified and Refinanced Loans” and “—Default History, Bankruptcy Issues and Other Proceedings”.

Loans with Limited

Operating History	Fifteen (15) of the mortgaged properties or portfolio of mortgaged properties securing ten (10) mortgage loans (23.6%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the related cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are subject to triple-net leases with a related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Argentic Real Estate Finance LLC will act as the “retaining sponsor” and is expected to satisfy its risk retention requirement through the purchase by its “majority-owned affiliate” (as defined in the U.S. credit risk retention rules) of (i) an “eligible horizontal residual interest”, which is expected to be comprised of a portion of the Class E-RR, Class F-RR and Class NR-RR certificates representing approximately 2.79% of the aggregate fair value of the certificates (other than the Class R certificates) and (ii) an “eligible vertical interest”, in the form of certificates representing approximately 2.21% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R certificates) (referred to herein as the “VRR interest”). Argentic Securities Holdings Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “retaining party”) (in satisfaction of the retention obligations of Argentic Real Estate Finance LLC in its capacity as the retaining sponsor) will be contractually obligated (i) to retain the certificates comprising the “eligible horizontal residual interest” for a minimum of five years after the closing date, subject to certain permitted exceptions provided for or as otherwise permitted under the credit risk retention rules and (ii) retain the certificates comprising the “eligible vertical residual interest” as required under the credit risk retention rules. During this time, Argentic Securities Holdings Cayman Limited will agree to comply with the hedging, transfer and financing restrictions under the credit risk retention rules.

Argentic Securities Holdings Cayman Limited is permitted under the credit risk retention rules under certain circumstances to transfer the portion of the Class E-RR, Class F-RR and Class NR-RR certificates that comprise the “eligible horizontal residual interest” to a “third party purchaser” (as defined in the credit risk retention rules) at any time after July 10, 2023. Any such transfer will be subject to the satisfaction of all applicable provisions under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Inc., Markit, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation;

●	the certificate administrator’s website initially located at www.ctslink.com; and

●	the master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class Z and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class Z and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of an uncured document defect or an uncured breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any mortgage loan as to which equity interests in the related borrower directly or indirectly secure mezzanine debt, the mezzanine lender will generally have the option to purchase such mortgage loan under certain default scenarios.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of any mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes. In addition, the portion of the issuing entity consisting of the excess interest accrued on each mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class Z certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or on an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

In addition, the laws of the State of Virginia may render leases that do not meet certain formal requirements open to repudiation by either party at any time. Certain of the mortgaged properties (13.6%) are located in the State of Virginia. See “Certain Legal Aspects of Mortgage Loans—Virginia”.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage ( e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights ( e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings ( e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the office tenant offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of

Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by the that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant or another major tenant goes dark, if the mortgaged property does not meet certain minimum occupancy levels, or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in any co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

With respect to the Soho House Chicago Mortgaged Property (2.8%), the single tenant in occupancy at the related Mortgaged Property operates a private social club that includes restaurants, hotel rooms, a spa, a gym, a barbershop and a cinema room. Private social clubs are particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, which may, in turn, cause the tenant to experience financial difficulties, and thus harming operations and results in lease default. See Annex A-1 for additional information with respect to the Soho House Chicago Mortgage Loan and see also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the

Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, rental payments that may depend on financial aid, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent stabilized units to market rent units in the future.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 34 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.
Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables titled “Remaining Term to Maturity/ARD in Months” on Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date, as applicable, of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, other and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters ( e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Virginia, Florida, Utah and Texas. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to a mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 40 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undertake future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club ( e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes ( e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences ( e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term ( i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above .

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 24 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use. See representation and warranty no. 25 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “ Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire July 31, 2018. We cannot assure you if or when the National Flood Insurance Program will be reauthorized by Congress. If the National Flood Insurance Program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 82% in 2018 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $160 million in 2018 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” ( i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 29 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self - Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “ Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 16 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “ Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income

(calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and/or “—Appraised Value”, reflects only the “as-is” value (or, in certain cases, may reflect the other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified, which values may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values or values other than “as-is”, we cannot assure you that any such values will be the value of the related mortgaged property at the indicated stabilization date (if applicable) or at maturity or the anticipated repayment date (if any). Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”. for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

The Peninsula Town Center mortgage loan (2.0%), is a seasoned mortgage loans and was originated more than 12 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since origination.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “ Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “— Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “— Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool——Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class Z certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or on the related anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or on the related anticipated repayment date, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property ( provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit ( Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of UBS AG, New York Branch, one of the sponsors and originators, and of UBS Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, a majority-owned affiliate of Argentic Real Estate Finance LLC, as retaining sponsor, is expected to retain the VRR interest and the HRR certificates as described in “Credit Risk Retention”, and upon the occurrence of certain conditions as described under “Pooling and Servicing Agreement—The Risk Retention Consultation Party” will have the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, the risk retention consultation party may be affiliated with the b-piece buyer. While the holder of the VRR interest only has consultation rights, the b-piece buyer has rights which are not merely consultive. The risk retention consultation party and the holder of the VRR interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or holder of the VRR interest holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as the risk retention consultation party or the holder of the majority of the VRR interest is a borrower party, then the risk retention consultation party will not have consultation rights with respect to such mortgage loan.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans and the HTI Medical Office Portfolio Whole Loan Will Shift to Other Servicers

The servicing of (i) the Riverfront Plaza whole loan and the Griffin Portfolio II whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization and (ii) the HTI Medical Office Portfolio whole loan will be governed by the UBS 2018-C10 pooling and servicing agreement, respectively, only temporarily, until the securitization of the related controlling companion loan. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of the related controlling companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that governs the securitization of the related controlling companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that governs the securitization of the related controlling companion loan, nor will they have any assurance as to the particular terms of such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans and the HTI Medical Office Portfolio whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non- Serviced Mortgage Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) may not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or affiliate holds certificates or companion loan securities, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to an excluded special servicer loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder or the holder of the majority of the controlling class. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder or the holder of the majority of the controlling class, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the UBS 2018-C11 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

It is expected that Argentic Securities Income USA LLC (or an affiliate thereof) will be the initial directing certificateholder and will appoint LNR Partners, LLC to act as the special servicer.

LNR Partners, LLC is expected to act as the special servicer, and it or an affiliate assisted Argentic Real Estate Finance LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, LNR Partners, LLC is currently the special servicer under the CSAIL 2018-CX11 pooling and servicing agreement, which governs the servicing and administration of the Throggs Neck Shopping Center whole loan and the Soho House Chicago whole loan.

Similarly, it is expected that Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), will be the master servicer for this transaction. In addition, Midland Loan Services, a Division of PNC Bank, National Association is also the master servicer under the CSAIL 2018-CX11 pooling and servicing agreement with respect to the Throggs Neck Shopping Center whole loan and the Soho House Chicago whole loan.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans; provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole) and will have no fiduciary duty to any party.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing certificateholder, a companion loan holder, the holder of the majority of the Controlling Class, the risk retention consultation party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the operating advisor standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of the certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with any of the parties to this transaction, borrowers or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing certificateholder, a companion loan holder, the holder of the majority of the Controlling Class, the risk retention consultation party or collateral property owners or affiliates of any of those parties. Each of these relationships may continue in the future, and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of the certificateholders if the asset representations reviewer or any of its affiliates holds certificates, or has financial interests in or financial dealings with any of the parties to this transaction, borrowers or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA LLC (or an affiliate thereof) will be appointed as the initial directing certificateholder. The special servicer may (i) at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans), (ii) in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date or (iii) with respect to a serviced AB whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, at the direction of the holder of the related subordinate companion loan, take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible (i) that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the respective controlling noteholders of the servicing shift whole loans, (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan or (iv) the holder of the related subordinate companion loan with respect to a serviced AB whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, may direct the special servicer or the special servicer under the pooling and servicing agreement relating to the applicable other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Directing Certificateholder” in “Description of the Mortgage Pool—The Whole Loans” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the pooling and servicing agreement under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in the table titled “Non-Serviced Directing Certificateholder” in “Description of the Mortgage Pool—The Whole Loans” has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder with or without cause at any time, for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “— The Non-Serviced AB Whole Loan”.

With respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related servicing shift whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. On and after the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced pari passu whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced pari passu whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced pari passu whole loan other than any servicing shift whole loan (solely with respect to the related serviced pari passu whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

With respect to the 5th Street Station whole loan, the holder of the related subordinate companion loan will have certain rights with respect to the related whole loan prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer under the pooling and servicing agreement for this securitization. In addition, the holder of the related subordinate companion loan with respect to the 5th Street Station whole loan will have the right to purchase the related mortgage loan if such mortgage loan is in default. Additionally, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of such subordinate companion loan will also have the right under, and subject to the requirements of, the related intercreditor agreement to replace the special servicer with respect to such whole loan. “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The 5th Street Station Whole Loan”. The holder of a subordinate companion loan may have interests that conflict with those of certain certificateholders. In exercising those rights, no holder of a subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and any of its respective affiliates) (or, after a servicing shift securitization date, the securitization trust and directing certificateholder thereunder for the related controlling companion loan) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class, the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The entity that is expected to purchase the VRR interest and the remaining portion of the Class E-RR, Class F-RR, Class NR-RR and Class Z certificates on the closing date and the entity that is expected to (i) be the initial controlling class certificateholder and (ii) be appointed as the initial directing certificateholder, are affiliated with each other and are also affiliates of Argentic Real Estate Finance LLC, a sponsor, a mortgage loan seller and an originator.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR and Class NR-RR certificates (other than the portion comprising the VRR interest) which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was required under the credit risk retention rules to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. See “Credit Risk Retention—General”. In addition, the b-piece buyer was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, while the b-piece buyer is prohibited under the credit risk retention rules to enter into hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer is expected to appoint Argentic Securities Income USA LLC, or its affiliate as the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the master servicer and the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to a servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “ Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “—The Non-Serviced AB Whole Loan—The 20 Times Square Whole Loan—Consultation and Control”.

LNR Partners, LLC is expected to act as the special servicer and it or an affiliate assisted the b-piece buyer and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. Argentic Real Estate Finance LLC is an affiliate of (i) Argentic Securities Income USA LLC, the entity that is expected to be appointed as the initial directing certificateholder, and (ii) Argentic Securities Holdings Cayman Limited, which is expected to retain the VRR interest and the remaining Class E-RR, Class F-RR, Class NR-RR and Class Z certificates on the closing date. LNR Partners, LLC is also currently the special servicer under the CSAIL 2018-CX11 PSA governing the Throggs Neck Shopping Center whole loan and the Soho House Chicago whole loan.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to any servicing shift whole loan, prior to the servicing shift securitization date, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, or with respect to a serviced AB whole loan, the holder of the related subordinate companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012. Subject to certain exceptions, banking entities are required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

EU Risk Retention and Due Diligence Requirements

Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of EU regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings, management companies and funds regulated pursuant to the Undertakings for Collective Investments in Transferable Securities (UCITS) Directive and institutions for occupational retirement provision. Among other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the offered certificates acquired by the relevant investor.

With effect from 1 January 2019, the current EU Risk Retention and Due Diligence Requirements will be replaced by those contained in the Securitization Regulation (Regulation (EU) 2017/2402) (the “Securitization Regulation”). Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and those in the Securitization Regulation. The Securitization Regulation will, amongst other things, apply also to (a) undertakings for collective investment in transferrable securities regulated pursuant to Directive (EU) 2009/65/EC and the management companies thereof (together, “UCITS”), and (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions (together, “IORPs”). With regard to a securitization in respect of which the relevant securities are issued prior to 1 January 2019 (a “Pre-2019 Securitization”), as is the case with the offered certificates, affected investors will continue to be subject to the current investment restrictions and due diligence requirements (and will not be subject to the provisions of the Securitization Regulation in that respect), including on and after that date. However, the Securitization Regulation makes no express provision as to the application of any investment restrictions or due diligence requirements, whether under the current requirements or under the Securitization Regulation, to UCITS or IORPs that hold or acquire any interest in respect of a Pre-2019 Securitization; and, accordingly, it is not known what requirements (if any) may be applicable thereto. Certain aspects of the Securitization Regulation will be supplemented by regulatory technical standards that have not been published or that have only been published in draft form and are not yet final.

Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements and their regulatory capital requirements.

None of the sponsors, the depositor or the underwriters intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

Bail-In Rules May Affect the Liabilities of Certain Sponsors, Including their Obligations to Repurchase Mortgage Loans

Société Générale, a sponsor, may be subject to the “bail-in” powers of national authorities in EU member states (each a “Resolution Authority”) and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the EU Bank Recovery and Resolution Directive (2014/59/EU), collectively with secondary and implementing EU rules, and national implementing legislation (the “BRRD”) gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor, the loan sellers or affiliates thereof had initial discussions with and submitted certain materials to four nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organization, due in part to its subordination levels for the various classes of the certificates. If the depositor had selected such other nationally recognized statistical rating organization to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organization would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance”

Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt), defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A or Class X-B certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A or Class X-B certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A or Class X-B certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or have substantial principal balances outstanding on the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or otherwise not be repaid on the related anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity, or to otherwise repay a mortgage loan on any related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates

Class X-B	Class A-S, Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “ —Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

For the avoidance of doubt, the Class Z certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan and any servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and a servicing shift mortgage loan) with or without cause, except that if a control termination event ( i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to a servicing shift mortgage loan, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event ( i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for the related servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the related special servicer with or without cause (solely as to such servicing shift whole loan), regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to each serviced AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to a serviced AB whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced AB whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan —The 5th Street Station Whole Loan” ..

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than a servicing shift whole loan or, prior to the occurrence of a control appraisal period, a serviced AB whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and the servicing shift whole loans) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer and the special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under the applicable pooling and servicing agreement may direct or advise, as applicable, the special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any servicing shift whole loan or AB whole loan and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)   may act solely in the interests of the holders of the related controlling class or VRR interest, as applicable, or, in the case of any servicing shift mortgage loan or AB whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)  does not have any duties to the holders of any class of certificates other than the related controlling class or VRR interest, as applicable, or, in the case of any servicing shift mortgage loan or AB whole loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)  may take actions that favor the interests of the holders of the related controlling class or VRR interest, as applicable, over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan or AB whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)  will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i)-(iv) above, and that no certificateholder may take any action whatsoever against the related directing certificateholder (or the equivalent), the risk retention consultation party, or the controlling companion loan holder of any servicing shift whole loan or AB whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the Class E-RR, Class F-RR and Class NR-RR certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as and to the extent described under “ Pooling and Servicing Agreement—The Operating Advisor” and “ —Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. Additionally, with respect to a servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. There is no operating advisor under the trust and servicing agreement with respect to the 20 Times Square whole loan. See “ Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)).

See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders in this transaction generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan” and “—The Non-Serviced AB Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The

Whole Loans—The Serviced Pari Passu Whole Loans”, “ —The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (other than UBS AG, New York Branch, a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor or any related payment guarantor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

Additionally, one of the sponsors, Société Générale, may be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans”.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company; provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Société Générale, a sponsor, a mortgage loan seller and an originator, is a French limited liability company (“société anonyme”) authorized as a bank and is subject to the provisions of French insolvency laws. Pursuant to French insolvency laws, certain transactions entered into by a French registered company may be subsequently challenged if entered into during the “hardening period” (“periode suspecte”). In the event the challenge was successful, the transfer of mortgage loans by Société Générale may be declared null and void by the insolvency judge. The hardening period is the period between the date on which the company became insolvent and the date of the order of the court commencing an insolvency proceeding. The date of insolvency (“état decessation des paiements”) is deemed to be the date of the court order commencing the proceeding, unless the court sets an earlier date which may be no earlier than 18 months before the date of such court order. In the event a French insolvency proceeding is open against Société Générale and if the transfer of mortgage loans occurred during such 18-month period before the opening of the proceeding, it is possible that a court appointed officer, the court or the public prosecutor would try to claim that Société Générale was already insolvent at the time of the transfer and try to challenge the validity of such transfer under French insolvency rules. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates. In addition, Société Générale’s obligation to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans could be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively, the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

If Société Générale were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of France and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Société Générale may argue that the sale of its interest in the mortgage loans by Société Générale was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Société Générale’s interest in the mortgage loans was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reduction amounts, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate (which, as of January 1, 2018, is 21%). No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

A Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR interest, Argentic Securities Holdings Cayman Limited, in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between Argentic Securities Holdings Cayman Limited and a repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Securities Holdings Cayman Limited to finance a portion of the purchase price of the VRR interest to be acquired by Argentic Securities Holdings Cayman Limited. The VRR interest will be purchased in order for Argentic Real Estate Finance LLC (“AREF”) to satisfy its obligation as retaining sponsor with respect to this securitization under the credit risk retention rules.

Although the credit risk retention rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the credit risk retention rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause AREF, in its capacity as retaining sponsor, or Argentic Securities Holdings Cayman Limited, in its capacity as retaining party, to fail to comply with the credit risk retention rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, UBS AG, New York Branch, Société Générale, Cantor Commercial Real Estate Lending, L.P., KeyBank National Association or Natixis Real Estate Capital LLC

makes any representation as to the compliance of AREF or Argentic Securities Holdings Cayman Limited in any respect with the credit risk retention rules including, without limitation, whether (i) the manner in which AREF is fulfilling its obligation to retain the VRR interest satisfies such rules, (ii) Argentic Securities Holdings Cayman Limited is eligible to retain the VRR interest or (iii) the structure of such repurchase finance facility would cause AREF to fail to comply with the credit risk retention rules.

While Argentic Securities Holding Cayman Limited does not intend, as of the Closing Date, to finance the VRR interest or the HRR Certificates, it may do so on a future date.

In connection with a repurchase financing transaction, Argentic Securities Holdings Cayman Limited may, but is not required to, represent to the repurchase counterparty that (i) AREF is the “sponsor” (as defined in the credit risk retention rules), (ii) it is a “majority-owned affiliate” (as defined in the credit risk retention rules) of AREF, (iii) its obligations under such repurchase financing facility are full recourse to it, and (iv) to its knowledge, it is in compliance with the credit risk retention rules. In addition, the obligations of Argentic Securities Holdings Cayman Limited under any repurchase finance facility will likely be (a) subject to a limited guaranty by AREF and (b) secured by the VRR interest as well as additional CMBS collateral from one or more other transactions. It is expected that, unless accelerated by the repurchase counterparty or terminated early by Argentic Securities Holdings Cayman Limited, the end of the term of such a repurchase transaction would be six months after the assumed final distribution date of the junior-most rated class of certificates included in the related securitization. It is expected that, if distributions in respect of the purchased securities would not be sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty would be entitled to use such additional pledged securities as collateral. In general, any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

It is expected that, upon the occurrence of certain specified events of default under such a repurchase finance facility, including an event of default resulting from Argentic Securities Holdings Cayman Limited’s failure to satisfy its payment obligations, such repurchase counterparty would be entitled to exercise creditor remedies that could include accelerating the payment obligations of Argentic Securities Holdings Cayman Limited and not transferring legal title to the VRR interest back to Argentic Securities Holdings Cayman Limited. In addition, any Argentic Securities Holdings Cayman Limited repurchase financing facility with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility would result in an event of default for all such repurchase finance facilities. Although, under the terms of a repurchase finance facility, the repurchase counterparty may agree to first exercise its remedies in respect of the collateral which does not constitute the VRR interest and the other retention interests of Argentic Securities Holdings Cayman Limited which are the subject of a repurchase finance facility, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in AREF, in its capacity as retaining sponsor, failing to be in compliance with the credit risk retention rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR interest would initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty would transfer legal title to the VRR interest back to Argentic Securities Holdings Cayman Limited upon payment in full of Argentic Securities Holdings Cayman Limited’s obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR interest to Argentic Securities Holdings Cayman Limited when due would likely cause the applicable regulatory authority to view AREF as no longer being in compliance with its risk retention obligations.

It is expected that, in exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or AREF); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the credit risk retention rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-eight (48) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $803,816,086 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in July 2018 (or, in the case of any Mortgage Loan that has its first due date after July 2018, the date that would have been its due date in July 2018 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Thirteen (13) of the Mortgage Loans (48.6%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the chart titled “Sellers of the Mortgage Loans” in “Summary of Terms” and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 10, 2018 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date; provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, 12 times the monthly payment of principal and interest payable during the amortization period.

●	The Riverfront Plaza Mortgage Loan (6.2%) amortizes based on the non-standard amortization schedule set forth on Annex F. The Annual Debt Service is calculated based on the average of the first twelve payments of principal and interest after the Cut-off Date.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain Mortgage Loans as described under “—Appraised Value”, the Cut-off Date Loan-to-Value Ratio and/or the Loan-to-Value Ratio at Maturity or ARD for such Mortgage Loans has been calculated based on an other than “as-is” Appraised Value of a related Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) ”Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained on Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” (or, in the case of Mortgage Loans identified under “—Appraised Value” below, other than “as-is”) Appraised Value as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth on Annex A-2 (other than with respect to the 5th Street Station Mortgage Loan) was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth on

Annex A-1 and on Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and on Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth on Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to the 5th Street Station Mortgage Loan (4.5%), the Cut-off Date LTV Ratio is based on the aggregate principal balance of the Mortgage Loan and the Pari Passu Companion Loans, without regard to the Subordinate Companion Loan and net of the $7,500,000 achievement reserve. When the $7,500,000 achievement reserve balance is not netted from the Mortgage Loan and the Pari Passu Companion Loans, the Cut-off Date LTV is 31.0%. The stabilized appraisal value, which assumes that the Mortgaged Property reaches stabilized occupancy of 95.5% as of February 1, 2019 is $154,000,000. Including and excluding the $7,500,000 achievement reserve from the Mortgage Loan and the Pari Passu Companion Loans, the Cut-off Date LTV based on the stabilized appraisal value is 29.2% and 24.4%, respectively.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash

Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or the Anticipated Repayment Date of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s). In the case of a Mortgage Loan with one or more related Subordinate Companion Loans, LTV Ratios at Maturity or ARD were calculated without regard to any related Subordinate Companion Loan.

With respect to the 5th Street Station Mortgage Loan (4.5%), the Maturity Date or ARD LTV is based on the aggregate principal balance of the Mortgage Loan and the Pari Passu Companion Loans as of the Maturity Date, without regard to the Subordinate Companion Loan and net of the $7,500,000 achievement reserve. When the $7,500,000 achievement reserve balance is not netted from the Mortgage Loan and the Pari Passu Companion Loans full scheduled principal balance at maturity, the Maturity Date or ARD LTV is 31.0%.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or, in the case of an ARD Loan, the principal balance scheduled to be outstanding at the related Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal or principal balance, as applicable, referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions on Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property ( e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used;

(ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and

(v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto for disclosure regarding any variances in the calculation of Underwritten Net Cash Flow.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to the 5th Street Station Mortgage Loan (4.5%), the U/W NCF Debt Yield is based on the aggregate principal balance of the Mortgage Loan and the Pari Passu Companion Loans, without regard to the Subordinate Companion Loan and net of the $7,500,000 achievement reserve. When the $7,500,000 achievement reserve balance is not netted from the Mortgage Loan and the Pari Passu Companion Loans, the U/W NCF Debt Yield is 15.7%.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and

(b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to the 5th Street Station Mortgage Loan (4.5%), the U/W NOI Debt Yield is based on the aggregate principal balance of the Mortgage Loan and the Pari Passu Companion Loans, without regard to the Subordinate Companion Loan and net of the $7,500,000 achievement reserve. When the $7,500,000 achievement reserve balance is not netted from the Mortgage Loan and the Pari Passu Companion Loans, the U/W NOI Debt Yield is 16.3%.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds”, “Pads” or “Spaces” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of a Mortgaged Property operating as student housing, the number of beds, (e) in the case of a Mortgaged Property operated as a self storage property, the number of individual storage units, or (f) in the case of a Mortgaged Property operated as a parking garage, the number of parking spaces.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables on Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information on Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$803,816,086
Number of Mortgage Loans	48
Number of Mortgaged Properties	91
Range of Cut-off Date Balances	$3,000,000 to $50,000,000
Average Cut-off Date Balance	$16,746,168
Range of Mortgage Rates	3.1080% to 6.2500%
Weighted average Mortgage Rate	4.9133%
Range of original terms to maturity or ARD(2)	60 months to 120 months
Weighted average original term to maturity or ARD(2)	112 months
Range of remaining terms to maturity or ARD(2)	58 months to 120 months
Weighted average remaining term to maturity or ARD(2)	110 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	349 months
Range of remaining amortization terms(3)	297 months to 360 months
Weighted average remaining amortization term(3)	346 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	16.2% to 74.8%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	58.4%
Range of LTV Ratios as of the maturity date or ARD(2)(4)(5)(6)	16.2% to 71.4%
Weighted average LTV Ratio as of the maturity date or ARD(2)(4)(5)(6)	53.2%
Range of U/W NCF DSCRs(4)(7)	1.32x to 3.65x
Weighted average U/W NCF DSCR(4)(7)	1.98x
Range of U/W NOI Debt Yields(4)(6)	7.4% to 19.6%
Weighted average U/W NOI Debt Yield(4)(6)	11.6%
Percentage of Initial Pool Balance consisting of:
Full IO	53.7%
Amortizing	33.7%
Partial IO	11.7%
Partial IO, ARD	0.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, calculated through or as of the related Anticipated Repayment Date.

(3)	Excludes twenty (20) Mortgage Loans, 20 Times Square, Torrance Technology Campus, 5th Street Station, Travelers Tower I, AFIN Portfolio, Commons at Southtowne I, Griffin Portfolio II, Premier Rochester Office Portfolio, HTI Medical Office Portfolio, Throggs Neck Shopping Center, Soho House Chicago, 45-55 West 28th Street, Merge Carmel Valley, University Village, 401 West 219th Street, 19951 Mariner Ave, Stony Creek Marketplace, 910 South Broadway, Highland Park 1 and 137 N Virgil Avenue (53.7%), that are interest only for the entire term or until the Anticipated Repayment Date, as applicable. Includes the Riverfront Plaza Mortgage Loan (6.2%) which will amortize based on the assumed principal payment schedule set forth on Annex F for which the assumed amortization term is 360 months.

(4)	In the case of thirteen (13) mortgage loans (48.6%), identified in the chart titled “Whole Loan Summary” in “Summary of Terms,” each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the DSCR, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(5)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the Cut-off Date LTV Ratio and LTV Ratio as of the maturity date or Anticipated Repayment Date or have been calculated using the “as-is” appraised value.

(6)	With respect to the 5th Street Station Mortgage Loan (4.5%), the U/W NOI Debt Yield, Cut-off Date LTV and Maturity Date or ARD LTV are based on the aggregate principal balance of the Mortgage Loan and the Pari Passu Companion Loans, without regard to the Subordinate Companion Loan and net of the $7,500,000 achievement reserve. When the $7,500,000 achievement reserve balance is not netted from the Mortgage Loan and the Pari Passu Companion Loans balance, the U/W NOI Debt Yield, Cut-off Date LTV and Maturity Date or ARD LTV are 16.3%, 31.0% and 31.0%, respectively.

(7)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date, provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. The Riverfront Plaza Mortgage Loan (6.2%) will amortize based on the assumed principal payment schedule set forth on Annex F, and the U/W NCF DSCR was calculated based on the aggregate of the twelve debt service payments commencing August 5, 2018.

The issuing entity will include five (5) Mortgage Loans (15.3%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loans.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office
Suburban	15	$143,931,364	17.9%
CBD	2	55,405,691	6.9
R&D	1	40,000,000	5.0
Medical	20	23,700,000	2.9
Data Center	1	16,229,593	2.0
Urban	1	12,800,000	1.6
Subtotal	40	$292,066,648	36.3%
Retail
Anchored	20	$173,214,450	21.5%
Shadow Anchored	3	26,597,017	3.3
Unanchored	3	12,341,768	1.5
Single Tenant	1	6,192,880	0.8
Subtotal	27	$218,346,115	27.2%
Hospitality
Full Service	6	$98,121,385	12.2%
Select Service	1	12,982,839	1.6
Extended Stay	1	7,736,485	1.0
Subtotal	8	$118,840,709	14.8%
Other
Leased Fee	1	$50,000,000	6.2%
Mixed Use	1	22,650,000	2.8
Subtotal	2	$72,650,000	9.0%
Mixed Use
Office/Retail	2	$27,550,000	3.4%
Medical Office/Retail	1	14,250,000	1.8
Warehouse/Retail	1	6,500,000	0.8
Retail/Office	1	6,100,000	0.8
Subtotal	5	$54,400,000	6.8%
Industrial
Warehouse	4	$21,536,682	2.7%
Warehouse/Distribution	2	10,510,000	1.3
Subtotal	6	$32,046,682	4.0%
Multifamily
Garden	1	$7,000,000	0.9%
Student Housing	1	4,295,480	0.5
Subtotal	2	$11,295,480	1.4%
Self Storage
Self Storage	1	$4,170,452	0.5%
Subtotal	1	$4,170,452	0.5%
Total	91	$803,816,086	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	The Cedar Ridge Mortgage Loan (2.9%) is structured with two initial holdbacks/reserves. The first holdback (the “American Specialty Health Holdback”) is in the amount of $1,009,406, which equals the sum of (i) a $684,056 outstanding tenant improvement allowance due to tenant American Specialty Health and (ii) three months of abated rent totaling $325,350 for the period of January, February, and March 2021. The second holdback (the “Coldwell Banker Holdback”) is in the amount of $2,750,000. The Coldwell Banker Holdback will be released to the borrower upon satisfaction of certain conditions related to the third largest tenant, NRT Texas LLC DBA Coldwell Banker, including (i) NRT Texas LLC DBA Coldwell Banker occupying its leased premises, (ii) NRT Texas LLC DBA Coldwell Banker commencing paying rent and (iii) NRT Texas LLC DBA Coldwell Banker executing a lender-approved estoppel.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the AFIN Portfolio – San Pedro Crossing Mortgaged Property (0.3%), Toys “R” Us is a tenant representing approximately 29.3% of the net rentable area. Toys “R” Us filed for Chapter 11 bankruptcy in September 2017. The Toys “R” Us space was underwritten as vacant. In addition, on February 4, 2018, The Bon-Ton Stores, Inc., which is the parent company of Elder Beerman, the largest tenant at the AFIN Portfolio - Northpark Center Mortgaged Property and the fifth largest tenant at AFIN Portfolio, representing approximately 32.0% and 4.2% of the net rentable area at the Mortgaged Properties, respectively, announced that it filed for bankruptcy protection. Elder Beerman’s annual underwritten base rent is approximately $407,360, representing approximately 15.0% of the underwritten base rent at the Mortgaged Property and approximately 1.5% of the underwritten base rent at the portfolio.

●	The Throggs Neck Shopping Center Mortgaged Property (2.9%) is considered by the related borrower sponsor to have a “shadow anchor” tenant, which tenant occupies space at the shopping center, but such space is not collateral for the related Mortgage Loan.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	Hotel properties may be particularly affected by seasonality. The Orlando Airport Marriott Lakeside, Hilton Garden Inn Bettendorf Quad Cities and Four Points by Sheraton Louisville Airport Mortgage Loans (7.1%) require seasonality reserves to be funded at origination and/or on an ongoing basis to the extent of available excess cash flow (and/or from a monthly deposit by the borrower during specified months) in an amount specified in the related loan documents.

●	With respect to the Orlando Airport Marriott Lakeside Mortgaged Property (4.3%), approximately 30.2% of the underwritten revenues are comprised of food and beverage revenue.

●	The Melbourne Hotel Portfolio – Doubletree Suites Melbourne Beach Mortgaged Property (1.3%) failed its most recent franchise inspection report due to not meeting brand standards. The franchisor provided a comfort letter acknowledging the failed score and confirming that there is no default under the related franchise agreement. The Mortgage Loan documents provide for ongoing furniture, fixtures and equipment (“FF&E”) collections of 8.0% of actual rents until an acceptable score is obtained.

●	With respect to the Elms Hotel & Spa Mortgaged Property (1.6%), approximately 57.0% of the underwritten revenues are comprised of food and beverage revenue and spa revenue.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see
"—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Orlando Airport Marriott Lakeside	$34,946,864	4.3%	06/08/2036	06/06/2028
Melbourne Hotel Portfolio – Hilton Melbourne Beach Oceanfront	$12,321,429	1.5%	05/21/2028	12/05/2027
Melbourne Hotel Portfolio – Doubletree Suites Melbourne Beach	$10,678,571	1.3%	05/21/2028	12/05/2027
DoubleTree Charlotte Airport	$18,150,000	2.3%	06/29/2030	05/06/2028
Hilton Garden Inn Bettendorf Quad Cities	$12,982,839	1.6%	06/30/2035	06/06/2028
Elms Hotel & Spa	$12,964,258	1.6%	04/05/2028	05/06/2028
Four Points by Sheraton Louisville Airport	$9,060,263	1.1%	02/28/2033	04/06/2028
TownePlace Suites – Lombard, IL	$7,736,485	1.0%	12/31/2032	05/06/2028

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” as well as “—Specialty Use Concentrations”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has two or more retail, office, multifamily and industrial components. See “—Office Properties Have Special Risks”, ““—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below. See also “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart, we note the following:

●	The IUP Pratt Studios Mortgage Loan (0.5%) is a multifamily property leased entirely to students. On each monthly payment date occurring in February, July, August, September, October and November, the borrower is required to deposit an amount equal to the monthly net cash flow at the Mortgaged Property for such calendar months into a seasonality reserve account.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Self Storage Properties

With respect to the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area identified on Annex A-1 that operates (or has a sub-tenant that operates) its space in whole or in part as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by Allocated Loan Amount
Restaurant(1)	9	11.2%
Grocery store(2)	7	10.3%
Medical/laboratory(3)	23	8.0%
Theater/entertainment facility(4)	2	5.3%
Data center(5)	1	2.0%
Gym, fitness center or a health club(6)	2	1.4%
Hair and/or nail salon(7)	2	1.1%

(1)	Includes Premier Rochester Office Portfolio – 370 Woodcliff Drive, Throggs Neck Shopping Center, Peninsula Town Center, Merge Carmel Valley, University Village, Highland Park 1, Lakeland Plaza Shopping Center, Bremen Crossing, and Towne Center at Cypress Gardens.

(2)	Includes 5th Street Station, AFIN Portfolio — Best on the Boulevard, University Village, Lee Harvard Shopping Center, Sugarman’s Plaza, Highland Park 1 and Northpointe Crossing.

(3)	Includes all twenty (20) HTI Medical Office Portfolio Mortgaged Properties, Merge Carmel Valley, University Village and Lee Harvard Shopping Center.

(4)	Includes 5th Street Station and Texas Colony Plaza.

(5)	Includes AiNET – Beltsville.

(6)	Includes Vasa — Clinton and Lakeland Plaza Shopping Center.

(7)	Includes Highland Park 1 and Towne Center at Cypress Gardens.

The Sugarman’s Plaza Mortgaged Property (0.8%) includes one or more tenants that operate all or a portion of its space as an on-site gas station and/or an automobile repair and servicing company. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx.% of Initial Pool Balance	Loan Per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
20 Times Square	$50,000,000	6.2%	$16,494	3.65	x	16.2%	Other
Riverfront Plaza(2)	$49,905,691	6.2%	$153	1.49	x	72.6%	Office
Torrance Technology Campus	$40,000,000	5.0%	$163	2.27	x	71.4%	Office
5th Street Station(3)	$36,000,000	4.5%	$100	3.22	x	25.9%	Retail
Orlando Airport Marriott Lakeside	$34,946,864	4.3%	$148,228	1.68	x	69.7%	Hospitality
Travelers Tower I	$33,000,000	4.1%	$70	2.48	x	60.2%	Office
Vista Station 8	$31,000,000	3.9%	$200	1.48	x	64.1%	Office
AFIN Portfolio	$30,000,000	3.7%	$87	2.34	x	56.5%	Retail
Commons at Southtowne I	$25,500,000	3.2%	$148	2.28	x	58.6%	Retail
Griffin Portfolio II(4)	$25,000,000	3.1%	$92	2.01	x	60.2%	Various
Premier Rochester Office Portfolio	$24,000,000	3.0%	$88	2.07	x	54.6%	Office
HTI Medical Office Portfolio(5)	$23,700,000	2.9%	$151	1.94	x	57.3%	Office
Throggs Neck Shopping Center	$23,500,000	2.9%	$575	1.37	x	62.3%	Retail
Cedar Ridge	$23,250,000	2.9%	$180	1.32	x	74.8%	Office
Melbourne Hotel Portfolio	$23,000,000	2.9%	$140,049	1.94	x	67.9%	Hospitality
Top 3 Total/Weighted Average	$139,905,691	17.4%		2.48	x	52.1%
Top 5 Total/Weighted Average	$210,852,555	26.2%		2.48	x	50.5%
Top 15 Total/Weighted Average	$472,802,555	58.8%		2.18	x	56.6%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.

(2)	The Riverfront Plaza Mortgage Loan (6.2%) will amortize based on the assumed principal payment schedule set forth on Annex F, and the U/W NCF DSCR was calculated based on the aggregate of the twelve debt service payments commencing August 5, 2018.

(3)	In the case of the 5th Street Station Mortgage Loan, the Cut-off Date LTV Ratio is based on the aggregate principal balance of the Mortgage Loan and the Pari Passu Companion Loans, without regard to the Subordinate Companion Loan and net of the $7,500,000 achievement reserve. When the $7,500,000 achievement reserve balance is not netted from the Mortgage Loan and the Pari Passu Companion Loans, the Cut-off Date LTV Ratio is 31.0%. The stabilized appraisal value, which assumes that the Mortgaged Property reaches stabilized occupancy of 95.5% as of February 1, 2019 is $154,000,000. Including and excluding the $7,500,000 achievement reserve from the Mortgage Loan and the Pari Passu Companion Loans, the Cut-off Date LTV based on the stabilized appraisal value is 29.2% and 24.4%, respectively.

(4)	In the case of the Griffin Portfolio II Mortgage Loan, the Cut-off Date LTV Ratio and appraised value are based on the "As Portfolio Value" conclusion of $415,500,000, which includes a portfolio premium if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $395,690,000. The Cut-off Date LTV Ratio based on the appraised value representing the sum of the “As-Is” appraised values on a stand-alone basis is 63.2%

(5)	In the case of the HTI Medical Office Portfolio Mortgage Loan, the Cut-off Date LTV Ratio and appraised value are based on the "As-Is Portfolio Value" conclusion of $207,000,000, which includes a portfolio premium if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $199,775,000. The Cut-off Date LTV Ratio based on the appraised value representing the sum of the “As-Is” appraised values on a stand-alone basis is 59.4%.

See “—Assessment of Property Value and Condition”.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions on Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or portfolio of properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan(s).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
AFIN Portfolio	$30,000,000	3.7%
Griffin Portfolio II	25,000,000	3.1
Premier Rochester Office Portfolio	24,000,000	3.0
HTI Medical Office Portfolio	23,700,000	2.9
Melbourne Hotel Portfolio	23,000,000	2.9
The Guardian Portfolio	11,536,682	1.4
Total	$137,236,682	17.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous and/or may be owned by separate borrowers.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
AFIN Portfolio	12	$30,000,000	3.7%
HTI Medical Office Portfolio	20	23,700,000	2.9
Total for Group 1:	32	$53,700,000	6.7%

Group 2:
Lakeland Plaza Shopping Center	1	$5,000,000	0.6%
Towne Center at Cypress Gardens	1	3,000,000	0.4
Total for Group 2:	2	$8,000,000	1.0%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	13	$148,743,415	18.5%
California	10	$109,767,944	13.7%
Virginia	4	$109,359,752	13.6%
Florida	8	$73,001,489	9.1%
Utah	3	$62,692,880	7.8%
Texas	7	$45,257,993	5.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-2.

The remaining Mortgaged Properties are located throughout twenty (20) other states with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Thirteen (13) Mortgaged Properties (21.5%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0%.

●	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, which areas are more susceptible to hurricanes. See representation and warranty no. 16 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mortgaged Properties With Limited Prior Operating History

Fifteen (15) of the Mortgaged Properties or the portfolio of Mortgaged Properties securing ten (10) Mortgage Loans (23.6%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Property, or (iii) are subject to triple net leases with the related tenant where a related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

The Torrance Technology Campus, Henrietta Plaza, University Village, Lee Harvard Shopping Center, Vasa – Clinton and Mesa Commons Mortgage Loans (11.8%), have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

With respect to the 20 Times Square Mortgage Loan (6.2%) the related Mortgage Loan documents require the borrower to convert the Mortgaged Property to a condominium form of ownership by June 30, 2020, with separate condominium units for the hotel, retail and signage components of the improvements.

The Throggs Neck Shopping Center Mortgage Loan (2.9%) is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. Other than as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	86	$778,615,404	96.9%
Leasehold	5	25,200,681	3.1
Total	91	$803,816,086	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

(2)	An encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Substantially all of the 20 Times Square Mortgaged Property (6.2%) consists of a leased fee interest.

In general, except as noted in the exceptions to representation and warranty no. 34 on Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

The 20 Times Square Mortgaged Property (6.2%) is subject to a ground lease between the borrower, as ground lessor, and 20 TSQ Lessee LLC, as ground lessee. The ground lease has a term of 99 years with no extension options. The borrower, as ground lessor, is affiliated with the ground lessee. The borrower holds technical legal title to the non-collateral improvements. However, since the improvements have been 100% leased to the ground lessee pursuant to the ground lease, the borrower will only receive the rental income from the ground lease and not from the operation of any of the non-collateral improvements.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eleven (11) months prior to the Cut-off Date (other than with respect to the Henrietta Plaza Mortgage Loan, which such environmental report is fourteen (14) months old). See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”).

In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses”. See also “—Non-Recourse Carveout Limitations” for disclosure regarding Mortgage Loans as to which there is no third-party environmental indemnitor. See also representation and warranty no. 40 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the 20 Times Square Mortgage Loan (6.2%), the ESA noted two historical recognized environmental conditions (each, an “HREC”) related to spills at the Mortgaged Property. The first HREC relates to a release of 400 gallons of petroleum on April 29, 2005. The New York State Department of Environmental Conservation (“NYSDEC”) granted this incident a “case closed” status following cleanup efforts. The second HREC relates to the delivery on December 21, 2012 of 800 gallons of No. 4 fuel oil into a disconnected fill pipe, which in turn pumped 800-gallons of fuel into the basement and into Con Ed vaults along the sidewalk. Following remediation efforts, the NYSDEC granted a “case closed” status on October 3, 2014. The ESA also noted that, with respect to both HRECs, because the Mortgaged Property has since been redeveloped, including a full footprint excavation down to three sub-cellar levels, any residual contamination would have likely been excavated and removed from the site as part of redevelopment activities.

●	With respect to the Torrance Technology Campus Mortgage Loan (5.0%), the related ESA obtained at loan origination identified multiple RECs, controlled recognized environmental conditions (“CRECs”), and HRECs as a result of past releases of hazardous substances in connection with the prior on-site operations of Hughes Aircraft Company and Boeing Satellite Systems (“Boeing”). Boeing has been established as the responsible party for investigating, monitoring and remediating on-site contamination at the Mortgaged Property. Boeing is required to facilitate ongoing remediation activities at the Mortgaged Property, and such remediation activities are conducted with regulatory oversight provided by the California Department of Toxic Substances Control. In connection with the remediation efforts, the Mortgaged Property is subject to land use covenant agreements (“LUC”) that restrict the land use and limit certain activity at the Mortgaged Property. The environmental consultant recommended that the related borrower comply with the LUCs and allow Boeing to complete remediation.

●	With respect to the AFIN Portfolio Mortgage Loan (3.7%), the related ESAs did not note any RECs; however, the ESA for the AFIN Portfolio – Shoppes at West Melbourne Mortgaged Property indicated the former presence of a dry cleaner as a business environmental risk. The borrower obtained an environmental insurance policy from Berkeley Specialty Underwriting Managers, which has an A.M. Best rating of “A-” or better, with limits of $1,000,000 per occurrence and $1,000,000 in the aggregate. The policy provides coverage during the term of the Mortgage Loan and an optional three year tail.

●	With respect to the Griffin Portfolio II – Southern Company Services Headquarters Mortgaged Property (1.2%), the ESA identified a HREC with respect to two diesel fuel underground storage tanks that were removed in 1994; no further action letters were subsequently issued by the Alabama Department of Environmental Management. The ESA also recommended indoor air quality monitoring of an area that underwent mold remediation in 2016 and implementation of the Legionella Risk Management Plan that was developed after legionella was identified in water systems in 2016. The lenders are insured under an environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, in the amount of $20 million per incident and in the aggregate, with a $50,000 deductible per incident and an expiration date of December 22, 2026. Zurich North America has an S&P rating of “AA-”.

●	With respect to the Sugarman’s Plaza Mortgaged Property (0.8%), the ESA identified four RECs in connection with: (i) a diesel underground storage tank adjacent to an unused fire pump house; (ii) a steel cover located at the leased premises of tenant Kost Tire Distributors, Inc. that may be an oil/water separator, (iii) evidence of at least two apparent abandoned in-floor hydraulic vehicle lifts in the leased premises of Kost Tire Distributors, Inc. and (iv) an identified coal mine dump located on the southern portion of the Mortgaged Property. The environmental consultant estimated that the remediation of the four RECs will cost approximately $135,790 in the aggregate. The Mortgage Loan is structured with a $156,159 reserve to fund the remediation of the four RECs. In addition, the related borrower obtained a $5,000,000 environmental insurance policy from Steadfast Insurance Company in favor of the lender, and such insurance policy is scheduled to expire on June 12, 2031.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, pursuant to property improvement plans (“PIPs”) required by the franchisors. For example:

●	With respect to the 20 Times Square Mortgage Loan (6.2%) there is ongoing construction at the hotel component of the improvements, and, according to the borrower sponsor, the hotel component is expected to open in July 2018. The Mortgage Loan documents require that the improvements be completed by December 31, 2018, and the failure to complete the improvements by such date will be an event of default under the Mortgage Loan.

●	With respect to the Commons at Southtowne I Mortgage Loan (3.2%), the fifth largest tenant, ULTA Beauty, leasing approximately 5.9% of the net rentable area at the Mortgaged Property, may elect to complete renovations to its space by December 2023 costing not less than $872,000. Such renovations will be performed at ULTA Beauty’s expense, provided that the borrower is required under the related lease to contribute the lesser of (i) 50% of the cost of such tenant work and (ii) $303,570. At origination, the borrower reserved approximately $1,500,000 in connection with any future TI/LC expenses at the Mortgaged Property.

●	Both of the Melbourne Hotel Portfolio Mortgaged Properties (2.9%) were damaged by Hurricane Irma in 2017. At origination, a required repairs reserve in the amount of $1,256,239 was established to fund repairs to the related Mortgaged Properties. With respect to the Melbourne Hotel Portfolio – Doubletree Suites Melbourne Beach Mortgaged Property, $284,133 in repairs remain to be completed. With respect to the Melbourne Hotel Portfolio – Hilton Melbourne Beach Oceanfront Mortgaged Property, $649,747 in repairs remain to be completed.

●	With respect to the DoubleTree Charlotte Airport Mortgage Loan (2.3%), the Mortgaged Property is subject to a franchisor-mandated PIP. At loan origination, the borrower reserved $1,701,887 (115% of the estimated costs to complete the outstanding PIP).

●	The Elms Hotel & Spa Mortgaged Property (1.6%) is subject to planned renovations. At origination, the related borrower escrowed $1,651,732 associated with the estimated costs to complete the renovations.

●	The TownePlace Suites – Lombard, IL Mortgaged Property (1.0%) is subject to planned renovations. At origination, the related borrower escrowed $1,654,759 associated with the estimated costs of the renovations.

●	The Mesa GSA Mortgage Loan (1.0%) permits, subject to satisfaction of certain criteria (including the provision of notice, the funding of reserves, the provision of REMIC opinions, ground lease compliance, zoning compliance, the provision of rating agency confirmation, etc.), the borrower to construct or cause the construction of an addition to the existing improvements at the Mortgaged Property which such additional improvements will be part of the Mortgaged Property and collateral for the Mortgage Loan.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under FIRREA. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eleven (11) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the 20 Times Square Mortgage Loan (6.2%), information available from various public sources includes allegations that between 1971 and 1986 Mark Siffin, who is the borrower sponsor and guarantor, was investigated, arrested, charged or indicted with respect to certain offenses. In particular, court records indicate that Mr. Siffin was charged in 1973 with unlawful possession of heroin with intent to distribute and served approximately 18 months’ probation. In addition, Mr. Siffin was indicted in 1982 by a federal grand jury as part of a conspiracy to distribute marijuana and in 1986 for felony possession of a firearm; both indictments were dismissed before commencement of trial. In addition, according to news sources, in 2002, Mr. Siffin was the managing member of the Sunset Millennium multi-use development project in West Hollywood, California, which was subject to local opposition, including accusations that contributions to a charitable project closely associated with a city councilman were connected to the city council’s approval of certain billboard signage rights. Mr. Siffin’s role as managing member of the development project was subsequently terminated.

In addition with respect to the 20 Times Square Mortgage Loan (6.2%), the related guarantor, Mark Siffin, the chairman and CEO of Maefield Development (“Maefield”), is being threatened with litigation by AIA Terra Advisors, LLC (“AIA”) against Maefield, among other parties, in connection with an engagement agreement involving another New York City property that Maefield is developing (such property is not collateral for the Mortgage Loan). AIA alleges that, pursuant to the engagement agreement originally entered into in connection with such property, it is entitled to a structuring fee in the amount of approximately $4,500,000 with respect to the Mortgaged Property because a transaction structure similar to that contemplated in the engagement agreement is being used to finance such other property. The guarantor has taken the position that AIA is not entitled to the demanded fee.

●	With respect to the AFIN Portfolio Mortgage Loan (3.7%), the owner of 99.99% of the interests in the borrower sponsor, American Finance Trust, Inc. (“AFIN”), and American Realty Capital – Retail Centers of America, Inc. (“RCA”), among others, are named defendants in a stockholder derivative action that was filed on January 13, 2017 related to the merger of AFIN and RCA. AFIN and RCA are under the common control of AR Global Investments, LLC (“AR Global”), which is also a named defendant. The plaintiffs are owners of common stock in RCA. The merger of AFIN and RCA was consummated on February 16, 2017. On June 19, 2017, the plaintiffs filed an amended complaint that alleges, among other allegations, that the defendants violated Section 14(a) of the Securities Exchange Act of 1934, Sections 11, 12(a), 13(e) and 15 of the Securities Act of 1933 and Rule 14a-9 under the Securities Exchange Act of 1934 by issuing a proxy statement and prospectus containing false and misleading statements intending to induce stockholder approval of a proposed merger between AFIN and RCA. The plaintiffs seek rescission of the merger and unspecified damages that resulted from the alleged acts and transactions. The case is before the United States District Court for the District of Maryland and is currently in the pre-trial motion stage. The most recent activity in such case was a reply in response to a motion to dismiss the amended complaint, filed on November 17, 2017. In addition, affiliates of AFIN and AR Global have been named in several individual and class action securities fraud suits and investigations, including an ongoing SEC and FBI investigation of American Realty Capital Properties, Inc. (“ARCP”), which is under common control with the related borrower, relating to allegedly falsifying financial information included in public filings with the SEC. On June 29, 2016, ARCP’s chief accounting officer pled guilty to making misleading statements and material misrepresentations related to such filings made in 2014.

●	With respect to the HTI Medical Office Portfolio Mortgage Loan (2.9%) (i) the borrower sponsor together with numerous other entities (the “AR Global Affiliated Entities”) are under the common control of AR Global Investments, LLC (“AR Global” and, together with the AR Global Affiliated Entities, the “AR Global Entities”). Certain of the AR Global Entities (including American Finance Trust, Inc., American Realty Capital Properties, Inc., Global Net Lease, Inc., and Healthcare Trust Advisor, LLC (the advisor to the borrower sponsor)) and individual directors on the board of directors of the related AR Global Entities have been named as defendants in several lawsuits related to, among other things, securities violations, fraud, breach of duty, breaches of fiduciary duties, breach of contract, and tortious interference. The borrower sponsor shares certain common directors and executives as the AR Global Entities that are subject to the lawsuits described above. Additionally, American Realty Capital Properties, Inc. (“ARCP”), which is under common control with the related borrower sponsor, is part of an ongoing SEC and FBI investigation relating to allegedly falsifying financial information included in public filings with the SEC. On June 29, 2016, ARCP’s chief accounting officer pled guilty to making misleading statements and material misrepresentations related to such filings made in 2014; and (ii) the creditor trust established in connection with the bankruptcy of RCS Capital Corp. (“RCAP”), which prior to its bankruptcy filing was under common control with the advisor of the borrower sponsor, filed suit against AR Global, the advisor of the borrower sponsor, advisors of AR Global Affiliated Entities, and AR Global’s principals. The suit alleges, among other things, certain breaches of duties to RCAP. On May 26, 2017, the defendants moved to dismiss. On November 30, 2017, the court issued an opinion partially granting the defendant’s motion. The borrower sponsor shares certain common directors and executives as AR Global, the advisor to the borrower sponsor, and the advisors to the AR Global Affiliated Entities.

In addition with respect to the HTI Medical Office Portfolio – 761 Building Mortgaged Property (0.2%) is subject to a condemnation proceeding relating to 1,200.5 square feet (the “Release Parcel”). In connection with a settlement of the pending condemnation, the lender is required to release the Release Parcel at the expense of the borrower.

●	With respect to the Henrietta Plaza Mortgage Loan (2.1%), a federal grand jury sitting in the Western District of New York returned a multiple count indictment charging Todd Morgan, an indirect minority owner of the related borrower, and three other individuals (who are not affiliated with the Mortgage Loan) with, among other counts, conspiracy to commit wire fraud and bank fraud, wire fraud and bank fraud involving seven properties that are not collateral for the Henrietta Plaza Mortgage Loan.

●	With respect to the 1860 Howe Avenue Mortgage Loan (1.3%), the property manager is subject to federal tax liens in a total original amount of approximately $432,000. Jeff Berger, one of the guarantors, has an ownership interest in the property manager. The borrower is required to cause the property manager to satisfy such tax liens. At origination, the borrower reserved $235,000 in a collateral reserve with the lender, which amount will be returned to the borrower upon satisfaction of the tax liens. In addition, the Mortgage Loan is recourse to Jeff Berger for any losses arising from the failure of the tax liens to be paid, discharged and satisfied in full.

●	With respect to the 19951 Mariner Ave Mortgage Loan (1.2%), the sole tenant, Evelozcity Inc., an affiliate of the borrower, is a defendant to an action brought by another electric car manufacturer in the United States District Court for the Central District of California alleging, among other things, unfair trade practices and theft of trade secrets and seeking unspecified damages.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “Description of the Mortgage Pool—Loan Purpose”; ”—Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 13 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose

●	Thirty-four (34) of the Mortgage Loans (70.3%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Twelve (12) of the Mortgage Loans (23.1%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	Two (2) of the Mortgage Loans (6.6%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Modified and Refinanced Loans

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to thirteen (13) Mortgage Loans, Orlando Airport Marriott Lakeside, Travelers Tower I, Cedar Ridge, Melbourne Hotel Portfolio, DoubleTree Charlotte Airport, Peninsula Town Center, Hilton Garden Inn Bettendorf Quad Cities, Elms Hotel & Spa, The Guardian Portfolio, TownePlace Suites – Lombard, IL, Lakeland Plaza Shopping Center, Bremen Crossing and Towne Center at Cypress Gardens (25.7%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, short sale or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Travelers Tower I Mortgage Loan (4.1%), the borrower sponsor, Francis Greenburger, has sponsored twelve real estate projects over the last 10 years that have been the subject of either mortgage loan defaults, foreclosure proceedings or deeds-in-lieu of foreclosure.

●	With respect to the Melbourne Hotel Portfolio Mortgage Loan (2.9%), the borrower sponsor, Westplace Modesto Investors, LLC, and its affiliates, have sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds in lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or

Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Eighteen (18) of the Mortgaged Properties (17.7%), are each leased entirely (or substantially in its entirety) to a single tenant. See Annex A-1.

●	Fifteen (15) Mortgaged Properties, Torrance Technology Campus, AFIN Portfolio — Riverbend Marketplace, Premier Rochester Office Portfolio — 255 Woodcliff Drive, Premier Rochester Office Portfolio — 1200 Pittsford Victor Rd, HTI Medical Office Portfolio — Laguna Professional Center, HTI Medical Office Portfolio — 761 Building, HTI Medical Office Portfolio — Mainland Medical Arts Pavilion, HTI Medical Office Portfolio — Presence Healing Arts Pavilion, HTI Medical Office Portfolio — Morrow Medical Center, HTI Medical Office Portfolio — Sassafras Medical Building, Cedar Ridge, University Village, 401 West 219th Street, Mesa GSA and Texas Colony Plaza (14.7%), are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”. See also “—Affiliated Leases” below.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Riverfront Plaza, Travelers Tower I, Vista Station 8, AFIN Portfolio, Premier Rochester Office Portfolio, HTI Medical Office Portfolio, Throggs Neck Shopping Center and Cedar Ridge Mortgage Loans.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease that expires prior to, or within 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Vista Station 8	3.9%	No	10/31/2027	06/06/2028
Griffin Portfolio II — 3M Distribution Facility	0.5%	No	10/31/2026	05/01/2028
Premier Rochester Office Portfolio – 290 Woodcliff Drive	0.8%	No	01/31/2028	05/06/2028
HTI Medical Office Portfolio — Aurora Health Care Center	0.4%	No	12/31/2022	05/01/2028
HTI Medical Office Portfolio — Woodlake Office Center	0.2%	No	09/30/2022	05/01/2028
HTI Medical Office Portfolio — Northside Hospital Medical Office	0.2%	No	12/31/2028	05/01/2028
HTI Medical Office Portfolio — High Desert Medical Group	0.2%	No	02/28/2026	05/01/2028
137 N Virgil Avenue	0.7%	No	06/30/2028	06/06/2028

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each office, retail, industrial and mixed use Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties, as applicable):

●	With respect to the Riverfront Plaza Mortgaged Property (6.2%), (i) the largest tenant, Hunton Andrews Kurth LLP, has the right to terminate its lease at any time with respect to certain portions of its leased space representing in the aggregate approximately 5,115 square feet of such space with at least twelve months prior written notice and payment of a termination fee equal to the sum of any unamortized tenant improvement allowances and leasing commissions and (ii) in the event it is acquired by another financial institution, the second largest tenant, Branch Banking & Trust Company, leasing approximately 14.9% of the net rentable area at the Mortgaged Property, has the right to terminate its lease effective on May 31, 2022 with at least two years prior written notice and payment of a termination fee equal to the sum of any unamortized tenant improvement allowances and leasing commissions and two years of rent.

●	With respect to the Travelers Tower I Mortgaged Property (4.1%), the largest tenant, Willis Towers Watson (“TWD”), has a one-time right to surrender up to 20.0% of its leased space effective November 2020 with prior written notice no later than February 2020. TWD also has a one-time right to terminate its lease effective as of November 2022 with at least twelve months’ prior written notice and payment of a termination fee equal to the sum of (i) any unamortized tenant improvement allowances, moving allowances, rent abatements and broker commissions and (ii) five months of rent. TWD must pay 50.0% of the termination fee at the same time as the delivery of the termination option notice and the remaining 50.0% on or prior to the termination option date. Additionally, the third largest tenant, MSX International Inc. (“MSXI”), has a one-time right to terminate its lease effective as of April 2022, provided that MSXI has not exercised its right of first refusal to lease all or a portion of the 7th and 12th floors of the Mortgaged Property, with at least nine months’ prior written notice and payment of a termination fee equal to the sum of (i) any unamortized tenant improvement allowances, moving allowances, rent abatements and broker commissions and (ii) four months of rent.

●	With respect to the Premier Rochester Office Portfolio – 290 Woodcliff Drive Mortgaged Property (0.8%), Manning & Napier, the sole tenant, has the right to terminate its lease and surrender the related space for up to 10,000 SF in the following three periods: (i) through January 31, 2019, (ii) November 1, 2021 through January 31, 2022 and (iii) November 1, 2024 through January 31, 2025.

●	With respect to the Premier Rochester Office Portfolio – 375 Woodcliff Drive Mortgaged Property (0.4%), New York Life Insurance, the largest tenant, has a one-time right to terminate its lease effective as of July 31, 2020 with at least twelve months’ prior written notice and payment of a termination fee equal to the sum of (i) any unamortized tenant improvement allowances and leasing commissions and (ii) two months of rent.

●	With respect to the HTI Medical Office Portfolio – Mainland Medical Arts Pavilion Mortgaged Property (0.2%), Select Physical Therapy Texas, the fifth largest tenant, representing approximately 5.4% of the net rental area, has the right to terminate its lease on April 30, 2020 with at least nine-months prior written notice and the payment of a termination fee.

●	With respect to the HTI Medical Office Portfolio – Arrowhead Medical Plaza I Mortgaged Property (0.1%), VHS of Arrowhead, Inc., the third largest tenant, representing approximately 8.9% of the net rental area, has the right to terminate its lease on February 28, 2023 with at least nine-months prior written notice and the payment of a termination fee.

●	With respect to the Cedar Ridge Mortgaged Property (2.9%), the third largest tenant, NRT Texas LLC DBA Coldwell Banker, has a one-time option to terminate its lease effective August 1, 2024, upon 12 months’ prior written notice to the borrower and payment of a cancellation fee.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased), see Annex A-1 and the accompanying footnotes, as well as the charts titled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to Griffin Portfolio II and HTI Medical Office Portfolio.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. In particular, certain of the Mortgaged Properties have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. Generally such tenants were underwritten as if they were in occupancy and paying full contractual rent. In addition, certain tenants’ rent may have been underwritten on a straight-lined basis. See Annex A-1 and the accompanying footnotes for additional information and Annex A-3 regarding additional information for the 15 largest Mortgage Loans.

For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the 20 Times Square Mortgage Loan (6.2%), the improvements are operated as a hotel and retail property with a digital signage component. As of April 25, 2018, (i) the hotel component is under construction and not open for business, (ii) the retail component is 68.9% occupied, and (iii) three of the five LED signage panels are rented to third parties.

●	With respect to the Riverfront Plaza Mortgage Loan (6.2%), the third largest tenant, Owens & Minor Medical, Inc., occupying approximately 9.0% of the net rentable area at the Mortgaged Property, has executed a lease amendment to assume an additional 11,425 square feet (the “Expansion Premises”) but has not yet taken occupancy of or commenced paying rent on the Expansion Premises. Owens & Minor Medical, Inc. is anticipated to take occupancy of the Expansion Premises in August 2018 and is required to commence paying rent on such space by August 2018.

●	With respect to the Torrance Technology Campus Mortgage Loan (5.0%), the underwritten net operating income includes an aggregate total of $1,324,791 straight-line rent for the tenants of the Mortgaged Property. The underwritten straight-line rent consists of the average increase in rent over the Torrance Technology Campus Whole Loan term for tenant L3 Communications Corporation and over the remaining lease term for tenant Torrance Memorial Medical Center of $1,274,349 and $50,442, respectively.

●	With respect to the 5th Street Station Mortgaged Property (4.5%), pursuant to the related lease (and as an inducement to lease space at the Mortgaged Property), the borrower is obligated to reimburse the third largest tenant, Dick’s Sporting Goods, Inc. (“Dick’s”) for certain costs and expenses incurred by Dick’s in connection with the closing of its prior store location in the Charlottesville area. At origination, the borrower reserved $485,571.69, representing 100% of such anticipated costs and expenses (the “Lease Incentive Costs”). In the event such costs and expenses exceed the Lease Incentive Costs, the Mortgage Loan documents provide recourse to the guarantor for any related losses to the lender.

●	With respect to the 5th Street Station Mortgaged Property (4.5%), the borrower is in negotiations with a prospective tenant, Aramark Corporation, to lease approximately 13,204 square feet at the Mortgaged Property to operate certain food service venues; however, as of origination, neither a lease agreement nor letter of intent were yet executed for such space. At origination, the borrower reserved $7,500,000 in connection with such prospective lease, which funds may be released to the borrower upon, among other conditions, (i) execution of one or more new leases for such space for a term of at least five years by Aramark (or other tenant(s) that satisfy certain leasing conditions set forth in the Mortgage Loan documents) and (ii) prior to May 18, 2020, achievement of minimum debt yield, as reasonably determined by the lender, of 7.20% (provided that the borrower may obtain up to two partial releases of $2,500,000 each prior to May 18, 2020, subject to certain debt yield and leasing conditions set forth in the Mortgage Loan documents). Any amount not released prior to May 18, 2020 may, at the sole discretion of the lender, either be used to prepay the Mortgage Loan, together with any related yield maintenance premium or continue to be held by the lender as additional collateral under the Mortgage Loan documents.

●	With respect to the Vista Station 8 Mortgaged Property (3.9%), the sole tenant, Tesla, Inc., has executed a lease and is paying rent but has not yet taken occupancy of a portion of the leased premises.

●	With respect to the AFIN Portfolio — Jefferson Commons Mortgaged Property (0.4%), the second largest tenant, Aldi, representing approximately 11.7% of the net rentable area, has executed a lease and is currently in a free rent period. Aldi took occupancy of its space in February 2018 and is expected to commence rent payments on July 4, 2018. At origination, the borrower reserved approximately $154,430 in connection with such tenant’s rent.

●	With respect to the Griffin Portfolio II – Southern Company Services Headquarters Mortgaged Property (1.2%), the sole tenant, Southern Company Services, Inc., has been conducting a complete renovation of the improvements since executing its lease in March 2016, having spent $50 million of the tenant’s own capital on the renovations in addition to a $40 million tenant improvement allowance from the landlord. The tenant has taken occupancy of the premises in phases, with completion of the restoration and full tenant occupancy is expected by October 2018. Under a master escrow agreement the seller executed with the borrower when the borrower acquired the property in 2016, such seller is obligated to pay to the borrowers all base rent and expense reimbursements, to the extent not obligated to be paid by the tenant during its phased-in occupancy period, through

December 31, 2018, after which time the tenant is required by its lease to commence full rental payments.

●	With respect to the HTI Medical Office Portfolio — East Coast Square North Mortgaged Property (0.1%), the largest tenant, CarolinaEast Medical Center, representing approximately 24.7% of the net rentable area, is in occupancy but its lease has expired. The related tenant has executed a letter of intent to renew its space.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to fourteen (14) of the Mortgaged Properties, Torrance Technology Campus, Orlando Airport Marriott Lakeside, Griffin Portfolio II — Amazon.com Sortable Fulfillment Center, Griffin Portfolio II — 3M Distribution Facility, HTI Medical Office Portfolio — Aurora Health Care Center, HTI Medical Office Portfolio — East Coast Square North, HTI Medical Office Portfolio — Sassafras Medical Building, University Village, Lee Harvard Shopping Center, The Guardian Portfolio, Texas Colony Plaza and 137 N Virgil Avenue (17.4%), each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a prior owner of the related property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a lender, or another third party. See “Yield and Maturity Considerations”. See also representation and warranty nos. 5 and 6 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Torrance Technology Campus Mortgage Loan (5.0%), L3 Communications Corporation has a right of first offer in the event that the borrower intends to sell the Mortgaged Property. Pursuant to the terms of the tenant’s lease, the borrower may at any time deliver to the tenant a written notice setting forth the purchase price at which the borrower intends to sell the Mortgaged Property (the “Offered Price”). The tenant may elect within 15 days of receipt of such notice to purchase the Mortgaged Property for the Offered Price, and if the tenant fails to respond within such time, it is deemed to have rejected the offer. In the event that the tenant elects to purchase the Mortgaged Property, (i) the tenant is required to deposit $250,000 with the borrower prior to the expiration of the 15 day period and (ii) the borrower and the tenant will, for a period not to exceed 15 days, negotiate in good faith to enter into a binding purchase and sale agreement. If the tenant rejects the initial offer or the parties fail to enter into a binding purchase and sale agreement, (a) the $250,000 deposit (if applicable) will be returned to the tenant, (b) the borrower will be free to thereafter sell the Mortgaged Property to any third party for a period of one year and (c) upon the borrower’s request, the tenant will acknowledge in writing that the tenant elected not to purchase the Mortgaged Property for such one-year period. The lease specifically subordinates the tenant’s right of first offer to the lien of the Mortgage Loan and provides that the right of first offer is not applicable in the event of foreclosure.

●	The Orlando Airport Marriott Lakeside Mortgaged Property (4.3%) is subject to a franchise agreement between the borrower, as franchisee, and Marriott International, Inc. (“Marriott”), as franchisor. Marriott holds a right of first refusal in connection with the sale, lease or other disposition to a competitor of Marriott of: (i) the Orlando Airport Marriott Lakeside Property; (ii) an ownership interest in the borrower; or (iii) an ownership interest in an affiliate of the borrower that controls the borrower. Pursuant to the franchise agreement, (a) in the event that the proposed transfer of the Mortgaged Property is a cash transaction, Marriott will have a right to purchase or lease the Mortgaged Property or acquire the ownership interest at the same price and on the same terms as the competitor and (b) in the event that the proposed transfer of the Mortgaged Property is a non-cash transaction, Marriott will have the right to purchase or lease the Mortgaged Property or acquire the ownership interest for its fair market value pursuant to the terms of the franchise agreement.

●	With respect to the Griffin Portfolio II – Amazon.com Sortable Fulfillment Center Mortgaged Property (0.8%), the sole tenant at the Mortgaged Property, Amazon.com, has a right of first offer and, if a proposed purchaser is a competitor of the tenant, a right of first refusal to acquire such property in the event the related borrower determines to offer all or any portion of the property to the market for sale or receives a bona fide, unsolicited offer from an unrelated third party to purchase the property. The right of first offer and right of first refusal are not extinguished by foreclosure; however, such rights do not apply to a foreclosure or a deed-in-lieu thereof.

●	With respect to the Griffin Portfolio II – 3M Distribution Facility Mortgaged Property (0.5%), the sole tenant, 3M Company, has a right of first offer to acquire such property in the event the related borrower commences efforts to sell the property or receives an unsolicited offer to purchase the property that the borrower desires to accept. The right of first offer is not extinguished by foreclosure; however, such right does not apply to foreclosure or deed-in-lieu thereof.

●	With respect to the HTI Medical Office Portfolio — Aurora Health Care Center Mortgaged Property (0.4%), upon any offer from a third party to purchase the Mortgaged Property the sole tenant has a right of first refusal to purchase the Mortgaged Property upon the same terms and conditions of the third-party offer.

●	With respect to the HTI Medical Office Portfolio — East Coast Square North Mortgaged Property (0.1%), if the borrower elects to convert the Mortgaged Property to condominiums or otherwise subdivide the Mortgaged Property into saleable units, then upon any offer from a third party to purchase the related unit, the fourth largest tenant has a right of first refusal to purchase the related unit upon the same terms and conditions of the third-party offer.

●	With respect to the HTI Medical Office Portfolio — Sassafras Medical Building Mortgaged Property (0.1%), upon any offer from a third party to purchase the Mortgaged Property the largest tenant has a right of first refusal to purchase the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 6 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	The sole tenant at the AiNET – Beltsville Mortgaged Property (2.0%), AiNET Beltsville, is an affiliate of the related borrower and occupies the Mortgaged Property as a datacenter facility.

●	With respect to the 19951 Mariner Ave Mortgaged Property (1.2%), the sole tenant, Evelozcity Inc., is an affiliate of the borrower and occupies the Mortgaged Property as the corporate headquarters of its electric vehicle manufacturing company.

●	The largest tenant at the Sugarman’s Plaza Mortgaged Property (0.8%), Midwood Distributors, Inc., is an affiliate of the borrower and occupies a portion of the Mortgaged Property as a warehouse facility.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirteen (13) of the Mortgaged Properties (21.5%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 18.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager. For example with respect to the 15 largest Mortgaged Properties:

●	The 20 Times Square Mortgaged Property (6.2%), as of April 27, 2018, was insured under a builder’s risk policy and an owner/general contractor project specific program for construction liability. The Mortgage Loan documents require the borrower to maintain such insurance until the earlier of (1) the opening of the hotel component of the improvements to the Mortgaged Property, as reasonably determined by the lender and (2) October 1, 2018, at which time such insurance is required to be replaced by certain required coverages.

●	With respect to the Griffin Portfolio II, HTI Medical Office Portfolio — Aurora Health Care Center, HTI Medical Office Portfolio — Woodlake Office Center, HTI Medical Office Portfolio — Northside Hospital Medical Office and HTI Medical Office Portfolio — High Desert Medical Group Mortgaged Properties (4.1%), each related borrower may rely on the applicable single tenant’s or a significant tenant’s insurance or self-insurance, so long as such single tenant’s or significant tenant’s lease is in effect and no default has occurred under the lease and either (i) the tenant’s insurance meets the requirements under the related Mortgage Loan documents or (ii) the tenant’s insurance requirements under its lease, including any permitted self-insurance, were otherwise acceptable to the originator. If the single tenant fails to provide acceptable insurance coverage, the related borrower must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents or the lease (as applicable under the circumstances).

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. In some cases involving major tenants, the application of insurance proceeds and condemnation awards to repair or restore a Mortgaged Property may be subject to the related lease. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 16 and 29 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

The Torrance Technology Campus Mortgaged Property (5.0%) is subject to a land use covenant in favor of the Department of Toxic Substances Control in connection with certain environmental conditions at the Mortgaged Property. The covenant generally prohibits the Mortgaged Property from being used as: (i) a residence, including any mobile home or factory built housing, (ii) a hospital for humans (excluding medical office uses), (iii) a public or private school for persons under 21 years of age and (iv) a day care center. The agreement is perpetual.

The 45-55 West 28th Street Mortgaged Property (2.6%) is registered with the City of New York as an Interim Multiple Dwelling (“IMD”) building, which denotes that the Mortgaged Property was historically occupied for commercial, manufacturing, or warehouse use, and later occupied for residential purposes as “live/work units” without a residential certificate of occupancy. The New York City Loft Board currently oversees the process of bringing IMD buildings into compliance with state and city housing regulations, which can be done by either converting the IMD units to rent stabilized units or by the IMD building owner buying out IMD units from tenants and converting the space back to commercial use. Upon acquiring the Mortgaged Property, the borrower sponsor spent approximately $2 million to begin buying out IMD tenants, however, 7 IMD units remain. No income was attributed to these units during the underwriting of the 45-55 West 28th Street Mortgage Loan.

The Mesa GSA Mortgaged Property (1.0%) is subject to deed and ground lease restrictions that require tenants to comply with the Williams Gateway Airport rules and regulations that (i) restrict use of the Mortgaged Property to public “airport purposes”, for the use and benefit of the public, in compliance with anti-discrimination laws and (ii) require compliance with Federal Aviation Administration Regulations. The term “airport purposes” includes the use and/or development of the Mortgaged Property for non-aviation business related to the airport, including, for example, office use or hotel development.

The City Line Apartments Mortgaged Property (0.9%) is subject to a Section 8 housing assistance payments contract (“HAP Contract”) that applies to all of the units at the Mortgaged Property. The related HAP Contract is scheduled to expire on August 31, 2025. In addition, the Mortgaged Property is subject to a land use restriction agreement in favor of the Virginia Housing Development Authority made in connection with the allocation of federal low income housing tax credits. The related agreement generally requires that all of the units be reserved for tenants earning no more than 50.0% of the area median income, subject to certain rental restrictions. The related agreement has a term of 35 years.

The Highland Park 1 Mortgaged Property (0.8%) is subject to a restrictive covenant. 28 units located on the second floor of the Mortgaged Property (each, a “Residential Hotel Unit”) are required to be used as residential hotels. Pursuant to applicable law, such Residential Hotel Units must be used primarily as residences; however, non-residential uses are permitted as secondary uses. The Residential Hotel Units are subject to rent control.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 6 and 24 on

Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to "historic" or "landmark" designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Some Mortgaged Properties are subject to use restrictions arising out of environmental issues. See “—Environmental Considerations” above.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as-is” values.

Mortgaged Property	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date or ARD LTV Ratio (Other than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date or ARD LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Griffin Portfolio II(1)	3.1%	60.2%	60.2%	$415,500,000	63.2%	63.2%	$395,690,000
HTI Medical Office Portfolio(2)	2.9%	57.3%	57.3%	$207,000,000	59.4%	59.4%	$199,775,000
Elms Hotel & Spa(3)	1.6%	64.5%	50.0%	$20,100,000	70.8%	54.9%	$18,300,000
TownePlace Suites – Lombard, IL(4)	1.0%	57.3%	49.0%	$13,500,000	69.7%	59.6%	$11,100,000

(1)	The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Mortgage Loan represents the "As Portfolio Value" conclusion of $415,500,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis.

(2)	The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Mortgage Loan represents the "As-Is Portfolio Value" conclusion of $207,000,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis.

(3)	The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Mortgage Loan represents the “When Complete” appraised value conclusion of $20,100,000, which is subject to the completion of planned renovations at the Mortgaged Property. Both the “When Complete” and “As-Is” appraised values include the present value of tax incentives of $2,630,000 and $2,920,000, respectively.

(4)	The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Mortgage Loan represents the “As Complete” appraised value conclusion of $13,500,000, which is subject to the completion of planned renovations at the Mortgaged Property.

In addition, while the Mortgaged Property may have been underwritten based on an “as-is” Appraised Value as noted in the related Appraisal, we cannot assure you that such Mortgaged Property will be sold at a price that is equal to or greater than such Appraised Value.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two or three years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	With respect to the Torrance Technology Campus Mortgage Loan (5.0%), pursuant to L3 Communications Corporation’s lease, such tenant may request at any time prior to October 1, 2019 that the borrower provide the tenant with $4,000,000 to cover actual hard costs of certain construction of tenant improvements. The related Mortgage Loan documents provide that the borrower will be liable for any and all losses incurred by the lender in connection with the borrower’s failure to provide such funds, provided that from and after the date that the tenant is no longer permitted, pursuant to the terms of the tenant’s lease, to request any portion of such funds, the borrower will no longer have recourse liability.

●	With respect to the Griffin Portfolio II Mortgage Loan (3.1%), in the event that the guarantor fails to continue to satisfy the $250,000,000 net worth requirement under the recourse carve-out guaranty, the borrowers are permitted to replace the guarantor for liabilities under the recourse carve-out guaranty and environmental indemnity agreement with a replacement guarantor meeting the eligibility requirements set forth in the Mortgage Loan documents, subject to certain conditions, including delivery by the borrowers of a rating agency confirmation.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	The 20 Times Square Mortgaged Property (6.2%) may in the future have the benefit of reduced real estate taxes in connection with a local government tax abatement arrangement. On December 31, 2017, the borrower and Junior Equity 1 Witkoff Pledgee filed a preliminary application with the New York City Department of Finance, Property Division for tax abatement under the Industrial and Commercial Abatement Program for certain eligible work (“ICAP Work”). On January 4, 2018, a building permit was issued for the ICAP Work. Pursuant to the related Mortgage Loan documents, the borrower is required to file a final application within one year of January 4, 2018 and to use best efforts to obtain, or cause the ground lessee to obtain, a property tax abatement commencing no later than July 1, 2022 pursuant to such program.

●	The Griffin Portfolio II – Amazon.com Sortable Fulfillment Center Mortgaged Property (0.8%) benefits from a Community Reinvestment Area real estate tax abatement from 2017 through 2031. Taxes are assessed only on the land (not the improvements), subject to certain conditions, including the employment of approximately 100 to 450 full-time employees.

●	The Griffin Portfolio II – 3M Distribution Facility Mortgaged Property (0.5%) benefits from a City of DeKalb, Illinois real estate tax abatement from 2017 through 2021. Taxes are abated 80% for 2018 and 50% for 2019 through 2021, subject to certain conditions including full occupancy of the Mortgaged Property, the employment of 250 fulltime permanent employees, and minimum wages for those employees during the duration of the agreement.

●	With respect to the Peninsula Town Center Mortgage Loan (2.0%), the Mortgaged Property is located within a special “Community District Authority” (“CDA”) district formed in 2007. In connection with the formation of the district, the related CDA issued bonds (the “CDA Bonds”) in the original principal amount of $92,850,000 in order to finance the acquisition of land and the construction of public improvements beneficial to the development of the district. The related CDA Bonds are payable from and secured by a pledge of special assessments and tax revenues generated by taxable real property located within the district, including the Mortgaged Property. At origination, the borrower paid off in full the outstanding balance of the CDA Bonds allocated to the Mortgaged Property. However, the City of Hampton assesses, among other things, certain incremental taxes, a special ad valorem tax and a sales surcharge against property located within any CDA district, including the Mortgaged Property.

●	The Elms Hotel & Spa Mortgaged Property (1.6%) benefits from a Redevelopment / Tax Increment Financing (“TIF”) agreement with the City of Excelsior Springs, Missouri. Pursuant to the terms of the related TIF agreement, the Mortgaged Property benefits from: (i) a payments in lieu of taxes (“PILOT”) arrangement based upon the Mortgaged Property’s tax valuation in excess of $3,462,402, (ii) reimbursement equal to 50.0% of the Economic Activity Taxes (“EATs”) generated in excess of the base sales generated by the Mortgaged Property, (iii) reimbursement of certain community improvement district sales taxes, (iv) annual reimbursement of certain event fees in excess $1,400,741; and (v) annual use of 3.5% of gross room revenues for the payment of costs related to the development of the Mortgaged Property.

●	The Mesa GSA Mortgaged Property (1.0%) is currently fully exempt from real estate taxes because the fee owner, Phoenix-Mesa Gateway Airport Authority, is a government entity that is exempt from such taxes. The Mortgage Loan documents provide that as long as the borrower delivers to the lender reasonably satisfactory evidence that no real estate taxes are due, the borrower is not required to make monthly deposits into a tax reserve fund.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty (20) Mortgage Loans (53.7%) provide for interest only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty-one (21) Mortgage Loans (33.7%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Seven (7) Mortgage Loans (12.6%) provide for an initial interest-only period that expires between six (6) and thirty-six (36) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Full IO	20	$431,450,000	53.7%
Amortizing	21	271,216,086	33.7
Partial IO	6	94,150,000	11.7
Partial IO, ARD	1	7,000,000	0.9
Total:	48	$803,816,086	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	9	$185,040,432	23.0%
5	5	169,055,691	21.0
6	34	449,719,962	55.9
Total:	48	$803,816,086	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	45	$746,518,610	92.9%
5	3	57,297,476	7.1
Total:	48	$803,816,086	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

The City Line Apartments Mortgage Loan (0.9%), (the “ARD Loan”) provides that, after a certain date (an “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (a “Revised Rate”) rather than the original stated Mortgage Rate (an “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

The ARD Loan is interest-only for 23 months from the Cut-off Date; consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the related borrower to repay an ARD Loan on or before its Anticipated Repayment Date but the related borrower will have no obligation to do so. We make no statement regarding the likelihood that an ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred until, and such Excess Interest will be required to be paid only after, the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class Z certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

“Excess Interest” with respect to an ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.]

Single Purpose Entity Covenants

In some cases, borrowers under the subject Mortgage Loans may have previously owned non-collateral real property.

See representation and warranty no. 31 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 2 to 7 payments) up to and including the stated maturity date or Anticipated Repayment Date, as applicable. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio or debt yield levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-six (36) of the Mortgage Loans (65.7%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or ARD (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Nine (9) of the Mortgage Loans (20.3%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

●	Three (3) of the Mortgage Loans (14.0%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit the borrower to either (a) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) defease such Mortgage Loan by pledging Government Securities (or, in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of an Anticipated Repayment Date or the commencement of an open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as applicable, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
2	1	3.7%
3	9	22.0
4	28	51.4
5	4	6.7
6	2	4.4
7	4	11.6
Total	48	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of equity in a borrower will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of thirty-nine (39) of the Mortgage Loans (79.7%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the AFIN Portfolio Mortgage Loan (3.7%), after January 1, 2019, the borrowers are permitted to obtain the release of any individual related Mortgaged Property in connection with a bona fide third-party sale; provided that, (A) the borrowers make a prepayment of principal in an amount equal to the greater of (i) 100% of the net sales proceeds and (ii) the percentage of the allocated loan amount for such Mortgaged Property specified in the Mortgage Loan documents, together with a yield maintenance premium, (B) satisfaction of customary REMIC requirements. In addition, the borrowers are permitted to release and substitute one or more individual Mortgaged Properties; provided that, among other things, (C) no event of default has occurred and is continuing, (D) the allocated loan amounts for all Mortgaged Properties theretofore substituted do not exceed 25% of the original principal balance of the AFIN Portfolio Whole Loan, (E) unless otherwise agreed to by the lender in its sole discretion, the total number of substitutions requested by the borrowers (taking into account the then-requested substitution) will not exceed three substitutions, (F) no substitution will occur during the twelve month period preceding January 1, 2028, (G) the borrowers will deliver to lender a rating agency confirmation as to the substitution, (H) after giving effect to the substitution, the debt service coverage ratio for all of the Mortgaged Properties will be no less than the debt service coverage ratio for the Mortgaged Properties immediately preceding such substitution, (I) the borrowers will deliver to the lender an acceptable appraisal of each proposed substitute property and each proposed released Mortgaged Property indicating an appraised value of the substitute property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the released property as of the substitution date (as reflected in such acceptable appraisal) (provided, however, that with respect to the Mortgaged Properties known as Montecito Crossing, Best on the Boulevard or Jefferson Common, such properties may only be substituted if the value of the substitute property is equal to or greater than 110% of the appraised value of the released Mortgaged Property), (J) with respect to the Mortgaged Properties known as Montecito Crossing, Best on the Boulevard or Jefferson Common, such properties may only be substituted if the net operating income of the substitute property is equal to or greater than 110% of the net operating income of the released Mortgaged Property and (K) the borrowers will deliver to the lender such other documents, instruments and agreements as the lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization).

●	With respect to the Griffin Portfolio II Mortgage Loan (3.1%), provided that no event of default has occurred and is continuing, any time after May 31, 2020, the borrowers are permitted to obtain releases of the individual Mortgaged Properties, in connection with arms-length sales to parties unaffiliated with the borrowers, subject to the satisfaction of certain conditions, including that: (A) the borrowers prepay the Mortgage Loan in an amount equal to 110% of the allocated loan amount for such Mortgaged Property being released, (B) after giving effect to such release, the debt yield for the remaining Mortgaged Properties is not less than the greater of (i) the debt yield immediately prior to the release, and (ii) 7.9%, (C) satisfaction of REMIC requirements, and (D) the borrowers have paid any applicable yield maintenance premium. Additionally, if a tenant has vacated its premises, cancelled or terminated its lease, given notice of its intent to cancel or terminate its lease, or an event of default has occurred with respect to a Mortgaged Property such that a material adverse effect would result, such Mortgaged Property may be released without the requirement of an arms-length sale provided that, among other conditions, (E) the lender receives payment of a release price equal to 120% of the allocated loan amount for the applicable Mortgaged Property and (F) the aggregate allocated loan amounts for all released Mortgaged Properties must not exceed $56,250,000. Additionally, following the earlier of (G) the date of the securitization of the last Griffin Portfolio II pari passu companion loan and (H) April 27, 2020, or as otherwise consented to by the lender in its reasonable discretion, the related Borrowers may substitute one or more Mortgaged Properties with one or more replacement properties that is a similar “Class A” office or industrial property provided no event of default is continuing and provided, further, that among other conditions, (i) the replaced Mortgaged Property has less than two years remaining on the term of the lease encumbering the Mortgaged Property or the substitution of the Mortgaged Property is curing a cash sweep period, (ii) the aggregated allocated loan amounts for all replaced Mortgaged Properties must not exceed $56,250,000, (iii) the replacement property has net operating income equal to or greater than the net operating income of the replaced Mortgaged Property immediately prior to the substitution, (iv) the replacement property is owned in fee, (v) the replacement property has an average remaining lease term of no less than five years and is leased to a tenant with credit (or whose guarantor has credit) that is better than or equal to the tenant leasing the replaced Mortgaged Property, (vi) the replacement property is located in a top ten metropolitan statistical area or a metropolitan statistical area equal to or greater than that in which the replaced Mortgaged Property is located, (vii) the lender has received rating agency confirmation, (viii) any tenant at a remaining Mortgaged Property will not have the right to lease space at the replaced property and (ix) satisfaction of customary REMIC requirements.

●	With respect to the Premier Rochester Office Portfolio Mortgage Loan (3.0%), after the lockout period, the borrower may obtain the release of one or more related Mortgaged Properties in connection with the transfer of each such Mortgaged Property to an unaffiliated third party provided; that, among other conditions, (i) the borrower delivers defeasance collateral in an amount equal to the greater of (a) 130% of the allocated loan amount for the Mortgaged Property to be released and an amount necessary to achieve the conditions set forth in clause (ii), below, (ii) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Properties is not less than the greater of (x) the debt service coverage ratio as of the origination date and (y) the debt service coverage ratio for all of the Mortgaged Property immediately prior to such release, (b) the debt yield for the remaining Mortgaged Properties is not less than the greater of (x) the debt yield as of the origination date and (y) the debt yield for all of the Mortgaged Properties immediately prior to such release and (c) the loan-to-value ratio for the remaining Mortgaged Properties is not greater than the lesser of (x) the loan-to-value ratio as of the origination date and (y) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to such release, (iii) delivery of a REMIC opinion and (iv) if required by the lender, delivery of a Rating Agency Confirmation from any applicable rating agencies.

●	With respect to the HTI Medical Office Portfolio Mortgage Loan (2.9%), provided that no event of default has occurred and is continuing, any time after June 1, 2020, the borrower is permitted to obtain releases of individual Mortgaged Properties, subject to the satisfaction of certain conditions, including that: (i) the borrower prepays the Mortgage Loan in an amount equal to 115% (or 120% if the related Mortgaged Property is being transferred to an affiliate) of the allocated loan amount for such Mortgaged Property being released, (ii) the debt servicing coverage ratio is equal to or greater than (a) 1.92x and (b) the debt service coverage ratio immediately preceding such release, (iii) after giving effect to such release, the debt yield for the remaining Mortgaged Properties is not less than the greater of (a) the debt yield immediately prior to the release based on the trailing twelve months, and (b) 8.82%, (iv) delivery of a REMIC opinion and, if required by the pooling and servicing agreement, receipt of a Rating Agency Confirmation, and (v) the borrower has paid any applicable prepayment premium. Additionally, provided that no event of default has occurred and is continuing, any time after May 1, 2019, the borrower is permitted to release and substitute an individual Mortgaged Property (the “Substitution Release Property”) for one or more parcels of real property (the “Substitute Property”), subject to the satisfaction of certain conditions, including that: (i) the lender has received an appraisal of the Substitute Property within 90 days prior to the date of the closing of the substitution showing that the appraised value of the Substitute Property is equal to or greater than the appraised value of the Substitution Release Property, (ii) the lender has received a physical condition report of the Substitute Property within 90 days prior to the date of the closing of the substitution, (iii) the borrower has delivered to the lender evidence that the Substitute Property is substantially similar or better in use and quality to the Substitute Release Property and is in all material respects in compliance with all applicable laws, (iv) the borrower has delivered to the lender the leases and related materials, (v) the lender has received an ESA (and a Phase II environmental report if recommended by the ESA) within 120 days prior to the date of the closing of the substitution, (vi) the borrower has delivered a REMIC opinion, (vii) receipt of a Rating Agency Confirmation, (viii) the debt service coverage ratio (based upon the trailing 12 months) for the Mortgaged Properties (including the Substitute Property and excluding the Substitution Release Property) is equal to or greater than the debt service coverage ratio (based upon the trailing 12 months) for the Mortgaged Properties (including the Substitution Release Property and excluding the Substitute Property), (ix) the allocated loan amount of the Substitution Release Property, together with the allocated loan amounts of the Substitution Release Property involved in any prior completed substitutions, does not exceed 30% of the original principal balance of the Mortgage Loan, and (x) no more than four substitutions may occur during the term of the Mortgage Loan.

●	With respect to the Melbourne Hotel Portfolio Mortgage Loan (2.9%), at any time after the earlier to occur of November 30, 2021 and two years after the Closing Date, the borrower may obtain the release of any individual Mortgaged Property in connection with a partial defeasance; provided that, among other conditions, (i) borrower provides 30 days’ prior written notice to lender, (ii) payment of all accrued and unpaid interest on the unpaid principal due on such defeasance date and (iii) execution and delivery by borrower of all necessary documents to amend and restate the note and issue two substitute notes

●	With respect to The Guardian Portfolio Mortgage Loan (1.4%), at any time after the expiration of the lockout period, the borrower may obtain the release of any individual Mortgaged Property in connection with a transfer to an unaffiliated third party; provided that, among other conditions, (i) the borrower delivers defeasance collateral in an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Mortgaged Property to be released and (b) an amount such that, after giving effect to such release, (x) the debt service coverage ratio for the remaining Mortgaged Property is no less than the greater of (1) the debt service coverage ratio as of the origination date and (2) the debt service coverage ratio immediately preceding such release, (y) the debt yield for the remaining Mortgaged Property is no less than the greater of (1) the debt yield as of the origination date and (2) the debt yield immediately preceding such release and (z) the loan-to-value ratio for the remaining Mortgaged Property is no greater than the lesser of (1) the loan-to-value ratio as of the origination date and (2) the loan-to-value ratio immediately preceding such release, (ii) the borrower delivers to the lender an amendment to each lease with Guardian Building Products, Inc. (each a “Guardian Lease”) removing any language providing that a default under any individual Guardian Lease may result in a cross-default under any other Guardian Lease, (iii) if required by the lender, the borrower delivers a rating agency confirmation from each applicable rating agency and (iv) satisfaction of customary REMIC requirements.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty (40) of the Mortgage Loans (82.1%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-one (41) of the Mortgage Loans (80.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty (20) of the Mortgage Loans (41.6%) provide for monthly or upfront escrows to cover planned capital expenditures, deferred maintenance or franchise mandated property improvement plans.

Thirty-six (36) of the Mortgage Loans (66.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-one (31) of the Mortgage Loans (84.8%) are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing	30	$520,821,777	64.8%
Springing	15	171,551,935	21.3
Hard/In Place	3	111,442,374	13.9
Total:	48	$803,816,086	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

Notwithstanding the foregoing, in connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager and, in some cases, such deposit may be net of fees payable to and reserves maintained by the property manager, as well as certain other operating expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”;

“—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)(2)	Mortgage Loan Underwritten NCF DSCR(3)		Total Debt Underwritten NCF DSCR(1)(2)(3)
20 Times Square	$50,000,000	6.2%	$150,000,000	$485,000,000	$215,000,000	$900,000,000	3.440%	16.2%	55.0%	3.65	x	0.97	x
Riverfront Plaza	$49,905,691	6.2%	$24,952,846	N/A	$95,818,927	$170,677,464	5.860%	72.6%	85.0%	1.49	x	1.13	x
5th Street Station	$36,000,000	4.5%	$21,700,000	$38,300,000	$9,000,000	$105,000,000	5.380%	25.9%	67.3%	3.22	x	1.01	x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).

(2)	The 5th Street Station Mortgage Loan Total Debt U/W NCF DSCR is calculated based on a non-standard amortization schedule. The Mortgage Loan Cut-off Date LTV Ratio is based on the aggregate principal balance of the Mortgage Loan and the Pari Passu Companion Loans, without regard to the Subordinate Companion Loan and the mezzanine debt, and net of the $7,500,000 achievement reserve. The Total Debt Cut-off Date LTV Ratio is based on the aggregate principal balance of the Mortgage Loan, Pari Passu Companion Loans, Subordinate Companion Loan and mezzanine loans, and net of the $7,500,000 achievement reserve.

(3)	The Riverfront Plaza Mortgage Loan U/W NCF DSCR and Total Debt U/W NCF DSCR are calculated based on a non-standard amortization schedule. The underwritten net cash flow debt service coverage ratio was calculated based on the aggregate of the twelve debt service payments commencing August 5, 2018.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the 20 Times Square, Riverfront Plaza and 5th Street Station Mortgage Loans (16.9%) identified in the table above are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after receipt by the related mezzanine lender of notice of an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan prior to the payment in full of the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if an event of default occurs under the Mortgage Loan documents and the Mortgage Loan lender notifies the Mortgage Loan borrower of its intention to exercise (or, in some cases, actually exercises) its remedies against the real property collateral for the related Mortgage Loan the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any unreimbursed servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums.

With respect to the 20 Times Square Mortgage Loan (6.2%), in addition to the mezzanine loan, various affiliates of the borrower have pledged their respective equity interests in certain parent entities of the borrower to secure their various obligations related to (1) certain notes secured by the leasehold (non-collateral) and (2) certain obligations that are unrelated to the Mortgaged Property. The respective pledgees are parties to the related mezzanine intercreditor agreement.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)		Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Torrance Technology Campus	$40,000,000	N/A	65.0%	1.25	x	8.25%	Yes	Yes
Premier Rochester Office Portfolio (4)	$24,000,000	N/A	N/A	N/A		N/A	Yes	Yes
910 South Broadway	$6,250,000	N/A	57.5%	1.69	x	9.68%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of, or the lender’s ability to request delivery of, Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	With respect to a permitted future mezzanine loan as described in the related Mortgage Loan documents, (i) the combined maximum loan-to-value ratio may be no greater than the loan-to-value ratio as of the origination date, (ii) the combined minimum debt service coverage ratio must be equal to or greater than the debt service coverage ratio as of the origination date, and (iii) the combined minimum debt yield may not be less than the debt yield as of the origination date.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related purchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Other Secured Indebtedness

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the 5th Street Station Mortgage Loan (4.5%), an existing upper-tier member of the related equity structure, HEP 5th Street Station, LLC, has a preferred return on Class A shares in the amount of $13,769,802 that accrues interest at (i) 15% per annum on $2,692,500 shares and (ii) 8% per annum on the remaining shares. The Class A shares may be repurchased by funds from the release of the debt yield holdback reserve described under “—Tenant Issues—Lease Expirations and Terminations—Other”, excess net cash flow after payment of any related Mortgage Loan or mezzanine loan debt service, any capital payments by other investors (if any) or any refinancing/sale or other capital event related to the Mortgaged Property. If the Class A shares are not repurchased prior to November 18, 2019, such failure does not trigger any default under the related joint venture agreement or change of control in the related borrower, but rather the rate of accrual on the Class A shares will increase to 15% per annum.

The Stony Creek Marketplace Mortgage Loan (1.0%) is subject to a preferred equity interest (the “Stony Creek PE Interest”) in favor of AREIT PE Holder LLC (the “Stony Creek Preferred Member”). The Stony Creek Preferred Member made a preferred equity investment in the sole member of the borrower, Rainier Stony Creek, LLC, in the amount of $4,400,000 with an annual return of 11.5%. The Stony Creek PE Interest is structured with a mandatory redemption date 120 months after the origination of the Mortgage Loan, which period is coterminous with the term of the Mortgage Loan. Pursuant to Rainier Stony Creek, LLC’s organizational documents, (i) the entire unreturned capital contribution of the Stony Creek PE Interest must be redeemed on the mandatory redemption date and (ii) beginning on March 28, 2023 of the Stony Creek PE Interest, the manager of Rainier Stony Creek, LLC is required to make capital return payments to the Stoney Creek Preferred Member in the amount of $23,333 per month. The Mortgage Loan documents subordinate the Stony Creek PE Interest to the lien of the Mortgage Loan. The Stony Creek PE Interest generally entitles the Stony Creek Preferred Member to preferred equity payments and entitles the Stony Creek Preferred Member to step in as managing member of Rainier Stony Creek, LLC under certain circumstances. In addition, the Stony Creek PE Interest grants the Stony Creek Preferred Member certain rights with respect to decisions regarding the borrower and the Mortgaged Property.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower as may be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The 20 Times Square, Riverfront Plaza, Torrance Technology Campus, 5th Street Station, Orlando Airport Marriott Lakeside, AFIN Portfolio, Griffin Portfolio II, Premier Rochester Office Portfolio, HTI Medical Office Portfolio, Throggs Neck Shopping Center, Melbourne Hotel Portfolio, Soho House Chicago, and Stony Creek Marketplace Mortgage Loans are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“20 Times Square Trust 2018-20TS TSA ” means the trust and servicing agreement governing the servicing of the 20 Times Square Whole Loan.

“AB Whole Loan” means each of the Serviced AB Whole Loan and the Non-Serviced AB Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced companion loan securities.

“Controlling Companion Loan” means, with respect to the Riverfront Plaza Whole Loan and the Griffin Portfolio II Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. Natixis Real Estate Capital LLC or an affiliate thereof is currently the holder of the “Controlling Companion Loan” with respect to the Riverfront Plaza Whole Loan. Bank of America, National Association or an affiliate thereof is currently the holder of the “Controlling Companion Loan” with respect to the Griffin Portfolio II Whole Loan.

“Control Appraisal Period” means, with respect to the 5th Street Station Whole Loan, a 5th Street Station Control Appraisal Period.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement or the note held by the “Controlling Noteholder” or “Directing Holder” as specified in the related Intercreditor Agreement.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“CSAIL 2018-CX11 PSA” means the pooling and servicing agreement governing the servicing of (i) the Throggs Neck Shopping Center Whole Loan and (ii) the Soho House Chicago Whole Loan.

“Griffin Portfolio II PSA” means the pooling and servicing agreement governing the servicing of the Griffin Portfolio II Whole Loan following the related Servicing Shift Securitization Date.

“HTI Medical Office Portfolio PSA” means the pooling and servicing agreement governing the servicing of the HTI Medical Office Portfolio Whole Loan following the securitization of the related controlling Pari Passu Companion Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement or any related promissory note other than the related Control Note. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Non-Serviced Whole Loan that partially consists of one or more Subordinate Companion Loans.

“Non-Serviced Certificate Administrator” means with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means the custodian under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Directing Certificateholder” means with respect to each Non-Serviced Whole Loan, the directing certificateholder (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each Mortgage Loan that is part of a Non-Serviced Whole Loan.

“Non-Serviced Pari Passu Mortgage Loan” means each Mortgage Loan that is part of a Non-Serviced Whole Loan with no related Subordinate Companion Loans.

“Non-Serviced Pari Passu Whole Loan” means each Non-Serviced Whole Loan that does not consist of any Subordinate Companion Loans.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced PSA” means each pooling and servicing agreement or trust and servicing agreement (as identified in the chart titled “Non-Serviced Whole Loans” in “Summary of Terms”) governing the servicing of a Non-Serviced Whole Loan and, in the case of a Servicing Shift Whole Loan after the related Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means the 20 Times Square Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means (i) each of the Whole Loans in the chart titled “Non-Serviced Whole Loans” in “Summary of Terms” and (ii) a Servicing Shift Whole Loan following the related Servicing Shift Securitization Date.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Riverfront Plaza PSA” means the pooling and servicing agreement governing the servicing of the Riverfront Plaza Whole Loan following the related Servicing Shift Securitization Date.

“Serviced AB Whole Loan” means any Serviced Whole Loan that partially consists of one or more Subordinate Companion Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Mortgage Loan” means each Mortgage Loan that is not a Non-Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan that is part of a Serviced Whole Loan with no related Subordinate Companion Loans.

“Serviced Pari Passu Whole Loan” means each Serviced Whole Loan that does not consist of any Subordinate Companion Loans.

“Serviced Subordinate Companion Loan” means the 5th Street Station Subordinate Companion Loan.

“Serviced Whole Loan” means each of (i) the Torrance Technology Campus Whole Loan, (ii) the 5th Street Station Whole Loan, (iii) the Orlando Airport Marriott Lakeside Whole Loan, (iv) the AFIN Portfolio Whole Loan, (v) the Melbourne Hotel Portfolio Whole Loan and (vi) a Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date.

“Servicing Shift Mortgage Loan” means the Riverfront Plaza Mortgage Loan and the Griffin Portfolio II Mortgage Loan.

“Servicing Shift PSA” means the Riverfront Plaza PSA and the Griffin Portfolio II PSA.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date.

“Subordinate Companion Loan” means each of the Non-Serviced Subordinate Companion Loan and the Serviced Subordinate Companion Loan.

“UBS 2018-C10 PSA” means the pooling and servicing agreement governing the servicing of (i) the Premier Rochester Office Portfolio Whole Loan and (ii) the HTI Medical Office Portfolio Whole Loan prior to the related Servicing Shift Securitization Date.

“WFCM 2018-C44 PSA” means the pooling and servicing agreement governing the servicing of the Stony Creek Marketplace Whole Loan.

The table titled “Whole Loan Summary” in “Summary of Terms” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.

Set forth below is the identity of the initial Non-Serviced Directing Certificateholder (or equivalent entity) for each Non-Serviced Whole Loan, the securitization trust or other entity holding the Control Note in such Non-Serviced Whole Loan and the related Non-Serviced PSA under which it is being serviced.

Non-Serviced Directing Certificateholders

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
20 Times Square	20 Times Square Trust 2018-20TS	20 Times Square Trust 2018-20TS	PGIM, Inc.
Premier Rochester Office Portfolio	UBS 2018-C10	UBS 2018-C10	RREF III-D AIV RR H, LLC
HTI Medical Office Portfolio(3)	UBS 2018-C10	KeyBank National Association	(3)
Throggs Neck Shopping Center	CSAIL 2018-CX11	CSAIL 2018-CX11	Argentic Securities Income USA LLC
Soho House Chicago	CSAIL 2018-CX11	CSAIL 2018-CX11	Argentic Securities Income USA LLC
Stony Creek Marketplace	WFCM 2018-C44	WFCM 2018-C44	RREF III-D AIV RR H, LLC

(1)	Does not include the Riverfront Plaza Whole Loan or the Griffin Portfolio II Whole Loan, for which servicing will be transferred on the related Servicing Shift Securitization Date. The initial controlling noteholder for the Riverfront Plaza Whole Loan will be Natixis Real Estate Capital LLC or an affiliate thereof, as holder of the related Controlling Companion Loan. The initial controlling noteholder for the Griffin Portfolio II Whole Loan will be Bank of America, N.A. or an affiliate thereof, as holder of the related Controlling Companion Loan. With respect to each such Whole Loan, on and after the related Servicing Shift Securitization Date, the controlling noteholder of such Whole Loan will be the securitization trust into which the related Controlling Companion Loan is deposited. The initial directing certificateholder on and after such Servicing Shift Securitization Date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related Controlling Companion Loan was deposited.

(2)	As of the closing date of the related securitization.

(3)	After the securitization of the related controlling Pari Passu Companion Loan, the related whole loan will be serviced under (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related pooling and servicing agreement for that securitization transaction. KeyBank National Association, as holder of the controlling Pari Passu Companion Loan, is currently the Directing Certificateholder for the HTI Medical Office Portfolio whole loan.

See “Risk Factors— Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
20 Times Square

Note A-1-A

Note A-2-A-2

Note A-1-B

Note A-1-C

Note A-2-C-2-B

Note A-2-A-1

Note A-2-A-3

Note A-2-A-4

Note A-2-A-5

Note A-2-A-6

Note A-2-B-1

Note A-2-B-2

Note A-2-B-3

Note A-2-B-4

Note A-2-C-1

Note A-2-C-2-A

Note A-B-1

Note A-B-2

Note A-B-3

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Control Note

Non-Control Note

Non-Control Note

$32,500,000

$25,000,000

$49,100,000

$4,700,000

$3,700,000

$30,000,000

$20,000,000

$10,000,000

$10,000,000

$5,000,000

$16,000,000

$16,000,000

$16,000,000

$16,000,000

$7,350,000

$3,650,000

$242,500,000

$206,900,000

$35,600,000

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

UBS 2018-C11

UBS 2018-C11

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Column Financial, Inc.

Column Financial, Inc.

Column Financial, Inc.

Column Financial, Inc.

China Merchants Bank Co., Ltd., New York Branch

China Merchants Bank Co., Ltd., New York Branch

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

20 Times Square Trust 2018-20TS

Riverfront Plaza	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$29,943,415 $29,943,415 $19,962,276 $19,962,276 $14,971,707 $14,971,707 $9,981,138 $5,988,683

Natixis Real Estate Capital LLC

UBS 2018-C11

UBS 2018-C11

UBS AG, New York Branch

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Torrance Technology Campus	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$20,000,000 $15,000,000 $13,750,000 $5,000,000 $20,000,000 $20,000,000	UBS 2018-C11 Argentic Real Estate Finance LLC Argentic Real Estate Finance LLC Argentic Real Estate Finance LLC Argentic Real Estate Finance LLC UBS 2018-C11
5th Street Station	Note A-1 Note A-2 Note B-1 Note B-2	Non-Control Note Non-Control Note Control Note Non-Control Note	$36,000,000 $9,000,000 $29,000,000 $9,300,000	UBS 2018-C11 UBS AG, New York Branch Athene Annuity and Life Company American Equity Investment Life Insurance Company
Orlando Airport Marriott Lakeside	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$19,969,637 $9,984,818 $9,984,818 $9,984,818 $14,977,228 $6,989,373	UBS 2018-C11 Argentic Real Estate Finance LLC Argentic Real Estate Finance LLC Argentic Real Estate Finance LLC UBS 2018-C11 Argentic Real Estate Finance LLC

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
AFIN Portfolio	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8 Note A-9 Note A-10 Note A-11 Note A-12 Note A-13 Note A-14 Note A-15 Note A-16

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

			$25,000,000 $25,000,000 $20,000,000 $12,000,000 $10,000,000 $10,000,000 $5,000,000 $5,000,000 $20,000,000 $20,000,000 $15,000,000 $15,000,000 $10,000,000 $8,000,000 $5,000,000 $5,000,000	UBS 2018-C8 UBS 2018-C9 UBS 2017-C7 UBS 2017-C7 UBS 2018-C8 UBS 2018-C11 UBS 2018-C9 UBS 2018-C11 UBS 2017-C7 UBS 2018-C8 UBS 2018-C9 UBS 2018-C9 UBS 2018-C11 UBS 2017-C7 UBS 2018-C8 UBS 2018-C11
Griffin Portfolio II	Note A-1-1 Note A-1-2-1 Note A-1-2-2 Note A-2-1 Note A-2-2-1 Note A-2-2-2 Note A-2-3	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$80,000,000 $40,000,000 $5,000,000 $60,000,000 $40,000,000 $5,000,000 $20,000,000	Bank of America, N.A. Bank of America, N.A. Bank of America, N.A. KeyBank National Association KeyBank National Association UBS 2018-C11 UBS 2018-C11
Premier Rochester Office Portfolio	Note A-1 Note A-2 Note A-3 Note A-4	Control Note Non-Control Note Non-Control Note Non-Control Note	$20,000,000 $14,000,000 $10,000,000 $10,000,000	UBS 2018-C10 UBS 2018-C11 UBS 2018-C10 UBS 2018-C11
HTI Medical Office Portfolio	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$45,000,000 $50,000,000 $23,700,000	KeyBank National Association UBS 2018-C10 UBS 2018-C11
Throggs Neck Shopping Center	Note A-1 Note A-2	Control Note Non-Control Note	$45,000,000 $23,500,000	CSAIL 2018-CX11 UBS 2018-C11
Melbourne Hotel Portfolio	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$23,000,000 $17,000,000 $17,000,000	UBS 2018-C11 CSAIL 2018-CX11 CSAIL 2018-CX11
Soho House Chicago	Note A-1 Note A-2	Control Note Non-Control Note	$40,000,000 $22,650,000	CSAIL 2018-CX11 UBS 2018-C11
Stony Creek Marketplace	Note A-1 Note A-2	Control Note Non-Control Note	$13,600,000 $8,000,000	WFCM 2018-C44 UBS 2018-C11

(1)	The lender provides no assurances that any non-securitized notes will not be split further and/or reissued with reallocated balances.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, to any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain fees, costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu

Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than The Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder appointed by the Controlling Class will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to The Servicing Shift Whole Loans

With respect to a Servicing Shift Whole Loan prior to the applicable Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder appointed by the Controlling Class pursuant to the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to a Servicing Shift Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided that, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of a Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to a Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and, prior to the related Servicing Shift Securitization Date, pursuant to the PSA the Directing Certificateholder appointed by the Controlling Class, prior to the occurrence and continuance of a Consultation Termination Event, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

The special servicer will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a

Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision, and consider on a non-binding basis alternative actions recommended by such Non-Controlling Holder.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Serviced AB Whole Loan

The 5th Street Station Whole Loan

General

The 5th Street Station Mortgage Loan (4.5%), with a Cut-off Date Balance of $36,000,000 (the “5th Street Station Mortgage Loan”), is part of a whole loan comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “5th Street Station Mortgaged Property”). The 5th Street Station Mortgage Loan is evidenced by promissory Note A-1. The portion of the 5th Street Station Whole Loan (as defined below) evidenced by promissory Note A-2, with a Cut-off Date Balance of $9,000,000, which is currently held by UBS AG, New York Branch is referred to in this prospectus as the “5th Street Station Pari Passu Companion Loan” and is pari passu in right of payment with the 5th Street Station Mortgage Loan. The 5th Street Station Pari Passu Companion Loan is expected to be contributed to one or more future securitization trusts. The portion of the 5th Street Station Whole Loan (as defined below) evidenced by promissory Notes B-1 and B-2, with an aggregate Cut-off Date Balance of $38,300,000, which are currently held by UBS AG, New York Branch and have been sold to Athene Annuity and Life Company and American Equity Investment Life Insurance Company, are referred to in this prospectus as the “5th Street Station Subordinate Companion Loans” and are subordinate in right of payment with the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan. The 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan are collectively referred to in this prospectus as the “5th Street Station Senior Loan” and the 5th Street Station Senior Loan, together with the 5th Street Station Subordinate Companion Loans, are collectively referred to in this prospectus as the “5th Street Station Whole Loan.” The 5th Street Station Pari Passu Companion Loan and the 5th Street Station Subordinate Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the 5th Street Station Whole Loan (the “5th Street Station Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 5th Street Station Noteholder (the “5th Street Station Intercreditor Agreement”).

Servicing

The 5th Street Station Whole Loan will be serviced by the master servicer and the special servicer pursuant to the terms of the PSA, subject to the terms of the 5th Street Station Intercreditor Agreement. In servicing the 5th Street Station Whole Loan, the PSA will require the master servicer and the special servicer to take into account the interests of the Certificateholders, the holders of the note evidencing the 5th Street Station Pari Passu Companion Loan (the “5th Street Station Pari Passu Companion Noteholder”) and the holders of the notes evidencing the 5th Street Station Subordinate Companion Loans (the “5th Street Station Subordinate Companion Noteholders”), as a collective whole, taking into account the pari passu or subordinate nature of the 5th Street Station Pari Passu Companion Loan and the 5th Street Station Subordinate Companion Loans.

Promissory Note A-1 represents the controlling interest in the 5th Street Station Senior Loan. However, for so long as the 5th Street Station Subordinate Companion Noteholder holding greater than 50% of the aggregate principal balance of the 5th Street Station

Subordinate Companion Loan evidenced by promissory Note B-1 (the “5th Street Station Controlling Subordinate Companion Noteholder”) is the 5th Street Station Whole Loan Directing Holder (as defined below), the 5th Street Station Controlling Subordinate Companion Noteholder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 5th Street Station Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the 5th Street Station Intercreditor Agreement, the 5th Street Station Subordinate Companion Noteholders will have the right to cure certain defaults by the related borrower, as more fully described below.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 5th Street Station Mortgage Loan (but not on the 5th Street Station Pari Passu Companion Loan or the 5th Street Station Subordinate Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 5th Street Station Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances”. Property protection advances in respect of the 5th Street Station Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances”. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances”.

Distributions

Pursuant to the 5th Street Station Intercreditor Agreement, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the 5th Street Station Whole Loan, (ii) any other event of default for which the 5th Street Station Whole Loan is accelerated, (iii) any other event of default which causes the 5th Street Station Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “5th Street Station Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the 5th Street Station Whole Loan Directing Holder or the default cure period has not yet expired and the 5th Street Station Whole Loan Directing Holder is diligently exercising its cure rights under the 5th Street Station Intercreditor Agreement), after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable with respect to the 5th Street Station Whole Loan (including any penalty charges) under the PSA to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, payments and proceeds received with respect to the 5th Street Station Whole Loan will generally be applied in the following order:

First, to the holders of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan, in an amount equal to the interest then due and payable on the outstanding principal of their respective notes at their net interest rate;

Second, (i) to the holders of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests in the 5th Street Station Whole Loan of principal payments received, if any, until their principal balances have been reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the 5th Street Station Whole Loan pursuant to the 5th Street Station Intercreditor Agreement, 100% of such insurance and condemnation proceeds will be distributed to the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan on a pro rata and pari passu basis until their respective principal balances have been reduced to zero;

Third, up to the amount of any unreimbursed costs and expenses paid by the holders of the 5th Street Station Mortgage Loan and for any of the 5th Street Station Pari Passu Companion Loan, including any recovered costs not previously reimbursed to such holders (or paid or advanced by the master servicer or the special servicer on their behalf and not previously paid or reimbursed);

Fourth, to the holders of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable to the holders of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan to the extent paid by the related borrower;

Fifth, if as a result of a workout, the balance of the 5th Street Station Mortgage Loan or 5th Street Station Pari Passu Companion Loan has been reduced, to the holders of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

Sixth, to the holders of the 5th Street Station Subordinate Companion Loans in an amount equal to the interest then due and payable on the outstanding principal of its note at its net interest rate;

Seventh, (i) to the holders of the 5th Street Station Subordinate Companion Loans in an amount equal to its respective percentage interest in the 5th Street Station Whole Loan of principal payments received, if any, until the principal balance of the 5th Street Station Subordinate Companion Loans are reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the 5th Street Station Whole Loan pursuant to the 5th Street Station Intercreditor Agreement, the portion of such insurance and condemnation proceeds remaining after distribution to the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan pursuant to clause (second) above will be distributed to the holders of the 5th Street Station Subordinate Companion Loans until its principal balance has been reduced to zero;

Eighth, to the holders of the 5th Street Station Subordinate Companion Loans in an amount equal to any prepayment premium payable on its note to the extent paid by the related borrower;

Ninth, to the extent the 5th Street Station Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to —Cure Rights below, to reimburse the 5th Street Station Subordinate Companion Noteholder for all such cure payments;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the 5th Street Station Whole Loan or the 5th Street Station Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(ninth) and, as a result of a workout, the balance of the 5th Street Station Subordinate Companion Loans have been reduced, to the 5th Street Station Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the 5th Street Station

Subordinate Companion Loans as a result of such workout, plus interest on such amount at the applicable net interest rate;

Eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate any master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the 5th Street Station Whole Loan or the 5th Street Station Mortgaged Property), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the 5th Street Station Mortgage Loan, the 5th Street Station Pari Passu Companion Noteholder and the 5th Street Station Subordinate Companion Noteholders, pro rata, based on their respective percentage interests in the 5th Street Station Whole Loan; and

Twelfth, if any excess amount is available to be distributed in respect of the 5th Street Station Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid to the holders of the 5th Street Station Mortgage Loan, the 5th Street Station Pari Passu Companion Loan and the 5th Street Station Subordinate Companion Loans, pro rata based on their respective initial percentage interests in the 5th Street Station Whole Loan.

Following the occurrence and during the continuance of a 5th Street Station Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the mortgage loan documents and amounts then payable or reimbursable under the PSA to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, payments and proceeds with respect to the 5th Street Station Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

First, to the holders of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan in an amount equal to the interest then due and payable on the outstanding principal of their respective notes at their net interest rate;

Second, to the holders of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the principal balances of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan until their principal balances have been reduced to zero;

Third, up to the amount of any unreimbursed costs and expenses paid by each holder of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan, including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or the special servicer on their behalf and not previously paid or reimbursed);

Fourth, to the holders of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable on the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan to the extent paid by the related borrower;

Fifth, if as the result of a workout, the principal balance of the 5th Street Station Mortgage Loan or the 5th Street Station Pari Passu Companion Loan has been reduced,

to the holders of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

Sixth, to the 5th Street Station Subordinate Companion Noteholders in an amount equal to the interest then due and payable on their respective notes at their net interest rate;

Seventh, to the 5th Street Station Subordinate Companion Noteholders on a pro rata and pari passu basis in an amount equal to the outstanding principal balance of its note until its principal balance has been reduced to zero;

Eighth, to the 5th Street Station Subordinate Companion Noteholders on a pro rata and pari passu basis in an amount equal to any prepayment premium payable on their respective notes to the extent paid by the related borrower;

Ninth, to the extent the 5th Street Station Subordinate Companion Noteholders have made any payments or advances to cure defaults pursuant to —“Cure Rights” below, to reimburse the 5th Street Station Subordinate Companion Noteholders for all such cure payments;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the 5th Street Station Whole Loan or 5th Street Station Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the 5th Street Station Subordinate Companion Loans have been reduced, to the 5th Street Station Subordinate Companion Noteholders in an amount up to the reduction, if any, of the principal balance of the 5th Street Station Subordinate Companion Loans as a result of such workout, plus interest on such amount at the applicable interest rate;

Eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate any master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the 5th Street Station Whole Loan or the 5th Street Station Mortgaged Property), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the 5th Street Station Mortgage Loan, the 5th Street Station Pari Passu Companion Noteholder and the 5th Street Station Subordinate Companion Noteholders, pro rata, based on their respective percentage interests in the 5th Street Station Whole Loan; and

Twelfth, if any excess amount is available to be distributed in respect of the 5th Street Station Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid to the holders of the 5th Street Station Mortgage Loan, the 5th Street Station Pari Passu Companion Loan and the 5th Street Station Subordinate Companion Loans, pro rata, based on their respective initial percentage interests in the 5th Street Station Whole Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 5th Street Station Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 5th Street Station Mortgage Loan or, as and to the extent described under

“Pooling and Servicing Agreement—Advances”, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the 5th Street Station Pari Passu Companion Loan or any loans included in any future securitization trust related to the 5th Street Station Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a 5th Street Station Pari Passu Companion Loan or the 5th Street Station Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right, if any, to reimbursement from future payments and other collections on the 5th Street Station Pari Passu Companion Loan or from general collections of the securitization trusts holding the 5th Street Station Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of the Certificates.

The Directing Holder

Pursuant to the 5th Street Station Intercreditor Agreement, the directing holder (the “5th Street Station Whole Loan Directing Holder”) with respect to the 5th Street Station Whole Loan, as of any date of determination, will be:

●	the 5th Street Station Controlling Subordinate Companion Noteholder, unless a 5th Street Station Control Appraisal Period has occurred and is continuing; and

●	the issuing entity or its designee if a 5th Street Station Control Appraisal Period has occurred and is continuing.

A “5th Street Station Control Appraisal Period” will mean a period that exists with respect to the 5th Street Station Subordinate Companion Loans, if and for so long as: (a)(i) the initial unpaid principal balance of the 5th Street Station Subordinate Companion Loans minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 5th Street Station Subordinate Companion Loans, (y) any Appraisal Reduction Amount for the 5th Street Station Whole Loan that is allocated to the 5th Street Station Subordinate Companion Loans and (z) any losses realized with respect to the 5th Street Station Mortgaged Property or the 5th Street Station Whole Loan that are allocated to the 5th Street Station Subordinate Companion Loans, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 5th Street Station Subordinate Companion Loans less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 5th Street Station Subordinate Companion Noteholders.

The 5th Street Station Controlling Subordinate Companion Noteholders are entitled to avoid its applicable 5th Street Station Control Appraisal Period caused by the application of an Appraisal Reduction Amount (as opposed to a 5th Street Station Control Appraisal Period that is deemed to have occurred as a result of any borrower related party holding an interest in the 5th Street Station Subordinate Companion Loans or the existence of any circumstances that would otherwise permit any borrower related party to exercise the rights of the 5th Street Station Subordinate Companion Loans as Directing Holder) upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the form of either (x) cash collateral acceptable to the master servicer or the special servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution in a form acceptable to the master servicer or special servicer that meets the rating requirements as described in the 5th Street Station Intercreditor Agreement (either (x) or (y), the “5th Street Station Threshold Event Collateral”) in an amount that, when added to the appraised value of the 5th Street Station Mortgaged

Property as used to calculate any Appraisal Reduction Amount for the 5th Street Station Whole Loan pursuant to the PSA, would reduce such Appraisal Reduction Amount enough to cause the applicable 5th Street Station Control Appraisal Period not to exist.

If the issuing entity is the 5th Street Station Whole Loan Directing Holder, then, unless a control termination period exists, the Directing Certificateholder will be entitled to exercise the rights of the 5th Street Station Whole Loan Directing Holder with respect to the 5th Street Station Whole Loan. In its capacity as representative of the 5th Street Station Whole Loan Directing Holder under the 5th Street Station Intercreditor Agreement, the Directing Certificateholder will be entitled to exercise all of the rights of the 5th Street Station Whole Loan Directing Holder under the 5th Street Station Intercreditor Agreement as well as the rights set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the 5th Street Station Whole Loan unless a control termination event exists, and the implementation of any recommended actions outlined in an asset status report with respect to the 5th Street Station Whole Loan will require the approval of the Directing Certificateholder as and to the extent described under “The Pooling and Servicing Agreement—The Directing Certificateholder” and “—Asset Status Report”.

Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the 5th Street Station Pari Passu Companion Noteholder (or their representatives, including, if any 5th Street Station Pari Passu Companion Loan has been contributed to a securitization, the directing certificateholder (or equivalent party) for that other securitization).

Consultation and Control

Prior to the occurrence and continuance of a 5th Street Station Control Appraisal Period with respect to the 5th Street Station Subordinate Companion Loans, neither the Directing Certificateholder nor the operating advisor will have any consent and/or consultation rights with respect to 5th Street Station Whole Loan. After the occurrence and during the continuance of a 5th Street Station Control Appraisal Period with respect to the 5th Street Station Subordinate Companion Loans, the Directing Certificateholder and the operating advisor will each have the same consent and/or consultation rights with respect to the 5th Street Station Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity that are not part of a Whole Loan. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, prior to the occurrence and continuance of a 5th Street Station Control Appraisal Period, the consent of the 5th Street Station Controlling Subordinate Companion Noteholders as the 5th Street Station Whole Loan Directing Holder, which will be obtained by the special servicer, is required for any 5th Street Station Major Decision; provided that the foregoing does not relieve the master servicer or the special servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC Provisions.

“5th Street Station Major Decision” means:

(i)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the related REO Property) of the ownership of the 5th Street Station Mortgaged Property;

(ii)          any modification, consent to a modification or waiver of any monetary term (other than penalty charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of penalty charges) of the 5th Street Station Whole Loan or any extension of the maturity date of the 5th Street Station Whole Loan;

(iii)     any modification of, or waiver with respect to, the 5th Street Station Whole Loan that would result in a discounted pay-off of the 5th Street Station Subordinate Companion Loans;

(iv)     any sale of the 5th Street Station Mortgage Loan (when it is a Defaulted Loan) or REO Property for less than the applicable Purchase Price;

(v)      any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related REO Property;

(vi)     any release of collateral or any acceptance of substitute or additional collateral for the 5th Street Station Whole Loan, or any consent to either of the foregoing, other than if otherwise required pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion;

(vii)    any (1) waiver of a “due on sale” or “due on encumbrance” clause with respect to the 5th Street Station Whole Loan, (2) consent to such a waiver, (3) consent to a transfer of the 5th Street Station Mortgaged Property or interests in the applicable borrower or (4) consent or approval related to the incurrence of additional debt by the applicable borrower, in each case other than any such transfer or incurrence of debt as may be effected as-of-right without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(viii)   any amendment, modification or termination of any management agreement, any property management company changes including, without limitation, approval of the termination of a manager and appointment of a new property manager or franchise changes (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(ix)    releases of any escrow amounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion (the determination of whether the conditions precedent to releasing or reducing any such escrow accounts, reserve accounts or letters of credit have been satisfied will not constitute matters of lender discretion for purposes of this clause (ix));

(x)    any acceptance of an assumption agreement (or any other agreement permitting transfers of interests in the 5th Street Station Whole Loan borrower or any guarantor or indemnitor) releasing a 5th Street Station Whole Loan borrower or any guarantor or indemnitor from liability under the mortgage loan documents (other than pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion);

(xi)   the determination of the special servicer pursuant to a Servicing Transfer Event (as defined in the PSA);

(xii)  following an event of default under the 5th Street Station Whole Loan, any exercise of a material remedy on the 5th Street Station Whole Loan or any acceleration of the 5th Street Station Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the mortgage loan documents or with respect to the related borrower or the 5th Street Station Mortgaged Property;

(xiii)  any modification, waiver or amendment of any material term of any intercreditor agreement, co-lender agreement or similar agreement (other than the 5th Street Station Intercreditor Agreement) with any mezzanine lender or subordinate debt holder related to the 5th Street Station Whole Loan;

(xiv)  any determination of an Acceptable Insurance Default;

(xv)   any proposed modification or waiver of any material provision in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the applicable borrower;

(xvi)  the granting of any consents or approvals related to the incurrence of additional debt or mezzanine debt by a direct or indirect parent of the applicable borrower, to the extent the lender’s consent or approval is required under the mortgage loan documents;

(xvii) any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the 5th Street Station Mortgaged Property, in each case to the extent the lender’s consent or approval is required under the mortgage loan documents;

(xviii) any approval of a major lease or any modification, amendment or renewal thereof (to the extent lender’s approval is required by the mortgage loan documents);

(xix)   the voting of any claim or on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to purchase the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan has expired or been waived;

(xx)    the release of a guarantor under the mortgage loan documents or the approval of any replacement or additional guarantor under the mortgage loan documents;

(xxi)   any election not to seek relief from the automatic stay or dismissal of a bankruptcy filing; and

(xxii)  the approval or adoption of any material alteration at the 5th Street Station Mortgaged Property (if mortgage lender approval is required by the mortgage loan documents, and if so, notwithstanding anything to contrary set forth the 5th Street Station Intercreditor Agreement, subject to the same standard of approval as is applicable thereto in the mortgage loan documents).

Provided, however, that after the Closing Date, during the occurrence and continuance of a Control Appraisal Period, “5th Street Station Major Decision” will have the same meaning as “Major Decisions” defined in the PSA.

Notwithstanding the foregoing, pursuant to the terms of the 5th Street Station Intercreditor Agreement, after the occurrence of and during the continuance of a 5th Street Station Control Appraisal Period, the 5th Street Station Pari Passu Companion Noteholder

(or their representatives which, at any time any related 5th Street Station Pari Passu Companion Loan is included in one or more securitizations, may be the controlling class certificateholder for the related securitization or any other party assigned the rights to exercise the rights of the holder of the related 5th Street Station Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or the special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the PSA without regard to the occurrence and continuance of a control termination event or occurrence of a consultation termination event) with respect to any 5th Street Station Major Decision or the implementation of any recommended action outlined in an asset status report relating to the 5th Street Station Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the 5th Street Station Pari Passu Companion Noteholder (or their representatives) requests consultation with respect to certain 5th Street Station Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the 5th Street Station Whole Loan. The consultation rights of the 5th Street Station Pari Passu Companion Noteholder (or their representatives) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the 5th Street Station Pari Passu Companion Noteholder (or their representatives) have responded within such period; provided that if the master servicer or the special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the 5th Street Station Pari Passu Companion Noteholder (or their representatives) described above, the master servicer or the special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to consultation would materially and adversely affect the interests of the holders of the 5th Street Station Mortgage Loan and the related 5th Street Station Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holders of the related 5th Street Station Pari Passu Companion Loan (or their representatives, including, if the related 5th Street Station Pari Passu Companion Loan has been contributed to a securitization, the related directing certificateholder (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the 5th Station Whole Loan Directing Holder or the 5th Street Station Pari Passu Companion Noteholder (or their representatives) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the 5th Street Station Intercreditor Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the 5th Street Station Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the 5th Street Station Intercreditor Agreement or the PSA.

In addition to the consultation rights of the 5th Street Station Pari Passu Companion Noteholder (or their representatives) described above, pursuant to the terms of the 5th Street Station Intercreditor Agreement, the 5th Street Station Pari Passu Companion

Noteholder (or their representatives) will have the right to attend (in-person or telephonically in the discretion of the master servicer or the special servicer, as applicable) annual meetings with the master servicer or the special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the special servicer, as applicable, for the purpose of discussing servicing issues related to the 5th Street Station Whole Loan.

Cure Rights

In the event that the 5th Street Station borrower fails to make any payment of a liquidated sum of money due on the 5th Street Station Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the 5th Street Station Whole Loan, the 5th Street Station Subordinate Companion Noteholders will have the right to cure such event of default subject to certain limitations set forth in the 5th Street Station Intercreditor Agreement. The 5th Street Station Subordinate Companion Noteholders will be limited to, in the aggregate, six (6) cure payments over the life of the 5th Street Station Whole Loan, and, with respect to monetary events of default, no more than three (3) of which may be consecutive. So long as the 5th Street Station Subordinate Companion Noteholders are permitted to make a cure payment with respect to a non-monetary event of default, and is diligently prosecuting the cure of same, under the 5th Street Station Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the 5th Street Station Whole Loan to special servicing or exercising remedies.

Purchase Option

If an event of default with respect to the 5th Street Station Whole Loan has occurred and is continuing, the 5th Street Station Subordinate Companion Noteholders will have the option to purchase the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan, (b) accrued and unpaid interest on the 5th Street Station Mortgage Loan and 5th Street Station Pari Passu Companion Loan through the end of the related interest accrual period, (c) any other amounts due under the 5th Street Station Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, servicing Advances payable or reimbursable to any servicer, and earned and unreimbursed special servicing fees not in excess of the limitations set forth in the 5th Street Station Intercreditor Agreement), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on Advances, (f) (i) if the borrower or borrower related party is the purchaser or (ii) if the 5th Street Station Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the 5th Street Station Intercreditor Agreement, any liquidation fee or workout fees payable under the PSA and (g) certain additional amounts to the extent provided for in the 5th Street Station Intercreditor Agreement.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the 5th Street Station Intercreditor Agreement, if the 5th Street Station Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the 5th Street Station Mortgage Loan in accordance with the PSA, then the special servicer will be required to sell the 5th Street Station Pari Passu Companion Loan (but not the 5th Street Station Subordinate Companion Loans) together with the 5th Street Station

Mortgage Loan as one whole loan. Notwithstanding the foregoing, if the 5th Street Station Whole Loan becomes a defaulted mortgage loan, the special servicer will not be permitted to sell the 5th Street Station Whole Loan without the written consent of each 5th Street Station Pari Passu Companion Noteholder (provided that such consent is not required if such 5th Street Station Pari Passu Companion Noteholder is the borrower or an affiliate of the borrower) unless the special servicer has delivered to such 5th Street Station Pari Passu Companion Noteholder: (a) at least 15 business days prior written notice of any decision to attempt to sell the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 5th Street Station Mortgaged Property, and any documents in the servicing file reasonably requested by a 5th Street Station Pari Passu Companion Noteholder that are material to the price of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any master servicer or applicable special servicer in connection with the proposed sale; provided that a 5th Street Station Pari Passu Companion Noteholder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Subject to the terms of the PSA, each holder of a 5th Street Station Pari Passu Companion Loan (or its representative), will be permitted to submit an offer at any sale of the 5th Street Station Mortgage Loan and the 5th Street Station Pari Passu Companion Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Replacement of Special Servicer

Pursuant to the 5th Street Station Intercreditor Agreement, the 5th Street Station Controlling Subordinate Companion Noteholder (other than during a 5th Street Station Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the 5th Street Station Whole Loan and appoint a replacement special servicer in lieu of such applicable special servicer. During a 5th Street Station Control Appraisal Period, the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing), or the applicable Certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will have the right, with or without cause (subject to the limitations described herein) to replace the special servicer then acting with respect to the 5th Street Station Whole Loan and appoint a replacement special servicer in lieu of such applicable special servicer, as described under “Pooling and Servicing Agreement—The Directing Holder—Replacement of Special Servicer”.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non - Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to a Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the applicable Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, to any sale by a securitization trust).

Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan (other than Servicing Shift Whole Loans on or after the applicable Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder (or equivalent party) under the related Non Serviced PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of the “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of a Non-Controlling Holder with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including a Servicing Shift Whole Loan on and after the applicable Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder) or consultation (in the case of the Directing Certificateholder or the operating advisor, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such

Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loan

The 20 Times Square Whole Loan

General

The 20 Times Square Mortgage Loan (6.2%), is part of the 20 Times Square Whole Loan (as defined below) comprised of 19 promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The rights of the holders of the promissory notes evidencing the 20 Times Square Whole Loan (the “20 Times Square Noteholders”) are subject to an Intercreditor agreement (the “20 Times Square Intercreditor Agreement”). The following summaries describe certain provisions of the 20 Times Square Intercreditor Agreement.

The 20 Times Square Mortgage Loan is evidenced by two senior pari passu promissory notes, Note A-2-A-1 with a Cut-off Date Balance of $30,000,000 and Note A-2-A-3 with a Cut-off Date Balance of $20,000,000. The related Pari Passu Companion Loans (the “20 Times Square Pari Passu Companion Loans” and, together with the 20 Times Square Mortgage Loan, the “20 Times Square Senior Loans”), have an original principal balance of $215,000,000 and are evidenced by 14 senior pari passu promissory notes. The 20 Times Square Mortgage Loan and the 20 Times Square Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also three Subordinate Companion Loans (the “20 Times Square Subordinate Companion Loans”), evidenced by the subordinate promissory Note A-B-1 with an original principal balance of $242,500,000, Note A-B-2 with an original principal balance of $206,900,000 and Note A-B-3 with an original principal balance of $35,600,000. Neither the 20 Times Square Subordinate Companion Loans nor the 20 Times Square Pari Passu Companion Loans will be included in the issuing entity. The 20 Times Square Subordinate Companion Loans, together with the 20 Times Square Pari Passu Companion Loans, are referred to in this prospectus as the “20 Times Square Companion Loans” and the 20 Times Square Mortgage Loan, together with the 20 Times Square Companion Loans, are referred to in this prospectus as the “20 Times Square Whole Loan.” For further information regarding the notes see “Description of the Mortgage Pool—The Whole Loans—General—Whole Loan Control Notes and Non-Control Notes”.

Servicing

The 20 Times Square Whole Loan will be serviced by Wells Fargo Bank, National Association, as servicer (in such capacity, the “20 Times Square Trust 2018-TS Master Servicer”) and as special servicer (in such capacity, the “20 Times Square Trust 2018-TS Special Servicer”) pursuant to the terms of the 20 Times Square Trust 2018-TS Trust and Servicing Agreement (the “20 Times Square Trust 2018-TS TSA”) between Natixis

Commercial Mortgage Securities, as depositor, the 20 Times Square Trust 2018-TS Master Servicer, the 20 Times Square Trust 2018-TS Special Servicer, Wells Fargo Bank, National Association, as certificate administrator and Wilmington Trust, National Association, as trustee, in connection with the 20 Times Square Trust 2018-TS Mortgage Trust (into which some of the 20 Times Square Pari Passu Companion Loans and each of the 20 Times Square Subordinate Companion Loans have been deposited) and, subject to the terms of the 20 Times Square Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 20 Times Square Noteholder will be effected in accordance with the 20 Times Square Trust 2018-TS TSA and the 20 Times Square Intercreditor Agreement.

The 20 Times Square Directing Holder (as defined below) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 20 Times Square Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the 20 Times Square Intercreditor Agreement, the holders of the 20 Times Square Subordinate Companion Loans (the “20 Times Square Subordinate Companion Loan Holders”) have the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The 20 Times Square Intercreditor Agreement sets forth the respective rights of the holders of the 20 Times Square Mortgage Loan and the 20 Times Square Companion Loans with respect to distributions of funds received in respect of the 20 Times Square Whole Loan, and provides, in general, that:

●	the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the 20 Times Square Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans, and the rights of the holders of the 20 Times Square Subordinate Companion Loans to receive payments with respect to the 20 Times Square Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans to receive payments with respect to the 20 Times Square Whole Loan;

●	all expenses and losses relating to the 20 Times Square Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holders of the 20 Times Square Subordinate Companion Loans and second to the issuing entity, as holder of the 20 Times Square Mortgage Loan, and the holders of the 20 Times Square Pari Passu Companion Loans on a pro rata and pari passu basis;

●	if no 20 Times Square Sequential Pay Event (as defined below) has occurred and is continuing with respect to the 20 Times Square Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the 20 Times Square Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans (other than default interest) to the holders of the 20 Times Square Mortgage Loan and 20 Times Square

Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at a per annum rate equal the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of each of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans, an amount equal to their respective percentage interests of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

Third, to the extent any 20 Times Square Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 20 Times Square Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse such 20 Times Square Subordinate Companion Loan Holder for all such cure payments;

Fourth, to pay accrued and unpaid interest on the 20 Times Square Subordinate Companion Loans (other than default interest) to each 20 Times Square Subordinate Companion Loan Holder on a pro rata and pari passu basis in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fifth, on a pro rata and pari passu basis, to each 20 Times Square Subordinate Companion Loan Holder first, an amount equal to its percentage interest of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until its respective note principal balance has been reduced to zero;

Sixth, to pay any yield maintenance premium then due and payable on the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans, on a pro rata and pari passu basis, then the 20 Times Square Subordinate Companion Loans, on a pro rata and pari passu basis;

Seventh, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the 20 Times Square Trust 2018-TS TSA, including, without limitation, to compensate the 20 Times Square Trust 2018-TS Master Servicer or 20 Times Square Trust 2018-TS Special Servicer as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans and the 20 Times Square Subordinate Companion Loan Holders, pro rata, based on their respective initial note principal balances;

Eighth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loan at the applicable default rate and (B) to each 20 Times Square Subordinate Companion Loan Holder in an amount calculated on the note principal balance of each 20 Times Square Subordinate Companion Loan at the applicable default rate, in each case, to the extent actually paid by the related borrower and not payable to the 20 Times Square Trust 2018-TS Master Servicer or 20 Times Square Trust 2018-TS Special Servicer, as applicable, pursuant to the 20 Times Square Trust 2018-TS TSA; and

Ninth, if any excess amount is available to be distributed in respect of the 20 Times Square Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through eighth, any remaining amount will be paid pro rata to each holder of the 20 Times Square Mortgage Loan, 20 Times Square Pari Passu Companion Loans and the 20 Times Square Subordinate Companion Loans based on their respective initial note principal balances.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the 20 Times Square Whole Loan, (ii) a non-monetary event of default as to which the 20 Times Square Whole Loan becomes a specially serviced loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the holders of the 20 Times Square Subordinate Companion Loans (or a designee of such holder) have not exercised their cure rights under the 20 Times Square Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “20 Times Square Sequential Pay Event”), amounts tendered by the borrower and otherwise available for payment on the 20 Times Square Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans (other than default interest) to the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans, in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Third, to pay accrued and unpaid interest on the 20 Times Square Subordinate Companion Loans (other than default interest) to the 20 Times Square Subordinate Companion Loan Holders on a pro rata and pari passu basis in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fourth, on a pro rata and pari passu basis, to the holders of the 20 Times Square Mortgage Loan and the 20 Times Square Pari Passu Companion Loans, an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Fifth, to the extent any 20 Times Square Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 20 Times Square Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse such 20 Times Square Subordinate Companion Loan Holder for all such cure payments;

Sixth, on a pro rata and pari passu basis, to each 20 Times Square Subordinate Companion Loan Holder, an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until its respective note principal balance has been reduced to zero;

Seventh, to pay any yield maintenance premium then due and payable on the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans, on a pro rata and pari passu basis, then the 20 Times Square Subordinate Companion Loans on a pro rata and pari passu basis;

Eighth, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the 20 Times Square Trust 2018-TS TSA, including, without limitation, to compensate the 20 Times Square Trust 2018-TS Master Servicer or 20 Times Square Trust 2018-TS Special Servicer, as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the holders of the 20 Times Square Mortgage Loan, 20 Times Square Pari Passu Companion Loans and the 20 Times Square Subordinate Companion Loans, pro rata, based on their respective initial note principal balances;

Ninth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the 20 Times Square Mortgage Loan and 20 Times Square Pari Passu Companion Loans at the applicable default rate and (B) to the holders of the 20 Times Square Subordinate Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the 20 Times Square Subordinate Companion Loans at the applicable default rate, in each case, to the extent actually paid by the related borrower and not payable to the 20 Times Square Trust 2018-TS Master Servicer or 20 Times Square Trust 2018-TS Special Servicer, as applicable, pursuant to the 20 Times Square Trust 2018-TS TSA; and

Tenth, if any excess amount is available to be distributed in respect of the 20 Times Square Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to each holder of the 20 Times Square Mortgage Loan, 20 Times Square Pari Passu Companion Loans and 20 Times Square Subordinate Companion Loans based on their respective initial note principal balances.

The Directing Holder

The 20 Times Square Directing Holder. The controlling noteholder (the “20 Times Square Directing Holder”) under the 20 Times Square Intercreditor Agreement, as of any date of determination, is:

●	initially, the joint representative appointed by the holders of the 20 Times Square Subordinate Companion Loans

●	if a 20 Times Square Control Appraisal Period has occurred and is continuing, the holder of the 20 Times Square Pari Passu Companion Loan identified as Note A-1-A (the “20 Times Square Lead Note”)

Provided that, if at any time the 20 Times Square Subordinate Companion Loans or the 20 Times Square Lead Note is included in a securitization, such rights may be exercised by the class of securities designated as the “controlling” class.

A “20 Times Square Control Appraisal Period” will exist with respect to the 20 Times Square Whole Loan, if and for so long as: (1)(a) the sum of (i) the initial principal balance of the 20 Times Square Subordinate Companion Loans minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 20 Times Square Subordinate Companion Loans, (y) any appraisal reduction amount for the 20 Times Square Whole Loan that is allocated to the 20 Times Square Subordinate Companion Loans and (z) any losses realized with respect to the 20 Times Square Mortgaged Property or the 20 Times Square Whole Loan that are allocated to the 20 Times Square Subordinate Companion Loans, plus (iii) the 20 Times Square Subordinate Companion Loan Threshold Event Collateral (as defined below), if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 20 Times Square Subordinate Companion Loans less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 20 Times Square Subordinate Companion Loan Holders after the creation of the 20 Times Square Subordinate Companion Loans; or (2) any interest in the 20 Times Square Subordinate Companion Loans is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the 20 Times Square Subordinate Companion Loan Holders as the 20 Times Square Directing Holder.

At any time that any 20 Times Square Subordinate Companion Loan is not included in a securitization, any holder of a 20 Times Square Subordinate Companion Loans is entitled to avoid a 20 Times Square Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions (which must be completed within 30 days of the receipt of a third party appraisal that indicates such control appraisal period has occurred), including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the 20 Times Square Mortgage Loan and the 20 Times Square Pari Passu Companion Loans and acceptable to, the 20 Times Square Trust 2018-TS Master Servicer or 20 Times Square Trust 2018-TS Special Servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 20 Times Square Intercreditor Agreement (either (x) or (y), the “20 Times Square Subordinate Companion Loan Threshold Event Collateral”, and (ii) the 20 Times Square Subordinate Companion Loan Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the 20 Times Square Trust 2018-TS TSA, would cause the applicable 20 Times Square Control Appraisal Period not to exist.

Consultation and Control

The 20 Times Square Trust 2018-TS Master Servicer and the 20 Times Square Trust 2018-TS Special Servicer will be required to notify the 20 Times Square Directing Holder (as defined above) (or its designee) and receive written consent with major decisions, as defined in the 20 Times Square Trust 2018-TS TSA (“20 Times Square Major Decisions”).

Neither the 20 Times Square Trust 2018-TS Master Servicer nor the 20 Times Square Trust 2018-TS Special Servicer will be required to follow any advice or consultation provided by the 20 Times Square Directing Holder (or its representative) that would require or cause the 20 Times Square Trust 2018-TS Master Servicer or 20 Times Square Trust 2018-TS Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause the 20 Times Square Trust 2018-TS Master Servicer or 20 Times Square Trust 2018-TS Special Servicer, as applicable, to violate provisions of the 20 Times Square Intercreditor Agreement or the 20 Times Square Trust 2018-TS TSA, require or cause the 20 Times Square Trust 2018-TS Master Servicer or 20 Times Square Trust 2018-TS Special Servicer, as applicable, to violate the terms of the 20 Times Square Whole Loan, or materially expand the scope of any of responsibilities of the 20 Times Square Trust 2018-TS Master Servicer or

20 Times Square Trust 2018-TS Special Servicer, as applicable, under the 20 Times Square Intercreditor Agreement or the 20 Times Square Trust 2018-TS TSA.

In addition, pursuant to the terms of the 20 Times Square Intercreditor Agreement, after a 20 Times Square Control Appraisal Period (and for so long as the 20 Times Square Control Appraisal Period remains in effect), (1) the 20 Times Square Trust 2018-TS Master Servicer (or the 20 Times Square Trust 2018-TS Special Servicer acting on its behalf) will be required to provide to the holder of the 20 Times Square Mortgage Loan (i) notice, information and reports with respect to any 20 Times Square Major Decisions (similar to such notice, information and report it is required to deliver to the directing certificateholder under the 20 Times Square Trust 2018-TS Trust pursuant to the 20 Times Square Trust 2018-TS TSA) without regard to whether a control termination event has occurred) and (ii) a summary of the asset status report relating to the 20 Times Square Whole Loan and (2) the 20 Times Square Trust 2018-TS Master Servicer (or the 20 Times Square Trust 2018-TS Special Servicer acting on its behalf) will be required to consult with the holder of the 20 Times Square Mortgage Loan (or its representative) on a non-binding basis with respect to any the 20 Times Square Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to the 20 Times Square Whole Loan, and consider alternative actions recommended by the holders of the 20 Times Square Mortgage Loan (or its representative); provided that after the expiration of a period of 10 business days from the delivery to the holder of the 20 Times Square Mortgage Loan (or its representative) by written notice of a proposed action, together with copies of the notice, information and report required to be provided, the 20 Times Square Trust 2018-TS Master Servicer (or the 20 Times Square Trust 2018-TS Special Servicer acting on its behalf) will no longer be obligated to consult with such holder of the 20 Times Square Mortgage Loan (or its representative), whether or not such holder of the 20 Times Square Mortgage Loan (or its representative) has responded within such 10 business day consultation period unless, the 20 Times Square Trust 2018-TS Master Servicer or the 20 Times Square Trust 2018-TS Special Servicer acting on its behalf proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating to such proposal). Notwithstanding the consultation rights of the holder of the 20 Times Square Mortgage Loan (or its representative) described above, the 20 Times Square Trust 2018-TS Master Servicer (or the 20 Times Square Trust 2018-TS Special Servicer acting on its behalf) may make any 20 Times Square Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day consultation period if the 20 Times Square Trust 2018-TS Master Servicer (or the 20 Times Square Trust 2018-TS Special Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the holders of the 20 Times Square Whole Loan. the 20 Times Square Trust 2018-TS Master Servicer (or the 20 Times Square Trust 2018-TS Special Servicer acting on its behalf) will not be obligated at any time to follow or take any alternative actions recommended by any of the holder of the 20 Times Square Mortgage Loan (or its representative).

Cure Rights

If any 20 Times Square Subordinate Companion Loan is included in the securitization of the 20 Times Square Lead Note, the provisions relating to cure rights in the 20 Times Square Intercreditor Agreement will not apply.

In the event that the related borrower fails to make any payment of principal or interest on the 20 Times Square Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the 20 Times Square Street Whole Loan, the 20 Times Square Subordinate Companion Loan Holders will have the right, but not the obligation, to cure such event of default subject to certain limitations set forth in the 20 Times Square Street Intercreditor Agreement. If more than one of the 20 Times Square Subordinate Companion Loan Holders elect to cure such default, the holder of Note A-B-1 will be the “Curing Note Holder”. The 20 Times Square Subordinate Companion Loan Holder will be limited to six (6) cures related to monetary defaults in the aggregate in a 12 month period and six (6) cures related to non-monetary defaults in the aggregate over the life of the 20 Times Square Street Whole Loan. So long as the holders of the 20 Times Square Subordinate Companion Loans are permitted to cure payment with respect to a non-monetary event of default, and are diligently and expeditiously prosecuting such cure, under the 20 Times Square Street Intercreditor Agreement, neither the 20 Times Square Trust 2018-TS Master Servicer nor the 20 Times Square Trust 2018-TS Special Servicer will be permitted to treat such event of default as such for purposes of transferring the 20 Times Square Street Whole Loan to special servicing or exercising remedies.

Purchase Option

If any 20 Times Square Subordinate Companion Loan is included in the securitization of 20 Times Square Lead Note, the provisions relating to purchase rights in the 20 Times Square Intercreditor Agreement will not apply.

At any time that any 20 Times Square Subordinate Companion Loans are not included in a securitization, if an event of default with respect to the 20 Times Square Whole Loan has occurred and is continuing, then, upon written notice from the 20 Times Square Subordinate Companion Loan Holders (“Note Holder Purchase Option Notice”), each holder will have the right to purchase the 20 Times Square Senior Loans for the purchase price provided in the 20 Times Square Intercreditor Agreement on a date (i) not more than ten (10) business days after providing written notice or (ii) not more than thirty (30) days after providing written notice if the purchasing noteholder deposits 10% of the purchase price with the respective holder or holders, as applicable, of the notes being purchased within ten (10) business days after written notice.

The right of the 20 Times Square Subordinate Companion Loan Holders to purchase the 20 Times Square Senior Loans will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 20 Times Square Mortgaged Property (and the 20 Times Square Trust 2018-TS Special Servicer is required to give the 20 Times Square Subordinate Companion Loan Holders fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the 20 Times Square Mortgaged Property is transferred to the 20 Times Square Trust 2018-TS Special Servicer (or another nominee on behalf of the 20 Times Square Trust 2018-TS Special Servicer) less than fifteen (15) days after the acceleration of the 20 Times Square Whole Loan, the holders of the 20 Times Square Mortgage Loan and the 20 Times Square Pari Passu Companion Loans must notify the 20 Times Square Subordinate Companion Loan Holders of such transfer, and the 20 Times Square Subordinate Companion Loan Holders will have a fifteen (15) day period from the date of such notice to deliver a Note Holder Purchase Option Notice, in which case the 20 Times Square Subordinate Companion Loan Holders will be obligated to purchase the 20 Times Square Mortgaged Property, in immediately available funds, within a fifteen (15) day period at the applicable purchase price. In the event that more than one 20 Times Square Subordinate Companion Holder delivers to the holder of the 20 Times Square Lead Note a Note Holder Purchase Option Notice, the holder of the 20 Times Square Lead Note will have the right to exercise such purchase option.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 20 Times Square Intercreditor Agreement and the 20 Times Square Trust 2018-TS TSA, if an event of default has occurred and is continuing, and if the 20 Times Square Trust 2018-TS Special Servicer determines to sell the 20 Times Square Mortgage Loan and the 20 Times Square Companion Loans, then the 20 Times Square Trust 2018-TS Special Servicer will have the right and obligation, subject to any rights of the 20 Times Square Directing Holder under the 20 Times Square Trust 2018-TS TSA, to sell the 20 Times Square Mortgage Loan together with the 20 Times Square Companion Loans as notes evidencing one whole loan in accordance with the terms of the 20 Times Square Intercreditor Agreement and the 20 Times Square Trust 2018-TS TSA, subject to the applicable consent rights of the 20 Times Square Directing Holder. In connection with any such sale, the 20 Times Square Trust 2018-TS Special Servicer will be required to follow the procedures set forth in the 20 Times Square Intercreditor Agreement and the 20 Times Square Trust 2018-TS TSA, including the provision that requires fifteen (15) business days’ prior written notice to the holders of the 20 Times Square Subordinate Companion Loans of the 20 Times Square Trust 2018-TS Special Servicer’s intention to sell the 20 Times Square Whole Loan.

Special Servicer Appointment Rights

Pursuant to the 20 Times Square Intercreditor Agreement and the 20 Times Square Trust 2018-TS TSA, the 20 Times Square Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the 20 Times Square Trust 2018-TS Special Servicer then acting with respect to the 20 Times Square Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the 20 Times Square Mortgage Loan, the 20 Times Square Pari Passu Companion Loans and the 20 Times Square Subordinate Companion Loans (or their representatives).

Additional Information

Each of the tables presented on Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in June 2018 and ending on a hypothetical Determination Date in July 2018. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

UBS AG, New York Branch, Société Générale, Cantor Commercial Real Estate Lending, L.P., KeyBank National Association, Argentic Real Estate Finance LLC and Natixis Real Estate Capital LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from UBS AG, New York Branch, Société Générale, Cantor Commercial Real Estate Lending, L.P., KeyBank National Association, Argentic Real Estate Finance LLC and Natixis Real Estate Capital LLC on or about July 10, 2018 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch’s has previously securitized an aggregate of approximately $3,993,043,987 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019. UBS AG, New York Branch is also the mortgage loan seller with respect to the DoubleTree Charlotte Airport Mortgage Loan and the Bremen Crossing Mortgage Loan, each of which was originated by Rialto Mortgage Finance, LLC.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated and in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 13, 2018. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2018, UBS AG, New York Branch has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Société Générale

General

Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“Société Générale”), is a sponsor and mortgage loan seller in this transaction. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 278 6461. Société Générale is an affiliate of SG Americas Securities, LLC, one of the underwriters.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January 2015, although it was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are Société Générale’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates until maturity.

Société Générale originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale.

Société Générale’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

Société Générale sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through March 31, 2018, Société Générale has securitized 159 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $3.4 billion.

Société Générale’s Underwriting Standards

Each of the Mortgage Loans originated by Société Générale (“Société Générale Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Société Générale cannot assure you that every loan will comply in all respects with the guidelines. Société Générale’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within Société Générale for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Société Générale originates mortgage loans for securitization from its U.S. headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Société Générale’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Société Générale. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Société Générale must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Société Générale typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan - to - value Ratio. Société Générale typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan - to - value Ratio. Société Générale’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Société Générale may vary from these guidelines.

Escrow Requirements. Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Société Générale are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Société Générale may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Société Générale relies on information provided by an independent engineer to make this determination. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Société Générale generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re leasing the space occupied by such tenants. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Société Générale generally obtains a Phase I ESA or an update of a previously obtained ESA for each mortgaged property prepared by an approved environmental consulting firm. Société Générale or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Société Générale generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Société Générale generally requires such Phase II ESA to be obtained.

Physical Condition Report. Société Générale generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Société Générale, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Société Générale often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Société Générale or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Société Générale typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Société Générale in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Société Générale’s Underwriting Standards” above, one or more of the Société Générale Mortgage Loans may vary from, or do not comply with, Société Générale’s underwriting guidelines described above. In addition, in the case of one or more of the Société Générale Mortgage Loans, Société Générale may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Société Générale Mortgage Loans were originated with any material exceptions to Société Générale’s underwriting policies.

Review of the Mortgage Loans for Which Société Générale is the Sponsor

Overview. In connection with the securitization described in this prospectus, Société Générale, as a sponsor of this offering, has conducted a review of the Société Générale Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was conducted as described below with respect to each of those Société Générale Mortgage Loans. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Société Générale or its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Société Générale Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of Société Générale Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Société Générale Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. After origination of each of the Société Générale Mortgage Loans, Société Générale Deal Team may have updated the information in the database and the related asset summary report with respect to the Société Générale Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Société Générale Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each of the Société Générale Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Société Générale, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Société Générale, relating to information in this prospectus regarding the Société Générale Mortgage Loans. These procedures included:

●	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

●	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Société Générale Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this prospectus.

Legal Review. Société Générale engaged various law firms to conduct certain legal reviews of the Société Générale Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Société Générale Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Société Générale’s standard form loan documents. In addition, origination counsel for each Société Générale Mortgage Loan reviewed Société Générale’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Société Générale’s standard form documents, as identified by Société Générale and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Société Générale relating to the Société Générale Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

Société Générale prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Société Générale Mortgage Loans included in the 15 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Société Générale Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Société Générale Mortgage Loans, Société Générale requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Société Générale Mortgage Loan, Société Générale, together with origination counsel, conducted a search with respect to each borrower under the related Société Générale Mortgage Loan to determine whether it filed for bankruptcy. If Société Générale became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Société Générale Mortgage Loans, Société Générale obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Société Générale Mortgage Loan, the Société Générale Deal Team also consulted with the applicable Société Générale mortgage loan origination team to confirm that each of the Société Générale Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Société Générale’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Société Générale will perform a review of any Société Générale Mortgage Loan that it elects to substitute for a Société Générale Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Société Générale, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Société Générale may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Société Générale and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Société Générale to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated in accordance with Société Générale’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Société Générale most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2018. Société Générale’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including March 31, 2018, Société Générale does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Société Générale nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Société Générale or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Société Générale” has been provided by Société Générale.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., one of the underwriters. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

CCRE Lending is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

CCRE Lending originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

CCRE Lending’s Loan Origination and Acquisition History

Since its founding in July 2010 through December 31, 2017, CCRE Lending has originated or acquired approximately 1,414 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $26.7 billion and has acted as a sponsor and mortgage loan seller on 73 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Defects or the material breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements”.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of CCRE Mortgage Loans Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans.

Data Comparison and Recalculation. The depositor, on behalf of CCRE Lending, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex C and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex A-3—Summaries of the Fifteen Largest Mortgage Loans”.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions. CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association, Midland Loan Services, a Division of PNC Bank, National Association or an affiliate of CCRE Lending, Berkeley Point; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)   Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)  Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)  Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)  Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1.

Exceptions

The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Lending most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 6, 2018. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including March 31, 2018, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CCRE Lending nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, CCRE Lending or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Cantor Commercial Real Estate Lending, L.P.” has been provided by CCRE Lending.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 8.2% of the Initial Pool Balance. KeyBank is also the holder of the HTI Medical Office Portfolio Pari Passu Companion Loan, identified as Note A-1 and the Griffin Portfolio II Pari Passu Companion Loan, identified as Note A-2-1 and Note A-2-2-1. KeyBank is also the primary servicer for the HTI Medical Office Portfolio Whole Loan that is serviced pursuant to the UBS 2018-C10 PSA. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2017, KeyBank’s Real Estate Capital Group originated a total of $19.7 billion in permanent, bridge, development and construction commercial mortgage loans from 23 offices nationwide. Of this total, $11.5 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of March 31, 2018, KeyBank had originated approximately $16.4 billion of commercial mortgage loans that have been securitized in 78 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

The Griffin Portfolio II Mortgage Loan

The Griffin Portfolio II Mortgage Loan (3.1%), was co-originated with Bank of America, N.A.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 6, 2018 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2017 as a sponsor of commercial mortgage loan securitizations. Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including April 1, 2015 to and including March 31, 2018, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (although, for the avoidance of doubt, KeyBank, as primary servicer for certain of the serviced mortgage loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such mortgage loans). However, KeyBank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 40 West 57th Street, 29th Floor, New York, New York 10019.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 249 commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $3,542,426,477.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial, multifamily or manufactured housing community mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12 of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;

●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of the asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on February 14, 2018. Argentic’s Central Index Key is 0001624053. With respect to the period from and including September 24, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including March 31, 2018, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

Argentic is an affiliate of (i) Argentic Securities Income USA LLC, the entity that is expected to be appointed as the initial Directing Certificateholder, and (ii) Argentic Securities Holdings Cayman Limited, the expected holder of the VRR Interest and the HRR Certificates. Except as described above, neither Argentic nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the VRR Interest and the HRR Certificates) at any time.

The information set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor, a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned indirect subsidiary of Natixis S.A. a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis S.A. is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. Natixis S.A. is a publicly listed French bank on Euronext Paris. Its majority shareholder is BPCE. Natixis S.A. has three core business lines: Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research); Investment Solutions & Insurance (which includes asset management, insurance, private banking and private equity); and Specialized Financial Services (which includes factoring, leasing, consumer finance, employee savings schemes, sureties and financial guarantees, payments and securities services, distributed mainly through the two retail banking networks of the Groupe BPCE. Natixis S.A. also holds interests in certain non-core businesses referred to as “Financial Investments.” Natixis S.A. is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of July 17, 2017, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $40.4 billion and the total amount of these loans that were securitized is in excess of $20.7 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute another mortgage loan or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and in Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2017. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2014 to March 31, 2018.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.001	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

Neither NREC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

The Depositor

UBS Commercial Mortgage Securitization Corp. is a special purpose corporation incorporated in the State of Delaware on October 12, 2011 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019. The depositor’s telephone number is (212) 713-2000. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by UBS Americas, Inc., a subsidiary UBS AG, New York Branch.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, UBS Commercial Mortgage Trust 2018-C11 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the asset representations reviewer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Wells Fargo Bank will act as the trustee, the certificate administrator, the custodian and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 268,000 employees as of September 30, 2017, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC: N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2017, Wells Fargo Bank was acting as trustee on approximately 362 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $132 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2017, Wells Fargo Bank was acting as securities administrator with respect to more than $415 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2017, Wells Fargo Bank was acting as custodian of more than 227,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsors or an affiliate of the sponsors and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2017 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for such transactions. For one CMBS transaction, an administrative error caused an underpayment to certain classes and a correlating overpayment to certain classes on one distribution date in 2017. The affected distributions were revised to correct the error before the next distribution date. For the second CMBS transaction, an administrative error resulted in certain holders of definitive certificates not receiving a distribution on one distribution date in 2017. The error was corrected when the required distributions were made the next day. For the third CMBS transaction, required distributions for one distribution date in 2017 were made eight days late as a result of an inadvertent payment systems error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., (“Wells Fargo Bank”) in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). In September 2017, Royal Park Investments SA/NV (“Royal Park”), one of the plaintiffs in the District Court cases against Wells Fargo Bank, filed a putative class action complaint relating to two trusts seeking declaratory and injunctive relief and money damages based on Wells Fargo Bank’s indemnification from trust funds for legal fees and expenses Wells Fargo Bank incurs or has incurred in defending the District Court case filed by Royal Park. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo Bank set forth under this heading “—The Trustee and the Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch Ratings, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, Inc. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business and Morningstar Credit Ratings, LLC. For each category, S&P Global Ratings, a Standard & Poor’s Financial Services LLC business ranks Midland as “Strong” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Fitch Ratings, Inc. rates Midland as “CMS1” for master servicer, “CPS1” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2018, Midland was master and/or primary servicing approximately 31,950 commercial and multifamily mortgage loans with a principal balance of approximately $454 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,060 of such loans, with a total principal balance of approximately $169 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2015 to 2017.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2015	2016	2017

CMBS	$149	$149	$162

Other	$255	$294	$323

Total	$404	$444	$486

As of March 31, 2018, Midland was named the special servicer in approximately 315 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $156 billion. With respect to such transactions as of such date, Midland was administering approximately 103 assets with an outstanding principal balance of approximately $786 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2015 to 2017.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2015	2016	2017

Total	$110	$121	$145

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing holder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and the related Intercreditor Agreement and limitations on the right of such person to replace the special servicer. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Pursuant to certain interim servicing agreements between UBS AG, New York Branch or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between NREC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain NREC Mortgage Loans prior to their inclusion in the issuing entity.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

Pursuant to a certain servicing arrangement between Berkeley Point Capital LLC or one of its affiliates, on the one hand, and Midland on the other hand, Midland acts as an interim servicer with respect to certain Mortgage Loans, including, prior to their inclusion in the issuing entity, certain of the underlying Mortgage Loans originated by CCRE Lending or one of its affiliates.

Pursuant to a limited subservicing agreement between Berkeley Point Capital LLC and Midland, Berkeley Point Capital LLC is expected to have certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to all CCRE Mortgage Loans, representing approximately 4.0% of the Initial Pool Balance.

Pursuant to a primary servicing agreement between KeyBank National Association, on the one hand, and Midland, on the other hand, KeyBank National Association is expected to have full cashiering subservicing duties with respect to one of the KeyBank Mortgage Loans, representing approximately 2.1% of the Initial Pool Balance.

Midland is the master servicer under the CSAIL 2018-CX11 PSA with respect to the Throggs Neck Shopping Center Whole Loan the Soho House Chicago Whole Loan.

The foregoing information regarding Midland under this section titled “—The Master Servicer” has been provided by Midland. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Outside Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Mortgage Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 160 as of March 31, 2018. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●	160 domestic commercial mortgage backed securitization pools as of March 31, 2018 with a then current face value in excess of $72.9 billion.

As of March 31, 2018, LNR Partners has resolved approximately $72.5 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans through December 31, 2017 and approximately $0.93 billion of commercial and multifamily mortgage loans through March 31, 2018. These loans include mortgage loans secured by the same types of income producing properties as securing the Mortgage Loans backing the Certificates and such properties may compete with these Mortgaged Properties.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of March 31, 2018, LNR Partners and its affiliates specially service a portfolio, which included approximately 4,944 assets across the United States and various international properties with a then current face value of approximately $72.9 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, any originator or any significant obligor.

LNR Partners currently serves as special servicer under the CSAIL 2018-CX11 PSA which governs the servicing of the Throggs Neck Shopping Center Whole Loan and the Soho House Chicago Whole Loan.

Except as disclosed in this prospectus and except for LNR Partners (i) acting as Special Servicer for this securitization transaction, (ii) acting as special servicer under the CSAIL 2018-CX11 PSA which governs the servicing of the Throggs Neck Shopping Center Whole Loan and the Soho House Chicago Whole Loan and (iii) assisting Argentic Securities Holding Cayman Limited and/or one or more of its affiliates with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except for the fees and additional special servicing compensation under the PSA, neither LNR Partners nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of LNR Partners and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by LNR Partners.

The Primary Servicer

KeyBank National Association

KeyBank will be appointed as a primary servicer with respect to the KeyBank Mortgage Loans other than the HTI Medical Office Portfolio Mortgage Loan and the Griffin Portfolio II Mortgage Loan (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the Depositor, any other mortgage loan seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer. KeyBank is also the primary servicer of the HTI Medical Office Portfolio Whole Loan that is serviced under the UBS 2018-C10 PSA.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2015	12/31/2016	12/31/2017	3/31/2018
By Approximate Number	16,876	17,866	16,654	16,899

By Approximate Aggregate Principal Balance (in billions)	$185.2	$189.3	197.6	206.3

Within this servicing portfolio are, as of March 31, 2018, approximately 8,608 loans with a total principal balance of approximately $157.0 billion that are included in approximately 566 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2017, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch and Morningstar Credit Ratings, LLC. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Primary Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer and “CPS2+” as a primary servicer. Morningstar Credit Ratings, LLC has assigned to KeyBank the rankings of “MOR CS1” as master servicer and “MOR CS1” as primary servicer. S&P’s, Fitch’s, and Morningstar Credit Rating LLC’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	Aa3

Short-Term Deposits	N/A	F1	P-1

Long-Term Debt Obligations	A-	A-	A3

Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the applicable KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.  Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans.  KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the applicable servicing agreement.  Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original loan documents.  KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the applicable servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. One such action was brought by a certificateholder of a commercial mortgage-backed securities trust in the Supreme Court of New York, County of New York, in connection with KeyBank’s determination of the fair value of a loan secured by the Bryant Park Hotel in New York City. KeyBank denies liability in such action, and KeyBank does not believe that such action or any other lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying mortgage loans pursuant to the KeyBank Primary Servicing Agreement.

KeyBank is not aware of any other lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain, on the Closing Date, any certificates issued by the issuing entity or any other economic interest in this securitization (and, for the avoidance of doubt, KeyBank, as primary servicer for the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans). KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “—The Primary Servicer—KeyBank National Association” has been provided by KeyBank and none of the depositor, any underwriter nor any of their affiliates takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans (2.1%) other than the HTI Medical Portfolio Mortgage Loan and the Griffin Portfolio II Mortgage Loan. Accordingly, Midland, as master servicer, and KeyBank, as primary servicer, will enter into a Primary Servicing Agreement, dated as of July 1, 2018 (the “KeyBank Primary Servicing Agreement”). The primary servicing of such KeyBank Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Duties. With respect to the KeyBank Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of the KeyBank Serviced Mortgage Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such Mortgage Loan as approved by the master servicer,

●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections,

●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees and compensation in the nature of additional servicing compensation due to KeyBank, as primary servicer and any escrow and reserve payments to be held by KeyBank,

●	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements,

●	performing annual inspections of the related Mortgaged Property and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such KeyBank Serviced Mortgage Loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of any borrower requests or transactions; provided, however, that KeyBank will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any defaults under the KeyBank Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such KeyBank Serviced Mortgage Loans without the prior written approval of the master servicer, and

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

KeyBank will provide to master servicer access to all the servicing files, Mortgage Loan files and servicing systems maintained by KeyBank with respect to the KeyBank Serviced Mortgage Loans for audit and review. KeyBank will not take any action (whether or not authorized under the KeyBank Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC. KeyBank will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and KeyBank will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KeyBank is able to perform its obligations under the KeyBank Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over KeyBank. KeyBank will not communicate directly with the special servicer, the Directing Certificateholder, any Loan-Specific Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any Major Decisions, Special Servicer Decisions or any other action requiring the approval of the master servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder, any Loan-Specific Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the PSA or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the PSA or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to each KeyBank Serviced Mortgage Loan under the PSA. KeyBank is not entitled to any Prepayment Interest Excess. KeyBank will be entitled to such additional primary servicing compensation as set forth in the KeyBank Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to each related KeyBank Serviced Mortgage Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of any assumption application fees and 50% of the master servicer’s share of any defeasance fees;

●	100% of the master servicer’s share of (i) any charges for beneficiary statements to the extent such beneficiary statements were prepared by KeyBank and (ii) amounts collected for checks returned for insufficient funds actually paid by the borrower relating to the accounts held by KeyBank;

●	100% of late payment charges, demand charges and default interest paid by the related borrowers, except as required to offset outstanding interest on Advances or certain additional trust fund expenses incurred with respect to the related KeyBank Serviced Mortgage Loan;

●	50% of the master servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and similar fees; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be entitled to 50% of the master servicer’s share of any fees received by the master servicer with respect to any Special Servicer Decision and any Major Decision regardless as to whether KeyBank processes such action or not. The special servicer will process all Special Servicer Decisions and Major Decisions, unless the master servicer and the special servicer mutually agree that the master servicer will process such Special Servicer Decision or Major Decision. If the master servicer and the special servicer mutually agree that the master servicer will process such Special Servicer Decision or Major Decision, KeyBank will be required to process such Special Servicer Decision or Major Decision.

KeyBank will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither KeyBank nor any partners, directors, officers, shareholders, members, managers, employees or agents of KeyBank (the “KeyBank Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment. However, this will not protect the KeyBank Parties against losses resulting from any breach of warranties or representations made in the KeyBank Primary Servicing Agreement, or against any liability that would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement (collectively, the “Losses”) incurred by KeyBank (a) resulting from (i) any breach by the master servicer of a representation or warranty made by it under the KeyBank Primary Servicing Agreement or (ii) the master servicer’s willful misconduct, bad faith or negligence in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or negligent disregard of its obligations and duties under the KeyBank Primary Servicing Agreement or (b) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the KeyBank Primary Servicing Agreement or the transactions contemplated by the KeyBank Primary Servicing Agreement, other than any Losses incurred by KeyBank (i) that are specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank, or (B) willful misconduct, bad faith or negligence of KeyBank in the performance of its respective obligations or duties under the KeyBank Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification under clause (b) above will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of the KeyBank for such indemnification. The master servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any Losses incurred by KeyBank under clause (b) above.

KeyBank will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the master servicer in connection with any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement resulting from (1) any breach by KeyBank of a representation or warranty made by KeyBank in the KeyBank Primary Servicing Agreement or (2) any willful misconduct, bad faith or negligence by KeyBank in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

●	immediately by the master servicer (or at the Depositor’s request to the extent the Depositor has the right to request termination of KeyBank under the PSA) pursuant to the final two bullets listed under KeyBank Primary Servicer Termination Events below;

●	promptly following KeyBank being or becoming Risk Retention Affiliated (as defined under the Credit Risk Retention Rules) with or a Risk Retention Affiliate (as defined under the Credit Risk Retention Rules) of the Retaining Party or any Subsequent Third Party Purchaser;

●	upon resignation by KeyBank;

●	with respect to any KeyBank Serviced Mortgage Loan, in the event such KeyBank Serviced Mortgage Loan is substituted pursuant to the PSA;

●	at the option of the master servicer in its sole discretion, in the event a KeyBank Serviced Mortgage Loan is purchased or repurchased pursuant to the PSA;

●	with respect to a KeyBank Serviced Mortgage Loan, upon defeasance of such KeyBank Serviced Mortgage Loan; or

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank to remit amounts due to the accounts maintained by KeyBank or to the master servicer, any amount required to be so remitted by KeyBank which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;

●	any failure on the part of KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for a period of twenty (20) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) business days in the case of KeyBank’s obligations under the KeyBank Primary

Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the KeyBank Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, if such failure is capable of being cured and KeyBank is diligently pursuing such cure, such period will be extended an additional twenty (20) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

●	any breach on the part of KeyBank of any representation or warranty made pursuant to the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders or holders of any related Serviced Pari Passu Companion Loan and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, that if such breach is capable of being cured and KeyBank is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KeyBank and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of fifty (50) days;

●	KeyBank consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KeyBank, or of or relating to all or substantially all of its property;

●	KeyBank admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;

●	either of Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (B) placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by Moody’s or KBRA within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;

●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of the delisting;

●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the direct failure of KeyBank to perform any obligation required under the KeyBank Primary Servicing Agreement;

●	the failure of KeyBank to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KeyBank Primary Servicing Agreement, which failure continues for five (5) days after KeyBank’s receipt of written notice thereof; or

●	subject to the PSA, any failure by KeyBank to comply with any of the requirements under Article XI of the PSA applicable to KeyBank, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article XI of the PSA.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the KeyBank Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information regarding the KeyBank Primary Servicing Agreement set forth in this “Summary of KeyBank Primary Servicing Agreement” section has been provided by Midland.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of voting rights have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located in Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans focused on independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of March 31, 2018, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 139 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $138 billion since October 2010.

As of March 31, 2018, Pentalpha Surveillance has acted as asset representations reviewer in 35 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $38 billion. Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the SEC in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsor, the mortgage loan seller, the trustee, the certificate administrator, the master servicer, either special servicer, the directing holder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

Pentalpha Surveillance does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

As a result of the foregoing information with respect to Pentalpha Surveillance’s experience and independence, the representations and warranties being given by Pentalpha Surveillance under the PSA, and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

As of the Closing Date, neither Pentalpha Surveillance nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

As a result of the foregoing information with respect to Pentalpha Surveillance’s experience and independence, the representations and warranties being given by Pentalpha Surveillance under the PSA, and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

Credit Risk Retention

General

This transaction is required to comply with the credit risk retention regulations promulgated pursuant to Section 15G of the Exchange Act, as such regulations relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). Argentic Real Estate Finance LLC has been designated by the sponsors to act as the risk-retaining sponsor (in such capacity, the “Retaining Sponsor”) under the Credit Risk Retention Rules and is expected to satisfy its risk retention requirements through a combination of the following on the Closing Date:

●	the purchase by its MOA, which is expected to be Argentic Securities Holdings Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (referred to herein as the “Retaining Party”) of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules); and

●	the purchase by the Retaining Party of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) with an expected initial Certificate Balance of approximately 2.21% of the Certificate Balance, the Notional Amount or Percentage Interest, as applicable, of each class of certificates set forth below.

Class	Approx. Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$583,000
Class A-2	$1,661,000
Class A-SB	$683,000
Class A-3	$1,269,000
Class A-4	(2)
Class A-5	(2)
Class X-A	$12,416,000
Class X-B	$3,238,000
Class A-S	$1,730,000
Class B	$776,000
Class C	$732,000
Class X-D	$789,000
Class D	$789,000
Class E-RR	$409,000
Class F-RR	$222,000
Class NR-RR	$666,000
Class Z	2.21%

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the Issuing Entity.

(2)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the retained interests are expected to be $2,758,000 - $3,574,000 with respect to Class A-4 and $4,646,000 - $5,462,000 with respect to Class A-5.

The Retaining Party is also expected to purchase the Class E-RR, Class F-RR and Class NR-RR certificates (other than the portion of each such class included in the VRR Interest) with an aggregate fair value representing approximately 2.79% of the aggregate fair value of the certificates (other than the Class R certificates) as of the Closing Date (collectively, the “HRR Certificates”).

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the HRR Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such HRR Certificates, a “Subsequent Third Party Purchaser”) at any time after July 10, 2023. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are modified, repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

Material Terms of the Yield-Priced Principal Balance Certificates

CMBS such as the Yield-Priced Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class E-RR, Class F-RR and Class NR-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided. The Retaining Party is expected to purchase the Yield–Priced Principal Balance Certificates identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of HRR Certificates	Expected Initial Certificate Balance of HRR Certificates(1)	Expected Initial Certificate Balance of Class	Estimated Range of Fair Values of HRR Certificates (in % and $)(2)(3)	Expected Purchase Price(4)
Class E-RR	$ 18,091,000	$ 18,500,000	0.86% - 0.91%/$7,230,314	39.96636%
Class F-RR	$ 9,825,000	$ 10,047,000	0.47% - 0.49%/$3,926,695	39.96636%
Class NR-RR	$ 29,478,085	$ 30,144,085	1.40% - 1.47%/$11,781,318	39.96636%

(1)	These amounts do not include the expected initial Certificate Balances of the Class E-RR, Class F-RR and Class NR-RR certificates that are a part of the VRR Interest. The VRR Interest is not included in the Certificate Balance of any Yield-Priced Principal Balance Certificates.

(2)	The estimated fair value of the applicable Certificate Balance of the indicated class of certificates (exclusive of the portion thereof that is part of the VRR Interest) expressed as a percentage of the estimated fair value of all of the certificates issued by the issuing entity and as a dollar amount. For a description of the manner in which the Retaining Sponsor determined the estimated fair value of the certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)	The fair value dollar amount of the Yield-Priced Principal Balance Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “Determination of Amount of Required Horizontal Credit Risk Retention—Yield-Priced Principal Balance Certificates” and “—Calculation of Estimated Fair Value of all Certificates”. The fair value of the other Regular Certificates is unknown and has been determined by the Retaining Sponsor as described under “—Swap-Priced Principal Balance Certificates—Determination of Swap-Priced Expected Price” below.

(4)	Expressed as a percentage of the expected initial Certificate Balance of each class of Yield-Priced Principal Balance Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Party is approximately $22,938,327, excluding accrued interest.

The aggregate estimated fair value of the HRR Certificates in the above table is expected to be equal to at least 2.79% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

The Retaining Party estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $41,053,079 representing 5% of the aggregate fair value, as of the Closing Date, of all of the Classes of Regular Certificates and the Class Z certificates, excluding accrued interest.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Principal Balance Certificates (in reverse sequential order), second, to the Class D Certificates, third, to the Class C Certificates, fourth, to the Class B Certificates, fifth, to the Class A-S Certificates and sixth, to the Senior Certificates (other than the Class X Certificates), in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in this “—Material Terms of the Yield-Priced Principal Balance Certificates” section, see “Description of the Certificates” and “Pooling and Servicing Agreement”.

The Retaining Party

It is anticipated that on the Closing Date, Argentic Securities Holdings Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (“ASH”), a majority-owned affiliate of the Retaining Sponsor, a Delaware limited liability company, will purchase for cash the VRR Interest and the remaining Class E-RR, Class F-RR, Class NR-RR and Class Z certificates.

ASH was formed primarily to invest in junior tranches of commercial mortgage backed securities (“CMBS B-piece Securities”). As of March 31, 2018, ASH and its subsidiaries have made seven purchases of CMBS B-piece Securities.

ASH is managed by Argentic Investment Management LLC (“Argentic Investment Management”). Argentic Investment Management is an experienced commercial real estate debt investor. Certain senior members of Argentic Investment Management’s real estate credit team have over 20 years of CMBS experience as of March 31, 2018. Investment vehicles managed by Argentic Investment Management have made investments in fixed and floating rate whole loans, subordinate debt, preferred equity and commercial mortgage-backed securities.

ASH and Argentic Investment Management are affiliates of the Retaining Sponsor, which is a sponsor, a mortgage loan seller and an originator.

Determination of Amount of Required Horizontal Credit Risk Retention

General

A number of inputs factored into the Retaining Sponsor’s determination of the range of estimated fair values of the classes of certificates presented above. The Retaining Sponsor computed the range of estimated fair values for the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates and the fair value of the Yield-Priced Principal Balance Certificates in the manner described below for the applicable class of certificates.

Swap-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	2.5695%	2.8167%	3.0639%
3YR	2.5695%	2.8167%	3.0639%
4YR	2.6013%	2.9195%	3.2377%
5YR	2.5966%	2.9264%	3.2562%
6YR	2.5982%	2.9322%	3.2662%
7YR	2.6032%	2.9378%	3.2724%
8YR	2.6149%	2.9466%	3.2783%
9YR	2.6282%	2.9565%	3.2848%
10YR	2.6409%	2.9668%	3.2927%
11YR	2.6570%	2.9774%	3.2978%

Based on the swap yield curve, the Retaining Sponsor will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.20%	0.25%	0.30%
Class A-2	0.35%	0.40%	0.45%
Class A-SB	0.70%	0.75%	0.80%
Class A-3	0.80%	0.85%	0.90%
Class A-4	0.81%	0.86%	0.91%
Class A-5	0.83%	0.88%	0.93%
Class A-S	0.95%	1.05%	1.15%
Class B	1.05%	1.20%	1.35%
Class C(1)	1.70%	2.00%	2.30%
Class D(1)	3.20%	3.70%	4.20%

(1)	Class C and Class D may accrue interest at the WAC Rate or a variable rate per annum equal to the WAC Rate minus a specified percentage.

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	2.7695%	3.0667%	3.3639%
Class A-2	2.9471%	3.3256%	3.7041%
Class A-SB	3.3064%	3.6902%	4.0740%
Class A-3	3.4034%	3.7879%	4.1725%
Class A-4	3.4469%	3.8236%	4.2002%
Class A-5	3.4694%	3.8456%	4.2218%
Class A-S	3.5900%	4.0161%	4.4422%
Class B	3.6900%	4.1661%	4.6422%
Class C	4.3400%	4.9661%	5.5922%
Class D	5.8409%	6.6668%	7.4927%

Determination of Class Sizes

The depositor and sponsors were provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the depositor and sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the depositor, the sponsors or affiliates thereof may have elected not to engage an NRSRO for particular Classes of Yield-Priced Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Swap-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates(1)	Target Price
Class A-1	100.00%
Class A-2	103.00%
Class A-SB	103.00%
Class A-3	103.00%
Class A-4	101.00%
Class A-5	103.00%
Class A-S	103.00%
Class B	103.00%
Class C	103.00%
Class D	103.00%

(1)	The Target Price may not be realized with respect to Class C and Class D if such classes accrue interest at the WAC Rate or a variable rate per annum equal to the WAC Rate minus a specified percentage.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	2.7971%	3.0956%	3.3937%
Class A-2	3.6200%	4.0031%	4.3858%
Class A-SB	3.7722%	4.1595%	4.5464%
Class A-3	3.8847%	4.2726%	4.6600%
Class A-4	3.5606%	3.9358%	4.3106%
Class A-5	3.8208%	4.1997%	4.5782%
Class A-S	3.9409%	4.3698%	4.7982%
Class B	4.0416%	4.5207%	4.9991%(2)
Class C	4.6956%	5.0613%(1)	5.0613%(1)
Class D	4.0613%(1)	4.0613%(1)	4.0613%(1)

(1)	Based on the WAC Rate.

(2)	Expected to accrue interest at the lesser of (i) 4.9991% or (ii) the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. However, if the Assumed Certificate Coupon for any class of Swap-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Swap-Priced Expected Prices for each class of Swap-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of Swap-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	2.515%	2.864%	3.213%
10YR	2.569%	2.899%	3.229%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.20%	1.35%	1.50%
Class X-B	1.00%	1.25%	1.55%
Class X-D	2.20%	2.95%	3.70%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.7354%	4.2272%	4.7191%
Class X-B	3.5633%	4.1453%	4.7773%
Class X-D	4.7646%	5.8461%	6.9277%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such class of Interest-Only Certificates is based.

Determination of Interest–Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each such class of Yield-Priced Principal Balance Certificates. The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Retaining Party based on a targeted discount yield to maturity of 18.5405% (inclusive of agreed upon price adjustments) for each class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Structuring Assumptions and 0% CPY, each as agreed to among the Retaining Sponsor and the Retaining Party.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of Expected Prices.

The Retaining Sponsor has determined that the Class Z certificates have a fair value of zero based on the fact that no Excess Interest is expected to be received and, accordingly there is no market for the Class Z certificates.

Range of Estimated Fair Values for the Regular Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$26,418,942	$26,418,997	$26,418,998
Class A-2	$77,514,522	$77,514,379	$77,514,567
Class A-SB	$31,876,354	$31,876,287	$31,876,395
Class A-3	$59,202,091	$59,202,054	$59,201,994
Class A-4(1)	$144,934,767	$144,933,941	$144,934,159
Class A-5(1)	$235,940,474	$235,939,549	$235,939,547
Class X-A	$19,738,475	$34,524,860	$49,920,789
Class X-B	$1,371,118	$5,306,209	$10,402,494
Class X-D	$2,527,475	$2,648,080	$2,777,501
Class A-S	$80,722,760	$80,722,607	$80,722,941
Class B	$36,114,978	$36,221,823	$36,221,827
Class C	$31,765,829	$33,323,162	$34,151,633
Class D	$27,181,612	$28,972,942	$30,909,535
Class E-RR	$7,393,778	$7,393,778	$7,393,778
Class F-RR	$4,015,421	$4,015,421	$4,015,421
Class NR-RR	$12,047,495	$12,047,495	$12,047,495
Class Z	$0	$0	$0
Total:	$798,766,091	$821,061,583	$844,449,074

(1)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-4 Certificates are expected to be within a range of $125,000,000 and $162,000,000, and the respective initial Certificate Balances of the Class A-5 Certificates are expected to be within a range of $210,569,000 and $247,569,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $372,569,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-4 Certificates is assumed to be $143,500,000 and the Certificate Balance of the Class A-5 Certificates is assumed to be $229,069,000.

The estimated range of fair value for all the Certificates is approximately $798,766,091 to $844,449,074.

Hedging, Transfer and Financing Restrictions

The Retaining Party will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Retaining Party not to transfer (i) the VRR Interest except to an MOA of the Retaining Sponsor and (ii) the HRR Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until after July 10, 2023, except that the Retaining Party will be permitted to transfer the HRR Certificates to a MOA of the Retaining Sponsor, at any time, subject to the satisfaction of certain conditions. After that date, the Retaining Party may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Retaining Party satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The Retaining Sponsor may obtain financing with respect to, and pledge (directly or indirectly), its interest in the VRR Interest in an amount that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—A Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date. However, in the event that any or all restrictions and/or limitations under the Credit Risk Retention Rules applicable to the Retaining Party (including those restrictions and limitations described in this prospectus) are withdrawn, repealed or modified to be less restrictive, the parties to the underlying risk retention agreement have agreed to modify any corresponding terms of such agreement to reflect any such withdrawal, repeal or modification.

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability corporation. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer; and

●	issue an annual report generally setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

 In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of the experience and independence of Pentalpha Surveillance LLC as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been made by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of UBS AG, New York Branch, Société Générale, CCRE Lending, KeyBank, Argentic and NREC will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth on Annex D-2 (the “Exception Schedules”).

At the time of its decision to include the Mortgage Loans in this transaction, each mortgage loan seller determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 (with respect to the Mortgage Loans contributed by the mortgage loan seller) were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by the related mortgage loan seller that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by the related mortgage loan seller that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which the related mortgage loan seller based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “ Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2018-C11 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class NR-RR, Class Z and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class NR-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-D certificates) and the Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5% and further subject to the discussion in footnote (1) and (2) below):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$26,419,000
A-2	$75,257,000
A-SB	$30,948,000
A-3	$57,478,000
A-4	$125,000,000 – 162,000,000(2)
A-5	$210,569,000 – 247,569,000(2)
X-A	$562,671,000
X-B	$146,696,000
A-S	$78,372,000
B	$35,167,000
C	$33,157,000

Non-Offered Certificates
X-D	$35,758,000
D	$35,758,000
E-RR	$18,500,000
F-RR	$10,047,000
NR-RR	$30,144,085
Z	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity.

(2)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the Class A-4 certificates are expected to be within a range of $125,000,000 and $162,000,000, and the respective initial Certificate Balances of the Class A-5 certificates are expected to be within a range of $210,569,000 and $247,569,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $372,569,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “ —Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $562,671,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $146,696,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $35,758,000.

The Class Z certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class Z certificates will represent the right to receive Excess Interest received on the ARD Loan allocated as described under “—Available Funds” and “—Excess Interest” below.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class Z certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Excess Interest will be held in a grantor trust (the “Grantor Trust”), beneficial ownership of which will be represented by the Class Z certificates.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2018.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class Z or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA and/or Intercreditor Agreement) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the close of business on the related P&I Advance Date (inclusive of any amounts transferred to the Distribution Account on or before such P&I Advance Date), exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), an amount equal to the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class Z certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any amounts actually collected on a Mortgage Loan that represent late payment charges, demand charges or default interest, other than Prepayment Premiums, Yield Maintenance Charges or Excess Interest;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means with respect to (i) any Mortgage Loan or Companion Loan, as applicable, on or prior to its maturity date, the day of the month set forth in the related mortgage note on which each Periodic Payment is scheduled to be first due, (ii) any Mortgage Loan or Companion Loan, as applicable, after its maturity date, the day of the month set forth in the related mortgage note on which each Periodic Payment on such Mortgage Loan or Companion Loan, as applicable, had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related mortgage note on which each Periodic Payment on the related Mortgage Loan or Companion Loan, as applicable, had been scheduled to be first due.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any

Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds. The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date:

(a)          to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)          to the Class A-1 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clause (a) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-1 certificates are reduced to zero;

(c)          to the Class A-2 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clauses (a) and (b) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)          to the Class A-3 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)          to the Class A-4 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)           to the Class A-5 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-5 certificates is reduced to zero; and

(g)          to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such

Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class NR-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E-RR certificates and the Class F-RR certificates have been reduced to zero, to the Class NR-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class NR-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass - Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class NR-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and

(ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a) the Principal Shortfall for that Distribution Date,

(b) the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans means the amount, if any, by which (1) the related Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth on Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth on Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the

Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)  the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii) all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii) the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i) the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii) the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class Z certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, Insurance and Condemnation Proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and excess interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such

Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees or Workout Fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to such Classes of Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as described above and (3) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class E-RR, Class F-RR, Class NR-RR, Class Z or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	April 2023
Class A-2	July 2023
Class A-SB	November 2027
Class A-3	December 2025
Class A-4	May 2028 - May 2028(1)
Class A-5	June 2028 -June 2028(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2028
Class B	June 2028
Class C	June 2028

(1) The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 Certificates ranging from $125,000,000 to $162,000,000.

(2) The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-5 Certificates ranging from $210,569,000 to $247,569,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in June 2051. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest that would have accrued) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to a Serviced AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on the P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)  the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii) the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Non-Serviced Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class NR-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E-RR, Class F-RR and Class NR-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR and Class NR-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR and Class NR-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “ —Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E-RR certificates, the Class F-RR certificates and the Class NR-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class NR-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage

Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”).

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR-RR certificates;

second, to the Class F-RR certificates;

third, to the Class E-RR certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class Z or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “ Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) with respect to any Mortgage Loan that permits additional debt or mezzanine debt (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the Interest Distribution Amount, the Interest Accrual Amount and the Interest Shortfall Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)          a report as of the close of business on the immediately preceding Determination Date, containing the information provided for on Annex B (the “Distribution Date Statement”);

(2)          a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)          a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)          a CREFC® advance recovery report;

(5)          a CREFC® total loan report;

(6)          a CREFC® operating statement analysis report;

(7)          a CREFC® comparative financial status report;

(8)          a CREFC® net operating income adjustment worksheet;

(9)          a CREFC® real estate owned status report;

(10)        a CREFC® servicer watch list;

(11)        a CREFC® loan level reserve and letter of credit report;

(12)        a CREFC® property file;

(13)        a CREFC® financial file;

(14)        a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)        a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible, absent manifest error, for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA)

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if provided for such Distribution Date).

No later than two (2) calendar days following each Distribution Date ( provided that if the second calendar day is not a business day, then the immediately succeeding business day),

the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2018, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter; provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the Closing Date, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2018, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any master servicer or special servicer under any trust and servicing agreement or pooling and servicing agreement that creates a trust whose assets include any Serviced Companion Loan, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who

provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer becomes a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on direction by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and which may include any operating advisor report regarding the special servicer’s net present value determination or any Appraisal Reduction Amount calculations, and any officer’s certificates supporting any determination that an Advance was (or, if made, would be) a Nonrecoverable Advance, or such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level. For the avoidance of doubt, any information aggregated on a pool level basis and any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any Excluded Controlling Class Loan) and any Schedule AL Additional File will not be considered “Excluded Information”.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which (i) the Directing Certificateholder or the majority Controlling Class Certificateholder, except in the case of a Servicing Shift Mortgage Loan or a Servicing Shift Whole Loan, is a Borrower Party or (ii) the Risk Retention Consultation Party or the holder of the majority of the related VRR Interest is a Borrower Party, as applicable and as the context may require. For the avoidance of doubt, (A) the Directing Certificateholder will not have any consent or consultation rights with respect to Mortgage Loans or Whole Loans which are Excluded Loans under clause (i) of the definition of “Excluded Loan” and (B) the Risk Retention Consultation Party will not have any consent or consultation rights with respect to Mortgage Loans or Whole Loans which are Excluded Loans under clause (ii) of the definition of “Excluded Loan”. As of the Closing Date, it is expected that there will be no Excluded Loans acquired by the issuing entity.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (to the extent such person is not a Certificateholder), a beneficial owner of a Certificate, a Companion Holder or a prospective purchaser of a Certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Inc., Markit, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), as applicable, may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party with respect to a Specially Serviced Loan, for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the Operating Advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information related to an Excluded Loan).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report;

○	a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis (provided that it is received by the certificate administrator); and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	any notice of termination of the sub-servicer;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

○	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

○	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and the certificate administrator will, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that Argentic Real Estate Finance LLC in its capacity as the retaining sponsor determines that a Subsequent Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of such non-compliance to the certificate administrator who will post such notice on its website under the “Risk Retention Special Notices” tab. Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website on account of it constituting Excluded Information, such Directing

Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines in its respective sole discretion that (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum will not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, the depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)    2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)    in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class Z nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book - Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”)

include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement— The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—

Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee or the certificate administrator to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group - UBS 2018-C11

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) a current list of Certificateholders. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i) the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii) an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv) the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi) the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)  originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix) any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x) an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi) the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii) the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii) the original or a copy of any ground lease, ground lessor estoppel, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv) the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv) with regard to any related Mortgaged Properties that are hotel properties subject to any franchise agreements, comfort letters or similar agreements, the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi) the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii) the original or a copy of any related mezzanine intercreditor agreement;

(xviii) a copy of all related environmental insurance policies; and

(xix) a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the related Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)        A copy of each of the following documents:

(i)          the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)         the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case, with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)         any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)         all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)          the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)         any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)       any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)        any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)         any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)        any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)        any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       all related environmental reports; and

(xiv)       all related environmental insurance policies;

(b)          a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)          a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)          a copy of the appraisal for the related Mortgaged Property(ies);

(h)          for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)          a copy of all zoning reports;

(l)           a copy of financial statements of the related mortgagor;

(m)         a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)          a copy of all UCC searches;

(o)          a copy of all litigation searches;

(p)          a copy of all bankruptcy searches;

(q)          a copy of any origination settlement statement;

(r)           a copy of the insurance summary report;

(s)          a copy of organizational documents of the related mortgagor and any guarantor;

(t)           unless already included in the origination settlement statement, a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)          a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)          unless already included in the environmental reports, a copy of any closure letter (environmental); and

(w)         a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth on Annex D-1, and will be made as of the date set forth in the related MLPA, subject to certain exceptions to such representations and warranties as set forth on Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)  such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”) or, if earlier, such mortgage loan seller’s discovery of a Material Defect, except in the case of the following clause (ii); or

(ii) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y)  receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a

Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing). In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, any related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to the Riverfront Plaza Mortgage Loan, each of UBS AG, New York Branch and Natixis Real Estate Capital LLC will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing the Riverfront Plaza Mortgage Loan was a separate Mortgage Loan.

With respect to the AFIN Portfolio Mortgage Loan, each of Société Générale and UBS AG, New York Branch will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing the AFIN Portfolio Mortgage Loan was a separate Mortgage Loan.

With respect to any Mortgage Loan (or any related REO Loan), the “Purchase Price” is equal to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (including for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (including for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (including for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (including for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if any) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

Solely with respect to any Serviced Whole Loan to be sold as a Defaulted Loan, “Purchase Price” will mean the amount calculated in accordance with the preceding paragraph in respect of the related Whole Loan, including, for such purposes, the Mortgage Loan and the related Companion Loan, as applicable. With respect to any REO Property to be sold by the Special Servicer for the Purchase Price in accordance with the PSA, “Purchase Price” will mean the amount calculated in accordance with the preceding paragraph in respect of the related REO Loan (including any related Companion Loan). With respect to any sale to any related Companion Holder or mezzanine lender, the “Purchase Price” will be allocated between the related Mortgage Loan and Companion Loan, as applicable, in accordance with the provisions of the related Intercreditor Agreement. Notwithstanding the foregoing, with respect to any repurchase pursuant to the related Mortgage Loan Purchase Agreement and the termination of the Trust, the “Purchase Price” will not include any amounts payable in respect of any related Companion Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan that must, on the date of substitution:

(a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b) have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c) have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e) have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i) have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k) not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l) have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o) prohibit defeasance within two years of the Closing Date;

(p) not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the grantor trust status of the Grantor Trust or the imposition of tax on the Trust, Grantor Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r) be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e)

above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller elects to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review”

relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Serviced AB Whole Loan—The 5th Street Station Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” , “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of the related Servicing Shift Whole Loan. As described in “Risk Factors— Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans and the HTI Medical Office Portfolio Whole Loan Will Shift to Other Servicers”, on and after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be serviced pursuant to the Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such

Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F) any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination,

(2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)          all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)          in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or

Prepayment Premiums, Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but (other than a non-recoverability determination by the special servicer) is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may rely on the non-recoverability determination of the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer, related Non-Serviced Special Servicer and related Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on or before the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates including to reimburse for Realized Losses previously allocated to such certificates and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in either its own name or in the name of the limited liability company wholly owned by the Trust and which is managed by the special servicer, formed to hold title to the foreclosure property on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, Gain-on-Sale Reserve Account, the Excess Interest

Distribution Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i) to remit on or before each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date and (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one month period ending on the related Determination Date, if any;

(ii) to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii) to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv) to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v) to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi) to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii) to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii) to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix) to pay for any unpaid costs and expenses incurred by the issuing entity;

(x) to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi) to recoup any amounts deposited in the Collection Account in error;

(xii) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii) to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv) to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv) to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi) to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii) to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)   to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Fees

Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan and any REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicer(2)	With respect to (i) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, a portion of the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).

		Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee

For each Delinquent Loan, the sum of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.

		Payable by the related mortgage loan seller; provided, however, that if (i) the related mortgage loan seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the application of Realized Losses to such certificates and the related mortgage loan seller fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee or a Workout Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.02250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

The master servicer and the special servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), certain amounts to the extent collected from borrowers as presented in the table below.

Additional Servicing Compensation

Fee	Master Servicer	Special Servicer
Excess Modification Fees	Non-Specially Serviced Loans: 100%(1)(2)	Specially Serviced Loans: 100%
Defeasance Fees	Non-Specially Serviced Loans: 100%	Specially Serviced Loans: 100%
Assumption Application Fees	Processed by the Master Servicer: 100%	Processed by the Special Servicer: 100%
Assumption, Waiver, Consent & Earnout Fees	Non-Specially Serviced Loans: 100%(1)(2)	Specially Serviced Loans: 100%

(1)	The special servicer will receive 100% of such fees for non-Specially Serviced Loans involving Special Servicer Decisions (other than clauses (v)(A)-(B) and (ix) of the definition of “Special Servicer Decision”) processed by the special servicer.

(2)	The special servicer will receive 50% of such fees for non-Specially Serviced Loans involving (i) Major Decisions and (ii) Special Servicer Decisions under clauses (v)(A)-(B) and (ix) of the definition of “Special Servicer Decision”.

In addition, the master servicer will also be entitled to late payment charges, demand charges and default interest paid by borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges, demand charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee.

If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan, as applicable.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.01000% per annum with respect to the HTI Medical Office Portfolio Mortgage Loan, 0.00125% per annum with respect to the 20 Times Square Mortgage Loan and the Premier Rochester Office Portfolio Mortgage Loan, and 0.00250% per annum with respect to the Throggs Neck Shopping Center Mortgage Loan, the Soho House Chicago Mortgage Loan and the Stony Creek Marketplace Mortgage Loan, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus. With respect to each Servicing Shift Mortgage Loan, the master servicer (or primary servicer) (prior to the Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.00125% per annum, with respect to the Riverfront Plaza Mortgage Loan and 0.00250% per annum, with respect to the Griffin Portfolio II Mortgage Loan, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans or REO Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan)

and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at the maturity date or at the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” , “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The special servicer will not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) (in any case, other than amounts for which a Workout Fee has been paid, or will be payable) or (b) any Loss of Value Payment or Purchase Price paid by a mortgage loan seller with respect to any Mortgage Loan. The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and each REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)   (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such time period (or extension of such time period, if applicable), or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)  the purchase of any (A) any Specially Serviced Loan that is part of a Serviced AB Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (b) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii) the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)  with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)  the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)  if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The special servicer will also be entitled to additional servicing compensation as presented in the table titled “Additional Servicing Compensation” in “—Master Servicing Compensation”.

In addition, the special servicer will also be entitled to late payment charges, demand charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage

Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00871% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Serviced Mortgage Loan and REO Loan, and will be equal to the product of 0.00180% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans (excluding each related Companion Loan) and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the

Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or special servicer, as applicable, would use to collect any fee owed to it by a borrower under the terms of the related Mortgage Loan documents, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will the master servicer or the special servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00035% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if (i) the related mortgage loan seller is insolvent or (ii) at any time after the outstanding Certificate

Balances of the Control Eligible Certificates have been reduced to zero as a result of the application of Realized Losses to such certificates and the related mortgage loan seller fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, in accordance with the Servicing Standard, to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)     120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives the related appraisal or conducts a valuation described below, equal to the excess of

(a)      the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)      the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. In the absence of any allocation specified in the related Intercreditor Agreement, any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, pro rata, to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable.

Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan; provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances (although, in the case of the 20 Times Square Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loans). Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR-RR certificates, second, to the Class F-RR certificates, third, to the Class E-RR certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly obtain from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal

Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event and the occurrence and continuance of an Operating Advisor Consultation Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class F-RR certificates, third, to the Class E-RR certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and whether a Control Termination Event has occurred and is continuing or an Operating Advisor Consultation Event has occurred and is continuing, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class F-RR certificates, and third, to the Class E-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event or Operating Advisor Consultation Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer who shall notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at its sole expense, to require the special servicer to order a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised Out Class will be reinstated as the Controlling Class and each other Appraised Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The certificate administrator and the master servicer will be entitled to conclusively rely on the special servicer's calculation or determination of any Collateral Deficiency Amount.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will or is expected to be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” , “—The Non-Serviced AB Whole Loan and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The 5th Street Station Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged

Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (unless a Control Termination Event has occurred and is continuing and other than with respect to any Excluded Loan) the consent of the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan that is not an Excluded Loan) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either

(x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the ten (10) highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions” and “—Modifications, Waivers and Amendments”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan (or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan), and/or (solely with respect to Specially Serviced Loans)

upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder, consultation with the Risk Retention Consultation Party or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents (a) with respect to Specially Serviced Loans and (b) any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is not a Specially Serviced Loan and involves a Major Decision or Special Servicer Decision. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or the Trust, the Grantor Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) within 10 business days of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision or Special Servicer Decision. The master servicer will deliver to the special servicer any additional information in the master servicer’s possession reasonably requested by the special servicer relating to such Major Decision or Special Servicer Decision. The master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or the Risk Retention Consultation Party:

(i)   grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements);

(ii)  approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements when such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iii) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (A) 30% of the net rentable area of the improvements at the Mortgaged Property and (B) 30,000 square feet of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases;

(iv)  consent to actions and releases related to condemnation of parcels of a Mortgaged Property when such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(v)  consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000;

(vi)  approve annual operating budgets for Mortgage Loans (except with respect to a Mortgaged Property with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related Mortgage Loan documents) that provide for (A) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (B) payments to persons or entities known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan));

(vii) any non-material modification, amendment, consent to a non-material modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan if the special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness;

(viii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (C) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole loan documents do not otherwise permit such principal prepayment;

(ix) any transfer of the Mortgaged Property that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(x)  approving any transfers of an interest in the borrower under a Serviced Mortgage Loan, if such transfer (A) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (B) does not involve incurring additional debt or a change in control of the borrower;

(xi) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (vii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; and

(xii) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision;

provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury regulations Section 1.860G-2(b), would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

If the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, other than with respect to any Excluded Loan, (i) the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (ii) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would be obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)      extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, other than with respect to an Excluded Loan, (i) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (ii) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would be obtain the approval of, or consult with, the Directing Certificateholder), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)      provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to an Excluded Loan) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to an Excluded Loan)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, with respect to any Serviced AB Whole Loan, so long as no Control Appraisal Period under the related Intercreditor Agreement has occurred and is continuing, no modification, waiver or amendment of the related Whole Loan that would be a “major decision” (or analogous term) under the related Intercreditor Agreement may be made without the consent of the holder of the related Control Note, which must be obtained by the master servicer or the special servicer, as applicable, in accordance with the terms of the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The 5th Street Station Whole Loan”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i) approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (A) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (B) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(ii) approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(iii) approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related Mortgage Loan documents) that provide for (A) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (B) payments to persons or entities known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(iv) approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(v) agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (C) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(vi) in circumstances where no lender discretion is required other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(vii) approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision);

(viii) in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (A) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (B) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (C) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(ix) approving any transfers of an interest in the borrower under a Serviced Mortgage Loan, unless such transfer (A) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (B) does not involve incurring new mezzanine financing or a change in control of the borrower;

(x) any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Intercreditor Agreement as to which the consent of the issuing entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto;

(xi) any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xii) any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied), and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(xiii) any determination to bring a Mortgaged Property (other than an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property (other than an REO Property); and

(xiv) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (A) such extension or forbearance does not extend beyond 120 days after the related maturity date and (B) the related borrower has delivered documentation reasonably satisfactory in form and substance to the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment, if any, will become due;

provided that, notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decisions) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan; provided, further, that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (A) or (B) of clause (v) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA. If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Special Servicer Decision.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clauses (ix) or (x) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that with respect to such consent or waiver of rights that is a Major Decision, (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an applicable Excluded Loan, upon consultation with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related

Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer (other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision) (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to an Excluded Loan), (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to an Excluded Loan)), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer will consult with the operating advisor pursuant to the PSA, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

Upon receiving a request for any matter described in the first and second paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clauses (ix) or (x) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clauses (ix) or (x) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clauses (ix) or (x) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clauses (ix) or (x) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2019 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to a Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the

Mortgaged Property of which the preparer of such report has knowledge or to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2018 and the calendar year ending on December 31, 2018. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Serviced Mortgage Loans, any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1)  the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer (and in either such case, the master servicer or the special servicer, as applicable, will be required to promptly deliver a copy thereof to the other servicer), on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender or sales agreement, in either case, reasonably satisfactory in form and substance to the special servicer, which provides that such refinancing or sale will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)  the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)  the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)  there has occurred a default (including, in the master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder

(other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)  the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)  the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)  the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)  the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by any other party of such other party’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “Description of Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of a Serviced AB Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to a Serviced AB Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and, with respect to a Serviced AB Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, the Risk Retention Consultation Party or the Controlling Holder with respect to an AB Whole Loan that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or the Risk Retention Consultation Party or between the special servicer and the Controlling Holder with respect to an AB Whole Loan with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable, or by the Controlling Holder with respect to an AB Whole Loan (to the extent required by the terms of the related Intercreditor Agreement). For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Holder Approval Process. See “—The Directing Certificateholder” and “—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and a Control Appraisal Period is in effect), the special servicer will be required to deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, other than with respect to any Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to an Excluded Loan)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to an Excluded Loan), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of

Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan or a Serviced AB Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, the special servicer will prepare an Asset Status Report for such Serviced AB Whole Loan upon it becoming a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loan—The Serviced AB Whole Loan—The 5th Street Station Whole Loan”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will or is expected to have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any

Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (which, as of January 1, 2018, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified, the special servicer is required to withdraw from the REO Account and remit to the master servicer, which will deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consultation with the Risk Retention Consultation Party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor, (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party, and in respect of any Serviced AB Whole Loan, if applicable, prior to the occurrence of a Control Appraisal Period, the holder of the related Subordinate Companion Loan) 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines, in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to an Excluded Loan) and the Risk Retention Consultation Party (other than with respect to an Excluded Loan) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities. With respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer (other than with respect to a sale involving a Serviced AB Whole Loan) will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Serviced AB Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The

Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the succeeding paragraph and under “—Servicing of the Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Mortgage Loan (other than any Excluded Loan) and (2) the special servicer, with respect to Specially Serviced Loans (other than any Excluded Loan), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loan—The Serviced AB Whole Loan—The 5th Street Station Whole Loan”.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class

Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for purposes of clause (ii)) above in this definition)

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be Argentic Securities Income USA LLC (or another affiliate of ASH).

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Whole Loan will be the holder of the related Controlling Companion Loan, which, in the case of the Riverfront Plaza Whole Loan is currently Natixis Real Estate Capital LLC or an affiliate thereof, in the case of the Griffin Portfolio II Whole Loan is currently Bank of America, N.A. or an affiliate thereof. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to a Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

The “Control Eligible Certificates” will be either of the Class E-RR, Class F-RR or Class NR-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder appointed by the Controlling Class with Respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within ten (10) business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such ten (10) business day period, the Directing Certificateholder will be deemed to have approved such action). Upon request, the special servicer, other than with respect to an Excluded Loan, will also be required to consult on a non-binding basis with the Risk

Retention Consultation Party with respect to such Major Decision (1) prior to the occurrence and continuance of a Consultation Termination Event, in respect of a Specially Serviced Loan, and (2) after the occurrence and during the continuance of a Consultation Termination Event, in respect of any Mortgage Loan.

Each of the following is a “Major Decision”:

(i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii) any modification, consent to a modification or waiver of any monetary term (other than late fees, demand charges and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs, but excluding waiver of late fees, demand charges and default interest) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (xiv) of the definition of “Special Servicer Decisions”;

(iii) following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv) any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi) any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and similar takings or if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or if lender consent is required any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than any such transfer as described under clauses (ix) or (x) of the definition of “Master Servicer Decision”;

(viii) any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix) any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x) releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

(xi) any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii) subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that Any modification or amendment to an Intercreditor Agreement that would materially adversely affect the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, shall require the prior consent of the Master Servicer or the Special Servicer, as applicable;

(xiii)   any determination of Acceptable Insurance Default; and

(xiv)   any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

provided that with respect to any non-Specially Serviced Loan, if the special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision; provided, further, that if the special servicer does not provide such notice within two (2) business says, such matter will be a Major Decision and not a Master Servicer Decision.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the master servicer or the special servicer, as applicable, receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may at the special servicer’s discretion take the form of an Asset Status Report.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to an Excluded Loan or, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loan—The Serviced AB Whole Loan—The 5th Street Station Whole Loan”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than (i) a Non-Serviced Mortgage Loan, (ii) an Excluded Loan or (iii) a Serviced AB Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement) and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which initial request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to Asset Status Reports or material special servicer actions.

A “Control Termination Event” will occur when the Class E-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The 5th Street Station Whole Loan”.

An "Operating Advisor Consultation Event" will occur when the Certificate Balances of the Class E-RR, Class F-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate. The certificate administrator will be required to notify the trustee, the operating advisor, the asset representations reviewer, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced AB Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related Subordinate Companion Holder prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related Subordinate Companion Holder)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related Subordinate Companion Holder with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder, or, in the case of a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced AB

Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder appointed by the Controlling Class with Respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder appointed by the Controlling Class will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder appointed by the Controlling Class will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder appointed by the Controlling Class may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Serviced AB Whole Loan” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder appointed by the Controlling Class:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or a Companion Loan that is part of a Servicing Shift Whole Loan (or Serviced Subordinate Companion Loan, prior to the occurrence and continuance of a Control Appraisal Period) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), the operating advisor’s obligations will generally consist of the following:

(a) reviewing (i) the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA and (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan when a Major Decision Reporting Package has been delivered, as described in “—The Directing Certificateholder—Major Decisions” above;

(b) reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c) recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d) preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”; below.

In connection with the performance of the duties described in clause (c) above:

(i) after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing prior to the utilization by the special servicer) the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii) if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii) if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, Appraisal Reduction Amounts or Collateral Deficiency Amounts, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than a Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform all of its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any assessment of compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor, the operating advisor will ((i) if any Mortgage Loans (other than a Servicing Shift Whole Loan) were Specially Serviced Loans at any time during the prior calendar year or (ii) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report generally in the form attached as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “platform-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan; provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “platform-level basis” refers to the special servicer’s performance of its duties with respect to the resolution or liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not, as defined under the Credit Risk Retention Rules, “Affiliated” with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Party, a Subsequent Third Party Purchaser, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)    that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” and any other information that appears on its face to be “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means any (i) correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) strategically sensitive information (including any such information contained within an Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any applicable Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the operating advisor gained from such other securitizations will not be imputed to the operating advisor in its role in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by evidence as set forth in the PSA (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)     any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that, with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)     any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)     any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)     the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)      the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to an Excluded Loan), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such

Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the fifty-two (52) prior pools of commercial mortgage loans for which UBS AG, New York Branch (or its predecessors and affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after April 1, 2008, the highest percentage of loans that were delinquent at least sixty (60) days at the end of any reporting period between April 1, 2012 and March 31, 2018 was approximately 51.48%; however, the average of the delinquency percentages based on the number of mortgage loans in the reviewed transactions was 0.76%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 17.4% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)   a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)  a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)  a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)  a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)  any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described in the following paragraph.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the master servicer’s or the special servicer’s possession, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset

Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, the Retaining Party, a Subsequent Third Party Purchaser or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and the Rating Agencies. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance (as determined by the certificate registrar from time to time) (i) in the case that Argentic Real Estate Finance LLC (or its MOA) transfers the HRR Certificates to a Subsequent Third Party Purchaser or (ii) upon the occurrence of a Consultation Termination Event. For the avoidance of doubt, there is no initial Risk Retention Consultation Party.

In no event will the master servicer, the special servicer or the other parties to the PSA be required to consult with or obtain the consent of the holder of the Risk Retention Consultation Party unless the holder or holders of more than 50% of the VRR Interest by Certificate Balance (as determined by the certificate registrar from time to time) have delivered notice of the Risk Retention Consultation Party’s identity and contact information in accordance with the terms of the PSA (upon which notice the master servicer, the special servicer, the certificate administrator and the other parties to the PSA will be conclusively entitled to rely and assume that the identity of the Risk Retention Consultation Party has not changed until written notice of the appointment of a replacement Risk Retention Consultation Party.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)     may act solely in the interests of the holders of the VRR Interest;

(c)     does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d)     may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)     will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party that does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The 5th Street Station Whole Loan”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related

Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a CMBS transaction rated by Moody’s (as to which CMBS transaction there are outstanding CMBS rated by Moody’s), and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer

(which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the report being posted to the certificate administrator’s website by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders; provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer as described under “—Replacement of the Special Servicer Without Cause” above or this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” will not apply to (i) any Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement or (ii) and Servicing Shift Whole Loan.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)     (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)     any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by the special servicer pursuant to, and at the time specified by, the PSA;

(c)     any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)     any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)      either Moody’s or KBRA (or, in the case of a Serviced Pari Passu Companion Loan, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s, KBRA or such Companion Loan Rating Agency within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)     the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or if it is not approved as a servicer by the applicable rating agencies or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of securities backed, wholly or partially, by any Serviced Companion Loan (“Serviced Companion Loan Securities”), and if the master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus) and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, any Subsequent Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, any Subsequent Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of any Subsequent Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such

Impermissible Risk Retention Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, however, that if the affiliation causing an Impermissible Risk Retention Affiliate is the result of a Subsequent Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or cause a tax to be imposed on the trust or any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for which determination, the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates (including any costs of enforcement of its indemnity); provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, either the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or if each class is an affected class of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and the special servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the special servicer (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder (other than any Loan-Specific Directing Certificateholder) identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator's tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing

Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action that involves referring the matter to mediation or arbitration, as the case may be, that is approved by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Pari Passu Whole Loans will or are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the UBS 2018-C11 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master

Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. However, “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make

Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or are expected to be substantially similar, but not necessarily identical, to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the UBS 2018-C11 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related securitization that includes the controlling Companion Loan involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Notwithstanding the foregoing, the servicing of a Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the securitization of the related Controlling Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related master servicer and, if and to the extent necessary, the related special servicer under and pursuant to the terms of the related Servicing Shift PSA governing such future securitization. Although, in the case of each Servicing Shift Whole Loan, the related Intercreditor Agreement imposes some requirements regarding the terms of the related Servicing Shift PSA governing such future securitization, the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Servicing Shift PSA are unknown and may not be consistent with the description of Non-Serviced PSAs above.

Servicing of the 20 Times Square Mortgage Loan

 The 20 Times Square Whole Loan, and any related REO Property, are serviced under the 20 Times Square Trust 2018-TS TSA. The servicing arrangements under the 20 Times Square Trust 2018-TS TSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The 20 Times Square Trust 2018-TS TSA contains terms and conditions that are customary for securitization transactions involving assets similar to the 20 Times Square Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the 20 Times Square Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to 20 Times Square Companion Loans. Such terms include, without limitation:

●	The servicer under the 20 Times Square Trust 2018-TSA TSA (the “20 Times Square Servicer”) earns a primary servicing fee with respect to the 20 Times Square Mortgage Loan and the 20 Times Square Pari Passu Companion Loans that are not included in the 20 Times Square Trust 2018-TS that is to be calculated at 0.00125% per annum and a primary servicing fee for the 20 Times Square Companion Loans that are included in the 20 Times Square 2018-TSQ Trust at a per annum rate of 0.15%.

●	Upon the 20 Times Square Whole Loan becoming a specially serviced loan under the 20 Times Square Trust 2018-TS TSA, the 20 Times Square Trust 2018-TS Special Servicer will earn a special servicing fee payable monthly with respect to the 20 Times Square Mortgage Loan accruing at a rate equal to 0.125% per annum, until such time as 20 Times Square Whole Loan is no longer specially serviced.

●	Pursuant to the 20 Times Square Trust 2018-TS TSA, the liquidation fee and the workout fee with respect to the 20 Times Square Mortgage Loan are similar, but not necessarily identical, to the corresponding fees payable under the PSA. The 20 Times Square Servicer or trustee under the 20 Times Square Trust 2018-TS TSA (the “20 Times Square Trustee”), as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the 20 Times Square Companion Loans that are included in the 20 Times Square Trust 2018-TS trust (but not with respect to any 20 Times Square Companion Loans not included in the 20 Times Square Trust 2018-TS trust), unless the 20 Times Square Servicer or 20 Times Square Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on the 20 Times Square Companion Loans included in 20 Times Square Trust 2018-TS trust. Reimbursement of such amounts and interest thereon are payable only from proceeds of the 20 Times Square Whole Loan.

●	The 20 Times Square Servicer or 20 Times Square Trustee, as applicable, is obligated to make property protection advances and advances of certain administrative expenses with respect to 20 Times Square Whole Loan, unless a determination is made by the 20 Times Square Servicer or 20 Times Square Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the 20 Times Square Whole Loan. If the 20 Times Square Servicer or 20 Times Square Trustee determines that any such advance made with respect to the 20 Times Square Whole Loan or the related Mortgaged Property is nonrecoverable, such advance will be reimbursed in full from any collections on the 20 Times Square Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 20 Times Square Whole Loan. In the event that collections received after the final liquidation of the 20 Times Square Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses.

●	Amounts payable with respect to the 20 Times Square Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the 20 Times Square Trust 2018-TS TSA may be allocated between the 20 Times Square Servicer and 20 Times Square Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Serviced Mortgage Loans.

●	The 20 Times Square Special Servicer will be required to take actions with respect to the 20 Times Square Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to 20 Times Square Whole Loan, the servicing provisions relating to performing inspections are similar, but not necessarily identical, to those of the PSA. The servicing provisions do not include specific provisions relating to the collection of operating information.

●	The 20 Times Square Trust 2018-TS Servicer and 20 Times Square Trust 2018-TS Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

●	The servicing transfer events under the 20 Times Square Trust 2018-TS TSA that would cause the 20 Times Square Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA. Examples of differences include, without limitation, that under the 20 Times Square Trust 2018-TS TSA, a payment default will not cause a loan to become specially serviced unless there have been two consecutive monthly payment defaults, and a reasonably foreseeable default will not cause a loan to become specially serviced unless it is a reasonably foreseeable payment default.

●	The liability of the parties to 20 Times Square Trust 2018-TS TSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the 20 Times Square Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the 20 Times Square Servicer to be deposited and maintained in a separate account in the name of the 20 Times Square Servicer for the benefit of the holders of the 20 Times Square Whole Loan until transferred (after payment of certain amounts under the 20 Times Square Trust 2018-TS TSA) on a monthly basis prior to the Distribution Date to the Collection Account by the 20 Times Square Servicer for distribution in accordance with the PSA.

●	The 20 Times Square Trust 2018-TS TSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

●	There is no operating advisor or equivalent party (and therefore no operating advisor fee) with respect to the 20 Times Square Trust 2018-TS Mortgage Trust.

●	The 20 Times Square Trust 2018-TS TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the 20 Times Square Trust 2018-TS Mortgage Trust.

The 20 Times Square Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The 20 Times Square Whole Loan—Replacement of Special Servicer” in this prospectus.

The 20 Times Square Trust 2018-TS depositor, 20 Times Square Servicer, 20 Times Square Special Servicer, 20 Times Square Trust 2018-TS certificate administrator, 20 Times Square Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the 20 Times Square Trust 2018-TS Mortgage Trust is required to indemnify such parties pursuant to the terms of the 20 Times Square Trust 2018-TS TSA) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the 20 Times Square Intercreditor Agreement and the 20 Times Square Trust 2018-TS TSA. To the extent funds on collections from 20 Times Square Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 20 Times Square Whole Loan” in this prospectus. Prospective investors are encouraged to review the full provisions of the 20 Times Square 2018 - TSQ PSA, which is available by requesting a copy from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity reasonably satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class Z and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class Z and Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class, (3) the reasonable out-of-pocket expenses of the master servicer and the special servicer with respect to such termination, unless the master servicer or the special servicer, as applicable, is the purchaser of such Mortgage Loans and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the master servicer in respect of such Advances in accordance with the PSA and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class Z and Class R certificates or the VRR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a) to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b) to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d) to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates (including, for the avoidance of doubt, any holder of the VRR Interest) or holder of a Companion Loan;

(e) to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f) to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change; provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the VRR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g) to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the VRR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing and with respect to the Mortgage Loans other than any Excluded Loan, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)       to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the VRR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)      in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; or

(k)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party to the PSA will be permitted to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment is permitted under the PSA, that any conditions precedent thereto have been satisfied and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the FDIC, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not a prohibited party under the PSA.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Virginia

Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee’s sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee’s sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property’s rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions. The decision to appoint a receiver is solely within the court's discretion, regardless of what the deed of trust provides.

Section 55-2 of the Virginia Code (also known as the “Statute of Conveyances”), which applies to leases, provides in relevant part that “[n]o estate of inheritance or freehold or for a term of more than five years in lands shall be conveyed unless by deed or will.” At common law, a “deed” was required to contain a wax-imprinted seal or a scroll. However, the Virginia legislature has expressly provided for several acceptable substitutes for a formal seal, all as set forth in Section 11-3 of the Virginia Code. Utilizing any one of these substitutes in drafting a lease will cause it to be a “deed”: (1) a “scroll by way of a seal”; (2) an imprint or stamp of a “corporate or an official seal”; (3) the use in the body of the document of the words “this deed” or “this indenture,” or other words importing a sealed instrument or recognizing a seal; and (4) a proper acknowledgement “by an officer authorized to take acknowledgments of deeds.” The Virginia Supreme Court recently decided a case, Game Place, L.L.C. v. Fredericksburg 35, LLC, 813 S.E.2d 312 (Va. 2018), concerning a retail tenant that vacated its premises and attempted to terminate its lease prior to the expiration of a 15-year term. In this case, the court determined that the lease in question did not contain a formal seal or any of the acceptable seal substitutes described in Section 11-3. Accordingly, the Virginia Supreme Court found that the lease was not a “deed,” and as a result, either party was entitled to repudiate the lease at any time. To the extent any Mortgaged Properties located in Virginia are subject to leases with terms greater than 5 years, if such leases are not in the form required by the Statute of Conveyance or one of the acceptable substitutes permitted by Section 11-3 of the Virginia Code, such leases may potentially be subject to repudiation by either party.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable”

standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws, regardless of state law. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

UBS AG, New York Branch and its affiliates are playing several roles in this transaction. UBS Commercial Mortgage Securitization Corp. is the depositor and a wholly-owned subsidiary of UBS Americas, Inc., a subsidiary of UBS AG, New York Branch. UBS AG New York Branch and the other mortgage loan sellers originated, co-originated or acquired the Mortgage Loans and will be selling them to the depositor. UBS AG, New York Branch is also an affiliate of UBS Securities LLC, one of the underwriters.

In addition, UBS AG, New York Branch currently holds one or more of the Riverfront Plaza Pari Passu Companion Loans and the 5th Street Station Pari Passu Companion Loans. However, UBS AG, New York Branch intends (but is under no obligation) to sell such Pari Passu Companion Loans in connection with a future securitization.

SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, a sponsor, an originator and a mortgage loan seller.

Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, an originator and a mortgage loan seller. However, Cantor Commercial Real Estate Lending, L.P. or an affiliate intends to sell such Companion Loans in connection with one or more future securitizations or otherwise transfer them at any time.

KeyBank, a mortgage loan seller, a primary servicer, an originator, a sponsor, the holder of certain of the Griffin Portfolio II Pari Passu Companion Loans and certain of the HTI Medical Office Portfolio Pari Passu Companion Loans, and the primary servicer under the UBS 2018-C10 PSA with respect to the HTI Medical Office Portfolio Whole Loan, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

Natixis Real Estate Capital LLC, an originator, mortgage loan seller and an affiliate of Natixis Securities Americas LLC, one of the underwriters, currently holds certain of the

Riverfront Plaza Pari Passu Companion Loans and the 20 Times Square Pari Passu Companion Loans. However, Natixis Real Estate Capital LLC intends (but is under no obligation) to sell such Pari Passu Companion Loans in connection with a future securitization.

Argentic Real Estate Finance LLC, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Argentic Securities Income USA, LLC the entity that is expected to be appointed as the initial Directing Certificateholder and (ii) Argentic Securities Holdings Cayman Limited, the expected holder of the VRR Interest and the HRR Certificates. In addition, Argentic Real Estate Finance LLC currently holds certain of the Orlando Airport Marriott Lakeside and Torrance Technology Campus Pari Passu Companion Loans. However, Argentic Real Estate Finance LLC intends (but is under no obligation) to sell such Pari Passu Companion Loans in connection with a future securitization.

Pentalpha Surveillance LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the WFCM 2018-C44 PSA with respect to the Stony Creek Marketplace Whole Loan.

Wells Fargo Bank, National Association, the trustee, certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization, is also (i) the master servicer, the certificate administrator and the custodian under the 20 Times Square Trust 2018-20TS TSA with respect to the 20 Times Square Whole Loan, (ii) the master servicer, the certificate administrator and the custodian under the UBS 2018-C10 PSA with respect to the Premier Rochester Office Portfolio Whole Loan and the HTI Medical Office Portfolio Whole Loan, (iii) the trustee, certificate administrator and custodian under the CSAIL 2018-CX11 PSA with respect to the Throggs Neck Shopping Center Whole Loan and the Soho House Chicago Whole Loan, and (iv) the master servicer, the certificate administrator and the custodian under the WFCM 2018-C44 PSA with respect to the Stony Creek Marketplace Whole Loan.

Pursuant to certain interim servicing agreements between NREC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain NREC Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between UBS AG, New York Branch or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to a limited subservicing agreement between Berkeley Point Capital LLC and Midland, Berkeley Point Capital LLC is expected to have certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to all CCRE Mortgage Loans, representing approximately 4.0% of the Initial Pool Balance.

Pursuant to a primary servicing agreement between KeyBank National Association, on the one hand, and Midland, on the other hand, KeyBank National Association is expected to have full cashiering subservicing duties with respect to one of the KeyBank Mortgage Loans (2.1%).

Pursuant to a certain servicing arrangement between Berkeley Point Capital LLC or one of its affiliates, on the one hand, and Midland on the other hand, Midland acts as an interim servicer with respect to certain Mortgage Loans, including, prior to their inclusion in the issuing entity, certain of the underlying Mortgage Loans originated by CCRE Lending or one of its affiliates.

Midland Loan Services, a Division of PNC Bank, National Association, the master servicer, is also the master servicer under the CSAIL 2018-CX11 PSA with respect to the Throggs Neck Shopping Center Whole Loan and the Soho House Chicago Whole Loan.

LNR Partners, LLC, the special servicer, is also currently the special servicer under the CSAIL 2018-CX11 PSA with respect to the Throggs Neck Shopping Center Whole Loan or the Soho House Chicago Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application of earnout reserve funds, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt). In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class

A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (e.g., due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, provisions relating to the application of earnout reserve funds, amortization terms that require balloon payments and incentives for a borrower to repay an ARD Loan by its Anticipated Repayment Date), the exercise of a purchase option by the holder of a Subordinate Companion Loan or mezzanine loan, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage

Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to a Serviced AB Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to a Serviced AB Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans (or, with respect to a Serviced AB Whole Loan, allocation of principal payments to the related Mortgage Loan) will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to a Serviced AB Whole Loan, principal payments will be allocated to the related Mortgage Loan) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan, if any, in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in August 2018; and

●	the Offered Certificates are settled with investors on July 10, 2018.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2019	83%	83%	83%	83%	83%
July 2020	64%	64%	64%	64%	64%
July 2021	42%	42%	42%	42%	42%
July 2022	18%	18%	18%	18%	18%
July 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.62	2.62	2.62	2.62	2.62

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.88	4.87	4.86	4.71

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	78%	78%	78%	78%	78%
July 2025	55%	55%	55%	55%	55%
July 2026	32%	32%	32%	32%	32%
July 2027	8%	8%	8%	8%	8%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.27	7.27	7.27	7.27	7.28

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	24%	24%	24%	24%	24%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.01	6.98	6.94	6.88	6.57

Percent of the Maximum Initial Certificate Balance ($162,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.70	9.67	9.62	9.58	9.42

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($125,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.66	9.62	9.58	9.54	9.37

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($247,569,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.87	9.85	9.81	9.61

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($210,569,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.88	9.86	9.82	9.62

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2018 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to a Serviced AB Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class NR-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, the Class Z certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . .. . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, Two (2) Mortgaged Properties (1.4%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”), for tax years beginning after December 31, 2017 Regular Interestholders may be required to accrue amounts of market discount, Yield Maintenance Charges and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. In addition, income from a debt instrument having original issue discount will be subject to this rule for tax years beginning after December 31, 2018. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class             certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a

Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class Z certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5% (the sum of any column of the below table may not equal the indicated total due to rounding).

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
UBS Securities LLC	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
Natixis Securities Americas LLC	$	$	$	$
KeyBanc Capital Markets Inc.	$	$	$	$
Cantor Fitzgerald & Co.	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Total	$	$	$	$
Underwriter	Class A-4	Class A-5	Class X-A	Class X-B
UBS Securities LLC	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
Natixis Securities Americas LLC	$	$	$	$
KeyBanc Capital Markets Inc.	$	$	$	$
Cantor Fitzgerald & Co.	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Total	$	$	$	$
Underwriter	Class A-S	Class B	Class C
UBS Securities LLC	$	$	$
SG Americas Securities, LLC	$	$	$
Natixis Securities Americas LLC	$	$	$
KeyBanc Capital Markets Inc.	$	$	$
Cantor Fitzgerald & Co.	$	$	$
Academy Securities, Inc.	$	$	$
Drexel Hamilton, LLC	$	$	$
Total	$	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2018, before deducting expenses payable by the depositor (estimated at $, excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

UBS Securities LLC, one of the underwriters, is an affiliate of UBS Commercial Mortgage Securitization Corp., which is the depositor, and UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Riverfront Plaza Pari Passu Companion Loans and the 5th Street Station Pari Passu Companion Loans. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, which is a sponsor, an originator and a mortgage loan seller. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis Real Estate Capital LLC, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Riverfront Plaza Pari Passu Companion Loans and the 20 Times Square Pari Passu Companion Loans. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, primary servicer, originator, mortgage loan seller and holder of certain of the Griffin Portfolio II Pari Passu Companion Loans and the HTI Medical Office Portfolio Pari Passu Companion Loans. Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of CCRE Lending, which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of UBS Securities LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of Natixis Securities Americas LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters and a co-manager for this offering and affiliates of Cantor Fitzgerald & Co., which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of UBS Securities LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG, New York Branch;

(2)	the payment by the depositor to Société Générale, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Société Générale;

(3)	the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by NREC;

(4)	the payment by the depositor to KeyBank, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by KeyBank; and

(5)	the payment by the depositor to CCRE Lending, an affiliate of Cantor Fitzgerald & Co., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CCRE Lending.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, KeyBanc Capital Markets Inc. and Cantor Fitzgerald & Co. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each underwriter has represented and agreed that:

(a)	it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

(A)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II” ); or

(B)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)	not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(ii)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates;

(b)	in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1285 Avenue of the Americas, New York, New York 10019, Attention: President, or by telephone at (212) 713-2000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207340) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of UBS Securities LLC, Prohibited Transaction Exemption (“PTE”) 91-22, 56 Fed. Reg. 15933 (April 18, 1991), as amended by PTE 2013-08, 78 Fed. Reg. 41090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by UBS Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code

Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1) none of the depositor, any of the underwriters, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer, the special servicer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the Plan is invested in the Offered Certificates will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in the Offered Certificates in such capacity);

(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of Offered Certificates;

(3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4) none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in the Offered Certificates or receives a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the acquisition by the Plan of the Offered Certificates; and

(5) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of the Offered Certificates, as described in this prospectus.

The above representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of

PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in June 2051. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or Excess Interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (ii) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor, the loan sellers or affiliates thereof had initial discussions with and submitted certain materials to four (4) NRSROs. Based on final feedback from those four (4) NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other NRSRO due, in part, to that NRSRO’s initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSRO to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSRO would ultimately have assigned to the Offered Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any other NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	377
1986 Act	561
1996 Act	539
2
20 Times Square Companion Loans	248
20 Times Square Control Appraisal Period	252
20 Times Square Directing Holder	252
20 Times Square Intercreditor Agreement	248
20 Times Square Lead Note	252
20 Times Square Major Decisions	253
20 Times Square Noteholders	248
20 Times Square Pari Passu Companion Loans	248
20 Times Square Senior Loans	248
20 Times Square Sequential Pay Event	251
20 Times Square Servicer	512
20 Times Square Subordinate Companion Loan Holders	249
20 Times Square Subordinate Companion Loan Threshold Event Collateral	253
20 Times Square Subordinate Companion Loans	248
20 Times Square Trust 2018-20TS TSA	223
20 Times Square Trustee	512
2015 Budget Act	570
3
30/360 Basis	418
4
401(c) Regulations	584
5
5th Street Station Control Appraisal Period	238

5th Street Station Controlling Subordinate Companion Noteholder	234
5th Street Station Intercreditor Agreement	233
5th Street Station Major Decision	239
5th Street Station Mortgage Loan	233
5th Street Station Mortgaged Properties	233
5th Street Station Noteholders	233
5th Street Station Pari Passu Companion Loan	233
5th Street Station Pari Passu Companion Noteholder	233
5th Street Station Senior Loan	233
5th Street Station Sequential Pay Event	234
5th Street Station Subordinate Companion Loan	233
5th Street Station Subordinate Companion Noteholders	233
5th Street Station Threshold Event Collateral	238
5th Street Station Whole Loan	233
5th Street Station Whole Loan Directing Holder	238
A
AB Modified Loan	430
AB Whole Loan	223
Accelerated Mezzanine Loan Lender	369
Acceptable Insurance Default	434
Acting General Counsel’s Letter	153
Actual/360 Basis	206
Actual/360 Loans	405
ADA	541
Additional Exclusions	434
Additional Primary Servicing Compensation	321
Administrative Cost Rate	352
ADR	160
Advances	400
Advisers Act	582
Affirmative Asset Review Vote	481
AFIN	189
AIA	188
ALTA	268

American Specialty Health Holdback	176
Annual Debt Service	160
Anticipated Repayment Date	206
Appraisal Reduction Amount	426
Appraisal Reduction Event	425
Appraised Value	161
Appraised-Out Class	431
AR Global	189
AR Global Affiliated Entities	189
AR Global Entities	189
ARCP	189
ARD	206
ARD Loans	206
AREF	156
Argentic	287
Argentic Data Tape	294
Argentic Investment Management	331
Argentic Review Team	293
ASH	331
ASR Consultation Process	452
Assessment of Compliance	517
Asset Representations Reviewer Asset Review Fee	424
Asset Representations Reviewer Fee	424
Asset Representations Reviewer Fee Rate	424
Asset Representations Reviewer Termination Event	486
Asset Representations Reviewer Upfront Fee	424
Asset Review	483
Asset Review Notice	482
Asset Review Quorum	482
Asset Review Report	484
Asset Review Report Summary	484
Asset Review Standard	483
Asset Review Trigger	480
Asset Review Vote Election	481
Asset Status Report	449
Assumed Certificate Coupon	334
Assumed Final Distribution Date	361
Assumed Scheduled Payment	354
ASTM	184
Attestation Report	517
Available Funds	345
B
Balloon Balance	161
Balloon LTV Ratio	164
Balloon Payment or ARD	165

Bankruptcy Code	532
Base Interest Fraction	360
Beds	171
Boeing	185
Borrower Party	369
Borrower Party Affiliate	369
Breach Notice	389
BRRD	136
C
C(WUMP)O	22
Cash Flow Analysis	161
CCRE Data Tape	272
CCRE Deal Team	272
CCRE Lending	271
CCRE Mortgage Loans	271
CDA	204
CDA Bonds	204
CERCLA	538
Certificate Administrator/Trustee Fee	423
Certificate Administrator/Trustee Fee Rate	423
Certificate Balance	343
Certificate Owners	380
Certificateholder	371
Certificateholder Quorum	491
Certificateholder Repurchase Request	503
Certifying Certificateholder	382
Class A Certificates	342
Class A-SB Planned Principal Balance	354
Class X Certificates	342
Clearstream	379
Clearstream Participants	381
Closing Date	160, 257
CMBS	64, 271
CMBS B-piece Securities	331
CMMBS	308
Code	559
Coldwell Banker Holdback	176
Collateral Deficiency Amount	430
Collection Account	404
Collection Period	346
Communication Request	383
Companion Distribution Account	404
Companion Holder	223
Companion Holders	223
Companion Loan Rating Agency	223
Companion Loans	159
Compensating Interest Payment	362

Constant Prepayment Rate	550
Constraining Level	333
Consultation Termination Event	467
Control Appraisal Period	224
Control Eligible Certificates	461
Control Note	224
Control Termination Event	467
Controlling Class	461
Controlling Class Certificateholder	460
Controlling Companion Loan	223
Controlling Holder	224
Corrected Loan	449
CPP	550
CPR	550
CPY	550
CRECs	185
Credit Risk Retention Rules	327
CREFC®	366
CREFC® Intellectual Property Royalty License Fee	425
CREFC® Intellectual Property Royalty License Fee Rate	425
CREFC® Reports	366
Cross-Over Date	350
CSAIL 2018-CX11 PSA	224
Cumulative Appraisal Reduction Amount	430, 431
Cure/Contest Period	484
Curing Note Holder	255
Cut-off Date	159
Cut-off Date Balance	162
Cut-off Date Loan-to-Value Ratio	163
Cut-off Date LTV Ratio	163
D
Debt Service Coverage Ratio	163
DEF(#)	166
DEF/@(#)	166
DEF/YM(#)	167
DEF/YM@(#)	167
Defaulted Loan	456
Defeasance Deposit	211
Defeasance Loans	210
Defeasance Lock-Out Period	210
Defeasance Option	210
Definitive Certificate	379
Delinquent Loan	481
Depositories	379
Determination Date	344
Diligence File	386
Directing Certificateholder	459
Directing Holder Approval Process	451

Disclosable Special Servicer Fees	422
Discount Rate	360
Discount Yield	333
Dispute Resolution Consultation	505
Dispute Resolution Cut-off Date	505
Distribution Accounts	404
Distribution Date	344
Distribution Date Statement	366
District Court	307
Dodd-Frank Act	133
DOL	580
DSCR	163
DTC	379
DTC Participants	379
DTC Rules	381
Due Date	206, 346
E
EDGAR	578
EEA	19
Effective Gross Income	161
Eligible Asset Representations Reviewer	485
Eligible Operating Advisor	475
Enforcing Party	503
Enforcing Servicer	503
ESA	184
EU Risk Retention and Due Diligence Requirements	135
Euroclear	379
Euroclear Operator	381
Euroclear Participants	381
Exception Schedules	341
Excess Interest	207
Excess Interest Distribution Account	405
Excess Modification Fee Amount	419
Excess Modification Fees	417
Excess Prepayment Interest Shortfall	363
Exchange Act	257, 304
Excluded Controlling Class Holder	369
Excluded Controlling Class Loan	370
Excluded Information	370
Excluded Loan	370
Excluded Plan	582
Excluded Special Servicer	491
Excluded Special Servicer Loan	491
Exemption	580
Exemption Rating Agency	581
Expansion Premises	195

F
FATCA	572
FDIA	152
FDIC	153
Federal Court Complaint	307
FIEL	23
Final Asset Status Report	451
Final Dispute Resolution Election Notice	505
Financial Promotion Order	20
FIRREA	154
Fitch	515
FPO Persons	20
FSMA	21, 577
G
Gain-on-Sale Entitlement Amount	346
Gain-on-Sale Remittance Amount	347
Gain-on-Sale Reserve Account	405
Garn Act	540
GLA	164
Government Securities	208
Grantor Trust	344, 559
Griffin Portfolio II PSA	224
Guardian Lease	214
H
HAP Contract	201
High Net Worth Companies, Unincorporated Associations, Etc.	20
HREC	185
HRR Certificates	328
HTI Medical Office Portfolio PSA	224
I
ICAP Work	204
Impermissible Asset Representations Reviewer Affiliate	498
Impermissible Operating Advisor Affiliate	498
Impermissible Risk Retention Affiliate	498
Impermissible TPP Affiliate	498
Indirect Participants	380
Initial Pool Balance	159
Initial Rate	207
Initial Requesting Certificateholder	503

Initial Subordinate Companion Loan Holder	460
In-Place Cash Management	164
Insurance and Condemnation Proceeds	404
Intercreditor Agreement	223
Interest Accrual Amount	352
Interest Accrual Period	353
Interest Distribution Amount	352
Interest Reserve Account	405
Interest Shortfall	352
Interested Person	458
Interest-Only Certificates	329
Interest-Only Expected Price	337
Interpolated Yield	332, 336
Investor Certification	370
IORPs	135
K
KBRA	515
KeyBank	280
KeyBank Data Tape	281
KeyBank Mortgage Loans	281
KeyBank Primary Servicer Termination Event	323
KeyBank Primary Servicing Agreement	319
KeyBank Qualification Criteria	283
KeyBank Review Team	281
KeyBank Serviced Mortgage Loans	316
L
Liquidation Fee	420
Liquidation Fee Rate	420
Liquidation Proceeds	404
LNR Partners	312
LO(#)	166
Loan Per Unit	164
Loan-Specific Directing Certificateholder	460
Lock-out Period	208
Loss of Value Payment	391
Lower-Tier Regular Interests	559
Lower-Tier REMIC	344, 559
LTV	274
LTV Ratio	162
LTV Ratio at Maturity or ARD	164
LUC	185
M
Maefield	188

MAI	393
Major Decision	462
Major Decision Reporting Package	465
Marriott	198
MAS	22
Master Servicer Decision	437
Material Defect	389
Maturity Date Balloon or ARD Payment	165
Midland	125
MiFID II	19, 577
MLPA	384
MOA	328
Modification Fees	417
Moody’s	515
Mortgage	159
Mortgage File	384
Mortgage Loans	159
Mortgage Note	159
Mortgage Pool	159
Mortgage Rate	352
Mortgaged Property	159
MSXI	194
N
Natixis	295
NCMS 2018-TSQ Master Servicer	248
NCMS 2018-TSQ TSA	248
Net Mortgage Rate	351
Net Operating Income	165
NI 33-105	24
NOI Date	165
Non-Control Note	224
Non-Controlling Holder	224
Nonrecoverable Advance	401
Non-Serviced Certificate Administrator	224
Non-Serviced Companion Loan	224
Non-Serviced Custodian	224
Non-Serviced Directing Certificateholder	224
Non-Serviced Master Servicer	225
Non-Serviced Mortgage Loan	225
Non-Serviced Pari Passu Mortgage Loan	225
Non-Serviced Pari Passu Whole Loan	225
Non-Serviced PSA	225
Non-Serviced Securitization Trust	225
Non-Serviced Special Servicer	225
Non-Serviced Trustee	225
Non-Serviced Whole Loan	225

Non-U.S. Person	572
Note Holder Purchase Option Notice	255
Notional Amount	344
NRA	165
NREC	295
NREC Data Tape	297
NREC Deal Team	297
NREC Mortgage Loans	296
NRSRO	369
NRSRO Certification	371
NYSDEC	185
O
O(#)	166
Occupancy As Of Date	166
Occupancy Rate	165
Offered Certificates	342
Offered Price	197
OID Regulations	563
OLA	153
Operating Advisor Annual Report	473
Operating Advisor Consultation Event	340, 468
Operating Advisor Consulting Fee	423
Operating Advisor Expenses	424
Operating Advisor Fee	423
Operating Advisor Fee Rate	423
Operating Advisor Standard	472
Operating Advisor Termination Event	477
P
P&I Advance	399
P&I Advance Date	399
PACE	113
Pads	171
Par Purchase Price	456
Pari Passu Companion Loans	159
Pari Passu Mortgage Loan	225
Participants	379
Parties in Interest	579
Pass-Through Rate	350
Patriot Act	542
PCIS Persons	20
PCR	268
Pentalpha Surveillance	325
Percentage Interest	345
Periodic Payments	345
Permitted Investments	345, 406

Permitted Special Servicer/Affiliate Fees	423
PIPs	186
Plan Fiduciary	582
Plans	579
PML	277
PRC	21
Pre-2019 Securitization	135
Preliminary Dispute Resolution Election Notice	505
Prepayment Assumption	564
Prepayment Interest Excess	362
Prepayment Interest Shortfall	362
Prepayment Premium	360
Prepayment Provisions	166
PRIIPS Regulation	19
Prime Rate	403
Principal Balance Certificates	342
Principal Distribution Amount	353
Principal Shortfall	354
Privileged Information	476
Privileged Information Exception	476
Privileged Person	368
Professional Investors	22
PROFESSIONAL INVESTORS	22
Prohibited Prepayment	363
PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER	20
Proposed Course of Action	504
Proposed Course of Action Notice	504
Prospectus Directive	577
PROSPECTUS DIRECTIVE	19
PSA	341
PSA Party Repurchase Request	503
PTCE	583
PTE	580
Purchase Price	391
Q
Qualification Criteria	270
Qualified Replacement Special Servicer	492
Qualified Substitute Mortgage Loan	392
Qualifying CRE Loan Percentage	329
R
RAC No-Response Scenario	514
Rated Final Distribution Date	362
Rating Agencies	515

Rating Agency Confirmation	515
RCA	189
RCAP	189
REA	76
Realized Loss	365
REC	185
Record Date	344
Registration Statement	578
Regular Certificates	342
Regular Interestholder	562
Regular Interests	559
Regulation AB	517
Reimbursement Rate	403
Related Proceeds	402
Release Date	210
Release Parcel	190
Relevant Persons	20
Relief Act	542
Remaining Term to Maturity or ARD	167
REMIC	559
REMIC Regulations	559
REO Account	405
REO Loan	356
REO Property	449
Repurchase Request	503
Requesting Certificateholder	505
Requesting Holders	431
Requesting Investor	383
Requesting Party	514
Required Credit Risk Retention Percentage	329
Requirements	542
Residential Hotel Unit	201
Residual Certificates	342
Resolution Authority	136
Resolution Failure	503
Resolved	503
Restricted Group	581
Restricted Party	476
Retaining Party	327
Retaining Sponsor	327
Review Materials	482
Revised Rate	207
RevPAR	167
Risk Retention Consultation Party	489
Riverfront Plaza PSA	225
RMBS	307
Rooms	171
Routine Disbursements	438
Royal Park	307
Rule 17g-5	371

S
Scheduled Certificate Interest Payments	335
Scheduled Certificate Principal Payments	329
Scheduled Principal Distribution Amount	353
SEC	257
Securities Act	517
Securitization Accounts	342, 406
Securitization Regulation	135
SEL	277
Senior Certificates	342
Serviced AB Whole Loan	224, 225
Serviced Companion Loan	225
Serviced Companion Loan Securities	497
Serviced Mortgage Loan	225
Serviced Pari Passu Companion Loan	225
Serviced Pari Passu Companion Loan Securities	495
Serviced Pari Passu Mortgage Loan	225
Serviced Pari Passu Whole Loan	226
Serviced Subordinate Companion Loan	225, 226
Serviced Whole Loan	226
Servicer Termination Event	494
Servicing Advances	400
Servicing Fee	415
Servicing Fee Rate	415
Servicing Shift Mortgage Loan	226
Servicing Shift PSA	226
Servicing Shift Securitization Date	226
Servicing Shift Whole Loan	226
Servicing Standard	397
SF	167
SFA	22
SFO	22
Similar Law	579
SMMEA	584
Société Générale	264
Société Générale Data Tape	269
Société Générale Deal Team	269
Société Générale Mortgage Loans	265
Special Servicer Decision	441
Special Servicing Fee	418
Special Servicing Fee Rate	418
Specially Serviced Loans	446
Sq. Ft.	167
Square Feet	167

Startup Day	560
State Court Complaint	307
Stated Principal Balance	355
Stony Creek PE Interest	222
Stony Creek Preferred Member	222
Structured Product	22
Structuring Assumptions	550
STWD	312
Subject Loan	424
Subordinate Certificates	342
Subordinate Companion Loan	159, 226
Subsequent Third Party Purchaser	328
Sub-Servicing Agreement	398
Substitute Property	213
Substitution Release Property	213
Swap-Priced Expected Price	335
Swap-Priced Principal Balance Certificates	329
T
T-12	167
Target Price	334
Tax Cuts and Jobs Act	562
tax matters persons	570
Term to Maturity	167
Terms and Conditions	382
Tests	483
Title V	541
TMPs	570
Total Operating Expenses	161
Transaction Parties	582
TRIPRA	96
Trust	305
Trust REMICs	344, 559
TTM	167
TWD	194
U
U.S. Person	571
U/W DSCR	163
U/W Expenses	167
U/W NCF	167
U/W NCF Debt Yield	170
U/W NCF DSCR	163, 170
U/W NOI	170
U/W NOI Debt Yield	171
U/W NOI DSCR	171
U/W Revenues	171
UBS 2018-C10 PSA	226
UBS AG, New York Branch	25, 257

UBS AG, New York Branch Data Tape	259
UBS AG, New York Branch Deal Team	258
UBS AG, New York Branch Mortgage Loans	258
UBS Qualification Criteria	260
UBSRES	257
UCC	526
UCITS	135
Underwriter Entities	121
Underwriting Agreement	574
Underwritten Debt Service Coverage Ratio	163
Underwritten Expenses	167
Underwritten NCF	167
Underwritten NCF Debt Yield	170
Underwritten Net Cash Flow	167
Underwritten Net Cash Flow Debt Service Coverage Ratio	170
Underwritten Net Operating Income	170
Underwritten Net Operating Income Debt Service Coverage Ratio	171
Underwritten NOI	170
Underwritten NOI Debt Yield	171
Underwritten Revenues	171
Units	171
Unscheduled Principal Distribution Amount	354

Unsolicited Information	483
Upper-Tier REMIC	344, 559
V
Volcker Rule	134
Voting Rights	378
VRR Interest	327
W
WAC Rate	351
Weighted Average Mortgage Rate	172
Weighted Averages	172
Wells Fargo Bank	307
WFCM 2018-C44 PSA	226
Whole Loan	159
Withheld Amounts	405
Workout Fee	419
Workout Fee Rate	419
Workout-Delayed Reimbursement Amount	403
Y
Yield Maintenance Charge	361
Yield-Priced Expected Price	338
Yield-Priced Principal Balance Certificates	329
YM(#)	166
YM@(#)	167

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Originator	Mortgage Loan Seller(1)	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code	General Property Type(8)	Specific Property Type(8)	Number of Properties	Year Built
1	Loan	20 Times Square	Natixis	Natixis	No	20 Times Square	New York	New York	NY	10036	Other	Leased Fee	1	N/A
2	Loan	Riverfront Plaza	Natixis	UBS AG; Natixis	No	901-951 East Byrd Street	Richmond	Richmond	VA	23219	Office	CBD	1	1990
3	Loan	Torrance Technology Campus	AREF	AREF	No	3100 Lomita Boulevard	Torrance	Los Angeles	CA	90505	Office	R&D	1	1966-1998
4	Loan	5th Street Station	UBS AG	UBS AG	No	5th Street Station Parkway	Charlottesville	Albermarle	VA	22902	Retail	Anchored	1	2016
5	Loan	Orlando Airport Marriott Lakeside	AREF	AREF	No	7499 Augusta National Drive	Orlando	Orange	FL	32822	Hospitality	Full Service	1	1983
6	Loan	Travelers Tower I	SG	SG	No	26555 Evergreen Road	Southfield	Oakland	MI	48076	Office	Suburban	1	1972
7	Loan	Vista Station 8	AREF	AREF	No	12832 South Frontrunner Boulevard	Draper	Salt Lake	UT	84020	Office	Suburban	1	2016
8	Loan	AFIN Portfolio	SG; UBS AG	SG; UBS AG	No	Various	Various	Various	Various	Various	Retail	Anchored	12	Various
8.01	Property	Montecito Crossing	SG; UBS AG	SG; UBS AG	No	6610-6750 North Durango Drive	Las Vegas	Clark	NV	89149	Retail	Anchored	1	2005
8.02	Property	Jefferson Commons	SG; UBS AG	SG; UBS AG	No	4901 Outer Loop	Louisville	Jefferson	KY	40219	Retail	Anchored	1	2014
8.03	Property	Best on the Boulevard	SG; UBS AG	SG; UBS AG	No	3810-3910 South Maryland Parkway	Las Vegas	Clark	NV	89119	Retail	Anchored	1	1996
8.04	Property	Northpark Center	SG; UBS AG	SG; UBS AG	No	8221-8301 Old Troy Pike	Huber Heights	Montgomery	OH	45424	Retail	Anchored	1	1994
8.05	Property	Anderson Station	SG; UBS AG	SG; UBS AG	No	100 Station Drive	Anderson	Anderson	SC	29621	Retail	Anchored	1	2001
8.06	Property	Cross Pointe Center	SG; UBS AG	SG; UBS AG	No	5075 Morganton Road	Fayetteville	Cumberland	NC	28314	Retail	Anchored	1	1986, 2004, 2007
8.07	Property	San Pedro Crossing	SG; UBS AG	SG; UBS AG	No	303-333 Northwest Loop 410	San Antonio	Bexar	TX	78216	Retail	Anchored	1	1995-1999
8.08	Property	Riverbend Marketplace	SG; UBS AG	SG; UBS AG	No	129 Bleachery Boulevard	Asheville	Buncombe	NC	28803	Retail	Anchored	1	2004
8.09	Property	Shops at RiverGate South	SG; UBS AG	SG; UBS AG	No	13540 Hoover Creek Boulevard	Charlotte	Mecklenburg	NC	28273	Retail	Anchored	1	2014
8.10	Property	Centennial Plaza	SG; UBS AG	SG; UBS AG	No	5801 North May Avenue	Oklahoma City	Oklahoma	OK	73112	Retail	Anchored	1	1992-1994
8.11	Property	Shoppes of West Melbourne	SG; UBS AG	SG; UBS AG	No	1501 West New Haven Avenue	West Melbourne	Brevard	FL	32904	Retail	Anchored	1	1984
8.12	Property	North Lakeland Plaza	SG; UBS AG	SG; UBS AG	No	4241 North US Highway 98	Lakeland	Polk	FL	33809	Retail	Anchored	1	1986
9	Loan	Commons at Southtowne I	UBS AG	UBS AG	No	10379-10489 South State Street	Sandy	Salt Lake	UT	84070	Retail	Anchored	1	2008
10	Loan	Griffin Portfolio II	KeyBank; Bank of America, National Association	KeyBank	No	Various	Various	Various	Various	Various	Various	Various	4	Various
10.01	Property	Southern Company Services Headquarters	KeyBank; Bank of America, National Association	KeyBank	No	3525 & 3535 Colonnade Parkway	Birmingham	Jefferson	AL	35243	Office	Suburban	1	1988
10.02	Property	Amazon.com Sortable Fulfillment Center	KeyBank; Bank of America, National Association	KeyBank	No	11999 National Road	Pataskala	Licking	OH	43062	Industrial	Warehouse/Distribution	1	2016
10.03	Property	IGT North American Gaming & Interactive Headquarters	KeyBank; Bank of America, National Association	KeyBank	No	6355 South Buffalo Drive	Las Vegas	Clark	NV	89113	Office	Suburban	1	2007
10.04	Property	3M Distribution Facility	KeyBank; Bank of America, National Association	KeyBank	No	1650 Macom Drive	DeKalb	DeKalb	IL	60115	Industrial	Warehouse/Distribution	1	2016
11	Loan	Premier Rochester Office Portfolio	UBS AG	UBS AG	No	Various	Various	Monroe	NY	Various	Office	Suburban	8	Various
11.01	Property	290 Woodcliff Drive	UBS AG	UBS AG	No	290 Woodcliff Drive	Fairport	Monroe	NY	14450	Office	Suburban	1	1991
11.02	Property	255 Woodcliff Drive	UBS AG	UBS AG	No	255 Woodcliff Drive	Fairport	Monroe	NY	14450	Office	Suburban	1	1998
11.03	Property	370 Woodcliff Drive	UBS AG	UBS AG	No	370 Woodcliff Drive	Fairport	Monroe	NY	14450	Office	Suburban	1	2002
11.04	Property	375 Woodcliff Drive	UBS AG	UBS AG	No	375 Woodcliff Drive	Fairport	Monroe	NY	14450	Office	Suburban	1	1996
11.05	Property	295 Woodcliff Drive	UBS AG	UBS AG	No	295 Woodcliff Drive	Fairport	Monroe	NY	14450	Office	Suburban	1	1989
11.06	Property	345 Woodcliff Drive	UBS AG	UBS AG	No	345 Woodcliff Drive	Fairport	Monroe	NY	14450	Office	Suburban	1	1987
11.07	Property	1000 Pittsford Victor Rd	UBS AG	UBS AG	No	1000 Pittsford Victor Road	Pittsford	Monroe	NY	14534	Office	Suburban	1	1986
11.08	Property	1200 Pittsford Victor Rd	UBS AG	UBS AG	No	1200 Pittsford Victor Road	Pittsford	Monroe	NY	14534	Office	Suburban	1	2004
12	Loan	HTI Medical Office Portfolio	KeyBank	KeyBank	No	Various	Various	Various	Various	Various	Office	Medical	20	Various
12.01	Property	Aurora Health Care Center	KeyBank	KeyBank	No	2600 Kiley Way	Plymouth	Sheboygan	WI	53073	Office	Medical	1	2007
12.02	Property	Laguna Professional Center	KeyBank	KeyBank	No	9390-9394 Big Horn Boulevard	Elk Grove	Sacramento	CA	95758	Office	Medical	1	2006
12.03	Property	Woodlake Office Center	KeyBank	KeyBank	No	2090 Woodwinds Drive	Woodbury	Washington	MN	55125	Office	Medical	1	2009
12.04	Property	Northside Hospital Medical Office	KeyBank	KeyBank	No	320 Hospital Road	Canton	Cherokee	GA	30114	Office	Medical	1	1990
12.05	Property	Arrowhead Medical Plaza II	KeyBank	KeyBank	No	18700 North 64th Drive	Glendale	Maricopa	AZ	85308	Office	Medical	1	1997
12.06	Property	High Desert Medical Group	KeyBank	KeyBank	No	43839 15th Street West	Lancaster	Los Angeles	CA	93534	Office	Medical	1	1980
12.07	Property	761 Building	KeyBank	KeyBank	No	761 45th Street	Munster	Lake	IN	46321	Office	Medical	1	1990
12.08	Property	Physicians Plaza of Roane County	KeyBank	KeyBank	No	1855 Tanner Way	Harriman	Roane	TN	37748	Office	Medical	1	2011
12.09	Property	Mainland Medical Arts Pavilion	KeyBank	KeyBank	No	7111 Medical Center Drive	Texas City	Galveston	TX	77591	Office	Medical	1	2011
12.10	Property	Presence Healing Arts Pavilion	KeyBank	KeyBank	No	410 East Lincoln Highway	New Lenox	Will	IL	60451	Office	Medical	1	2012
12.11	Property	Oak Lawn Medical Center	KeyBank	KeyBank	No	10837 South Cicero Avenue	Oak Lawn	Cook	IL	60453	Office	Medical	1	2008
12.12	Property	East Coast Square West	KeyBank	KeyBank	No	1165 Cedar Point Boulevard	Cedar Point	Carteret	NC	28584	Office	Medical	1	2014
12.13	Property	Arrowhead Medical Plaza I	KeyBank	KeyBank	No	6525 West Sack Drive	Glendale	Maricopa	AZ	85308	Office	Medical	1	1992
12.14	Property	Morrow Medical Center	KeyBank	KeyBank	No	1000 Corporate Center Drive	Morrow	Clayton	GA	30260	Office	Medical	1	1991
12.15	Property	East Coast Square North	KeyBank	KeyBank	No	4252 Arendell Street	Morehead City	Carteret	NC	28557	Office	Medical	1	2010
12.16	Property	Belmar Medical Building	KeyBank	KeyBank	No	8015 West Alameda Avenue	Lakewood	Jefferson	CO	80226	Office	Medical	1	1987
12.17	Property	Village Center Parkway	KeyBank	KeyBank	No	200-214 Village Center Parkway	Stockbridge	Henry	GA	30281	Office	Medical	1	2003
12.18	Property	Sassafras Medical Building	KeyBank	KeyBank	No	1910 Sassafras Street	Erie	Erie	PA	16502	Office	Medical	1	2003
12.19	Property	Medical Center III	KeyBank	KeyBank	No	13260 North 94th Drive	Peoria	Maricopa	AZ	85381	Office	Medical	1	1984
12.20	Property	Stockbridge Family Medical	KeyBank	KeyBank	No	3579 Highway 138	Stockbridge	Clayton	GA	30281	Office	Medical	1	1993
13	Loan	Throggs Neck Shopping Center	Natixis	Natixis	No	815 Hutchinson River Parkway	Bronx	Bronx	NY	10465	Retail	Anchored	1	2014
14	Loan	Cedar Ridge	AREF	AREF	No	850 and 950 East State Highway 114	Southlake	Tarrant	TX	76092	Office	Suburban	1	2005, 2007
15	Loan	Melbourne Hotel Portfolio	Natixis	Natixis	No	Various	Melbourne	Brevard	FL	32903	Hospitality	Full Service	2	Various
15.01	Property	Hilton Melbourne Beach Oceanfront	Natixis	Natixis	No	3003 North Highway A1A	Melbourne	Brevard	FL	32903	Hospitality	Full Service	1	1986, 2009
15.02	Property	Doubletree Suites Melbourne Beach	Natixis	Natixis	No	1665 North Highway A1A	Melbourne	Brevard	FL	32903	Hospitality	Full Service	1	1986
16	Loan	Soho House Chicago	Natixis	Natixis	No	113-125 North Green Street	Chicago	Cook	IL	60607	Other	Mixed Use	1	1907
17	Loan	45-55 West 28th Street	SG	SG	No	45-55 West 28th Street	New York	New York	NY	10001	Mixed Use	Office/Retail	1	1912; 1920
18	Loan	DoubleTree Charlotte Airport	RMF	UBS AG	No	2600 Yorkmont Road	Charlotte	Mecklenburg	NC	28208	Hospitality	Full Service	1	1989
19	Loan	Henrietta Plaza	KeyBank	KeyBank	No	1100 Jefferson Road	Rochester	Monroe	NY	14623	Retail	Anchored	1	1981
20	Loan	Peninsula Town Center	RAIT CMBS Conduit II, LLC	UBS AG	No	3001 McMenamin Street	Hampton	Hampton	VA	23666	Retail	Shadow Anchored	1	2009
21	Loan	AiNET - Beltsville	AREF	AREF	No	11700 Montogomery Road	Beltsville	Prince George's	MD	20705	Office	Data Center	1	1978
22	Loan	Merge Carmel Valley	UBS AG	UBS AG	No	5500 Carmel Mountain Road	San Diego	San Diego	CA	92130	Mixed Use	Medical Office/Retail	1	2017
23	Loan	University Village	AREF	AREF	No	1075-1095 Monroe Street	Albany	Alameda	CA	94706	Retail	Anchored	1	2017
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	AREF	AREF	No	959 Middle Road	Bettendorf	Scott	IA	52722	Hospitality	Select Service	1	2015
25	Loan	Elms Hotel & Spa	AREF	AREF	No	401 Regent Street	Excelsior Springs	Clay	MO	64024	Hospitality	Full Service	1	1912
26	Loan	401 West 219th Street	SG	SG	No	401 West 219th Street	New York	New York	NY	10034	Office	Urban	1	1950
27	Loan	Lee Harvard Shopping Center	AREF	AREF	No	4071 Lee Road	Cleveland	Cuyahoga	OH	44128	Retail	Anchored	1	1949
28	Loan	The Guardian Portfolio	UBS AG	UBS AG	No	Various	Various	Various	TX	Various	Industrial	Warehouse	3	Various
28.01	Property	Guardian - Dallas	UBS AG	UBS AG	No	11100 Plano Road	Dallas	Dallas	TX	75238	Industrial	Warehouse	1	1973
28.02	Property	Guardian - San Antonio	UBS AG	UBS AG	No	3101 Aniol Road	San Antonio	Bexar	TX	78219	Industrial	Warehouse	1	1975
28.03	Property	Guardian - Lubbock	UBS AG	UBS AG	No	1919 Avenue E	Lubbock	Lubbock	TX	79404	Industrial	Warehouse	1	1960
29	Loan	1860 Howe Avenue	CCRE	CCRE	No	1860 Howe Avenue	Sacramento	Sacramento	CA	95825	Office	Suburban	1	1983
30	Loan	19951 Mariner Ave	UBS AG	UBS AG	No	19951 Mariner Avenue	Torrance	Los Angeles	CA	90503	Industrial	Warehouse	1	1986
31	Loan	Four Points by Sheraton Louisville Airport	AREF	AREF	No	2850 Crittenden Drive	Louisville	Jefferson	KY	40209	Hospitality	Full Service	1	2003
32	Loan	Stony Creek Marketplace	AREF	AREF	No	17015-17055, 17065, 17070-17200, 17143-17177 Mercantile Boulevard	Noblesville	Hamilton	IN	46060	Retail	Anchored	1	2003
33	Loan	TownePlace Suites - Lombard, IL	AREF	AREF	No	455 East 22nd Street	Lombard	DuPage	IL	60148	Hospitality	Extended Stay	1	2001
34	Loan	Mesa GSA	CCRE	CCRE	No	6335 South Downwind Circle	Mesa	Maricopa	AZ	85212	Office	Suburban	1	2004
35	Loan	Texas Colony Plaza	UBS AG	UBS AG	No	4811 State Highway 6	Missouri City	Fort Bend	TX	77459	Retail	Anchored	1	1996
36	Loan	City Line Apartments	AREF	AREF	No	155 Mytilene Drive	Newport News	Newport News	VA	23605	Multifamily	Garden	1	1977
37	Loan	Sugarman's Plaza	AREF	AREF	No	600 Scranton Carbondale Highway	Archbald Borough	Lackawanna	PA	18403	Mixed Use	Warehouse/Retail	1	1960
38	Loan	910 South Broadway	CCRE	CCRE	No	908-910 South Broadway	Los Angeles	Los Angeles	CA	90015	Mixed Use	Office/Retail	1	1914
39	Loan	Vasa - Clinton	UBS AG	UBS AG	No	2642 North 2000 West	Clinton	Davis	UT	84105	Retail	Single Tenant	1	2018
40	Loan	Highland Park 1	AREF	AREF	No	5609-5619 North Figueroa Street	Los Angeles	Los Angeles	CA	90042	Mixed Use	Retail/Office	1	1921
41	Loan	Mesa Commons	SG	SG	No	10603 East Apache Trail	Apache Junction	Maricopa	AZ	85120	Retail	Shadow Anchored	1	1991
42	Loan	137 N Virgil Avenue	UBS AG	UBS AG	No	137 North Virgil Avenue	Los Angeles	Los Angeles	CA	90004	Office	CBD	1	1983
43	Loan	Lakeland Plaza Shopping Center	CCRE	CCRE	No	5255 South Florida Avenue	Lakeland	Polk	FL	33813	Retail	Unanchored	1	1977
44	Loan	Bremen Crossing	RMF	UBS AG	No	404 North US 27 Bypass	Bremen	Haralson	GA	30110	Retail	Shadow Anchored	1	2005
45	Loan	Northpointe Crossing	UBS AG	UBS AG	No	102 West Flectcher Avenue	Tampa	Hillsborough	FL	33612	Retail	Unanchored	1	1974
46	Loan	IUP Pratt Studios	UBS AG	UBS AG	No	657 Pratt Drive	Indiana	Indiana	PA	15701	Multifamily	Student Housing	1	1968
47	Loan	All American Self Storage - Clarksville	UBS AG	UBS AG	No	1830 Ashland City Road	Clarksville	Montgomery	TN	37043	Self Storage	Self Storage	1	1986; 1994; 1998; 1999; 2004
48	Loan	Towne Center at Cypress Gardens	CCRE	CCRE	No	5935 Cypress Gardens Boulevard	Winter Haven	Polk	FL	33884	Retail	Unanchored	1	2007

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Year Renovated	Number of Units	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)	Original Balance(3)	Cut-off Date Balance(3)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date	Payment Day	Gross Mortgage Rate	Total Administrative Fee	Net Mortgage Rate	ARD Rate
1	Loan	20 Times Square	N/A	16,066	Sq. Ft.	16,494	50,000,000	50,000,000	6.2%	5/5/2023	50,000,000	No	N/A	4/27/2018	6/5/2018	5	3.108000%	0.013860%	3.094140%	N/A
2	Loan	Riverfront Plaza	2014	949,875	Sq. Ft.	153	50,000,000	49,905,691	6.2%	5/5/2028	42,239,372	No	N/A	5/4/2018	6/5/2018	5	5.065948%	0.013860%	5.052088%	N/A
3	Loan	Torrance Technology Campus	2017	575,976	Sq. Ft.	163	40,000,000	40,000,000	5.0%	6/6/2028	40,000,000	No	N/A	6/5/2018	7/6/2018	6	4.420000%	0.013860%	4.406140%	N/A
4	Loan	5th Street Station	N/A	451,727	Sq. Ft.	100	36,000,000	36,000,000	4.5%	6/6/2028	36,000,000	No	N/A	5/18/2018	7/6/2018	6	4.800280%	0.013860%	4.786420%	N/A
5	Loan	Orlando Airport Marriott Lakeside	2016-2018	485	Rooms	148,228	35,000,000	34,946,864	4.3%	6/6/2028	26,977,696	No	N/A	5/15/2018	7/6/2018	6	5.201000%	0.013860%	5.187140%	N/A
6	Loan	Travelers Tower I	2014-2018	473,959	Sq. Ft.	70	33,000,000	33,000,000	4.1%	7/1/2028	33,000,000	No	N/A	6/11/2018	8/1/2018	1	4.820000%	0.013860%	4.806140%	N/A
7	Loan	Vista Station 8	N/A	154,846	Sq. Ft.	200	31,000,000	31,000,000	3.9%	6/6/2028	25,792,765	No	N/A	5/16/2018	7/6/2018	6	4.948000%	0.013860%	4.934140%	N/A
8	Loan	AFIN Portfolio	Various	2,418,910	Sq. Ft.	87	30,000,000	30,000,000	3.7%	1/1/2028	30,000,000	No	N/A	12/08/2017	02/01/2018	1	4.191000%	0.013860%	4.177140%	N/A
8.01	Property	Montecito Crossing	N/A	179,721	Sq. Ft.		4,720,000	4,720,000	0.6%		4,720,000
8.02	Property	Jefferson Commons	N/A	205,918	Sq. Ft.		3,491,429	3,491,429	0.4%		3,491,429
8.03	Property	Best on the Boulevard	2000	204,568	Sq. Ft.		3,478,571	3,478,571	0.4%		3,478,571
8.04	Property	Northpark Center	2017	318,330	Sq. Ft.		2,907,143	2,907,143	0.4%		2,907,143
8.05	Property	Anderson Station	N/A	244,171	Sq. Ft.		2,265,714	2,265,714	0.3%		2,265,714
8.06	Property	Cross Pointe Center	2003	226,089	Sq. Ft.		2,247,143	2,247,143	0.3%		2,247,143
8.07	Property	San Pedro Crossing	N/A	207,121	Sq. Ft.		2,238,571	2,238,571	0.3%		2,238,571
8.08	Property	Riverbend Marketplace	N/A	142,617	Sq. Ft.		2,017,143	2,017,143	0.3%		2,017,143
8.09	Property	Shops at RiverGate South	N/A	140,697	Sq. Ft.		2,012,857	2,012,857	0.3%		2,012,857
8.10	Property	Centennial Plaza	N/A	233,797	Sq. Ft.		1,908,571	1,908,571	0.2%		1,908,571
8.11	Property	Shoppes of West Melbourne	N/A	144,484	Sq. Ft.		1,782,857	1,782,857	0.2%		1,782,857
8.12	Property	North Lakeland Plaza	N/A	171,397	Sq. Ft.		930,000	930,000	0.1%		930,000
9	Loan	Commons at Southtowne I	N/A	172,723	Sq. Ft.	148	25,500,000	25,500,000	3.2%	6/6/2028	25,500,000	No	N/A	6/1/2018	7/6/2018	6	4.621500%	0.013860%	4.607640%	N/A
10	Loan	Griffin Portfolio II	Various	2,726,080	Sq. Ft.	92	25,000,000	25,000,000	3.1%	5/1/2028	25,000,000	No	N/A	4/27/2018	6/1/2018	1	4.315000%	0.015110%	4.299890%	N/A
10.01	Property	Southern Company Services Headquarters	2018	669,438	Sq. Ft.		9,960,000	9,960,000	1.2%		9,960,000
10.02	Property	Amazon.com Sortable Fulfillment Center	N/A	856,254	Sq. Ft.		6,150,000	6,150,000	0.8%		6,150,000
10.03	Property	IGT North American Gaming & Interactive Headquarters	N/A	222,268	Sq. Ft.		4,530,000	4,530,000	0.6%		4,530,000
10.04	Property	3M Distribution Facility	N/A	978,120	Sq. Ft.		4,360,000	4,360,000	0.5%		4,360,000
11	Loan	Premier Rochester Office Portfolio	N/A	610,377	Sq. Ft.	88	24,000,000	24,000,000	3.0%	5/6/2028	24,000,000	No	N/A	4/12/2018	6/6/2018	6	4.893800%	0.013860%	4.879940%	N/A
11.01	Property	290 Woodcliff Drive	N/A	96,070	Sq. Ft.		6,044,444	6,044,444	0.8%		6,044,444
11.02	Property	255 Woodcliff Drive	N/A	76,968	Sq. Ft.		4,044,444	4,044,444	0.5%		4,044,444
11.03	Property	370 Woodcliff Drive	N/A	120,147	Sq. Ft.		3,333,333	3,333,333	0.4%		3,333,333
11.04	Property	375 Woodcliff Drive	N/A	64,446	Sq. Ft.		3,200,000	3,200,000	0.4%		3,200,000
11.05	Property	295 Woodcliff Drive	N/A	85,682	Sq. Ft.		2,311,111	2,311,111	0.3%		2,311,111
11.06	Property	345 Woodcliff Drive	N/A	74,806	Sq. Ft.		2,222,222	2,222,222	0.3%		2,222,222
11.07	Property	1000 Pittsford Victor Rd	N/A	73,358	Sq. Ft.		1,955,556	1,955,556	0.2%		1,955,556
11.08	Property	1200 Pittsford Victor Rd	N/A	18,900	Sq. Ft.		888,889	888,889	0.1%		888,889
12	Loan	HTI Medical Office Portfolio	Various	785,947	Sq. Ft.	151	23,700,000	23,700,000	2.9%	5/1/2028	23,700,000	No	N/A	4/10/2018	6/1/2018	1	4.541000%	0.022610%	4.518390%	N/A
12.01	Property	Aurora Health Care Center	N/A	85,028	Sq. Ft.		3,401,885	3,401,885	0.4%		3,401,885
12.02	Property	Laguna Professional Center	N/A	41,932	Sq. Ft.		1,774,433	1,774,433	0.2%		1,774,433
12.03	Property	Woodlake Office Center	N/A	36,375	Sq. Ft.		1,724,649	1,724,649	0.2%		1,724,649
12.04	Property	Northside Hospital Medical Office	1995	38,098	Sq. Ft.		1,600,190	1,600,190	0.2%		1,600,190
12.05	Property	Arrowhead Medical Plaza II	N/A	47,490	Sq. Ft.		1,505,364	1,505,364	0.2%		1,505,364
12.06	Property	High Desert Medical Group	2003	76,748	Sq. Ft.		1,493,511	1,493,511	0.2%		1,493,511
12.07	Property	761 Building	N/A	39,032	Sq. Ft.		1,357,198	1,357,198	0.2%		1,357,198
12.08	Property	Physicians Plaza of Roane County	N/A	42,566	Sq. Ft.		1,256,446	1,256,446	0.2%		1,256,446
12.09	Property	Mainland Medical Arts Pavilion	N/A	34,135	Sq. Ft.		1,232,739	1,232,739	0.2%		1,232,739
12.10	Property	Presence Healing Arts Pavilion	N/A	44,391	Sq. Ft.		1,191,253	1,191,253	0.1%		1,191,253
12.11	Property	Oak Lawn Medical Center	N/A	26,325	Sq. Ft.		1,066,793	1,066,793	0.1%		1,066,793
12.12	Property	East Coast Square West	N/A	37,638	Sq. Ft.		1,049,014	1,049,014	0.1%		1,049,014
12.13	Property	Arrowhead Medical Plaza I	N/A	34,172	Sq. Ft.		912,701	912,701	0.1%		912,701
12.14	Property	Morrow Medical Center	N/A	37,813	Sq. Ft.		865,288	865,288	0.1%		865,288
12.15	Property	East Coast Square North	N/A	30,484	Sq. Ft.		785,278	785,278	0.1%		785,278
12.16	Property	Belmar Medical Building	N/A	31,853	Sq. Ft.		752,682	752,682	0.1%		752,682
12.17	Property	Village Center Parkway	N/A	25,051	Sq. Ft.		485,984	485,984	0.1%		485,984
12.18	Property	Sassafras Medical Building	N/A	28,229	Sq. Ft.		462,277	462,277	0.1%		462,277
12.19	Property	Medical Center III	N/A	28,765	Sq. Ft.		426,717	426,717	0.1%		426,717
12.20	Property	Stockbridge Family Medical	N/A	19,822	Sq. Ft.		355,598	355,598	0.0%		355,598
13	Loan	Throggs Neck Shopping Center	N/A	119,161	Sq. Ft.	575	23,500,000	23,500,000	2.9%	4/5/2028	23,500,000	No	N/A	3/12/2018	5/5/2018	5	5.174000%	0.015110%	5.158890%	N/A
14	Loan	Cedar Ridge	N/A	129,333	Sq. Ft.	180	23,250,000	23,250,000	2.9%	7/6/2028	19,371,564	No	N/A	6/8/2018	8/6/2018	6	5.410000%	0.013860%	5.396140%	N/A
15	Loan	Melbourne Hotel Portfolio	Various	407	Rooms	140,049	23,000,000	23,000,000	2.9%	12/5/2027	19,451,437	No	N/A	11/30/2017	1/5/2018	5	5.061000%	0.013860%	5.047140%	N/A
15.01	Property	Hilton Melbourne Beach Oceanfront	2015	200	Rooms		12,321,429	12,321,429	1.5%		10,420,413
15.02	Property	Doubletree Suites Melbourne Beach	2014-2015	207	Rooms		10,678,571	10,678,571	1.3%		9,031,024
16	Loan	Soho House Chicago	2014	115,000	Sq. Ft.	545	22,650,000	22,650,000	2.8%	4/5/2025	22,650,000	No	N/A	3/9/2018	5/5/2018	5	5.510000%	0.015110%	5.494890%	N/A
17	Loan	45-55 West 28th Street	2013	34,142	Sq. Ft.	624	21,300,000	21,300,000	2.6%	7/1/2025	21,300,000	No	N/A	6/8/2018	8/1/2018	1	5.650000%	0.013860%	5.636140%	N/A
18	Loan	DoubleTree Charlotte Airport	2018	173	Rooms	104,913	18,150,000	18,150,000	2.3%	5/6/2028	15,861,869	No	N/A	5/8/2018	6/6/2018	6	5.400000%	0.013860%	5.386140%	N/A
19	Loan	Henrietta Plaza	2017	250,182	Sq. Ft.	69	17,200,000	17,143,415	2.1%	4/1/2028	14,271,335	No	N/A	3/15/2018	5/1/2018	1	5.280000%	0.022610%	5.257390%	N/A
20	Loan	Peninsula Town Center	N/A	41,037	Sq. Ft.	401	17,250,000	16,454,061	2.0%	12/1/2025	13,528,417	No	N/A	11/10/2015	1/1/2016	1	4.830000%	0.013860%	4.816140%	N/A
21	Loan	AiNET - Beltsville	2017	43,927	Sq. Ft.	369	16,250,000	16,229,593	2.0%	6/6/2028	13,255,931	No	N/A	5/31/2018	7/6/2018	6	4.760000%	0.013860%	4.746140%	N/A
22	Loan	Merge Carmel Valley	N/A	33,179	Sq. Ft.	429	14,250,000	14,250,000	1.8%	6/6/2028	14,250,000	No	N/A	5/24/2018	7/6/2018	6	4.906800%	0.013860%	4.892940%	N/A
23	Loan	University Village	N/A	44,522	Sq. Ft.	312	13,900,000	13,900,000	1.7%	6/6/2028	13,900,000	No	N/A	5/7/2018	7/6/2018	6	5.149000%	0.013860%	5.135140%	N/A
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	N/A	115	Rooms	112,894	13,000,000	12,982,839	1.6%	6/6/2028	10,401,383	No	N/A	5/9/2018	7/6/2018	6	5.415000%	0.013860%	5.401140%	N/A
25	Loan	Elms Hotel & Spa	2012	153	Rooms	84,734	13,000,000	12,964,258	1.6%	5/6/2028	10,053,011	No	N/A	4/27/2018	6/6/2018	6	5.950000%	0.013860%	5.936140%	N/A
26	Loan	401 West 219th Street	N/A	120,364	Sq. Ft.	106	12,800,000	12,800,000	1.6%	7/1/2023	12,800,000	No	N/A	6/8/2018	8/1/2018	1	4.865000%	0.013860%	4.851140%	N/A
27	Loan	Lee Harvard Shopping Center	1999	203,856	Sq. Ft.	60	12,200,000	12,171,035	1.5%	5/6/2028	9,959,539	No	N/A	4/26/2018	6/6/2018	6	4.780000%	0.013860%	4.766140%	N/A
28	Loan	The Guardian Portfolio	N/A	320,852	Sq. Ft.	36	11,550,000	11,536,682	1.4%	6/6/2028	9,565,500	No	N/A	6/7/2018	7/6/2018	6	5.222000%	0.013860%	5.208140%	N/A
28.01	Property	Guardian - Dallas	N/A	136,882	Sq. Ft.		5,430,000	5,423,739	0.7%		4,497,027
28.02	Property	Guardian - San Antonio	N/A	104,000	Sq. Ft.		3,730,000	3,725,699	0.5%		3,089,118
28.03	Property	Guardian - Lubbock	N/A	79,970	Sq. Ft.		2,390,000	2,387,244	0.3%		1,979,355
29	Loan	1860 Howe Avenue	2011	99,986	Sq. Ft.	105	10,500,000	10,500,000	1.3%	7/6/2028	8,945,073	No	N/A	6/7/2018	8/6/2018	6	5.308000%	0.033860%	5.274140%	N/A
30	Loan	19951 Mariner Ave	2001/2018	89,272	Sq. Ft.	112	10,000,000	10,000,000	1.2%	7/6/2028	10,000,000	No	N/A	6/13/2018	8/6/2018	6	5.012900%	0.013860%	4.999040%	N/A
31	Loan	Four Points by Sheraton Louisville Airport	2013	117	Rooms	77,438	9,100,000	9,060,263	1.1%	4/6/2028	6,986,065	No	N/A	3/7/2018	5/6/2018	6	5.740000%	0.013860%	5.726140%	N/A
32	Loan	Stony Creek Marketplace	N/A	204,811	Sq. Ft.	105	8,000,000	8,000,000	1.0%	4/6/2028	8,000,000	No	N/A	3/28/2018	5/6/2018	6	4.700000%	0.015110%	4.684890%	N/A
33	Loan	TownePlace Suites - Lombard, IL	2018	125	Rooms	61,892	7,750,000	7,736,485	1.0%	5/6/2028	6,614,770	No	N/A	5/1/2018	6/6/2018	6	6.210000%	0.013860%	6.196140%	N/A
34	Loan	Mesa GSA	2010	41,127	Sq. Ft.	187	7,700,000	7,691,364	1.0%	6/6/2028	6,407,013	No	N/A	5/24/2018	7/6/2018	6	5.370000%	0.033860%	5.336140%	N/A
35	Loan	Texas Colony Plaza	2011	55,022	Sq. Ft.	127	7,000,000	7,000,000	0.9%	6/6/2028	6,238,683	No	N/A	5/25/2018	7/6/2018	6	5.313000%	0.013860%	5.299140%	N/A
36	Loan	City Line Apartments	2006, 2016	200	Units	35,000	7,000,000	7,000,000	0.9%	6/6/2023	6,733,199	Yes	12/6/2025	5/24/2018	7/6/2018	6	5.780000%	0.013860%	5.766140%	The greater of (i) the initial interest rate + 300 bps; or (ii) the Treasury Rate + 300 bps
37	Loan	Sugarman's Plaza	1990	432,141	Sq. Ft.	15	6,500,000	6,500,000	0.8%	7/6/2028	5,077,208	No	N/A	6/11/2018	8/6/2018	6	6.250000%	0.013860%	6.236140%	N/A
38	Loan	910 South Broadway	2018	25,833	Sq. Ft.	242	6,250,000	6,250,000	0.8%	6/6/2028	6,250,000	No	N/A	5/31/2018	7/6/2018	6	5.640000%	0.033860%	5.606140%	N/A
39	Loan	Vasa - Clinton	N/A	50,000	Sq. Ft.	124	6,200,000	6,192,880	0.8%	6/6/2028	5,138,254	No	N/A	6/8/2018	7/6/2018	6	5.243500%	0.013860%	5.229640%	N/A
40	Loan	Highland Park 1	2017	16,266	Sq. Ft.	375	6,100,000	6,100,000	0.8%	7/6/2028	6,100,000	No	N/A	6/11/2018	8/6/2018	6	5.225000%	0.013860%	5.211140%	N/A
41	Loan	Mesa Commons	2007	90,496	Sq. Ft.	62	5,650,000	5,642,956	0.7%	6/1/2028	4,615,157	No	N/A	5/24/2018	7/1/2018	1	4.800000%	0.013860%	4.786140%	N/A
42	Loan	137 N Virgil Avenue	2018	17,299	Sq. Ft.	318	5,500,000	5,500,000	0.7%	6/6/2028	5,500,000	No	N/A	6/8/2018	7/6/2018	6	5.293900%	0.013860%	5.280040%	N/A
43	Loan	Lakeland Plaza Shopping Center	2017	64,332	Sq. Ft.	78	5,000,000	5,000,000	0.6%	7/6/2028	4,123,084	No	N/A	6/7/2018	8/6/2018	6	5.086000%	0.033860%	5.052140%	N/A
44	Loan	Bremen Crossing	N/A	43,343	Sq. Ft.	104	4,500,000	4,500,000	0.6%	5/6/2028	3,935,551	No	N/A	5/8/2018	6/6/2018	6	5.430000%	0.013860%	5.416140%	N/A
45	Loan	Northpointe Crossing	N/A	64,017	Sq. Ft.	68	4,350,000	4,341,768	0.5%	5/6/2023	4,060,979	No	N/A	5/10/2018	6/6/2018	6	5.845300%	0.013860%	5.831440%	N/A
46	Loan	IUP Pratt Studios	2018	139	Beds	30,903	4,300,000	4,295,480	0.5%	6/6/2028	3,616,214	No	N/A	6/11/2018	7/6/2018	6	5.714000%	0.013860%	5.700140%	N/A
47	Loan	All American Self Storage - Clarksville	N/A	95,750	Sq. Ft.	44	4,175,000	4,170,452	0.5%	6/6/2028	3,490,877	No	N/A	5/31/2018	7/6/2018	6	5.525800%	0.013860%	5.511940%	N/A
48	Loan	Towne Center at Cypress Gardens	N/A	21,582	Sq. Ft.	139	3,000,000	3,000,000	0.4%	7/6/2028	2,474,493	No	N/A	6/7/2018	8/6/2018	6	5.094000%	0.033860%	5.060140%	N/A

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Interest Accrual Method	Monthly Debt Service Payment	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term	Remaining Amortization Term	Seasoning	Prepayment Provisions(5)(6)	Grace Period Default	Grace Period Late	Grace Period at Maturity Default	Appraised Value(4)(14)	Appraisal Date(4)(14)	U/W NOI DSCR(3)(27)	U/W NCF DSCR(3)(27)	Cut-off Date LTV Ratio(3)(4)(14)	LTV Ratio at Maturity or ARD(3)(4)(14)	U/W NOI Debt Yield(3)(14)
1	Loan	20 Times Square	Actual/360	131,298.61	Full IO	60	58	60	58	0	0	2	LO(26);DEF(31);O(3)	0	0	0	1,636,000,000	1/31/2018	3.65	3.65	16.2%	16.2%	11.5%
2	Loan	Riverfront Plaza	Actual/360	261,980.08	Amortizing	120	118	0	0	360	358	2	LO(26);DEF/YM1(90);O(4)	0	0	0	200,800,000	2/13/2018	1.58	1.49	72.6%	61.4%	10.0%
3	Loan	Torrance Technology Campus	Actual/360	149,379.63	Full IO	120	119	120	119	0	0	1	LO(25);DEF/YM1(90);O(5)	0	0	0	131,250,000	4/30/2018	2.30	2.27	71.4%	71.4%	10.3%
4	Loan	5th Street Station	Actual/360	146,008.52	Full IO	120	119	120	119	0	0	1	LO(25);DEF(91);O(4)	0	0	0	144,980,000	2/12/2018	3.35	3.22	25.9%	25.9%	19.6%
5	Loan	Orlando Airport Marriott Lakeside	Actual/360	204,831.59	Amortizing	120	119	0	0	312	311	1	LO(25);DEF(91);O(4)	0	0	0	103,100,000	4/5/2018	1.96	1.68	69.7%	53.8%	13.8%
6	Loan	Travelers Tower I	Actual/360	134,390.97	Full IO	120	120	120	120	0	0	0	LO(24);DEF(92);O(4)	0	0	0	54,800,000	5/3/2018	2.77	2.48	60.2%	60.2%	13.5%
7	Loan	Vista Station 8	Actual/360	165,430.91	Partial IO	120	119	6	5	360	360	1	LO(25);DEF(91);O(4)	0	0	0	48,330,000	1/31/2018	1.57	1.48	64.1%	53.4%	10.1%
8	Loan	AFIN Portfolio	Actual/360	106,230.21	Full IO	120	114	120	114	0	0	6	LO(11);YM1(107);O(2)	0	0	0	371,735,000	Various	2.62	2.34	56.5%	56.5%	11.1%
8.01	Property	Montecito Crossing															52,450,000	11/01/2017
8.02	Property	Jefferson Commons															38,800,000	10/23/2017
8.03	Property	Best on the Boulevard															38,650,000	11/01/2017
8.04	Property	Northpark Center															36,330,000	11/01/2017
8.05	Property	Anderson Station															28,000,000	11/01/2017
8.06	Property	Cross Pointe Center															27,675,000	10/25/2017
8.07	Property	San Pedro Crossing															39,800,000	11/02/2017
8.08	Property	Riverbend Marketplace															22,580,000	11/01/2017
8.09	Property	Shops at RiverGate South															25,000,000	11/01/2017
8.10	Property	Centennial Plaza															25,600,000	10/24/2017
8.11	Property	Shoppes of West Melbourne															21,900,000	10/29/2017
8.12	Property	North Lakeland Plaza															14,950,000	10/27/2017
9	Loan	Commons at Southtowne I	Actual/360	99,570.86	Full IO	120	119	120	119	0	0	1	LO(25);DEF(88);O(7)	0	0	0	43,500,000	4/6/2018	2.30	2.28	58.6%	58.6%	10.8%
10	Loan	Griffin Portfolio II	Actual/360	91,144.39	Full IO	120	118	120	118	0	0	2	LO(24);YM1(90);O(6)	0	0	0	415,500,000	Various	2.12	2.01	60.2%	60.2%	9.3%
10.01	Property	Southern Company Services Headquarters															153,250,000	4/9/2018
10.02	Property	Amazon.com Sortable Fulfillment Center															94,600,000	4/10/2018
10.03	Property	IGT North American Gaming & Interactive Headquarters															75,540,000	4/11/2018
10.04	Property	3M Distribution Facility															72,300,000	4/11/2018
11	Loan	Premier Rochester Office Portfolio	Actual/360	99,235.39	Full IO	120	118	120	118	0	0	2	LO(26);DEF(87);O(7)	0	0	0	98,900,000	3/23/2018	2.24	2.07	54.6%	54.6%	11.1%
11.01	Property	290 Woodcliff Drive															17,700,000	3/23/2018
11.02	Property	255 Woodcliff Drive															12,200,000	3/23/2018
11.03	Property	370 Woodcliff Drive															18,800,000	3/23/2018
11.04	Property	375 Woodcliff Drive															11,300,000	3/23/2018
11.05	Property	295 Woodcliff Drive															14,100,000	3/23/2018
11.06	Property	345 Woodcliff Drive															12,000,000	3/23/2018
11.07	Property	1000 Pittsford Victor Rd															10,100,000	3/23/2018
11.08	Property	1200 Pittsford Victor Rd															2,700,000	3/23/2018
12	Loan	HTI Medical Office Portfolio	Actual/360	90,930.37	Full IO	120	118	120	118	0	0	2	LO(25);YM1(92);O(3)	5	0	0	207,000,000	2/22/2018	2.23	1.94	57.3%	57.3%	10.3%
12.01	Property	Aurora Health Care Center															28,700,000	2/21/2018
12.02	Property	Laguna Professional Center															14,970,000	2/12/2018
12.03	Property	Woodlake Office Center															14,550,000	2/8/2018
12.04	Property	Northside Hospital Medical Office															13,420,000	2/14/2018
12.05	Property	Arrowhead Medical Plaza II															12,700,000	2/14/2018
12.06	Property	High Desert Medical Group															12,600,000	2/16/2018
12.07	Property	761 Building															11,450,000	2/12/2018
12.08	Property	Physicians Plaza of Roane County															10,600,000	2/14/2018
12.09	Property	Mainland Medical Arts Pavilion															10,400,000	2/16/2018
12.10	Property	Presence Healing Arts Pavilion															10,050,000	2/12/2018
12.11	Property	Oak Lawn Medical Center															9,000,000	2/12/2018
12.12	Property	East Coast Square West															8,850,000	2/15/2018
12.13	Property	Arrowhead Medical Plaza I															7,700,000	2/14/2018
12.14	Property	Morrow Medical Center															7,300,000	2/16/2018
12.15	Property	East Coast Square North															6,625,000	2/15/2018
12.16	Property	Belmar Medical Building															6,260,000	2/21/2018
12.17	Property	Village Center Parkway															4,100,000	2/16/2018
12.18	Property	Sassafras Medical Building															3,900,000	2/16/2018
12.19	Property	Medical Center III															3,600,000	2/14/2018
12.20	Property	Stockbridge Family Medical															3,000,000	2/16/2018
13	Loan	Throggs Neck Shopping Center	Actual/360	102,731.45	Full IO	120	117	120	117	0	0	3	LO(27);DEF(90);O(3)	0	0	0	110,000,000	9/16/2017	1.42	1.37	62.3%	62.3%	7.4%
14	Loan	Cedar Ridge	Actual/360	130,701.08	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(93);O(3)	0	0	0	31,100,000	5/1/2018	1.38	1.32	74.8%	62.3%	9.3%
15	Loan	Melbourne Hotel Portfolio	Actual/360	124,327.85	Partial IO	120	113	12	5	360	360	7	LO(31);DEF(85);O(4)	0	0	0	84,000,000	8/2/2017	2.21	1.94	67.9%	57.4%	14.3%
15.01	Property	Hilton Melbourne Beach Oceanfront															45,000,000	8/2/2017
15.02	Property	Doubletree Suites Melbourne Beach															39,000,000	8/2/2017
16	Loan	Soho House Chicago	Actual/360	105,445.71	Full IO	84	81	84	81	0	0	3	LO(27);DEF/YM1(50);O(7)	0	0	0	95,000,000	12/20/2017	1.64	1.64	65.9%	65.9%	9.2%
17	Loan	45-55 West 28th Street	Actual/360	101,680.38	Full IO	84	84	84	84	0	0	0	LO(24);YM1(53);O(7)	0	5	0	38,500,000	4/1/2018	1.47	1.41	55.3%	55.3%	8.4%
18	Loan	DoubleTree Charlotte Airport	Actual/360	101,917.84	Partial IO	120	118	24	22	360	360	2	LO(24);YM1(92);O(4)	0	0	0	29,000,000	3/28/2018	2.24	2.00	62.6%	54.7%	15.1%
19	Loan	Henrietta Plaza	Actual/360	95,298.89	Amortizing	120	117	0	0	360	357	3	LO(27);DEF(90);O(3)	5	0	0	24,750,000	1/27/2018	1.60	1.37	69.3%	57.7%	10.7%
20	Loan	Peninsula Town Center	Actual/360	94,547.61	Amortizing	120	89	0	0	330	299	31	LO(27);YM1(89);O(4)	5	5	0	28,800,000	4/10/2018	1.50	1.46	57.1%	47.0%	10.3%
21	Loan	AiNET - Beltsville	Actual/360	84,865.67	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0	0	29,500,000	4/16/2018	1.99	1.98	55.0%	44.9%	12.5%
22	Loan	Merge Carmel Valley	Actual/360	59,077.53	Full IO	120	119	120	119	0	0	1	LO(11);YM1(105);O(4)	0	0	0	23,700,000	4/25/2018	2.07	1.98	60.1%	60.1%	10.3%
23	Loan	University Village	Actual/360	60,470.95	Full IO	120	119	120	119	0	0	1	LO(25);DEF(91);O(4)	0	0	0	20,000,000	2/2/2018	1.59	1.52	69.5%	69.5%	8.3%
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	Actual/360	75,823.36	Amortizing	120	119	0	0	330	329	1	LO(25);DEF(92);O(3)	0	0	0	18,600,000	3/20/2018	1.76	1.57	69.8%	55.9%	12.3%
25	Loan	Elms Hotel & Spa	Actual/360	83,362.30	Amortizing	120	118	0	0	300	298	2	LO(26);DEF(90);O(4)	0	0	0	20,100,000	4/1/2019	2.03	1.60	64.5%	50.0%	15.6%
26	Loan	401 West 219th Street	Actual/360	52,614.07	Full IO	60	60	60	60	0	0	0	LO(24);DEF(33);O(3)	0	0	0	61,000,000	4/5/2018	2.41	2.18	21.0%	21.0%	11.9%
27	Loan	Lee Harvard Shopping Center	Actual/360	63,861.77	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0	0	18,400,000	3/7/2018	2.00	1.69	66.1%	54.1%	12.6%
28	Loan	The Guardian Portfolio	Actual/360	63,579.37	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0	0	16,680,000	Various	1.70	1.59	69.2%	57.3%	11.2%
28.01	Property	Guardian - Dallas															8,100,000	4/30/2018
28.02	Property	Guardian - San Antonio															5,180,000	5/1/2018
28.03	Property	Guardian - Lubbock															3,400,000	5/2/2018
29	Loan	1860 Howe Avenue	Actual/360	58,359.16	Partial IO	120	120	12	12	360	360	0	LO(24);DEF(90);O(6)	0	0	0	15,100,000	2/21/2018	1.61	1.40	69.5%	59.2%	10.8%
30	Loan	19951 Mariner Ave	Actual/360	42,354.36	Full IO	120	120	120	120	0	0	0	LO(24);DEF(92);O(4)	0	0	0	20,000,000	3/28/2018	2.68	2.49	50.0%	50.0%	13.6%
31	Loan	Four Points by Sheraton Louisville Airport	Actual/360	57,193.70	Amortizing	120	117	0	0	300	297	3	LO(27);DEF(89);O(4)	0	0	0	14,000,000	11/3/2017	1.78	1.54	64.7%	49.9%	13.5%
32	Loan	Stony Creek Marketplace	Actual/360	31,768.52	Full IO	120	117	120	117	0	0	3	LO(27);DEF(89);O(4)	0	0	0	34,200,000	2/8/2018	2.60	2.35	63.2%	63.2%	12.4%
33	Loan	TownePlace Suites - Lombard, IL	Actual/360	47,516.65	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0	0	13,500,000	9/21/2018	1.72	1.40	57.3%	49.0%	12.7%
34	Loan	Mesa GSA	Actual/360	43,093.79	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(92);O(3)	0	0	0	11,160,000	4/17/2018	1.52	1.42	68.9%	57.4%	10.2%
35	Loan	Texas Colony Plaza	Actual/360	38,927.86	Partial IO	120	119	36	35	360	360	1	LO(12);YM1(104);O(4)	0	0	0	11,000,000	4/19/2018	1.67	1.54	63.6%	56.7%	11.1%
36	Loan	City Line Apartments	Actual/360	40,983.60	Partial IO, ARD	60	59	24	23	360	360	1	LO(12);YM1(44);O(4)	0	0	0	9,800,000	3/8/2018	1.71	1.59	71.4%	68.7%	12.0%
37	Loan	Sugarman's Plaza	Actual/360	42,878.51	Amortizing	120	120	0	0	300	300	0	LO(24);DEF(92);O(4)	0	0	0	11,400,000	5/3/2018	1.98	1.65	57.0%	44.5%	15.7%
38	Loan	910 South Broadway	Actual/360	29,782.99	Full IO	120	119	120	119	0	0	1	LO(25);DEF(90);O(5)	0	0	0	13,000,000	3/29/2018	1.78	1.69	48.1%	48.1%	10.2%
39	Loan	Vasa - Clinton	Actual/360	34,211.67	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0	0	9,500,000	4/11/2018	1.62	1.52	65.2%	54.1%	10.7%
40	Loan	Highland Park 1	Actual/360	26,929.31	Full IO	120	120	120	120	0	0	0	LO(24);DEF(93);O(3)	0	0	0	10,000,000	3/1/2018	1.49	1.43	61.0%	61.0%	7.9%
41	Loan	Mesa Commons	Actual/360	29,643.59	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0	0	11,660,000	4/20/2018	2.06	1.90	48.4%	39.6%	13.0%
42	Loan	137 N Virgil Avenue	Actual/360	24,600.70	Full IO	120	119	120	119	0	0	1	LO(25);DEF(91);O(4)	0	0	0	8,900,000	4/20/2018	1.75	1.69	61.8%	61.8%	9.4%
43	Loan	Lakeland Plaza Shopping Center	Actual/360	27,104.49	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(91);O(5)	0	0	0	7,550,000	4/9/2018	2.09	1.85	66.2%	54.6%	13.6%
44	Loan	Bremen Crossing	Actual/360	25,353.22	Partial IO	120	118	24	22	360	360	2	LO(26);DEF(90);O(4)	0	0	0	7,000,000	3/28/2018	1.52	1.38	64.3%	56.2%	10.3%
45	Loan	Northpointe Crossing	Actual/360	25,649.38	Amortizing	60	58	0	0	360	358	2	LO(26);DEF(30);O(4)	0	0	0	6,600,000	2/9/2018	1.98	1.94	65.8%	61.5%	14.1%
46	Loan	IUP Pratt Studios	Actual/360	24,995.38	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0	0	7,000,000	3/16/2018	1.52	1.47	61.4%	51.7%	10.6%
47	Loan	All American Self Storage - Clarksville	Actual/360	23,772.82	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0	0	5,750,000	4/4/2018	1.38	1.35	72.5%	60.7%	9.4%
48	Loan	Towne Center at Cypress Gardens	Actual/360	16,277.43	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(91);O(5)	0	0	0	4,950,000	4/9/2018	1.91	1.78	60.6%	50.0%	12.4%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	U/W NCF Debt Yield(3)(14)	U/W EGI(23)	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate(10)(22)	Occupancy as-of Date(22)	Most Recent Operating Statement Date(22)	Most Recent EGI (23)	Most Recent Expenses	Most Recent NOI	Second Most Recent Operating Statement Date(22)	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date(22)	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI
1	Loan	20 Times Square	11.5%	30,443,635	0	30,443,635	0	0	30,443,635	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	Loan	Riverfront Plaza	9.4%	22,503,174	7,997,506	14,505,668	142,481	649,875	13,713,312	83.4%	3/28/2018	TTM 1/31/2018	18,661,328	8,267,688	10,393,640	12/31/2017	18,397,856	8,276,354	10,121,502	12/31/2016	19,087,328	8,714,695	10,372,633
3	Loan	Torrance Technology Campus	10.2%	15,702,037	6,052,117	9,649,919	115,195	0	9,534,724	90.9%	4/30/2018	TTM 3/31/2018	12,040,735	4,955,248	7,085,487	12/31/2017	10,765,437	4,870,791	5,894,646	12/31/2016	9,525,831	4,275,675	5,250,156
4	Loan	5th Street Station	18.8%	8,875,441	1,531,391	7,344,050	31,621	260,837	7,051,592	93.1%	1/31/2018	TTM 1/31/2018	6,910,000	1,327,764	5,582,236	12/31/2017	6,770,075	1,253,177	5,516,898	N/A	N/A	N/A	N/A
5	Loan	Orlando Airport Marriott Lakeside	11.9%	27,590,790	17,691,678	9,899,112	1,379,540	0	8,519,573	73.3%	3/31/2018	TTM 3/31/2018	27,590,790	17,669,892	9,920,898	12/31/2017	27,114,706	17,576,873	9,537,833	12/31/2016	26,528,322	18,668,684	7,859,638
6	Loan	Travelers Tower I	12.1%	7,322,473	2,859,537	4,462,936	100,252	355,472	4,007,212	87.1%	6/1/2018	TTM 3/31/2018	6,000,418	2,799,614	3,200,804	12/31/2017	5,840,868	2,774,732	3,066,136	12/31/2016	5,235,966	2,705,289	2,530,677
7	Loan	Vista Station 8	9.5%	4,221,825	1,106,085	3,115,740	23,227	154,846	2,937,667	100.0%	7/1/2018	TTM 2/28/2018	2,388,534	857,616	1,530,918	12/31/2017	1,827,666	857,319	970,347	12/31/2016	238,409	81,868	156,541
8	Loan	AFIN Portfolio	9.9%	33,252,972	9,911,495	23,341,476	406,890	2,096,069	20,838,518	90.3%	11/28/2017	TTM 9/30/2017	37,067,823	11,060,915	26,006,908	12/31/2016	37,394,183	10,389,232	27,004,951	N/A	N/A	N/A	N/A
8.01	Property	Montecito Crossing		4,326,440	883,953	3,442,487	48,525	292,206	3,101,756	94.3%	11/28/2017	TTM 9/30/2017	4,459,736	912,039	3,547,697	12/31/2016	4,371,471	855,965	3,515,506	N/A	N/A	N/A	N/A
8.02	Property	Jefferson Commons		3,364,160	799,133	2,565,027	8,237	132,029	2,424,762	94.4%	11/28/2017	TTM 9/30/2017	3,238,890	825,566	2,413,324	12/31/2016	3,444,240	861,289	2,582,951	N/A	N/A	N/A	N/A
8.03	Property	Best on the Boulevard		3,232,152	649,545	2,582,607	59,325	262,793	2,260,490	91.0%	11/28/2017	TTM 9/30/2017	3,797,966	695,223	3,102,743	12/31/2016	3,669,121	634,734	3,034,387	N/A	N/A	N/A	N/A
8.04	Property	Northpark Center		4,094,859	1,480,817	2,614,042	28,650	190,597	2,394,795	97.4%	11/28/2017	TTM 9/30/2017	4,311,414	2,142,753	2,168,661	12/31/2016	3,844,916	1,923,822	1,921,094	N/A	N/A	N/A	N/A
8.05	Property	Anderson Station		3,091,780	1,029,130	2,062,650	70,810	127,834	1,864,006	84.3%	11/28/2017	TTM 9/30/2017	2,963,729	996,728	1,967,001	12/31/2016	3,173,257	915,773	2,257,484	N/A	N/A	N/A	N/A
8.06	Property	Cross Pointe Center		2,654,383	736,639	1,917,744	40,696	190,414	1,686,633	100.0%	11/28/2017	TTM 9/30/2017	2,898,647	766,937	2,131,710	12/31/2016	2,753,067	685,622	2,067,445	N/A	N/A	N/A	N/A
8.07	Property	San Pedro Crossing		2,926,568	1,406,310	1,520,258	12,427	109,669	1,398,161	87.8%	11/28/2017	TTM 9/30/2017	4,508,366	1,551,760	2,956,606	12/31/2016	4,593,896	1,532,682	3,061,214	N/A	N/A	N/A	N/A
8.08	Property	Riverbend Marketplace		1,876,278	497,196	1,379,082	19,966	121,671	1,237,445	90.5%	11/28/2017	TTM 9/30/2017	2,099,325	569,861	1,529,464	12/31/2016	2,096,136	545,442	1,550,694	N/A	N/A	N/A	N/A
8.09	Property	Shops at RiverGate South		1,868,180	679,324	1,188,855	5,628	101,254	1,081,973	65.4%	11/28/2017	TTM 9/30/2017	2,451,691	721,631	1,730,060	12/31/2016	2,872,251	664,277	2,207,974	N/A	N/A	N/A	N/A
8.10	Property	Centennial Plaza		2,038,766	516,667	1,522,099	46,759	265,877	1,209,463	78.6%	11/28/2017	TTM 9/30/2017	2,441,135	599,488	1,841,647	12/31/2016	2,775,847	687,286	2,088,561	N/A	N/A	N/A	N/A
8.11	Property	Shoppes of West Melbourne		2,329,861	720,082	1,609,779	14,448	65,623	1,529,708	98.3%	11/28/2017	TTM 9/30/2017	2,324,971	733,086	1,591,885	12/31/2016	2,210,704	595,279	1,615,425	N/A	N/A	N/A	N/A
8.12	Property	North Lakeland Plaza		1,449,545	512,698	936,846	51,419	236,103	649,325	94.9%	11/28/2017	TTM 9/30/2017	1,571,953	545,843	1,026,110	12/31/2016	1,589,277	487,061	1,102,216	N/A	N/A	N/A	N/A
9	Loan	Commons at Southtowne I	10.7%	3,588,951	843,067	2,745,884	25,908	0	2,719,975	97.6%	5/8/2018	TTM 4/30/2018	2,741,644	870,084	1,871,560	12/31/2017	2,721,338	853,032	1,868,306	12/31/2016	3,435,854	794,617	2,641,238
10	Loan	Griffin Portfolio II	8.8%	30,710,040	7,482,500	23,227,540	272,608	996,165	21,958,766	100.0%	7/1/2018	12/31/2017	17,515,627	2,215,224	15,300,403	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.01	Property	Southern Company Services Headquarters		13,111,680	4,638,720	8,472,959	66,944	334,719	8,071,296	100.0%	7/1/2018	12/31/2017	1,476,942	568,429	908,513	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.02	Property	Amazon.com Sortable Fulfillment Center		6,412,018	489,851	5,922,167	85,625	256,876	5,579,665	100.0%	7/1/2018	12/31/2017	6,236,794	766,019	5,470,775	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.03	Property	IGT North American Gaming & Interactive Headquarters		5,286,494	791,564	4,494,930	22,227	111,134	4,361,569	100.0%	7/1/2018	12/31/2017	5,362,986	758,054	4,604,932	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.04	Property	3M Distribution Facility		5,899,848	1,562,364	4,337,484	97,812	293,436	3,946,236	100.0%	7/1/2018	12/31/2017	4,438,905	122,722	4,316,183	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	Loan	Premier Rochester Office Portfolio	10.2%	9,712,103	3,704,023	6,008,080	118,732	355,521	5,533,827	76.1%	3/1/2018	TTM 1/31/2018	9,408,793	3,530,664	5,878,129	12/31/2017	9,351,766	3,500,479	5,851,287	12/31/2016	8,723,008	3,745,064	4,977,944
11.01	Property	290 Woodcliff Drive		N/A	N/A	N/A	N/A	N/A	N/A	100.0%	3/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.02	Property	255 Woodcliff Drive		N/A	N/A	N/A	N/A	N/A	N/A	95.8%	3/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.03	Property	370 Woodcliff Drive		N/A	N/A	N/A	N/A	N/A	N/A	70.5%	3/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.04	Property	375 Woodcliff Drive		N/A	N/A	N/A	N/A	N/A	N/A	80.8%	3/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.05	Property	295 Woodcliff Drive		N/A	N/A	N/A	N/A	N/A	N/A	58.1%	3/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.06	Property	345 Woodcliff Drive		N/A	N/A	N/A	N/A	N/A	N/A	59.4%	3/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.07	Property	1000 Pittsford Victor Rd		N/A	N/A	N/A	N/A	N/A	N/A	69.6%	3/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.08	Property	1200 Pittsford Victor Rd		N/A	N/A	N/A	N/A	N/A	N/A	67.7%	3/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	Loan	HTI Medical Office Portfolio	8.9%	19,663,392	7,475,682	12,187,711	242,489	1,328,193	10,617,029	87.8%	3/7/2018	12/31/2017	20,366,007	6,522,823	13,843,185	Various	18,085,301	6,005,961	12,079,340	N/A	N/A	N/A	N/A
12.01	Property	Aurora Health Care Center		2,230,331	338,431	1,891,900	21,257	175,686	1,694,957	100.0%	3/7/2018	12/31/2017	2,010,204	3,472	2,006,732	12/31/2016	1,896,419	3,855	1,892,564	N/A	N/A	N/A	N/A
12.02	Property	Laguna Professional Center		1,377,016	305,138	1,071,878	13,418	99,500	958,960	94.4%	3/7/2018	12/31/2017	1,356,978	299,154	1,057,824	12/31/2016	1,557,777	301,102	1,256,675	N/A	N/A	N/A	N/A
12.03	Property	Woodlake Office Center		1,680,048	695,666	984,381	8,003	69,034	907,345	100.0%	3/7/2018	12/31/2017	1,739,790	696,833	1,042,957	12/31/2016	1,628,470	614,114	1,014,356	N/A	N/A	N/A	N/A
12.04	Property	Northside Hospital Medical Office		932,212	105,421	826,791	14,096	46,491	766,204	100.0%	3/7/2018	12/31/2017	813,270	27,726	785,544	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.05	Property	Arrowhead Medical Plaza II		961,829	529,353	432,476	16,147	136,103	280,226	63.6%	3/7/2018	12/31/2017	1,195,898	533,959	661,939	12/31/2016	996,173	458,575	537,598	N/A	N/A	N/A	N/A
12.06	Property	High Desert Medical Group		1,267,957	428,619	839,339	25,327	55,900	758,111	100.0%	3/7/2018	12/31/2017	824,091	221,259	602,832	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.07	Property	761 Building		1,083,372	381,961	701,411	19,516	58,583	623,312	100.0%	3/7/2018	12/31/2017	1,283,124	374,831	908,293	12/31/2016	1,275,052	373,866	901,186	N/A	N/A	N/A	N/A
12.08	Property	Physicians Plaza of Roane County		1,199,659	408,707	790,953	9,365	58,518	723,069	95.9%	3/7/2018	12/31/2017	1,251,500	409,237	842,263	12/31/2016	1,134,589	404,180	730,409	N/A	N/A	N/A	N/A
12.09	Property	Mainland Medical Arts Pavilion		1,118,959	389,002	729,957	6,827	59,168	663,962	100.0%	3/7/2018	12/31/2017	1,205,112	393,830	811,282	12/31/2016	1,208,508	392,163	816,344	N/A	N/A	N/A	N/A
12.10	Property	Presence Healing Arts Pavilion		1,429,279	728,894	700,384	11,098	79,687	609,599	76.5%	3/7/2018	12/31/2017	1,395,558	705,769	689,789	12/31/2016	1,333,279	656,020	677,259	N/A	N/A	N/A	N/A
12.11	Property	Oak Lawn Medical Center		1,017,103	727,868	289,235	11,057	59,942	218,236	68.6%	3/7/2018	12/31/2017	1,649,015	717,380	931,635	12/31/2016	1,592,639	676,807	915,832	N/A	N/A	N/A	N/A
12.12	Property	East Coast Square West		762,422	221,143	541,280	8,280	55,710	477,289	83.3%	3/7/2018	12/31/2017	829,546	219,776	609,770	12/31/2016	848,270	247,918	600,353	N/A	N/A	N/A	N/A
12.13	Property	Arrowhead Medical Plaza I		646,191	336,812	309,378	10,593	68,112	230,673	60.9%	3/7/2018	12/31/2017	672,725	340,509	332,216	12/31/2016	521,090	346,238	174,852	N/A	N/A	N/A	N/A
12.14	Property	Morrow Medical Center		802,732	420,121	382,611	17,016	84,262	281,334	100.0%	3/7/2018	12/31/2017	968,135	413,514	554,621	12/31/2016	970,055	426,539	543,516	N/A	N/A	N/A	N/A
12.15	Property	East Coast Square North		487,382	158,825	328,557	6,706	15,055	306,797	67.0%	3/7/2018	12/31/2017	637,777	157,753	480,024	12/31/2016	745,640	171,583	574,057	N/A	N/A	N/A	N/A
12.16	Property	Belmar Medical Building		759,419	371,713	387,706	9,874	75,691	302,141	86.8%	3/7/2018	12/31/2017	791,127	323,772	467,355	12/31/2016	779,293	303,688	475,605	N/A	N/A	N/A	N/A
12.17	Property	Village Center Parkway		427,119	235,177	191,942	6,263	36,747	148,932	72.7%	3/7/2018	12/31/2017	473,474	227,416	246,058	12/31/2016	462,138	229,949	232,188	N/A	N/A	N/A	N/A
12.18	Property	Sassafras Medical Building		737,855	319,505	418,350	13,268	33,128	371,955	100.0%	3/7/2018	12/31/2017	476,827	1,420	475,407	12/31/2016	461,470	-13,536	475,007	N/A	N/A	N/A	N/A
12.19	Property	Medical Center III		481,136	248,182	232,955	8,630	45,194	179,130	80.7%	3/7/2018	12/31/2017	476,355	327,037	149,318	12/31/2016	371,649	287,060	84,589	N/A	N/A	N/A	N/A
12.20	Property	Stockbridge Family Medical		261,371	125,144	136,227	5,748	15,682	114,797	52.8%	3/7/2018	12/31/2017	315,501	128,176	187,326	12/31/2016	302,790	125,840	176,950	N/A	N/A	N/A	N/A
13	Loan	Throggs Neck Shopping Center	7.2%	7,323,860	2,221,539	5,102,321	17,874	178,742	4,905,705	92.5%	1/19/2018	12/31/2017	6,495,365	1,887,869	4,607,496	12/31/2016	5,703,116	2,134,948	3,568,168	12/31/2015	4,300,256	1,574,920	2,725,336
14	Loan	Cedar Ridge	8.9%	3,367,331	1,203,284	2,164,048	25,867	64,667	2,073,515	89.3%	4/30/2018	TTM 3/31/2018	3,144,961	1,182,684	1,962,276	12/31/2017	3,447,189	1,193,618	2,253,570	12/31/2016	3,051,609	1,151,131	1,900,478
15	Loan	Melbourne Hotel Portfolio	12.6%	24,272,623	16,113,962	8,158,661	970,905	0	7,187,756	83.2%	TTM 1/31/2018	TTM 1/31/2018	23,704,659	15,300,654	8,404,005	12/31/2017	23,379,133	15,161,864	8,217,269	12/31/2016	23,188,634	15,064,055	8,124,579
15.01	Property	Hilton Melbourne Beach Oceanfront		13,010,389	8,751,357	4,259,032	520,416	0	3,738,617	81.1%	TTM 1/31/2018	TTM 1/31/2018	12,387,179	8,150,068	4,237,111	12/31/2017	12,253,406	8,075,858	4,177,548	12/31/2016	12,569,874	8,251,244	4,318,630
15.02	Property	Doubletree Suites Melbourne Beach		11,262,234	7,362,605	3,899,629	450,489	0	3,449,139	85.3%	TTM 1/31/2018	TTM 1/31/2018	11,317,480	7,150,586	4,166,894	12/31/2017	11,125,727	7,086,006	4,039,721	12/31/2016	10,618,760	6,812,811	3,805,949
16	Loan	Soho House Chicago	9.1%	6,671,423	928,246	5,743,177	20,400	0	5,722,777	100.0%	7/1/2018	12/31/2017	6,465,064	413,941	6,051,123	12/31/2016	5,693,057	455,907	5,237,150	12/31/2015	4,745,750	472,715	4,273,035
17	Loan	45-55 West 28th Street	8.1%	2,441,429	651,556	1,789,873	7,980	61,913	1,719,980	94.8%	4/1/2018	TTM 3/31/2018	2,310,983	592,803	1,718,179	12/31/2017	2,239,426	565,746	1,673,680	12/31/2016	1,987,541	552,305	1,435,236
18	Loan	DoubleTree Charlotte Airport	13.5%	7,214,657	4,478,017	2,736,640	288,586	0	2,448,054	87.4%	TTM 4/30/2018	TTM 4/30/2018	7,443,301	4,464,949	2,978,352	12/31/2017	7,208,649	4,381,429	2,827,220	12/31/2016	6,637,745	4,251,441	2,386,304
19	Loan	Henrietta Plaza	9.1%	2,842,587	1,015,908	1,826,679	51,359	211,128	1,564,192	93.8%	2/1/2018	T-8 Ann. 12/31/2017	1,971,162	796,316	1,174,847	12/31/2016	2,060,599	998,471	1,062,128	12/31/2015	2,111,940	951,488	1,160,452
20	Loan	Peninsula Town Center	10.0%	2,071,573	371,589	1,699,984	6,156	41,037	1,652,792	93.1%	2/28/2018	TTM 2/28/2018	2,106,641	395,082	1,711,559	TTM 2/28/2018	2,106,641	395,082	1,711,559	12/31/2016	2,196,229	303,162	1,893,067
21	Loan	AiNET - Beltsville	12.4%	2,086,533	62,596	2,023,937	8,785	0	2,015,151	100.0%	7/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22	Loan	Merge Carmel Valley	9.8%	1,796,523	326,680	1,469,843	3,318	66,358	1,400,167	100.0%	5/17/2018	TTM 4/30/2018	699,367	275,236	424,131	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23	Loan	University Village	7.9%	2,220,537	1,066,664	1,153,872	8,904	44,522	1,100,446	94.3%	3/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	11.0%	4,261,816	2,664,698	1,597,118	170,473	0	1,426,645	77.1%	1/31/2018	TTM 1/31/2018	4,261,816	2,732,967	1,528,848	12/31/2017	4,261,692	2,731,140	1,530,552	12/31/2016	4,084,372	2,488,895	1,595,477
25	Loan	Elms Hotel & Spa	12.3%	8,644,383	6,615,720	2,028,663	432,219	0	1,596,444	48.1%	2/28/2018	TTM 2/28/2018	8,644,383	6,706,982	1,937,401	12/31/2017	8,774,774	6,777,743	1,997,031	12/31/2016	8,596,252	6,823,518	1,772,734
26	Loan	401 West 219th Street	10.8%	2,122,427	602,098	1,520,329	20,462	120,364	1,379,504	100.0%	5/1/2018	TTM 3/31/2018	2,096,417	524,035	1,572,382	12/31/2017	1,964,470	521,811	1,442,659	12/31/2016	1,702,940	543,702	1,159,237
27	Loan	Lee Harvard Shopping Center	10.7%	2,536,796	1,005,421	1,531,375	30,578	203,856	1,296,940	87.2%	4/1/2018	12/31/2017	2,090,924	940,973	1,149,951	12/31/2016	1,907,428	923,643	983,785	N/A	N/A	N/A	N/A
28	Loan	The Guardian Portfolio	10.5%	1,980,150	685,068	1,295,083	22,460	56,987	1,215,636	100.0%	7/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28.01	Property	Guardian - Dallas		N/A	N/A	N/A	N/A	N/A	N/A	100.0%	7/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28.02	Property	Guardian - San Antonio		N/A	N/A	N/A	N/A	N/A	N/A	100.0%	7/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28.03	Property	Guardian - Lubbock		N/A	N/A	N/A	N/A	N/A	N/A	100.0%	7/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
29	Loan	1860 Howe Avenue	9.3%	1,810,037	679,799	1,130,238	25,996	124,983	979,259	88.9%	3/1/2018	TTM 2/28/2018	1,408,192	638,873	769,319	12/31/2017	1,388,978	635,751	753,227	12/31/2016	814,930	515,902	299,028
30	Loan	19951 Mariner Ave	12.7%	1,402,997	42,090	1,360,907	13,391	81,637	1,265,879	100.0%	7/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	Loan	Four Points by Sheraton Louisville Airport	11.7%	4,092,277	2,869,312	1,222,966	163,691	0	1,059,275	75.9%	12/31/2017	12/31/2017	4,092,277	2,852,279	1,239,998	12/31/2016	3,886,046	2,782,669	1,103,377	12/31/2015	3,585,052	2,113,065	1,471,987
32	Loan	Stony Creek Marketplace	11.2%	3,880,157	1,202,665	2,677,492	49,932	204,811	2,422,750	98.1%	2/5/2018	12/31/2017	3,943,225	1,152,026	2,791,199	12/31/2016	3,764,985	1,018,891	2,746,094	12/31/2015	3,682,533	1,196,002	2,486,531
33	Loan	TownePlace Suites - Lombard, IL	10.3%	3,051,053	2,070,362	980,691	183,063	0	797,628	76.5%	2/28/2018	TTM 2/28/2018	3,051,053	2,071,186	979,867	12/31/2017	2,975,815	2,029,209	946,606	12/31/2016	2,884,528	1,991,371	893,157
34	Loan	Mesa GSA	9.5%	1,149,202	361,349	787,853	13,983	41,127	732,743	100.0%	3/1/2018	12/31/2017	1,088,372	285,791	802,582	12/31/2016	1,094,239	274,772	819,467	12/31/2015	1,153,614	280,660	872,954
35	Loan	Texas Colony Plaza	10.3%	1,179,663	399,662	780,001	12,105	46,265	721,631	100.0%	5/31/2018	TTM 4/30/2018	1,164,993	337,561	827,432	12/31/2017	1,174,332	348,378	825,954	12/31/2016	1,159,460	355,683	803,777
36	Loan	City Line Apartments	11.2%	1,892,400	1,051,865	840,535	60,000	0	780,535	100.0%	5/1/2018	T9 3/31/2018	1,988,877	918,212	1,070,665	T12 8/31/2016	1,942,352	1,020,178	922,174	12/31/2015	1,801,389	1,022,805	778,584
37	Loan	Sugarman's Plaza	13.1%	1,457,592	439,948	1,017,644	82,107	86,428	849,109	98.6%	5/28/2018	T9 4/30/2018	746,677	320,230	426,447	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38	Loan	910 South Broadway	9.7%	788,250	152,974	635,276	4,133	25,833	605,310	75.2%	5/18/2018	TTM 3/31/2018	564,113	141,785	422,328	12/31/2017	514,419	130,897	383,522	12/31/2016	394,172	103,367	290,805
39	Loan	Vasa - Clinton	10.1%	684,426	20,533	663,894	7,500	31,467	624,927	100.0%	7/1/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	Loan	Highland Park 1	7.6%	694,314	212,252	482,062	3,253	16,266	462,543	96.3%	6/7/2018	TTM 4/30/2018	458,812	244,123	214,689	12/31/2017	291,242	178,070	113,172	N/A	N/A	N/A	N/A
41	Loan	Mesa Commons	11.9%	927,457	194,366	733,091	13,574	45,248	674,269	100.0%	4/1/2018	TTM 2/28/2018	907,151	197,555	709,596	12/31/2017	946,316	195,367	750,949	12/31/2016	910,404	184,850	725,554
42	Loan	137 N Virgil Avenue	9.0%	640,107	123,376	516,731	2,595	16,681	497,455	100.0%	7/1/2018	12/31/2017	117,453	84,505	32,949	12/31/2016	159,914	103,673	56,241	N/A	N/A	N/A	N/A
43	Loan	Lakeland Plaza Shopping Center	12.0%	893,605	214,667	678,938	12,866	64,332	601,739	82.6%	4/25/2018	12/31/2017	847,735	203,168	644,567	12/31/2016	787,718	204,708	583,010	12/31/2015	756,657	211,262	545,395
44	Loan	Bremen Crossing	9.3%	593,192	131,678	461,514	4,334	36,842	420,338	100.0%	4/18/2018	TTM 3/31/2018	607,203	97,220	509,983	12/31/2017	608,088	95,846	512,241	12/31/2016	567,172	96,263	470,909
45	Loan	Northpointe Crossing	13.8%	828,791	218,523	610,268	12,803	0	597,465	95.9%	1/10/2018	12/31/2017	777,879	217,687	560,192	12/31/2016	772,463	192,457	580,006	12/31/2015	647,242	193,335	453,907
46	Loan	IUP Pratt Studios	10.2%	757,942	302,938	455,004	15,429	0	439,575	92.8%	6/1/2018	12/31/2017	765,033	278,214	486,819	12/31/2016	732,774	267,055	465,719	N/A	N/A	N/A	N/A
47	Loan	All American Self Storage - Clarksville	9.2%	573,149	179,877	393,272	9,575	0	383,697	90.7%	3/22/2018	12/31/2017	567,148	145,958	421,191	12/31/2016	546,041	149,434	396,607	12/31/2015	509,360	142,364	366,997
48	Loan	Towne Center at Cypress Gardens	11.6%	506,020	133,709	372,311	3,237	21,582	347,492	91.5%	4/25/2018	12/31/2017	506,337	130,517	375,820	12/31/2016	495,747	137,707	358,040	12/31/2015	404,038	127,318	276,720

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Largest Tenant Name(10)(11)(12)(13)(28)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(2)	Second Largest Tenant Name(11)(12)(13)	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(2)	Third Largest Tenant Name(11)(12)(13)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA
1	Loan	20 Times Square	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	Loan	Riverfront Plaza	Hunton Andrews Kurth LLP	238,176	25.1%	6/30/2025	Branch Banking & Trust Company	141,167	14.9%	8/31/2025	Owens & Minor Medical Inc.	85,746	9.0%
3	Loan	Torrance Technology Campus	L3 Communications Corporation	461,431	80.1%	9/30/2031	Torrance Memorial Medical Center	61,857	10.7%	1/31/2022	N/A	N/A	N/A
4	Loan	5th Street Station	Wegman's Food Markets, Inc.	121,712	26.9%	11/30/2036	Field & Stream	50,302	11.1%	1/31/2027	Dick's Sporting Goods, Inc.	50,019	11.1%
5	Loan	Orlando Airport Marriott Lakeside	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6	Loan	Travelers Tower I	Willis Towers Watson	57,054	12.0%	11/30/2026	Faurecia Interior Systems, Inc.	47,250	10.0%	5/31/2020	MSX International Inc.	45,748	9.7%
7	Loan	Vista Station 8	Telsa, Inc.	154,846	100.0%	10/31/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8	Loan	AFIN Portfolio	Various	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A
8.01	Property	Montecito Crossing	HomeGoods	25,000	13.9%	07/31/2019	Petsmart	22,400	12.5%	05/31/2023	Office Depot	17,000	9.5%
8.02	Property	Jefferson Commons	ACADEMY	71,914	34.9%	02/28/2030	Aldi	24,067	11.7%	05/31/2028	LIQUOR BARN	22,000	10.7%
8.03	Property	Best on the Boulevard	Best Buy	57,726	28.2%	01/31/2025	Seafood City	42,618	20.8%	02/28/2022	Ross Dress For Less	31,847	15.6%
8.04	Property	Northpark Center	N ELDER BEERMAN	101,840	32.0%	10/31/2019	KOHL'S	80,731	25.4%	01/31/2020	MARSHALLS	29,500	9.3%
8.05	Property	Anderson Station	Hobby Lobby	55,000	22.5%	08/31/2019	Ross Dress For Less	30,187	12.4%	01/31/2022	Bed, Bath and Beyond, Inc.	22,285	9.1%
8.06	Property	Cross Pointe Center	DEVELOPERS REALTY CORP	104,155	46.1%	01/31/2047	TJ MAXX #354	30,000	13.3%	10/31/2026	BED BATH & BEYOND	29,427	13.0%
8.07	Property	San Pedro Crossing	TOYS R US	60,687	29.3%	1/31/2021	BARNES & NOBLE BOOKSTORE	35,475	17.1%	02/28/2021	THE CONTAINER STORE	22,817	11.0%
8.08	Property	Riverbend Marketplace	Kohl's	88,408	62.0%	04/30/2025	Petsmart	19,107	13.4%	01/31/2025	Shoe Show	4,288	3.0%
8.09	Property	Shops at RiverGate South	HomeGoods	24,000	17.1%	09/30/2024	Michaels Stores	17,497	12.4%	02/28/2025	Ulta Salon	10,015	7.1%
8.10	Property	Centennial Plaza	HOME DEPOT	102,962	44.0%	01/31/2019	BEST BUY	45,753	19.6%	01/31/2023	GUITAR CENTER	15,200	6.5%
8.11	Property	Shoppes of West Melbourne	JO ANN FABRIC AND CRAFT STOR	35,759	24.7%	01/31/2021	BED BATH & BEYOND	26,274	18.2%	01/31/2023	PARTY CITY	21,000	14.5%
8.12	Property	North Lakeland Plaza	Beall's Department Store	84,146	49.1%	04/30/2020	Best Buy Stores, L.P.	51,868	30.3%	01/31/2021	Jo-Ann Stores, LLC	19,100	11.1%
9	Loan	Commons at Southtowne I	Burlington	45,000	26.1%	2/28/2029	Nordstrom Rack	35,738	20.7%	4/30/2029	Bed Bath & Beyond	28,000	16.2%
10	Loan	Griffin Portfolio II	Various	Various	N/A	Various	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.01	Property	Southern Company Services Headquarters	Southern Company Services, Inc.	669,438	100.0%	3/17/2044	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.02	Property	Amazon.com Sortable Fulfillment Center	Amazon.com	856,254	100.0%	8/31/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.03	Property	IGT North American Gaming & Interactive Headquarters	International Game Technology	222,268	100.0%	12/31/2030	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10.04	Property	3M Distribution Facility	3M Company	978,120	100.0%	10/31/2026	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	Loan	Premier Rochester Office Portfolio	Various	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A
11.01	Property	290 Woodcliff Drive	Manning & Napier	96,070	100.0%	1/31/2028	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.02	Property	255 Woodcliff Drive	First American Commercial Banc	67,531	87.7%	10/31/2021	Foresters Financial	2,500	3.2%	10/31/2024	Empire Dental Administration	1,957	2.5%
11.03	Property	370 Woodcliff Drive	Centene Health Systems	34,418	28.6%	9/30/2021	Constellation Leasing	19,581	16.3%	4/30/2019	Amica Mutual Insurance Company	18,323	15.3%
11.04	Property	375 Woodcliff Drive	New York Life Insurance	20,234	31.4%	7/31/2023	AP Integro Insurance Group	9,767	15.2%	7/31/2021	Littler Mendelson, P.C.	8,004	12.4%
11.05	Property	295 Woodcliff Drive	Manning & Napier	30,184	35.2%	1/31/2028	Targus Neustar	11,454	13.4%	9/30/2023	Arcadis of New York	5,255	6.1%
11.06	Property	345 Woodcliff Drive	R.P. Dodd Group	15,354	20.5%	9/30/2018	Quality Systems	10,461	14.0%	2/28/2025	Siemens Corporation	6,604	8.8%
11.07	Property	1000 Pittsford Victor Rd	Clarix Technologies Inc.	7,534	10.3%	4/30/2021	Rockwell Automation	6,341	8.6%	7/31/2022	Prudential Insurance Company	5,205	7.1%
11.08	Property	1200 Pittsford Victor Rd	Wells Fargo Advisors LLC	12,786	67.7%	2/28/2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	Loan	HTI Medical Office Portfolio	Various	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A
12.01	Property	Aurora Health Care Center	Aurora Health Care	85,028	100.0%	12/31/2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.02	Property	Laguna Professional Center	Dignity Health Med Foundation	21,824	52.0%	8/31/2026	The Regents of University CA	9,514	22.7%	4/30/2023	Brian B. Fong	2,537	6.1%
12.03	Property	Woodlake Office Center	Summit Orthopedics, Ltd.	36,375	100.0%	9/30/2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.04	Property	Northside Hospital Medical Office	Northside Hospital, Inc	38,098	100.0%	12/31/2028	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.05	Property	Arrowhead Medical Plaza II	VHS of Arrowhead Inc.	10,066	21.2%	6,047 SF (7/31/2022); 4,019 SF (5/31/2022)	VHS Outpatient Clinics, Inc.	7,205	15.2%	12/31/2027	Valley ENT, PC	3,933	8.3%
12.06	Property	High Desert Medical Group	High Desert Medical Corporation	76,748	100.0%	2/28/2026	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.07	Property	761 Building	Franciscan Medical Specialists	26,793	68.6%	20,010 SF (10/31/2027); 6,783 SF (9/30/2024)	Franciscan Healthcare-Munster	12,017	30.8%	9,119 SF (6/30/2023); 2,898 SF (10/31/2027)	Franciscan Specialists	222	0.6%
12.08	Property	Physicians Plaza of Roane County	Covenant Medical Group, Inc.	9,943	23.4%	7/31/2021	The Eye Center of Oak Ridge	7,420	17.4%	6/30/2021	OrthoTennesse P.C.	3,622	8.5%
12.09	Property	Mainland Medical Arts Pavilion	Beeler-Manske Clinic	18,090	53.0%	10/2/2021	Texas City Family Dentistry	5,650	16.6%	2/28/2026	Interventional Pain Specialist	3,338	9.8%
12.10	Property	Presence Healing Arts Pavilion	Presence Hospitals PRV	30,276	68.2%	6/22/2022	DMG Real Estate, LLC	2,061	4.6%	6/22/2022	Dental Xperts, LLC	1,631	3.7%
12.11	Property	Oak Lawn Medical Center	Mid-America Cariovascular Con	12,195	46.3%	2/28/2023	Adult Primary Care Center	3,414	13.0%	12/31/2018	Quest Diagnostics LLC	2,441	9.3%
12.12	Property	East Coast Square West	Bio-Medical Applications	9,545	25.4%	1/31/2030	Journey's End Enterprises	6,298	16.7%	10/31/2019	Carteret General Hospital	4,218	11.2%
12.13	Property	Arrowhead Medical Plaza I	US Oncology Inc.	8,296	24.3%	2/28/2022	Glendale Urology	4,549	13.3%	12/31/2026	VHS of Arrowhead, Inc.	3,058	8.9%
12.14	Property	Morrow Medical Center	Eye Care Centers Management	22,841	60.4%	20,634 SF (12/31/2023); 2,207 SF (12/31/2018)	WellStar Health Syatems, Inc.	12,987	34.3%	8/31/2018	Joon Y Kim MD PC	1,985	5.2%
12.15	Property	East Coast Square North	CarolinaEast Medical Center	7,516	24.7%	MTM	Eastern Dermatology&Pathology	4,415	14.5%	9/5/2018	Diabetes & Endocrinology Cons.	3,598	11.8%
12.16	Property	Belmar Medical Building	Kaiser Foundation Health Plan	3,935	12.4%	MTM	ZAP Engineering	3,254	10.2%	4/1/2020	HealthONE Clinic Services	2,797	8.8%
12.17	Property	Village Center Parkway	Dermatology & Skin Surgery Center, P.C.	7,179	28.7%	5/31/2020	Northside Hospital, Inc.	6,521	26.0%	8/31/2020	Chris Adkin, DDS	2,441	9.7%
12.18	Property	Sassafras Medical Building	Clinical Services, Inc.	18,706	66.3%	3/31/2020	Saint Vincent Health Center	9,523	33.7%	3/31/2020	N/A	N/A	N/A
12.19	Property	Medical Center III	Surgery Center of Peoria, LLC	9,243	32.1%	1/31/2022	Desert View Counseling & Consu	4,450	15.5%	6/30/2024	Stephen A. Folson, DDS, MS	1,919	6.7%
12.20	Property	Stockbridge Family Medical	Emory Specialty Associates LLC	8,100	40.9%	4/30/2020	Stockbridge Family Dental Group	2,357	11.9%	2/28/2023	N/A	N/A	N/A
13	Loan	Throggs Neck Shopping Center	TJ Maxx	28,417	23.8%	8/31/2024	Party City	10,700	9.0%	1/31/2028	Petco	10,358	8.7%
14	Loan	Cedar Ridge	American Specialty Health	66,707	51.6%	6/30/2027	Regus	10,813	8.4%	1/31/2024	NRT Texas LLC DBA Coldwell Banker	10,242	7.9%
15	Loan	Melbourne Hotel Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15.01	Property	Hilton Melbourne Beach Oceanfront	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15.02	Property	Doubletree Suites Melbourne Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	Loan	Soho House Chicago	Soho House Chicago, LLC	115,000	100.0%	6/1/2034	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	Loan	45-55 West 28th Street	DS Bridal NY	3,348	9.8%	11/30/2019	Blue Sky Corp	2,834	8.3%	12/31/2022	JC Bosto Inc	2,365	6.9%
18	Loan	DoubleTree Charlotte Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	Loan	Henrietta Plaza	At Home Stores LLC	86,626	34.6%	10/31/2027	Big Lots	32,211	12.9%	1/31/2020	Staples The Office Superstore East, Inc.	27,943	11.2%
20	Loan	Peninsula Town Center	Bar Louie	6,682	16.3%	1/31/2023	The Pub	6,620	16.1%	1/31/2030	Juan Hampton Roads, Inc.	6,551	16.0%
21	Loan	AiNET - Beltsville	AiNET Beltsville	43,927	100.0%	5/31/2033	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22	Loan	Merge Carmel Valley	Pacific Arts Dance Center	6,416	19.3%	4/30/2025	Brothers Provisions & The Barrel Room	6,246	18.8%	5/20/2028	Coastal Skin & Eye Institute	3,674	11.1%
23	Loan	University Village	Sprouts Farmers Market	28,684	64.4%	4/30/2032	Pet Food Express California	4,500	10.1%	1/31/2028	Medical Mgmt International	3,212	7.2%
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25	Loan	Elms Hotel & Spa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26	Loan	401 West 219th Street	New York City Department of Education	93,420	77.6%	6/30/2019	Time Warner Cable New York City, LLC	26,944	22.4%	4/30/2022	N/A	N/A	N/A
27	Loan	Lee Harvard Shopping Center	Dave's Supermarket (Giant Eagle)	57,332	28.1%	5/31/2027	Goodwill	17,100	8.4%	9/30/2025	Walgreens	14,490	7.1%
28	Loan	The Guardian Portfolio	Guardian Building Products, Inc.	320,852	100.0%	5/31/2038	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28.01	Property	Guardian - Dallas	Guardian Building Products, Inc.	136,882	100.0%	5/31/2038	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28.02	Property	Guardian - San Antonio	Guardian Building Products, Inc.	104,000	100.0%	5/31/2038	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28.03	Property	Guardian - Lubbock	Guardian Building Products, Inc.	79,970	100.0%	5/31/2038	N/A	N/A	N/A	N/A	N/A	N/A	N/A
29	Loan	1860 Howe Avenue	Elica Health Centers	17,640	17.6%	Various	Von Housen Mercedes-Benz	8,855	8.9%	7/31/2021	Tacket & Mull LLP	5,908	5.9%
30	Loan	19951 Mariner Ave	Evelozcity Inc.	89,272	100.0%	4/30/2033	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	Loan	Four Points by Sheraton Louisville Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32	Loan	Stony Creek Marketplace	Best Buy	31,004	15.1%	1/31/2021	TJ Maxx	30,000	14.6%	9/30/2023	Home Goods	28,444	13.9%
33	Loan	TownePlace Suites - Lombard, IL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	Loan	Mesa GSA	Immigration and Customs Enforcement	25,588	62.2%	12/29/2024	US Forest Service	15,539	37.8%	11/14/2020	N/A	N/A	N/A
35	Loan	Texas Colony Plaza	SCGM, Inc.	42,183	76.7%	9/30/2026	Tuscany Village Salon	7,598	13.8%	12/31/2020	Title Boxing Store	5,241	9.5%
36	Loan	City Line Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	Loan	Sugarman's Plaza	Midwood Distributors	211,701	49.0%	12/31/2037	Flea Market	90,805	21.0%	12/31/2025	AKSD Discount Stores	81,942	19.0%
38	Loan	910 South Broadway	Incipio d/b/a InCase	6,633	25.7%	11/30/2021	DFM Group, LLC	6,400	24.8%	7/31/2020	Mira Labs, Inc.	3,200	12.4%
39	Loan	Vasa - Clinton	Vasa Fitness	50,000	100.0%	2/28/2033	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	Loan	Highland Park 1	Cookbook	2,932	18.0%	1/1/2023	Linear Labs	2,069	12.7%	1,563 SF (9/30/2022); 506 SF (8/31/2022)	Home State	2,061	12.7%
41	Loan	Mesa Commons	Goodwill	41,650	46.0%	1/31/2023	Big Lots	33,070	36.5%	1/31/2022	Harbor Freight	15,776	17.4%
42	Loan	137 N Virgil Avenue	Saban Community Clinic	17,299	100.0%	6/30/2028	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43	Loan	Lakeland Plaza Shopping Center	Ybor Cigars and Spirits	8,000	12.4%	2/28/2022	Outback Steakhouse	7,680	11.9%	9/30/2025	Thomason Furniture Connection	7,200	11.2%
44	Loan	Bremen Crossing	Goody's	15,919	36.7%	1/31/2021	Hibbett Sports	5,000	11.5%	9/30/2019	Chopsticks	3,904	9.0%
45	Loan	Northpointe Crossing	Save-A-Lot	15,000	23.4%	5/31/2023	Harbor Freight Tools	14,000	21.9%	12/31/2020	Family Dollar	10,571	16.5%
46	Loan	IUP Pratt Studios	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
47	Loan	All American Self Storage - Clarksville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48	Loan	Towne Center at Cypress Gardens	Mattress One	2,847	13.2%	10/31/2020	Tips & Toes Nails Spa	2,700	12.5%	8/31/2021	Saigon Garden	2,444	11.3%

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Third Largest Tenant Exp. Date(2)	Fourth Largest Tenant Name	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Exp. Date(2)	Fifth Largest Tenant Name(11)(13)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(2)	Engineering Report Date	Environmental Report Date (Phase I)(18)(19)	Environmental Report Date (Phase II)(18)(19)	Seismic Report Date	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance	Initial Tax Reserve
1	Loan	20 Times Square	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/8/2018	12/12/2017	N/A	N/A	N/A	Acquisition
2	Loan	Riverfront Plaza	6/30/2028	ICMA Retirement Corporation	55,491	5.8%	5/31/2033	Private Advisors, LLC	23,626	2.5%	2/29/2024	2/15/2018	2/14/2018	N/A	N/A	N/A	Refinance	14,300	1,083,451
3	Loan	Torrance Technology Campus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5/8/2018	8/14/2017	N/A	5/7/2018	16.0%	Acquisition
4	Loan	5th Street Station	1/31/2029	Haverty Furniture Companies, Inc.	34,449	7.6%	10/31/2026	Alamo Drafthouse Cinema Charlottesville, LLC	33,765	7.5%	7/31/2032	2/22/2018	2/23/2018	N/A	N/A	N/A	Refinance		76,635
5	Loan	Orlando Airport Marriott Lakeside	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/16/2018	4/16/2018	N/A	N/A	N/A	Refinance	35,075	537,945
6	Loan	Travelers Tower I	39,402 SF (4/30/2026); 6,346 SF(9/30/2018)	Equian, LLC	24,354	5.1%	8/31/2025	Mortgage Center, L.C.	21,692	4.6%	12/31/2026	5/9/2018	5/11/2018	N/A	N/A	N/A	Refinance		474,418
7	Loan	Vista Station 8	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/16/2018	4/16/2018	N/A	4/16/2018	10.0%	Refinance		227,700
8	Loan	AFIN Portfolio	Various	Various	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A	N/A	N/A	Recapitalization	101,926	832,502
8.01	Property	Montecito Crossing	01/31/2020	Pier 1 Imports	10,800	6.0%	02/29/2020	Ulta	10,400	5.8%	02/28/2026	11/02/2017	11/02/2017	N/A	N/A	N/A
8.02	Property	Jefferson Commons	05/31/2025	MICHAELS STORES INC.	17,005	8.3%	03/31/2025	SHOE CARNIVAL	17,000	8.3%	05/31/2025	10/31/2017	11/01/2017	N/A	N/A	N/A
8.03	Property	Best on the Boulevard	01/31/2025	Party City	19,331	9.4%	01/31/2024	WSS	9,985	4.9%	08/31/2020	11/04/2017	11/02/2017	N/A	N/A	N/A
8.04	Property	Northpark Center	05/31/2026	PETSMART	24,844	7.8%	01/31/2025	DOLLAR TREE	11,550	3.6%	03/31/2020	11/02/2017	11/02/2017	N/A	N/A	N/A
8.05	Property	Anderson Station	01/31/2022	Old Navy Clothing Co	20,000	8.2%	01/31/2022	Party City #294	12,096	5.0%	03/31/2022	11/01/2017	11/03/2017	N/A	N/A	N/A
8.06	Property	Cross Pointe Center	04/30/2024	SHOE CARNIVAL #207	17,317	7.7%	01/31/2021	ULTA BEAUTY #219	10,000	4.4%	07/31/2028	11/03/2017	11/03/2017	N/A	N/A	N/A
8.07	Property	San Pedro Crossing	01/31/2023	OFFICE DEPOT	21,075	10.2%	12/31/2019	CAVENDER'S BOOT CITY	13,548	6.5%	06/30/2022	11/02/2017	11/02/2017	N/A	N/A	N/A
8.08	Property	Riverbend Marketplace	11/30/2019	Rent-A-Center	3,715	2.6%	09/30/2022	Catherine's #5557, LLC	3,600	2.5%	06/30/2020	10/30/2017	11/01/2017	N/A	N/A	N/A
8.09	Property	Shops at RiverGate South	08/31/2024	Pier 1 Imports	9,500	6.8%	08/31/2024	Kirkland's	7,623	5.4%	01/31/2026	11/06/2017	11/03/2017	N/A	N/A	N/A
8.10	Property	Centennial Plaza	10/31/2025	FURNITURE BUY CONSIGNMENT C	6,812	2.9%	11/30/2020	EYEMART EXPRESS	5,400	2.3%	01/31/2019	11/06/2017	11/06/2017	N/A	N/A	N/A
8.11	Property	Shoppes of West Melbourne	08/31/2022	OFFICE DEPOT	19,187	13.3%	03/31/2021	Five Below	7,815	5.4%	07/31/2025	11/03/2017	11/03/2017	N/A	N/A	N/A
8.12	Property	North Lakeland Plaza	01/31/2021	Fantastic Sams	2,560	1.5%	06/30/2020	The Teaching Store	1,800	1.1%	03/31/2020	11/01/2017	11/02/2017	N/A	N/A	N/A
9	Loan	Commons at Southtowne I	1/31/2019	DSW	15,000	8.7%	1/31/2024	ULTA Beauty	10,119	5.9%	12/31/2028	4/11/2018	4/12/2018	N/A	4/11/2018	7.0%	Refinance		64,987
10	Loan	Griffin Portfolio II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/17/2018	4/17/2018	N/A	N/A	N/A	Refinance		90,000
10.01	Property	Southern Company Services Headquarters	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/17/2018	4/17/2018	N/A	N/A	N/A
10.02	Property	Amazon.com Sortable Fulfillment Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/17/2018	4/17/2018	N/A	N/A	N/A
10.03	Property	IGT North American Gaming & Interactive Headquarters	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/17/2018	4/17/2018	N/A	N/A	N/A
10.04	Property	3M Distribution Facility	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/17/2018	4/17/2018	N/A	N/A	N/A
11	Loan	Premier Rochester Office Portfolio	Various	Various	Various	N/A	Various	Various	Various	N/A	Various	3/22/2018	3/23/2018	N/A	N/A	N/A	Refinance		658,058
11.01	Property	290 Woodcliff Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/22/2018	3/23/2018	N/A	N/A	N/A
11.02	Property	255 Woodcliff Drive	1/31/2022	Lawrence J. Huh	1,742	2.3%	10/31/2024	N/A	N/A	N/A	N/A	3/22/2018	3/23/2018	N/A	N/A	N/A
11.03	Property	370 Woodcliff Drive	9/30/2021	Pyramid Brokerage Company	6,850	5.7%	6/30/2023	Lorraine's Lunch Basket	5,522	4.6%	MTM	3/22/2018	3/23/2018	N/A	N/A	N/A
11.04	Property	375 Woodcliff Drive	3/31/2020	Stifel, Nicholaus & Company	5,425	8.4%	3/31/2022	Microsoft Corp	5,375	8.3%	8/31/2027	3/22/2018	3/23/2018	N/A	N/A	N/A
11.05	Property	295 Woodcliff Drive	11/30/2019	Tata Communications	2,847	3.3%	10/31/2019	N/A	N/A	N/A	N/A	3/22/2018	3/23/2018	N/A	N/A	N/A
11.06	Property	345 Woodcliff Drive	9/30/2021	CableExpress Corporation	4,483	6.0%	4/25/2021	Waddell & Reed	3,978	5.3%	5/31/2021	3/22/2018	3/23/2018	N/A	N/A	N/A
11.07	Property	1000 Pittsford Victor Rd	10/31/2019	New Horizon Communications	4,950	6.7%	4/30/2019	Elmwood Pediatric Group	3,869	5.3%	12/31/2018	3/22/2018	3/23/2018	N/A	N/A	N/A
11.08	Property	1200 Pittsford Victor Rd	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/22/2018	3/23/2018	N/A	N/A	N/A
12	Loan	HTI Medical Office Portfolio	Various	Various	Various	N/A	Various	Various	Various	N/A	Various	2/26/2018	2/26/2018	N/A	Various	Various	Refinance	254,604	909,185
12.01	Property	Aurora Health Care Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/26/2018	2/26/2018	N/A	N/A	N/A
12.02	Property	Laguna Professional Center	2/28/2027	Jorge Rico, DDS	2,537	6.1%	3/31/2024	Mahmoud Khattab, MD	1,934	4.6%	MTM	2/26/2018	2/26/2018	N/A	2/26/2018	2.0%
12.03	Property	Woodlake Office Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/26/2018	2/26/2018	N/A	N/A	N/A
12.04	Property	Northside Hospital Medical Office	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/26/2018	2/26/2018	N/A	N/A	N/A
12.05	Property	Arrowhead Medical Plaza II	1/31/2020	Spine Institute of Arizona, PC	3,199	6.7%	1/31/2020	North Valley Surgical Associat	3,020	6.4%	10/31/2023	2/26/2018	2/26/2018	N/A	N/A	N/A
12.06	Property	High Desert Medical Group	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/26/2018	2/26/2018	N/A	2/26/2018	10.0%
12.07	Property	761 Building	10/31/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/26/2018	2/26/2018	N/A	N/A	N/A
12.08	Property	Physicians Plaza of Roane County	10/31/2021	Tennessee Urology Associates	3,456	8.1%	7/31/2021	Star Physical Therapy, LP	3,379	7.9%	6/30/2021	2/26/2018	2/26/2018	N/A	N/A	N/A
12.09	Property	Mainland Medical Arts Pavilion	9/30/2025	Galveston Eye Group, P.A.	2,237	6.6%	9/11/2021	Select Physical Therapy Texas	1,857	5.4%	4/30/2022	2/26/2018	2/26/2018	N/A	N/A	N/A
12.10	Property	Presence Healing Arts Pavilion	11/14/2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/26/2018	2/26/2018	N/A	N/A	N/A
12.11	Property	Oak Lawn Medical Center	1/31/2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/26/2018	2/26/2018	N/A	N/A	N/A
12.12	Property	East Coast Square West	10/16/2024	Carolina Pain Center, P.C.	3,198	8.5%	10/21/2019	Donna Michelle Gentry, DDS	3,128	8.3%	3/31/2020	2/26/2018	2/26/2018	N/A	N/A	N/A
12.13	Property	Arrowhead Medical Plaza I	2/28/2025	David R. Hunter, D.D.S., PC	2,005	5.9%	6/30/2019	Narinder Brar, D.O.	1,592	4.7%	2/28/2019	2/26/2018	2/26/2018	N/A	N/A	N/A
12.14	Property	Morrow Medical Center	12/31/2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/26/2018	2/26/2018	N/A	N/A	N/A
12.15	Property	East Coast Square North	2/28/2019	Seashore Imaging, LLC	2,616	8.6%	10/21/2021	Insurance Partners Consortium	1,154	3.8%	3/31/2020	2/26/2018	2/26/2018	N/A	N/A	N/A
12.16	Property	Belmar Medical Building	12/31/2018	Levitin Dental Center, P.C.	2,596	8.1%	9/30/2018	Associate Dental Professionals	2,310	7.3%	12/31/2018	2/26/2018	2/26/2018	N/A	N/A	N/A
12.17	Property	Village Center Parkway	12/31/2024	Emory-Egleston Childrens Heart	2,075	8.3%	4/30/2020	N/A	N/A	N/A	N/A	2/26/2018	2/26/2018	N/A	N/A	N/A
12.18	Property	Sassafras Medical Building	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/26/2018	2/26/2018	N/A	N/A	N/A
12.19	Property	Medical Center III	1/31/2021	ReveLution LLC	1,896	6.6%	5/31/2021	Movement Lesson LLC	1,553	5.4%	1/31/2024	2/26/2018	2/26/2018	N/A	N/A	N/A
12.20	Property	Stockbridge Family Medical	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/26/2018	2/26/2018	N/A	N/A	N/A
13	Loan	Throggs Neck Shopping Center	1/31/2025	BevMart Liquor	6,643	5.6%	4/30/2025	Applebees	6,640	5.6%	10/31/2034	9/8/2017	9/8/2017	N/A	N/A	N/A	Refinance		359,386
14	Loan	Cedar Ridge	6/30/2025	Sotheby's Real Estate	8,974	6.9%	4/30/2024	Value Scope	6,460	5.0%	3/31/2023	5/7/2018	5/7/2018	N/A	N/A	N/A	Refinance		262,741
15	Loan	Melbourne Hotel Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/29/2017	8/17/2017	N/A	N/A	N/A	Recapitalization	1,256,239	52,759
15.01	Property	Hilton Melbourne Beach Oceanfront	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/29/2017	8/17/2017	N/A	N/A	N/A
15.02	Property	Doubletree Suites Melbourne Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/29/2017	8/17/2017	N/A	N/A	N/A
16	Loan	Soho House Chicago	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1/3/2018	1/3/2018	N/A	N/A	N/A	Acquisition		74,028
17	Loan	45-55 West 28th Street	02/28/2019	Cindy Sunglasses	1,888	5.5%	3/31/2019	Bosfo Inc	1,819	5.3%	6/30/2019	3/21/2018	3/21/2018	N/A	N/A	N/A	Refinance	92,000	45,273
18	Loan	DoubleTree Charlotte Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/4/2018	3/30/2018	N/A	N/A	N/A	Refinance		70,739
19	Loan	Henrietta Plaza	6/30/2020	Marketview Liquor, Inc.	24,914	10.0%	10/31/2023	Guitar Center Stores Inc	15,268	6.1%	2/28/2025	3/1/2018	5/2/2017	N/A	N/A	N/A	Refinance	72,713	133,794
20	Loan	Peninsula Town Center	1/31/2028	LensCrafters	4,195	10.2%	1/31/2020	Mattress Firm	4,010	9.8%	12/31/2019	4/9/2018	4/10/2018	N/A	N/A	N/A	Refinance		6,898
21	Loan	AiNET - Beltsville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/20/2018	4/20/2018	N/A	N/A	N/A	Refinance	50,300	55,169
22	Loan	Merge Carmel Valley	8/14/2027	Little Star Pediatric	3,455	10.4%	8/30/2027	Pacific Dental Services, LLC	3,256	9.8%	3/31/2027	4/27/2018	4/27/2018	N/A	4/27/2018	4.0%	Refinance		26,848
23	Loan	University Village	10/31/2027	The Habit Restaurants, LLC	2,645	5.9%	9/14/2027	Starbucks	1,879	4.2%	8/31/2027	1/30/2018	1/30/2018	N/A	2/5/2018	12.0%	Refinance
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/27/2018	3/26/2018	N/A	N/A	N/A	Refinance		100,979
25	Loan	Elms Hotel & Spa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/15/2018	3/16/2018	N/A	N/A	N/A	Acquisition	102,719	48,974
26	Loan	401 West 219th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/13/2018	5/3/2018	N/A	N/A	N/A	Refinance	36,375
27	Loan	Lee Harvard Shopping Center	4/30/2027	Cleveland Dental Institute	11,999	5.9%	12/31/2027	Family Dollar	11,091	5.4%	12/31/2023	3/14/2018	3/13/2018	N/A	N/A	N/A	Acquisition	18,750
28	Loan	The Guardian Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/19/2018	Various	N/A	N/A	N/A	Acquisition	132,846	133,979
28.01	Property	Guardian - Dallas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/19/2018	5/31/2018	N/A	N/A	N/A
28.02	Property	Guardian - San Antonio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/19/2018	5/22/2018	N/A	N/A	N/A
28.03	Property	Guardian - Lubbock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/19/2018	5/22/2018	N/A	N/A	N/A
29	Loan	1860 Howe Avenue	4/30/2019	Hair Club for Men, LLC	5,400	5.4%	3/31/2021	GSI	4,948	4.9%	11/30/2020	2/21/2018	2/22/2018	N/A	2/21/2018	8.0%	Refinance	12,650	32,000
30	Loan	19951 Mariner Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/2/2018	4/3/2018	N/A	4/3/2018	11.0%	Refinance	174,938	39,801
31	Loan	Four Points by Sheraton Louisville Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/7/2017	11/7/2017	N/A	N/A	N/A	Refinance		48,327
32	Loan	Stony Creek Marketplace	10/31/2023	Barnes & Noble	21,980	10.7%	1/31/2021	PetSmart	20,122	9.8%	1/31/2021	2/15/2018	2/15/2018	N/A	N/A	N/A	Acquisition
33	Loan	TownePlace Suites - Lombard, IL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/29/2018	3/29/2018	N/A	N/A	N/A	Refinance
34	Loan	Mesa GSA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/16/2018	4/16/2018	N/A	N/A	N/A	Acquisition
35	Loan	Texas Colony Plaza	11/30/2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/26/2018	4/27/2018	N/A	N/A	N/A	Refinance		106,467
36	Loan	City Line Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/15/2018	3/15/2018	N/A	N/A	N/A	Refinance		16,285
37	Loan	Sugarman's Plaza	5/31/2021	Tractor Supply	35,602	8.2%	6/30/2034	Kost Tire	4,684	1.1%	MTM	5/14/2018	5/14/2018	5/11/2018	N/A	N/A	Refinance	134,375	68,147
38	Loan	910 South Broadway	4/1/2023	Tarina Tarantino Design	3,200	12.4%	1/1/2036	N/A	N/A	N/A	N/A	5/25/2018	4/10/2018	N/A	4/6/2018	18.0%	Refinance	54,488	25,000
39	Loan	Vasa - Clinton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/13/2018	4/13/2018	N/A	4/13/2018	3.0%	Acquisition
40	Loan	Highland Park 1	1,848 SF (10/31/2027); 213 SF (11/30/2018)	Artform Hair salon	1,539	9.5%	6/30/2022	Amigos Liquor	1,427	8.8%	4/30/2025	3/9/2018	3/9/2018	N/A	3/9/2018	17.0%	Refinance		21,958
41	Loan	Mesa Commons	07/31/2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/6/2018	4/5/2018	N/A	N/A	N/A	Acquisition
42	Loan	137 N Virgil Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/27/2018	4/27/2018	N/A	4/27/2018	13.0%	Refinance		20,399
43	Loan	Lakeland Plaza Shopping Center	4/30/2021;7/31/2019	Porter Paints	4,250	6.6%	9/30/2021	Sumo Sushi	3,000	4.7%	6/30/2023	4/13/2018	4/13/2018	N/A	N/A	N/A	Refinance	15,375	58,500
44	Loan	Bremen Crossing	12/31/2020	Juanito's Mexican Restaurant	3,500	8.1%	10/30/2026	C&G Jewelry	3,000	6.9%	12/31/2018	5/7/2018	4/3/2018	N/A	N/A	N/A	Refinance		22,274
45	Loan	Northpointe Crossing	6/30/2022	Cycle Gear	4,500	7.0%	8/31/2020	Children's Board of Family Resources	4,500	7.0%	4/30/2022	2/9/2018	2/9/2018	N/A	N/A	N/A	Acquisition	273,994	48,347
46	Loan	IUP Pratt Studios	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/9/2018	4/9/2018	N/A	N/A	N/A	Refinance		28,107
47	Loan	All American Self Storage - Clarksville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/10/2018	4/10/2018	N/A	N/A	N/A	Acquisition		16,174
48	Loan	Towne Center at Cypress Gardens	6/30/2019	Mariner Finance	2,347	10.9%	7/31/2020	Tijuana Flats	2,100	9.7%	9/30/2022	4/13/2018	4/13/2018	N/A	N/A	N/A	Refinance		37,469

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Monthly Tax Reserve	Initial Insurance Reserve	Monthly Insurance Reserve	Initial Replacement Reserve	Monthly Replacement Reserve(17)(24)	Replacement Reserve Cap(24)	Initial TI/LC Reserve	Monthly TI/LC Reserve(15)(25)
1	Loan	20 Times Square						N/A
2	Loan	Riverfront Plaza	180,575	29,174			11,873	N/A	3,000,000
3	Loan	Torrance Technology Campus					9,600	345,586	474,867	$47,998 (On the payment date occurring in July 2023, and on each payment date thereafter, borrowers shall pay to the lender and amount equal to one-twelfth of the product obtained by multiplying $1.00 by the aggregate number of rentable square feet of space in the property (initially $47,998)
4	Loan	5th Street Station	76,635	84,914			7,529	271,036		22,586
5	Loan	Orlando Airport Marriott Lakeside	67,243				114,963	N/A
6	Loan	Travelers Tower I	48,399				8,294	500,000	250,000	39,497
7	Loan	Vista Station 8	32,529	16,734	2,092		1,936	N/A		12,904
8	Loan	AFIN Portfolio	355,956	203,509	43,761			N/A	798,196
8.01	Property	Montecito Crossing
8.02	Property	Jefferson Commons
8.03	Property	Best on the Boulevard
8.04	Property	Northpark Center
8.05	Property	Anderson Station
8.06	Property	Cross Pointe Center
8.07	Property	San Pedro Crossing
8.08	Property	Riverbend Marketplace
8.09	Property	Shops at RiverGate South
8.10	Property	Centennial Plaza
8.11	Property	Shoppes of West Melbourne
8.12	Property	North Lakeland Plaza
9	Loan	Commons at Southtowne I	7,557	19,410	2,941		2,159	N/A	1,500,000
10	Loan	Griffin Portfolio II	45,000					Various
10.01	Property	Southern Company Services Headquarters
10.02	Property	Amazon.com Sortable Fulfillment Center
10.03	Property	IGT North American Gaming & Interactive Headquarters
10.04	Property	3M Distribution Facility
11	Loan	Premier Rochester Office Portfolio	99,706	88,746	9,244		10,173	N/A		50,865
11.01	Property	290 Woodcliff Drive
11.02	Property	255 Woodcliff Drive
11.03	Property	370 Woodcliff Drive
11.04	Property	375 Woodcliff Drive
11.05	Property	295 Woodcliff Drive
11.06	Property	345 Woodcliff Drive
11.07	Property	1000 Pittsford Victor Rd
11.08	Property	1200 Pittsford Victor Rd
12	Loan	HTI Medical Office Portfolio	210,796					N/A	2,750,000
12.01	Property	Aurora Health Care Center
12.02	Property	Laguna Professional Center
12.03	Property	Woodlake Office Center
12.04	Property	Northside Hospital Medical Office
12.05	Property	Arrowhead Medical Plaza II
12.06	Property	High Desert Medical Group
12.07	Property	761 Building
12.08	Property	Physicians Plaza of Roane County
12.09	Property	Mainland Medical Arts Pavilion
12.10	Property	Presence Healing Arts Pavilion
12.11	Property	Oak Lawn Medical Center
12.12	Property	East Coast Square West
12.13	Property	Arrowhead Medical Plaza I
12.14	Property	Morrow Medical Center
12.15	Property	East Coast Square North
12.16	Property	Belmar Medical Building
12.17	Property	Village Center Parkway
12.18	Property	Sassafras Medical Building
12.19	Property	Medical Center III
12.20	Property	Stockbridge Family Medical
13	Loan	Throggs Neck Shopping Center	93,951	11,022			1,490	72,000	450,000	Springing
14	Loan	Cedar Ridge	37,534	27,201	3,400		2,156	N/A	500,000	5,389
15	Loan	Melbourne Hotel Portfolio	26,379		116,663		4.0% of actual rents for the second prior month	N/A
15.01	Property	Hilton Melbourne Beach Oceanfront
15.02	Property	Doubletree Suites Melbourne Beach
16	Loan	Soho House Chicago		106,410			1,700	40,808
17	Loan	45-55 West 28th Street	36,737	48,631	4,863		665	N/A		5,159
18	Loan	DoubleTree Charlotte Airport	13,474	10,061	3,194		23,977	N/A
19	Loan	Henrietta Plaza	42,519	11,841	2,960	4,280	4,280	N/A	17,594	17,594
20	Loan	Peninsula Town Center	13,725	5,184	1,172		513	30,780		3,483
21	Loan	AiNET - Beltsville	5,517			200,000	732	N/A
22	Loan	Merge Carmel Valley	7,458	6,635	1,185		691	N/A		6,912
23	Loan	University Village		12,888	921		742	N/A	257,213	3,710
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	25,245	5,442			14,206	N/A
25	Loan	Elms Hotel & Spa	8,162	10,204	5,102	1,651,732	Initially $21,611 (3% of Gross Revenues months 1-12, 4% Gross Revenues months 13-24, 5% Gross Revenues months 25-36, and 6% Gross Revenues months 37-60.)	N/A
26	Loan	401 West 219th Street						N/A
27	Loan	Lee Harvard Shopping Center	39,667	11,913	5,956		2,548	75,000	350,000	16,988
28	Loan	The Guardian Portfolio	20,300					N/A
28.01	Property	Guardian - Dallas
28.02	Property	Guardian - San Antonio
28.03	Property	Guardian - Lubbock
29	Loan	1860 Howe Avenue	8,000	5,833	1,458		2,166	N/A		8,322
30	Loan	19951 Mariner Ave	15,308				1,488	89,272		3,720
31	Loan	Four Points by Sheraton Louisville Airport	8,054	19,853	2,836		13,641	N/A
32	Loan	Stony Creek Marketplace	56,014	11,114	3,705		4,161	99,863	750,000	17,068
33	Loan	TownePlace Suites - Lombard, IL		3,591	326	1,654,759		N/A
34	Loan	Mesa GSA		3,066	1,533		1,165	N/A	250,000
35	Loan	Texas Colony Plaza	16,131	34,133			927	N/A		3,476
36	Loan	City Line Apartments	8,143	60,327	20,109		5,000	N/A
37	Loan	Sugarman's Plaza	8,518	9,387	4,693		10,804	N/A		7,202
38	Loan	910 South Broadway	5,000	1,117	558		344	N/A	175,000	2,153
39	Loan	Vasa - Clinton					834	N/A		2,710
40	Loan	Highland Park 1	4,392	7,826	783		271	9,760		1,356
41	Loan	Mesa Commons						N/A
42	Loan	137 N Virgil Avenue	3,643	3,164	240		216	12,974		721
43	Loan	Lakeland Plaza Shopping Center	6,500	17,527	1,461		804	N/A	100,000
44	Loan	Bremen Crossing	3,030	7,858	1,247		542	N/A	160,000
45	Loan	Northpointe Crossing	6,907	22,974	2,499		1,067	N/A	200,000
46	Loan	IUP Pratt Studios	4,685	26,691	2,780	32,000	1,286	N/A
47	Loan	All American Self Storage - Clarksville	2,888	3,077	923		798	N/A
48	Loan	Towne Center at Cypress Gardens	4,163	9,231	769		1,154	N/A	100,000	1,799

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	TI/LC Reserve Cap(25)	Other Reserve Reserve Description(14)(16)(21)(26)	Initial Other Reserve(14)(16)(26)(29)	Monthly Other Reserve(16)(21)
1	Loan	20 Times Square	N/A	N/A
2	Loan	Riverfront Plaza	N/A	Free Rent Reserve ($55,264); Initial TI/LC Reserve ($7,548,734)	7,603,998
3	Loan	Torrance Technology Campus	1,439,940	N/A
4	Loan	5th Street Station	813,109	Rent Concession Reserve ($510,771.69); Unfunded Obligations Reserve ($633,525.71); Holdback Reserve Fund ($7,500,000)	8,644,297
5	Loan	Orlando Airport Marriott Lakeside	N/A	PIP Reserve ($217,000); Seasonality Working Capital Reserve ($300,000)	517,000	Seasonality Working Capital Reserve: $100,000 (Commencing on the February 2019 payment and on each Payment Date thereafter a $100,000 monthly escrow payment shall be made into the Seasonality Reserve.)
6	Loan	Travelers Tower I	3,000,000	Outstanding Tenant Allowance	1,267,691
7	Loan	Vista Station 8	N/A	Secuirty Deposit Reserve	361,538
8	Loan	AFIN Portfolio	N/A	Free Rent/Advance Rent Reserve	154,430
8.01	Property	Montecito Crossing
8.02	Property	Jefferson Commons
8.03	Property	Best on the Boulevard
8.04	Property	Northpark Center
8.05	Property	Anderson Station
8.06	Property	Cross Pointe Center
8.07	Property	San Pedro Crossing
8.08	Property	Riverbend Marketplace
8.09	Property	Shops at RiverGate South
8.10	Property	Centennial Plaza
8.11	Property	Shoppes of West Melbourne
8.12	Property	North Lakeland Plaza
9	Loan	Commons at Southtowne I	N/A	N/A
10	Loan	Griffin Portfolio II	Various	Unfunded Obligations Account	1,900,229
10.01	Property	Southern Company Services Headquarters
10.02	Property	Amazon.com Sortable Fulfillment Center
10.03	Property	IGT North American Gaming & Interactive Headquarters
10.04	Property	3M Distribution Facility
11	Loan	Premier Rochester Office Portfolio	N/A	Unfunded Tenant Obligations Reserve	723,546
11.01	Property	290 Woodcliff Drive
11.02	Property	255 Woodcliff Drive
11.03	Property	370 Woodcliff Drive
11.04	Property	375 Woodcliff Drive
11.05	Property	295 Woodcliff Drive
11.06	Property	345 Woodcliff Drive
11.07	Property	1000 Pittsford Victor Rd
11.08	Property	1200 Pittsford Victor Rd
12	Loan	HTI Medical Office Portfolio	2,000,000	East Carolina Holdback Reserve ($146,500); Ground Lease Reserve ($31,166.67)	177,667	15,583
12.01	Property	Aurora Health Care Center
12.02	Property	Laguna Professional Center
12.03	Property	Woodlake Office Center
12.04	Property	Northside Hospital Medical Office
12.05	Property	Arrowhead Medical Plaza II
12.06	Property	High Desert Medical Group
12.07	Property	761 Building
12.08	Property	Physicians Plaza of Roane County
12.09	Property	Mainland Medical Arts Pavilion
12.10	Property	Presence Healing Arts Pavilion
12.11	Property	Oak Lawn Medical Center
12.12	Property	East Coast Square West
12.13	Property	Arrowhead Medical Plaza I
12.14	Property	Morrow Medical Center
12.15	Property	East Coast Square North
12.16	Property	Belmar Medical Building
12.17	Property	Village Center Parkway
12.18	Property	Sassafras Medical Building
12.19	Property	Medical Center III
12.20	Property	Stockbridge Family Medical
13	Loan	Throggs Neck Shopping Center	477,000	Free Rent Reserve	82,749	41,025
14	Loan	Cedar Ridge	N/A	ASH TI & Free Rent Reserve ($1,009,406); Coldwell Bank Reserve ($2,750,000)	3,759,406
15	Loan	Melbourne Hotel Portfolio	N/A	N/A
15.01	Property	Hilton Melbourne Beach Oceanfront
15.02	Property	Doubletree Suites Melbourne Beach
16	Loan	Soho House Chicago	N/A	N/A
17	Loan	45-55 West 28th Street	243,148	N/A
18	Loan	DoubleTree Charlotte Airport	N/A	PIP & Guest Room Case Goods Reserve	1,701,887
19	Loan	Henrietta Plaza	N/A	Rent Concession Reserve	44,066
20	Loan	Peninsula Town Center	208,960	CDA Assessment Reserve ($23,519); JCP Reserve Funds ($500,000)	523,519
21	Loan	AiNET - Beltsville	N/A	N/A
22	Loan	Merge Carmel Valley	414,738	Unfunded Tenant Obligations Reserve	234,136
23	Loan	University Village	133,567	N/A		40,665
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	N/A	Seasonality Reserve	50,000	(A) On or before July 6 of each calendar year, Borrower shall deliver to Lender a trailing twelve (12) month operating statement (i.e., from June of the prior calendar year through May of the current year) that includes a monthly calculation of the Shortfall applicable to such month and (B) Borrower shall, in its discretion, either (y) make one or more additional deposits with Lender (if required) on or before the Payment Date that occurs in July of each calendar year such that the balance maintained hereunder is no less than the lesser of the annual Shortfall (based on the operating statement referenced above) or an amount equal to the Required Seasonality Reserve Amount ($50,000).
25	Loan	Elms Hotel & Spa	N/A	N/A
26	Loan	401 West 219th Street	N/A	N/A
27	Loan	Lee Harvard Shopping Center	350,000	Cleveland Dental TI Reserve	64,759
28	Loan	The Guardian Portfolio	N/A	N/A
28.01	Property	Guardian - Dallas
28.02	Property	Guardian - San Antonio
28.03	Property	Guardian - Lubbock
29	Loan	1860 Howe Avenue	N/A	Broderick's Lease Rollover Reserve ($573,546); Broderick's Free Rent Reserve ($115,500); Salon 701 Free Rent Reserve ($13,774); Ann Phoong Free Rent Reserve ($6,454); Elica Health Centers Free Rent Reserve ($32,985); Collateral Reserve ($235,000)	977,259
30	Loan	19951 Mariner Ave	N/A	N/A
31	Loan	Four Points by Sheraton Louisville Airport	N/A	Seasonality Capital Working Reserve	103,000
32	Loan	Stony Creek Marketplace	750,000	N/A
33	Loan	TownePlace Suites - Lombard, IL	N/A	PIP Reserve
34	Loan	Mesa GSA	N/A	Ground Lease Deposit	19,826
35	Loan	Texas Colony Plaza	N/A	N/A
36	Loan	City Line Apartments	N/A	BI Reserve	1,000,000
37	Loan	Sugarman's Plaza	N/A	Roof Repair Reserve ($84,000); Lease Renewal Reserve ($325,000)	409,000	$8333.33 for first 78 months; $1,800.59 for full term
38	Loan	910 South Broadway	175,000	Collateral Reserve Deposit; Abated Rent Reserve Deposit	1,033,946
39	Loan	Vasa - Clinton	N/A	N/A
40	Loan	Highland Park 1	N/A	N/A
41	Loan	Mesa Commons	N/A	N/A
42	Loan	137 N Virgil Avenue	N/A	Unfunded Obligations Funds	273,590
43	Loan	Lakeland Plaza Shopping Center	100,000	N/A
44	Loan	Bremen Crossing	160,000	N/A
45	Loan	Northpointe Crossing	N/A	N/A
46	Loan	IUP Pratt Studios	N/A	N/A
47	Loan	All American Self Storage - Clarksville	N/A	N/A
48	Loan	Towne Center at Cypress Gardens	100,000	N/A

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Cap(16)	Ownership Interest(7)(8)(9)	Ground Lease Initial Expiration Date(8)(9)	Ground Lease Extension Options(9)	Lockbox	Cash Management
1	Loan	20 Times Square	N/A	Fee Simple	N/A	N/A	Hard	In Place
2	Loan	Riverfront Plaza	N/A	Fee Simple	N/A	N/A	Hard	In Place
3	Loan	Torrance Technology Campus	N/A	Fee Simple	N/A	N/A	Hard	Springing
4	Loan	5th Street Station	N/A	Fee Simple	N/A	N/A	Hard	Springing
5	Loan	Orlando Airport Marriott Lakeside	Seasonality Working Capital Reserve Cap ($500,000)	Fee Simple	N/A	N/A	Hard	Springing
6	Loan	Travelers Tower I	N/A	Fee Simple	N/A	N/A	Springing	Springing
7	Loan	Vista Station 8	N/A	Fee Simple	N/A	N/A	Hard	Springing
8	Loan	AFIN Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing
8.01	Property	Montecito Crossing		Fee Simple	N/A	N/A
8.02	Property	Jefferson Commons		Fee Simple	N/A	N/A
8.03	Property	Best on the Boulevard		Fee Simple	N/A	N/A
8.04	Property	Northpark Center		Fee Simple	N/A	N/A
8.05	Property	Anderson Station		Fee Simple	N/A	N/A
8.06	Property	Cross Pointe Center		Fee Simple	N/A	N/A
8.07	Property	San Pedro Crossing		Fee Simple	N/A	N/A
8.08	Property	Riverbend Marketplace		Fee Simple	N/A	N/A
8.09	Property	Shops at RiverGate South		Fee Simple	N/A	N/A
8.10	Property	Centennial Plaza		Fee Simple	N/A	N/A
8.11	Property	Shoppes of West Melbourne		Fee Simple	N/A	N/A
8.12	Property	North Lakeland Plaza		Fee Simple	N/A	N/A
9	Loan	Commons at Southtowne I	N/A	Fee Simple	N/A	N/A	Springing	Springing
10	Loan	Griffin Portfolio II	N/A	Fee Simple	N/A	N/A	Hard	Springing
10.01	Property	Southern Company Services Headquarters		Fee Simple	N/A	N/A
10.02	Property	Amazon.com Sortable Fulfillment Center		Fee Simple	N/A	N/A
10.03	Property	IGT North American Gaming & Interactive Headquarters		Fee Simple	N/A	N/A
10.04	Property	3M Distribution Facility		Fee Simple	N/A	N/A
11	Loan	Premier Rochester Office Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing
11.01	Property	290 Woodcliff Drive		Fee Simple	N/A	N/A
11.02	Property	255 Woodcliff Drive		Fee Simple	N/A	N/A
11.03	Property	370 Woodcliff Drive		Fee Simple	N/A	N/A
11.04	Property	375 Woodcliff Drive		Fee Simple	N/A	N/A
11.05	Property	295 Woodcliff Drive		Fee Simple	N/A	N/A
11.06	Property	345 Woodcliff Drive		Fee Simple	N/A	N/A
11.07	Property	1000 Pittsford Victor Rd		Fee Simple	N/A	N/A
11.08	Property	1200 Pittsford Victor Rd		Fee Simple	N/A	N/A
12	Loan	HTI Medical Office Portfolio	N/A	Various	Various	Various	Hard	Springing
12.01	Property	Aurora Health Care Center		Fee Simple	N/A	N/A
12.02	Property	Laguna Professional Center		Fee Simple	N/A	N/A
12.03	Property	Woodlake Office Center		Fee Simple	N/A	N/A
12.04	Property	Northside Hospital Medical Office		Fee Simple	N/A	N/A
12.05	Property	Arrowhead Medical Plaza II		Leasehold	7/25/2095	No extension options
12.06	Property	High Desert Medical Group		Fee Simple	N/A	N/A
12.07	Property	761 Building		Fee Simple	N/A	N/A
12.08	Property	Physicians Plaza of Roane County		Fee Simple	N/A	N/A
12.09	Property	Mainland Medical Arts Pavilion		Fee Simple	N/A	N/A
12.10	Property	Presence Healing Arts Pavilion		Leasehold	10/19/2061	2, 25-year options
12.11	Property	Oak Lawn Medical Center		Fee Simple	N/A	N/A
12.12	Property	East Coast Square West		Fee Simple	N/A	N/A
12.13	Property	Arrowhead Medical Plaza I		Leasehold	7/25/2095	No extension options
12.14	Property	Morrow Medical Center		Fee Simple	N/A	N/A
12.15	Property	East Coast Square North		Fee Simple	N/A	N/A
12.16	Property	Belmar Medical Building		Fee Simple	N/A	N/A
12.17	Property	Village Center Parkway		Fee Simple	N/A	N/A
12.18	Property	Sassafras Medical Building		Fee Simple	N/A	N/A
12.19	Property	Medical Center III		Fee Simple	N/A	N/A
12.20	Property	Stockbridge Family Medical		Fee Simple	N/A	N/A
13	Loan	Throggs Neck Shopping Center	N/A	Fee Simple	N/A	N/A	Hard	Springing
14	Loan	Cedar Ridge	N/A	Fee Simple	N/A	N/A	Hard	Springing
15	Loan	Melbourne Hotel Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing
15.01	Property	Hilton Melbourne Beach Oceanfront		Fee Simple	N/A	N/A
15.02	Property	Doubletree Suites Melbourne Beach		Fee Simple	N/A	N/A
16	Loan	Soho House Chicago	N/A	Fee Simple	N/A	N/A	Hard	Springing
17	Loan	45-55 West 28th Street	N/A	Fee Simple	N/A	N/A	Hard	Springing
18	Loan	DoubleTree Charlotte Airport	N/A	Fee Simple	N/A	N/A	Hard	Springing
19	Loan	Henrietta Plaza	N/A	Fee Simple	N/A	N/A	Hard	Springing
20	Loan	Peninsula Town Center	N/A	Fee Simple	N/A	N/A	Springing	Springing
21	Loan	AiNET - Beltsville	N/A	Fee Simple	N/A	N/A	Hard	Springing
22	Loan	Merge Carmel Valley	N/A	Fee Simple	N/A	N/A	Springing	Springing
23	Loan	University Village	N/A	Leasehold	4/25/2092	N/A	Hard	Springing
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	N/A	Fee Simple	N/A	N/A	Springing	Springing
25	Loan	Elms Hotel & Spa	N/A	Fee Simple	N/A	N/A	Hard	Springing
26	Loan	401 West 219th Street	N/A	Fee Simple	N/A	N/A	Springing	Springing
27	Loan	Lee Harvard Shopping Center	N/A	Fee Simple	N/A	N/A	Hard	Springing
28	Loan	The Guardian Portfolio	N/A	Fee Simple	N/A	N/A	Hard	In Place
28.01	Property	Guardian - Dallas		Fee Simple	N/A	N/A
28.02	Property	Guardian - San Antonio		Fee Simple	N/A	N/A
28.03	Property	Guardian - Lubbock		Fee Simple	N/A	N/A
29	Loan	1860 Howe Avenue	N/A	Fee Simple	N/A	N/A	Springing	Springing
30	Loan	19951 Mariner Ave	N/A	Fee Simple	N/A	N/A	Hard	Springing
31	Loan	Four Points by Sheraton Louisville Airport	N/A	Fee Simple	N/A	N/A	Springing	Springing
32	Loan	Stony Creek Marketplace	N/A	Fee Simple	N/A	N/A	Hard	Springing
33	Loan	TownePlace Suites - Lombard, IL	N/A	Fee Simple	N/A	N/A	Hard	Springing
34	Loan	Mesa GSA	N/A	Leasehold	10/31/2053	N/A	Springing	Springing
35	Loan	Texas Colony Plaza	N/A	Fee Simple	N/A	N/A	Hard	Springing
36	Loan	City Line Apartments	N/A	Fee Simple	N/A	N/A	Springing	Springing
37	Loan	Sugarman's Plaza	Specified Cash Reserve Subaccount ($650,000)	Fee Simple	N/A	N/A	Hard	Springing
38	Loan	910 South Broadway	N/A	Fee Simple	N/A	N/A	Hard	Springing
39	Loan	Vasa - Clinton	N/A	Fee Simple	N/A	N/A	Hard	Springing
40	Loan	Highland Park 1	N/A	Fee Simple	N/A	N/A	Hard	Springing
41	Loan	Mesa Commons	N/A	Fee Simple	N/A	N/A	Springing	Springing
42	Loan	137 N Virgil Avenue	N/A	Fee Simple	N/A	N/A	Hard	Springing
43	Loan	Lakeland Plaza Shopping Center	N/A	Fee Simple	N/A	N/A	Springing	Springing
44	Loan	Bremen Crossing	N/A	Fee Simple	N/A	N/A	Springing	Springing
45	Loan	Northpointe Crossing	N/A	Fee Simple	N/A	N/A	Hard	Springing
46	Loan	IUP Pratt Studios	If at any time, the amount in the Seasonality Funds on deposit in the Seasonality Account subsequently falls below the Seasonality Funds Cap, Borrower shall resume depositing the Monthly Net Cash Flow with Lender, until such time as the amount on deposit in the Seasonality Account equals the Seasonality Funds Cap.	Fee Simple	N/A	N/A	Hard	Springing
47	Loan	All American Self Storage - Clarksville	N/A	Fee Simple	N/A	N/A	Springing	Springing
48	Loan	Towne Center at Cypress Gardens	N/A	Fee Simple	N/A	N/A	Springing	Springing

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance(20)	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR(27)	Total Debt UW NOI Debt Yield	Future Secured Subordinate Debt (Y/N)	Conditions for Future Secured Subordinate Debt	Lender Consent Required for Future Secured Subordinate Debt (Y/N)	Future Mezzanine Debt Permitted (Y/N)(20)
1	Loan	20 Times Square	215,000,000	485,000,000	46%	1.29	4.1%	150,000,000	55.0%	0.97	3.4%	No	N/A	N/A	No
2	Loan	Riverfront Plaza	95,818,927	N/A	N/A	N/A	N/A	24,952,846	85.0%	1.13	8.5%	No	N/A	N/A	No
3	Loan	Torrance Technology Campus	53,750,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes
4	Loan	5th Street Station	9,000,000	38,300,000	52%	1.63	9.7%	21,700,000	67.3%	1.01	7.5%	No	N/A	N/A	No
5	Loan	Orlando Airport Marriott Lakeside	36,943,828	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
6	Loan	Travelers Tower I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
7	Loan	Vista Station 8	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
8	Loan	AFIN Portfolio	180,000,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
8.01	Property	Montecito Crossing
8.02	Property	Jefferson Commons
8.03	Property	Best on the Boulevard
8.04	Property	Northpark Center
8.05	Property	Anderson Station
8.06	Property	Cross Pointe Center
8.07	Property	San Pedro Crossing
8.08	Property	Riverbend Marketplace
8.09	Property	Shops at RiverGate South
8.10	Property	Centennial Plaza
8.11	Property	Shoppes of West Melbourne
8.12	Property	North Lakeland Plaza
9	Loan	Commons at Southtowne I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
10	Loan	Griffin Portfolio II	225,000,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
10.01	Property	Southern Company Services Headquarters
10.02	Property	Amazon.com Sortable Fulfillment Center
10.03	Property	IGT North American Gaming & Interactive Headquarters
10.04	Property	3M Distribution Facility
11	Loan	Premier Rochester Office Portfolio	30,000,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes
11.01	Property	290 Woodcliff Drive
11.02	Property	255 Woodcliff Drive
11.03	Property	370 Woodcliff Drive
11.04	Property	375 Woodcliff Drive
11.05	Property	295 Woodcliff Drive
11.06	Property	345 Woodcliff Drive
11.07	Property	1000 Pittsford Victor Rd
11.08	Property	1200 Pittsford Victor Rd
12	Loan	HTI Medical Office Portfolio	95,000,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
12.01	Property	Aurora Health Care Center
12.02	Property	Laguna Professional Center
12.03	Property	Woodlake Office Center
12.04	Property	Northside Hospital Medical Office
12.05	Property	Arrowhead Medical Plaza II
12.06	Property	High Desert Medical Group
12.07	Property	761 Building
12.08	Property	Physicians Plaza of Roane County
12.09	Property	Mainland Medical Arts Pavilion
12.10	Property	Presence Healing Arts Pavilion
12.11	Property	Oak Lawn Medical Center
12.12	Property	East Coast Square West
12.13	Property	Arrowhead Medical Plaza I
12.14	Property	Morrow Medical Center
12.15	Property	East Coast Square North
12.16	Property	Belmar Medical Building
12.17	Property	Village Center Parkway
12.18	Property	Sassafras Medical Building
12.19	Property	Medical Center III
12.20	Property	Stockbridge Family Medical
13	Loan	Throggs Neck Shopping Center	45,000,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
14	Loan	Cedar Ridge	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
15	Loan	Melbourne Hotel Portfolio	34,000,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
15.01	Property	Hilton Melbourne Beach Oceanfront
15.02	Property	Doubletree Suites Melbourne Beach
16	Loan	Soho House Chicago	40,000,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
17	Loan	45-55 West 28th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
18	Loan	DoubleTree Charlotte Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
19	Loan	Henrietta Plaza	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
20	Loan	Peninsula Town Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
21	Loan	AiNET - Beltsville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
22	Loan	Merge Carmel Valley	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
23	Loan	University Village	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
25	Loan	Elms Hotel & Spa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
26	Loan	401 West 219th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
27	Loan	Lee Harvard Shopping Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
28	Loan	The Guardian Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
28.01	Property	Guardian - Dallas
28.02	Property	Guardian - San Antonio
28.03	Property	Guardian - Lubbock
29	Loan	1860 Howe Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
30	Loan	19951 Mariner Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
31	Loan	Four Points by Sheraton Louisville Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
32	Loan	Stony Creek Marketplace	13,600,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
33	Loan	TownePlace Suites - Lombard, IL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
34	Loan	Mesa GSA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
35	Loan	Texas Colony Plaza	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
36	Loan	City Line Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
37	Loan	Sugarman's Plaza	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
38	Loan	910 South Broadway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes
39	Loan	Vasa - Clinton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
40	Loan	Highland Park 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
41	Loan	Mesa Commons	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
42	Loan	137 N Virgil Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
43	Loan	Lakeland Plaza Shopping Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
44	Loan	Bremen Crossing	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
45	Loan	Northpointe Crossing	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
46	Loan	IUP Pratt Studios	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
47	Loan	All American Self Storage - Clarksville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No
48	Loan	Towne Center at Cypress Gardens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	No

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Conditions for Future Mezzanine Debt(20)
1	Loan	20 Times Square	N/A
2	Loan	Riverfront Plaza	N/A
3	Loan	Torrance Technology Campus	Mezzanine: Combined Min DSCR 1.25x, Combined Max LTV 65.0%, Debt Yield>8.25%, Rating Agency Confirmation
4	Loan	5th Street Station	N/A
5	Loan	Orlando Airport Marriott Lakeside	N/A
6	Loan	Travelers Tower I	N/A
7	Loan	Vista Station 8	N/A
8	Loan	AFIN Portfolio	N/A
8.01	Property	Montecito Crossing
8.02	Property	Jefferson Commons
8.03	Property	Best on the Boulevard
8.04	Property	Northpark Center
8.05	Property	Anderson Station
8.06	Property	Cross Pointe Center
8.07	Property	San Pedro Crossing
8.08	Property	Riverbend Marketplace
8.09	Property	Shops at RiverGate South
8.10	Property	Centennial Plaza
8.11	Property	Shoppes of West Melbourne
8.12	Property	North Lakeland Plaza
9	Loan	Commons at Southtowne I	N/A
10	Loan	Griffin Portfolio II	N/A
10.01	Property	Southern Company Services Headquarters
10.02	Property	Amazon.com Sortable Fulfillment Center
10.03	Property	IGT North American Gaming & Interactive Headquarters
10.04	Property	3M Distribution Facility
11	Loan	Premier Rochester Office Portfolio	(i) The initial principal amount of the Mezzanine Loan or Preferred Equity Investment, together with the then-current Outstanding Principal Balance of the Loan as of the closing of the Mezzanine Loan or Preferred Equity Investment, shall cause the Combined Loan-to-Value Ratio to be no greater than the Loan-to-Value Ratio as of the Closing Date; (ii) The Debt Service Coverage Ratio based on the trailing 12 month period and after taking into account the Subordinate Mezzanine Loan or Preferred Equity Investment, and the Loan shall be equal to or greater than the Debt Service Coverage as of the Closing Date; (iii) After taking into account the maximum loan amount of the Subordinate Mezzanine Loan or Preferred Equity Investment, Lender has determined the loan to have a minimum Debt Yield of not less than the Debt Yield as of the Closing Date (iv) Intercreditor agreement.
11.01	Property	290 Woodcliff Drive
11.02	Property	255 Woodcliff Drive
11.03	Property	370 Woodcliff Drive
11.04	Property	375 Woodcliff Drive
11.05	Property	295 Woodcliff Drive
11.06	Property	345 Woodcliff Drive
11.07	Property	1000 Pittsford Victor Rd
11.08	Property	1200 Pittsford Victor Rd
12	Loan	HTI Medical Office Portfolio	N/A
12.01	Property	Aurora Health Care Center
12.02	Property	Laguna Professional Center
12.03	Property	Woodlake Office Center
12.04	Property	Northside Hospital Medical Office
12.05	Property	Arrowhead Medical Plaza II
12.06	Property	High Desert Medical Group
12.07	Property	761 Building
12.08	Property	Physicians Plaza of Roane County
12.09	Property	Mainland Medical Arts Pavilion
12.10	Property	Presence Healing Arts Pavilion
12.11	Property	Oak Lawn Medical Center
12.12	Property	East Coast Square West
12.13	Property	Arrowhead Medical Plaza I
12.14	Property	Morrow Medical Center
12.15	Property	East Coast Square North
12.16	Property	Belmar Medical Building
12.17	Property	Village Center Parkway
12.18	Property	Sassafras Medical Building
12.19	Property	Medical Center III
12.20	Property	Stockbridge Family Medical
13	Loan	Throggs Neck Shopping Center	N/A
14	Loan	Cedar Ridge	N/A
15	Loan	Melbourne Hotel Portfolio	N/A
15.01	Property	Hilton Melbourne Beach Oceanfront
15.02	Property	Doubletree Suites Melbourne Beach
16	Loan	Soho House Chicago	N/A
17	Loan	45-55 West 28th Street	N/A
18	Loan	DoubleTree Charlotte Airport	N/A
19	Loan	Henrietta Plaza	N/A
20	Loan	Peninsula Town Center	N/A
21	Loan	AiNET - Beltsville	N/A
22	Loan	Merge Carmel Valley	N/A
23	Loan	University Village	N/A
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	N/A
25	Loan	Elms Hotel & Spa	N/A
26	Loan	401 West 219th Street	N/A
27	Loan	Lee Harvard Shopping Center	N/A
28	Loan	The Guardian Portfolio	N/A
28.01	Property	Guardian - Dallas
28.02	Property	Guardian - San Antonio
28.03	Property	Guardian - Lubbock
29	Loan	1860 Howe Avenue	N/A
30	Loan	19951 Mariner Ave	N/A
31	Loan	Four Points by Sheraton Louisville Airport	N/A
32	Loan	Stony Creek Marketplace	N/A
33	Loan	TownePlace Suites - Lombard, IL	N/A
34	Loan	Mesa GSA	N/A
35	Loan	Texas Colony Plaza	N/A
36	Loan	City Line Apartments	N/A
37	Loan	Sugarman's Plaza	N/A
38	Loan	910 South Broadway	Future Mezzanine Debt is permitted provided that (i) Lender is not an affiliate of Borrower, Mezzanine Borrower or Guarantor, (ii) LTV does not exceed 57.5%, (iii) DSCR is not less than 1.69x and (iv) DY is not less than 9.68%
39	Loan	Vasa - Clinton	N/A
40	Loan	Highland Park 1	N/A
41	Loan	Mesa Commons	N/A
42	Loan	137 N Virgil Avenue	N/A
43	Loan	Lakeland Plaza Shopping Center	N/A
44	Loan	Bremen Crossing	N/A
45	Loan	Northpointe Crossing	N/A
46	Loan	IUP Pratt Studios	N/A
47	Loan	All American Self Storage - Clarksville	N/A
48	Loan	Towne Center at Cypress Gardens	N/A

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Lender Consent Required for Future Mezzanine Debt (Y/N)(20)	Future Unsecured Debt Permitted (Y/N)	Conditions for Future Unsecured Debt	Lender Consent Required for Future Unsecured Debt (Y/N)	Sponsor	Guarantor	Affiliated Sponsors
1	Loan	20 Times Square	N/A	No	N/A	N/A	Mark Siffin	Mark Siffin	No
2	Loan	Riverfront Plaza	N/A	No	N/A	N/A	Hertz Investment Group	Sarah Rachel Gordon; Isaac Hertz; William Z. Hertz	No
3	Loan	Torrance Technology Campus	Yes	No	N/A	N/A	Gregory J. Orman; David L. Johnson	Gregory J. Orman; David L. Johnson	No
4	Loan	5th Street Station	N/A	No	N/A	N/A	Stephen J. Collins; Brent Scarbrough	Stephen J. Collins; Brent Scarbrough	No
5	Loan	Orlando Airport Marriott Lakeside	N/A	No	N/A	N/A	Columbia Sussex Corporation; Sussex Holdings, LLC; CSC Holdings, LLC	Columbia Sussex Corporation; Sussex Holdings, LLC; CSC Holdings, LLC	No
6	Loan	Travelers Tower I	N/A	No	N/A	N/A	Francis Greenburger	Francis Greenburger	No
7	Loan	Vista Station 8	N/A	No	N/A	N/A	The Boyer Company, L.C.; KC Gardner Company, L.C.	The Boyer Company, L.C.; KC Gardner Company, L.C.	No
8	Loan	AFIN Portfolio	N/A	No	N/A	N/A	American Finance Operating Partnership, L.P.	American Finance Operating Partnership, L.P.	Group 1
8.01	Property	Montecito Crossing
8.02	Property	Jefferson Commons
8.03	Property	Best on the Boulevard
8.04	Property	Northpark Center
8.05	Property	Anderson Station
8.06	Property	Cross Pointe Center
8.07	Property	San Pedro Crossing
8.08	Property	Riverbend Marketplace
8.09	Property	Shops at RiverGate South
8.10	Property	Centennial Plaza
8.11	Property	Shoppes of West Melbourne
8.12	Property	North Lakeland Plaza
9	Loan	Commons at Southtowne I	N/A	No	N/A	N/A	John R. Thackeray	John R. Thackeray	No
10	Loan	Griffin Portfolio II	N/A	No	N/A	N/A	Griffin Captial Company, LLC	Griffin Capital Essential Asset REIT II, Inc.	No
10.01	Property	Southern Company Services Headquarters
10.02	Property	Amazon.com Sortable Fulfillment Center
10.03	Property	IGT North American Gaming & Interactive Headquarters
10.04	Property	3M Distribution Facility
11	Loan	Premier Rochester Office Portfolio	Yes	No	N/A	N/A	Cyrus Sakhai	Cyrus Sakhai	No
11.01	Property	290 Woodcliff Drive
11.02	Property	255 Woodcliff Drive
11.03	Property	370 Woodcliff Drive
11.04	Property	375 Woodcliff Drive
11.05	Property	295 Woodcliff Drive
11.06	Property	345 Woodcliff Drive
11.07	Property	1000 Pittsford Victor Rd
11.08	Property	1200 Pittsford Victor Rd
12	Loan	HTI Medical Office Portfolio	N/A	No	N/A	N/A	Healthcare Trust, Inc.	Healthcare Trust Operating Partnership L.P.	Group 1
12.01	Property	Aurora Health Care Center
12.02	Property	Laguna Professional Center
12.03	Property	Woodlake Office Center
12.04	Property	Northside Hospital Medical Office
12.05	Property	Arrowhead Medical Plaza II
12.06	Property	High Desert Medical Group
12.07	Property	761 Building
12.08	Property	Physicians Plaza of Roane County
12.09	Property	Mainland Medical Arts Pavilion
12.10	Property	Presence Healing Arts Pavilion
12.11	Property	Oak Lawn Medical Center
12.12	Property	East Coast Square West
12.13	Property	Arrowhead Medical Plaza I
12.14	Property	Morrow Medical Center
12.15	Property	East Coast Square North
12.16	Property	Belmar Medical Building
12.17	Property	Village Center Parkway
12.18	Property	Sassafras Medical Building
12.19	Property	Medical Center III
12.20	Property	Stockbridge Family Medical
13	Loan	Throggs Neck Shopping Center	N/A	No	N/A	N/A	Joseph Simone	Joseph Simone	No
14	Loan	Cedar Ridge	N/A	No	N/A	N/A	Thomas M. Steinberg	Thomas M. Steinberg	No
15	Loan	Melbourne Hotel Portfolio	N/A	No	N/A	N/A	Westplace Modesto Investors, LLC	Westplace Modesto Investors, LLC	No
15.01	Property	Hilton Melbourne Beach Oceanfront
15.02	Property	Doubletree Suites Melbourne Beach
16	Loan	Soho House Chicago	N/A	No	N/A	N/A	Fast Fame Capital Investment Limited; Bliss Elite Limited; Downtown Properties Holdings, LLC	Fast Fame Capital Investment Limited; Bliss Elite Limited; Downtown Properties Holdings, LLC	No
17	Loan	45-55 West 28th Street	N/A	No	N/A	N/A	SGR Trust; Galit Levy; Rafaela Levy	SGR Trust; Galit Levy; Rafaela Levy	No
18	Loan	DoubleTree Charlotte Airport	N/A	No	N/A	N/A	William Lee Nelson; American Hospitality Properties Fund I, LLC; American Hospitality Fund III, LLC	William Lee Nelson; American Hospitality Properties Fund I, LLC; American Hospitality Fund III, LLC	No
19	Loan	Henrietta Plaza	N/A	No	N/A	N/A	Herbert Morgan; Michael M. Spoleta	Herbert Morgan; Michael M. Spoleta	No
20	Loan	Peninsula Town Center	N/A	No	N/A	N/A	Zaffar Tabani	Tabani T Investments, LLC	No
21	Loan	AiNET - Beltsville	N/A	No	N/A	N/A	Deepak Jain	Deepak Jain	No
22	Loan	Merge Carmel Valley	N/A	No	N/A	N/A	Cheryl Levitt; Gary H. Levitt	Cheryl Levitt; Gary H. Levitt	No
23	Loan	University Village	N/A	No	N/A	N/A	Diversified Partners, Inc.	Diversified Partners, Inc.	No
24	Loan	Hilton Garden Inn Bettendorf Quad Cities	N/A	No	N/A	N/A	Bruce Kinseth; Leslie Kinseth; Gary Kinseth; Linda Skinner	Bruce Kinseth; Leslie Kinseth; Gary Kinseth; Linda Skinner	No
25	Loan	Elms Hotel & Spa	N/A	No	N/A	N/A	James Gould; Duke Miglin; Steven Potokar	James Gould; Duke Miglin; Steven Potokar	No
26	Loan	401 West 219th Street	N/A	No	N/A	N/A	Hal Goldberg; Leonard Goldberg	Hal Goldberg; Leonard Goldberg	No
27	Loan	Lee Harvard Shopping Center	N/A	No	N/A	N/A	Anthony Grosso; Christopher Palermo; Joseph Sullo	Anthony Grosso; Christopher Palermo	No
28	Loan	The Guardian Portfolio	N/A	No	N/A	N/A	Dax T.S. Mitchell	Dax T.S. Mitchell	No
28.01	Property	Guardian - Dallas
28.02	Property	Guardian - San Antonio
28.03	Property	Guardian - Lubbock
29	Loan	1860 Howe Avenue	N/A	No	N/A	N/A	John Marshall; Jeffrey Berger	John Marshall; Jeffrey Berger	No
30	Loan	19951 Mariner Ave	N/A	No	N/A	N/A	Remarkable Views Consultants LTD.	Remarkable Views Consultants LTD.	No
31	Loan	Four Points by Sheraton Louisville Airport	N/A	No	N/A	N/A	Naresh P. Rama; Mukesh Bhikha	Naresh P. Rama; Mukesh Bhikha	No
32	Loan	Stony Creek Marketplace	N/A	No	N/A	N/A	J. Kenneth Dunn	J. Kenneth Dunn	No
33	Loan	TownePlace Suites - Lombard, IL	N/A	No	N/A	N/A	Michael H. Rose	Michael H. Rose	No
34	Loan	Mesa GSA	N/A	No	N/A	N/A	A. Philip Auerbach; David Chazen	A. Philip Auerbach; David Chazen	No
35	Loan	Texas Colony Plaza	N/A	No	N/A	N/A	Haim Joseph	Haim Joseph	No
36	Loan	City Line Apartments	N/A	No	N/A	N/A	Meyer Orbach	Meyer Orbach	No
37	Loan	Sugarman's Plaza	N/A	No	N/A	N/A	Shulam Green; Steve Deutsch	Shulam Green; Steve Deutsch	No
38	Loan	910 South Broadway	Yes	No	N/A	N/A	Alfonso Campos; Tarina Tarantino-Campos	Alfonso Campos; Tarina Tarantino-Campos	No
39	Loan	Vasa - Clinton	N/A	No	N/A	N/A	Michael L. Hutchings; Steven J. Hutchings	Michael L. Hutchings; Steven J. Hutchings	No
40	Loan	Highland Park 1	N/A	No	N/A	N/A	James M. Jacobsen	James M. Jacobsen	No
41	Loan	Mesa Commons	N/A	No	N/A	N/A	Paul Friant	Paul Friant	No
42	Loan	137 N Virgil Avenue	N/A	No	N/A	N/A	Shervin Mateen	Shervin Mateen	No
43	Loan	Lakeland Plaza Shopping Center	N/A	No	N/A	N/A	Lawrence W. Maxwell	Lawrence W. Maxwell	Group 2
44	Loan	Bremen Crossing	N/A	No	N/A	N/A	Simon Hyen Ahn	Simon Hyen Ahn	No
45	Loan	Northpointe Crossing	N/A	No	N/A	N/A	Amos Shoshan	Amos Shoshan	No
46	Loan	IUP Pratt Studios	N/A	No	N/A	N/A	Ahron Freilich	Ahron Freilich	No
47	Loan	All American Self Storage - Clarksville	N/A	No	N/A	N/A	John Lindsey; Alan Lindsey	John Lindsey; Alan Lindsey	No
48	Loan	Towne Center at Cypress Gardens	N/A	No	N/A	N/A	Lawrence W. Maxwell	Lawrence W. Maxwell	Group 2

A-1-12

UBS 2018-C11

Footnotes to Annex A-1

(1)	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Société Générale (“SG”), Natixis Real Estate Capital LLC (“Natixis”), Argentic Real Estate Finance LLC (“AREF”), KeyBank National Association ("KeyBank"), and Cantor Commercial Real Estate Lending, L.P. (“CCRE”).

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the preliminary prospectus for information regarding certain lease termination options affecting the 5 largest tenants at Mortgaged Properties securing the 15 largest Mortgage Loans.

(3)	The Original Balance and Cut-off Date Balance represent only the Mortgage Loan included in the issuing entity. The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate. For more information regarding the Mortgage Loans secured by the Mortgaged Properties identified under the column heading in this Annex A-1 as 20 Times Square, Riverfront Plaza, Torrance Technology Campus, 5th Street Station, Orlando Airport Marriott Lakeside, AFIN Portfolio, Griffin Portfolio II, Premier Rochester Office Portfolio, HTI Medical Office Portfolio, Throggs Neck Shopping Center, Melbourne Hotel Portfolio, Soho House Chicago and Stony Creek Marketplace see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—Additional Indebtedness—The Whole Loans” in the preliminary prospectus.

(4)	Loan No. 10 – Griffin Portfolio II – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Whole Loan represent the "As Portfolio” Appraised Value conclusion of $415,500,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” Appraised Values on a stand-alone basis is $395,690,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate stand-alone “As-Is” Appraised Values are 63.2% and 63.2%, respectively.

Loan No. 12 – HTI Medical Office Portfolio – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Whole Loan represent the "As-Is Portfolio Value" conclusion of $207,000,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” Appraised Values on a stand-alone basis is $199,775,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate stand-alone “As-Is” Appraised Values are 59.4% and 59.4%, respectively.

Loan No. 25 – Elms Hotel & Spa – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Mortgage Loan are based on the "When-Complete" Appraised Value of $20,100,000 as of April 1, 2019, which assumes the completion of capital expenditures for which the lender reserved at origination. The Appraised Value for the Mortgaged Property assuming the “As-Is” Appraised Value is $18,300,000 as of March 7, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the Mortgaged Property are 70.8% and 54.9%, respectively. Both the “As-Is” and the “When-Complete” Appraised Values include the present value of tax incentives of $2,920,000 and $2,630,000, respectively.

Loan No. 33 – TownePlace Suites - Lombard, IL – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Mortgage Loan includes the "As-Complete" Appraised Value of $13,500,000 as of September 21, 2018, which assumes the completion of $1,654,759 in renovations for which the lender reserved at origination. The Appraised Value for the Mortgaged Property assuming the “As-Is” Appraised Value is $11,100,000 as of March 21, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the Mortgaged Property are 69.7% and 59.6%, respectively.

(5)	Loan No. 1 – 20 Times Square – The Whole Loan can be defeased at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 27, 2022. The lockout period for defeasance will be at least 26 payment dates beginning with and including the first payment date of June 5, 2018. For the purposes of this preliminary prospectus, the assumed lockout period of 26 months is based on the expected UBS 2018-C11 securitization closing date in July 2018. The actual lockout period may be longer.

Loan No. 2 – Riverfront Plaza – The Whole Loan can be defeased or prepaid with yield maintenance, in whole, or in part at any time on or after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 4, 2022. The lockout period for defeasance will be at least 26 payment dates beginning with and including the first payment date of June 5, 2018. For the purposes of this preliminary prospectus, the

A-1-13

assumed lockout period of 26 months is based on the expected UBS 2018-C11 securitization closing date in July 2018. The actual lockout period may be longer.

Loan No. 4 – 5th Street Station – The Whole Loan can be prepaid in full with payment of a yield maintenance premium if the date the Whole Loan can be defeased has not occurred and if July 6, 2021 has occurred. If the date that the Whole Loan can be defeased has occurred, the Whole Loan cannot be prepaid with yield maintenance premium. The Whole Loan can be defeased two years after the closing date of the securitization that includes the last note to be securitized. The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of July 6, 2018. For the purposes of this preliminary prospectus, the assumed lockout period of 25 months is based on the expected UBS 2018-C11 securitization closing date in July 2018. The actual lockout period may be longer.

Loan No. 3 – Torrance Technology Campus – The Whole Loan can be defeased or prepaid with yield maintenance at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 5, 2021. The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of July 6, 2018. For the purposes of this preliminary prospectus, the assumed lockout period of 25 months is based on the expected UBS 2018-C11 securitization closing date in July 2018. The actual lockout period may be longer.

Loan No. 5 – Orlando Airport Marriott Lakeside – The Whole Loan can be defeased at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 15, 2021. The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of July 6, 2018. For the purposes of this preliminary prospectus, the assumed lockout period of 25 months is based on the expected UBS 2018-C11 securitization closing date in July 2018. The actual lockout period may be longer.

(6)	Loan No. 4 – 5th Street Station – Provided no event of default is then continuing, the lender may, at its option, prepay up to $7,500,000 of the Whole Loan with the payment of a yield maintenance premium if the borrower is unable to achieve a 7.2% debt yield for the Mortgaged Property prior to May 18, 2020. The amount of prepayment is based on the remaining amount in the holdback reserve account as of the date of determination. If the borrower is unable to achieve the required debt yield and the lender elects not to prepay the Whole Loan, such amount will be held as additional collateral for the Whole Loan.

Loan Nos. 8, 10, 11, 12, 15 and 28 – AFIN Portfolio, Griffin Portfolio II, Premier Rochester Office Portfolio, HTI Medical Office Portfolio, Melbourne Hotel Portfolio and The Guardian Portfolio – The related borrower may obtain the release of a portion of the related Mortgaged Property, subject to the satisfaction of conditions set forth in the related Mortgage Loan documents, including making a prepayment of principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

(7)	Loan No. 8 – AFIN Portfolio – The Whole Loan is secured by both the fee and leasehold interests in the Cross Pointe Center Mortgaged Property. The Cross Pointe Center Mortgaged Property is subject to a ground lease with Developers Realty Corp., an indirect wholly-owned subsidiary of DDR Corp., for a 25-year term, expiring on February 1, 2047. The ground lease has two, 10-year renewal options remaining, which if exercised would extend the term of the ground lease through February 1, 2067. The current annual ground rent is $377,617.

(8)	Loan No. 1 – 20 Times Square – The Whole Loan is secured by the borrower’s fee simple interest in a land parcel, totaling 16,066 SF, beneath a newly constructed 42-story mixed-use building (the “Improvement”) located 701 Seventh Avenue (at the corner of West 47th Street) in Times Square, New York, New York. The ground lease commences on April 27, 2018 with an expiration date on April 26, 2117. The ground lessee is required to pay the initial ground rent in an amount of $29,250,000 per annum. The ground rent will increase by 2.0% per annum from year 2 through 5 and will increase by 2.75% per annum from year 6 through year 99.

Loan No. 16 – Soho House Chicago – The Mortgage Loan is secured by the borrower’s fee simple interest in a property located in Chicago, IL, which features include, hotel, food and beverage and gym. The membership fee is also included in its gross operating profit.

(9)	Loan No. 12 – HTI Medical Office Portfolio – The Arrowhead Medical Plaza II Mortgaged Property is subject to a ground lease with VHS of Arrowhead, Inc., as the ground lessor, dated as of July 30, 2004, that has an expiration of July 25, 2095 with no extension options. The borrower paid VHS of Arrowhead, Inc. a lump sum of $146,000, representing the annual ground rent through the expiration of the ground lease. The Presence Healing Arts Pavilion Mortgaged Property is subject to a ground lease with 24 North New Lenox, LLC, as the ground lessor, dated as of April 27, 2011, that has an expiration of October 19, 2061 with two, 25-year extension options each exercisable upon 12 months’ notice. The current annual ground lease rent due under the ground lease is $187,000. The base annual rent due under the ground lease is $170,000 with 10.0% rent increases every five years, and is to be paid in quarterly installments through the ground lease

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expiration. The Arrowhead Medical Plaza I Mortgaged Property is subject to a ground lease with VHS of Arrowhead, Inc., as the ground lessor, dated as of August 1, 2006, that has an expiration of July 25, 2095 with no extension options. The borrower paid VHS of Arrowhead, Inc. a lump sum of $395,000, representing the annual ground rent through the expiration of the ground lease.

Loan No. 23 – University Village – The Mortgaged Property is subject to a ground lease with The Regents of the University of California, as the ground lessor, dated as of December 29, 2015, that has an expiration of April 25, 2092 with no extension options. The annual rent due under the ground lease is approximately $487,978 with 10.0% increases beginning on the 10th anniversary of the commencement date and every 5th anniversary thereafter.

Loan No. 34 – Mesa GSA – The Mortgaged Property is subject to a ground lease with Phoenix-Mesa Gateway Airport Authority, a Joint Powers Airport Authority, for a 50-year term, expiring on October 31, 2053. The most recent annual ground rent under the lease, in 2017, was $86,504 and will increase with the consumer price index every three years.

(10)	Loan No. 21 – AiNET - Beltsville – The single tenant at the Mortgaged Property, AiNET Beltsville, is a wholly-owned affiliate of the guarantors. This lease is fully guaranteed by the guarantors.

Loan No. 22 – Merge Carmel Valley – Sea Breeze Properties, LLC, an affiliate of the borrower, leases 6.6% of the NRA at the Mortgaged Property.

Loan No. 30 – 19951 Mariner Ave – Evelozcity Inc., an affiliate of the borrower, leases the entire Mortgaged Property as the corporate headquarters of its electric vehicle manufacturing company.

Loan No. 37 – Sugarman's Plaza – The largest tenant at the Mortgaged Property, Midwood Distributors, is an affiliate of the related borrower.

(11)	Loan No. 2 – Riverfront Plaza – The largest tenant at the Mortgaged Property, Hunton Andrews Kurth LLP, has the right to terminate its lease with respect to (i) 2,022 SF on the plaza level in the east tower building, (ii) 3,093 SF on the plaza level in the east tower building or (iii) the combined 5,115 SF on the plaza level in the east tower building, upon 12 months’ prior written notice to the borrower and payment of a termination fee equal to the sum of the unamortized portion of cash inducements prorated for the plaza level premises plus the unamortized portion of the renovation allowance prorated for the plaza level premises. If acquired by another financial institution, the second largest tenant at the Mortgaged Property, Branch Banking & Trust Company, has the right to terminate its lease on May 31, 2022 with 24 months’ notice and payment of a termination fee equal to the sum of two years of rent and reimbursements and any outstanding unamortized transaction costs.

Loan No. 6 – Travelers Tower I – The largest tenant at the Mortgaged Property, Willis Towers Watson (dba Watson Delaware Inc.), has a one-time right to surrender up to 20.0% of its leased space effective November 2020 with prior written notice no later than February 2020. Willis Towers Watson also has a one-time right to terminate its lease effective as of November 2022 with at least twelve months’ prior written notice and payment of a termination fee equal to the sum of (i) any unamortized tenant improvement allowances, moving allowances, rent abatements and broker commissions and (ii) five months of rent. Willis Towers Watson must pay 50.0% of the termination fee at the same time as the delivery of the termination option notice and the remaining 50.0% on or prior to the termination option date. Additionally, the third largest tenant at the Mortgaged Property, MSX International Inc., has a one-time right to terminate its lease effective as of April 2022 provided that MSX International Inc. has not exercised its right of first refusal to lease all or a portion of the 7th and 12th floors of the Mortgaged Property, with at least nine months’ prior written notice and payment of a termination fee equal to the sum of (i) any unamortized tenant improvement allowances, moving allowances, rent abatements and broker commissions and (ii) four months of rent.

Loan No. 11 – Premier Rochester Office Portfolio – The largest tenant at the 375 Woodcliff Drive Mortgaged Property, New York Life Insurance, has a one-time right to terminate its lease effective as of July 31, 2020, upon notice no later than July 31, 2019 and payment of a termination fee equal to the sum of (i) two months of fixed monthly rent, (ii) two months of additional rent at the rate of additional rent payable by New York Life Insurance at the time it gives notice of its intent to terminate, and (iii) the unamortized portion as further detailed in the lease. The sole tenant at the 290 Woodcliff Drive Mortgaged Property, Manning & Napier, may elect to surrender 10,000 SF of its space during each of the following three periods (30,000 SF total): (i) through January 31, 2019, (ii) November 1, 2021 through January 31, 2022, and (iii) November 1, 2024 through January 31, 2025. In connection with Manning & Napier’s exercise of clause (ii) or (iii) above, Manning & Napier is required to pay a termination fee equal to the landlord’s transaction costs amortized over the lease term with 8.5% interest. No termination fee is due in connection with Manning & Napier’s exercise of clause (i) above.

Loan No. 12 – HTI Medical Office Portfolio – The fifth largest tenant at the Mainland Medical Arts Pavilion Mortgaged Property, Select Physical Therapy Texas, may terminate its lease on the last day of the 36th full calendar month of the lease term, provided that Select Physical Therapy Texas provides nine months’ notice and payment of a termination fee

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equal to the sum of (a) the base rent that would have been due for the first two months following the early termination date plus (b) the unamortized portion of the tenant improvement allowance amortized over the lease term. The third largest tenant at the Arrowhead Medical Plaza I Mortgaged Property, VHS of Arrowhead, Inc., may terminate its lease on the last day of the 63rd full calendar month of the lease term, provided that VHS of Arrowhead, Inc. provides nine months’ notice and payment of a termination fee equal to the sum of (a) the unamortized portion of the tenant improvement allowance, any leasing commissions due to the brokers, and any previously abated rental amounts plus (b) six months of the then current monthly rent (including base rent and all additional rent).

Loan No. 14 – Cedar Ridge – The third largest tenant at the Mortgaged Property, NRT Texas LLC dba Coldwell Banker, has a one-time option to terminate its lease effective August 1, 2024, upon 12 months’ prior written notice to the borrower and payment of a cancellation fee.

Loan No. 23 – University Village – The third largest tenant at the Mortgaged Property, Medical Mgmt International, may terminate its lease on October 31, 2022 with 270 days’ notice and a payment to the landlord of 50.0% of the leasehold improvement allowance paid to the tenant by landlord and 50.0% of the real estate commission paid by the landlord in connection with the lease. The fifth largest tenant at the Mortgaged Property, Starbucks, may terminate its lease on or after August 31, 2022 with 120 days’ notice and payment of a termination fee equal to (a) three months of base rent payable as of the date immediately preceding the termination date, (b) the then-unamortized portion of the broker’s commission paid by the landlord in connection with the lease of $43,651, and (c) the then-unamortized portion of the tenant’s improvement allowance.

Loan No. 26 – 401 West 219th Street – The largest tenant at the Mortgaged Property, New York City Department of Education, has the right to terminate its lease with 180 days’ prior written notice. The second largest tenant at the Mortgaged Property, Time Warner Cable New York City, LLC, has the right to terminate its lease with six months’ prior written notice beginning May 11, 2020 in the event of any of the following: (i) the parking area lease that the tenant maintains with the City of New York expires or is otherwise terminated; (ii) the parking license agreement that the tenant maintains with the New York Presbyterian Hospital expires or is otherwise terminated; (iii) any portion of the City parking area or the third party parking area is taken or is sold to the City of New York and ceases to be usable by the tenant for parking; or (iv) surface parking is prohibited on any or all portion of the tenant’s parking area as a result of rezoning or otherwise.

Loan No. 27 – Lee Harvard Shopping Center – The third largest tenant at the Mortgaged Property, Walgreens, may terminate its lease after the first 25 years of the lease term and every five years thereafter.

Loan No. 29 – 1860 Howe Avenue – The largest tenant at the Mortgaged Property, Elica Health Centers, has the right to terminate its lease with respect to approximately 11,480 SF, effective in February 2022, upon six months’ notice and payment of a termination fee equal to the unamortized portion of the rent reduction that Elica Health Centers received during the first two years of the lease term.

Loan No. 30 – 19951 Mariner Ave – The sole tenant at the Mortgaged Property, Evelozcity Inc., has a one-time right to terminate its lease effective as of April 30, 2030, by giving notice no later than April 30, 2029 and payment of a termination fee equal to $702,324.

Loan No. 34 – Mesa GSA – The second largest tenant at the Mortgaged Property, US Forest Service, has the right to terminate its lease with respect to no more than 7,500 SF, upon 30 days’ written notice to the borrower.

Loan No. 38 – 910 South Broadway – The third largest tenant at the Mortgaged Property, Mira Labs, Inc., has the right to terminate its lease (i) at any time after October 31, 2019, upon six months’ written notice to the borrower and payment of a termination fee equal to the unamortized costs incurred by the borrower in connection with the landlord work; and (ii) at any time after April 30, 2020 if the borrower is unable to accommodate a request by Mira Labs, Inc. to expand into any available space on the 4th, 6th and 7th floors of the Mortgaged Property within 30 days of the request.

Loan No. 43 – Lakeland Plaza Shopping Center – The fourth largest tenant at the Mortgaged Property, PPG Architectural Finishes, Inc. (d/b/a Porter Paints), has the unilateral right to terminate its lease at any time after January 1, 2020, upon three months’ written notice to the borrower and payment of a cancellation fee.

Loan No. 44 – Bremen Crossing – The second largest tenant at the Mortgaged Property, Hibbett Sports, has the right to terminate its lease if a big box competitor primarily in the sale of sporting goods, athletic apparel, athletic shoes or sports fan licensed products in a space equal to or greater than 10,000 SF, such as Dick's Sporting Goods, Academy Sports, Modell's, Dunham's, or Sports Authority, opens within a 3 mile radius of the Mortgaged Property by providing a 60 days' prior written notice. However, Hibbett Sports may not terminate its lease unless gross sales for the 12-month period immediately following such opening fail to exceed $640,000.

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Loan No. 45 – Northpointe Crossing – The third largest tenant at the Mortgaged Property, Family Dollar, has a right to terminate its lease upon 60 days' notice if less than 45.0% of the ground leasable area of ground floor space at the Mortgaged Property remains open and operating for nine consecutive months. Family Dollar may choose to pay the lesser of 3.0% of gross sales or fixed rent under the same conditions.

(12)	Loan No. 6 – Travelers Tower I – The third largest tenant at the Mortgaged Property, MSX International Inc., subleases 6,346 SF to MSX International RNS, LLC through September 30, 2018 at $19.50 PSF.

Loan No. 7 – Vista Station 8 – The largest tenant at the Mortgaged Property, Tesla, Inc., subleases 29,500 SF of its space to Splash Support, Inc. at $26.75 PSF.

Loan No. 12 – HTI Medical Office Portfolio – The single tenant at the High Desert Medical Group Mortgaged Property, High Desert Medical Corporation, subleases a portion of its space to CVS Pharmacy. The second largest tenant at the East Coast Square West Mortgaged Property, Journey’s End Enterprises, currently subleases its entire space to Moore Orthopedic & Sports Medicine. The largest tenant at the Sassafras Medical Building Mortgaged Property, Clinical Services, Inc., currently subleases its entire space to the second largest tenant at the Mortgaged Property, Saint Vincent Health Center.

(13)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

Loan No. 2 – Riverfront Plaza – The third largest tenant at the Mortgaged Property, Owens & Minor Medical Inc., has recently expanded its space to include an additional 11,425 SF and is expected to take occupancy of this additional space in August 2018. Owens & Minor Medical Inc. will begin paying rent for the additional space in August 2018.

Loan No. 6 – Travelers Tower I – The fifth largest tenant at the Mortgaged Property, Mortgage Center, L.C., is expected to take full occupancy on July 9, 2018 and is required to commence paying rent on November 9, 2018.

Loan No. 7 – Vista Station 8 – The sole tenant at the Mortgaged Property, Tesla, Inc., has executed a lease and is paying rent but has not yet taken occupancy of a portion of the leased premises.

Loan No. 8 – AFIN Portfolio – The second largest tenant at the Jefferson Commons Mortgaged Property, Aldi, took occupancy of its space on February 12, 2018 and is required to begin paying rent on July 4, 2018.

Loan No. 14 – Cedar Ridge – The third largest tenant at the Mortgaged Property, NRT Texas LLC dba Coldwell Banker, is expected to take full occupancy and begin paying rent in July 2018.

Loan No. 38 – 910 South Broadway – The largest tenant at the Mortgaged Property, Incipio d/b/a InCase, is building out its space and is not yet in occupancy. Incipio has been paying rent and is anticipated to take occupancy of its space in August 2018.

(14)	Loan No. 4 – 5th Street Station – The Whole Loan documents have an achievement reserve in the amount of $7,500,000. The funds will be released from the reserve once Aramark or tenants meeting leasing criteria set forth in the Whole Loan documents are in occupancy and the resulting cash flow is at a 7.2% debt yield or greater on the entire outstanding principal balance of the Whole Loan and all mezzanine loans connected thereto. Aramark is currently reviewing letters of intent for 13,204 SF at a rental rate of $35.00 PSF NNN. Partial releases will be permitted subject to the 7.2% debt yield test in accordance with the Whole Loan documents. If the borrower is unable to achieve such 7.2% debt yield for the Mortgaged Property prior to May 18, 2020, the remaining amount in the achievement reserve may be used, at the election of the lender, to either pay down the Whole Loan with a yield maintenance premium or be held as additional collateral for the Whole Loan. The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI Debt Yield, and U/W NCF Debt Yield are net of the $7,500,000 holdback. The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI Debt Yield, and U/W NCF Debt Yield for the Mortgage Loan are 31.0%, 31.0%, 16.3%, and 15.7%, respectively, based on the full Cut-Off Date Balance or scheduled principal balance at maturity, as applicable. The stabilized Appraisal Value, which assumes that the Mortgaged Property reaches stabilized occupancy of 95.5% as of February 1, 2019, is $154,000,000. Including and excluding the $7,500,000 achievement reserve from the Mortgage Loan, the Cut-off Date LTV Ratio based on the stabilized Appraisal Value is 29.2% and 24.4%, respectively. Including and excluding the $7,500,000 achievement reserve from the Whole Loan, the Cut-off Date LTV Ratio based on the stabilized Appraisal Value is 54.1% and 49.2%, respectively.

Loan No. 14 – Cedar Ridge – The Mortgage Loan is structured with two initial holdback reserves. The first holdback reserve, the ASH TI & Free Rent Reserve, is in the amount of $1,009,406, which equals the sum of (i) a $684,056 outstanding tenant improvement allowance due to tenant American Specialty Health and (ii) three months of abated rent totaling $325,350 for the period of January, February, and March 2021. The ASH TI & Free Rent Reserve will be

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disbursed so long as American Specialty Health's lease is in full force and effect and (a) with respect to clause (i) above, the borrower submits a request to release such funds for approved leasing expenses as set forth in the related Mortgage Loan documents; and (b) with respect to clause (ii) above, in January 2021, February 2021 and March 2021 in accordance with the related disbursement schedule included in the Mortgage Loan documents. The second holdback, the Coldwell Bank Reserve, is in the amount of $2,750,000. The Coldwell Bank Reserve will be released to the borrower upon satisfaction of certain conditions related to the third largest tenant at the Mortgaged Property, NRT Texas LLC dba Coldwell Banker, including (i) NRT Texas LLC dba Coldwell Banker occupying its leased premises, (ii) NRT Texas LLC dba Coldwell Banker commencing paying rent and (iii) NRT Texas LLC dba Coldwell Banker executing a lender-approved estoppel.

Loan No. 42 – 137 N Virgil Avenue – An unfunded obligations reserve in the amount of $273,590 was escrowed at origination. The sum will be released to the borrower upon Saban Community Clinic opening for business at the Mortgaged Property.

(15)	Loan No. 34 – Mesa GSA – The borrower will be required to deposit $3,427.25 into the Monthly TI/LC Reserve beginning on the payment date in November 2020.

(16)	Loan No. 5 – Orlando Airport Marriott Lakeside – The borrower deposited $300,000 at origination into a Seasonality Reserve. Commencing in February 2019 and on each payment date thereafter, a $100,000 monthly escrow payment will be made into the Seasonality Reserve account, which is capped at $500,000.

Loan No. 24 – Hilton Garden Inn Bettendorf Quad Cities – The borrower deposited $50,000 at origination into a Seasonality Reserve.

Loan No. 31 – Four Points by Sheraton Louisville Airport – The borrower deposited $103,000 at origination into a Seasonality Reserve.

(17)	Loan No. 25 – Elms Hotel & Spa – The monthly escrow for FF&E is based on 3.0% of gross revenues for months 1-12, 4.0% of gross revenues for months 13-24, 5.0% of gross revenues for months 25-36, and 6.0% of gross revenues for months 37-60.

(18)	Loan No. 1 – 20 Times Square – The ESA for the Mortgaged Property noted two HRECs related to spills at the Mortgaged Property. The first HREC relates to a release of 400 gallons of petroleum on April 29, 2005. The New York State Department of Environmental Conservation (“NYSDEC”) granted this incident a “case closed” status following cleanup efforts. The second HREC relates to the delivery on December 21, 2012 of 800 gallons of No. 4 fuel oil into a disconnected fill pipe, which in turn pumped 800-gallons of fuel into the basement and into Con Ed vaults along the sidewalk. Following remediation efforts, the NYSDEC granted a “case closed” status on October 3, 2014. The ESA also noted that, with respect to both HRECs, because the Mortgaged Property has since been redeveloped, including a full footprint excavation down to three sub-cellar levels, any residual contamination would have likely been excavated and removed from the site as part of redevelopment activities.

Loan No. 2 – Riverfront Plaza – The Mortgaged Property was formerly equipped with a gasoline filling station on the central portion of the Mortgaged Property from 1964 through 1983, which included two underground storage tanks. A release of gasoline at the Mortgaged Property was reported in 1988. Based on the removal of the tanks, analytical results, regulatory closure, and redevelopment of the Mortgaged Property with five sub-grade parking levels and presumed removal of any remaining contaminated soils, the former underground storage tanks are considered a historic recognized environmental condition for which no further action is necessary.

Loan No. 3 – Torrance Technology Campus – The ESA for the Mortgaged Property identified multiple RECs, CRECs, and HRECs as a result of past releases of hazardous substances in connection with the prior on-site operations of Hughes Aircraft Company and The Boeing Co. (“Boeing”). Boeing has been established as the responsible party for investigating, monitoring and remediating on-site contamination at the Mortgaged Property. Boeing is required to facilitate ongoing remediation activities at the Mortgaged Property, and such remediation activities are conducted with regulatory oversight provided by the California Department of Toxic Substances Control. In connection with the remediation efforts, the Mortgaged Property is subject to land use covenant agreements (“LUC”) that restrict the land use and limit certain activity at the Mortgaged Property. The environmental consultant recommended that the related borrower comply with the LUCs and allow Boeing to complete remediation.

(19)	Loan No. 8 – AFIN Portfolio – The ESAs for the Mortgaged Properties did not note any recognized environmental conditions. However, the ESA for the Shoppes of West Melbourne Mortgaged Property indicated the former presence of a dry cleaner as a business environmental risk. In lieu of an environmental indemnitor, the related borrower sponsor provided an environmental insurance policy for the Shoppes of West Melbourne Mortgaged Property. The environmental insurance policy was issued by Berkeley Specialty Underwriting Managers, which has an A.M. Best rating of “A-” or

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better, with limits of $1,000,000 per occurrence and $1,000,000 in the aggregate. The environmental insurance policy provides coverage during the term of the Whole Loan and contains an optional three-year extension option.

Loan No. 10 – Griffin Portfolio II – The ESA for the Southern Company Services Headquarters Mortgaged Property identified a historical recognized environmental condition with respect to two diesel fuel underground storage tanks that were removed in 1994; no further action letters were subsequently issued by the Alabama Department of Environmental Management. The ESA also recommended indoor air quality monitoring of an area that underwent mold remediation in 2016 and implementation of the Legionella Risk Management Plan that was developed after legionella was identified in water systems in 2016. The lenders are insured under an environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, in the amount of $20,000,000 per incident and in the aggregate, with a $50,000 deductible per incident and an expiration date of December 22, 2026. Zurich North America has an S&P rating of “AA-”.

(20)	For more information see “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the preliminary prospectus.

(21)	Loan No. 23 – University Village – A monthly escrow for the Ground Lease Reserve is based on the underwritten ground lease amount of approximately $487,980.

(22)	Loan No. 1 – 20 Times Square – Historical financial and occupancy information is not available as the Improvement is scheduled to be completed in July 2018.

(23)	Loan No. 15 – Melbourne Hotel Portfolio – The U/W EGI is based on adjusted Most Recent EGI. Both the Hilton Melbourne Beach Oceanfront Mortgaged Property and the Doubletree Suites Melbourne Beach Mortgaged Property were closed for mandatory evacuation on September 8, 2017 due to Hurricane Irma. Following the hurricane, both Mortgaged Properties were temporarily closed while damage from the hurricane was repaired. The Doubletree Suites Melbourne Beach Mortgaged Property was fully operational by October 2, 2017 while the Hilton Melbourne Beach Oceanfront Mortgaged Property was fully operational by November 4, 2017. Adjusted Most Recent EGI replaces September and October 2017 room revenue with September and October 2016 room revenue to account for the impact from hurricane.

(24)	Loan No. 10 – Griffin Portfolio II – During a debt yield sweep period, the borrowers are required to deposit monthly into a replacement reserve (i) 1/12th of $0.10 per annum PSF of industrial space and (ii) 1/12th of $0.20 per annum PSF of office space, capped at two years’ worth of such deposits (currently estimated to be $723,557). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the borrowers are required to deposit monthly into the replacement reserve (i) 1/12th of $0.10 per annum PSF of industrial space and (ii) 1/12th of $0.20 per annum PSF of office space, capped at one years’ worth of such deposits (currently estimated to be $361,779). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the borrowers are required to resume monthly deposits to the replacement reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

(25)	Loan No. 10 – Griffin Portfolio II – During a debt yield sweep period, the borrowers are required to deposit monthly into a TI/LC Reserve (i) 1/12th of $0.50 per annum PSF of industrial space and (ii) 1/12th of $1.00 per annum PSF of office space, capped at two years’ worth of such deposits (currently estimated to be $3,617,786). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the borrowers are required to deposit monthly into the TI/LC Reserve (i) 1/12th of $0.50 per annum PSF of industrial space and (ii) 1/12th of $1.00 per annum PSF of office space, capped at one years’ worth of such deposits (currently estimated to be $1,808,893). Notwithstanding the foregoing, at any time the TI/LC Reserve balance falls below the applicable cap or an event of default exists, the borrowers are required to resume monthly deposits to the TI/LC Reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

(26)	Loan No. 6 – Travelers Tower I – The borrower deposited $1,267,691 at origination into three separate tenant allowances subaccounts comprised of $172,894 into a free rent reserve subaccount and $1,094,797 for outstanding tenant improvements including $759,220 into a MC reserve subaccount for the tenant Mortgage Center, L.C. and $335,577 into a GA reserve subaccount for the tenant Group Associates Inc.

(27)	Loan No. 2 – Riverfront Plaza – The total debt amortizes based on a non-standard amortization schedule as set forth on Annex F to the preliminary prospectus. The U/W NOI DSCR, U/W NCF DSCR and Total Debt UW NCF DSCR are calculated based on the aggregate of the twelve debt service payments commencing August 5, 2018.

Loan No. 4 – 5th Street Station – The Total Debt UW NCF DSCR is calculated based on the aggregate of the twelve debt service payments commencing on July 6, 2023 as the mezzanine A loan amortizes based on a non-standard amortization schedule after an initial 60-month interest-only period.

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(28)	Loan No. 3 – Torrance Technology Campus – The largest tenant at the Mortgaged Property, L3 Communications Corporation, may request at any time prior to October 1, 2019 that the borrower provide $4,000,000 to cover actual hard costs of certain construction of tenant improvements. The Whole Loan documents provide that the borrower will be liable for any and all losses incurred by the lender in connection with the borrower’s failure to provide such funds, provided that from and after the date that L3 Communications Corporation is no longer permitted, pursuant to the terms of L3 Communications Corporation’s lease, to request any portion of such funds, the borrower will no longer have recourse liability.

(29)	Loan No. 36 – City Line Apartments – The Mortgage Loan is structured with a BI Reserve (the “City Line BI Reserve”). At closing, the related borrower was required to deposit $1,000,000 into the City Line BI Reserve. Pursuant to the Mortgage Loan documents, the related borrower may deposit with the related lender a letter of credit in the amount of $1,000,000 (the “City Line BI Letter of Credit”) in order to cause the release of the $1,000,000 from the City Line BI Reserve. Upon the related borrower providing evidence to the related lender that the related borrower has purchased satisfactory business interruption insurance for the remaining term of the Mortgage Loan specifically relating to potential flood damage affecting the Mortgaged Property, (x) if the City Line BI Letter of Credit has not been deposited with the related lender, the related lender shall disburse the City Line BI Reserve funds to the related borrower, or (y) if the City Line BI Letter of Credit has been deposited with the related lender, the related lender shall return the City Line BI Letter of Credit to the related borrower.

A-1-20

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

UBS 2018-C11

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
$3,000,000	-	$5,000,000	6	$25,307,700	3.1%	5.457%	109	1.63	x	65.4%	56.0%
$5,000,001	-	$10,000,000	13	$92,673,948	11.5%	5.429%	114	1.73	x	60.1%	54.1%
$10,000,001	-	$15,000,000	8	$101,104,814	12.6%	5.196%	111	1.70	x	61.0%	53.5%
$15,000,001	-	$20,000,000	4	$67,977,068	8.5%	5.079%	111	1.71	x	61.1%	51.3%
$20,000,001	-	$25,000,000	8	$186,400,000	23.2%	5.053%	109	1.72	x	62.3%	59.4%
$25,000,001	-	$30,000,000	2	$55,500,000	6.9%	4.389%	116	2.31	x	57.5%	57.5%
$30,000,001	-	$35,000,000	3	$98,946,864	12.3%	4.995%	119	1.88	x	64.8%	55.8%
$35,000,001	-	$40,000,000	2	$76,000,000	9.5%	4.600%	119	2.72	x	49.8%	49.8%
$40,000,001	-	$50,000,000	2	$99,905,691	12.4%	4.086%	88	2.57	x	44.4%	38.8%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Mortgage Rates
						Weighted Averages(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
3.1080%	-	4.6000%	5	$168,700,000	21.0%	3.992%	100	2.61	x	48.7%	48.7%
4.6001%	-	4.8000%	5	$67,543,584	8.4%	4.708%	119	2.08	x	58.8%	53.5%
4.8001%	-	5.0000%	7	$167,504,061	20.8%	4.862%	112	2.23	x	49.4%	46.5%
5.0001%	-	5.2000%	7	$128,305,691	16.0%	5.091%	117	1.65	x	67.2%	60.3%
5.2001%	-	5.4000%	10	$124,761,205	15.5%	5.276%	119	1.61	x	67.2%	56.3%
5.4001%	-	5.6000%	5	$67,553,292	8.4%	5.453%	107	1.48	x	70.0%	61.8%
5.6001%	-	5.8000%	5	$47,905,743	6.0%	5.690%	94	1.50	x	59.0%	55.0%
5.8001%	-	6.2500%	4	$31,542,510	3.9%	6.061%	110	1.61	x	61.4%	50.2%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Property Type Distribution
					Weighted Averages(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds/Spaces	Cut-off Date Balance per Unit/Room/Pads NRA/Beds/Spaces(2)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	Occupancy(6)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Office	40	$292,066,648	36.3%	4,894,722	$156	4.866%	116	90.8%	1.86	x	63.3%	58.0%
Suburban	15	$143,931,364	17.9%	2,401,334	$130	4.969%	119	91.4%	1.83	x	63.6%	57.9%
CBD	2	$55,405,691	6.9%	967,174	$170	5.089%	118	85.0%	1.51	x	71.5%	61.4%
R&D	1	$40,000,000	5.0%	575,976	$163	4.420%	119	90.9%	2.27	x	71.4%	71.4%
Medical	20	$23,700,000	2.9%	785,947	$151	4.541%	118	89.1%	1.94	x	57.3%	57.3%
Data Center	1	$16,229,593	2.0%	43,927	$369	4.760%	119	100.0%	1.98	x	55.0%	44.9%
Urban	1	$12,800,000	1.6%	120,364	$106	4.865%	60	100.0%	2.18	x	21.0%	21.0%
Retail	27	$218,346,115	27.2%	4,295,721	$187	4.867%	114	93.7%	2.04	x	55.9%	52.1%
Anchored	20	$173,214,450	21.5%	3,920,914	$182	4.809%	118	93.5%	2.14	x	54.8%	52.5%
Shadow Anchored	3	$26,597,017	3.3%	174,876	$279	4.925%	100	95.7%	1.54	x	56.5%	47.0%
Unanchored	3	$12,341,768	1.5%	149,931	$89	5.355%	98	89.4%	1.86	x	64.7%	55.9%
Single Tenant	1	$6,192,880	0.8%	50,000	$124	5.244%	119	100.0%	1.52	x	65.2%	54.1%
Hospitality	8	$118,840,709	14.8%	1,575	$118,226	5.416%	117	75.4%	1.73	x	66.5%	53.8%
Full Service	6	$98,121,385	12.2%	1,335	$123,373	5.354%	117	75.1%	1.78	x	66.8%	53.9%
Select Service	1	$12,982,839	1.6%	115	$112,894	5.415%	119	77.1%	1.57	x	69.8%	55.9%
Extended Stay	1	$7,736,485	1.0%	125	$61,892	6.210%	118	76.5%	1.40	x	57.3%	49.0%
Other	2	$72,650,000	9.0%	131,066	$11,522	3.857%	65	N/A	3.02	x	31.7%	31.7%
Leased Fee	1	$50,000,000	6.2%	16,066	$16,494	3.108%	58	N/A	3.65	x	16.2%	16.2%
Mixed Use	1	$22,650,000	2.8%	115,000	$545	5.510%	81	100.0%	1.64	x	65.9%	65.9%
Mixed Use	5	$54,400,000	6.8%	541,561	$428	5.478%	106	94.5%	1.62	x	56.6%	55.1%
Office/Retail	2	$27,550,000	3.4%	59,975	$537	5.648%	92	90.4%	1.47	x	53.7%	53.7%
Medical Office/Retail	1	$14,250,000	1.8%	33,179	$429	4.907%	119	100.0%	1.98	x	60.1%	60.1%
Warehouse/Retail	1	$6,500,000	0.8%	432,141	$15	6.250%	120	98.6%	1.65	x	57.0%	44.5%
Retail/Office	1	$6,100,000	0.8%	16,266	$375	5.225%	120	96.3%	1.43	x	61.0%	61.0%
Industrial	6	$32,046,682	4.0%	2,244,498	$78	4.859%	119	100.0%	2.01	x	60.3%	56.0%
Warehouse	4	$21,536,682	2.7%	410,124	$71	5.125%	119	100.0%	2.01	x	60.3%	53.9%
Warehouse/Distribution	2	$10,510,000	1.3%	1,834,374	$92	4.315%	118	100.0%	2.01	x	60.2%	60.2%
Multifamily	2	$11,295,480	1.4%	339	$33,442	5.755%	82	97.3%	1.54	x	67.6%	62.2%
Garden	1	$7,000,000	0.9%	200	$35,000	5.780%	59	100.0%	1.59	x	71.4%	68.7%
Student Housing	1	$4,295,480	0.5%	139	$30,903	5.714%	119	92.8%	1.47	x	61.4%	51.7%
Self Storage	1	$4,170,452	0.5%	95,750	$44	5.526%	119	90.7%	1.35	x	72.5%	60.7%
Total/Weighted Average	91	$803,816,086	100.0%			4.913%	110	84.6%	1.98	x	58.4%	53.2%
Please see footnotes on page A-2-4.

A-2-1

UBS 2018-C11

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution
				Weighted Averages(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
New York	13	$148,743,415	18.5%	4.488%	88	2.32	x	41.8%	40.5%
New York City(4)	4	$107,600,000	13.4%	4.271%	76	2.53	x	34.6%	34.6%
California	10	$109,767,944	13.7%	4.876%	119	1.96	x	64.8%	63.8%
California – Southern(4)	7	$83,593,511	10.4%	4.784%	119	2.10	x	63.5%	63.5%
California – Northern(4)	3	$26,174,433	3.3%	5.172%	119	1.50	x	68.7%	64.5%
Virginia	4	$109,359,752	13.6%	4.989%	110	2.06	x	54.8%	48.0%
Florida	8	$73,001,489	9.1%	5.145%	113	1.82	x	67.8%	55.4%
Utah	3	$62,692,880	7.8%	4.844%	119	1.81	x	62.0%	55.6%
Texas	7	$45,257,993	5.6%	5.263%	119	1.49	x	70.3%	59.7%
Other	46	$254,992,614	31.7%	5.033%	115	1.92	x	61.3%	56.0%
Total/Weighted Average	91	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Cut-off Date LTV Ratios(2)(3)
						Weighted Averages(1)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
16.2%	-	45.0%	3	$98,800,000	12.3%	3.952%	80	3.30	x	20.4%	20.4%
45.1%	-	50.0%	3	$21,892,956	2.7%	5.137%	119	2.11	x	49.0%	46.8%
50.1%	-	55.0%	2	$40,229,593	5.0%	4.840%	118	2.03	x	54.8%	50.7%
55.1%	-	60.0%	7	$131,190,545	16.3%	4.876%	108	1.91	x	57.0%	54.6%
60.1%	-	65.0%	15	$205,320,001	25.5%	5.061%	119	1.83	x	62.1%	57.5%
65.1%	-	70.0%	13	$182,056,847	22.6%	5.241%	112	1.63	x	68.3%	58.4%
70.1%	-	74.8%	5	$124,326,144	15.5%	4.978%	115	1.71	x	72.6%	65.2%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Maturity Date or ARD LTV Ratios (2)(3)(5)
						Weighted Averages(1)
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
16.2%	-	40.0%	4	$104,442,956	13.0%	3.998%	83	3.23	x	21.9%	21.4%
40.1%	-	50.0%	9	$88,194,659	11.0%	5.388%	113	1.74	x	57.3%	47.9%
50.1%	-	55.0%	8	$135,756,259	16.9%	5.092%	119	1.74	x	63.9%	54.0%
55.1%	-	60.0%	12	$194,854,300	24.2%	4.966%	113	1.82	x	62.5%	57.1%
60.1%	-	65.0%	11	$197,017,911	24.5%	4.995%	117	1.77	x	65.9%	61.2%
65.1%	-	71.4%	4	$83,550,000	10.4%	4.951%	104	1.92	x	69.6%	69.4%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Underwritten NCF Debt Service Coverage Ratios(2)(3)
								Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios					Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
1.32	x	-	1.40	x	7	$90,800,352	11.3%	5.387%	118	1.36	x	67.8%	59.6%
1.41	x	-	1.50	x	7	$136,746,595	17.0%	5.146%	110	1.46	x	65.0%	56.4%
1.51	x	-	1.60	x	8	$80,636,922	10.0%	5.474%	113	1.56	x	67.5%	57.9%
1.61	x	-	1.70	x	6	$88,017,900	11.0%	5.337%	109	1.67	x	65.3%	56.4%
1.71	x	-	1.80	x	1	$3,000,000	0.4%	5.094%	120	1.78	x	60.6%	50.0%
1.81	x	-	1.90	x	2	$10,642,956	1.3%	4.934%	119	1.88	x	56.8%	46.6%
1.91	x	-	2.00	x	6	$99,671,360	12.4%	4.962%	115	1.96	x	61.1%	55.4%
2.01	x	-	2.25	x	3	$61,800,000	7.7%	4.654%	106	2.07	x	49.9%	49.9%
2.26	x	-	2.50	x	6	$146,500,000	18.2%	4.554%	118	2.35	x	61.7%	61.7%
2.51	x	-	3.65	x	2	$86,000,000	10.7%	3.816%	84	3.47	x	20.3%	20.3%
Total/Weighted Average					48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Please see footnotes on page A-2-4.

A-2-2

UBS 2018-C11

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity or ARD(5)
				Weighted Averages(1)
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
60	4	$74,141,768	9.2%	3.824%	58	3.10	x	25.1%	24.6%
84	2	$43,950,000	5.5%	5.578%	82	1.53	x	60.8%	60.8%
120	42	$685,724,318	85.3%	4.988%	118	1.88	x	61.9%	55.8%
Total/Weighted Average	48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Remaining Terms to Maturity or ARD(5)
						Weighted Averages(1)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
58	-	60	4	$74,141,768	9.2%	3.824%	58	3.10	x	25.1%	24.6%
81	-	84	2	$43,950,000	5.5%	5.578%	82	1.53	x	60.8%	60.8%
89	-	120	42	$685,724,318	85.3%	4.988%	118	1.88	x	61.9%	55.8%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Underwritten NOI Debt Yields(2)(3)
						Weighted Averages(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
7.4%	-	8.5%	4	$64,800,000	8.1%	5.330%	107	1.42	x	61.4%	61.4%
8.6%	-	9.5%	5	$80,570,452	10.0%	5.096%	108	1.65	x	66.8%	62.5%
9.6%	-	10.0%	1	$49,905,691	6.2%	5.066%	118	1.49	x	72.6%	61.4%
10.1%	-	10.5%	8	$143,845,424	17.9%	4.784%	115	1.83	x	63.4%	59.1%
10.6%	-	11.0%	5	$63,631,774	7.9%	5.046%	119	1.76	x	64.1%	57.6%
11.1%	-	11.5%	5	$122,536,682	15.2%	4.048%	93	2.71	x	41.3%	39.8%
11.6%	-	12.0%	2	$19,800,000	2.5%	5.188%	60	1.97	x	38.8%	37.9%
12.1%	-	12.5%	4	$40,212,432	5.0%	4.984%	119	1.91	x	61.8%	52.5%
12.6%	-	13.0%	3	$25,550,476	3.2%	5.217%	118	1.65	x	59.5%	49.4%
13.1%	-	13.5%	2	$42,060,263	5.2%	5.018%	119	2.28	x	61.2%	58.0%
13.6%	-	19.6%	9	$150,902,890	18.8%	5.220%	116	2.18	x	55.6%	47.1%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Amortization Types
				Weighted Averages(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Full IO	20	$431,450,000	53.7%	4.624%	106	2.30	x	51.4%	51.4%
Amortizing	21	$271,216,086	33.7%	5.268%	116	1.57	x	66.9%	54.8%
Partial IO	6	$94,150,000	11.7%	5.153%	117	1.68	x	65.3%	55.7%
Partial IO, ARD	1	$7,000,000	0.9%	5.780%	59	1.59	x	71.4%	68.7%
Total/Weighted Average	48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Loan Purposes
				Weighted Averages(1)
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Refinance	34	$565,454,690	70.3%	5.072%	114	1.84	x	59.8%	54.1%
Acquisition	12	$185,361,395	23.1%	4.529%	96	2.34	x	53.4%	49.4%
Recapitalization	2	$53,000,000	6.6%	4.569%	114	2.17	x	61.4%	56.9%
Total/Weighted Average	48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Please see footnotes on page A-2-4.

A-2-3

UBS 2018-C11

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pads/NRA/Beds/Spaces, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA/Beds/Spaces, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as 5th Street Station, the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV and Maturity Date or ARD LTV are based on the aggregate principal balance of the senior mortgage loan, without regard to the subordinate companion loan and net of the $7,500,000 achievement reserve (except for Cut-off Date Balance per SF and U/W NCF DSCR for which no achievement reserve adjustment was made). Including the subordinate companion loan but net of the $7,500,000 achievement reserve (except U/W NCF DSCR for which no achievement reserve adjustment was made), the U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV and Maturity Date or ARD LTV are 9.7%, 1.63x, 52.3% and 52.3%, respectively. When the $7,500,000 achievement reserve balance is not netted from the senior mortgage loan balance, the U/W NOI Debt Yield, Cut-off Date LTV and Maturity Date or ARD LTV are 16.3%, 31.0% and 31.0%, respectively. The stabilized appraisal value, which assumes that the mortgaged property reaches stabilized occupancy of 95.5% as of February 1, 2019, is $154,000,000. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan, the Cut-off Date LTV based on the stabilized appraisal value is 29.2% and 24.4%, respectively. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan and the subordinate companion loan, the Cut-off Date LTV based on the stabilized appraisal value is 54.1% and 49.2%, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as HTI Medical Office Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the "As-Is Portfolio Value" conclusion of $207,000,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $199,775,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values are 59.4% and 59.4%, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as Griffin Portfolio II the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the "As Portfolio” value conclusion of $415,500,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $395,690,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the aggregate stand-alone “As-Is” appraised values are 63.2% and 63.2%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Elms Hotel & Spa, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the "When-Complete" appraised value of $20,100,000 as of April 1, 2019, which assumes the completion of capital expenditures for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $18,300,000 as of March 7, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 70.8% and 54.9%, respectively. Both the “As-Is” and the “When-Complete” appraised values include the present value of tax incentives of $2,920,000 and $2,630,000, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as TownePlace Suites – Lombard, IL, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the "As-Complete" appraised value of $13,500,000 as of September 21, 2018, which assumes the completion of $1,654,759 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $11,100,000 as of March 21, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 69.7% and 59.6%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Riverfront Plaza, the U/W NCF DSCR is calculated based on a non-standard amortization schedule.

(4)	New York City includes zip codes at 10001 through 11697. “California—Northern” includes zip codes above 93600, and “California—Southern” includes zip codes at or below 93600.

(5)	With respect to an ARD loan, refers to the term through the related anticipated repayment date.

(6)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as 20 Times Square, there was no underwritten occupancy due to the leased fee property sub type.

A-2-4

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

A-3-2

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

A-3-3

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

HOTELS

1. The Pearl Hotel
2. Sanctuary Hotel New York
3. Hilton Garden Inn Times Square
4. Mayfair
5. Crowne Plaza Times Square
6. Sofitel New York
7. The Gallivant Times Square
8. Riu Plaza New York Times Square
9. Paramount Hotel
10. The Hotel Edison NYC
11. W Times Square Hotel
12. DoubleTree Suites by Hilton
13. Comfort Inn Midtown
14. New York Marriott Marquis
15. Kimpton Muse Hotel
16. Hyatt Centric Times Square New York
17. Hotel St. James
18. Cambria Hotel
19. The Row Hotel
20. Millennium Broadway
21. Night Theater District
22. AKA Times Square
23. Cassa Hotel
24. Algonquin Hotel
25. Sofitel
26. Iroquois New York Hotel
27. InterContinental NY-Times Square
28. Casablanca
29. Hotel Mela Times Square
30. The Mansfield
31. The Westin
32. Hilton Times Square
33. The Knickerbocker Hotel
34. Hilton Garden Inn
35. Hampton Inn
36. Hotel Shocard

FITNESS

1. New York Sports Club
2. Your-Movement Wellness
3. Althena Yoga
4. Swerve Fitness

RESTAURANTS

1. Natsumi
2. Blue Ribbon Sushi Bar
3. Bar SixtyFive
4. Rainbow Room
5. La Masseria
6. Playwright Restaurant
7. TSQ
8. Oceana
9. Suzuki
10. Del Frisco's Steak House
11. Olive Garden
12. Maple
13. Blue Fin
14. Bond 45
15. Langan's
16. Satsuki
17. Chazz Palminteri Italian
18. City Kitchen
19. Osteria Al Doge

SHOPPING

1. Duane Reade
2. Charles Tyrwhitt
3. Anthropologie
4. PiQ
5. Brookstone
6. M&M's World
7. Superdry
8. Nintendo
9. Gap
10. Linhardt Design
11. Avi & Co NY
12. Ultimate Diamond
13. Dreamstone
14. American Eagle Outfitters
15. Antique Corner
16. Kent New York
17. Jangmi
18. Line Friends Store
19. Old Navy
20. H&M
21. MUJI

CORPORATE PRESENCE

1. Instinet
2. Barclays
3. Natixis
4. NBC Studio
5. Rockefeller Group
6. Comcast
7. Morgan Stanley
8. News Corp. Building
9. The Fox News Channel
10. HBO
11. Bertelsmann
12. Viacom Intl.
13. Nickelodeon
14. Paramount Building
15. BMO Capital Markets
16. Thomson Reuters
17. Conde' Nast Publications
18. Bank of America Tower
19. Microsoft
20. Ernst & Young
21. O'Melveny & Myers

ATTRACTIONS

1. Ambassador Theatre
2. Carolines on Broadway
3. Rockefeller Center
4. Top of the Rock
5. Eugene O'Neill Theatre
6. Walter Kerr Theatre
7. Christie's
8. Samuel J. Friedman Theatre
9. Longacre Theatre
10. Barrymore Theatre
11. Cort Theatre
12. Brooks Atkinson Theatre
13. Lunt-Fontanne Theatre
14. Times Square
15. Palace Theatre
16. Richard Rodgers Theater
17. Music Box Theatre
18. Lyceum Theatre
19. Al Hitchfeld Theatre
20. John Golden Theatre
21. Gerald Schoenfeld Theatre
22. Booth Theatre
23. Majestic Theatre
24. Broadhurst Theatre
25. Shubert Theatre
26. Belasco Theatre
27. St. James Theatre
28. Helen Hayes Theatre
29. The Tony Kiser Theater
30. The Elektra Theatre
31. American Airlines Theatre
32. Lyric Theatre
33. New Victory Theater
34. New Amsterdam Theatre
35. Nederlander Theatre
36. Madame Tussauds/Ripley's Believe It or Not!

CAFES

1. Donna Bell's Bake Shop
2. Zibetto Espresso Bar
3. Baked by Melissa
4. Financier Patisserie
5. Arcade Cafe
6. Frisson Espresso
7. For Five Coffee Roasters
8. Corso Coffee
9. Gotan
10. Dough Doughnuts

50TH ST/ BROADWAY
50TH ST
W. 50th St.
W. 49th St.
49TH ST
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
8th Ave.
7th Ave.
6th Ave.
Broadway
Midtown
Theater District
TIMES SQUARE
ROCKEFELLER CENTER
ROCKEFELLER CTR.
Marsh & McLennan Public Space
42ND ST/ TIMES SQ.
42ND ST/ PORT AUTHORITY
20 Times Square
20 Times Square
New York, NY 10036
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
Chelsea
MANHATTAN
East River
Williamsburg
HUDSON COUNTY
Greenwich Village
Hoboken
Hudson River
SoHo
Little Italy
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

A-3-4

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10036
				General Property Type(5):	Other
Original Balance(1):	$50,000,000			Detailed Property Type(5):	Leased Fee
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	6.2%			Year Built/Renovated:	N/A
Loan Purpose:	Acquisition			Size:	16,066 SF
Borrower Sponsor:	Mark Siffin			Cut-off Date Balance per SF(1):	$16,494
Mortgage Rate:	3.1080%			Maturity Date Balance per SF(1):	$16,494
Note Date:	4/27/2018			Property Manager:	Self-managed
First Payment Date:	6/5/2018
Maturity Date:	5/5/2023
Original Term to Maturity	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(6):	(a) $30,443,635	(b) $111,452,732
Prepayment Provisions(2):	LO (26); DEF (31); O (3)			UW NOI Debt Yield(1)(6):	(a) 11.5%	(b) 42.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1)(6):	(a) 11.5%	(b) 42.1%
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NCF DSCR(1)(6):	(a) 3.65x	(b)12.91x
Additional Debt Balance(1)(3):	$215,000,000/$485,000,000/$150,000,000			Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(7):	N/A
Reserves(4)				3rd Most Recent NOI(7):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	N/A
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(7):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Replacements:	$0	$0	N/A	Appraised Value (as of)(6):	$1,636,000,000 (1/31/2018)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(1)(6):	(a) 16.2%	(b) 11.1%
Debt Service Reserve:	$5,200,000	$0	N/A	Maturity Date LTV Ratio(1)(6):	(a) 16.2%	(b) 11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$750,000,000	78.2%	Purchase Price:	$900,000,000	93.8%
Mezzanine Loan(1):	$150,000,000	15.6%	Closing Costs:	$53,899,275	5.6%
Borrower Equity:	$59,099,275	6.2%	Reserves:	$5,200,000	0.5%
Total Sources:	$959,099,275	100.0%	Total Uses:	$959,099,275	100.0%

(1)	The 20 Times Square Mortgage Loan (as defined below) is part of the 20 Times Square Whole Loan (as defined below), which is comprised of sixteen senior promissory notes with an aggregate principal balance of $265,000,000 and three subordinate companion notes with an aggregate principal balance of $485,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the 20 Times Square Senior Loan (as defined below), without regard to the 20 Times Square Subordinate Companion Loan (as defined below). Including the 20 Times Square Subordinate Companion Loan, the Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $46,682, $46,682, 4.1%, 4.1%, 1.29x, 45.8% and 45.8%, respectively.

(2)	Following the lockout period, the 20 Times Square Borrower (as defined below) has the right to defease the entire 20 Times Square Whole Loan, on any date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) April 27, 2022. In addition, the 20 Times Square Whole Loan is prepayable without penalty on or after March 5, 2023.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The 20 Times Square Whole Loan is secured by the borrower’s fee simple interest in a land parcel, totaling 16,066 SF (the “Fee” or the “20 Times Square Property”), beneath a newly constructed 42-story mixed-use building (the “Leasehold” or the “Improvement”) located at 701 Seventh Avenue (at the corner of West 47th Street) in Times Square, New York, New York.

(6)	Underwriting and Financial Information is based on (a) the average annual ground lease payment due under the ground lease during the loan term described below under “The Property,” and (b) the “look-through” of Leasehold (non-collateral) NOI of $111,452,732, representing stabilized appraisal cash flow as of June 2023, as described below under “Operating History and Underwritten Net Cash Flow”. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on (a) the as-is Fee appraised value as of January 31, 2018 of $1,636,000,000, and (b) the as-complete Fee and Leasehold (non-collateral) appraised value of $2,385,100,000, which reflects the value of a newly constructed 42-story mixed-use building, which is not part of the collateral for the 20 Times Square Whole Loan, plus the value of the Fee (collateral).

(7)	Historical financial and occupancy information are not available as the Improvement is scheduled to be completed in July 2018.

The Mortgage Loan. The largest mortgage loan (the “20 Times Square Mortgage Loan”) is part of a whole loan (the “20 Times Square Whole Loan”) evidenced by (i) sixteen pari passu senior promissory notes with an aggregate original principal amount of $265,000,000 (collectively, the “20 Times Square Senior Loan”) and (ii) three promissory notes with an aggregate original principal amount of $485,000,000, that are subordinate to the 20 Times Square Senior Loan (collectively, the “20 Times Square Subordinate Companion Loan”). The 20 Times Square Mortgage Loan is secured by a first priority lien on the 20 Times Square Borrower’s (as defined below) fee simple interest in a land parcel totaling 16,066 SF, beneath a newly constructed mixed-use building consisting of hotel, retail and digital signage components located at 701 Seventh Avenue (at the corner of West 47th Street) in Times Square, New York, New York. The Improvement will not be collateral for the 20 Times Square Whole Loan. The 20 Times Square Borrower also holds technical legal title to the Improvement. However, since the Improvement has been 100.0% leased to the ground lessee pursuant to the Ground Lease (as defined

A-3-5

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

below), the 20 Times Square Borrower will only receive the rental income from the Ground Lease and not from the operation of any of the Improvement. Therefore, we refer to the Improvement as not being collateral for the 20 Times Square Whole Loan.

Promissory Notes A-2-A-1 and A-2-A-3 with an aggregate original principal balance of $50,000,000, represent the 20 Times Square Mortgage Loan, and will be included in the UBS 2018-C11 Trust. The 20 Times Square Whole Loan is serviced pursuant to the trust and servicing agreement for the 20 Times Square Trust 2018-20TS. The below table summarizes the remaining senior promissory notes, which are currently held by Natixis, Column Financial, Inc. and China Merchants Bank Co., Ltd., New York Branch and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement”.

20 Times Square Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$32,500,000	$32,500,000	20 Times Square Trust 2018-20TS	No
Note A-2-A-2	$25,000,000	$25,000,000	20 Times Square Trust 2018-20TS	No
Note A-1-B	$49,100,000	$49,100,000	20 Times Square Trust 2018-20TS	No
Note A-1-C	$4,700,000	$4,700,000	20 Times Square Trust 2018-20TS	No
Note A-2-C-2-B	$3,700,000	$3,700,000	20 Times Square Trust 2018-20TS	No
Note A-2-A-1	$30,000,000	$30,000,000	UBS 2018-C11	No
Note A-2-A-3	$20,000,000	$20,000,000	UBS 2018-C11	No
Note A-2-A-4	$10,000,000	$10,000,000	Natixis	No
Note A-2-A-5	$10,000,000	$10,000,000	Natixis	No
Note A-2-A-6	$5,000,000	$5,000,000	Natixis	No
Note A-2-B-1	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-B-2	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-B-3	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-B-4	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-C-1	$7,350,000	$7,350,000	China Merchants Bank Co., Ltd., New York Branch	No
Note A-2-C-2-A	$3,650,000	$3,650,000	China Merchants Bank Co., Ltd., New York Branch	No
Note A-B-1	$242,500,000	$242,500,000	20 Times Square Trust 2018-20TS	Yes
Note A-B-2	$206,900,000	$206,900,000	20 Times Square Trust 2018-20TS	No
Note A-B-3	$35,600,000	$35,600,000	20 Times Square Trust 2018-20TS	No
Total	$750,000,000	$750,000,000

The proceeds of the 20 Times Square Whole Loan and the mezzanine loan with an original principal amount of $150,000,000 (the “20 Times Square Mezzanine Loan”), together with approximately $59,099,275 of borrower sponsor’s equity, were used to acquire on the 20 Times Square Property, pay closing costs and fund reserves. An affiliate of the borrower sponsor acquired the Improvement and is the Leasehold owner/ground tenant.

(1)	Cumulative Loan Per SF is calculated based on 16,066 SF.

(2)	Based on (a) the as-is Fee appraised value of $1,636,000,000 as of January 31, 2018 and (b) the as-complete Fee and Leasehold (non-collateral) appraised value of $2,385,100,000, which reflects the value of a newly constructed 42-story mixed-use building, which is not part of the collateral for the 20 Times Square Whole Loan, plus the value of the Fee (collateral)

(3)	Based on (a) the UW Ground Rent of $30,443,635 and (b) the look-through of Leasehold (non-collateral) NOI of $111,452,732, representing stabilized appraisal cash flow as of June 2023. See “Operating History and Underwritten Net Cash Flow” below for further discussion.

(4)	Based on an interest rate of 3.1080% on the 20 Times Square Senior Loan, 3.1080% on the 20 Times Square Subordinate Companion Loan and 5.1000% on the 20 Times Square Mezzanine Loan. See “Mezzanine Loans and Preferred Equity” below for further discussion of the 20 Times Square Mezzanine Loan. Based on (a) the UW Ground Rent of $30,443,635 and (b) the look-through of Leasehold (non-collateral) NCF of $107,777,732, representing stabilized appraisal cash flow as of June 2023. See “Operating History and Underwritten Net Cash Flow” below for further discussion

(5)	Based on the year five contractual ground rent of $31,661,141, the Cumulative UW NCF DSCR is 1.01x. At origination of the 20 Times Square Whole Loan, $5,200,000 was reserved in a debt service reserve.

(6)	Implied Equity is based on the as-is Fee appraised value of $1.636 billion, less total debt of $900.0 million.

A-3-6

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

The Borrower and the Borrower Sponsor. The borrower is 20 TSQ GroundCo LLC (the “20 Times Square Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the 20 Times Square Borrower delivered a non-consolidation opinion in connection with the origination of the 20 Times Square Whole Loan. The 20 Times Square Borrower is indirectly owned by Mark Siffin.

The non-recourse carveout guarantor and borrower sponsor of the 20 Times Square Whole Loan is Mark Siffin, who is the chairman and CEO of Maefield Development. Maefield Development is a privately owned real estate company formed in 1991. The company has successfully acquired, entitled, developed or sold in excess of 6 million SF of retail, office, single-family and multi-family residences. The company has interests in over $9.0 billion of properties (including the 20 Times Square Property and the Improvement) currently under development or in operation. Information available from various public sources includes allegations that between 1971 and 1986 Mark A. Siffin was investigated, arrested, charged or indicted with respect to certain offenses. In particular, court records indicate that Mr. Siffin was charged in 1973 with unlawful possession of heroin with intent to distribute and served approximately 18 months’ probation. In addition, Mr. Siffin was indicted in 1982 by a federal grand jury as part of a conspiracy to distribute marijuana and in 1986 for felony possession of a firearm; both indictments were dismissed before commencement of trial. In addition, according to news sources, in 2002 Mr. Siffin was the managing member of the Sunset Millennium multi-use development project in West Hollywood, California, which was subject to local opposition, including accusations that contributions to a charitable project closely associated with a city councilman were connected to the city council’s approval of certain billboard signage rights. Mr. Siffin’s role as managing member was subsequently terminated. See “Risk Factors—Risks Relating to the Whole Loan—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance”.

The Property. The 20 Times Square Property consists of a rectangular-shaped parcel of land totaling 16,066 SF situated along the northeasterly corner of Seventh Avenue and West 47th Street in Times Square, New York, New York. The collateral does not include the Improvement constructed on such parcel of land. The Improvement consists of a newly constructed 42-story building containing three components: 74,820 SF of retail space (the “Retail Component”), 18,000 SF of digital signage (the “Signage Component”) and a 452-room luxury hotel (the “Hotel Component”) with multiple food and beverage venues branded as an Edition Hotel by Marriott (the “Edition”). The Improvement features 250 linear feet fronting Times Square serving 74,820 SF of retail space, and 18,000 SF of the digital signage facing directly onto Duffy Square. The Retail Component and Signage Component are both complete with two retail tenants open for business. The borrower sponsor anticipates the Improvement will be completed in July 2018 at a total project cost of $1.2 billion ($3,359 SF). The leasehold mortgage loan documents require that the Improvement be completed by December 31, 2018 and the failure to complete the Improvement by such date will be an event of default under the leasehold mortgage loan. The Improvement is not collateral for the 20 Times Square Whole Loan.

Each of the Improvement components is discussed below:

The Retail Component. The Retail Component is comprised of three Times Square-facing storefronts and is 68.9% leased and occupied as of April 25, 2018. The Retail Component includes the first four floors of the podium plus two below-grade levels and 250 linear feet of Times Square frontage, of which two storefronts are leased, one to the CDS NFL Event, L.L.C. (the “NFL Experience”), a joint-venture between Cirque du Soleil and the National Football League (43,130 SF spread across six levels), and one to The Hershey Company (“Hershey’s Chocolate World”) (8,440 SF). The remaining corner storefront is currently being marketed for leasing (23,250 SF across three levels). The Hershey Company (Moody’s: A1 / S&P: A) is one of the largest confectionary manufacturers in the world. The location is replacing their longtime Times Square location at 1593 Broadway at the southwest intersection of 48th Street and Broadway. The new space is triple the size of their previous store. The NFL Experience will be representative of a high-quality experiential retail facility that will span four floors and will include a 350-seat state-of-the-art theater with show production by NFL Films, and brings together the NFL and Cirque du Soleil, two names in sports and entertainment, to create a destination in the heart of Times Square. The remaining 23,250 SF of space is located at the center of the base and offers the most frontage to Times Square within the retail configuration at the Improvement.

The Signage Component. The LED signage component comprises a total surface area of 18,000 SF. The Improvement has five signs, of which three are allocated to the retail tenants. Both the CDS NFL Event, L.L.C. and The Hershey Company’s retail tenants have LED signage panels as part of their leases. It is assumed that an additional available LED panel will be included as part of the lease for the presently vacant retail space. The remaining signage is currently managed by Clear Channel Outdoor, Inc., under an interim marketing agreement until completion of the project. Under the interim marketing agreement, Clear Channel Outdoor, Inc. will manage the sourcing, scheduling, selling and display of all third-party advertising on the sign splitting the revenue from this activity according to a 20/80 ownership split between themselves and the borrower sponsor.

The Hotel Component. The Hotel Component will operate as an Edition, a luxury, lifestyle hotel brand that is part of Marriott Hotel Corporation. Edition is a joint-venture between Marriott Hotel Corporation and Ian Schrager, whereby Marriott provides operational and distribution expertise and Ian Schrager provides conceptual and design expertise. The Edition brand currently comprises six properties with 1,470 rooms in London, New York, Miami Beach, Bodrum, Sanya, and Barcelona; 16 hotels with 3,625 rooms are in the development pipeline with Abu Dhabi, Bangkok, Times Square, Shanghai, and West Hollywood projected for 2018 openings. Edition properties are positioned in the luxury tier of the Smith Travel Research chain scale. Due to the small size of the Edition portfolio, Marriott does not provide composite occupancy and average rate for the Edition brand. The Edition will be the centerpiece of the Improvement and occupy floors seven through 42. The hotel is the first hotel in Times Square to have been conceived to incorporate Times Square as part of the visiting experience and is the only one to offer outdoor space where a visitor can look into Times Square. The hotel will have an elevator lobby off West 47th Street, which will provide direct access to the hotel lobby on level 10 and to the restaurants, bars, and cabaret located on levels seven, nine and 11. The hotel’s public space interiors, conceptualized by Ian Schrager and executed by Yabu Pushelberg, will be in classic modern style, reflecting the rethinking of traditional grand hotels. The Improvement will feature four floors of food and beverage offerings, which will be open to the public and will leverage the 20 Times Square Property’s location. The hotel’s entertainment venues will include two restaurants, three bars, and a cabaret room. In addition, floors seven, nine, 10 and 11 will have outdoor terraces which will include a seasonal enclosed restaurant/event space, beer garden, and cocktail terraces. The terraces are situated to offer views of Times Square. According to the borrower sponsor, the food and beverage operation is expected to be managed by Starr Restaurant Organization, LP (although the agreement between the 20 Times Square Borrower and Starr Restaurants has not been finalized and executed). Starr Restaurants is a group of restaurants located in Philadelphia, New York, New Jersey, Washington D.C., Florida, and Paris. The organization is headed by founder and CEO Stephen Starr, an American restaurateur and former entertainment promoter. The project construction is partially complete. The Edition is in the midst of installation of fixtures, fittings and furnishings. The Hotel Component is expected to open on July 1, 2018.

At origination, the 20 Times Square Property is encumbered by a 99-year ground lease (the “Ground Lease”), with no termination option, to an affiliate of the 20 Times Square Borrower, with an initial ground rent of $29.25 million, subject to 2.0% annual increases in years two through five, and 2.75% annual increases thereafter.

The following table presents a summary regarding the Retail Component tenants at the 20 Times Square Property:

A-3-7

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

Retail Component Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant SF	Approximate % of SF	Lease Expiration	Annual Rent	PSF	Breakpoint	% Over Breakpoint
CDS NFL Event, L.L.C. (Ground)	NR/NR/NR	1,030	1.4%	2/28/2028	$2,163,000	$2,100.00	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (2nd Floor)	NR/NR/NR	13,100	17.5%	2/28/2028	$3,275,000	$250.00	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (3rd Floor)	NR/NR/NR	12,500	16.7%	2/28/2028	$1,562,000	$124.96	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (4th Floor)	NR/NR/NR	12,500	16.7%	2/28/2028	$1,250,000	$100.00	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (Storage)	NR/NR/NR	4,000	5.3%	2/28/2028	$0	$0.00	$100,000,000(2)	5.0%(2)
The Hershey Company (Ground)	NR/A1/A	6,940	9.3%	3/31/2037	$9,100,000	$1,311.24	$40,000,000(3)	8.0%
The Hershey Company (Storage)	NR/A1/A	1,500	2.0%	3/31/2037	$0	$0.00	$40,000,000(3)	8.0%
Occupied Total		51,570	68.9%		$17,350,000	$336.44
Vacant - Lower Level 2		8,920	11.9%		$1,784,000	$200.00(4)
Vacant - Lower Level 1		11,370	15.2%		$2,842,500	$250.00(4)
Vacant - Ground Floor		2,960	4.0%		$7,400,000	$2,500.00(4)
Total Vacant Space		23,250	31.1%		$12,026,500	$517.27
Improvement Total		74,820	100.0%		$29,376,500	$392.63

(1)	Information is based on the underwritten rent roll.

(2)	Breakpoint reflects aggregate sales. Breakpoint means an amount equal to $50,000,000 for each lease year until the date on which landlord has been paid $10,000,000 in the aggregate of percentage rent (the “Initial Percentage Rent Period”) and thereafter $100,000,000 for each lease year. The percentage rent rate means 10.0% during the Initial Percentage Rent Period and thereafter 5.0%.

(3)	Breakpoint reflects aggregate sales.

(4)	Vacant space is grossed up to the appraisal market rent assumptions.

The Market. The 20 Times Square Property is located within the Times Square section of the Midtown section of Manhattan, proximate the Theater District. The Times Square neighborhood is bounded by West 53rd Street to the north; West 42nd Street to the south; Sixth Avenue to the east; and Eighth Avenue to the west. The Theater District is defined as being bounded between Broadway and Eighth Avenue from the low-West 40s to the low-West 50s. Times Square is a small land area of significant consequence. Per the appraisal, though it comprises only 0.1% of New York City’s land area, Times Square supports 10% of the city’s jobs and generates 11% of its economic output. With over 170,000 workers, over 17,000 hotel rooms, and approximately 29 million SF of office space, the district is a major commercial, retail and entertainment center.

The 20 Times Square Property is located within northern periphery of what is commonly known as the “bowtie” section of Times Square. The bowtie (named for its bowtie shape) forms the heart of the Times Square neighborhood and is defined as the area bounded by Broadway and Seventh Avenue between West 42nd and West 47th Streets. The heart of Midtown, Times Square is a hub in the MTA subway network with five subway stations within the district boundaries. There are local and express service subway stations along Lexington/Park Avenue (No. 4, 5 and 6), Sixth Avenue (B, D, F, M), Seventh Avenue/Broadway (N, Q, R), Seventh Avenue (No. 1, 2, 3) and Eighth Avenue (A, C, E) as well as crosstown subway lines on 14th Street (L), 42nd Street (S and No. 7), 53rd Street (E) and 59th Street (N, Q, R). The No. 7 train extends to West 34th Street and Eleventh Avenue, completed in 2014, thereby linking Midtown Manhattan to the 26-acre Hudson Yards, where plans are underway to construct a 12.9 million SF mixed-use office, residential and hotel district. The PATH train provides access from West 33rd Street and south along Sixth Avenue to the New Jersey cities of Newark, Hoboken and Jersey City.

New York City is one of the nation’s premier tourist destinations. According to NYC & Company, New York City has been breaking records of visitors for the past five years: 50 million in 2011, 52 million in 2012, 54.3 million in 2013, 55.0 million in 2014, 58.3 million in 2015, and 60.3 million in 2016. According to the Times Square Alliance, the Times Square district had approximately 334,039 daily visitors in December 2017. On its busiest days, daily traffic in this neighborhood can exceed 480,000 persons. In the Duffy Square area of the bowtie, average daily pedestrian traffic past the 20 Times Square Property site averages 177,929 per day (as of August 2017), an over 40.0% increase in daily traffic since June 2014. A true “24/7” neighborhood, statistics indicate average daily pedestrian traffic in the bowtie at 66,000 persons between 7pm and 1am. On an average weekday, at least half a million people commute to the Times Square area via all forms of public transportation. Per the appraisal, annual visitors to the Times Square area are estimated to be in excess of 2 million people.

According to a third party market research report, as of the 4th quarter of 2017, the average asking rent in the Times Square “bowtie” spanning Broadway and Seventh Avenue, from West 42nd Street to West 47th Street, was $2,020, up from $1,977 PSF in the previous quarter, and down 1.9% from one year ago. An additional third party market research report suggests slightly better performance, with asking rents in the bowtie at $2,187 PSF as of the 1st quarter of 2017, down only 3.1% from the prior year quarter. However, current asking rents are up over 220.0% from five years ago when rents registered only $691 PSF. According to the appraisal, this corridor experienced the greatest five-year growth in asking rents compared to all other submarkets tracked.

According to the appraisal, the Hotel Component’s defined primary competitive marketplace includes eleven properties, including The Muse by Kimpton, Hyatt Centric Times Square, InterContinental Times Square, Westin Times Square, Andaz Fifth Avenue, The Chatwal, Langham Place Fifth Avenue, the Renaissance Times Square, The London NYC, the W Times Square, and The NoMad Hotel. The eleven primary competitors range in size from 76 to 873 rooms and collectively contain an aggregate of 4,197 rooms (including the seven-room addition to the Renaissance in February 2016).

A-3-8

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

Primary competitive properties to the Hotel Component are shown in the table below:

Competitive Property Summary
Hotel	No. of Rooms	Percentage Competitive	Competitive Rooms	Estimated 2017
				Occupancy	Average Rate	RevPAR
Kimpton The Muse	200	100%	200	85%-90%	$290-$300	$255-$265
Hyatt Centric Times Square	487	100%	487	90%-95%	$320-$330	$300-$310
InterContinental New York Times Square	607	100%	607	90%-95%	$300-$310	$270-$280
Westin New York @ Times Square	873	100%	873	95%-100%	$290-$300	$275-$285
Andaz Fifth Avenue	184	100%	184	90%-95%	$420-$430	$385-$395
The Chatwal	76	100%	76	80%-85%	$595-$605	$485-$495
Langham Place Fifth Avenue	214	100%	214	80%-85%	$555-$565	$445-$455
Renaissance New York Times Square	317	100%	317	85%-90%	$295-$305	$255-$265
The London NYC	562	100%	562	80%-85%	$400-$410	$335-$345
W New York Times Square	509	100%	509	95%-100%	$315-$325	$300-$310
The NoMAD	168	100%	168	85%-90%	$370-$380	$325-$335
Total/Wtd. Avg.	4,197		4,197	90.4%	$341.92	$309.22

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 20 Times Square Property:

Cash Flow Analysis
Revenues	In Place Contractual Ground Rent	Year Five Contractual Ground Rent	UW Ground Rent(1)
Base Rent	$29,250,000	$31,661,141	$30,443,635
Total Gross Potential Income	$29,250,000	$31,661,141	$30,443,635
Less: Vacancy	$0	$0	$0
Effective Gross Income	$29,250,000	$31,661,141	$30,443,635
Total Expenses	$0	$0	$0
Net Operating Income	$29,250,000	$31,661,141	$30,443,635
Net Cash Flow	$29,250,000	$31,661,141	$30,443,635

(1)	Reflects average ground rent payment over a five-year period. At origination, the Improvement is encumbered by a 99-year ground lease, to an affiliate of the 20 Times Square Borrower, with an initial ground rent of $29.25 million, 2.0% annual increases in year two through five, and 2.75% increases thereafter.

A-3-9

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

The following table presents certain information relating to the stabilized appraised net cash flow of the non-collateral Improvements:

Look-Through of Leasehold Interest (Non-Collateral)(1)
Stabilized Appraised NCF
Retail Component
Gross Potential Rent	$37,204,749
Percentage Rent	$10,328,715
Expense Reimbursement	$742,314
Total Gross Potential Income	$48,275,778
Less: Vacancy	($103,287)
Effective Gross Income	$48,172,491
Total Operating Expenses	$4,979,225
Net Operating Income	$43,193,266
Replacement Reserves	$0
TI/LC	$0
Net Cash Flow	$43,193,266

Signage Component
Gross Potential Rent	$18,977,424
Signage Reserve	($113,958)
Net Cash Flow	$18,863,466

Hotel Component
Occupancy	88.0%
ADR	$529.00
RevPAR	$465.96
Room Revenue	$76,874,000
F&B Revenue	$44,602,000
Other Departmental Revenue	$1,008,000
Total Revenue	$122,484,000
Operating Expenses	$44,713,000
Undistributed Expenses	$22,780,000
Gross Operating Profit	$54,991,000
Total Fixed Charges	$5,595,000
Net Operating Income	$49,396,000
FF&E	$3,675,000
Net Cash Flow	$45,721,000

Total Net Cash Flow	$107,777,732

(1)	Look-through analysis reflects stabilized appraised cash flow in June 2023. Prior historical operating information is unavailable as the Improvement is scheduled to be completed in July 2018.

Escrows and Reserves. The 20 Times Square Borrower deposited $5,200,000 for 20 Times Square Whole Loan and 20 Times Square Mezzanine Loan debt service shortfalls. Ongoing tax and insurance reserves are not required as long as (i) no event of default under the 20 Times Square Whole Loan documents has occurred and is continuing, (ii) no Ground Lease Trigger (as defined below) has occurred and is continuing, (iii) the ground lessee is responsible, pursuant to the terms of the ground lease, for the direct payment or reimbursement of all taxes and insurance premiums and no default has occurred under the ground lease, (iv) the ground lease has not been terminated nor has the 20 Times Square Borrower accepted a surrender thereof, and (v) the lender receives evidence satisfactory to the lender that all taxes and insurance premiums have been timely paid no later than fifteen days prior to the date the taxes and/or insurance premiums, as applicable, would become delinquent.

Lockbox and Cash Management. The 20 Times Square Whole Loan provides for a hard lockbox with in-place cash management. The 20 Times Square Borrower will be required to cause all rents and other revenues from the 20 Times Square Property to be paid directly into a clearing account. Funds deposited into the clearing account are required to be swept on a daily basis into deposit account, and applied and disbursed in accordance with the 20 Times Square Whole Loan documents. The lender will establish sub-accounts at the deposit bank for certain items including ongoing escrows and reserves required by the 20 Times Square Whole Loan documents. In addition, during a Cash Sweep Period (as defined below), all the excess cash flow from the 20 Times Square Property (after debt service, required escrows and reserves and approved operating expenses) will be swept into an account controlled by the lender and held as cash collateral for the 20 Times Square Whole Loan. The up-front and ongoing expenses of maintaining the clearing account and deposit account, and any other accounts maintained pursuant to the 20 Times Square Whole Loan documents, is the responsibility of the 20 Times Square Borrower. The clearing account and the deposit account will be under the sole control and dominion of the lender and the 20 Times Square Borrower will have no right of withdrawal therefrom.

A “Cash Sweep Period” will commence on the occurrence of any of the following: (i) an event of default under 20 Times Square Whole Loan documents or (ii) (A) an event of default under the Ground Lease with respect to the 20 Times Square Property, (B) the giving of written notice by ground lessee of its intention to terminate the Ground Lease, (C) the termination or cancellation of the Ground Lease by either the 20 Times Square Borrower or ground lessee through the institution of legal action without lender’s consent, (D) the Ground Lease is otherwise terminated or cancelled or otherwise is not in full

A-3-10

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

force or effect, or (E) the occurrence of a bankruptcy action with respect to the ground lessee which is not discharged within 90 days (each, a “Ground Lease Trigger”). A Cash Sweep Period will end if (1) the 20 Times Square Whole Loan, and all other obligations under the 20 Times Square Whole Loan documents have been repaid in full or (2) in the case of a Cash Sweep Period triggered by an event described in clauses (i) or (ii) above, for six consecutive months since the commencement of the most recent Cash Sweep Period (A) the lender accepts the cure of the event of default and no default or event of default under the 20 Times Square Whole Loan or the Ground Lease has occurred and is continuing, (B) the Ground Lease Trigger has been cured and no other Ground Lease Trigger has occurred and is continuing, and (C) no event that could trigger another Cash Sweep Period has occurred.

Additional Secured Indebtedness (not including trade debts). In addition to the 20 Times Square Mortgage Loan, the 20 Times Square Property also secures fourteen additional pari passu senior notes, which combined with the 20 Times Square Mortgage Loan comprise the 20 Times Square Senior Loan with an aggregate original principal balance of $265,000,000, and three subordinate notes with an aggregate original principal balance of $485,000,000 comprising the 20 Times Square Subordinate Companion Loan. Note A-B-1, A-B-2 and A-B-3 are pari passu with one another, accrue interest at a rate of 3.1080% and are entitled to payments of interest on a subordinate basis to the 20 Times Square Senior Loan. The 20 Times Square Mortgage Loan along with the other notes that comprise the 20 Times Square Senior Loan are each pari passu in right of payment and the 20 Times Square Senior Loan is senior in right of payment to the 20 Times Square Subordinate Companion Loan. The holders of the 20 Times Square Mortgage Loan, the other notes that comprise the 20 Times Square Senior Loan and the 20 Times Square Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 20 Times Square Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

Mezzanine Loan and Preferred Equity. The 20 Times Square Mezzanine Loan is secured by the equity in the 20 Times Square Borrower, has an original principal balance $150,000,000 and accrues interest at a rate of 5.1000% per annum and is coterminous with the 20 Times Square Whole Loan. The 20 Times Square Mezzanine Loan is interest-only for the first 60 months. Including the 20 Times Square Whole Loan and the 20 Times Square Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR, UW NOI Debt Yield and UW NOI Debt Yield at Maturity are 55.0%, 55.0%, 0.97x, 3.4% and 3.4%, respectively. The lenders of the 20 Times Square Whole Loan and 20 Times Square Mezzanine Loan have entered into an intercreditor agreement.

In addition to the 20 Times Square Mezzanine Loan, according to information provided by the borrower sponsor, various affiliates of the 20 Times Square Borrower have pledged their respective equity interests in certain parent entities of the 20 Times Square Borrower to secure their various obligations related to (1) certain notes secured by the Leasehold (non-collateral) and (2) certain obligations that are unrelated to the 20 Times Square Property. See “Description of the Mortgage Pool—Mezzanine Indebtedness”.

Release of Property. Not permitted.

Terrorism Insurance. The 20 Times Square Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-11

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

A-3-12

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

RIVERFRONT PLAZA – EAST

Raymond James & Associates Inc
Hunton & Williams LLP
7,903 SF | 6/2025
Vacant
144 SF
Hunton & Williams LLP
1,751 SF | 6/2025
Hunton & Williams LLP
22,850 SF | 6/2025
Owens & Minor Medical Inc.
22,850 SF | 6/2028
Owens & Minor Medical Inc.
Raymond James & Associates Inc
ICMA Retirement Corporation
UBS Financial Services Inc.
ICMA Retirement Corporation
9,791 SF | 5/2033
Owens & Minor Medical Inc.
Vacant
Vacant
Hunton & Williams LLP
Vacant
8,046 SF
Hunton & Williams LLP
Vacant
Vacant
Vacant
Parking
Parking
Parking
Parking
Parking
VACANT
BUILDING
2018 - 2019
2020 - 2021
2022 - 2023
2024+

RIVERFRONT PLAZA – WEST

Private Advisors, LLC
Vacant
Vacant
Vacant
Vacant
Vacant
Branch Banking & Trust Company
Vacant
Vacant
Vacant
Branch Banking & Trust Company
Vacant
Morgan Stanley Smith Barney
Reed Smith LLP
Hilb Group Operating Co LLC
Vacant
Vacant
Vandeventer Black LLP
VA Fdn of Independent Colleges
Bowman and Brooke LLP
Vinson & Elkins LLP
GRS Title Services LLC
Vacant
CGI Communications
Woods Rogers PLC
Private Advisors, LLC
Ogletree Deakins Nash Smoak
Virginia Sheriffs Association
Thomson Reuters Holdings Inc.
Vacant
Merrill Lynch Pierce Fenner
Liqui-Box Inc.
Stephens Inc.
Richmond Metro Trans Authority
Vacant
Fifth Third Bank
Fifth Third Bank
Vacant
Elliott Davis, LLC
Elliott Davis, LLC
Vacant
Vacant
AvePoint, Inc.
Vacant
Deloitte LLP
Vacant
Greater Richmond Partnership
ICF Consulting Group Inc.
Vacant
Branch Banking & Trust Company
Branch Banking & Trust Company
Branch Banking & Trust Company
Branch Banking & Trust Company
Branch Banking & Trust Company
Vacant
Vacant
Hertz Management Office
Branch Banking & Trust Company
Branch Banking & Trust Company
Riverfront Optical
Vacant
Property Investment Advisors
Parking
Parking
Parking
Parking
Parking
VACANT
BUILDING
2018 - 2019
2020 - 2021
2022 - 2023
2024+

A-3-13

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

The Diamond
Hermitage Rd
AMTRAK
161
64
95
Brookland Pkwy
Chamberlayne Ave
Battery Park
Dill Ave
East Highland Park
Children's Museum of Richmond
Science Museum of Virginia
Virginia Union University
Northside
North Ave
4th Ave
Magnolia St
360
RICHMOND
W. Broad St
Lombardy St
Leigh St
Carver
Meadow St
Allen Ave
Franklin St
Fan District
Belvidere St
Richmond Intl. Airport 6 miles
Fairfield Ave
250
Greater Richmond Convention Ctr.
Richmond Coliseum
Downtown Expwy
Idlewood Ave
Virginia Commonwealth University
E. Main St
Cary St
S. 1st St
N. 5th St
195
Richmond CenterStage
Library of VA
VCU/ Medical Coll. of VA
Fairmount Ave
Union Hill
9 Mile Rd
Riverfront Plaza
901-951 East Byrd Street
Richmond, VA 23219-4040
Federal Reserve Bank of Richmond
Downtown
City Hall
VCU Medical Center
State Capitol
Venable St
HOLLYWOOD CEMETERY
Kanawha Plaza
Governor's Mansion
RIVERVIEW CEMETERY
American Civil War Museum
Tredegar St
James Monroe Bldg.
RICHMOND MAIN STREET AMTRAK
Q St
N. 25th St
MOUNT CALVARY CEMETERY
Browns Island
Pipeline Overlook
Edgar Allen Poe Museum
E. Broad St
Church Hill
James River
1
301
Belle Isle
60
S. 14th St
E. Main St
Virginia Holocaust Museum
East End
Shockoe Bottom
Chimborazo Park
Williamsburg Ave
Commerce Rd
E. 4th St
Gillies Creek Park
Ancarrow's Landing
Blackwell
AMTRAK
5
Commerce Rd
WEST VIRGINIA
Frederick
Towson
BALTIMORE
Winchester
Leesburg
Rockville
Columbia
Arlington
Annapolis
Alexandria
WASHINGTON DC
DEL.
Dover
NJ
MARYLAND
Culpeper
Harrisonburg
Fredericksburg
Staunton
Waynesboro
Charlottesville
Salisbury
Chesapeake Bay
VIRGINIA
Tuckahoe
Mechanicsville
RICHMOND
Lynchburg
Chester
Hopewell
Petersburg
Williamsburg
Newport News
Hampton
Atlantic Ocean
NORFOLK
VIRGINIA BEACH
Portsmouth
Chesapeake
Suffolk
South Boston
NORTH CAROLINA

A-3-14

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG; Natixis			Single Asset/Portfolio:	Single Asset
				Location:	Richmond, VA 23219
				General Property Type:	Office
Original Balance(2):	$50,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$49,905,691			Title Vesting:	Fee
% of Initial Pool Balance:	6.2%			Year Built/Renovated:	1990/2014
Loan Purpose:	Refinance			Size:	949,875 SF
Borrower Sponsor:	Hertz Investment Group			Cut-off Date Balance per SF(2):	$153
Mortgage Rate:	5.065948%			Maturity Date Balance per SF(2):	$130
Note Date:	5/4/2018			Property Manager:	Hertz Investment Group, LLC (borrower-related)
First Payment Date:	6/5/2018
Maturity Date:	5/5/2028
Original Term to Maturity:	120 months
Original Amortization Term(3):	360 months
IO Period:	0 months
Seasoning:	2 months
Prepayment Provisions(4):	LO (26); DEF/YM1 (90); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI(6):	$14,505,668
Additional Debt Type(2)(5):	Pari Passu/Mezzanine			UW NOI Debt Yield(2):	10.0%
Additional Debt Balance(2)(5):	$95,818,927/$24,952,846			UW NOI Debt Yield at Maturity(2):	11.8%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2)(3):	1.49x
Reserves(6)				Most Recent NOI(7):	$10,393,640 (1/31/2018 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$10,121,502 (12/31/2017)
RE Tax:	$1,083,451	$180,575	N/A	3rd Most Recent NOI:	$10,372,633 (12/31/2016)
Insurance:	$29,174	Springing	N/A	Most Recent Occupancy(8):	83.4% (3/28/2018)
Deferred Maintenance:	$14,300	$0	N/A	2nd Most Recent Occupancy:	76.7% (12/31/2017)
Replacements:	$0	$11,873	N/A	3rd Most Recent Occupancy:	67.8% (12/31/2016)
TI/LC:	$3,000,000	Springing	(6)	Appraised Value (as of):	$200,800,000 (2/13/2018)
Free Rent Reserve:	$55,264	$0	N/A	Cut-off Date LTV Ratio(2):	72.6%
Initial TI/LC:	$7,548,734	$0	N/A	Maturity Date LTV Ratio(2):	61.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$146,000,000	85.4%	Loan Payoff:	$132,601,866	77.5%
Mezzanine Loan(2):	$25,000,000	14.6%	Reserves:	$11,730,923	6.9%
			Closing Costs:	$1,693,691	1.0%
			Return of Equity:	$24,973,519	14.6%
Total Sources:	$171,000,000	100.0%	Total Uses:	$171,000,000	100.0%

(1)	The Riverfront Plaza Whole Loan (as defined below) was originated by Natixis Real Estate Capital LLC (“Natixis”). UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) acquired two pari passu notes, Promissory Notes A-2 and A-4, with an aggregate original principal balance of $50,000,000, from Natixis and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch”.

(2)	The Riverfront Plaza Mortgage Loan (as defined below) is part of the Riverfront Plaza Whole Loan, which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $146,000,000. The Riverfront Plaza Whole Loan is accompanied by the Riverfront Plaza Mezzanine Loan (as defined below) with an original principal balance of $25,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Riverfront Plaza Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Riverfront Plaza Whole Loan and the Riverfront Plaza Mezzanine Loan are $180, $152, 8.5%, 10.0%, 1.13x, 85.0% and 71.9%, respectively.

(3)	The Riverfront Plaza Whole Loan amortizes based on a non-standard amortization schedule and the UW NCF DSCR for the Riverfront Plaza Whole Loan is calculated based on the aggregate 12-month debt service payments commencing August 5, 2018. See “Annex F Riverfront Plaza Amortization Schedule”.

(4)	After the lockout period, defeasance is permitted in whole, or in part, on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Riverfront Plaza Whole Loan promissory note to be securitized and (ii) May 4, 2022. Open prepayment is permitted on or after February 5, 2028. In addition, after the lockout period and prior to the open prepayment date, the Riverfront Plaza Whole Loan can be prepaid in whole, or in part, with yield maintenance.

(5)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	The increase in UW NOI over historical NOI is due to (i) the expiration of free rent for Owens & Minor Medical Inc., ICMA Retirement Corporation and other tenants, (ii) contractual rent steps through April 2019 for Hunton Andrews Kurth LLP (“Hunton”), Owens & Minor Medical Inc., ICMA Retirement Corporation, Private Advisors, LLC and other tenants, totaling $245,161, (iii) assuming straight line rent for investment grade tenants, BB&T, Owens & Minor Medical Inc., Merrill Lynch Pierce Fenner, Raymond James & Associates Inc, and UBS Financial Services Inc., accounting for $490,303 in underwritten base rent in excess of the base rent per the underwritten rent roll dated March 28, 2018 and (iv) an additional lease to Owens & Minor Medical Inc. (11,425 SF) with a rent commencement date of August 2018 and annual underwritten base rent of $271,001.

(8)	Most Recent Occupancy excludes the space leased to Hilb Group Operating Co LLC (9,136 SF) as the tenant is currently dark and has a lease expiration date of May 31, 2026.

A-3-15

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

The Mortgage Loan. The second largest mortgage loan (the “Riverfront Plaza Mortgage Loan”) is part of a whole loan (the “Riverfront Plaza Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal balance of $146,000,000. The Riverfront Plaza Whole Loan is secured by a first priority fee mortgage encumbering two 21-story Class A office buildings totaling 949,875 SF located in Richmond, Virginia (the “Riverfront Plaza Property”). Promissory Notes A-2 and A-3, with an aggregate original principal balance of $50,000,000, represent the Riverfront Plaza Mortgage Loan and will be included in the UBS 2018-C11 Trust. The Riverfront Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust until the controlling pari passu Promissory Note A-1 is securitized, whereupon the Riverfront Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the remaining promissory notes, which are currently held by Natixis and UBS AG and are expected to be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

Riverfront Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$29,943,415	Natixis	Yes
Note A-2	$30,000,000	$29,943,415	UBS 2018-C11	No
Note A-3	$20,000,000	$19,962,276	UBS 2018-C11	No
Note A-4	$20,000,000	$19,962,276	UBS AG	No
Note A-5	$15,000,000	$14,971,707	Natixis	No
Note A-6	$15,000,000	$14,971,707	Natixis	No
Note A-7	$10,000,000	$9,981,138	Natixis	No
Note A-8	$6,000,000	$5,988,683	Natixis	No
Total	$146,000,000	$145,724,618

The proceeds of the Riverfront Plaza Whole Loan and a mezzanine loan with an original principal balance of $25,000,000 (the “Riverfront Plaza Mezzanine Loan”), were used to refinance existing debt of approximately $132.6 million, fund reserves, pay closing costs and return approximately $25.0 million of equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Richmond Riverfront Plaza, LP (the “Riverfront Plaza Borrower”) a single purpose Delaware limited partnership with a single purpose general partner, Hertz Richmond Riverfront Plaza, LLC, a Delaware limited liability company that has two independent directors. A non-consolidation opinion has been delivered in connection with the origination of the Riverfront Plaza Whole Loan. Sarah Rachel Gordon, Isaac Hertz and William Z. Hertz are the guarantors of certain nonrecourse carveouts under the Riverfront Plaza Whole Loan. The guarantors are heirs of Judah Hertz, the founder of the borrower sponsor, Hertz Investment Group (“Hertz”).

Founded in 1977 by Judah Hertz, Hertz is a fully integrated national real estate investment firm specializing in the acquisition, management and marketing of properties throughout the United States. Its investment model is to acquire best-in-class high-rise office buildings in the central business district of mid-sized cities throughout the U.S. that are positioned for growth. Currently, Hertz owns 65 buildings containing a total of approximately 20.0 million SF across 23 cities in 17 states, along with six parking facilities containing 5,518 spaces.

The Property. The Riverfront Plaza Property is comprised of two 21-story Class A office buildings totaling 949,875 SF situated on 3.79 acres in Richmond, Virginia. The Riverfront Plaza Property was constructed in 1990, renovated in 2014 and includes a five-level subterranean parking garage with 2,172 parking spaces resulting in a parking ratio of 2.3 spaces per 1,000 SF. Amenities at the Riverfront Plaza Property include a full-time concierge, 24-hour manned security, a complimentary tenant-only fitness center, a sundry shop, an onsite optician and optical center, bicycle parking, auto detailing shop, and a one-acre outdoor landscaped sculpture garden that is available to tenants for private functions. The Riverfront Plaza Property includes two expansive lobby areas in each tower that are adjoined by a three-story atrium featuring a 42-foot lighted barrel vaulted ceiling, providing a cross-over between the buildings via a breezeway. The lobbies are appointed with marble and granite finishes. Since acquiring the Riverfront Plaza Property in January 2016, the borrower sponsor has invested approximately $2.0 million in capital expenditures including elevator modernization, improvements to the conference center and restrooms, and roof replacements.

The Riverfront Plaza Property was 83.4% leased as of March 28, 2018 to 32 tenants, including financial institutions, national consulting firms and various law firms. The top three tenants at the Riverfront Plaza Property are Hunton (25.1% of NRA), Branch Banking & Trust Company (“BB&T”) (14.9% of NRA) and Owens & Minor Medical Inc. (9.0% of NRA). No other tenant represents more than 5.8% of NRA. Investment grade tenants represent approximately 31.9% of the Riverfront Plaza Property’s NRA and include BB&T (Fitch/Moody’s/S&P: A+/A2/A-), Owens & Minor Medical Inc. (Fitch/Moody’s/S&P: B+/B1/BB), Merrill Lynch Pierce Fenner (Fitch/S&P: A+/A+), Morgan Stanley Smith Barney (Fitch/Moody’s/S&P: A/A3/BBB+), UBS Financial Services Inc. (Fitch/Moody’s/S&P: AA-/A1/A+) and Raymond James & Associates Inc (Moody’s/S&P: Baa1/BBB+).

Major Tenants.

Hunton Andrews Kurth LLP (238,176 SF, 25.1% of NRA, 24.0% of underwritten base rent). In April 2018, Hunton & Williams merged with Andrews Kurth Kenyon to become Hunton Andrews Kurth LLP. Hunton Andrews Kurth LLP is a global law firm of more than 1,000 lawyers handling transactional, litigation and regulatory matters for clients in industries including energy, financial services, real estate, retail and consumer products and technology. Hunton Andrews Kurth LLP has 15 offices across the United States and five offices across Europe, the Middle East and Asia. Hunton occupies 238,176 SF on a lease that commenced in 1990 and expires in June 2025 at a current base rent of $16.91 PSF, which increases 2.5% annually on July 1. Hunton has two, five-year renewal options remaining. Hunton has the right to terminate its lease with respect to approximately 5,115 SF of rental area on the plaza level of building I (the “Plaza Level Premises”) effective on the Plaza Level Termination Date (as defined below) by (i) delivering written notice to the landlord no later than 12 months prior to the intended termination date (the “Plaza Level Termination Date”) and (ii) paying a termination fee equal to (a) the unamortized portion of the cash inducements prorated for the Plaza Level Premises plus (b) the unamortized portion of the renovation allowance prorated for the Plaza Level Premises, which amounts will be amortized over the Plaza Level Premises lease term at a rate of 8% per annum.

A-3-16

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

Branch Banking & Trust Company (141,167 SF, 14.9% of NRA, 14.2% of underwritten base rent). BB&T (NYSE: BBT) (Fitch/Moody’s/S&P: A+/A2/A-) operates banking offices in more than 2,049 branches across 15 states and Washington D.C. as of December 31, 2017. BB&T, together with its subsidiaries, offers financial services including retail and commercial banking, investments, insurance, wealth management, asset management, mortgage, corporate banking, capital markets and specialized lending. BB&T has assets of approximately $220.7 billion. BB&T occupies 141,167 SF on a lease that commenced in 2010 and expires in August 2025. Excluding the ATM space, BB&T has a current base rent of $15.51 PSF, which increases 2.0% annually on September 1. If BB&T is acquired by another financial institution, BB&T has the right to terminate its lease on May 31, 2022 with 24 months’ notice and a termination fee consisting of two years of rent, reimbursements and the then-unamortized transaction costs. BB&T has two, five-year renewal options remaining.

Owens & Minor Medical Inc. (85,746 SF, 9.0% of NRA, 12.2% of underwritten base rent). Owens & Minor Medical Inc. (Fitch/Moody’s/S&P: B+/B1/BB) (NYSE: OMI) operates as a subsidiary of Owens & Minor, Inc. Owens & Minor, Inc., a Fortune 500 company, provides supply chain assistance to the providers of healthcare services and the manufacturers of healthcare products, supplies and devices. With networks in the United States and Europe, it serves a customer base, ranging from independent hospitals to large integrated healthcare systems, in addition to, group-purchasing organizations, healthcare products manufacturers, and the United States federal government. Owens & Minor, Inc.’s 2017 revenue was approximately $9.3 billion. Owens & Minor Medical Inc. occupies a total of 85,746 SF with 74,321 SF having commenced December 2017 and 11,425 SF commencing August 2018 at a current base rent of $21.00 PSF, which increases 2.5% annually on January 1. Owens & Minor Medical Inc. has two, five-year renewal options remaining and no termination options.

ICMA Retirement Corporation (55,491 SF, 5.8% of NRA, 6.5% of underwritten base rent). ICMA Retirement Corporation was founded in 1972 through the assistance of a Ford Foundation grant, to provide portable retirement benefits for city and county managers, enabling accumulated retirement assets to be transferred between employers. Today, ICMA Retirement Corporation manages and administers more than $50.0 billion in assets and provides retirement plans and related services for more than a million participant accounts and over 9,000 plans across the United States. ICMA Retirement Corporation occupies 55,491 SF on a lease that commenced in June 2017 and expires in May 2033 at a current base rent of $19.00 PSF, which increases 2.5% annually on June 1. ICMA Retirement Corporation has three, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the Riverfront Plaza Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Major Tenants
Hunton Andrews Kurth LLP(3)	NR/NR/NR	238,176	25.1%	$3,997,632	24.0%	$16.78	6/30/2025
Branch Banking & Trust Company(4)(5)	A+/A2/A-	141,167	14.9%	$2,365,403	14.2%	$16.76	8/31/2025
Owens & Minor Medical Inc.(5)(6)	B+/B1/BB	85,746	9.0%	$2,033,895	12.2%	$23.72	6/30/2028
ICMA Retirement Corporation(7)	NR/NR/NR	55,491	5.8%	$1,080,965	6.5%	$19.48	5/31/2033
Private Advisors, LLC(8)	NR/NR/NR	23,626	2.5%	$643,160	3.9%	$27.22	2/29/2024
Reed Smith LLP(9)	NR/NR/NR	23,164	2.4%	$567,518	3.4%	$24.50	4/30/2030
Merrill Lynch Pierce Fenner(5)(10)	A+/NR/A+	22,970	2.4%	$659,698	4.0%	$28.72	10/31/2024
Morgan Stanley Smith Barney(11)	A/A3/BBB+	22,773	2.4%	$705,280	4.2%	$30.97	9/30/2022
Subtotal/Wtd. Avg.		613,113	64.5%	$12,053,552	72.5%	$19.66
Remaining Tenants		179,425	18.9%	$4,576,917	27.5%	$25.51
Vacant(12)		157,337	16.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		949,875	100.0%	$16,630,469	100.0%	$20.98

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	Hunton has the right to terminate its lease with respect to the Plaza Level Premises effective on the Plaza Level Termination Date, subject to the payment of a termination fee equal to (a) the unamortized portion of the cash inducements prorated for the Plaza Level Premises plus (b) the unamortized portion of the renovation allowance prorated for the Plaza Level Premises, which amounts will be amortized over the Plaza Level Premises lease term at a rate of 8% per annum. Hunton has two, five-year renewal options remaining.

(4)	If BB&T is acquired by another financial institution, BB&T has the right to terminate its lease on May 31, 2022 with 24 months’ notice and payment of a termination fee consisting of two years of rent, reimbursements and the then-unamortized transaction costs. BB&T has two, five-year renewal options remaining.

(5)	Annual UW Base Rent for BB&T, Owens & Minor Medical Inc. and Merrill Lynch Pierce Fenner reflects the respective tenant’s average rent through lease expiration.

(6)	Owens & Minor Medical Inc. includes 11,425 SF of space commencing in August 2018 at a base rent of $21.00 PSF. Owens & Minor Medical Inc. has two, five-year renewal options remaining.

(7)	ICMA Retirement Corporation has three, five-year renewal options remaining.

(8)	Private Advisors, LLC has a one-time option to terminate its lease on April 31, 2021 with 12 months’ notice and a termination fee of $531,104. Private Advisors, LLC has one, five-year renewal option remaining.

(9)	Reed Smith LLP has one, five-year renewal option remaining.

(10)	Merrill Lynch Pierce Fenner has a one-time option to terminate its lease on June 30, 2021 with 12 months’ notice and a termination fee consisting of three months of rent, reimbursements and the then-unamortized transaction costs. Merrill Lynch Pierce Fenner has two, five-year renewal options remaining.

(11)	Morgan Stanley Smith Barney has two, five-year renewal options remaining.

(12)	Includes the space leased to Hilb Group Operating Co LLC (9,136 SF) as vacant space. Hilb Group Operating Co LLC is currently dark and has a lease expiration date of May 31, 2026.

A-3-17

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

The following table presents certain information relating to the lease rollover schedule at the Riverfront Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	1	1,461	0.2%	0.2%	$13.07	$19,095	0.1%	0.1%
2019	4	26,602	2.8%	3.0%	$27.63	$734,964	4.4%	4.5%
2020	4	23,926	2.5%	5.5%	$26.50	$634,038	3.8%	8.3%
2021	3	10,007	1.1%	6.5%	$25.18	$251,951	1.5%	9.9%
2022	2	30,474	3.2%	9.7%	$29.12	$887,331	5.3%	15.2%
2023	0	0	0.0%	9.7%	$0.00	$0	0.0%	15.2%
2024	8	83,064	8.7%	18.5%	$27.57	$2,289,921	13.8%	29.0%
2025	25	405,037	42.6%	61.1%	$17.31	$7,012,767	42.2%	71.1%
2026	1	9,004	0.9%	62.1%	$23.93	$215,466	1.3%	72.4%
2027	2	15,034	1.6%	63.7%	$22.89	$344,152	2.1%	74.5%
2028	7	99,510	10.5%	74.1%	$23.63	$2,351,227	14.1%	88.6%
2029 & Beyond	5	88,419	9.3%	83.4%	$21.37	$1,889,556	11.4%	100.0%
Vacant(4)	0	157,337	16.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	62	949,875	100.0%		$20.98	$16,630,469	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. U/W Base Rent PSF Rolling excludes vacant space.

(4)	Includes the space leased to Hilb Group Operating Co LLC (9,136 SF) as vacant space. Hilb Group Operating Co LLC is currently dark and has a lease expiration date of May 31, 2026.

The Market. The Riverfront Plaza Property is located in the Richmond metropolitan statistical area (“Richmond MSA”). According to a third party market research report, the Richmond MSA has a 2018 estimated population of 1,293,241, which represents an average annual increase of 0.9% since 2010. The Richmond MSA benefits from a diverse economic base driven by the government, financial and professional services, education, and healthcare sectors. As home to Virginia’s state capital, the Richmond MSA contains the United States Court of Appeals for the Fourth Circuit, the Federal Reserve Bank of Richmond, the Fifth District of the Federal Reserve, the Supreme Court of Virginia, the Virginia General Assembly, and state and local courts. In addition, the Richmond MSA is home to colleges and universities, including Virginia Commonwealth University, the University of Richmond, Virginia Union University, and J. Sergeant Reynolds Community College. Richmond MSA’s largest employers include Capital One Financial Corporation, VCU Health System, Hospital Corporation of America, Bon Secours Health System, Inc., Wal-Mart Stores, Inc., Dominion Resources, Inc., Food Lion, SunTrust Banks, Inc., Altria Group and Amazon.

The Riverfront Plaza Property is located on East Byrd Street in downtown Richmond, Virginia, adjacent to the northeast of the James River. The Riverfront Plaza Property has frontage along East Byrd Street to the northeast, South 9th Street to the northwest, and South 10th Street to the southwest and southeast. The Riverfront Plaza Property is located adjacent to the Federal Reserve Bank of Richmond and four blocks from the Supreme Court of Virginia and US Court of Appeals. The Riverfront Property is located in close proximity to numerous parks including Brown’s Island, Belle Island, Gambles Hill Park and Kanawha Plaza.

According to a third party market research report, the Riverfront Plaza Property is located in the CBD office submarket, which contains approximately 10.5 million SF of office space with a vacancy rate of 8.8% and average asking rental rate of $21.84 PSF as of the fourth quarter of 2017. The Class A submarket contained approximately 5.4 million SF of office space with a vacancy rate of 10.7% and an average asking rental rate of $24.25 PSF as of the fourth quarter of 2017. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the Riverfront Plaza Property was 19,190, 132,053 and 255,421, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $54,573, $59,106 and $65,231, respectively.

The appraisal identified seven competitive properties built between 1973 and 2010 ranging in size from approximately 207,000 SF to 509,229 SF. The appraisal’s competitive set reported rent from $20.25 PSF to $25.50 PSF with an average rent of $22.01 PSF. The appraisal concluded a market rent of $23.50 PSF for the office space and $16.00 PSF for the 1,461 SF ground floor retail space currently leased to Riverfront Optical.

A-3-18

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

The following table presents recent leasing data at competitive office buildings with respect to the Riverfront Plaza Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
Riverfront Plaza Property 901-951 East Byrd Street Richmond, VA	1990/2014	949,875(1)	ICMA Retirement Corporation(1)	55,491(1)	June 2017(1)	16.0(1)	$19.48(1)	Modified
Riverside 1101 Haxall Point Richmond, VA	2005/N/A	263,752	Envera	26,632	October 2017	10.0	$24.52	Modified
James Center 1 901 E. Cary Street Richmond, VA	1985/2001	426,096	Xenith Bank	21,039	October 2017	8.0	$20.25	Modified
James Center 2 1021 E. Cary Street Richmond, VA	1987/NAV	340,979	Wealthcare Capital	5,825	March 2017	5.0	$21.00	Full Service Gross
Westrock 501 S. 5th Street Richmond, VA	2008/N/A	310,950	CoStar	65,163	October 2016	10.0	$25.50	Gross
SunTrust 900 E. Cary Street Richmond, VA	1983/NAV	458,229	Virginia Poverty Law Center	2,938	October 2017	5.0	$21.07	Modified
Bank of America 1111 E. Main Street Richmond, VA	1973/2016	509,229	Virginia Resources Authority	5,467	June 2017	7.1	$20.75	Modified
Williams Mullen Center 200 S. 10th Street Richmond, VA	2010/N/A	207,000	Capital One	13,063	July 2017	5.0	$21.00	Modified

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverfront Plaza Property:

Cash Flow Analysis
	2015	2016	2017	1/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$13,842,597	$12,506,064	$12,278,011	$12,455,853	$20,245,824	$21.31
Total Recoveries	$7,120,219	$6,398,768	$5,954,038	$6,040,418	$5,707,648	$6.01
Other Income(2)	($5,025,373)	$182,496	$165,807	$165,057	$165,057	$0.17
Less Vacancy & Credit Loss	($131,768)	$0	$0	$0	($3,615,355)	($3.81)
Effective Gross Income	$15,805,675	$19,087,328	$18,397,856	$18,661,328	$22,503,174	$23.69
Total Operating Expenses	$10,207,885	$8,714,695	$8,276,354	$8,267,688	$7,997,506	$8.42
Net Operating Income(1)	$5,597,790	$10,372,633	$10,121,502	$10,393,640	$14,505,668	$15.27
Capital Expenditures	$0	$0	$0	$0	$142,481	$0.15
TI/LC	$0	$0	$0	$0	$649,875	$0.68
Net Cash Flow	$5,597,790	$10,372,633	$10,121,502	$10,393,640	$13,713,312	$14.44

Occupancy %(3)	72.0%	67.8%	76.7%	84.5%	86.2%
NOI DSCR(4)	0.61x	1.13x	1.10x	1.13x	1.58x
NCF DSCR(4)	0.61x	1.13x	1.10x	1.13x	1.49x
NOI Debt Yield(4)	3.8%	7.1%	6.9%	7.1%	10.0%
NCF Debt Yield(4)	3.8%	7.1%	6.9%	7.1%	9.4%

(1)	The increase in UW Net Operating Income over historical Net Operating Income is due to (i) the expiration of free rent for Owens & Minor Medical Inc., ICMA Retirement Corporation and other tenants, (ii) contractual rent steps through April 2019 for Hunton, Owens & Minor Medical Inc., ICMA Retirement Corporation, Private Advisors, LLC and other tenants, totaling $245,161, (iii) assuming straight line rent for investment grade tenants, BB&T, Owens & Minor Medical Inc., Merrill Lynch Pierce Fenner, Raymond James & Associates Inc, and UBS Financial Services Inc., accounting for $490,303 in underwritten base rent in excess of the base rent per the underwritten rent roll dated March 28, 2018 and (iv) an additional lease to Owens & Minor Medical Inc. (11,425 SF) with a rent commencement date of August 2018 and annual underwritten base rent of $271,001. Clauses (ii) through (iv) above are included in UW Gross Potential Rent.

(2)	2015 Other Income includes storage, satellite, telecom, fitness center, event fees and termination payments.

(3)	UW Occupancy % is based on underwritten economic vacancy of 13.8%. The Riverfront Plaza Property was 83.4% leased as of March 28, 2018.

(4)	The debt service coverage ratios and debt yields are based on the Riverfront Plaza Whole Loan.

A-3-19

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

Escrows and Reserves. The Riverfront Plaza Borrower deposited in escrow at origination (i) $1,083,451 for real estate taxes, (ii) $29,174 for insurance premiums, (iii) $14,300 for deferred maintenance, (iv) $3,000,000 for tenant improvements and leasing commissions, (v) $7,548,734 for unfunded obligations with respect to outstanding tenant improvements ($6,220,283) and leasing commissions ($1,328,451) and (vi) $55,264 for outstanding free rent with respect to the ICF Consulting Group Inc. lease. The Riverfront Plaza Borrower is required to escrow monthly (i) 1/12 of the real estate taxes, currently equal to $180,575, (ii) 1/12 of the insurance premiums, provided, however, that such obligation will be suspended so long as: (a) no event of default is continuing, (b) a blanket or umbrella insurance policy is in place, (c) the Riverfront Plaza Borrower provides the lender with evidence of renewal of such policy no later than 10 days prior to the expiration of the policy and 30 days prior to the delinquency of payment on such policy, as applicable, and (d) the Riverfront Plaza Borrower has deposited and at all times maintained, an amount equal to 1/4 of the annual insurance premiums the lender estimates would be payable to maintain all policies covered by the blanket or umbrella policy approved by the lender, and (iii) $11,873 for replacement reserves. In addition, the Riverfront Plaza Borrower is required to escrow $98,945 monthly into a TI/LC reserve in the event the balance of the TI/LC reserve falls below $2,849,625, until such time the balance equals $5,699,250.

Lockbox and Cash Management. A hard lockbox and upfront cash management is in place with respect to the Riverfront Plaza Whole Loan. Pursuant to the Riverfront Plaza Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, cash management bank fees, and mezzanine loan debt service) will be applied as follows: (a) during the continuation of a Primary Tenant Sweep Period (as defined below), to the Primary Tenant (as defined below) reserve account, (b) during the continuation of a Cash Sweep Trigger Event (as defined below), to a lender-controlled excess cash flow subaccount as additional collateral, and (c) if neither a Primary Tenant Sweep Period nor a Cash Sweep Trigger Event is continuing, to the Riverfront Plaza Borrower. Provided no Cash Sweep Event Period (as defined below) exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the Riverfront Plaza Whole Loan documents will be remitted to the Riverfront Plaza Borrower.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) an event of default under the mezzanine loan, (iii) commencing with the calendar quarter ending September 30, 2019, the debt service coverage ratio based on the trailing 12-month period falling below 1.05x at the end of any calendar quarter, or (iv) a Primary Tenant Sweep Period. A Cash Sweep Trigger Event will continue until in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, a cure of the applicable event of default as accepted by the mezzanine lender, in regard to clause (iii) above, if the Riverfront Plaza Mezzanine Loan is not outstanding, the debt service coverage based on the trailing 12-month period is not less than 1.05x for one calendar quarter, or in regard to clause (iv) above, a Primary Tenant Sweep Period cure.

A “Primary Tenant Sweep Period” will occur upon (i) any Primary Tenant giving written notice of its intent to terminate its lease, (ii) the Primary Tenant becoming insolvent or a debtor in any bankruptcy action, (iii) any Primary Tenant “going dark” with respect to 50% or more of its Primary Tenant space at the Riverfront Plaza Property or (iv) a monetary or material non-monetary event of default under the applicable Primary Tenant’s lease. With respect to Hunton or BB&T, a Primary Tenant Sweep Period will occur upon the earlier of (a) the date Hunton or BB&T gives written notice of its intent to terminate or not renew at least 80% of its respective current space or (b) 18 months prior to the expiration date of Hunton’s lease or 12 months prior to the expiration date of BB&T’s lease. A Primary Tenant Sweep Period will continue until, in regard to clause (i) above, the applicable Primary Tenant has revoked or rescinded its notice of termination or the Riverfront Plaza Borrower enters into one or more new leases with an acceptable replacement tenant or tenants for a term of no less than three years, provided that, such replacement leases result in an occupancy of either (x) 80% of the applicable Primary Tenant space being leased or (y) such portion of the applicable Primary Tenant space results in an occupancy of at least 85% for the entire Riverfront Plaza Property (a “Primary Tenant Replacement Event”), in regard to clause (ii) above, the bankruptcy action is dismissed and the applicable Primary Tenant lease is affirmed or a Primary Tenant Replacement Event occurs, in regard to clause (iii) above, the applicable Primary Tenant re-opens for business in the majority of the applicable Primary Tenant premises for a continuous period of no less than three months or a Primary Tenant Replacement Event occurs, or in regard to clause (iv) above, the monetary or material non-monetary event of default is cured or a Primary Tenant Replacement Event occurs. With respect to Hunton or BB&T, a Primary Tenant Sweep Period will continue until either (A) the applicable Primary Tenant’s lease is renewed in accordance with its terms (provided, such renewal need only apply to 80% of it space) for a term of no less than three years or (B) a Primary Tenant Replacement Event occurs.

A “Primary Tenant” means either (i) initially Hunton (or any acceptable replacement tenant occupying all or substantially all of the Hunton space) or (ii) initially BB&T (or any acceptable replacement tenant occupying all or substantially all of the BB&T space).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Riverfront Plaza Mezzanine Loan is secured by the direct and indirect equity ownership in the Riverfront Plaza Borrower. The Riverfront Plaza Mezzanine Loan has an original principal balance $25,000,000, has a current principal balance as of the cut-off date of $24,952,846, a coupon of 10.5000% and is coterminous with the Riverfront Plaza Whole Loan. Including the Riverfront Plaza Whole Loan and the Riverfront Plaza Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 85.0%, 1.13x and 8.5%, respectively. The Riverfront Plaza Whole Loan lender and Riverfront Plaza Mezzanine Loan lender have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The Riverfront Plaza Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-20

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A-3-21

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

A-3-22

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

Torrance Technology Campus
3100 Lomita Boulevard
Torrance, CA 90505
Los Angeles International Airport
Lennox
Inglewood
El Segundo
Hawthorne
Hawthorne Municipal Airport
Del Aire
Gardena
Lawndale
Alondra Park
El Camino College
Manhattan Beach
Hermosa Beach
Redondo Beach
Pacific Ocean
Torrance
Torrance Memorial Medical Center
Torrance Airport
Crossroads Shopping Center
LOS ANGELES COUNTY
LOS ANGELES
Carson
Lomita
Palos Verdes Estates
Rolling Hills Estates
Rolling Hills
Rancho Palos Verdes
Wilmington
San Pedro
PORT OF LOS ANGELES
Terminal Island
VINCENT THOMAS BRIDGE
Downtown Long Beach 3 miles
South Bay Galleria
Columbia Regional Park
Honeywell Aerospace
Toyota USA Automobile Museum
Toyota Financial Services
Lexus Corp. Office
South Bay Medical Center
Torrance Promenade
Torrance Cultural Arts Ctr.
Torrance Courthouse
Del Amo Crossing
Del Amo Center
LA BioMed
Harbor UCLA Medical Center
Porsche Experience Center
Carson Town Ctr.
Carson City Hall
SouthBay Pavilion
Shell Oil
StubHub Center
Cal. State University - Dominguez Hills
Victoria Golf Course
Kaiser Permanente South Bay Medical Center
Harbor Park Muni. GC
Los Angeles Harbor College
Phillips 66
Phillips Corporation
South Coast Botanic Garden
Rolling Hills Country Club
Palos Verdes Golf Course
Los Verdes Golf Course
Point Vicente Interpretive Center
Point Vicente Park
Point Vicente Lighthouse
Park Plaza
Peck Park
San Pedro Medical Center
Redondo Beach State Park
Redondo Beach Pier
The Pier Shopping Center
Hermosa Beach Pier
Clark Stadium
Manhattan Beach Pier, Roundhouse Aquarium
Manhattan Beach County Park
Manhattan Village
Chevron Oil Refinery
Raytheon
Boeing
Northrop Grumman
Robert F. Kennedy Medical Ctr.
Alondra Park GC
San Diego Fwy
Harbor Fwy
Pacific Coast Hwy
Sepulveda Blvd
Lomita Blvd
Palos Verdes Dr North
Palos Verdes Dr. South
Palos Verdes Dr West
Hawthorne Blvd
Crenshaw Blvd
Western Ave
Normandie Ave
Vermont Ave
Figueroa St
Wilmington Blvd
Avalon Blvd
Central Ave
Alameda St
Artesia Blvd
182nd St
190th St
Del Amo Blvd
Torrance Blvd
Carson St
223rd St
235th St
Anaheim St
Harry Bridges Blvd
Redondo Beach Blvd
Rosecrans Ave
Marine Ave
Manhattan Beach Blvd
Grant Ave
Ripley Ave
Anita St
Beryl St
Victoria St
Gaffey St
Front St
120th St
135th St
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Simi Valley
Thousand Oaks
SANTA MONICA MTS.
Burbank
Pasadena
Glendale
Santa Monica
LOS ANGELES
Inglewood
Compton
Torrance
Carson
Long Beach
ANAHEIM
Huntington Beach
Pacific Ocean

A-3-23

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
				Location:	Torrance, CA 90505
				General Property Type:	Office
Original Balance(1):	$40,000,000			Detailed Property Type:	R&D
Cut-off Date Balance(1):	$40,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.0%			Year Built/Renovated:	1966-1998/2017
Loan Purpose:	Acquisition			Size:	575,976 SF
Borrower Sponsors:	Gregory J. Orman; David L. Johnson			Cut-off Date Balance per SF(1):	$163
Mortgage Rate:	4.4200%			Maturity Date Balance per SF(1):	$163
Note Date:	6/5/2018			Property Manager:	PM Realty Group, L.P.
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(5):	$9,649,919
Prepayment Provisions(2):	LO (25); DEF/YM1 (90); O (5)			UW NOI Debt Yield(1):	10.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.3%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.27x
Additional Debt Balance(1)(3):	$53,750,000			Most Recent NOI(5):	$7,085,487 (3/31/2018 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI(5):	$5,894,646 (12/31/2017)
Reserves(4)				3rd Most Recent NOI(5):	$5,250,156 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	90.9% (4/30/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	90.9% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	70.0% (12/31/2016)
Replacements:	$0	$9,600	$345,586	Appraised Value (as of):	$131,250,000 (4/30/2018)
TI/LC:	$200,000	$47,998	$1,439,940	Cut-off Date LTV Ratio(1):	71.4%
Torrance Medical Rent Abatement:	$274,867	$0	N/A	Maturity Date LTV Ratio(1):	71.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$93,750,000	74.8%	Purchase Price:	$124,000,000	98.9%
Borrower Equity:	$31,663,927	25.2%	Closing Costs:	$939,060	0.7%
			Reserves:	$474,867	0.4%
Total Sources:	$125,413,927	100.0%	Total Uses:	$125,413,927	100.0%

(1)	Torrance Technology Campus Mortgage Loan (as defined below) is part of the Torrance Technology Campus Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate principal balance of $93,750,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Torrance Technology Campus Whole Loan.

(2)	Defeasance of the Torrance Technology Campus Whole Loan is permitted any time after the earlier of (i) June 5, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Torrance Technology Campus Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in July 2018.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI from 3/31/2018 TTM is primarily due to a total of $1,324,791 in straight-line rent for both tenants at the Torrance Technology Campus Property (as defined below), which have annual rent steps of 3% in the respective leases. See the “Cash Flow Analysis” chart below.

The Mortgage Loan. The third largest mortgage loan (the “Torrance Technology Campus Mortgage Loan”) is part of a whole loan (the “Torrance Technology Campus Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $93,750,000, all of which are secured by a first priority fee mortgage encumbering a 575,976 SF office and research & development (“R&D”) facility located in Torrance, California (the “Torrance Technology Campus Property”). The controlling Promissory Note A-1 and non-controlling Promissory Note A-6, with an aggregate original principal balance of $40,000,000, represent the Torrance Technology Campus Mortgage Loan and will be included in the UBS 2018-C11 Trust. The Torrance Technology Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust. The below table summarizes the remaining promissory notes, which are currently held by AREF and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

A-3-24

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

Torrance Technology Campus Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2018-C11	Yes
Note A-2	$15,000,000	$15,000,000	AREF	No
Note A-3	$13,750,000	$13,750,000	AREF	No
Note A-4	$5,000,000	$5,000,000	AREF	No
Note A-5	$20,000,000	$20,000,000	AREF	No
Note A-6	$20,000,000	$20,000,000	UBS 2018-C11	No
Total	$93,750,000	$93,750,000

The proceeds of the Torrance Technology Campus Whole Loan, along with approximately $31.7 million in borrower sponsors equity, were used to acquire the Torrance Technology Campus Property, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrowers, Torrance FRM LLC and Springdale Ridge of California, LLC (collectively, the “Torrance Technology Campus Borrower”), are single-purpose Delaware limited liability companies each with two independent directors and structured as tenants-in-common. The Torrance Technology Campus Borrower is jointly and severably liable under the Torrance Technology Campus Whole Loan documents. A non-consolidation opinion has been delivered in connection with the origination of the Torrance Technology Campus Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Gregory J. Orman and David L. Johnson.

Gregory J. Orman, the manager of Torrance FRM, founded Environmental Lighting Concepts, Inc., which designed and installed energy-efficient lighting systems for commercial and industrial companies. After selling the business, Greg Orman became a co-founder of Denali Partners, a private equity firm that works with small to medium sized companies to grow, expand, or buy out existing owners. Gregory J. Orman is currently running for Governor of Kansas. David L. Johnson is the majority shareholder of Maxus Realty Trust Inc., which acquires, invests, and develops multifamily and commercial properties in Missouri, Arkansas, Florida, Kentucky, and other states in the south. Maxus Realty Trust Inc. currently has ownership interests in 34 multifamily properties and 222,000 SF of retail space. PM Realty Group, L.P., an unaffiliated third party, is the property manager for the Torrance Technology Campus Property. PM Realty Group, L.P. leases or manages over 130 million SF of commercial real estate.

The Property. The Torrance Technology Campus Property is an Office/R&D facility with improvements totaling 575,976 SF located on a 26.57-acre site. The Torrance Technology Campus Property has been an aeronautical and space technology R&D facility since it was developed by Hughes Aircraft in stages from 1966 to 1998. Boeing housed its satellite technology division at the Torrance Technology Campus Property until the division was acquired by L-3 Technologies, Inc. (“L-3”) formerly known as L-3 Communications Corporation in 2005. L-3 currently leases 80.1% of the Torrance Technology Campus Property’s NRA for R&D operations and has over $130 million invested into the Torrance Technology Campus Property in infrastructure and security. Capital improvements invested in the Torrance Technology Campus Property in 2017 totaled $28.5 million, which includes $22.2 million of tenant improvement ($14.1 million of which was funded by L-3), $3.8 million on HVAC, $2.4 million on the central plant, and remaining amounts on other upgrades.

The Torrance Technology Campus Property consists of five buildings ranging from 2,561 SF to 254,640 SF built in stages between 1966 and 1998. Building 230 is a two-story R&D building totaling 228,547 SF built in 1967. Building 231 is a two-story R&D building totaling 82,897 SF built in 1976. Building 232 is a four-story R&D/office building totaling 254,640 SF built in 1983. Building 233 is a one-story industrial building totaling 2,561 SF built in 1996. Building 234 is a one-story industrial building totaling 7,330 SF built in 1998. The current vacant space is located in Buildings 231 and 232. Buildings 230, 233, and 234 are fully occupied. Suite 300 in Building 232, totaling 61,857 SF, is leased by Torrance Memorial Medical Center (a Tier 1 hospital adjacent to the Torrance Technology Campus Property). With onsite and reciprocal rights, parking is provided at a ratio of 2.90 spaces per 1,000 SF. Unreserved parking is leased to neighboring users Joe Giacomin Chevrolet and Arconic Global Fasteners.

Major Tenants.

L-3 (461,431 SF, 80.1% of NRA, 88.6% of underwritten base rent). L-3 (Fitch/Moody’s/S&P: BBB-/Baa3/BBB-) (NASDAQ: LLL) provides intelligence, surveillance, and reconnaissance (“ISR”) systems; secure communications systems; aircraft modernization; training; and government services. The company operates through four segments: Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (“C3ISR”); Government Services; Aircraft Modernization and Maintenance; and Specialized Products. The C3ISR segment provides strategic and tactical signals intelligence systems; secure data links; secure terminal and communication network equipment and encryption management; communication systems; intelligence solutions; technical and management services; and specialized fleet management sustainment and support; maintenance for signals intelligence and ISR special mission aircraft and airborne surveillance systems. The Government Services segment offers communications systems support; and services, including engineering, information technology, teaching and training, and intelligence support and analysis services, as well as marksmanship training systems and services. The Aircraft Modernization and Maintenance segment provides specialized aircraft modernization and upgrades, and maintenance and logistics support services. The Specialized Products Segment offers a range of products, including components, subsystems, and systems; naval warfare products; naval power distribution, conditioning, switching, and protection equipment; security systems for aviation and port applications; antennas and ground based radomes; and airborne traffic and collision avoidance systems. The company also supports Department of Homeland Security initiatives with products and services. Its customers include the Department of Defense, Department of Homeland Security, select U.S. Government intelligence agencies, and aerospace contractors. The company was founded in 1997, is headquartered in New York City, and currently has 38,000 employees.

In the first quarter of 2005, L-3 acquired Boeing Corporation’s Electron Dynamics Division (“EDD”) subsidiary location at the Torrance Technology Campus Property. Within L-3, EDD is now known as Electron Technologies, Inc. (“ETI”). ETI has been a supplier to the space and defense industry for over 45 years. ETI has historically been known for traveling wave tubes electronic power conditioners but has broadened its capabilities and now offers space-qualified Xenon Ion Electric Thrusters and power processing units. In total, the EDD and ETI operations at the Torrance Technology Campus Property have invested over $130 million in improvements at this location. More recently, ETI has extended its capabilities into the electric propulsion arena by being the supplier of the Xenon Ion Thrusters and Power Supplies for Boeing 702 spacecraft and inclusion in NASA’s Deep Space programs including Deep Space One. As of December 31, 2017, L-3 reported total assets of $12.7 billion and total equity of $5.2 billion. As of June 7, 2018, the company had a market capitalization of $15.86 billion.

A-3-25

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

L-3 executed a 15-year renewal and expansion of its lease in October 2016 and currently leases 461,431 SF, which was increased from 339,987 SF prior to the 2016 expansion/renewal. The expansion helped to consolidate the operations from its San Carlos facility into the Torrance Technology Campus Property. The current average in-place rent for L-3 is $1.36 PSF per month, triple net with 3.0% annual escalations. The lease also provides for two, five-year renewal options. As part of the extension, L-3 received a tenant improvement allowance of $6.2 million (or $1.12 PSF per month). Furthermore, L-3 may elect at any time before October 2019 to request an additional tenant improvement allowance of up to $4.0 million (or $0.72 PSF per month) which amount will be fully amortized over the remainder of the lease term at an annual percentage rate of 10.0%; such amortized amount is required to be added to the rent schedule and paid by L-3 as additional monthly rent. Pursuant to the Torrance Technology Campus Whole Loan documents, there is springing recourse to the borrower sponsors for the $4.0 million additional tenant improvement allowance if the Torrance Technology Campus Borrower fails to fund such allowance and such failure to fund continues for 30 days following notice from L-3. Liability for this springing recourse event will be capped at $4.0 million and such cap will be reduced based on the amount actually funded to L-3. Furthermore, L-3 has a right of first offer (“ROFO”) to purchase the Torrance Technology Campus Property in the event that the Torrance Technology Campus Borrower intends to sell the Torrance Technology Campus Property. The related lease specifically subordinates L-3’s ROFO to the lien of the Torrance Technology Campus Whole Loan and provides that the ROFO is not applicable in the event of foreclosure. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal”.

Torrance Memorial Medical Center (61,857 SF, 10.7% of NRA, 11.4% of underwritten base rent). Torrance Memorial Medical Center (“Torrance Memorial”) (Moody’s: A3) is a locally-governed, 401-bed, non-profit medical center that provides a wide range of healthcare services, predominantly to the residents of the South Bay, Peninsula, and Harbor communities. Founded by Jared Sydney Torrance in 1925, the medical center offers general acute care services and serves as one of the only three burn centers in Los Angeles County. With approximately 2,700 employees, Torrance Memorial is one of the South Bay’s largest employers. The hospital’s medical staff includes 900 physicians, while the volunteer corps contains more than 600 members. As the South Bay’s first hospital, Torrance Memorial was relocated to its present site in 1971.

Torrance Memorial is utilizing its space for various divisions of the hospital, including the hospital’s hospice group for billing and administration and construction group. The information technology group currently houses its equipment at the Torrance Technology Campus Property and has a server rack with direct fiber connectivity to its adjacent main hospital campus located to the west, as well as medical record storage and storage of other high value items. The hospital recently completed a new seven-story expansion called the Lundquist Tower at a cost of approximately $500 million. The new tower includes 256 private rooms and increases the effective bed capacity by almost 25.0%. The 390,000 SF building also houses the hospital's burn center. Torrance Memorial executed an early 60-month lease renewal in 2016, which term expires in January 2022. The in-place rent is $1.31 PSF per month, triple net with 3.0% annual escalations. As part of the renewal, Torrance Memorial received a tenant improvement allowance of $1,374,336 (or $1.85 PSF per month).

The following table presents a summary regarding major tenants at the Torrance Technology Campus Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF per Month(3)	Lease Expiration
L-3 Communications Corporation	BBB-/Baa3/BBB-	461,431	80.1%	$7,529,423(4)	88.6%	$1.36(5)	9/30/2031(6)
Torrance Memorial Medical Center	NR/A3/NR	61,857	10.7%	$968,681	11.4%	$1.31	1/31/2022
Subtotal/Wtd. Avg.		523,288	90.9%	$8,498,104	100.0%	$1.35
Vacant Space		52,688	9.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		575,976	100.0%	$8,498,104	100.0%	$1.35

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF per Month excludes vacant space.

(4)	L-3 may elect at any time before October 2019, to request an additional tenant improvement allowance of up to $4.0 million which amount will be fully amortized over the remainder of the lease term at an annual percentage rate of 10.0%. Such amortized amount is required to be added to the rent schedule and paid by L-3 as additional monthly rent.

(5)	The Annual UW Base Rent PSF per Month for L-3 includes 11,461 SF of space that is utilized as a cafeteria and has an in place rental rate of $0.96 PSF per month.

(6)	L-3 has two, five-year renewal options.

A-3-26

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

The following table presents certain information relating to the lease rollover schedule at the Torrance Technology Campus Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF per Month Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	1	61,857	10.7%	10.7%	$1.31	$968,681	11.4%	11.4%
2023	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2024	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2025	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2026	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2027	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2028	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2029 & Beyond(2)	1	461,431	80.1%	90.9%	$1.36	$7,529,423	88.6%	100.0%
Vacant	0	52,688	9.1%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(2)	2	575,976	100.0%		$1.35	$8,498,104	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd/ Avg. UW Base Rent PSF per Month Rolling excludes vacant space.

The Market. The Torrance Technology Campus Property is located at the base of the Palos Verdes Peninsula within the South Bay area of Los Angeles County. The Torrance Technology Campus Property is located approximately 12 miles south of LAX airport and is adjacent to both the Torrance Memorial Medical Center and the Torrance Municipal Airport with access to Harbor 110 and San Diego 405 Freeways. Historically, the South Bay economy has been dominated by aerospace and defense firms and other high technology industries. Today, the South Bay houses numerous regional, national, and international headquarters, including those of Japanese automobile companies such as Honda and Toyota. Other major employers are Hughes Aircraft, McDonnell Douglas, Northrop Grumman, Garrett, Magnavox, Clear Channel, and Herbalife. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Torrance Technology Campus Property was 18,089, 207,440 and 493,619, respectively. The estimated 2017 average household income within the same radii was $100,022, $112,584 and $116,758, respectively.

According to a third party market research report, the Torrance Technology Campus Property is part of the Torrance submarket, which has an office inventory of 3.7 million SF, with an overall vacancy rate of 10.9% and average asking lease rate of $3.17 PSF as of the first quarter of 2018. The Torrance submarket has historically outperformed the overall South Bay office market in terms of occupancy rate, outperforming the average South Bay office market each year since 2007. As of the first quarter of 2018, the overall South Bay office market had a vacancy rate of 17.7% and an average asking lease rate of $2.86 PSF.

A-3-27

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

The following table presents rental comparable with respect to the Torrance Technology Campus Property as identified in the appraisal:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term	Initial Rent/SF/Month	Lease Type
Torrance Technology Campus 3100 Lomita Boulevard Torrance, CA	1966	575,976(1)	L-3(1) Torrance Memorial(1)	461,431(1) 61,857(1)	August 2017(1)(2) February 2017(1)(2)	14.2(1)(2) 5.0(1)(2)	$2.51/$1.36(1) $2.23/$1.31(1)	Gross/NNN Gross/NNN
Single-Tenant Office Building 1899 Western Avenue Torrance, CA	2004	75,711	UNIFY	75,711	September 2017	10.0	$1.50	NNN
Hamilton Avenue 20221 Hamilton Avenue Torrance, CA	1983	66,821	LA County	66,000	January 2017	8.0	$2.35/$1.35	Gross/NNN Equivalent
Pacific Gateway Center 1001 W. Knox Street Torrance, CA	1981	49,112	Teledyne Reynolds, Inc.	49,112	September 2017	10.3	$1.50	NNN
The Airflyte 2200-2230 East Imperial Highway El Segundo, CA	1976	549,222	Raytheon (NNN) DirecTV	144,709 92,491	January 2019 January 2019	4.0 10.0	$1.45/$1.45 $3.10/$1.60	Gross/NNN Equivalent
Single Tenant Industrial Building 1325 E. El Segundo Boulevard El Segundo, CA	1963	30,000	Beyond Meat	30,000	February 2017	5.0	$1.25	NNN
Boeing Company 700 N Sepulveda El Segundo, CA	1957	71,000	Boeing	71,000	September 2016	3.5	$1.52	NNN
Multi-Tenant Office Building 777 Aviation Boulevard El Segundo, CA	1968	318,182	Quest FAA	43,728 155,000	December 2017 July 2016	10.9 15.0	$3.60/$2.10 $3.75/$2.25	Gross/NNN Equivalent

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Reflects the most recent expansion lease information for L-3 and the renewal lease for Torrance Memorial.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Torrance Technology Campus Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Gross Potential Rent	$7,187,571	$5,458,175	$6,713,672	$7,708,899	$8,498,104	$14.75
Straight-line Rent(1)	$0	$0	$0	$0	$1,324,791	$2.30
Grossed up Vacant Space	$0	$0	$0	$0	$1,438,382	$2.50
Total Recoveries	$5,065,218	$3,771,018	$3,702,353	$4,018,898	$5,533,557	$9.61
Total Other Income(2)	$276,568	$296,639	$349,412	$312,938	$345,585	$0.60
Less Vacancy & Credit Loss	$28,815	$0	$0	$0	($1,438,382)	($2.50)
Effective Gross Income	$12,558,171	$9,525,831	$10,765,437	$12,040,735	$15,702,037	$27.26
Total Operating Expenses	$5,104,772	$4,275,675	$4,870,791	$4,955,248	$6,052,117	$10.51
Net Operating Income(3)(4)	$7,453,399	$5,250,156	$5,894,646	$7,085,487	$9,649,919	$16.75
Capital Expenditures	$0	$0	$0	$0	$115,195	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$7,453,399	$5,250,156	$5,894,646	$7,085,487	$9,534,724	$16.55

Occupancy %	70.0%	70.0%	90.9%	90.9%	90.9%(5)
NOI DSCR(6)	1.77x	1.25x	1.40x	1.69x	2.30x
NCF DSCR(6)	1.77x	1.25x	1.40x	1.69x	2.27x
NOI Debt Yield(6)	8.0%	5.6%	6.3%	7.6%	10.3%
NCF Debt Yield(6)	8.0%	5.6%	6.3%	7.6%	10.2%

(1)	UW Straight-line Rent consists of the average increase in rent over the Torrance Technology Campus Whole Loan term for L-3 and over the remaining lease term for Torrance Memorial of $1,274,349 and $50,442, respectively.

(2)	Other Income includes parking income. Unreserved parking is leased to neighboring users such as Joe Giacomin Chevrolet ($17,500 per month, month-to-month) and Arconic Global Fasteners ($4,589.25 per month, exp. 5/31/2022). The remaining parking income is contributed by other month-to-month users from adjoining properties such as GMC and the Torrance Memorial Medical Center.

(3)	The decline in Net Operating Income from 2015 to 2016 is the result of Boeing vacating 82,000 SF in October 2015.

(4)	The increase in UW NOI from 3/31/2018 TTM is primarily due to a total of $1,324,791 in straight-line rent for both tenants, who have annual rent steps of 3% each year until lease expiration as well as increased income from L-3’s expansion space.

(5)	The underwritten economic vacancy is 8.6%. The Torrance Technology Campus Property was 90.9% occupied as of April 30, 2018.

(6)	Debt service coverage ratios and debt yields are based on the Torrance Technology Campus Whole Loan.

A-3-28

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

Environmental Matters. According to the Phase I environmental assessment dated May 4, 2018, there exists a recognized environmental condition in the northern parcel of the Torrance Technology Campus Property relating to the Hughes Aircraft Company, The Boeing Company, and L-3 having performed industrial operations that include the storage of hazardous materials and the generation of hazardous waste since 1967, resulting in soil and groundwater contamination. The Boeing Company is identified as the responsible party and is responsible for cleanup costs associated with the northern parcel. Remediation and testing have been ongoing in the northern parcel under the supervision of the California Department of Toxic Substance Control (“DTSC”), with the estimated year of completion of groundwater treatment being 2030. A land use covenant (“LUC”) was recorded, prohibiting development of a residence, day care center, hospital or school for students under 21 years of age. In addition, there exists a controlled recognized environmental condition relating to lead concentration and volatile organic compounds (“VOC”) at the southern parcel, which has been addressed through the recordation of a LUC prohibiting development of a day care center, elder care center, hospital or school for students under 21 years of age. In addition, VOC impacts to the southeastern corner of the southern parcel were attributed to the adjacent property and are being managed under DTSC oversight by the responsible party. The owner of the Torrance Technology Center Property is required to pay DTSC costs associated with administration of the LUCs and to conduct an annual inspection, which is submitted to DTSC. See “Description of the Mortgage Pool—Environmental Considerations”.

Escrows and Reserves. The Torrance Technology Campus Borrower deposited in escrow at origination (i) $200,000 for outstanding tenant improvements and (ii) $274,867 for the Torrance Medical rent abatement reserve. The Torrance Technology Campus Borrower is required to deposit monthly into escrow $9,600 for capital expenditures (capped at $345,586). In the event of a default, the Torrance Technology Campus Borrower is required to deposit into the appropriate reserves (i) $121,526 for ongoing taxes and (ii) $9,047 for ongoing insurance premiums. On the payment day occurring in July 2023 and on each payment date thereafter, monthly TI/LC collections of $47,998 will be required. The TI/LC reserve will be capped at $1,439,940. On each payment date occurring during the continuance of a Lease Sweep Period (as defined below) (provided no Cash Management Period (as defined below) is then continuing, other than a Cash Management Period triggered solely as a result of a Lease Sweep Period), all excess cash flow is required to be transferred into a subaccount (the “Special Rollover Reserve”).

Lockbox and Cash Management. The Torrance Technology Campus Whole Loan is structured with a hard lockbox and springing cash management. The Torrance Technology Campus Borrower was required at origination to deliver letters to all tenants at the Torrance Technology Campus Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the Torrance Technology Campus Borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Torrance Technology Campus Loan documents.

A “Cash Management Period” commences upon (i) the occurrence of an event of default, (ii) the failure of the Torrance Technology Campus Property to maintain a debt service coverage ratio of at least 1.20x (based on the actual debt service due on the Torrance Technology Campus Whole Loan), (iii) the occurrence and continuance of a Lease Sweep Period or (iv) the origination of an approved mezzanine loan.

A “Lease Sweep Period” commences (a) upon the date required under a Major Lease (as defined below) by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination or early cancellation of a Major Lease; (c) if a Major Tenant (as defined below) has ceased operating its business (i.e., “goes dark”) at the Torrance Technology Campus Property (or gives notice that it intends to cease operating its business at the Torrance Technology Campus Property) subject to the caps described below; (d) upon material monetary default under a Major Lease by the tenant thereunder beyond any applicable notice and cure period; (e) upon a bankruptcy or insolvency proceeding of a Major Tenant; or (f) with respect to any Major Tenant (i) in the case that more than one major rating agency (Fitch, Moody’s, and Standard & Poor’s) rates such Major Tenant, the credit rating of such Major Tenant being downgraded by two of such rating agencies below “BB+”, (ii) in the case that only two of such major rating agencies are rating such Major Tenant, such credit ratings having greater than a 2 grade-notch difference, and (iii) in the case that only one of such rating agencies is rating such Major Tenant, the credit rating of such Major Tenant being downgraded by such rating agency below “BB+”.

A “Major Lease” means the lease to L-3 and any other lease at the Torrance Technology Campus Property that covers 100,000 SF or more of the Torrance Technology Campus’ NRA.

A “Major Tenant” means any tenant under either a Major Lease or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 100,000 SF or more of NRA.

The Cash Management Period ends, as applicable, upon repayment of the indebtedness in full or: (i) with respect to a Cash Management Period commencing upon an event of default, such event of default is cured and no other default has occurred and is continuing; (ii) with respect to a Cash Management Period commencing due to the Torrance Technology Campus Property’s debt service coverage ratio being less than 1.20x, the Torrance Technology Campus Property has achieved a debt service coverage ratio of 1.25x for at least two consecutive quarters; (iii) with respect to a Cash Management Period commencing upon the start of a Lease Sweep Period, such period has ended; provided, however, that (a) any Cash Management Period continuing solely by reason of a Major Tenant ceasing to operate its business shall end when funds have been accumulated in the Special Rollover Reserve subaccount equal to: (x) $20.00 PSF in the case of the Major Tenant ceasing business in more than 33.0% but less than 50.0% of the Torrance Technology Campus Property’s NRA and (y) $50.00 PSF in the case of a Major Tenant ceasing business in more than 50.0% of the Torrance Technology Campus Property’s NRA; and (b) with respect to any Cash Management Period continuing solely by reason of a Lease Sweep Period caused by a Major Tenant receiving a ratings downgrade, such sweep will be capped at $2,500,000 per annum and will be cured if the credit rating of the Major Tenant has been restored to at least “BB+” or equivalent by the related rating agencies.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Torrance Technology Campus Whole Loan documents provide that following a transfer and assumption of the Torrance Technology Campus Property by the Torrance Technology Campus Borrower to a third party approved by the related lender, such third party (i) will assume all of the Torrance Technology Campus Borrower’s obligations under the Torrance Technology Campus Whole Loan documents and (ii) is permitted to obtain a mezzanine loan in accordance with the terms of the Torrance Technology Campus Whole Loan documents and upon satisfaction of certain terms and conditions including, among others, (a) no event of default has occurred or is continuing, (b) the combined loan-to-value ratio of the Torrance Technology Campus Whole Loan and the mezzanine loan does not exceed 65.0%, (c) the combined debt service coverage ratio of the Torrance Technology Campus Whole Loan and the mezzanine loan (calculated as described in the Torrance Technology Campus Whole Loan documents) is not less than 1.25x, (d) the combined debt yield of the Torrance Technology Campus Whole Loan and the mezzanine loan (calculated as described in the

A-3-29

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

Torrance Technology Campus Whole Loan documents) is not less than 8.25%, (e) the related mezzanine lender enters into an intercreditor agreement acceptable to the lender, and (f) the lender has received rating agency confirmation from each applicable rating agency.

Release of Property. Not permitted.

Terrorism Insurance. The Torrance Technology Campus Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the Torrance Technology Campus Property and business interruption insurance of at least 18 months required under the Torrance Technology Campus Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

A-3-30

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A-3-31

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 25.9% 3.22x 19.6%

A-3-32

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 25.9% 3.22x 19.6%

A-3-33

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 25.9% 3.22x 19.6%

Charlottesville-Albemarle Airport 4 miles
CHARLOTTESVILLE
ALBEMARLE COUNTY
5th Street Station
5th Street Station Parkway
Charlottesville, VA 22902
PENNSYLVANIA
OHIO
MD
WASHINGTON DC
WEST VIRGINIA
VIRGINIA
RICHMOND
NORTH CAROLINA
APPALACHIAN MOUNTAINS
Harrisburg
Hagerstown
Frederick
Columbia
Rockville
Arlington
Alexandria
Charleston
Charlottesville
Lynchburg
Roanoke
Petersburg
Danville
Suffolk
Morgantown
Clarksburg
Bridgeport
Winchester
Woodstock
Harrisonburg
Culpeper
Fredericksburg
Staunton
Waynesboro
Beckley
Covington
Buena Vista
Tuckahoe
Farmville
Blacksburg
Wytheville
Martinsville
South Boston
Galax
Mount Airy
Cumberland
Chester
Hopewell
Mechanicsville
Glen Allen
Laurel
Elkins
Buckhannon
Fairmont
Cambridge
California
Martins Ferry
Vienna
Earlysville Rd
Rio Rd West
Carrsbrook Dr
Huntington Rd
AMTRAK
Seminole Trail
Charlotte Y. Humphris Park
Charlottesville Fashion Square
Albemarle Place
Seminole Square Shopping Ctr.
Greenbrier Park
Rio Rd East
Long St
Meadow Creek Park
Grove Rd
Barracks Road Shopping Ctr.
Univ. of VA Law School
Pen Park
McIntire Municipal Park & GC
Meadowcreek Golf Course
Greenleaf Park
Barracks Rd
Rugby Rd
Emmet St
Old Ivy Rd
Klockner Stadium
John Paul Jones Arena
Rugby Ave
Kluge Children's Rehabilitation Center
University Hall
Darden Towe Memorial Park
Washington Park
Grady Ave
Rose Hill
University of Virginia Art Museum
University of Virginia
The Rotunda
McCormick Rd
10th St
Preston Ave
North Downtown
Martha Jefferson Hospital
Rivanna River
Stony Point Rd
Charlottesville City Court House
High St
Jefferson Park Ave
Scott Stadium
UVA Medical Center
Charlottesville AMTRAK Station
DOWNTOWN MALL
Charlottesville Pavilion
S. Pantops Dr
McCormick Observatory
Stadium Rd
Dice St
Water St
Meade Ave
Fifeville
Virginia Discovery Museum
Riverview Park
Fontaine Ave
Tonsler Park
Oakwood Cemetery
Riverview Cemetery
E. Market St
UVA HealthSouth Rehabilitation Hospital
Jefferson Park Ave
Cherry Ave
Forest Hills Park
5th St
Monticello Ave
Elliott Ave
Carlton Ave
Johnson Village
Woolen Mills
Belmont
Fry's Spring
Harris Rd
Quarry Park
Old Lynchburg Rd
Willoughby
Monticello Memorial Park
Monticello
Azalea Park
UVA Blue Ridge Hospital
Wegmans
Field & Stream
Avon St
Scottsville Rd
Thomas Jefferson Pkwy
5th St
Holiday Inn Charlottesville-Monticello
Piedmont Virginia Community College
Oak Hill
29
250
64
631
20
53
742
BUS 29
BUS 250

A-3-34

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
				Location:	Charlottesville, VA 22902
				General Property Type:	Retail
Original Balance(1):	$36,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$36,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.5%			Year Built/Renovated:	2016/N/A
Loan Purpose:	Refinance			Size:	451,727 SF
Borrower Sponsors:	Stephen J. Collins; Brent Scarbrough			Cut-off Date Balance per SF(1):	$100
Mortgage Rate(2):	4.80028%			Maturity Date Balance per SF(1):	$100
Note Date:	5/18/2018			Property Manager:	Foundry Commercial, LLC
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month
Prepayment Provisions(3):	LO (25); DEF (91); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(4):	$7,344,050
Additional Debt Type(5):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield(1)(6):	19.6%
Additional Debt Balance:	$9,000,000/$38,300,000/$21,700,000			UW NOI Debt Yield at Maturity(1)(6):	19.6%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	3.22x
Reserves(7)				Most Recent NOI(4):	$5,582,236 (1/31/2018 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$5,516,898 (12/31/2017)
RE Tax:	$76,635	$76,635	N/A	3rd Most Recent NOI(8):	N/A
Insurance:	$84,914	Springing	N/A	Most Recent Occupancy(9):	93.1% (1/31/2018)
Replacements:	$0	$7,529	$271,036	2nd Most Recent Occupancy:	90.4% (12/31/2017)
TI/LC:	$0	$22,586	$813,109	3rd Most Recent Occupancy(8):	N/A
Achievement Reserve(10):	$7,500,000	$0	N/A	Appraised Value (as of)(11):	$144,980,000 (2/12/2018)
Unfunded Obligations:	$633,526	$0	N/A	Cut-off Date LTV Ratio(1)(6)(11):	25.9%
Rent Concessions:	$510,772	$0	N/A	Maturity Date LTV Ratio(1)(6)(11):	25.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$83,300,000	79.3%	Loan Payoff:	$63,642,707	60.6%
Mezzanine Loans(1):	$21,700,000	20.7%	Closing Costs:	$4,144,091	3.9%
			Achievement Reserve:	$7,500,000	7.1%
			Reserves:	$1,305,847	1.2%
			Return of Equity:	$28,407,355	27.1%
Total Sources:	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%

(1)	The 5th Street Station Mortgage Loan (as defined below) is part of the 5th Street Station Whole Loan (as defined below), which is comprised of two senior pari passu promissory notes with an aggregate principal balance of $45,000,000 and two subordinate companion notes with an aggregate principal balance of $38,300,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the 5th Street Station Senior Loan (as defined below), without regard to the 5th Street Station Subordinate Companion Loans (as defined below). Including the 5th Street Station Subordinate Companion Loans, the Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $184, $184, 9.7%, 9.7%, 1.63x, 52.3% and 52.3%, respectively.

(2)	The interest rate of 4.80028% represents the interest rate for the 5th Street Station Senior Loan only. The 5th Street Station Subordinate Companion Loans accrue interest at 5.5000% through their 120-month term.

(3)	The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of July 6, 2018. The assumed lockout period of 25 months is based on the expected UBS 2018-C11 securitization closing date in July 2018. The actual lockout period may be longer. The 5th Street Station Whole Loan can be prepaid in full with payment of a yield maintenance premium at any time after the earlier of (i) July 6, 2021 and (ii) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. If the date that the 5th Street Station Whole Loan can be defeased has occurred, the 5th Street Station Whole Loan cannot be prepaid with yield maintenance premium. If a Debt Yield Holdback Cure (as defined below) does not occur prior to May 18, 2020, the 5th Street Station Borrower (as defined below) will be required to, at the lender’s option, prepay all or a portion of the 5th Street Station Whole Loan in an amount equal to all funds that remain on deposit in the Achievement Reserve with the payment of a yield maintenance premium on such prepayment. See “Escrows and Reserves” below.

(4)	The increase in UW NOI over Most Recent NOI is due to recent leasing activity since July 1, 2017, which includes 14 signed leases comprising UW Base Rent of $2,010,565 (26.8% of UW Base Rent) and 67,915 SF (15.0% of NRA).

(5)	Preferred equity exists in the 5th Street Station Borrower’s equity structure. See “Mezzanine Loans and Preferred Equity” below.

(6)	The UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the original principal balance of the 5th Street Station Senior Loan of $45,000,000 net of the $7,500,000 Achievement Reserve. Including the Achievement Reserve balance, the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio, based on the original principal balance of the 5th Street Station Senior Loan, is 16.3%, 16.3%, 31.0% and 31.0%, respectively. Including the Achievement Reserve balance, the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio, based on the original principal balance of the 5th Street Station Whole Loan, is 8.8%, 8.8%, 57.5% and 57.5%, respectively.

(7)	See “Escrows and Reserves” below for further discussion of reserve requirements.

A-3-35

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

(8)	Prior historical operating information is unavailable as the 5th Street Station Property (as defined below) was completed in 2016.

(9)	Two tenants comprising 6,322 SF (1.4% of NRA) and 3.0% of UW Base Rent have executed leases but have not yet taken occupancy.

(10)	Prior to May 18, 2020, the 5th Street Station Borrower may request (i) to release the balance of the Achievement Reserve to the 5th Street Station Borrower, if as the result of one or more acceptable new leases satisfying requirements in the 5th Street Station Whole Loan documents, the debt yield based on the aggregate outstanding principal balance of the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans (as defined below) is at least 7.20% or (ii) two partial releases each in the amount of $2.5 million upon the satisfaction of certain conditions described below. See “Escrows and Reserves” below for further discussion of the Achievement Reserve.

(11)	The stabilized appraisal value, which assumes that the 5th Street Station Property reaches stabilized occupancy of 95.5% as of February 1, 2019, is $154,000,000. Including and excluding the $7,500,000 Achievement Reserve from the 5th Street Station Senior Loan, the Cut-off Date LTV Ratio based on the stabilized appraisal value is 29.2% and 24.4%, respectively. Including and excluding the $7,500,000 Achievement Reserve from the 5th Street Station Whole Loan, the Cut-off Date LTV Ratio based on the stabilized appraisal value is 54.1% and 49.2%, respectively.

The Mortgage Loan. The fourth largest mortgage loan (the “5th Street Station Mortgage Loan”) is part of a whole loan (the “5th Street Station Whole Loan”) evidenced by (i) two senior pari passu promissory notes with an aggregate original principal balance of $45,000,000 (collectively, the “5th Street Station Senior Loan”) and (ii) two promissory notes with an aggregate original principal amount of $38,300,000, that are subordinate to the 5th Street Station Senior Loan (collectively, the “5th Street Station Subordinate Companion Loans”). The 5th Street Station Mortgage Loan is secured by a first priority fee mortgage encumbering a 451,727 SF grocery-anchored lifestyle center located in Charlottesville, Virginia (the “5th Street Station Property”). Promissory Note A-1, with an original principal balance of $36,000,000, represents the 5th Street Station Mortgage Loan and will be included in the UBS 2018-C11 Trust. The 5th Street Station Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust. The below table summarizes the promissory notes. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 5th Street Station Whole Loan” and “Pooling and Servicing Agreement”.

5th Street Station Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$36,000,000	$36,000,000	UBS 2018-C11	No
Note A-2	$9,000,000	$9,000,000	UBS AG	No
Note B-1	$29,000,000	$29,000,000	Athene Annuity and Life Company	Yes
Note B-2	$9,300,000	$9,300,000	American Equity Investment Life Insurance Company	No
Total	$83,300,000	$83,300,000

(1)	Cumulative Loan Per SF is calculated based on 451,727 SF.

(2)	Based on the cumulative tranche original principal balance net of the $7.5 million Achievement Reserve and “as-is” appraised value of $144.98 million ($321 per SF), as of February 12, 2018. Including the Achievement Reserve, the Cumulative LTV at each tranche is 31.0%, 57.5%, 65.9% and 72.4%, respectively.

(3)	Based on the cumulative total debt original principal balance net of the $7.5 million Achievement Reserve and UW NOI of $7,344,050. Including the Achievement Reserve, the Cumulative UW NOI Debt Yield at each tranche of the total debt capital structure above is 16.3%, 8.8%, 7.7% and 7.0%, respectively.

(4)	Based on UW NCF of $7,051,592 and the coupon of 4.80028% on the 5th Street Station Senior Loan, 5.5000% on the 5th Street Station Subordinate Companion Loans, 5.8800% on the 5th Street Station Mezzanine A Loan and 7.0000% on the 5th Street Station Mezzanine B Loan. See “Mezzanine Loans and Preferred Equity” below for further discussion of the 5th Street Station Mezzanine Loans.

(5)	Implied Equity is based on the “as-is” appraised value of $144.98 million, less total debt of $105.0 million.

The proceeds of the 5th Street Station Whole Loan and two mezzanine loans with an aggregate original principal balance of $21,700,000 (collectively, the “5th Street Station Mezzanine Loans”) were used to refinance existing debt on the 5th Street Station Property, pay closing costs, fund reserves and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is 5th Street Station Ventures, LLC (the “5th Street Station Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the 5th Street Station Borrower delivered a non-consolidation opinion in connection with the origination of the 5th Street Station Whole Loan. Preferred equity exists under the current ownership structure of the 5th Street Station Borrower, which is further described under “Mezzanine Loans and Preferred Equity” below.

A-3-36

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

The non-recourse carveout guarantors and borrower sponsors of the 5th Street Station Whole Loan are Stephen J. Collins of S. J. Collins Enterprises and Brent Scarbrough, of Brent Scarbrough & Company. Founded in 2007 and headquartered in Fairburn, Georgia, S.J. Collins Enterprises is a privately held, commercial real estate and retail development firm that has acquired and developed more than 60 retail, mixed use, multi-family and office projects throughout the continental United States with a current portfolio of several million SF built. Brent Scarbrough & Company is a site development company that manages all phases of complete site development, including erosion control, clearing, grading, sanitary sewer, storm drain, water line, curbing and paving. Founded in 1985, Brent Scarbrough & Company offers a variety of services including turn-key site work, clearing and grading, storm drain and sanitary sewer service, fire and domestic water service, portable rock crushing, pipe bursting, drilling, erosion control, equipment rentals, wetland and stream bank mitigation maintenance. Brent Scarbrough & Company is headquartered in Fayetteville, Georgia and is a licensed utility contractor in 11 states.

The Property. The 5th Street Station Property is a 451,727 SF grocery-anchored Class A regional shopping center located in Charlottesville, Virginia, approximately 2.4 miles from both the Charlottesville central business district and University of Virginia. The 5th Street Station Property improvements consist of 11 single-story buildings that were constructed in 2016. The 5th Street Station Property is situated on a 65.6-acre site with 2,239 surface parking spaces (approximately 5.0 per 1,000 SF). As of the January 31, 2018 rent roll, the 5th Street Station Property was 93.1% leased by a mix of 35 national, regional and local tenants. The 5th Street Station Property is anchored by Wegman’s Food Markets, Inc. (“Wegmans”) (121,712 SF) and junior-anchored by Field & Stream (50,302 SF), Dick’s Sporting Goods, Inc. (“DICK’s Sporting Goods”) (50,019 SF), Haverty Furniture Companies, Inc. (“Havertys”) (34,449 SF) and Alamo Drafthouse Cinema Charlottesville, LLC (“Alamo Drafthouse Cinema”) (33,765 SF). Other tenants are comprised of retail, food and beverage, entertainment, service and fitness tenants, including Planet Fitness, PetSmart, Panera Bread and Jersey Mike’s Subs. The remaining tenant base is comprised of national, regional and local tenants, with no tenant occupying greater than 4.4% of the 5th Street Station Property’s NRA. Investment grade tenants occupy 29.2% of the 5th Street Station Property’s NRA, accounting for 20.7% of UW Base Rent, and have a weighted average remaining lease term of 17.9 years.

Major Tenants.

Wegmans (121,712 SF, 26.9% of NRA, 15.4% of underwritten base rent). Founded in 1970, Wegmans is a family-owned regional supermarket chain operating 96 stores across six states. The company is headquartered in Rochester, New York and is the 31st largest supermarket chain based on sales volume. In 2017, Wegmans employed 48,000 people and had annual sales of $8.7 billion. Wegmans offers various grocery, dairy, frozen, and household products, including organic options, meat, fresh-caught seafood, deli products, imported cheeses and international foods. The Wegmans located at the 5th Street Station Property also features a pharmacy, sandwich sub shop, pizza shop, floral shop, bakery, catering options, wine and beer shop and The Pub by Wegmans, which is a full-service restaurant. Wegmans has been a tenant at the 5th Street Station Property since its opening in 2016 under a 20-year lease that expires in November 2036, with ten, five-year extension options remaining and no termination options.

Field & Stream (50,302 SF, 11.1% of NRA, 9.7% of underwritten base rent). Field & Stream is a retailer of hunting, fishing, camping, and outdoor recreation merchandise. Field & Stream is a business unit of DICK’s Sporting Goods. As of February 3, 2018, there are 35 Field & Stream stores with approximately 1.7 million SF operating across 16 states. Field & Stream has been a tenant at the 5th Street Station Property since its opening in 2016 under a lease that commenced in September 2016 and expires in January 2027, with four, five-year extension options remaining and no termination options. DICK’s Sporting Goods is the obligor under the Field & Stream lease.

DICK’s Sporting Goods (50,019 SF, 11.1% of NRA, 9.3% of underwritten base rent). DICK’s Sporting Goods (NYSE: DKS) is an omni-channel sporting goods retailer offering an assortment of sports equipment, apparel, footwear and accessories. DICK’s Sporting Goods also owns and operates Golf Galaxy, Field & Stream and other specialty concept stores, and other sports digital platforms. The company was founded in 1948 and is headquartered in Pittsburgh, Pennsylvania. As of February 3, 2018, the company operated 716 DICK’s Sporting Goods stores with approximately 38.0 million SF across 47 states. As of the 53 weeks ended February 3, 2018, the company had net sales and net income of $8.6 billion and $323.4 million, respectively. DICK’s Sporting Goods has been a tenant at the 5th Street Station Property since its opening in 2016 under a lease that commenced in September 2016 and expires in January 2029, with three, five-year extension options remaining and no termination options.

Havertys (34,449 SF, 7.6% of NRA, 6.0% of underwritten base rent). Havertys (NYSE: HVT) is a full-service home furnishings retailer within the southern and Midwestern regions. Founded in 1885, Havertys provides a wide selection of merchandise including custom upholstery, accessories and mattresses. As of December 31, 2017, Havertys operates in 124 showrooms in 84 cities across 16 states with approximately 4.5 million SF, and employs 3,551 across retail and corporate operations. Havertys has been a tenant at the 5th Street Station Property since its opening in 2016 under a 10-year lease that expires in October 2026, with four, five-year renewal options remaining and no termination options.

Alamo Drafthouse Cinema (33,765 SF, 7.5% of NRA, 12.6% of underwritten base rent). Alamo Drafthouse Cinema is an American cinema chain offering new release movies, family and independent films, repertory programming, online seat reservation and full service in-theater food and drinks. Founded in Austin, Texas in 1997, Alamo Drafthouse Cinema is located in 24 cities nationwide. At the 5th Street Station Property, Alamo Drafthouse Cinema has seven premium large format screens, which includes Sony digital cinema 4k projection and upgraded digital sound. Alamo Drafthouse Cinema’s lease at the 5th Street Station Property commenced in July 2017 and expires in July 2032, with three, five-year renewal options remaining and no termination options. Based on its first six months of operations at the 5th Street Station Property and its most recently reported month of sales as of February 1, 2018, Alamo Drafthouse Cinema has annualized sales of approximately $724,550 per screen and $928,610 per screen, respectively.

A-3-37

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

The following table presents a summary regarding the largest tenants at the 5th Street Station Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Most Recently Reported Sales(4)		Occ. Cost %(6)	Lease Expiration
							$	Per Screen(5)
Wegmans	NR/NR/BBB+	121,712	26.9%	$1,150,000	15.4%	$9.45	N/A	N/A	N/A	11/30/2036
Field & Stream	NR/NR/NR	50,302	11.1%	$729,379	9.7%	$14.50	N/A	N/A	N/A	1/31/2027
DICK’s Sporting Goods	NR/NR/NR	50,019	11.1%	$700,266	9.3%	$14.00	N/A	N/A	N/A	1/31/2029
Havertys	NR/NR/NR	34,449	7.6%	$451,694	6.0%	$13.11	N/A	N/A	N/A	10/31/2026
Alamo Drafthouse Cinema	NR/NR/NR	33,765	7.5%	$945,420	12.6%	$28.00	$5,071,848	$724,550	21.3%	7/31/2032
Subtotal		290,247	64.3%	$3,976,759	53.1%	$13.70
Other Tenants(7)		130,419	28.9%	$3,513,807	46.9%	$26.94
Vacant Space		31,061	6.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		451,727	100.0%	$7,490,565	100.0%	$17.81

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales reflect the annualized six-month period ending February 1, 2018.

(5)	Based on seven screens.

(6)	Occ. Cost % is based on the contractual rent as of the January 31, 2018 rent roll and underwritten recoveries divided by most recently reported sales.

(7)	Two tenants comprising 6,322 SF (1.4% of NRA) and 3.0% of UW Base Rent have executed leases but have not yet taken occupancy.

The following table presents certain information relating to the lease rollover at the 5th Street Station Property:

Lease Rollover Schedule(1)(2)
								Approx.
	# of		Approx. % of	Approx.			Approx. % of	Cumulative %
	Leases		Total SF	Cumulative %	UW Base Rent	Total UW Base	Total Rent	of Total Rent
Year	Rolling	SF Rolling	Rolling	of SF Rolling	PSF Rolling(3)	Rent Rolling	Rolling	Rolling
MTM	1	2,100	0.5%	0.5%	$32.00	$67,200	0.9%	0.9%
2018	0	0	0.0%	0.5%	$0.00	$0	0.0%	0.9%
2019	0	0	0.0%	0.5%	$0.00	$0	0.0%	0.9%
2020	0	0	0.0%	0.5%	$0.00	$0	0.0%	0.9%
2021(4)	4	4,424	1.0%	1.4%	$43.05	$190,438	2.5%	3.4%
2022(5)	4	3,702	0.8%	2.3%	$37.81	$139,969	1.9%	5.3%
2023	1	2,002	0.4%	2.7%	$40.00	$80,080	1.1%	6.4%
2024	0	0	0.0%	2.7%	$0.00	$0	0.0%	6.4%
2025	0	0	0.0%	2.7%	$0.00	$0	0.0%	6.4%
2026	10	94,982	21.0%	23.7%	$20.24	$1,922,435	25.7%	32.0%
2027	12	102,510	22.7%	46.4%	$20.12	$2,062,242	27.5%	59.6%
2028	1	2,400	0.5%	47.0%	$34.00	$81,600	1.1%	60.7%
2029 & Beyond	4	208,546	46.2%	93.1%	$14.13	$2,946,601	39.3%	100.0%
Vacant	0	31,061	6.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	37	451,727	100.0%		$17.81	$7,490,565	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Includes an ATM lease with annual UW Base Rent of $14,000 with three, five-year renewal options. 2021 UW Base Rent PSF Rolling excluding such lease is $39.88 PSF.

(5)	Includes a cell tower lease with annual UW Base Rent of $14,400 with four, five-year renewal options. 2022 UW Base Rent PSF Rolling excluding such lease is $33.92 PSF.

A-3-38

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

The Market. The 5th Street Station Property is located in Charlottesville, Albemarle County, Virginia, approximately 2.4 miles from both the Charlottesville central business district and the University of Virginia. Regional access to the 5th Street Station Property is provided by Interstate 64 (1.0 mile south) and US Route 29 (2.9 miles west) and immediate access to the 5th Street Station Property is provided by 5th Street and Avon Street. According to the appraisal, daily vehicular traffic on Interstate 64 between Avon and 5th Street is over 54,000 vehicles. Interstate 64 connects the 5th Street Station Property with Richmond, Virginia to the east and St. Louis, Missouri to the west. US Route 29 extends to Greensboro, North Carolina to the south and Culpeper, Virginia to the north.

Predominant economic sectors in Charlottesville include healthcare, tourism and education. The University of Virginia (“UVA”), which was founded by Thomas Jefferson in 1819, is located 2.4 miles north of the 5th Street Station Property. UVA was ranked third for best public national university and 25th for best overall national university in 2018 by a national publication. UVA has enrollment of over 16,000 undergraduate students and over 6,700 graduate and professional students, in addition to a faculty and staff population of over 16,700. Additionally, the University of Virginia Health System is an academic medical center with nationally ranked or high-performing specialties, in addition to being ranked the best hospital in Virginia, according to the 2017-2018 U.S. News & World Report. The University of Virginia Health System offers over 600 beds and employs over 12,000. Additionally, the presence of UVA helps Charlottesville attract companies specialized in financial services, defense, information technology and biotechnology.

Charlottesville’s tourism industry is served by its historical legacy and landmarks such as Monticello (home to former President Thomas Jefferson), Ashlawn Highland (home of former President James Monroe) and Montpelier (home of former President James Madison), the Blue Ridge Mountains, Shenandoah National Park and the Appalachian Trail. The growing wine and beer industry has further bolstered tourism with vineyards, wineries, cideries and breweries in the area. The Monticello Wine Trail and Brew Ridge Trail features over 30 vineyards and breweries clustered around Interstate 64 and US Route 29.

According to a third party market research report, the 2018 estimated population within a one-, three-, and five-mile radius of the 5th Street Station Property is 16,542, 80,037 and 98,463, respectively. The 2018 average household income within the same radius is $90,042, $86,406 and $91,909, respectively.

According to the appraisal, the 5th Street Station Property is located within the Charlottesville retail market and Albemarle county retail submarket. As of the fourth quarter 2017, the Charlottesville retail market reported inventory of 7.2 million SF, which represents a compounded annual growth rate of 1.6% since 2008, according to a third party market research report. The Charlottesville retail market reported an overall vacancy rate of 3.8%, an average asking rental rate of $18.49 PSF and net absorption of 176,736 SF. As of the fourth quarter 2017, the Charlottesville retail market reported inventory of 5.5 million SF, which represents a compounded annual growth rate of 2.3% since 2008. The Albemarle retail submarket reported an overall vacancy rate of 4.3%, an average asking rental rate of $17.38 PSF and net absorption of 140,765 SF.

The following table presents comparable anchor leases with respect to the 5th Street Station Property:

Comparable Anchor Leases
Property Name	Location	Year Built	Property Size (SF)(1)	Total Occupancy(1)	Tenant(1)	Lease Term(1)	Annual Rent PSF(1)	Distance to Subject
5th Street Station	Charlottesville, VA	2016	451,727	93.1%	Wegmans	20 Yrs	$9.45	—
Wegmans	Virginia Beach, VA	2017	130,000	100.0%	Wegmans	25 Yrs	$11.54	171 mi
West Broad Marketplace	Richmond, VA	2017	167,646	39.0%	Wegmans	20 Yrs	$10.32	58 mi
Harris Teeter	Gainesville, VA	2015	53,800	100.0%	Harris Teeter	20 Yrs	$9.00	87 mi
West Broad Marketplace	Richmond, VA	2017	167,646	39.0%	Cabela’s	20 Yrs	$7.32	58 mi

Source: Appraisal

(1)	Information for the 5th Street Station Property is based on the underwritten rent roll as of January 31, 2018.

The following table presents comparable junior anchor leases with respect to the 5th Street Station Property:

Comparable Junior Anchor Leases
Property Name	Location	Year Built	Property Size (SF)(1)	Total Occupancy(1)	Tenant(1)	Lease Term(1)	Annual Rent PSF(1)	Distance to Subject
5th Street Station	Charlottesville, VA	2016	451,727	93.1%	Field & Stream DICK’s Sporting Goods Havertys	10 Yrs 12 Yrs 10 Yrs	$14.50 $14.00 $13.11	—
West Broad Marketplace	Richmond, VA	2017	167,646	39.0%	A.C. Moore	10 Yrs	$14.50	58 mi
West Broad Marketplace	Richmond, VA	2017	167,646	39.0%	TJ Maxx	10 Yrs	$13.00	58 mi
Walmart Neighborhood Market	Forest, VA	2015	41,117	100.0%	Walmart	15 Yrs	$17.29	74 mi
Greenbriar Square	Chesapeake, VA	2016	260,402	99.0%	DICK’s Sporting Goods	15 Yrs	$16.75	173 mi

Source: Appraisal

(1)	Information for the 5th Street Station Property is based on the underwritten rent roll as of January 31, 2018.

A-3-39

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 5th Street Station Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	1/31/2018 TTM	UW	UW PSF
Base Rent(2)	N/A	N/A	$5,391,313	$5,528,291	$8,625,689	$19.09
Total Recoveries	N/A	N/A	$1,374,732	$1,376,240	$1,431,492	$3.17
Other Income	N/A	N/A	$4,029	$5,469	$7,200	$0.02
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($1,188,940)	($2.63)
Effective Gross Income	N/A	N/A	$6,770,075	$6,910,000	$8,875,441	$19.65
Total Expenses	N/A	N/A	$1,253,177	$1,327,764	$1,531,391	$3.39
Net Operating Income	N/A	N/A	$5,516,898	$5,582,236	$7,344,050	$16.26
Capital Expenditures	N/A	N/A	$0	$0	$31,621	$0.07
TI/LC	N/A	N/A	$0	$0	$260,837	$0.58
Net Cash Flow	N/A	N/A	$5,516,898	$5,582,236	$7,051,592	$15.61

Occupancy %(3)	N/A	N/A	90.4%	93.1%	88.2%
NOI DSCR(4)	N/A	N/A	2.52x	2.55x	3.35x
NCF DSCR(4)	N/A	N/A	2.52x	2.55x	3.22x
NOI Debt Yield(4)	N/A	N/A	14.7%	14.9%	19.6%
NCF Debt Yield(4)	N/A	N/A	14.7%	14.9%	18.8%

(1)	Prior historical operating information is unavailable as the 5th Street Station Property was completed in 2016.

(2)	UW Base Rent is based on the rent roll dated January 31, 2018 and includes straight line rent of $38,592 and vacancy gross up of $1,096,532. The increase in UW Base Rent over prior periods is due to recent leasing activity since July 1, 2017, which includes 14 signed leases comprising UW Base Rent of $2,010,565 (26.8% of UW Base Rent) and 67,915 SF (15.0% of NRA).

(3)	UW Occupancy % based on the underwritten economic vacancy of 11.8%. As of the rent roll dated January 31, 2018, the 5th Street Station Property was 93.1% leased. Two tenants comprising 6,322 SF (1.4% of NRA) and 3.0% of UW Base Rent have executed leases but have not yet taken occupancy.

(4)	Debt service coverage ratios and debt yields are based on the 5th Street Station Senior Loan, net of the Achievement Reserve ($7,500,000) and exclude the 5th Street Station Subordinate Companion Loans ($38,300,000), totaling $37,500,000.

Escrows and Reserves. At origination, the 5th Street Station Borrower deposited $76,635 for annual taxes, $84,914 for annual insurance premiums, $633,526 for outstanding unfunded leasing obligations, $510,772 for rent concessions and $7,500,000 for an Achievement Reserve. The 5th Street Station Borrower will be required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums, provided, however, that such monthly insurance premium escrow requirements will be waived as long as the 5th Street Station Property is covered under a blanket insurance policy approved by the lender, such blanket insurance policy is in full force and effect and the upfront escrow described previously is maintained with lender while the annual insurance premium is paid in installments. In addition, the 5th Street Station Borrower will be required to escrow monthly, replacement reserves of $7,529, subject to a cap of $271,036, and a tenant improvements and leasing commissions reserve of $22,586, subject to a cap of $813,109. Following the occurrence of a Material Tenant Trigger Event (as defined below), all excess cash flow will be deposited with the lender for tenant improvement and leasing commissions (the “Material Tenant Rollover Reserve”).

Upon a Debt Yield Holdback Cure (as defined below) prior to May 18, 2020, all funds on deposit in the Achievement Reserve will be (i) during the continuation of a Cash Management Trigger Event (as defined below), transferred to the cash management account, or (ii) in the absence of a Cash Management Trigger Event, returned to the 5th Street Station Borrower; provided, however, that the 5th Street Station Borrower may request on no more than two occasions prior to May 18, 2020 (and not more frequently than once per month), a partial release of the funds in the Achievement Reserve upon a Partial Debt Yield Holdback Cure (as defined below). If a Debt Yield Holdback Cure does not occur prior to May 18, 2020, the 5th Street Station Borrower will, at the lender’s option, prepay all or a portion of the 5th Street Station Whole Loan in an amount equal to all funds that remain on deposit in the Achievement Reserve with the payment of a yield maintenance premium on such prepayment.

A “Debt Yield Holdback Cure” means, as the result of one or more acceptable new leases satisfying requirements in the 5th Street Station Whole Loan documents, the debt yield based on the aggregate outstanding principal balance of the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans is at least 7.20%.

A “Partial Debt Yield Holdback Cure” means, as a result of one or more acceptable new leases satisfying requirements in the 5th Street Station Whole Loan documents, the debt yield based on the aggregate outstanding principal balance of the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans is at least 7.20%, when the outstanding principal balance of the 5th Street Station Whole Loan is deemed to have been paid down by (i) in connection with the 5th Street Station Borrower’s first request for a partial release of the Achievement Reserve, $5,000,000 and (ii) in connection with the 5th Street Station Borrower’s second request for a partial release of the Achievement Reserve, $2,500,000.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant (as defined below) giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to twelve (12) months prior to the expiration date a Material Tenant fails to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the landlord of its election to renew its lease, if such Material Tenant fails to give such notice, (iv) if an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and cure period, (v) if a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurs, (vi) if a Material Tenant lease is terminated or is no longer in full force and effect, or (vii) if a Material Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the 5th Street Station Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises). A Material Tenant Trigger Event will end (a) with respect to clauses (i), (ii), and (iii) above, on the date that (1) the applicable Material Tenant lease is extended or (2) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, such notice

A-3-40

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

is revoked or rescinded unconditionally, (c) with respect to clause (iv) above, after a cure of applicable event of default, (d) with respect to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vi) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant, or (f) with respect to clause (vii) above, the Material Tenant re-commences its normal business operations at the 5th Street Station Property or all or a portion of the applicable Material Tenant space is leased to a replacement tenant.

A “Material Tenant” means (i) Wegmans, (ii) Field & Stream, (iii) DICK’s Sporting Goods or (iv) any tenant at the 5th Street Station Property that, together with its affiliates, either (a) leases 20% or more of the total net rentable square footage at the 5th Street Station Property or (b) accounts for no less than 20% of the total in-place base rent at the 5th Street Station Property.

Lockbox and Cash Management. The 5th Street Station Whole Loan provides for a hard lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the 5th Street Station Whole Loan documents. Pursuant to the 5th Street Station Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, mezzanine debt service and cash management bank fees) will be applied as follows (a) if a Material Tenant Trigger Event period is in effect, to the Material Tenant Rollover Reserve, (b) if a Cash Sweep Event (as defined below) period is in effect, to the lender-controlled excess cash flow account, (c) if an event of default under the 5th Street Station Mezzanine A Loan (as defined below) is in effect, to a subaccount dedicated to the 5th Street Station Mezzanine A Loan, (d) if an event of default under the 5th Street Station Mezzanine B Loan (as defined below) is in effect, to a subaccount dedicated to the 5th Street Station Mezzanine B Loan, and (e) if neither a Material Tenant Trigger Event nor a Cash Sweep Event exists, and no event of default under the 5th Street Station Mezzanine Loans exists, to the 5th Street Station Borrower.

A ”Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the 5th Street Station Borrower, the guarantor or manager, (iii) the trailing 12-month period debt service coverage ratio based on the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans falling below (a) prior to the earlier of (1) the date upon which a Debt Yield Holdback Cure occurs or (2) May 18, 2020, 1.00x, or (b) thereafter, 1.05x, (iv) a Material Tenant Trigger Event, (v) an indictment for fraud or misappropriation of funds by 5th Street Station Borrower, the guarantor or manager or any director or officer of 5th Street Station Borrower, the guarantor or manager or (vi) an event of default under any 5th Street Station Mezzanine Loan. A Cash Management Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 45 days of such filing among other conditions for the 5th Street Station Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the 5th Street Station Borrower has replaced the property manager with a Qualified Manager (as defined below)), in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters, in regard to clause (iv) above, the date a Material Tenant Trigger Event cure has occurred, in regard to clause (v) above, (A) if such event is caused by any of 5th Street Station Borrower or the guarantor, or any director or officer thereof, the dismissal of the related indictment or a final non-appealable judgment that acquits each applicable party or parties, and (B) with respect to the property manager, when the 5th Street Station Borrower has replaced the property manager with a Qualified Manager or in regard to clause (vi) above, when such event of default under the applicable 5th Street Station Mezzanine Loan has been cured or waived.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the 5th Street Station Borrower, the guarantor or manager, or (iii) the trailing 12-month period debt service coverage ratio based on the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans falling below (a) prior to the earlier of (1) the date upon which a Debt Yield Holdback Cure occurs or (2) May 18, 2020, 1.00x, or (b) thereafter, 1.05x. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 45 days of such filing among other conditions for 5th Street Station Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the 5th Street Station Borrower has replaced the property manager with a Qualified Manager), or in regard to clause (iii) above, the date the trailing 12-month debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters.

A “Qualified Manager” means (i) any of CBRE, Colliers, Cushman & Wakefield, and Divaris, and any affiliate in control of or under the control of any of the foregoing or (ii) a reputable and experienced manager, which, in the reasonable judgment of the lender, possesses experience in managing properties similar in location, size, class, use, operation and value as the 5th Street Station Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loans and Preferred Equity. The mezzanine loan that is secured by the equity in the 5th Street Station Borrower, has an original principal balance $12,200,000 (the “5th Street Station Mezzanine A Loan”) and accrues interest at a rate of 5.8800% per annum and is coterminous with the 5th Street Station Whole Loan. The 5th Street Station Mezzanine A Loan is interest-only for the first 60 months and requires interest and principal payments based on a non-standard amortization schedule as specified in the loan documents for the remaining 60-month term and will have an outstanding principal balance as of its maturity date of approximately $5.2 million. The mezzanine loan that is secured by the equity in the 5th Street Station Mezzanine A Loan borrower, has an original principal balance $9,500,000 (the “5th Street Station Mezzanine B Loan”), accrues interest at a rate of 7.0000% per annum, is interest-only and is coterminous with the 5th Street Station Whole Loan. Including the 5th Street Station Whole Loan and the 5th Street Station Mezzanine Loans, the cumulative Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR (P&I), UW NOI Debt Yield and UW NOI Debt Yield at Maturity are 72.4%, 67.6%, 1.01x, 7.0% and 7.5%, respectively. The cumulative Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NOI Debt Yield and UW NOI Debt Yield at Maturity based on the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans net of the $7.5 million Achievement Reserve, are 67.3%, 62.4%, 7.5% and 8.1%, respectively. The lenders of the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans have entered into an intercreditor agreement.

In addition, an existing upper-tier member of the equity structure has a preferred return of Class A units in the amount of $13,769,802 that accrue interest at (i) 15.0000% per annum on $2,692,500 of units and (ii) 8.0000% per annum on the remaining units. The Class A shares may be repurchased from funds that can be released to the 5th Street Station Borrower from the Achievement Reserve described above under “Escrows and Reserves”, excess net cash flow after all debt service under the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans have been paid, any capital payments by other investors (if any) or any refinancing/sale or other capital event of the 5th Street Station Property. If the Class A units are not repurchased prior to November

A-3-41

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

18, 2019, such failure does not trigger any default under the joint venture agreement between the indirect owners of the 5th Street Station Mezzanine B Loan borrower, but rather, the rate on the Class A units accruing at 8.0000% per annum will increase to 15.0000% per annum until such Class A units are repurchased.

Release of Property. The 5th Street Station Borrower may obtain the free release of one or more specified unimproved release parcels to be dedicated to governmental authorities, subject to the terms of the 5th Street Station Whole Loan documents, which parcels are defined in the 5th Street Station Whole Loan documents. The identified unimproved parcels were not included in the underwriting or appraised value of the 5th Street Station Property.

Terrorism Insurance. The 5th Street Station Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

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A-3-43

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

A-3-44

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

Orlando Airport Marriott Lakeside
7499 Augusta National Drive
Orlando, FL 32822
Winter Park
Azalea Park
Downtown
ORLANDO
Conway
Alafaya
Sky Lake
Pine Castle
Crescent Park
ORANGE COUNTY
Meadow Woods
Lake Nona
Lake Hart
Orlando Executive Airport
Orlando International Airport
Princeton Street
FL HEALTH VILLAGE
SUNRAIL
Colonial Marketplace
Orlando Fashion Square
Colonial Dr
Orange Tech. Coll. - Orlando Campus
LYNX CENTRAL
Bank of America Ctr.
Colonial Plaza Mall
Camping World Stadium
Bob Carr Theater
SunTrust Ctr.
Amway Center
CHURCH ST.
East-West Expwy
Dr. Phillips Ctr. for the Performing Arts
ORLANDO HEALTH
Orlando Regional Medical Ctr.
Curry Ford Rd
Conway Plaza
Century Plaza
Michigan St
Market at Southside
Lake Holden
Lake Margaret Dr
Lake Fredrica Shopping Center
Ventura Country Club
Pershing Ave
Holden Ave
Orange Ave
Conway Rd
Semoran Blvd
Goldenrod Rd
Chickasaw Trail
Econlockhatchee
Central Florida GreeneWay
Young Pine Rd
Little Lake Conway
Lake Conway
Hoffner Ave
Oak Ridge Rd
Judge Rd
Lee Vista Promenade
Lee Vista Blvd
Narcoossee Rd
Oracle
Universal Studios 5 miles
Skyview Plaza
SAND LAKE RD
Martin Anderson Beachline Expwy
Florida Mall
Florida Southern College
Landstreet Rd
Walt Disney World Complex 10 miles
4th St
Taft-Vineland Rd
Tradeport Dr
Heintzelman Blvd
Boggy Creek Rd
Lake Nona Golf Course
Lake Nona
Florida's Turnpike
Access Rd
Wetherbee Rd
Mud Lake
Lake Nona Blvd
Lake Nona Landing
Lake Whippoorwill
Southchase Village
Valencia College-Lake Nona Campus
Nemours Children's Hospital
Univ. of Central Florida College of Medicine
Univ. of Florida-College of Pharmacy
Orlando VA Medical Center
Eagle Creek Golf Club
Central Florida GreeneWay
Town Center Blvd
TOLL
Mount Dora
Sanford
Apopka
Winter Springs
Lake Apopka
Altamonte Springs
Casselberry
Oviedo
Maitland
Ocoee
Winter Garden
ORLANDO
Kissimmee
Celebration
St. Cloud

A-3-45

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
				Location:	Orlando, FL 32822
				General Property Type:	Hospitality
Original Balance(1):	$35,000,000			Detailed Property Type:	Full Service
Cut-off Date Balance(1):	$34,946,864			Title Vesting:	Fee
% of Initial Pool Balance:	4.3%			Year Built/Renovated:	1983/2016-2018
Loan Purpose:	Refinance			Size:	485 Rooms
Borrower Sponsors:	Columbia Sussex Corporation; Sussex Holdings, LLC and CSC Holdings, LLC			Cut-off Date Balance per Room(1):	$148,228
				Maturity Date Balance per Room(1):	$114,427
Mortgage Rate:	5.2010%			Property Manager:	Columbia Sussex Management, LLC (borrower-related)
Note Date:	5/15/2018
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	312 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI:	$9,899,112
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	13.8%
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield at Maturity(1):	17.8%
Additional Debt Balance(1)(3):	$36,943,828			UW NCF DSCR(1):	1.68x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$9,920,898 (3/31/2018 TTM)
Reserves(4)				2nd Most Recent NOI:	$9,537,833 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$7,859,638 (12/31/2016)
RE Tax:	$537,945	$67,243	N/A	Most Recent Occupancy:	73.3% (3/31/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	73.5% (12/31/2017)
FF&E:	$0	$114,963	N/A	3rd Most Recent Occupancy:	78.9% (12/31/2016)
Deferred Maintenance:	$35,075	$0	N/A	Appraised Value (as of):	$103,100,000 (4/5/2018)
PIP Reserve:	$217,000	$0	N/A	Cut-off Date LTV Ratio(1):	69.7%
Seasonality:	$300,000	$100,000	$500,000	Maturity Date LTV Ratio(1):	53.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$72,000,000	100.0%	Loan Payoff:	$47,249,560	65.6%
			Reserves(4):	$1,090,020	1.5%
			Closing Costs:	$1,061,064	1.5%
			Return of Equity:	$22,599,357	31.4%
Total Sources:	$72,000,000	100.0%	Total Uses:	$72,000,000	100.0%

(1)	The Orlando Airport Marriott Lakeside Mortgage Loan (as defined below) is part of the Orlando Airport Marriott Lakeside Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $72,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Orlando Airport Marriott Lakeside Whole Loan.

(2)	Defeasance of the Orlando Airport Marriott Lakeside Whole Loan is permitted any time after the earlier of (i) May 15, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Orlando Airport Marriott Lakeside Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in July 2018.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Orlando Airport Marriott Lakeside Mortgage Loan”) is part of a whole loan (the “Orlando Airport Marriott Lakeside Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $72,000,000. The Orlando Airport Marriott Lakeside Whole Loan is secured by a first priority fee mortgage encumbering a nine-story, 485-room full service hotel located in Orlando, Florida (the “Orlando Airport Marriott Lakeside Property”). The controlling Promissory Note A-1 and non-controlling Promissory Note A-5, with an aggregate original principal balance of $35,000,000, represent the Orlando Airport Marriott Lakeside Mortgage Loan and will be included in the UBS 2018-C11 Trust. The Orlando Airport Marriott Lakeside Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust. The below table summarizes the remaining promissory notes, which are currently held by AREF and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

A-3-46

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

Orlando Airport Marriott Lakeside Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$19,969,637	UBS 2018-C11	Yes
Note A-2	$10,000,000	$9,984,818	AREF	No
Note A-3	$10,000,000	$9,984,818	AREF	No
Note A-4	$10,000,000	$9,984,818	AREF	No
Note A-5	$15,000,000	$14,977,228	UBS 2018-C11	No
Note A-6	$7,000,000	$6,989,373	AREF	No
Total	$72,000,000	$71,890,692

The proceeds of the Orlando Airport Marriott Lakeside Whole Loan were used to refinance the Orlando Airport Marriott Lakeside Property, fund reserves, pay closing costs, and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is CP Orlando Lakeside, LLC (the “Orlando Airport Marriott Lakeside Borrower”), a Delaware limited liability company structured to be bankruptcy remote, with two independent directors. A non-consolidation opinion has been delivered in connection with the origination of the Orlando Airport Marriott Lakeside Whole Loan. The Orlando Airport Marriott Lakeside Borrower is wholly owned by Sussex Holdings, LLC. Sussex Holdings, LLC is collectively held by six grantor-retained annuity trusts belonging to Joe Yung, Julie Haught, Jenny Yung, Judy Yung, Michelle Christensen, and Scott Yung (“Children of William J. Yung IV”) (57.99%), Children of William J. Yung IV individually (27.52%), none of which have more than a 10% ownership interest, William J. Yung IV (14.25%), and Columbia Sussex Corporation (“Columbia Sussex”) (0.24%). Columbia Sussex, Sussex Holdings, LLC and CSC Holdings, LLC are the borrower sponsors and non-recourse carve-out guarantors of the Orlando Airport Marriott Lakeside Whole Loan.

Columbia Sussex was founded in 1972 by William J. Yung. It is a private hotel company in the United States and a franchisee of Marriott and Hilton branded hotels. Columbia Sussex’s hotel portfolio is consisted of primarily of upper-upscale, branded, full-service properties under the Marriott and Hilton flags and currently spans a diverse hotel portfolio of 40 hotels valued at nearly $2.8 billion.

The Property. The Orlando Airport Marriott Lakeside Property is a nine-story, 485-room full service hotel located in Orlando, Florida. The Orlando Airport Marriott Lakeside Property was built in 1983 and renovated between 2016 and 2018. The 485 guestrooms include 249 queen units, 223 king units, six one-bedroom suites, five studio suites, and two standard suites. Food and beverage facilities at the Orlando Airport Marriott Lakeside Property include two restaurants, a pool bar, and a coffee shop. Other amenities include an indoor/outdoor pool, an indoor whirlpool, an outdoor wading pool, a fitness center, a UPS business center, a gift shop, and a Hertz rental car counter. The Orlando Airport Marriott Lakeside Property is equipped with four guest elevators and two service elevators and offers 539 surface parking spaces (1.11 spaces per room).

The guestrooms at the Orlando Airport Marriott Lakeside Property feature standard and suite-style configurations and are located on floors three through nine of the building. Guestroom amenities include irons and ironing boards, luggage racks, safes, coffeemakers, mini-refrigerators, and hairdryers. Two restaurants, Crimson Tavern and Crimson Café, are located just east of the lobby. The Coffee Bean & Tea Leaf coffee shop is located north of the hotel’s atrium. The Orlando Airport Marriott Lakeside Property features 25,680 SF of meeting space separated into twelve meeting rooms and two boardrooms, located on the north side of the first floor and throughout the second floor. The hotel’s largest ballroom, the Grand Ballroom, is divisible into eight separate rooms, while the hotel’s second largest ballroom, Vista, is divisible into four separate rooms.

Since 2016, approximately $12.5 million ($25,701 per room) was invested in the Orlando Airport Marriott Lakeside Property to complete a property improvement plan (“PIP”). Approximately $11.35 million went into the renovations of the rooms and $1.0 million into upgrades to the fitness center as well as the lobby, bar, and the concierge lounge (of which $217,000 was outstanding as of the origination date of the Orlando Airport Marriott Lakeside Whole Loan and escrowed upfront with the lender). In conjunction with the extensive renovations completed at the Orlando Airport Marriott Lakeside Property, the borrower sponsors entered into a 20-year franchise agreement with Marriott International, Inc. (“Marriott”) that runs through June 8, 2036. The franchise fee consists of 6.0% of room revenue and 3.0% of food and beverage revenue. The agreement also calls for a marketing contribution fee consisting of 1.0% of room revenue throughout the term of the agreement. The Orlando Airport Marriott Lakeside Property is currently managed by Columbia Sussex Management, LLC, an affiliate of the Orlando Airport Marriott Lakeside Borrower. The Orlando Airport Marriott Lakeside Property was previously managed directly by Marriott International, Inc. prior to its acquisition by the borrower sponsors in 2016.

A-3-47

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

More specific information about the Orlando Airport Marriott Lakeside Property and the related competitive set is set forth in the following table:

Orlando Airport Marriott Lakeside Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Orlando Airport Marriott Lakeside Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.6%	$110.73	$78.22	72.2%	$103.88	$75.05	102.3%	93.8%	95.9%
2013	75.6%	$109.38	$82.70	75.4%	$99.89	$75.29	99.7%	91.3%	91.0%
2014	78.5%	$114.09	$89.51	78.7%	$106.86	$84.09	100.3%	93.7%	93.9%
2015	82.4%	$116.86	$96.34	78.9%	$116.93	$92.21	95.7%	100.1%	95.7%
2016	82.2%	$121.44	$99.88	77.4%	$120.77	$93.48	94.1%	99.4%	93.6%
2017	81.9%	$135.23	$110.78	73.5%	$136.11	$99.98	89.7%	100.7%	90.3%
3/31/2018 TTM	80.9%	$139.92	$113.16	73.3%	$139.40	$102.18	90.6%	99.6%	90.3%

Source: Industry Report

(1)	The competitive set for 2012-2014 includes Renaissance Orlando Airport Hotel, Hyatt Regency Orlando International Airport, The Florida Hotel & Conference Center, DoubleTree Orlando Airport, and Embassy Suites Orlando Airport. The competitive set for 2015-2017 includes Holiday Inn Orlando International Airport, Hyatt Regency Orlando International Airport, BW Premier Collection, The Florida Hotel & Conference Center, DoubleTree Orlando Airport, Sheraton Hotel Suites Orlando Airport, and Embassy Suites Orlando Airport.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Orlando Airport Marriott Lakeside Property are attributable to variances in reporting methodologies and/or timing differences. The appraisal also included a competitive property (Renaissance Orlando Airport Hotel) which was not included in the industry report.

The Market. The Orlando Airport Marriott Lakeside Property is located in the southeast quadrant of Augusta National Drive and T.G. Lee Boulevard in Orlando, Florida, approximately 1.0 mile from the Orlando International Airport. Primary regional access through the area is provided by east/west Interstate 4, which extends to such cities as Tampa to the southwest and Daytona Beach to the northeast. North/south Interstate 95 is another major highway, providing access to such cities as Miami to the south and Jacksonville to the north. Regional access through the area is also provided by Florida’s Turnpike, which extends from southeast Florida, through Orlando, to Interstate 75 to the northwest. The Orlando Airport Marriott Lakeside Property’s market is served by a variety of additional local routes. The neighborhood includes the Orlando International Airport, with restaurants, office buildings, and retail shopping centers along the primary thoroughfares and residential areas located along the secondary roadways.

The Orlando Airport Marriott Lakeside Property’s major demand drivers include Walt Disney World Resort and Universal Orlando. Orlando is the major center for commerce in the Central Florida region. According to the appraisal, the Central Florida Research Park, totaling more than 1,000 acres, is ranked as one of the top ten research parks in the nation and is home to over 125 companies. Moreover, the University of Central Florida is the second-largest university in the nation, with more than 60,000 students. Orlando’s economic climate is characterized by tourism, healthcare services and research, financial services, and educational institutions. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Orlando Airport Marriott Lakeside Property is 14,215, 111,472 and 223,259, respectively. Estimated 2018 average household income within a one-, three-and five-mile radius of the Orlando Airport Marriott Lakeside Property is $48,680, $61,217 and $67,933, respectively.

According to the appraisal, the Orlando Airport Marriott Lakeside Property’s market segmentation is 30.0% commercial, 30.0% meeting and group, 25.0% leisure, and 15.0% contract. The top five accounts as of end of month March, 2018 include American Airlines, Jet Blue, Lockheed Martin, General Dynamics, and Flight Safety.

According to the appraisal, the Orlando Airport Marriott Lakeside Property is located in the greater Orlando lodging market. This greater lodging market spans nearly 500 open and operating lodging facilities totaling over 120,000 guestrooms. Within this greater market, the direct submarket that encompasses the Orlando Airport Marriott Lakeside Property is known as the Orlando airport market. According to a third party market research report as of March 2018, the Orlando Airport Marriott Lakeside Property’s competitive set includes six hotels. The competitive set had a weighted average occupancy, ADR and RevPAR of 80.9%, $139.92 and $113.16, respectively over the trailing 12-month period as of March 31, 2018. The Orlando Airport Marriott Lakeside Property had an occupancy, ADR and RevPAR of 73.3%, $139.40 and $102.18, respectively over the trailing 12-month period as of March 31, 2018. According to the appraisal, no new hotels are expected within the Orlando Airport Marriott Lakeside Property’s competitive submarket in the near future.

Competitive properties to the Orlando Airport Marriott Lakeside Property are shown in the table below:

Competitive Set
Property Name	Rooms	Year Built	2016 Occupancy	2016 Average ADR	2016 RevPAR	2017 Occupancy	2017 Average ADR	2017 RevPAR
Orlando Airport Marriott Lakeside Property(1)	485	1983	79.1%	$119.22	$94.32	73.5%	$133.70	$98.21
Holiday Inn Orlando International Airport	288	1984	75 - 80%	$85 - $90	$70 - $75	75 - 80%	$105 - $110	$80 - $85
Sheraton by Hilton Hotel Suites Orlando Airport	150	1988	90 - 95%	$120 - $125	$105 - $110	90 - 95%	$130 - $140	$120 - $125
DoubleTree Orlando Airport	347	1989	85 - 90%	$85 - $90	$75 - $80	80 - 85%	$105 - $110	$90 - $95
Renaissance Orlando Airport Hotel	297	1990	80 - 85%	$115 - $120	$95 – $100	90 - 95%	$120 - $125	$115 -$120
Hyatt Regency Orlando International Airport	445	1992	85 - 90%	$170 - $180	$150 - $160	80 - 85%	$190 - $200	$160 - $170
Embassy Suites Orlando Airport	174	1999	80 - 85%	$130 - $140	$110 - $115	75 - 80%	$160 - $170	$120 - $125

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Orlando Airport Marriott Lakeside Property are attributable to variances in reporting methodologies and/or timing differences. The appraisal also included a competitive property (Renaissance Orlando Airport Hotel) which was not included in the industry report.

A-3-48

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Orlando Airport Marriott Lakeside Property.

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW per Room
Occupancy(1)	78.9%	78.9%	73.5%(2)	73.3%	73.3%
ADR(1)	$116.93	$119.22	$133.70	$137.47	$137.47
RevPAR(1)	$92.21	$94.06	$98.21	$100.77	$100.77

Rooms Revenue	$16,323,954	$16,696,137	$17,385,389	$17,838,941	$17,838,941	$36,781
Food & Beverage	$8,827,521	$8,029,123	$8,274,760	$8,339,882	$8,339,882	$17,196
Other Income(3)	$1,494,987	$1,803,062	$1,454,557	$1,411,967	$1,411,967	$2,911
Total Revenue	$26,646,462	$26,528,322	$27,114,706	$27,590,790	$27,590,790	$56,888
Total Expenses(4)	$19,139,089	$18,668,684	$17,576,873	$17,669,892	$17,691,678	$36,478
Net Operating Income	$7,507,373	$7,859,638	$9,537,833	$9,920,898	$9,899,112	$20,411
FF&E	$1,332,323	$1,326,416	$1,355,735	$1,379,540	$1,379,540	$2,844
Net Cash Flow	$6,175,050	$6,533,222	$8,182,098	$8,541,358	$8,519,573	$17,566

NOI DSCR(5)	1.48x	1.55x	1.89x	1.96x	1.96x
NCF DSCR(5)	1.22x	1.29x	1.62x	1.69x	1.68x
NOI Debt Yield(5)	10.4%	10.9%	13.3%	13.8%	13.8%
NCF Debt Yield(5)	8.6%	9.1%	11.4%	11.9%	11.9%

(1)	Occupancy, ADR and RevPAR figures have been taken from financial statements provided by the Orlando Airport Marriott Lakeside Borrower. The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Orlando Airport Marriott Lakeside Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The decrease in occupancy in 2017 is primarily attributed to the disruption from the PIP that the Orlando Airport Marriott Lakeside Property was undergoing in 2017.

(3)	Other Income includes gift shop revenue, parking revenue, and telephone revenue.

(4)	The decrease in expenses after 2015 was primarily due to implementation of cost cutting measures the borrower sponsor undertook after acquisition of the Orlando Airport Marriott Lakeside Property in 2016, at which point its affiliate became the property manager. The Orlando Airport Marriott Lakeside Property was previously directly managed by Marriott.

(5)	Debt service coverage ratios and debt yields are based on the Orlando Airport Marriott Lakeside Whole Loan.

Escrows and Reserves. The Orlando Airport Marriott Lakeside Borrower deposited in escrow at the origination (i) $537,945 for real estate taxes, (ii) $217,000 for the PIP, (iii) $35,075 for deferred maintenance and (iv) $300,000 for a seasonality reserve.

The Orlando Airport Marriott Lakeside Borrower is required to deposit monthly into escrow (i) 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (suspended at origination as the Orlando Airport Marriott Lakeside Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect) and (ii) 1/12 of an amount equal to the greater of (a) 4.0% of annual operating income from the prior fiscal year and (b) the aggregate amount, if any, to be reserved under the management and franchise agreements, currently estimated at $114,963 (the “FF&E Reserve”) (the current franchise agreement requires 5.0%). Commencing on the payment date occurring in February 2019, and on each payment date thereafter, if at any time the Seasonal Working Capital Reserve Release Condition (as defined below) has not been satisfied, the Orlando Airport Marriott Lakeside Borrower is required to deposit an amount equal to $100,000 with the lender into a seasonality reserve. The seasonality reserve is capped at $500,000. The Orlando Airport Marriott Lakeside Whole Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, and no less than 10 days prior to the applicable due date, the Orlando Airport Marriott Lakeside Borrower pays all insurance premiums and furnishes to the lender receipts or other evidence of such payment reasonably satisfactory to the lender and/or (ii) the Orlando Airport Marriott Lakeside Borrower provides the lender with evidence that the Orlando Airport Marriott Lakeside Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

A “Seasonal Working Capital Reserve Release Condition” means the lender’s determination that the Orlando Airport Marriott Lakeside Property has achieved a debt service coverage ratio of at least 1.20x for the three-month period of June, July, and August of any calendar year during the term of the Orlando Airport Marriott Lakeside Whole Loan. Any amounts then remaining in the seasonality reserve will be disbursed to Orlando Airport Marriott Lakeside Borrower; provided, however, that if the Seasonal Working Capital Reserve Release Condition has occurred, such Seasonal Working Capital Reserve Release Condition will cease to continue if the lender determines that the Orlando Airport Marriott Lakeside Property has failed to achieve a debt service coverage ratio of at least 1.05x for the three-month period of June, July, and August of any calendar year during the term of the Orlando Airport Marriott Lakeside Whole Loan. In addition, provided no Cash Management Trigger Event (as defined below) is then continuing, any amounts then remaining in the seasonality reserve will be disbursed to the Orlando Airport Marriott Lakeside Borrower each year on the payment date occurring in October.

Lockbox and Cash Management. The Orlando Airport Marriott Lakeside Whole Loan provides for a hard lockbox and springing cash management. The Orlando Airport Marriott Lakeside Whole Loan requires all rents to be directly deposited by tenants of the Orlando Airport Marriott Lakeside Property into such lockbox account. During the continuance of a Cash Management Trigger Event, funds in the lockbox account are required to be transferred to the cash management account once every business day. All funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Orlando Airport Marriott Lakeside Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay for monthly operating expenses in accordance with the approved annual budget, if any, to pay for any extraordinary expenses approved by the lender, and to deposit the remainder into an account to be held by the lender as additional security for the Orlando Airport Marriott Lakeside Whole Loan.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Orlando Airport Marriott Lakeside Whole Loan or (ii) the debt service coverage ratio based on the last day of each calendar quarter period falling below 1.20x. A Cash Management Trigger Event will continue until the Orlando

A-3-49

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

Airport Marriott Lakeside Whole Loan has been repaid in full, or (x) in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender or (y) in regard to clause (ii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than or equal to 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Orlando Airport Marriott Lakeside Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

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A-3-51

26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

A-3-52

26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

Travelers Tower I
26555 Evergreen Road
Southfield, MI 48076
Bloomfield Hills
Troy
West Bloomfield Township
Bloomfield Township
Walnut Lake
Wing Lake
Gilbert Lake
Lone Pine Rd
Quarton Rd
Big Beaver Rd
Maple Rd
Telegraph Rd
Franklin Rd
Middlebelt Rd
Woodward Ave
Adams Rd
Coolidge Hwy
Somerset Collection
The Suburban Collection Troy Automall
Bloomfield Hills Plaza Shopping Ctr.
Oakland Hills Country Club
Bloomfield Plaza
DOWNTOWN BIRMINGHAM
Birmingham
Midtown Square
TROY AMTRAK
AMTRAK
Oakland County/Troy Airport
Clawson
14 Mile Rd
Birmingham Golf Course
Beverly Hills
Franklin
Franklin Hills Country Club
Northwestern Hwy
13 Mile Rd
Evergreen Rd
Southfield Rd
Beaumont Hospital, Royal Oak
Crooks Rd
Royal Oak
Arden Companies
Thomson Reuters
OAKLAND COUNTY
Greenfield Rd
12 Mile Rd
Ally Financial
Tel-Twelve Shopping Center
Evergreen Plaza Shopping Ctr.
Lathrup Village
Berkley
Walter P. Reuther Frwy
Costick Activities Ctr.
11 Mile Rd
Federal-Mogul Motorparts
Barton Malow
American Center
Plante Moran
Harley Ellis Devereaux
Oakland Commons
Civic Center Park
Southfield Civic Ctr. Arena
Lincoln Shopping Center
Huntington Woods
Rackham Golf Course
Detroit Zoo
Farmington Hills
Civic Center Dr
Denso International America, Inc.
Secretary of State Office
Southfield Town Center CDW, Microsoft, Yahoo
Lawrence Technological University
10 Mile Rd
Southfield
Inkster Rd
Beech Rd
Lahser Rd
Oak Park Blvd
Oakland Community College-Southfield
Oak Park Shopping Plaza
Oak Park
West River Center
9 Mile Rd
Providence-Providence Park Hospital, Southfield
Lear Corporation
Berg Rd
Plum Hollow Country Club
Beaumont Hospital, Farmington Hills
Shiawassee Rd
Wyoming Ave
8 Mile Rd
Werton Plaza
Livonia
Redford
O'Hair Park
Southfield Frwy
John C. Lodge Frwy
Outer Dr
7 Mile Rd
Rogell Golf Course
Wayne County Community College - Northwest Campus
College Park Commons
Henry Ford Medical Ctr.-Detroit Northwest
DETROIT
Marygrove College
Grand River Ave
WAYNE COUNTY
Downtown 8 miles
Fenkell St
Myers Rd
Grandland Shopping Center
Tower Center Mall
Schoolcraft Ave
Detroit Metro-Wayne County Airport 16 miles
MACOMB COUNTY
Waterford
Rochester Hills
Shelby
Pontiac
OAKLAND COUNTY
Troy
Clinton
West Bloomfield
Sterling Heights
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
MICHIGAN
Livonia
Lake St. Clair
DETROIT
Canton
Dearborn
Westland
WINDSOR
CANADA
Taylor
ONTARIO
Ypsilanti
WASHTENAW COUNTY
LaSalle

A-3-53

26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
				Location:	Southfield, MI 48076
				General Property Type:	Office
Original Balance:	$33,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$33,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.1%			Year Built/Renovated:	1972/2014-2018
Loan Purpose:	Refinance			Size:	473,959 SF
Borrower Sponsor:	Francis Greenburger			Cut-off Date Balance per SF:	$70
Mortgage Rate:	4.8200%			Maturity Date Balance per SF:	$70
Note Date:	6/11/2018			Property Manager:	G&E Real Estate Management Services, Inc.
First Payment Date:	8/1/2018
Maturity Date:	7/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(2):	$4,462,936
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	13.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	13.5%
Additional Debt Type:	N/A			UW NCF DSCR:	2.48x
Additional Debt Balance:	N/A			Most Recent NOI(2):	$3,200,804 (3/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,066,136 (12/31/2017)
Reserves(1)				3rd Most Recent NOI:	$2,530,677 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	87.1% (6/1/2018)
RE Tax:	$474,418	$48,399	N/A	2nd Most Recent Occupancy:	79.4% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	70.3% (12/31/2016)
Replacements:	$0	$8,294	$500,000	Appraised Value (as of):	$54,800,000 (5/3/2018)
TI/LC:	$250,000	$39,497	$3,000,000	Cut-off Date LTV Ratio:	60.2%
Outstanding Tenant Allowance:	$1,267,691	$0	N/A	Maturity Date LTV Ratio:	60.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	100.0%	Loan Payoff:	$19,499,199	59.1%
			Reserves:	$1,992,109	6.0%
			Closing Costs:	$268,242	0.8%
			Return of Equity:	$11,240,450	34.1%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The increase in UW NOI compared to the Most Recent NOI is primarily attributable to: (i) rent steps through December 31, 2018 totaling $89,073, (ii) forward starting rent for two tenants, Mortgage Center, L.C. and Maestro Health, Inc., totaling $580,817 and (iii) the cessation of rent abatements totaling $532,685 for leases executed in the trailing 12-month period through March 31, 2018.

The Mortgage Loan. The sixth largest mortgage loan (the “Travelers Tower I Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $33,000,000 secured by a first priority fee mortgage encumbering a 473,959 SF, 18-story, suburban office building located in Southfield, Michigan (the “Travelers Tower I Property”) approximately ten miles northwest of the Detroit central business district. Proceeds of the Travelers Tower I Mortgage Loan were used to refinance existing debt of approximately $19.5 million, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Southfield Tower I Equities LLC (the “Travelers Tower I Borrower”), a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. Legal counsel to the Travelers Tower I Borrower delivered a non-consolidation opinion in connection with the origination of the Travelers Tower I Mortgage Loan. The Travelers Tower I Borrower is owned by GT Holdings LLC (58.18%), Francis Greenburger (22.37%), 2103 Irrevocable Trust (8.95%), Robert Kantor (8.49%), and David Lebenstein (2.01%).

The borrower sponsor and non-recourse carveout guarantor is Francis Greenburger (the “Travelers Tower I Borrower Sponsor”). Time Equities, Inc. (“TEI”), founded in 1966 by the Travelers Tower I Borrower Sponsor, had a portfolio of approximately 31.1 million SF of residential, industrial, office and retail space, including over 4,000 multi-family apartment units, as of December 31, 2017. TEI owns and operates properties across 30 states, five Canadian provinces, Germany, the Netherlands and Anguilla. In addition, TEI is in various stages of development and pre-development on approximately 1.4 million SF of space including at least 1,447 residential units.

A-3-54

26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

The Property. Developed in 1972 and most recently renovated from 2014 through 2018, the Travelers Tower I Property is a 473,959 SF, 18-story, suburban office building located in Southfield, Michigan, approximately ten miles northwest of the Detroit central business district. The Travelers Tower I Property offers numerous amenities, including a 4,111 SF fitness center with locker and shower facilities, a café & sundry shop, professional art installations and a conferencing center. As of June 1, 2018, the Travelers Tower I Property was 87.1% leased to 46 national, regional and local tenants occupying suites ranging in size from 696 SF to 49,268 SF. The three largest tenants at the Travelers Tower I Property, Willis Towers Watson (“WTW”) (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), Faurecia Interior Systems, Inc. (“Faurecia”) (rated BB+/Ba1/BB+ by Fitch/Moody’s/S&P) and MSX International, Inc. (“MSXI”), represent 31.7% of the NRA and 36.3% of the underwritten base rent. Outside of the top three tenants, no tenant at the Travelers Tower I Property represents more than 5.1% of the NRA or 6.3% of the underwritten base rent. The tenants at the Travelers Tower I Property represent a diverse mix of industries including healthcare, professional services, engineering, automotive, financial, government and education.

The Travelers Tower I Property, together with the connected 13-story office building known as Travelers Tower II (which is not part of the collateral), represents the third largest multi-tenant office complex in the Detroit-Warren-Livonia metropolitan statistical area (the “Detroit MSA”). Travelers Tower II is connected to the Travelers Tower I Property via both a one-story connector and the parking garage located on the west side of Central Park Boulevard.

Since acquiring the Travelers Tower I Property in 2013, the Travelers Tower I Borrower Sponsor has increased occupancy approximately 38.3% through major leases to international and national tenants including WTW, Faurecia, MSXI, Equian, LLC, Mortgage Center, L.C. Fox Sports Net Detroit, LLC and NCS Pearson, Inc. Additionally, the Travelers Tower I Borrower Sponsor has invested approximately $5.0 million in capital improvements including a lobby renovation, construction of a state-of-the-art fitness center, HVAC retro-commissioning, elevator upgrade and improvement, heating and hot water system upgrades, a building management system upgrade, interior and exterior signage, roof replacement and parking lot upgrades. The Travelers Tower I Borrower Sponsor also recently completed a multi-tenant retail development (not a part of collateral) located adjacent to the Travelers Tower I Property providing additional amenities to the tenant base.

The Travelers Tower I Property and Travelers Tower II have an easement agreement through December 31, 2060, which provides access to all of the 2,843 parking spaces located on the parcels using a parking space allocation ratio of 46.65% for the Travelers Tower I Property and 53.35% for Travelers Tower II. This provides a total of 1,326 surface and garage parking spaces for the Travelers Tower I Property reflecting an overall parking ratio of 2.80 spaces per 1,000 SF.

Major Tenants.

Willis Towers Watson (57,054 SF, 12.0% of NRA, 14.1% of underwritten base rent). WTW (Fitch/Moody’s/S&P: BBB/Baa3/BBB) (NASDAQ: WLTW) provides services and solutions to clients across four business segments including human capital and benefits; corporate risk and broking; investment, risk and reinsurance; and benefits delivery and administration. WTW has over 40,000 employees serving clients located in more than 140 countries. WTW clientele includes approximately 90.0% of Fortune Global 500 companies, Fortune 1000 and the FTSE 100. As of the fourth quarter 2017, WTW reported total revenues of approximately $8.2 billion, net income of approximately $592.0 million and total assets of $32.5 billion. WTW is the parent company to tenants occupying two suites totaling 49,268 SF and 7,786 SF. The largest space consisting of 49,268 SF is leased to Towers Watson Delaware Inc. (“TWD”), a professional services company which provides human capital, human resource technology, risk, and insurance consulting. TWD has been in occupancy since November 2015 and operates under an 11-year term expiring November 2026 and has two, five-year renewal options remaining. TWD has a one-time right to surrender up to 20.0% of its leased space effective November 2020 with prior written notice no later than February 2020 and a right of first refusal on all continuous leasable space on the 13th and 15th floors of the Travelers Tower I Property. TWD also has a one-time right to terminate its lease effective November 2022 with prior written notice no later than November 2021. If terminated, TWD will pay the landlord a termination fee equal to the sum of the unamortized portion of the lease cost with 50.0% due at the same time as the delivery of the termination option notice, and the remaining 50.0% due on or prior to the effective date of termination. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations”. The smaller space consisting of 7,786 SF is leased to Willis of Michigan Inc. (“Travelers Insurance”), an insurance company operating three business segments consisting of business and international insurance, bond and specialty insurance and personal insurance. As of the fourth quarter 2017, Travelers Insurance had approximately 30,000 employees and assets totaling approximately $103.0 billion. Travelers Insurance has been in occupancy since November 2016 and operates under a 10-year lease expiring November 2026. Travelers Insurance has no renewal or termination options.

Faurecia Interior Systems, Inc. (47,250 SF, 10.0% of NRA, 11.3% of underwritten base rent). Faurecia (Fitch/Moody’s/S&P: BB+/Ba1/BB+) (NYSE: Euronext) is a global leader in the manufacturing and automotive seating, interior systems and emissions control technologies. Faurecia employs approximately 109,000 employees and operates 300 sites, including 30 R&D centers, in 35 countries around the world. According to Faurecia’s website, Faurecia is the world’s number one supplier of seat frames and mechanisms, emissions control technologies and vehicle interiors. Faurecia is also the world’s third largest supplier of complete seat systems. In 2010, Faurecia acquired the Ford plant in Saline, Michigan, bolstering its position in North America while becoming Ford’s second largest customer. The North American market comprises approximately 26.0% of Faurecia’s overall sales. As of the fourth quarter 2017, Faurecia reported total sales of approximately €20.2 billion, net income of €714.0 million and total assets of €11.5 billion. Faurecia has been in occupancy since October 2012 and operates under a 7.6-year term expiring in May 2020. Faurecia has no renewal options and no termination options.

MSX International, Inc. (45,748 SF, 9.7% of NRA, 10.8% of underwritten base rent). MSXI provides retail network and human capital solutions primarily for the automotive industry. MSXI has approximately 6,000 employees across 80 countries which provide warranty solutions, technical solutions, dealer solutions, training solutions and technical staffing. Bain Capital Private Equity purchased MSXI in January 2017. MSXI has been in occupancy since October 2015 and currently leases a combined 45,748 SF of which 6,346 SF is subleased through September 2018. MSXI’s primary lease is comprised of 37,446 SF of office space and 1,956 SF of storage space and expires on April 2026 with two, five-year renewal options. MSXI has a right of first refusal on all or a portion of the continuous leasable space on the 7th and 12th floors of the Travelers Tower I Property. Provided MSXI has not exercised its right of first refusal, MSXI has a one-time right to terminate its lease effective April 2022 with nine months’ prior written notice. If terminated, MSXI will pay the landlord a termination payment equal to the sum of the unamortized portion of the lease costs plus four months’ base rent. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations”.

A-3-55

26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

The following table presents a summary regarding the largest tenants at the Travelers Tower I Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Base Rent	% of Annual Base UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration

Major Tenants
Willis Towers Watson(4)(5)	BBB/Baa3/BBB	57,054	12.0%	$1,045,115	14.1%	$18.32	11/30/2026
Faurecia Interior Systems, Inc.	BB+/Ba1/BB+	47,250	10.0%	$838,688	11.3%	$17.75	5/31/2020
MSX International, Inc.	NR/NR/NR	45,748	9.7%	$796,656	10.8%	$17.41	Various(6)
Equian, LLC(7)	NR/NR/NR	24,354	5.1%	$462,726	6.3%	$19.00	8/31/2025
Mortgage Center, L.C.(8)	NR/NR/NR	21,692	4.6%	$390,456	5.3%	$18.00	12/31/2026
Fox Sports Net Detroit, LLC	NR/NR/NR	18,276	3.9%	$336,284	4.6%	$18.40	4/30/2019
NCS Pearson, Inc.(9)	NR/NR/NR	16,560	3.5%	$314,633	4.3%	$19.00	12/31/2025
Off Chap 13 Trustee – Detroit(10)	NR/NR/NR	15,635	3.3%	$279,085	3.8%	$17.85	12/31/2020
Major Tenants Total		246,569	52.0%	$4,463,642	60.4%	$18.10
Other Tenants		166,283	35.1%	$2,926,125	39.6%	$17.60
Vacant Space		61,107	12.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		473,959	100.0%	$7,389,768	100.0%	$17.90

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Willis Towers Watson is the parent company of two tenants, TWD and Travelers Insurance, which occupy two suites totaling 49,268 SF and 7,786 SF, respectively.
(5)	TWD has two, five-year renewal options remaining.
(6)	MSXI leases a combined 45,748 SF of which 6,346 SF is subleased through September 2018. MSXI primary lease is for 37,446 SF and expires on April 2026 with two, five-year renewal options.
(7)	Equian, LLC has two, five-year renewal options remaining.
(8)	Mortgage Center, L.C. has one, five-year renewal option remaining.
(9)	NCS Pearson, Inc. has two, five-year renewal options remaining.
(10)	Off Chap 13 Trustee – Detroit has two, five-year renewal options remaining.

The following table presents certain information relating to the lease rollover at the Travelers Tower I Property.

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,226	0.3%	0.3%	$10.98	$13,461	0.2%	0.2%
2018	5	20,405	4.3%	4.6%	$18.59	$379,276	5.1%	5.3%
2019	8	29,668	6.3%	10.8%	$18.44	$547,097	7.4%	12.7%
2020	8	81,037	17.1%	27.9%	$17.66	$1,430,834	19.4%	32.1%
2021	6	33,347	7.0%	35.0%	$19.06	$635,642	8.6%	40.7%
2022	8	44,593	9.4%	44.4%	$20.13	$897,526	12.1%	52.8%
2023	12	25,438	5.4%	49.7%	$10.44	$265,520	3.6%	56.4%
2024	3	8,553	1.8%	51.5%	$19.02	$162,682	2.2%	58.6%
2025	3	50,437	10.6%	62.2%	$18.82	$949,250	12.8%	71.5%
2026	5	118,148	24.9%	87.1%	$17.85	$2,108,480	28.5%	100.0%
2027	0	0	0.0%	87.1%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	87.1%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	87.1%	$0.00	$0	0.0%	100.0%
Vacant	0	61,107	12.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	59	473,959	100.0%		$17.90	$7,389,768	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

A-3-56

26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

The Market. The Travelers Tower I Property is located in Southfield, Oakland County, Michigan approximately ten miles northwest of the Detroit central business district. Primary regional access to the Travelers Tower I Property is provided by Interstate 696 (0.4 miles north), Interstate 75 (7.8 miles east), and the John C Lodge Expressway (US-10) (0.5 miles south). On a local level, the Travelers Tower I Property is situated on Evergreen Road, a major north/south four-lane commercial corridor. The Travelers Tower I Property is located within the Detroit MSA, which had a population of approximately 4.7 million as of 2016. The Detroit MSA is home to 22 of the nation’s Fortune 1000 corporations, including General Motors, Ford Motor, Leer, TRW Automotive Holdings, Penske Automotive Group, DTE Energy, Ally Financial, Autoliv, Masco, Visteon, BorgWarner, CMS Energy, Auto-Owners Insurance and Kelly Service. The Detroit MSA’s employment base differs considerably from that of other metropolitan areas across the United States. This has historically been due to a heavy concentration of jobs in the automotive industry. However, employment opportunities have begun to shift toward healthcare, education, construction, professional and business services, and leisure and hospitality services. In particular, the healthcare industry is expected to lead the economic diversification across Detroit MSA. As of the first quarter 2018, five of the ten largest employers in the Detroit MSA were providers of healthcare services.

According to a third party market research report, the Travelers Tower I Property is located within the Detroit office market. As of the first quarter 2018, the Detroit office market had an inventory of approximately 216.4 million SF of office space, a vacancy rate of approximately 9.9% and an average rental rate of $19.03 PSF, which represented a 1.2% increase from the first quarter 2017 average rental rate of $18.80 PSF. As of the first quarter 2018, the Detroit office market saw six deliveries totaling approximately 58,230 SF and 18 deliveries totaling approximately 567,010 SF over the past four quarters. Net absorption totaled approximately 292,832 SF in the first quarter 2018 and approximately 1.78 million SF over the past four quarters. According to a third party market research report, the Travelers Tower I Property is located within the Southfield office submarket. As of the first quarter of 2018, the Southfield office submarket had an inventory of approximately 23.8 million SF of office space, a vacancy rate of approximately 20.1% and an average rental rate of $18.10 PSF. As of the first quarter of 2018, the Southfield office submarket saw one delivery totaling approximately 11,556 SF and only one other delivery since the second quarter 2014, which totaled approximately 12,700 SF.

The following table presents recent leasing data at competitive office buildings with respect to the Travelers Tower I Property.

Comparable Office Leases
Address	Tenant Name	Lease Size (SF)	Proximity	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type	Adjusted Rental Rate PSF
26555 Evergreen Road, Southfield, MI	Mortgage Center, L.C.(1)	21,692(1)	--	July 2018(1)	8.5(1)	$18.00(1)	Modified Gross	—
27725 Stansbury Boulevard, Farmington Hills, MI	Flextronics America, LLC	63,613	6.6 miles	March 2018	10	$18.50	Modified Gross	$19.47
27777 Inkster Road, Farmington Hills, MI	Centria Healthcare, LLC	60,221	5.2 miles	February 2018	10	$17.00	Modified Gross	$17.53
26211 Central Park Boulevard, Southfield, MI	County of Washtenaw - HIDTA	20,000	0.3 miles	January 2018	15	$13.50	Gross	$17.25
27555 Executive Drive, Farmington Hills, MI	Keyence Corp. of America	10,732	9.8 miles	November 2017	5	$20.00	Modified Gross	$18.22
27555 Executive Drive, Farmington Hills, MI	Hyundai Dymos Michigan, LLC	6,466	9.8 miles	November 2017	5	$21.50	Modified Gross	$21.68
29100 Northwestern Highway, Southfield, MI	Dealer Advertising Cooperative	3,171	4.3 miles	July 2016	6	$18.75	Modified Gross	$18.14
24800 Denso Drive, Southfield, MI	Secure Planning Strategies	2,992	2.9 miles	March 2016	6	$18.90	Modified Gross	$22.54

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

A-3-57

26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Travelers Tower I Property.

Cash Flow Analysis
	12/31/2015	12/31/2016	12/31/2017	3/31/2018 TTM	UW	UW PSF
Base Rent(1)	$4,608,199	$5,708,764	$5,966,403	$6,170,576	$7,389,768	$15.59
Gross Up Vacant Space	$0	$0	$0	$0	$1,155,063	$2.44
Free Rent	($397,172)	($1,150,543)	($491,265)	($532,685)	$0	$0.00
Total Recoveries	$311,252	$516,553	$333,151	$320,887	$350,352	$0.74
Other Income(2)	$50,688	$161,192	$32,579	$41,639	$34,663	$0.07
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,607,372)	($3.39)
Effective Gross Income	$4,572,967	$5,235,966	$5,840,868	$6,000,418	$7,322,473	$15.45
Total Expenses	$2,508,320	$2,705,289	$2,774,732	$2,799,614	$2,859,537	$6.03
Net Operating Income(3)	$2,064,647	$2,530,677	$3,066,136	$3,200,804	$4,462,936	$9.42
Capital Expenditures	$0	$0	$0	$0	$100,252	$0.21
TI/LC	$0	$0	$0	$0	$355,472	$0.75
Net Cash Flow	$2,064,647	$2,530,677	$3,066,136	$3,200,804	$4,007,212	$8.45

Occupancy %(4)	79.5%	70.3%	79.4%	79.9%	82.0%
NOI DSCR	1.28x	1.57x	1.90x	1.98x	2.77x
NCF DSCR	1.28x	1.57x	1.90x	1.98x	2.48x
NOI Debt Yield	6.3%	7.7%	9.3%	9.7%	13.5%
NCF Debt Yield	6.3%	7.7%	9.3%	9.7%	12.1%

(1)	UW Base Rent is based on the underwritten rent roll and includes rent steps through December 31, 2018 totaling $89,073 and forward starting rent for tenants Mortgage Center, L.C and Maestro Health, Inc. collectively totaling $580,817
(2)	Other Income includes administrative fees, parking income and miscellaneous income.
(3)	The increase in UW Net Operating Income compared to the 3/31/2018 TTM Net Operating Income is primarily attributable to (i) rent steps through December 31, 2018 totaling $89,073, (ii) forward starting rent for tenants Mortgage Center, L.C. and Maestro Health, Inc. totaling $580,817 and (iii) the cessation of rent abatements totaling $532,685 for new and renewal leases executed in the trailing 12-month period through March 31, 2018.
(4)	UW Occupancy % is based on an underwritten economic vacancy of 18.0%. The Travelers Tower I Property was 87.1% leased as of June 1, 2018.

Escrows and Reserves. The Travelers Tower I Mortgage Loan documents provide for upfront escrows in the amount of $474,418 for real estate taxes, $250,000 for tenant improvements and leasing commissions, and $1,267,691 for outstanding tenant allowances. The Travelers Tower I Mortgage Loan documents also provide for ongoing monthly escrows of $48,399 for real estate taxes, $8,294 for replacement reserves (capped at $500,000) and $39,497 for tenant improvements (capped at $3,000,000).

The Travelers Tower I Borrower is not required to make deposits into the insurance subaccount so long as: (i) no event of default under the Travelers Tower I Mortgage Loan documents has occurred and is continuing and (ii) the Travelers Tower I Borrower delivers evidence to the lender of fully paid blanket insurance policies covering the Travelers Tower I Property.

Lockbox and Cash Management. The Travelers Tower I Mortgage Loan has a springing lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) Travelers Tower I Mortgage Loan maturity date, or (ii) the occurrence of a monetary or material default or event of default (including, without limitation, a breach which would cause liability under the Travelers Tower I Borrower recourse liabilities and/or a springing recourse event), and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice lender will only be required to give if (1) the Travelers Tower I Mortgage Loan and all other obligations under the Travelers Tower I Mortgage Loan documents have been repaid in full or (2) the maturity date has not occurred and with respect to the matters described in clause (ii) above, such default or event of default has been cured and no other default or event of default has occurred and is continuing.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Travelers Tower I Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Travelers Tower I Mortgage Loan documents.

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12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

A-3-60

12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

Vista Station 8
12832 South Frontrunner Boulevard
Draper, UT 84020
Kearns
Salt Lake City Intl. Airport 12 miles
Downtown Salt Lake City 9 miles
Murray
Holladay
Old Mill Golf Club
Old Mill Corporate Center
South Valley Regional Airport
Murray Parkway Golf Course
Fashion Place Mall
Overstock.com Corporate Headquarters
Park Center
Ft. Union Blvd.
The Shops at Fort Union
Midvale
Cottonwood Heights
Jordan Landing
Bingham Junction
Historic Gardner
Midvale Ctr.
West Jordan
TRAX RED LINE
W. Jordan City Ctr.
2700 W.
Jordan Valley
TRAX BLUE LINE
Willow Creek Country Club
Jordan Valley Med. Ctr.
Rio Tinto Stadium
Historic Sandy
River Pointe Plaza
SLCC-Jordan Campus
Sandy Expo
Sandy Mall
SALT LAKE COUNTY
FRONTRUNNER
Mountain America CU Expo. Ctr.
Glenmoor Golf Course
Pheasant Hollow Business Park
Sandy Civic Ctr.
Sandy
The Shops at South Town
South Jordan
Dimple Dell Regional Park
Daybreak
River Park
The Commons at Southtowne
RiverPark Corporate Center
Daybreak Parkway
The District
Loveland Living Planet Aquarium
Lone Peak Hospital
Draper Peaks
Hidden Valley Country Club
WASATCH-CACHE NATL. FOREST
Draper Town Ctr.
Draper Crossing
Swire Coca-Cola
Intermountain Riverton Hospital
Riverton
Riverbend Golf Course
Draper
eBay
Dell EMC
WASATCH RANGE
Mountain View Corridor
1-800 Contacts
Bangerter Crossing
Bangerter Hwy
Bluffdale
Highland Dr.
Traverse Ridge Rd.
Herriman
Redwood Rd.
UTAH COUNTY
Alpine
Younique Products
Camp Williams Military Reservation
Outlets at Traverse Mountain
Xactware Corporate Center
IM Flash
Adobe
Ancestry
Oracle
Timpanogos Hwy
Thanksgiving Park
MaritzCX
Lehi
Highland
Thanksgiving Point
2100 N.
5300 W.
Ogden
Roy
Clearfield
Layton
Syracuse
Farmington
Great Salt Lake
Centerville
Bountiful
North Salt Lake
SALT LAKE CITY
West Valley City
South Salt Lake
Taylorsville
Murray
West Jordan
South Jordan
Sandy
Riverton
Draper
Lehi
Park City
Heber
Tooele
Grantsville
American Fork

A-3-61

12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
				Location:	Draper, UT 84020
				General Property Type:	Office
Original Balance:	$31,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$31,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.9%			Year Built/Renovated:	2016/N/A
Loan Purpose:	Refinance			Size:	154,846 SF
Borrower Sponsors:	The Boyer Company, L.C.; KC Gardner Company, L.C.			Cut-off Date Balance per SF:	$200
				Maturity Date Balance per SF:	$167
Mortgage Rate:	4.9480%			Property Manager:	The Boyer Company, L.C. (borrower-related)
Note Date:	5/16/2018
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	6 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(3):	$3,115,740
Prepayment Provisions(1):	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.89x (IO) 1.48x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(3):	$1,530,918 (2/28/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	$970,347 (12/31/2017)
Reserves(2)				3rd Most Recent NOI(3):	$156,541 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (7/1/2018)
RE Tax:	$227,700	$32,529	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$16,734	$2,092	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Replacements:	$0	$1,936	N/A	Appraised Value (as of):	$48,330,000 (1/31/2018)
TI/LC:	$0	$12,904	N/A	Cut-off Date LTV Ratio:	64.1%
Security Deposit Reserve:	$361,538	$0	N/A	Maturity Date LTV Ratio:	53.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	97.8%	Loan Payoff(4):	$30,637,404	96.7%
Borrower Equity:	$684,563	2.2%	Reserves:	$605,972	1.9%
			Closing Costs:	$441,188	1.4%
Total Sources:	$31,684,563	100.0%	Total Uses:	$31,684,563	100.0%

(1)	Free release is permitted. See “Release of Property” below for further discussion of release requirements.

(2)	See “Escrows and Reserves” below for further discussion of reserve information.

(3)	The Vista Station 8 Property (as defined below) was built in 2016. The 2016 cash flow represents a partial operating period as Tesla, Inc. (“Tesla”) took occupancy in October 2016. Per Tesla’s lease, Tesla received free rent for the first 12 months of its lease term. The increase in NOI and UW NOI is due to the burn off of rent abatements.

(4)	Loan Payoff includes $3,768,219 used to pay off loans from entities affiliated with the borrower sponsors at origination.

The Mortgage Loan. The seventh largest mortgage loan (the “Vista Station 8 Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $31,000,000. The Vista Station 8 Mortgage Loan is secured by a first priority fee mortgage encumbering a 154,846 SF office property located in Draper, Utah (the “Vista Station 8 Property”). The proceeds of the Vista Station 8 Mortgage Loan, along with $684,563 in borrower sponsor equity, were used to pay off existing debts, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrower is BG Vista Office 8, L.C. (the “Vista Station 8 Borrower”), a single-purpose Utah limited liability company, with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the Vista Station 8 Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are The Boyer Company, L.C. (“The Boyer Company” or “Boyer”) and KC Gardner Company, L.C. (“The Gardner Company”), joint and severally.

The Boyer Company, based in Salt Lake City, Utah, is a full-service real estate development firm that has developed over 35 million SF of commercial projects throughout the country including office buildings, shopping centers, medical facilities, residential developments, hotels, and special use buildings. In addition to developing and managing its own portfolio, Boyer offers construction management and property management services for third party clients. Boyer’s property management team currently services a diverse portfolio of over 16 million SF of office, governmental, industrial, retail, and residential property valued in excess of $1 billion. The Gardner Company is a full service real estate company specializing in the development of office, retail, industrial and medical buildings based in Utah.

A-3-62

12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

The Property. The Vista Station 8 Property is a 154,846 SF, five-story Class A office building built in 2016 and located in Draper, Utah.  The Vista Station 8 Property is situated within a larger 175-acre office park that was co-developed by the borrower sponsors between 2015 and 2018.  The borrower sponsors purchased the land underlying the Vista Station 8 Property for approximately $5.0 million, and invested approximately $17.6 million in development cost and approximately $7.0 million in tenant improvement.  The borrower sponsors’ total cost basis is approximately $33.7 million.  The Vista Station 8 Property has frontage on South Frontrunner Boulevard, a major north-south arterial street.  Average floor plates at the Vista Station 8 Property are 31,174 SF.  Key card access and security cameras are available throughout the Vista Station 8 Property. The Vista Station 8 Property is served by three passenger elevators and 775 parking spaces for a parking ratio of five space per 1,000 SF.  As of July 1, 2018, the Vista Station 8 Property was 100.0% leased to Tesla.

Major Tenant.

Tesla, Inc. (154,846 SF, 100.0% of NRA, 100.0% of underwritten base rent). Tesla (Moody’s: B3) (NASDAQ: TSLA) is an American multinational corporation specializing in electric vehicle production, energy storage, and solar panel manufacturing. As of year-end 2017, Tesla reported revenues of $11.8 billion, representing a 68.0% increase year-over-year and net loss of $2.2 million. As of May 2018, Tesla’s market capitalization is approximately $54.1 billion.

Tesla acquired SolarCity Corporation in late 2016. SolarCity Corporation was renamed to Tesla Energy Operations, Inc. in January 2018. Tesla Energy Operations, Inc. designs, permits, finances, installs, monitors, maintains, leases, and sells solar energy systems in the United States. It offers solar cells, installation and mounting hardware, financial products, electrical hardware, monitoring solutions, and related software. The company also sells electricity generated by solar energy systems to customers. It serves residential homeowners, commercial businesses, and schools and universities, as well as federal, state, and local government entities. In May 2018, Tesla submitted a patent application for its new solar panel technology. The new technology integrates solar cells into roofing materials that can collect approximately 98.0% of the solar energy of traditional solar panels. According to Tesla’s patent application as of the first quarter of 2018, solar energy sales are expected to improve significantly in 2018 as the company begins offering retrofit solar instillations in over 90 Tesla stores.

The Vista Station 8 Property houses the professional services functions such as accounting, finance, human resources, legal, and marketing and sales support for both Tesla and Tesla Energy Operations, Inc. The Vista Station 8 Property is Tesla’s second corporate office in Utah after its Salt Lake City location, which opened in mid-2015.

Tesla is currently not in occupancy on the fifth floor of the Vista Station 8 Property, but, according to the Vista Station 8 Borrower, Tesla expects to take occupancy by fourth quarter 2018. The first floor of the Vista Station 8 Property will be built into a cafeteria and gym as on-site amenities once Tesla takes occupancy on the fifth floor. Tesla’s lease has a lease expiration of October 2027 at a current base rent of $29.41 PSF. Tesla has two, five-year renewal options with an 18-month renewal notice. The renewal rent will be equal to the lesser of (i) in place rent at the time of renewal increased by 2.5% or (ii) 95% of fair market value. The lease does not provide for options to terminate. Tesla subleases 29,500 SF to Slash Support, Inc., an outsourced information technology (“IT”) company that provides IT support to Tesla. The sublease was executed in July 2017, is scheduled to expire in July 2022, and includes two, three-year renewal options. The current sublease base rent is $26.75 PSF during the first 12 months of the sublease term with 3.0% annual escalations. Slash Support, Inc. has an option to terminate the sublease at any time with four-months’ notice. The rental income for the space subleased to Slash Support, Inc. was marked down to the sublease base rent of $26.75 PSF in the underwritten cash flow as shown in the “Cash Flow Analysis” chart below.

The following table presents certain information relating to the leases at the Vista Station 8 Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Tesla(2)	NR/B3/NR	154,846	100.0%	$4,554,021	100.0%	$29.41	10/31/2027
Total/Wtd. Avg.		154,846	100.0%	$4,554,021	100.0%	$29.41

(1)	Information is based on the underwritten rent roll.

(2)	Tesla is currently not in occupancy on the fifth floor of the Vista Station 8 Property but expects to take occupancy by September 2018. Tesla also subleased 29,500 SF to Slash Support, Inc. at $26.75 PSF, which will increase to $27.55 PSF in July 2018. The sublease is for an initial term of five years and includes two, three-year renewal options. The lease includes a right to terminate the sublease with four-months’ notice. Tesla has two, five-year renewal options.

A-3-63

12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

The following table presents certain information relating to the lease rollover schedule at the Vista Station 8 Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	1	154,846	100.0%	100.0%	$29.41	$4,554,021	100.0%	100.0%
2028	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	154,846	100.0%		$29.41	$4,554,021	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Tesla is currently not in occupancy on the fifth floor of the Vista Station 8 Property, but expects to take occupancy by September 2018. Tesla also subleased 29,500 SF to Slash Support, Inc. at $26.75 PSF, which will increase to $27.55 PSF in July 2018. The sublease is for an initial term of five years and includes two, three-year renewal options. The lease includes a right to terminate the sublease with four-months’ notice. The rental income for the space subleased to Slash Support, Inc. was marked down to the sublease base rent of $26.75 PSF in the underwritten cash flow as shown in the “Cash Flow Analysis” chart below.

The Market. The Vista Station 8 Property is located in Draper, Utah, within Salt Lake County. Draper is a city in Salt Lake and Utah Counties, and is located approximately 20 miles south of Salt Lake City and 29 miles north of Provo. Utah Transit Authority public transportation is available near the Vista Station 8 Property with the closest TRAX (light rail system) station located directly southeast of the Vista Station 8 Property. Access to the market area is available via Interstate 15 (“I-15”). I-15 runs north to south through Draper and the greater Salt Lake Valley. Downtown Salt Lake City is located approximately 16 miles to the north via I-15. The Salt Lake International Airport is located approximately 21 miles to the northwest of the Vista Station 8 Property.

Draper is home to the main customer service center of eBay, the tech call center of PGP Corporation, the call center of Musician’s Friend, and the headquarters of 1-800 Contacts (located within the Vista Station Office Park). Draper is also home to Utah’s first IKEA, which opened in Spring 2007. According to the appraisal, the 2017 population within a one-, three-, and five-mile radius of the Vista Station 8 Property is 2,859, 76,453, and 185,234, respectively. According to the appraisal, the 2017 average household income within a one-, three-, and five-mile radius from the Vista Station 8 Property is $106,361, $114,438, and $117,317, respectively.

The Vista Station 8 Property is located within the Draper office submarket. According to the appraisal, the Draper office submarket has a total inventory of 4,605,057 SF with 162,313 SF vacant indicating a current vacancy rate of 3.5%. Over the past four quarters, from the second quarter of 2017 through the first quarter of 2018, the Draper office submarket has experienced an increase of supply. There was also positive net absorption, a decrease in vacancy rates, and a nominal increase of asking rent in the submarket. The Vista Station 8 Property is specifically located within the Vista Station office park, which has approximately 1.43 million SF of office space. According to the sponsors who developed the Vista Station office park, as of May 2018, approximately 7,000 SF was vacant within the office park.

According to the appraisal, the concluded office market rent and vacancy for the Vista Station 8 Property was $28.50 per SF and 5.0%, respectively. The Vista Station 8 Property was 100.0% leased by Tesla as of July 1, 2018.

A-3-64

12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

The following table presents recent leasing data at competitive office buildings with respect to the Vista Station 8 Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
Vista Station 8 Draper, UT	2017	154,846(1)	Tesla(1)	154,846(1)	October 2016(1)	11.0(1)	$29.91(1)	Gross
CHG Building Midvale, UT	2017	281,633	CHG Healthcare Services	281,633	November 2017	11.5	$23.82	NNN
Grove Tower Pleasant Grove, UT	2017	192,000	Infrastructure, Inc.	65,000	January 2018	10.0	$26.50	Gross
SoJo Station1 South Jordan, UT	2017	180,000	Lucid Software	90,000	November 2016	9.0	$30.16	Gross
Peace Coliseum Midvale, UT	2016	257,000	Overstock.com	257,000	September 2016	15.0	$28.90	Gross
11781 Lone Peak Pkwy Draper, UT	1997	57,000	SEO.com	21,906	July 2016	N/A	$25.20	Gross
High Point Building Sandy, UT	2014	33,451	Diamond Wireless	22,351	August 2016	2.0	$22.55	Gross

Source: Appraisal

(1)	Based on the underwritten rent roll. The current rent is $29.41 PSF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Vista Station 8 Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	2/28/2018 TTM	UW	UW PSF
Gross Potential Rent(2)(3)	N/A	$238,409	$1,827,666	$2,380,984	$4,554,021	$29.41
Total Recoveries	N/A	$0	$0	$7,550	$67,344	$0.43
Less Mark-to-Market(4)	N/A	$0	$0	$0	($57,230)	($0.37)
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($342,310)	($2.21)
Effective Gross Income	N/A	$238,409	$1,827,666	$2,388,534	$4,221,825	$27.26
Total Operating Expenses	N/A	$81,868	$857,319	$857,616	$1,106,085	$7.14
Net Operating Income	N/A	$156,541	$970,347	$1,530,918	$3,115,740	$20.12
Capital Expenditures	N/A	$0	$0	$0	$23,227	$0.15
TI/LC	N/A	$0	$0	$0	$154,846	$1.00
Net Cash Flow(3)	N/A	$156,541	$970,347	$1,530,918	$2,937,667	$18.97

Occupancy %(5)	N/A	100.0%	100.0%	100.0%	92.5%
NOI DSCR (P&I)	N/A	0.08x	0.49x	0.77x	1.57x
NCF DSCR (P&I)	N/A	0.08x	0.49x	0.77x	1.48x
NOI Debt Yield	N/A	0.5%	3.1%	4.9%	10.1%
NCF Debt Yield	N/A	0.5%	3.1%	4.9%	9.5%

(1)	The Vista Station 8 Property was built in 2016. The 2016 cash flow represents a partial operating period as Tesla took occupancy in October 2016.

(2)	UW Gross Potential Rent includes contractual rent steps through October 2018 totaling $111,489.

(3)	Per Tesla’s lease, Tesla received free rent for the first 12 months of its lease term, but was responsible for a portion of the expense recoveries, which was captured as Gross Potential Rent. Tesla took occupancy in October 2016 and had a 12-month rent abatement period. The increase in Net Cash Flow is due to the burn off of rent abatements.

(4)	The rental income on the space subleased to Slash Support, Inc. was marked down to the sublease rent of $26.75 PSF.

(5)	UW Occupancy % is based on underwritten economic vacancy of 7.5%. The Vista Station 8 Property was 100.0% leased as of July 1, 2018.

Escrows and Reserves. The Vista Station 8 Borrower deposited in escrow at origination (i) 227,700 for real estate taxes, (ii) $16,734 for insurance premiums and (iii) $361,538 into a security deposit reserve. The Vista Station 8 Borrower is required to escrow monthly (i) $32,529 for real estate taxes, (ii) $2,092 for insurance premiums, (iii) $1,936 for capital expenditures and (iv) $12,904 for tenant improvements and leasing commissions (“TI/LC”).

Lockbox and Cash Management. The Vista Station 8 Mortgage Loan provides for a hard lockbox and springing cash management. Upon the occurrence and continuance of a Cash Sweep Event (as defined below), the Vista Station 8 Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account and funds in such lockbox account are required to be transferred to the cash management account on a daily basis. All funds in the cash management account are to be applied on each monthly payment date in accordance with the Vista Station 8 Mortgage Loan documents.

A-3-65

12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

A “Cash Sweep Event” commences upon (i) an event of default under the Vista Station 8 Mortgage Loan documents, (ii) the debt service coverage ratio for the Vista Station 8 Property falling below 1.20x or (iii) the occurrence of any of the following: (a) the date that is 18 months prior to expiration of the lease (including any renewal terms), (b) Tesla or any successor or replacement tenant (a “Sole Tenant”) terminating its lease or any material portion thereof prior to its then-current expiration date, (c) the Sole Tenant discontinuing its business at or vacating any portion of the premises consisting of 75,000 rentable SF or more, (d) an event of default under the lease or (e) a bankruptcy involving the Sole Tenant or its parent. A Cash Sweep Event will continue until in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, the debt service coverage ratio is greater than 1.25x for two consecutive quarters, or in regard to clause (iii) above, the earlier to occur of: (1) the lender determining that sufficient funds have been collected to equal at least $50.00 PSF of the space that constitutes vacant rentable space as a result of the events described in clauses (iii)(a) through (iii)(e) above and (2) the occurrence of any of the following: (A) in connection with a Cash Sweep Event pursuant to clauses (iii)(a), (iii)(b) or (iii)(c) above, the Sole Tenant (x) exercises its renewal or extension option with respect to all of the related leased premises, and sufficient funds have been accumulated to pay for all TI/LC costs and any other anticipated expenses, (y) rescinds termination of the related lease and delivers an estoppel certificate acceptable to the lender, or (z) has commenced operations for a period of six consecutive months and has delivered an estoppel certificate acceptable to the lender, as applicable, (B) following a default under the lease, such default has been cured and no other default has occurred for a period of six consecutive months or (C) in the case of a bankruptcy proceeding involving the Sole Tenant or its parent, (x) such bankruptcy has terminated and the lease has been affirmed, assumed or assigned in a manner satisfactory to the lender or (y) all of the vacant space demised under the lease has been fully leased pursuant to a replacement lease or leases approved by the lender.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Vista Station 8 Borrower is permitted to release (“Vista Station 8 Release”) an unimproved portion of the Vista Station 8 Property (the “Vista Station 8 Release Parcel”) subject to certain conditions including, but not limited to: (i) no default or event of default has occurred or is continuing or shall occur solely as a result of the Vista Station 8 Release, (ii) the property then remaining subject to the lien of the Vista Station 8 Mortgage Loan will not be in violation in any material respect with the terms of any lease, (iii) the conveyance of the Vista Station 8 Release Parcel is pursuant to an arms’-length agreement to a third party not affiliated with the Vista Station 8 Borrower or an updated non-consolidation opinion is provided if the Vista Station 8 Release Parcel is conveyed to an affiliate of the Vista Station 8 Borrower, (iv) in the event that, after giving effect to such release, the LTV ratio for the property then remaining subject to the lien of the Vista Station 8 Mortgage Loan is greater than 125%, the Vista Station 8 Borrower defeases an amount of principal such that the LTV ratio is no more than 125%, (v) payment of all of the related lender’s reasonable fees and costs, (vi) the Vista Station 8 Borrower shall have entered into and recorded an easement regarding, among other items, ingress, egress, access, parking and utilities shared between the Vista Station 8 Release Parcel and the related Vista Station 8 Property and (vii) the Vista Station 8 Borrower obtains a title policy endorsement insuring that the Vista Station 8 Release Parcel is added as an appurtenant parcel and the priority of the related Mortgage is not affected. The Vista Station 8 Borrower is not required to pay a fee in connection with the Vista Station 8 Release.

Terrorism Insurance. The Vista Station 8 Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-66

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A-3-67

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

A-3-68

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

Kokomo
Lafayette
INDIANA
Muncie
Anderson
Marysville
Carmel
Fishers
Springfield
Plainfield
INDIANAPOLIS
Huber Heights
DAYTON
Greenwood
Centerville
Hamilton
OHIO
Bloomington
Columbus
CINCINNATI
Covington
Florence
Bedford
Portsmouth
HOOSIER NATIONAL FOREST
KENTUCKY
LOUISVILLE
Frankfort
LEXINGTON
Owensboro
Elizabethtown

Bloomington
Bristol
VIRGINIA
TENNESSEE
Boone
WINSTON-SALEM
GREENSBORO
Henderson
Newport
High Point
DURHAM
RALEIGH
Cary
Statesville
Asheville
Hickory
Concord
Gastonia
CHARLOTTE
FAYETTEVILLE
Spartanburg
Rock Hill
NORTH CAROLINA
Clinton
Greenville
Laurinburg
Clemson
SOUTH CAROLINA
Elizabethtown
Anderson
Whiteville
Greenwood
Irmo
Florence
Athens
Lexington
Sumter
North Myrtle Beach
COLUMBIA
Lake City
Conway
North Augusta
Myrtle Beach
Orangeburg
AUGUSTA
Milledgeville
GEORGIA
North Charleston
Atlantic Ocean
Charleston
Dublin
Statesboro
Beaufort

NORTH LAS VEGAS
SPRING MTS.
Nellis Air Force Base
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
Strip
CLARK COUNTY
Enterprise
HENDERSON

AFIN Portfolio

	Property	Location
1	Montecito Crossing	Las Vegas, NV
2	Jefferson Commons	Louisville, KY
3	Best on the Boulevard	Las Vegas, NV
4	Northpark Center	Huber Heights, OH
5	Anderson Station	Anderson, SC
6	Cross Pointe Center	Fayetteville, NC
7	San Pedro Crossing	San Antonio, TX
8	Riverbend Marketplace	Asheville, NC
9	Shops at RiverGate South	Charlotte, NC
10	Centennial Plaza	Oklahoma City, OK
11	Shoppes of West Melbourne	West Melbourne, FL
12	North Lakeland Plaza	Lakeland, FL

COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
Amarillo
OKLAHOMA CITY
ALBUQUERQUE
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
Plano
Las Cruces
FT. WORTH
DALLAS
Shreveport
Arlington
EL PASO
Midland
Abilene
CIUDAD JUAREZ
Odessa
TEXAS
Waco
San Angelo
AUSTIN
Beaumont
HOUSTON
SAN ANTONIO
CHIHUAHUA
Galveston
Victoria
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
McAllen
MONTERREY
Brownsville

Ocala
Daytona Beach
Hernando
Wildwood
Deltona
Atlantic Ocean
Leesburg
Apopka
Winter Park
Titusville
Spring Hill
Winter Garden
ORLANDO
New Port Richey
Kissimmee
Zephyrhills
Palm Harbor
Lutz
Lakeland
Melbourne
Clearwater
TAMPA
Winter Haven
Palm Bay
Brandon
Lake Wales
ST. PETERSBURG
Ft. Meade
Vero Beach
Wauchula
FLORIDA
Bradenton
Ellenton
Ft. Pierce
Port St. Lucie
Sarasota
Arcadia
Okeechobee
Gulf of Mexico
Venice
Port Charlotte
Cape Coral
Ft. Myers
Belle Glade

A-3-69

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale; UBS AG			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Retail
Original Balance(2):	$30,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(2):	$30,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.7%			Year Built/Renovated:	Various
Loan Purpose(3):	Recapitalization			Size:	2,418,910 SF
Borrower Sponsor:	American Finance Operating Partnership, L.P.			Cut-off Date Balance per SF(2):	$87
				Maturity Date Balance per SF(2):	$87
Mortgage Rate:	4.1910%			Property Manager:	American Finance Properties, LLC
Note Date:	12/8/2017
First Payment Date:	2/1/2018
Maturity Date:	1/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	6 months
Prepayment Provisions(4):	LO (11); YM1 (107); O (2)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$23,341,476
Additional Debt Type(2):	Pari Passu			UW NOI Debt Yield(2):	11.1%
Additional Debt Balance(2):	$180,000,000			UW NOI Debt Yield at Maturity(2):	11.1%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2):	2.34x
Reserves(5)				Most Recent NOI:	$26,006,908 (9/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$27,004,951 (12/31/2016)
RE Tax:	$832,502	$355,956	N/A	3rd Most Recent NOI:	N/A
Insurance:	$203,509	$43,761	N/A	Most Recent Occupancy:	90.3% (11/28/2017)
Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy:	97.6% (12/31/2016)
Deferred Maintenance:	$101,926	$0	N/A	3rd Most Recent Occupancy:	N/A
TI/LC:	$798,196	Springing	N/A	Appraised Value (as of):	$371,735,000 (Various)
Environmental:	$9,827	$0	N/A	Cut-off Date LTV Ratio(2):	56.5%
Free Rent:	$154,430	$0	N/A	Maturity Date LTV Ratio(2):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$210,000,000	100.0%	Loan Payoff(3):	$17,985,000	8.6%
			Reserves:	$2,100,391	1.0%
			Closing Costs:	$4,431,142	2.1%
			Return of Equity:	$185,483,468	88.3%
Total Sources:	$210,000,000	100.0%	Total Uses:	$210,000,000	100.0%

(1)	The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”).
(2)	The AFIN Portfolio Mortgage Loan (as defined below) is part of the AFIN Portfolio Whole Loan, which is comprised of sixteen pari passu senior promissory notes with an aggregate principal balance of $210,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the AFIN Portfolio Whole Loan.
(3)	Loan proceeds were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property and recapitalize the borrower sponsor’s recent acquisition of the remaining 11 AFIN Portfolio Properties.
(4)	Prior to the open prepayment date occurring in December 2027, the AFIN Portfolio Whole Loan can be prepaid with yield maintenance after the lockout date. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “AFIN Portfolio Mortgage Loan”) is part of a whole loan (the “AFIN Portfolio Whole Loan”) evidenced by sixteen pari passu promissory notes with an aggregate original principal balance of $210,000,000. The AFIN Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 2,418,910 SF, 12-property portfolio of anchored retail properties located in North Carolina (three properties), Florida (two properties), Nevada (two properties), Kentucky (one property), Ohio (one property), Oklahoma (one property), Texas (one property) and South Carolina (one property) (collectively, the “AFIN Portfolio Properties”). The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG. The controlling Promissory Note A-8 and non-controlling Promissory Notes A-6, A-13, and A-16, with an aggregate original principal balance of $30,000,000, collectively represent the AFIN Portfolio Mortgage Loan and will be included in the UBS 2018-C11 Trust. The AFIN Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

A-3-70

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

AFIN Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2018-C8	No
Note A-2	$25,000,000	$25,000,000	UBS 2018-C9	No
Note A-3	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-4	$12,000,000	$12,000,000	UBS 2017-C7	No
Note A-5	$10,000,000	$10,000,000	UBS 2018-C8	No
Note A-6	$10,000,000	$10,000,000	UBS 2018-C11	No
Note A-7	$5,000,000	$5,000,000	UBS 2018-C9	No
Note A-8	$5,000,000	$5,000,000	UBS 2018-C11	Yes
Note A-9	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-10	$20,000,000	$20,000,000	UBS 2018-C8	No
Note A-11	$15,000,000	$15,000,000	UBS 2018-C9	No
Note A-12	$15,000,000	$15,000,000	UBS 2018-C9	No
Note A-13	$10,000,000	$10,000,000	UBS 2018-C11	No
Note A-14	$8,000,000	$8,000,000	UBS 2017-C7	No
Note A-15	$5,000,000	$5,000,000	UBS 2018-C8	No
Note A-16	$5,000,000	$5,000,000	UBS 2018-C11	No
Total	$210,000,000	$210,000,000

The proceeds of the AFIN Portfolio Whole Loan were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property, recapitalize the borrower sponsor’s investment in the remaining 11 AFIN Portfolio Properties, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are ARC CPOKCOK001, LLC; ARC SMWMBFL001, LLC; ARC CPFAYNC001, LLC; ARC SPSANTX001, LLC; ARC JCLOUKY001, LLC; ARC NPHUBOH001, LLC; ARC ASANDSC001, LLC; ARC NLLKLFL001, LLC; ARC RBASHNC001, LLC; ARC MCLVSNV001, LLC; ARC BBLVSNV001, LLC; and ARC RGCHRNC001, LLC (collectively, the “AFIN Portfolio Borrowers”), all single-purpose Delaware limited liability companies structured to be bankruptcy remote with two independent directors. The AFIN Portfolio Borrowers are 100.0% owned by the borrower sponsor and nonrecourse carve-out guarantor, American Finance Operating Partnership, L.P. (the “Guarantor”).

American Finance Trust, Inc. (“AFIN”) is a public non-traded real estate investment trust that acquires and manages a diversified portfolio of commercial properties, which are net leased primarily to investment grade and national tenants, as well as a portfolio of stabilized core retail properties consisting primarily of power centers and lifestyle centers. As of the second quarter 2017, the borrower sponsor had a portfolio of 516 properties totaling approximately 19.2 million square feet. AFIN is externally managed by AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders, and grown to one of the largest external managers of direct investment programs in the United States. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

The Properties. The following table describes each property comprising the AFIN Portfolio Properties by descending Allocated Whole Loan Cut-off Date Balance.

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Whole Loan Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Montecito Crossing	Las Vegas, NV	2005/N/A	179,721	$3,101,756	14.9%	$33,040,000	15.7%	$52,450,000	63.0%
Jefferson Commons	Louisville, KY	2014/N/A	205,918	$2,424,762	11.6%	$24,440,000	11.6%	$38,800,000	63.0%
Best on the Boulevard	Las Vegas, NV	1996/2000	204,568	$2,260,490	10.8%	$24,350,000	11.6%	$38,650,000	63.0%
Northpark Center	Huber Heights, OH	1994/2017	318,330	$2,394,795	11.5%	$20,350,000	9.7%	$36,330,000	56.0%
Anderson Station	Anderson, SC	2001/N/A	244,171	$1,864,006	8.9%	$15,860,000	7.6%	$28,000,000	56.6%
Cross Pointe Center	Fayetteville, NC	1986/2003	226,089	$1,686,633	8.1%	$15,730,000	7.5%	$27,675,000	56.8%
San Pedro Crossing	San Antonio, TX	1995-1999/N/A	207,121	$1,398,161	6.7%	$15,670,000	7.5%	$39,800,000	39.4%
Riverbend Marketplace	Asheville, NC	2004/N/A	142,617	$1,237,445	5.9%	$14,120,000	6.7%	$22,580,000	62.5%
Shops at RiverGate South	Charlotte, NC	2014/N/A	140,697	$1,081,973	5.2%	$14,090,000	6.7%	$25,000,000	56.4%
Centennial Plaza	Oklahoma City, OK	1992-1994/N/A	233,797	$1,209,463	5.8%	$13,360,000	6.4%	$25,600,000	52.2%
Shoppes of West Melbourne	West Melbourne, FL	1984/N/A	144,484	$1,529,708	7.3%	$12,480,000	5.9%	$21,900,000	57.0%
North Lakeland Plaza	Lakeland, FL	1986/N/A	171,397	$649,325	3.1%	$6,510,000	3.1%	$14,950,000	43.5%
Total/Wtd. Avg.			2,418,910	$20,838,518	100.0%	$210,000,000	100.0%	$371,735,000	56.5%

(1)	Information is based on the underwritten rent roll.
(2)	Based on the AFIN Portfolio Whole Loan allocated loan amounts.

A-3-71

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

The AFIN Portfolio Properties contain nine distinct retailers (23.8% of underwritten base rent), representing investment grade tenants, including Kohl’s (rated BBB/Baa2/BBB- by Fitch/Moody’s/S&P), Best Buy (rated BBB-/Baa1/BBB- by Fitch/Moody’s/S&P), The Home Depot (rated A/A2/A by Fitch/Moody’s/S&P), Bed Bath & Beyond (rated NR/Baa2/BBB by Fitch/Moody’s/S&P), Ross Dress For Less (rated NR/A3/A- by Fitch/Moody’s/S&P), The TJX Companies, Inc. (parent company of TJ Maxx and Marshalls, rated NR/A2/A+ by Fitch/Moody’s/S&P), and Gap, Inc. (parent company of Old Navy, rated BB+/Baa2/BB+ by Fitch/Moody’s/S&P), among others.

The AFIN Portfolio Properties have a weighted average tenant tenure of 14.4 years and a weighted average remaining lease term of 5.7 years. Additionally, 59.1% of tenants by NRA have been in occupancy for more than 11 years.

The following table presents certain information relating to the tenants at the AFIN Portfolio Properties:

Tenant Summary(1)
Tenant Name	Portfolio Locations	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Kohl’s	2	BBB/Baa2/BBB-	169,139	7.0%	$1,353,380	5.0%	$8.00	Various
Best Buy	3	BBB-/Baa1/BBB-	155,347	6.4%	$1,529,407	5.6%	$9.85	Various
Home Depot	1	A/A2/A	102,962	4.3%	$854,585	3.1%	$8.30	1/31/2019
Elder Beerman	1	NR/NR/NR	101,840	4.2%	$407,360	1.5%	$4.00	10/31/2019
Bealls	1	NR/NR/NR	84,146	3.5%	$483,839	1.8%	$5.75	4/30/2020
Bed Bath & Beyond	3	NR/Baa2/BBB	77,986	3.2%	$770,152	2.8%	$9.88	Various
Academy Sports + Outdoors	1	NR/B3/NR	71,914	3.0%	$701,162	2.6%	$9.75	2/28/2030
PetSmart	3	NR/B1/NR	66,351	2.7%	$899,498	3.3%	$13.56	Various
Ross Dress For Less	2	NR/A3/A-	62,034	2.6%	$707,021	2.6%	$11.40	Various
Toys R Us(4)	1	NR/NR/NR	60,687	2.5%	$0	0.0%	$0.00	1/31/2021
Office Depot	3	NR/B1/B	57,262	2.4%	$589,295	2.2%	$10.29	Various
Shoe Carnival	4	NR/NR/NR	56,287	2.3%	$730,967	2.7%	$12.99	Various
Hobby Lobby	1	NR/NR/NR	55,000	2.3%	$426,240	1.6%	$7.75	8/31/2019
Jo-Ann Fabric	2	NR/B1/B	54,859	2.3%	$566,586	2.1%	$10.33	Various
Party City	3	NR/NR/NR	52,427	2.2%	$616,513	2.3%	$11.76	Various
HomeGoods	2	NR/A2/A+	49,000	2.0%	$370,894	1.4%	$7.57	Various
Seafood City Supermarket	1	NR/NR/NR	42,618	1.8%	$500,369	1.8%	$11.74	2/28/2022
Barnes & Noble	1	NR/NR/NR	35,475	1.5%	$645,000	2.4%	$18.18	2/28/2021
Michaels	2	NR/NR/NR	34,502	1.4%	$412,785	1.5%	$11.96	Various
ULTA Beauty	3	NR/NR/NR	30,415	1.3%	$595,426	2.2%	$19.58	Various
Pier 1 Imports	3	NR/NR/B	30,300	1.3%	$533,550	2.0%	$17.61	Various
TJ Maxx	1	NR/A2/A+	30,000	1.2%	$330,000	1.2%	$11.00	10/31/2026
Marshalls	1	NR/A2/A+	29,500	1.2%	$309,750	1.1%	$10.50	5/31/2026
Aldi	1	NR/NR/NR	24,067	1.0%	$264,737	1.0%	$11.00	5/31/2028
The Container Store	1	NR/NR/NR	22,817	0.9%	$607,389	2.2%	$26.62	1/31/2023
Liquor Barn	1	NR/NR/NR	22,000	0.9%	$302,500	1.1%	$13.75	5/31/2025
Dollar Tree	2	NR/Ba1/BB+	21,563	0.9%	$192,530	0.7%	$8.93	Various
Old Navy	1	BB+/Baa2/BB+	20,000	0.8%	$260,000	1.0%	$13.00	1/31/2022
Five Below	2	NR/NR/NR	15,815	0.7%	$243,364	0.9%	$15.39	Various
Guitar Center	1	NR/NR/NR	15,200	0.6%	$149,720	0.6%	$9.85	10/31/2025
Kirkland’s	2	NR/NR/NR	13,661	0.6%	$227,784	0.8%	$16.67	Various
Cavender’s Boot City	1	NR/NR/NR	13,548	0.6%	$270,960	1.0%	$20.00	6/30/2022
Big 5 Sports	1	NR/NR/NR	10,080	0.4%	$157,308	0.6%	$15.61	1/31/2021
Tuesday Morning	1	NR/NR/NR	10,000	0.4%	$115,000	0.4%	$11.50	7/31/2021
Subtotal/Wtd. Avg.	59		1,698,802	70.2%	$17,125,071	62.9%	$10.45
Remaining Tenants	145		484,411	20.0%	$10,096,411	37.1%	$20.84
Vacant Space	0		235,697	9.7%	$0	0.0%	$0.00
Total/Wtd. Avg.	204		2,418,910	100.0%	$27,221,482	100.0%	$12.83

(1)	Information is based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the Tenant Name field whether or not the parent company guarantees the lease.
(3)	Annual UW Base Rent and Annual UW Base Rent PSF exclude vacant space and Toys R Us, which was underwritten as vacant.
(4)	Toys R Us was underwritten as vacant; however, it is currently in occupancy and paying annual base rent of $910,305.

A-3-72

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

The following table presents certain information relating to the lease rollover schedule at the AFIN Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	1,200	0.0%	0.0%	$13.00	$15,600	0.1%	0.1%
2017	1	6,450	0.3%	0.3%	$17.05	$110,000	0.4%	0.5%
2018	12	30,119	1.2%	1.6%	$23.72	$714,319	2.6%	3.1%
2019	37	385,633	15.9%	17.5%	$10.43	$4,021,681	14.8%	17.9%
2020	40	305,740	12.6%	30.1%	$11.70	$3,575,705	13.1%	31.0%
2021	24	304,056	12.6%	42.7%	$16.52	$4,020,214	14.8%	45.8%
2022	20	209,122	8.6%	51.4%	$13.25	$2,770,175	10.2%	55.9%
2023	15	147,255	6.1%	57.4%	$15.59	$2,295,977	8.4%	64.4%
2024	10	107,970	4.5%	61.9%	$13.97	$1,508,345	5.5%	69.9%
2025	22	375,206	15.5%	77.4%	$13.66	$5,126,583	18.8%	88.7%
2026	5	80,723	3.3%	80.8%	$13.24	$1,068,564	3.9%	92.7%
2027	3	13,563	0.6%	81.3%	$28.03	$380,233	1.4%	94.1%
2028 & Beyond	12	216,176	8.9%	90.3%	$7.47	$1,614,086	5.9%	100.0%
Vacant	0	235,697	9.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	204	2,418,910	100.0%		$12.83	$27,221,482	100.0%

(1)	Information is based on the underwritten rent roll as of November 28, 2017.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market.

The following table presents certain market information relating to the AFIN Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Submarket	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
						Actual(3)	Submarket(4)
Montecito Crossing	Las Vegas, NV	Las Vegas	Northwest	233,930	$86,121	$21.10	$19.80
Jefferson Commons	Louisville, KY	Louisville	South Central	176,569	$59,649	$14.29	$9.67
Best on the Boulevard	Las Vegas, NV	Las Vegas	Central East	448,909	$50,073	$14.33	$15.48
Northpark Center	Huber Heights, OH	Dayton	NE Central Dayton	83,316	$71,020	$8.74	$7.42
Anderson Station	Anderson, SC	Greenville/Spartanburg	Anderson	56,860	$64,691	$11.61	$8.73
Cross Pointe Center	Fayetteville, NC	Fayetteville	N/A(5)	151,777	$58,794	$9.55	$10.26(5)
San Pedro Crossing	San Antonio, TX	San Antonio	North Central	322,165	$78,955	$17.34	$18.72
Riverbend Marketplace	Asheville, NC	Asheville	East Asheville	87,541	$66,334	$12.13	$13.57
Shops at RiverGate South	Charlotte, NC	Charlotte	Southwest	99,238	$95,171	$17.44	$20.75
Centennial Plaza	Oklahoma City, OK	Oklahoma City	Penn Square	243,184	$63,794	$9.31	$12.72
Shoppes of West Melbourne	West Melbourne, FL	Orlando	Brevard County	132,623	$61,786	$12.34	$11.85
North Lakeland Plaza	Lakeland, FL	Tampa/St. Pete	Polk County	124,578	$55,569	$7.33	$13.41
Avg.						$12.96	$13.53

(1)	Information is based on third party market research reports.
(2)	Information is based on a five-mile radius.
(3)	Information is based on the underwritten rent roll.
(4)	Information is based on the appraisals.
(5)	Submarket and Submarket Rental Rate PSF for the Cross Pointe Center property reflect the appraisal’s market rental rate PSF conclusion as there was no observable submarket.

A-3-73

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AFIN Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$29,685,333	$28,957,564	$27,221,482	$11.25
Percentage Rent	N/A	N/A	$201,989	$196,835	$201,169	$0.08
Total Recoveries	N/A	N/A	$6,993,844	$7,437,869	$6,265,070	$2.59
Other Income(3)	N/A	N/A	$513,017	$475,555	$475,555	$0.20
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($910,305)	($0.38)
Effective Gross Income	N/A	N/A	$37,394,183	$37,067,823	$33,252,972	$13.75
Total Operating Expenses	N/A	N/A	$10,389,232	$11,060,915	$9,911,495	$4.10
Net Operating Income	N/A	N/A	$27,004,951	$26,006,908	$23,341,476	$9.65
Capital Expenditures	N/A	N/A	$0	$0	$406,890	$0.17
TI/LC	N/A	N/A	$0	$0	$2,096,069	$0.87
Net Cash Flow	N/A	N/A	$27,004,951	$26,006,908	$20,838,518	$8.61

Occupancy %	N/A	N/A	97.6%	91.4%	89.2%(4)
NOI DSCR(5)	N/A	N/A	3.03x	2.91x	2.62x
NCF DSCR(5)	N/A	N/A	3.03x	2.91x	2.34x
NOI Debt Yield(5)	N/A	N/A	12.9%	12.4%	11.1%
NCF Debt Yield(5)	N/A	N/A	12.9%	12.4%	9.9%

(1)	The AFIN Portfolio Properties were acquired between 2012 and 2015 and as such, historical financial information for 2014 and 2015 is unavailable.
(2)	UW Gross Potential Rent includes underwritten rent steps of $229,592 taken through June 5, 2018.
(3)	Other Income is primarily from utility expenses which are fully reimbursable at several of the AFIN Portfolio Properties.
(4)	UW Occupancy % excludes all dark and bankrupt tenants.
(5)	Debt service coverage ratios and debt yields are based on the AFIN Portfolio Whole Loan.

Escrows and Reserves. The AFIN Portfolio Whole Loan documents provide for upfront escrows in the amount of $832,502 for real estate taxes, $203,509 for insurance premiums, $101,926 for deferred maintenance, $9,827 for environmental insurance, $154,430 for free rent and $798,196 for tenant improvement and leasing commissions. In addition, the AFIN Portfolio Whole Loan documents provide for ongoing monthly escrows of $355,956 for real estate taxes and $43,761 for insurance premiums and other assessments.

The AFIN Portfolio Whole Loan documents also provide for on-going replacement reserves and tenant improvement and leasing commissions in an amount initially equal to 1/12 of the product by multiplying $0.25 by the aggregate number of rentable square feet in the AFIN Portfolio Properties initially equal to $50,394 and 1/12 of the product by multiplying $1.00 by the aggregate number of rentable square feet of space in AFIN Portfolio Properties initially equal to $201,576, respectively. Notwithstanding the foregoing, the AFIN Portfolio Borrowers are not required to make deposits into the capital reserve subaccount or rollover reserve subaccount, for so long as the occurrence and continuance of a Cash Management Period (as defined below) is not then in effect.

Lockbox and Cash Management. The AFIN Portfolio Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the AFIN Portfolio Whole Loan maturity date, (ii) an event of default, (iii) the trailing 12-month debt service coverage ratio falling below 1.80x, or (iv) the commencement of a Lease Sweep Period (as defined below), and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the AFIN Portfolio Whole Loan and all other obligations under the AFIN Portfolio Whole Loan documents have been repaid in full or (2) the AFIN Portfolio Whole Loan maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.80x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will occur upon any of the following: (i) the date that is twelve (12) months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms), (ii) the date under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a material default under any Major Lease by the applicable Major Tenant thereunder, or (vi) the occurrence of a Major Tenant insolvency proceeding and will end upon the earlier to occur of (x) the date that funds in an amount equal to $15 per square foot of the space demised under the Major Lease (or Major Leases) that gave rise to the subject Lease Sweep Period have been accumulated in the special rollover reserve subaccount (or the AFIN Portfolio Borrowers have provided the lender with a letter of credit equal to the initial rollover deposit or (y), with respect to the occurrence of a Lease Sweep Period caused by a matter described in clause (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which a Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the AFIN Portfolio Borrowers that is acceptable to the lender in its reasonable discretion) with respect to all of the space demised under its Major Lease, and in the lender’s good faith judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated major leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the

A-3-74

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

date on which all of the space demised under the Major Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases, and all major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure, or (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender in the exercise of lender’s reasonable discretion.

A “Major Lease” means (i) any lease (or leases) to a tenant or replacement tenant that, together with its affiliates, demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) any lease (or leases) to a tenant that, together with its affiliates, provides for rent, in the aggregate, equal to 30% or more of the total in-place base rent at any AFIN Portfolio Property.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together either (i) demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) provides for rent, in the aggregate, equal to 30% or more of the total in-place base rent at any AFIN Portfolio Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the lockout period, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties; provided that, among other things, (i) the sale of such property is pursuant to an arm’s-length agreement to a third party not affiliated with any AFIN Portfolio Borrower or the Guarantor; (ii) the AFIN Portfolio Borrowers may obtain a release of the property if the AFIN Portfolio Borrowers make a prepayment of principal equal to the Release Amount (as defined below) for the property in question, together with any yield maintenance premium applicable thereto; (iii) no event of default under the AFIN Portfolio Whole Loan documents has or will be continuing; (iv) the AFIN Portfolio Borrowers will remain special purpose bankruptcy remote entities; (v) the AFIN Portfolio Borrowers and the Guarantor execute and deliver such documents as lender may reasonably request to confirm the continued validity of the loan documents and liens; (vi) the debt service coverage ratio for all of the remaining AFIN Portfolio Properties will not be less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 2.34x; and (vii) the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is greater than 125%, the AFIN Portfolio Borrowers will also make payment of principal in an amount such that the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is no more than 125%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

A “Release Amount” is the greater of (i) 100% of the net sales proceeds with respect to such AFIN Portfolio Property and (ii) 110.0% - 120.0% of the allocated loan amount for such property as set forth in the loan agreement.

Substitution. Any time after December 31, 2018, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) the allocated loan amounts for all AFIN Portfolio Properties theretofore substituted do not exceed 25% of the AFIN Portfolio Whole Loan amount, (iii) unless otherwise agreed to by lender in its sole discretion, the total number of substitutions requested by AFIN Portfolio Borrowers (taking into account the then requested substitution) will not exceed three substitutions, (iv) no substitution will occur during the twelve month period preceding January 1, 2028, (v) the AFIN Portfolio Borrowers will deliver to lender a rating agency comfort letter as to the substitution, (vi) after giving effect to the substitution, the debt service coverage ratio for all of the AFIN Portfolio Properties will be no less than the debt service coverage ratio for all of the AFIN Portfolio Properties immediately preceding such substitution, (vii) the AFIN Portfolio Borrowers will deliver to lender an acceptable appraisal of each proposed substitute property and each proposed released AFIN Portfolio Property indicating an appraised value of the substitute property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the released property as of the substitution date (as reflected in such acceptable appraisal) (provided, however, that with respect to the AFIN Portfolio Properties known as Montecito Crossing, Best on the Boulevard and Jefferson Commons, such properties may only be substituted if the value of the substitute property is equal to or greater than 110% of the appraised value of the released AFIN Portfolio Property), (viii) with respect to the Mortgaged Properties known as Montecito Crossing, Best on the Boulevard or Jefferson Commons, such properties may only be substituted if the net operating income of the Substitute Property is equal to or greater than 110% of the net operating income of the released AFIN Portfolio Property and (ix) the AFIN Portfolio Borrowers will deliver to lender such other documents, instruments and agreements as lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Terrorism Insurance. The AFIN Portfolio Borrowers are required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the AFIN Portfolio Whole Loan documents.

A-3-75

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

A-3-76

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

KeyBank
FedEx
Anchor / Major
Inline
Vacant
Not Part of Collateral
FOREVER 21
Costa Vida
89
ETHAN ALLEN
Dillard's
jcpenney
THE SHOPS AT SOUTH TOWNE
macy's
PETSMART
STAPLES
NORDSTROM rack
DSW
ULTA
SOUTH TOWNE EAST
Mimi's cafe
Carl's Jr.
BED BATH & BEYOND
TILLY'S
carter's
RED ZONE
rue21
Olive Garden
CHUCK E. CHEESE'S
MATTRESS FIRM
Village Inn
FRIDAYS
Pier 1 imports
W 10600 S
SCRUBS
E 10600 S

A-3-77

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

Commons at Southtowne I
10379-10489 South State Street
Sandy, UT 84070
SALT LAKE CITY
Millcreek
West Valley City
Taylorsville
Holladay
Kearns
Murray
WASATCH-CACHE NATL. FOREST
Midvale
Cottonwood Heights
West Jordan
SALT LAKE COUNTY
Williamsburg
American Villa
Santorini Village
Sandy
Reunion
South Jordan
White City
Daybreak
Shelbrooke
WASATCH RANGE
Riverton
Draper
Bluffdale
Herriman
UTAH COUNTY
Lehi
Camp Williams Military Res.
Salt Lake City Intl. Airport 7 miles
Downtown Salt Lake City 6 miles
West Valley Shopping Center
Salt Lake Community College
Ivy Place Shopping Village
Intermountain Medical Center
The Family Center
Fashion Place Mall
Murray Parkway Golf Course
South Valley Regional Airport
Jordan Landing
Overstock.com Corporate Headquarters
Old Mill Golf Club
Old Mill Corporate Center
Park Center
The Shops at Fort Union
Ft. Union Blvd.
Willow Creek Country Club
TRAX RED LINE
TRAX BLUE LINE
FRONTRUNNER
Jordan Valley Med. Ctr.
SLCC-Jordan Campus
River Pointe Plaza
Rio Tinto Stadium
Sandy Mall
Mountain America CU Expo. Ctr.
Pheasant Hollow Business Park
The Shops at South Town
Dimple Dell Regional Park
River Park
RiverPark Corporate Center
The District
Lone Peak Hospital
Loveland Living Planet Aquarium
Draper Peaks
Hidden Valley Country Club
Jet Corporate Office
Swire Coca-Cola
Draper Crossing
Intermountain Riverton Hospital
Riverbend Golf Course
eBay
Dell EMC
1-800 Contacts
Bangerter Crossing
Mountain View Corridor
Highland Dr.
Traverse Ridge Rd
Bangerter Hwy
Redwood Rd
State St.
S. Jordan Pkwy
4500 S.
4570 S.
6200 S.
7000 S.
7800 S.
9000 S.
9400 S.
10600 S.
11400 S.
11800 S.
12300 S.
12600 S.
13400 S.
13800 S.
14600 S.
4000 W.
3200 W.
1300 W.
700 W.
2700 W.
700 E.
900 E.
1300 E.
Van Winkle
MEADOWBROOK
MURRAY NORTH
FASHION PLACE
MIDVALE FT. UNION
MIDVALE CTR.
BINGHAM JUNCTION
HISTORIC GARDNER
W. JORDAN CITY CTR.
JORDAN VALLEY
HISTORIC SANDY
SANDY EXPO
SANDY CIVIC CTR.
SOUTH JORDAN
DRAPER
DRAPER TOWN CTR.
Ogden
Roy
Clearfield
Syracuse
Layton
Farmington
Centerville
Bountiful
North Salt Lake
Great Salt Lake
West Valley City
South Salt Lake
Murray
Taylorsville
West Jordan
South Jordan
Sandy
Riverton
Draper
Lehi
American Fork
Grantsville
Tooele
Park City
Heber
Morgan
Coalville
Silver Summit
Summit Park
Rush Valley
Erda
Mountain Green
Enterprise

A-3-78

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
				Location:	Sandy, UT 84070
				General Property Type:	Retail
Original Balance:	$25,500,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$25,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.2%			Year Built/Renovated:	2008/N/A
Loan Purpose:	Refinance			Size:	172,723 SF
Borrower Sponsor:	John R. Thackeray			Cut-off Date Balance per SF:	$148
Mortgage Rate:	4.6215%			Maturity Date Balance per SF:	$148
Note Date:	6/1/2018			Property Manager:	The Thackeray Company, L.C. (borrower-related)
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(1):	$2,745,884
Seasoning:	1 month			UW NOI Debt Yield:	10.8%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity:	10.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.28x
Additional Debt Type:	N/A			Most Recent NOI(1):	$1,871,560 (4/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(1):	$1,868,306 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(1):	$2,641,238 (12/31/2016)
Reserves(2)				Most Recent Occupancy(3):	97.6% (5/8/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	72.0% (12/31/2017)
RE Tax:	$64,987	$7,557	N/A	3rd Most Recent Occupancy(3):	74.0% (12/31/2016)
Insurance:	$19,410	$2,941	N/A	Appraised Value (as of):	$43,500,000 (4/6/2018)
Replacements:	$0	$2,159	N/A	Cut-off Date LTV Ratio:	58.6%
TI/LC:	$1,500,000	Springing	(2)	Maturity Date LTV Ratio:	58.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds:	$25,500,000	100.0%	Loan Payoff(4):	$22,875,351	89.7%
			Reserves:	$1,584,397	6.2%
			Closing Costs:	$523,370	2.1%
			Return of Equity:	$516,882	2.0%
Total Sources:	$25,500,000	100.0%	Total Uses:	$25,500,000	100.0%

(1)	The increase in UW NOI over historical NOI is due to the commencement of Burlington’s lease (45,000 SF, 26.1% of NRA). In connection with its chain-wide bankruptcy, Sports Authority vacated its space in June 2016. Burlington took over Sports Authority’s former space in February 2018 and commenced rental payments in March 2018 (UW Base Rent of $652,500).

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Commons at Southtowne I Property (as defined below) has a ten-year average occupancy of 93.7% from 2007 to 2017, with the only decline below 93.0% occurring in 2016 and 2017 when Sports Authority vacated 45,000 SF in June 2016.

(4)	Loan Payoff includes a prepayment penalty of $917,850.

The Mortgage Loan. The ninth largest mortgage loan (the “Commons at Southtowne I Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $25,500,000. The Commons at Southtowne I Mortgage Loan is secured by a first priority fee mortgage encumbering a 172,723 SF retail anchored shopping center in Sandy, Utah (the “Commons at Southtowne I Property”). The proceeds of the Commons at Southtowne I Mortgage Loan were used to refinance existing debt encumbering the Commons at Southtowne I Property, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is WM Acquisition Delaware, LLC (the “Commons at Southtowne I Borrower”), a single-purpose Delaware limited liability company with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the Commons at Southtowne I Mortgage Loan. The borrower sponsor and non-recourse guarantor of the Commons at Southtowne I Mortgage Loan is John R. Thackeray, a principal of The Thackeray Garn Company, a commercial real estate company based in Utah. The Thackeray Garn Company owns and manages approximately 2.5 million SF of retail, industrial and office space, 13 hotels and eight multifamily communities across Utah, Idaho, Oregon, Washington, Nevada and Hawaii.

The Property. The Commons at Southtowne I Property is a 172,723 SF retail shopping center, anchored by Burlington, Nordstrom Rack, and Bed Bath & Beyond. Constructed in 2008, the Commons at Southtowne I Property consists of four single-story buildings on a 13.8-acre site and has approximately 613 surface parking spaces (3.5 per 1,000 SF). The Commons at Southtowne I Property is situated along State Street, a north-south corridor with retail, office and commercial development. Located across State Street from the Commons at Southtowne I Property is The Shops at South Town and Marketplace, which features over 120 retailers and is anchored by Macy’s, JCPenney and Target.

A-3-79

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

As of May 8, 2018, the Commons at Southtowne I Property was 97.6% occupied by 18 tenants, 15 of which are national retailers. In addition to the anchor tenants Burlington and Nordstrom Rack, major tenants at the Commons at Southtowne I Property include Bed Bath & Beyond, DSW, and ULTA Beauty. Among the 13 remaining tenants, none occupy more than 4.3% of the total NRA or represent more than 5.4% of UW Base Rent. Three tenants representing 38.0% of NRA and 30.9% of the UW Base Rent are investment grade tenants. Over the ten-year period between 2007 and 2017, the Commons at Southtowne I Property demonstrated an average occupancy of 93.7%, with the only decline below 93.0% occurring in 2016 and 2017 when Sports Authority vacated 45,000 SF (26.1% of NRA) in June 2016, in connection with its chain-wide bankruptcy. Burlington took over Sports Authority’s former space and commenced rental payments in March 2018 under an 11-year lease. Current ownership of the Commons at Southtowne I Property contributed capital improvements and other soft costs of approximately $30.5 million to its development.

Major Tenants.

Burlington (45,000 SF, 26.1% of NRA, 21.9% of underwritten base rent). Burlington (S&P: BB) (NYSE: BURL) is a nationally recognized retailer selling a broad selection of branded merchandise including women’s ready-to-wear apparel, accessories, footwear, menswear, youth apparel, baby, home, coats, beauty and gifts. Burlington operates 629 stores inclusive of an internet store, in 45 states and Puerto Rico as of February 2018. Burlington occupies 45,000 SF under a lease expiring in February 2029 and currently pays a base rent of $14.50 PSF NNN with fixed common area maintenance (“CAM”) charges, which increases to $15.00 PSF in April 2023. Burlington has four, five-year renewal options remaining and no termination options. If Nordstrom Rack or Bed Bath & Beyond is not operating for 180 days or at least 65% of the NRA of all tenants other than Burlington’s space is not operating for a period of 180 days, Burlington is entitled to pay alternate rent equal to 2% of gross sales plus the tenant’s pro rata share of real estate taxes and fixed CAM charges. If Burlington has paid alternate rent for 12 consecutive months, then it will either terminate its lease within 30 days after the expiration of the 12th consecutive month or commence payment of minimum rent according to the lease.

Nordstrom Rack (35,738 SF, 20.7% of NRA, 18.0% of underwritten base rent). Founded in 1901 in Seattle, Washington, Nordstrom Inc. (Fitch/Moody’s/S&P: BBB+/Baa1/BBB+) (NYSE: JWN) is a fashion retailer of apparel, shoes, and accessories for men, women, and children. Nordstrom Inc. operates 363 U.S. stores across 40 states, including 235 off-price Nordstrom Rack stores, as well as six full-price stores in Canada as of March 2018. Nordstrom Rack is the off-price retail division. Nordstrom Rack occupies 35,738 SF under a lease expiring in April 2029 and currently pays $17.05 PSF NNN through April 2019, at which time the rental rate changes to $15.00 PSF. Nordstrom Rack has been underwritten to reflect $15.00 PSF. Nordstrom Rack has four, five-year renewal options remaining and no termination options. If (i) any three of the then-existing anchor tenant spaces of at least 15,000 SF at the Commons at Southtowne I Property and the adjacent shopping center (Commons at Southtowne II) (Burlington, Bed Bath & Beyond, Petsmart, PGA Tour Superstore and DSW) are not continuously open for a consecutive 12 month period and (ii) Nordstrom Rack’s sales during the consecutive 12 month period decrease by more than 3% in comparison to sales during the previous 12 month period, Nordstrom Rack’s obligation to pay minimum rent according to the lease will be reduced by 50%. If Nordstrom Rack has paid the reduced minimum rent according to the lease for 180 days, it will either terminate its lease within 30 days after the expiration of the 180 days or commence payment of full minimum rent according to the lease.

Bed Bath & Beyond (28,000 SF, 16.2% of NRA, 11.1% of underwritten base rent). Founded in 1971, Bed Bath & Beyond Inc. (Moody’s/S&P: Baa2/BBB) (NASDAQ: BBBY) and subsidiaries is an approximately $12 billion omnichannel retailer offering a wide selection of domestic merchandise including categories such as bed linens and related items, bath items and kitchen textiles and home furnishings operating under the Bed Bath & Beyond, Christmas Tree Shops, Harmon, buybuy BABY, and World Market brands. Bed Bath & Beyond Inc. operates a retail store base which consists of 1,552 stores, as of March 2018. Bed Bath & Beyond occupies 28,000 SF under a lease expiring in January 2019 and currently pays $11.80 PSF NNN in base rent. Bed Bath & Beyond pays percentage rent equal to 3% of gross sales over a breakpoint of approximately $11.0 million. Bed Bath & Beyond has three, five-year renewal options and no termination options. Bed Bath & Beyond has a right of first offer on the space currently occupied by ULTA Beauty (10,119 SF).

DSW (15,000 SF, 8.7% of NRA, 7.0% of underwritten base rent). Founded in 1969 in Columbus, Ohio, DSW Inc. (NYSE: DSW) is a branded footwear and accessories retailer that operates a portfolio of several off-price retail concepts. DSW, its primary concept, offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories, with 515 warehouses in 44 states, and an e-commerce site. DSW occupies 15,000 SF under a lease expiring in January 2024 and currently pays $15.00 PSF NNN through October 2018, at which time the rental rate changes to $14.00 PSF. DSW has been underwritten to reflect $14.00 PSF. DSW pays percentage rent equal to 5% of gross sales over a breakpoint of approximately $3.8 million. DSW has a right of first offer on the space currently occupied by ULTA Beauty, which is subordinate to the Bed Bath & Beyond right of first offer. If four of six key stores (Nordstrom Rack, PetSmart, PGA Tour Superstore, Burlington, ULTA Beauty, and Bed Bath & Beyond) are not open for business for a continuous three-month period, DSW is entitled to pay an alternate rent equal to 2% of gross sales plus 100% of its pro rata share of real estate taxes. If DSW has paid an alternate rent for more than one year, the landlord may deliver a notice revoking DSW’s right to continue paying alternate rent and DSW will then either terminate or reinstate its lease. DSW has no termination options.

ULTA Beauty (10,119 SF, 5.9% of NRA, 7.5% of underwritten base rent). ULTA Beauty (NASDAQ: ULTA) is the largest beauty retailer in the United States, providing cosmetics, fragrance, skin and hair care products, and salon services. ULTA Beauty offers more than 20,000 products from over 500 beauty brands across all categories and price points, including ULTA Beauty’s own private label. Each ULTA Beauty store includes a full-service salon featuring hair, skin and brow services. As of February 2018, ULTA Beauty operates 1,074 retail stores across 48 states and the District of Columbia. ULTA Beauty occupies 10,119 SF under a lease expiring in December 2028 and pays $22.00 PSF in base rent. ULTA Beauty has two, five-year renewal options and no termination options.

A-3-80

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

The following table presents certain information relating to the leases at the Commons at Southtowne I Property:

Tenant Summary(1)
							Most Recently Reported Sales(4)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	$	PSF	Occ Cost %(5)	Lease Expiration
Anchor/Major Tenants
Burlington	NR/NR/BB	45,000	26.1%	$652,500	21.9%	$14.50	N/A	N/A	N/A	2/28/2029
Nordstrom Rack	BBB+/Baa1/BBB+	35,738	20.7%	$536,070	18.0%	$15.00	N/A	N/A	N/A	4/30/2029
Bed Bath & Beyond	NR/Baa2/BBB	28,000	16.2%	$330,400	11.1%	$11.80	N/A	N/A	N/A	1/31/2019
DSW	NR/NR/NR	15,000	8.7%	$210,000	7.0%	$14.00	$3,002,522	$200.17	9.0%	1/31/2024
ULTA Beauty	NR/NR/NR	10,119	5.9%	$222,618	7.5%	$22.00	N/A	N/A	N/A	12/31/2028
Subtotal/Wtd. Avg.		133,857	77.5%	$1,951,588	65.4%	$14.58
Other Tenants		34,687	20.1%	$1,033,549	34.6%	$29.80
Vacant Space		4,179	2.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		172,723	100.0%	$2,985,137	100.0%	$17.71

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales reflect the trailing 12-month period ending September 31, 2017.

(5)	Occ. Cost % is based on the contractual rent as of the May 8, 2018 rent roll and underwritten recoveries divided by most recently reported sales.

The following table presents certain information relating to the lease rollover schedule at the Commons at Southtowne I Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	4	34,675	20.1%	20.1%	$15.22	$527,800	17.7%	17.7%
2020	1	1,659	1.0%	21.0%	$35.20	$58,397	2.0%	19.6%
2021	1	1,888	1.1%	22.1%	$27.50	$51,920	1.7%	21.4%
2022	1	2,116	1.2%	23.4%	$18.00	$38,088	1.3%	22.7%
2023	3	11,893	6.9%	30.2%	$28.58	$339,864	11.4%	34.0%
2024	1	15,000	8.7%	38.9%	$14.00	$210,000	7.0%	41.1%
2025	0	0	0.0%	38.9%	$0.00	$0	0.0%	41.1%
2026	0	0	0.0%	38.9%	$0.00	$0	0.0%	41.1%
2027	1	2,300	1.3%	40.3%	$36.00	$82,800	2.8%	43.8%
2028	4	18,275	10.6%	50.8%	$26.69	$487,698	16.3%	60.2%
2029 & Beyond	2	80,738	46.7%	97.6%	$14.72	$1,188,570	39.8%	100.0%
Vacant	0	4,179	2.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	18	172,723	100.0%		$17.71	$2,985,137	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Commons at Southtowne I Property is located in downtown Sandy, Utah, approximately 15.3 miles south of Salt Lake City. Between 2010 and 2017, Utah was ranked first in the nation for economic outlook based on local, state and federal policies, according to the ALEC-Laffer State Economics Outlook Rankings. Significant industries in Salt Lake City include education, healthcare, transportation, technology, and financial services. According to the Bureau of Labor Statistics, Salt Lake City and the state of Utah had an unemployment rate of 3.0% and 3.1%, respectively, compared to the unemployment rate of 3.9% for the overall United States, as of April 2018.

According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the Commons at Southtowne I Property was 7,475, 106,832, and 284,522, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the Commons at Southtowne I Property is $92,348, $101,161, and $108,531, respectively.

A-3-81

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

The city of Sandy, Utah is implementing a 25-year master plan to develop a downtown district across 1,100 acres. The city’s plans include the construction of transit connectors, event parking, revitalized retail, and a variety of housing, hotel, office, and retail options. Since implementation of the master plan, over 1,000 multifamily units have been built in the district with an additional 600 units planned, over 300,000 SF of office space has been built or is under construction, with an additional 800,000 SF proposed, a $70.0 million state-of-the-art Hale Centre Theatre opened, which seats 1,350 in two theaters, and The Shops at South Town underwent a $25.0 million renovation.

The Commons at Southtowne I Property is situated immediately across State Street from The Shops at South Town, a 966,000 SF indoor regional mall anchored by Macy’s, JCPenney, and Forever 21, as well as an adjacent 312,000 SF outdoor retail property called Marketplace, which is anchored by a Target supercenter. The retail development features over 120 national and regional retailers. The Shops at South Town reported occupancy of 87.0% and sales of $355 PSF, according to the March 2018 Green Street Advisors Mall Database. Other major retailers in the area include Walmart, Sam’s Club, Home Depot, Barnes & Noble, Target, Costco, and Karl Malone Toyota.

At the intersection of East 10600 South Street and Golden Willow Drive, which is located 0.5 miles south of the Commons at Southtowne I Property, the average daily traffic count is 33,063. Along Interstate 15, the average daily traffic count for the stretch of the highway between the exit immediately south of The Shops at South Town and the 9000 South exit (two exits to the north) is 133,203.

According to the appraisal, the Commons at Southtowne I Property is located in the South Valley cluster retail market and within the Sandy South Towne submarket. As of the first quarter of 2018, the South Valley cluster retail market has 18.8 million SF of retail space, with an overall vacancy rate of 4.6% and average rental rates of $17.33 PSF. Over the last four years, vacancy within the South Valley cluster retail market averaged 3.1%, and has not been greater than 5.0%. The Sandy South Towne submarket is comprised of 5.3 million SF of retail space, with a vacancy rate of 5.0% and average rental rates of $21.31 PSF.

The following table presents rent comparables for large mid box spaces at certain retail competitive properties with respect to the Commons at Southtowne I Property:

Competitive Rent Comparables
Property Name/Address	Year Built	Property Size (SF)	Tenant	Lease Size (SF)	Lease Term (months)	Rent PSF	Lease Type
Commons at Southtowne I Property 10379-10489 South State Street, Sandy, UT	2008	172,723(1)	Burlington(1)	45,000(1)	133(1)	$14.50(1)	Triple Net(1)
Confidential	2017	56,394	Confidential	49,706	240	$11.29	Triple Net
Natural Grocers 10622 South Redwood Road, South Jordan, UT	2016	15,006	Natural Grocers	15,006	180	$25.83	Triple Net
Confidential	2016	78,680	Confidential	15,300	120	$15.00	Triple Net
Confidential	2016	78,680	Confidential	10,000	120	$20.00	Triple Net
Commons at Southtowne II 10317 South State Street, Sandy, UT	1994-2000	55,239	PGA Superstore	25,000	166	$16.42	Triple Net
Confidential	2015-2016	71,700	Confidential	22,000	118	$12.00	Triple Net
Gold’s Gym Riverton 12600 South Redwood Road, Riverton, UT	1996, 2014	44,556	Fitness Group of Riverton	44,556	240	$14.00	Triple Net
Total/Wtd Avg.(2)		400,255		181,568	193	$14.74

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Excludes the Commons at Southtowne I Property.

A-3-82

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Commons at Southtowne I Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	4/30/2018 TTM(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$3,252,176	$2,861,208	$2,234,449	$2,267,065	$3,111,105	$18.01
Total Recoveries	$674,971	$556,192	$456,778	$450,112	$666,738	$3.86
Other Income	$5,388	$18,454	$30,110	$24,467	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($188,892)	($1.09)
Effective Gross Income	$3,932,535	$3,435,854	$2,721,338	$2,741,644	$3,588,951	$20.78
Total Operating Expenses	$878,300	$794,617	$853,032	$870,084	$843,067	$4.88
Net Operating Income	$3,054,235	$2,641,238	$1,868,306	$1,871,560	$2,745,884	$15.90
Capital Expenditures	$0	$0	$0	$0	$25,908	$0.15
TI/LC(3)	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$3,054,235	$2,641,238	$1,868,306	$1,871,560	$2,719,975	$15.75

Occupancy %(4)	100.0%	74.0%	72.0%	98.0%	95.0%
NOI DSCR	2.56x	2.21x	1.56x	1.57x	2.30x
NCF DSCR	2.56x	2.21x	1.56x	1.57x	2.28x
NOI Debt Yield	12.0%	10.4%	7.3%	7.3%	10.8%
NCF Debt Yield	12.0%	10.4%	7.3%	7.3%	10.7%

(1)	The increase in UW Net Operating Income over historical Net Operating Income is due to the commencement of Burlington’s lease (45,000 SF, 26.1% of NRA). In connection with its chain-wide bankruptcy, Sports Authority vacated its space in June 2016. Burlington took over Sports Authority’s former space in February 2018 and commenced rental payments in March 2018 (UW Base Rent of $652,500).

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $104,475, (ii) rent steps of $1,709, and (iii) straight line rent of $21,493 associated with investment grade tenants.

(3)	At closing, an upfront TI/LC reserve was reserved in the amount of $1,500,000.

(4)	UW Occupancy % is based on underwritten economic occupancy. Physical occupancy as of May 8, 2018, is 97.6%. The Commons at Southtowne I Property has a ten-year average occupancy of 93.7% from 2007 to 2017.

Escrows and Reserves. At origination, the Commons at Southtowne I Borrower deposited (i) $64,987 into a real estate tax escrow, (ii) $19,410 into an insurance escrow and (iii) $1,500,000 into a TI/LC reserve. The Commons at Southtowne I Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $2,159 for capital expenditures, and (iv) if the balance of the tenant improvements and leasing commissions (“TI/LC”) reserve is less than $700,000 (the “TI/LC Cap”), $14,394 (annual TI/LC collection based on $1.00 PSF) for TI/LC, until such reserve balance reaches the TI/LC Cap. Notwithstanding the above, the portion of the annual tax reserve attributable to each of the five tenants that currently has the obligation under its respective lease to reimburse landlord in annual installments (Burlington, Nordstrom Rack, Bed Bath & Beyond, DSW, and ULTA Beauty) will be waived so long as (i) no Cash Management Trigger Event (as defined below) and no Cash Sweep Trigger Event (as defined below) has occurred and is continuing under the Commons at Southtowne I Mortgage Loan documents; (ii) such tenant is not in default under its lease; and (iii) the Commons at Southtowne I Borrower has delivered evidence that the portion of the taxes payable by such tenant has been paid in full as and when due under its lease (but in any event not less than the earlier to occur of 30 days after such taxes are due, and 10 business days before such taxes become delinquent).

Lockbox and Cash Management. The Commons at Southtowne I Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Management Trigger Event and thereafter during the term of the Commons at Southtowne I Mortgage Loan, the Commons at Southtowne I Borrower is required to establish and maintain a lockbox account and deliver tenant direction letters to all tenants at the Commons at Southtowne I Property causing all rents to be deposited directly to the lockbox. During the continuance of a Cash Management Trigger Event, funds in the lockbox account are required (i) to be swept to the cash management account on each business day, (ii) to be applied on each monthly payment date to fund the required reserve deposits as described above under “Escrows and Reserves,” (iii) to pay debt service on the Commons at Southtowne I Mortgage Loan, (iv) to pay operating and extraordinary expenses, and (v) during the continuance of a Material Tenant Trigger Event (as defined below), to escrow monthly excess cash flow into a Material Tenant rollover account until the balance of such account equals or exceeds the Material Tenant Rollover Funds Cap (as defined below). Provided no Material Tenant Trigger Event exists and during the continuance of a Cash Sweep Trigger Event, excess cash flow is required to be swept into an excess cash flow account.

A “Cash Management Trigger Event” will commence upon: (i) the occurrence of an event of default and continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the Commons at Southtowne I Borrower, guarantor, or property manager, and continue until the filing is discharged, stayed or dismissed within 30 days for the Commons at Southtowne I Borrower or guarantor, or within 120 days for the property manager (or the property manager is replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the Commons at Southtowne I Borrower or the guarantor; (iii) the date the debt service coverage ratio for the immediately preceding trailing 12-month period is less than 1.20x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x for two consecutive calendar quarters; (iv) a Material Tenant Trigger Event until such event is cured; or (v) if the Commons at Southtowne I Property is self-managed by the Commons at Southtowne I Borrower or any of its affiliates, the felony indictment or indictment for fraud or misappropriation of funds by any director or officer of the Commons at Southtowne I Borrower or guarantor, or if the Commons at Southtowne I Property is managed by a third party manager, the felony indictment or indictment for fraud or misappropriation of funds by such manager or any director or officer of such manager, and continue until such manager is replaced by a qualified manager.

A-3-83

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant (as defined below) giving written notice of its intent to terminate, cancel, not extend or not renew its Material Tenant lease, and will continue until, with respect to 75% or more of the applicable Material Tenant’s space, (a) an acceptable Material Tenant lease extension, (b) one or more acceptable Material Tenant space re-tenanting events or (c) the unconditional revocation of all termination and cancellation notices; (ii) on or prior to the Material Tenant Rollover Notice Date (as defined below), a Material Tenant not extending or renewing its Material Tenant lease, and will continue until, with respect to 75% or more of the applicable Material Tenant’s space, (a) an acceptable Material Tenant lease extension or (b) one or more acceptable Material Tenant space re-tenanting events; (iii) a Material Tenant failing to give notice of its extension or renewal on or prior to the date required under its Material Tenant lease, and will continue until, with respect to 75% or more of the applicable Material Tenant’s space, (a) an acceptable Material Tenant lease extension or (b) one or more acceptable Material Tenant space re-tenanting events; (iv) an event of default under a Material Tenant lease beyond any applicable notice and cure period, and will continue until the applicable event of default has been cured, provided however, with respect to the Burlington lease, the HVAC matters set forth in the estoppel will not constitute as a Material Tenant Trigger Event if, on or before July 16, 2018, the Commons at Southtowne I Borrower (a) remediates such matters to Burlington’s reasonable satisfaction and (b) delivers to lender a new estoppel from Burlington, stating that no defaults are continuing under such Material Tenant lease; (v) a Material Tenant or lease guarantor of the Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, and will continue until the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed; (vi) a Material Tenant’s lease being terminated or no longer in full force and effect, and will continue until one or more acceptable Material Tenant space re-tenanting events with respect to all of the applicable Material Tenant lease; (vii) a Material Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations at the space demised under the Material Tenant lease, and will continue until the applicable Material Tenant is in actual possession of, and utilizing the Material Tenant space under customary business operations, and paying full, unabated rent; or (viii) Burlington exercises its right to pay reduced rent as a result of a co-tenancy trigger event under the Burlington lease, and will continue until the Commons at Southtowne I Borrower provides evidence to the lender that Burlington has recommenced paying full rent under its lease.

A “Material Tenant” means (i) Burlington, (ii) Bed Bath & Beyond, (iii) Nordstrom Rack or (iv) any tenant which, either individually or when taken together with any other lease with the same tenant or an affiliate of such tenant, comprises 20% or more of the Commons at Southtowne I Property’s (a) total rentable SF or (b) total in-place base rent.

A “Material Tenant Rollover Funds Cap” means (i) $1,500,000 for the space demised under each of the Burlington lease and Nordstrom Rack lease and (ii) an amount equal to $40.00 PSF of each other applicable Material Tenant space relating to any outstanding Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” will commence upon: (i) the occurrence of an event of default and continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the Commons at Southtowne I Borrower, guarantor, or property manager, and continue until the filing is discharged, stayed or dismissed within 30 days for the Commons at Southtowne I Borrower or guarantor, or within 120 days for the property manager (or the property manager is replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the Commons at Southtowne I Borrower or the guarantor; or (iii) the date the debt service coverage ratio for the immediately preceding trailing 12-month period is less than 1.20x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x.

Upon reaching the Material Tenant Rollover Funds Cap for such applicable Material Tenant during the continuation of a Material Tenant Trigger Event, the Commons at Southtowne I Borrower may cease making the monthly TI/LC escrow for the respective Material Tenant. If at any time thereafter that the Material Tenant rollover funds are below the Material Tenant Rollover Funds Cap during the continuation of a Material Tenant Trigger Event, the Commons at Southtowne I Borrower is required to recommence monthly Material Tenant rollover deposit until the amount of the Material Tenant rollover funds equals the Material Tenant Rollover Funds Cap with respect to such Material Tenant.

A “Material Tenant Rollover Notice Date” means (i) with respect to the current Bed Bath & Beyond lease, July 31, 2018, or (ii) with respect to any other Material Tenant lease, the date that is 12 months prior to the applicable expiration date under the applicable Material Tenant lease, provided however, if as of the date that is 12 months prior to the applicable expiration date under the applicable Material Tenant lease, (a) no event of default or Cash Management Trigger Event is continuing, (b) the balance of the TI/LC reserve is equal to or greater than $700,000, and (c) no other Material Tenant Trigger Event has occurred with respect to such Material Tenant lease, the date that is six months prior to the applicable expiration date under the applicable Material Tenant lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Commons at Southtowne I Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

A-3-84

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A-3-85

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

A-3-86

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

Adamsville
Irondale
East Birmingham
Downtown
BIRMINGHAM
West End Manor
Brighton
Mountain Brook
JEFFERSON COUNTY
Homewood
Vestavia Hills
Lipscomb
Hoover
Bessemer
Indian Springs Village
SHELBY COUNTY
Oak Mountain State Park
Chelsea
Helena
Pelham
Lake Purdy

Westerville
Alexandria
New Albany
LICKING COUNTY
COLUMBUS
Gahanna
Pataskala
Bexley
Whitehall
Reynoldsburg
Kirkersville
Etna
Blacklick Estates
FRANKLIN COUNTY
Pickerington
Groveport
FAIRFIELD COUNTY
Baltimore
Grove City
Canal Winchester
Lithopolis
PICKAWAY CO.

Griffin Portfolio II		
1	Southern Company Services Headquarters	Birmingham, AL
2	Amazon.com Sortable Fulfillment Center	Pataskala, OH
3	IGT North American Gaming & Interactive Headquarters	Las Vegas, NV
4	3M Distribution Facility	DeKalb, IL

Summerlin
South Summerlin
LAS VEGAS
Spring Valley
McCarran International Airport
CLARK COUNTY
Enterprise

Beloit
WISCONSIN
Pleasant Prairie
Antioch
Zion
Harvard
Fox Lake
Gurnee
Waukegan
Machesney Park
Loves Park
McHenry
North Chicago
ROCKFORD
Woodstock
Mundelein
Belvidere
Marengo
Crystal Lake
Lake Zurich
Lake Michigan
Highland Park
Algonquin
Palatine
Arlington Hts.
Genoa
ILLINOIS
ELGIN
Schaumburg
Evanston
Sycamore
St. Charles
Addison
Rochelle
De Kalb
Elmhurst
Wheaton
N. Aurora
CHICAGO
AURORA
Lisle
NAPERVILLE
Oak Lawn
Oswego
Bolingbrook
Lake Holiday
Yorkville
Plainfield
Orland Park
Mendota
JOLIET
Tinley Park
Chicago Hts.
Manhattan
Peru
Ottawa
Mokena

A-3-87

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Various
Original Balance(1):	$25,000,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	2,726,080 SF
Borrower Sponsor:	Griffin Capital Company, LLC			Cut-off Date Balance per SF(1):	$92
Mortgage Rate:	4.3150%			Maturity Date Balance per SF(1):	$92
Note Date:	4/27/2018			Property Manager:	Griffin Capital Essential Asset Property Management II, LLC (borrower related)
First Payment Date:	6/1/2018
Maturity Date:	5/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(4):	$23,227,540
Prepayment Provisions:	LO (24); YM1 (90); O (6)			UW NOI Debt Yield(1):	9.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	9.3%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	2.01x
Additional Debt Balance(1)(2):	$225,000,000			Most Recent NOI(4):	$15,300,403 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves(3)				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	100.0% (7/1/2018)
RE Tax:	$90,000	$45,000	N/A	2nd Most Recent Occupancy(5):	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(5):	100.0% (12/31/2016)
Replacements:	$0	Springing	(3)	Appraised Value (as of)(6):	$415,500,000 (Various)
TI/LC:	$0	Springing	(3)	Cut-off Date LTV Ratio(1)(6):	60.2%
Unfunded Obligations:	$1,900,229	$0	N/A	Maturity Date LTV Ratio(1)(6):	60.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$250,000,000	98.9%	Loan Payoff(7):	$249,757,720	98.8%
Borrower Equity:	$2,896,561	1.1%	Reserves:	$1,990,229	0.8%
			Closing Costs:	$1,148,612	0.5%
Total Sources:	$252,896,561	100.0%	Total Uses:	$252,896,561	100.0%

(1)	The Griffin Portfolio II Mortgage Loan (as defined below) is part of the Griffin Portfolio II Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $250,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio II Whole Loan.

(2)	See “The Mortgage Loan” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The Griffin Portfolio II Properties (as defined below) were acquired from October through December 2016; therefore, 2nd Most Recent NOI and 3rd Most Recent NOI are not available. For a discussion of the difference between Most Recent NOI and UW NOI, see the “Cash Flow Analysis” table below.

(5)	The Griffin Portfolio II Properties were 100% leased for each of the referenced historical periods, however, the Southern Company Services Headquarters tenant has been taking occupancy in phases during an extensive renovation period and is expected to be in full occupancy in October 2018.

(6)	The appraisal provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000 over the aggregate “as is” appraised values for the individual Griffin Portfolio II Properties. The aggregate “as is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 63.2% and 63.2%, respectively.

(7)	Proceeds from the Griffin Portfolio II Whole Loan were used primarily to return equity to the borrower sponsor to pay down a portion of the borrower sponsor’s credit facility. The borrower sponsor acquired the Griffin Portfolio II Properties in separate transactions in 2016 for an aggregate purchase price of $356,342,060.

The Mortgage Loan. The tenth largest mortgage loan (the “Griffin Portfolio II Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio II Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $250,000,000. The Griffin Portfolio II Whole Loan is secured by the fee interests in a portfolio of two single-tenant office properties and two warehouse and distribution facilities located in four different states totaling 2,726,080 SF (the “Griffin Portfolio II Properties”). The non-controlling Promissory Notes A-2-2-2 and A-2-3, with an aggregate original principal balance of $25,000,000, represent the Griffin Portfolio II Mortgage Loan and will be included in the UBS 2018-C11 Trust. The Griffin Portfolio II Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust, and from and after the securitization of Promissory Note A-1-1, will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1-1 is contributed. A summary of the remaining promissory notes is shown in the table below. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

A-3-88

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

Griffin Portfolio II Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1	$80,000,000	$80,000,000	Bank of America, N.A.	Yes
Note A-1-2-1	$40,000,000	$40,000,000	Bank of America, N.A.	No
Note A-1-2-2	$5,000,000	$5,000,000	Bank of America, N.A.	No
Note A-2-1	$60,000,000	$60,000,000	KeyBank National Association	No
Note A-2-2-1	$40,000,000	$40,000,000	KeyBank National Association	No
Note A-2-2-2	$5,000,000	$5,000,000	UBS 2018-C11	No
Note A-2-3	$20,000,000	$20,000,000	UBS 2018-C11	No
Total	$250,000,000	$250,000,000

The proceeds of the Griffin Portfolio II Whole Loan, along with approximately $2.9 million of borrower sponsor equity, were used to refinance existing debt on the Griffin Portfolio II Properties, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are Griffin (Las Vegas Buffalo) Essential Asset REIT II, LLC, Griffin (DeKalb) Essential Asset REIT II, LLC, Griffin (Etna) Essential Asset REIT II, LLC and Griffin (Birmingham) Essential Asset REIT II, LLC (individually and collectively, the “Griffin Portfolio II Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

Substantially all of the equity ownership in the Griffin Portfolio II Borrowers is indirectly held by Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation. Griffin Capital Essential Asset REIT II, Inc. is the nonrecourse carve-out guarantor for the Griffin Portfolio II Whole Loan and is a real estate investment trust that invests in office and industrial properties net leased on long term leases to corporate tenants. As of March 31, 2018, Griffin Capital Essential Asset REIT II, Inc. had a real estate portfolio consisting of 27 office, industrial, distribution and data center properties, totaling approximately 7.3 million SF that was 100.0% leased.

Should Griffin Capital Essential Asset REIT II, Inc. fail to maintain a minimum net worth of $250,000,000 during the loan term, the Griffin Portfolio II Whole Loan documents permit the Griffin Portfolio II Borrowers to substitute a replacement guarantor with a net worth of at least $175,000,000 that is acceptable to the lender based on receipt of searches as required by the Griffin Portfolio II Whole Loan documents, satisfaction of underwriting criteria and evaluation of the replacement guarantor’s experience.

Griffin Capital Essential Asset REIT II, Inc.’s borrower sponsor is Griffin Capital Company, LLC, formerly known as Griffin Capital Corporation. Griffin Capital Company, LLC is the borrower sponsor for the Griffin Portfolio II Whole Loan and is an alternative investment asset manager with approximately $10.5 billion in assets under management as of March 31, 2018.

The Properties. The Griffin Portfolio II Properties are comprised of two single-tenant, suburban office properties and two single-tenant warehouse/distribution industrial facilities located in Alabama, Ohio, Nevada and Illinois totaling 2,726,080 SF. The Griffin Portfolio II Properties are leased under long-term leases to credit-rated tenants from a range of industries that includes consumer services, retail, gaming and capital goods. All of the leases have built-in rental increases and none of the leases include any termination or contraction options. The office tenants use the properties as corporate or regional headquarters and the industrial tenants occupy build-to-suit, business-essential distribution centers.

The following table presents detailed information with respect to each of the Griffin Portfolio II Properties.

Griffin Portfolio II Properties Summary
Property Name, Location	Property Type	Year Built/ Renovated	SF	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value(1)	UW NOI	% of UW NOI
Southern Company Services Headquarters 3525 & 3535 Colonnade Parkway Birmingham, AL	Office	1988/2018	669,438	$99,600,000	39.8%	$153,250,000	38.7%	$8,472,959	36.5%
Amazon.com Sortable Fulfillment Center 11999 National Road Pataskala, OH	Industrial	2016/N/A	856,254	$61,500,000	24.6%	$94,600,000	23.9%	$5,922,167	25.5%
IGT North American Gaming & Interactive Headquarters 6355 South Buffalo Drive Las Vegas, NV	Office	2007/N/A	222,268	$45,300,000	18.1%	$75,540,000	19.1%	$4,494,930	19.4%
3M Distribution Facility 1650 Macom Drive Dekalb, IL	Industrial	2016/N/A	978,120	$43,600,000	17.4%	$72,300,000	18.3%	$4,337,484	18.7%
Total/Wtd. Avg.			2,726,080	$250,000,000	100.0%	$415,500,000(1)	100.0%	$23,227,540	100.0%

(1)	The aggregate of the “as is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000. The appraisal provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000. % of Appraised Value is calculated using the aggregate “as is” appraised value of $395,690,000.

Southern Company Services Headquarters (669,438 SF, 24.6% of NRA, 39.8% of ALA). The Southern Company Services Headquarters property is comprised of a nine-story office building and a seven-story office building, which total 669,438 SF, that are fully leased by Southern Company Services, Inc. through March 17, 2044 and are utilized as the main regional offices for Southern Company Services, Inc. and an affiliate, Southern Nuclear. The lease provides for 2.0% annual rent escalations commencing January 1, 2019, and one ten-year renewal option at fair market rent followed by 2.0% annual rent escalations. The lease does not provide any termination or contraction options. The lease requires that Southern Company Services, Inc. maintain during its lease term an investment grade credit rating from either S&P, Moody’s, or Fitch or provide to the landlord (i) an annual, automatic renewal letter of credit from a bank rated at least A- in an amount equal to the lesser of (a) $55 million (equal to approximately 3.5 years of maximum base rent and

A-3-89

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

operating expense obligations) or (b) the remaining base rent and operating expense obligations for the balance of the lease term or (ii) a guaranty from its parent, Southern Company, provided that Southern Company also maintains an investment grade credit rating.

The Southern Company Services Headquarters property is located in Birmingham, Alabama, approximately five miles southeast of the Birmingham central business district along US Highway 280, approximately one-half mile southeast of its intersection with Interstate 459. The Southern Company Services Headquarters property was built in 1988 on a 19.8-acre site. Southern Company Services, Inc.’s lease commenced in March 2016, and the tenant is in the process of an extensive renovation, including mechanical systems replacements, roof resealing, parking deck resurfacing, window replacement, updates to the elevators, lighting, HVAC, fire-life safety and ADA requirements, and complete interior refinishing and repurposing. Southern Company Services, Inc. received $40 million in tenant improvements and has contributed an additional $50 million to the renovation, with completion and full tenant occupancy expected by October 2018. The borrower sponsor acquired the Southern Company Services Headquarters property in 2016. Under a master escrow agreement with the seller, the seller is obligated to provide to the Griffin Portfolio II Whole Loan Borrowers all base rent and expense reimbursements to the extent not obligated to be paid by the tenant during its phased-in occupancy period. The master escrow agreement provides such payments through December 31, 2018 after which time the tenant is required by its lease to commence full rental payments.

Southern Company Services, Inc. is a subsidiary of Southern Company (NYSE: SO). According to the company’s website, Southern Company provides energy services to approximately 9.0 million customers through its subsidiaries. Southern Company Services, Inc. provides the operations, executive and advisory services, construction and advisory services, construction and plant management, general engineering, information technology, finance, accounting and treasury, marketing, and human resource services to Southern Company and its affiliates. Southern Company Services, Inc. is rated A- by S&P. Southern Company is rated A-, Baa2 and BBB+ by S&P, Moody’s and Fitch, respectively.

Amazon.com Sortable Fulfillment Center (856,254 SF, 31.4% of NRA, 24.6% of ALA). The Amazon.com Sortable Fulfillment Center property is an 856,254 SF single story (with four mezzanine levels), Class A distribution warehouse facility fully leased by and built-to-suit for Amazon.com. The initial 15-year lease with Amazon.com.dedc LLC is guaranteed by its parent, Amazon.com, Inc., and extends through August 2031. The lease provides for 1.5% annual rental rate escalations and four five-year renewal options at fair market rent, which will be no less than 85% and no more than 110% of the then current base rent. The lease does not provide any termination or contraction options. If the borrower offers or receives an offer for the sale of the Amazon.com Sortable Fulfillment Center property during the lease term, Amazon.com.dedc LLC has an ongoing right of first offer to purchase the property and an ongoing right of first refusal to purchase the property if a proposed purchaser is a tenant competitor.

The Amazon.com Sortable Fulfillment Center property is located in Pataskala, Ohio, approximately 20 miles east of the Columbus central business district, between Interstate 70 and U.S. Highway 40, which puts the Amazon.com Sortable Fulfillment Center property within a ten-hour drive of more than 50% of both the United States and Canadian populations. The Amazon.com Sortable Fulfillment Center property is located in an industrial area 20 miles northeast of Rickenbacker International Airport, an international multimodal cargo airport, U.S. Foreign-Trade Zone and high-speed international logistics hub that is open full time with no noise restrictions. The Amazon.com Sortable Fulfillment Center property is a sortable products fulfillment center built in 2016 on a 96.0-acre site with 42-foot clear heights and 66 dock doors. The Amazon.com Sortable Fulfillment Center property was designed to Amazon.com Inc.’s specifications, and includes multi-level storage mezzanine spaces and advanced software and robotics to stow and pick inventory. The Amazon.com Sortable Fulfillment Center property houses over one million SKU’s and is expected to fulfill approximately seven million items each week.

The Amazon.com Sortable Fulfillment Center property benefits from a Community Reinvestment Area real estate tax abatement from 2017 through 2031. Taxes are assessed only on the land (not the improvements), subject to certain conditions, including the employment of approximately 100 to 450 full-time employees.

Amazon.com Inc. operates as a large online retailer. Amazon.com Inc. designs its websites to enable products to be sold directly and by third parties. Amazon.com Inc. also manufactures and sells electronic devices, and serves developers and enterprises through Amazon Web Services. Amazon.com Inc. (NASDAQ: AMZN) is rated AA-, Baa1 and A+ from S&P, Moody’s and Fitch, respectively.

IGT North American Gaming & Interactive Headquarters (222,268 SF, 8.2% of NRA, 18.1% of ALA). The IGT North American Gaming & Interactive Headquarters property is a 222,268 SF three-story, Class A office building fully leased to and built to suit for International Game Technology (“IGT”). The initial 15-year lease is guaranteed by IGT’s parent company, International Game Technology PLC (NYSE: IGT), and extends through December 31, 2030. The lease provides for 1.75% annual rental rate escalations and two five-year renewal options at fair market rent. The lease does not provide any termination or contraction options.

The IGT North American Gaming & Interactive Headquarters property is located in Las Vegas, Nevada, approximately 15 miles southwest of the Las Vegas central business district, just north of the 215 Beltway and approximately five miles west of Interstate 15. The IGT North American Gaming & Interactive Headquarters property was built in 2007 on a 15.2-acre site and serves as the headquarters for IGT’s North American Gaming and Interactive business unit, housing the engineering, sales, sound, corporate communications and software departments, and its executive management team. In 2015, the IGT North American Gaming & Interactive Headquarters property underwent a renovation, which included a new cafeteria and fitness center, conversion of the floorplans to an open-concept office build-out, and replacement of fixtures, flooring, wall coverings and restrooms.

IGT is a wholly owned subsidiary of International Game Technology PLC, a large developer of technology-based products and services and associated content for worldwide gaming and lottery markets. International Game Technology PLC is rated BB+ and Ba2 by S&P and Moody’s, respectively.

3M Distribution Facility (978,120 SF, 35.9% of NRA, 17.4% of ALA). The 3M Distribution Facility property is a 978,120 SF single story Class A distribution and warehouse facility fully leased by and built-to-suit for 3M Company (NYSE: MMM), with a ten-year initial term through October 31, 2026. The lease provides for 2.0% annual rent escalations and two five-year renewal options each at 2.0% over the preceding contractual rate and each requiring a 12-month notice. The lease does not provide any termination or contraction options. If the borrower offers or receives an offer for the sale of the 3M Distribution Facility property during the lease term, 3M Company has an ongoing right of first offer to purchase the property.

The 3M Distribution Facility property is located at the interchange of I-88 and U.S. 23, approximately 60 miles west of the Chicago central business district within the I-39 Logistics Corridor, 20 miles west of Aurora and 14 miles east of I-39. The 3M Distribution Facility property’s location provides access to all major interstate highways in Illinois (I-88, I-55, I-74, I-57, I-90, I-80 and I-94), to all major Midwest distribution hubs, including Chicago, Indianapolis, Milwaukee, Minneapolis, St. Louis, Detroit and the Ohio Valley, and to the Union Pacific Global III Intermodal Rail Facility located 19 miles to the west of the 3M Distribution Facility property.

A-3-90

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

The 3M Distribution Facility property was built in 2016 on a 49.7-acre site and is 3M Company’s largest regional distribution facility and among its largest distribution facilities nationally. The 3M Distribution Facility property is located within the Park 88 Business Park, a 565-acre master-planned business park, adjacent to two other contiguous 3M Company distribution centers: a 410,400 SF distribution center built in 2007 and a 650,760 SF regional distribution center built in 2011. These three facilities provide 3M Company with synergies and a critical mass of over 2.0 million SF of distribution space. The 3M Distribution Facility property features 32.5-foot clear heights, 137 dock doors, T-5 and LED lighting, 387 car parking spaces, 348 trailer parking spaces, and specialized cold storage, red label, and aerosol rooms which contain additional sprinklers and fire protection, special containment floors, and explosion-resistant walls. 3M Company has over 60,000 products sold in markets worldwide, and it is estimated that approximately two-thirds of these products will be stored and distributed from the 3M Distribution Facility property.

The 3M Distribution Facility property benefits from a City of DeKalb real estate tax abatement from 2017 through 2021. Taxes are abated 80% for 2018 and 50% for 2019 through 2021, subject to certain conditions including full occupancy of the 3M Distribution Facility property, the employment of 250 fulltime permanent employees, and minimum wages for those employees during the duration of the agreement.

3M Company is a worldwide diversified technology company with products sold through a number of distribution channels, including wholesalers, retailers, jobbers, distributors, dealers, and directly to users, in a variety of industries. 3M Company has been a component of the Dow Jones Industrial Average since 1976. 3M Company is rated AA- and A1 by S&P and Moody’s, respectively.

The following table presents certain information relating to the leases at the Griffin Portfolio II Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Southern Company Services, Inc.(3)	A-/Baa2/BBB+	669,438	24.6%	$8,518,764	36.2%	$12.73	3/17/2044
Amazon.com(4)	AA-/Baa1/A+	856,254	31.4%	$5,723,934	24.3%	$6.68	8/31/2031
International Game Technology(5)	BB+/Ba2/NR	222,268	8.2%	$4,774,317	20.3%	$21.48	12/31/2030
3M Company(6)	AA-/A1/NR	978,120	35.9%	$4,528,579	19.2%	$4.63	10/31/2026
Subtotal/Wtd. Avg.		2,726,080	100.0%	$23,545,594	100.0%	$8.64
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,726,080	100.0%	$23,545,594	100.0%	$8.64

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Southern Company Services, Inc. has one, 10-year renewal option remaining.

(4)	Amazon.com has four, five-year renewal options remaining.

(5)	International Game Technology has two, five-year renewal options remaining.

(6)	3M Company has two, five-year renewal options remaining.

The weighted average remaining lease term for the Griffin Portfolio II Properties is 16.7 years. The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio II Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	1	978,120	35.9%	35.9%	$4.63	$4,528,579	19.2%	19.2%
2027	0	0	0.0%	35.9%	$0.00	$0	0.0%	19.2%
2028	0	0	0.0%	35.9%	$0.00	$0	0.0%	19.2%
2029 & Beyond	3	1,747,960	64.1%	100.0%	$10.88	$19,017,015	80.8%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	4	2,726,080	100.0%		$8.64	$23,545,594	100.0%

(1)	Information is based on the underwritten rent roll.

A-3-91

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

The Markets. The Griffin Portfolio II Properties are located across four states: Alabama, Ohio, Nevada and Illinois.

Griffin Portfolio II Properties 2017 Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Southern Company Services Headquarters	Birmingham, AL	4,402	43,170	119,756	$91,353	$117,193	$125,495
Amazon.com Sortable Fulfillment Center	Pataskala, OH	972	15,208	77,139	$97,597	$99,425	$90,996
IGT North American Gaming & Interactive Headquarters	Las Vegas, NV	8,131	138,546	318,800	$74,914	$76,759	$74,195
3M Distribution Facility	Dekalb, IL	524	33,769	55,492	$51,778	$63,728	$60,788

Source: Appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Griffin Portfolio II Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	2017(1)	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	$15,720,597	$24,921,267	$9.14
Total Recoveries(3)	N/A	N/A	N/A	$1,886,896	$6,878,135	$2.52
Other Income	N/A	N/A	N/A	($91,865)	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	$0	($1,089,362)	($0.40)
Effective Gross Income	N/A	N/A	N/A	$17,515,628	$30,710,040	$11.27
Total Operating Expenses(3)	N/A	N/A	N/A	$2,215,224	$7,482,500	$2.74
Net Operating Income(4)	N/A	N/A	N/A	$15,300,403	$23,227,540	$8.52
Capital Expenditures	N/A	N/A	N/A	$0	$272,608	$0.10
TI/LC	N/A	N/A	N/A	$0	$996,165	$0.37
Net Cash Flow	N/A	N/A	N/A	$15,300,403	$21,958,766	$8.06

Occupancy %(5)	N/A	N/A	N/A	100.0%	96.6%
NOI DSCR(6)	N/A	N/A	N/A	1.40x	2.12x
NCF DSCR(6)	N/A	N/A	N/A	1.40x	2.01x
NOI Debt Yield(6)	N/A	N/A	N/A	6.1%	9.3%
NCF Debt Yield(6)	N/A	N/A	N/A	6.1%	8.8%

(1)	The Griffin Portfolio II Properties were acquired from October through December 2016; therefore, 2014, 2015 and 2016 cash flow figures are not available.

(2)	UW Base Rent includes rent increases through May 2019 and straight line rent equal to $1,375,674 for investment-grade rated tenants (Southern Company Services, Inc., Amazon.com and 3M Company).

(3)	Total Recoveries and Total Operating Expenses are UW based on actual real estate taxes for the land for Amazon.com and average taxes over the loan term for 3M Company.

(4)	Net Operating Income for 2017 is less than UW Net Operating Income as the Southern Company Services Headquarters property has been undergoing an extensive renovation and phased-in occupancy since 2016. The Southern Company Services Headquarters tenant will begin paying full rent until January 1, 2019; however, at the time of the property’s purchase, the seller was required to fund an escrow for all base rent and expense reimbursements not paid by the tenant during its phased-in occupancy. Net Operating Income for 2017 does not include payments from the seller-funded escrow.

(5)	UW Occupancy % is based on underwritten economic vacancy of 3.4%. The Griffin Portfolio II Properties were 100.0% leased as of July 1, 2018.

(6)	Debt service coverage ratios and debt yields are based on the Griffin Portfolio II Whole Loan.

Escrows and Reserves. The Griffin Portfolio II Borrowers deposited at origination $1,900,229 for leasing commissions related to the Southern Company Services Headquarters property and are required to deposit monthly any additional amount due for free rent, tenant improvements or leasing commissions under any lease at the Griffin Portfolio II Properties for any 12-month succeeding period following the applicable payment date.

The Griffin Portfolio II Borrowers deposited at origination $90,000 to a tax reserve and are generally required to deposit monthly (i) 1/12 of the estimated annual property taxes (currently estimated to be $45,000) and (ii) 1/12 of the estimated annual insurance premiums (unless the Griffin Portfolio II Properties are covered by an acceptable blanket policy). However, provided that neither an event of default nor a Debt Yield Sweep Period (as defined below) are continuing, monthly deposits for insurance premiums will be waived to the extent such insurance premiums are directly paid by a tenant pursuant to its lease and such tenant is not subject to bankruptcy proceedings or in default under its lease.

During a Debt Yield Sweep Period, the Griffin Portfolio II Borrowers are required to deposit monthly into a replacement reserve (i) 1/12 of $0.10 PSF per annum of industrial space and (ii) 1/12 of $0.20 PSF per annum of office space, capped at two years’ worth of such deposits (currently estimated to be $723,557). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the Griffin Portfolio II Borrowers are required to deposit monthly into the replacement reserve (i) 1/12 of $0.10 PSF per annum of industrial space and (ii) 1/12 of $0.20 PSF per annum of office space, capped at one years’ worth of such deposits (currently estimated to be $361,779). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the Griffin Portfolio II Borrowers are required to resume monthly deposits to the replacement reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

A-3-92

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

During a Debt Yield Sweep Period, the Griffin Portfolio II Borrowers are required to deposit monthly into a tenant improvement and leasing commissions reserve (i) 1/12 of $0.50 PSF per annum of industrial space and (ii) 1/12 of $1.00 PSF per annum of office space, capped at two years’ worth of such deposits (currently estimated to be $3,617,786). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the Griffin Portfolio II Borrowers are required to deposit monthly into the tenant improvement and leasing commissions reserve (i) 1/12 of $0.50 PSF per annum of industrial space and (ii) 1/12 of $1.00 PSF per annum of office space, capped at one years’ worth of such deposits (currently estimated to be $1,808,893). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the Griffin Portfolio II Borrowers are required to resume monthly deposits to the tenant improvement and leasing commissions reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

A “Debt Yield Sweep Period” will commence upon the debt yield being less than 7.5% in a calendar quarter, and end upon the debt yield being equal to or greater than 7.5% in a calendar quarter.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio II Whole Loan, with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Griffin Portfolio II Whole Loan documents. During the continuation of a Cash Sweep Period, all excess cash flow will be required to be held as additional security for the Griffin Portfolio II Whole Loan until discontinuance of the Cash Sweep Period; provided that if a Cash Sweep Period is cured by either a Southern Company Services Cash Trap Cap Cure (as defined below) or a 3M Cash Trap Cap Cure (as defined below), the lender is required to continue to hold the excess cash and will not disburse such excess cash to the Griffin Portfolio II Borrowers until the Southern Company Services Cure Conditions (as defined below) or the 3M Cure Conditions (as defined below) are satisfied.

A “Cash Sweep Period” means any of (a) a Debt Yield Sweep Period, (b) a 3M Sweep Period (as defined below), (c) a Southern Company Services Sweep Period (as defined below), or (d) any period of time during which an event of default is continuing.

A “3M Sweep Period” means the period (A) commencing on the first to occur of (i) 3M Company being in monetary default under its lease beyond notice and cure periods, (ii) 3M Company terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the 3M Company lease (including rejection in any insolvency proceeding) and/or the 3M Company lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of 3M Company or its assets and (v) 3M Company failing to extend or renew its lease on or prior to October 31, 2025, and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the 3M Cure Conditions (as defined below) or (2) in the event the 3M Sweep Period exists solely pursuant to clauses (ii) or (v) above, at least 85% of the 3M Distribution Facility property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a 3M Sweep Period will be deemed to have been cured at such time as $6.00 PSF for the 3M Distribution Facility property is on deposit in the excess cash reserve (a “3M Cash Trap Cap Cure”).

“3M Cure Conditions” means as applicable (i) 3M Company has cured all defaults under its lease, (ii) 3M Company has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) if triggered by clause (v) of the definition of 3M Sweep Period, 3M Company has renewed or extended its lease, (iv) 3M Company is no longer insolvent or subject to any bankruptcy proceedings and 3M Company has affirmed its lease pursuant to final, non-appealable order of a court and (v) 3M Company is paying full, unabated rent (or if rent is abated, the Griffin Portfolio II Borrowers have deposited such amount of abated rent in a reserve with the lender.)

A “Southern Company Services Sweep Period” means the period (A) commencing on the first to occur of (i) Southern Company Services, Inc. being in monetary default under its lease beyond notice and cure periods, (ii) Southern Company Services, Inc. terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the Southern Company Services, Inc. lease (including rejection in any insolvency proceeding) and/or the Southern Company Services, Inc. lease failing to otherwise be in full force and effect, or (iv) any bankruptcy or similar insolvency of Southern Company Services, Inc. or its assets and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the Southern Company Services Cure Conditions (as defined below) or (2) in the event the Southern Company Services Sweep Period exists solely pursuant to clause (ii) above, at least 85% of the Southern Company Services Headquarters property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy of the space and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a Southern Company Services Sweep Period will be deemed to have been cured at such time as $35.00 PSF for the Southern Company Services Headquarters property is on deposit in the excess cash reserve (a “Southern Company Services Cash Trap Cap Cure”).

“Southern Company Services Cure Conditions” means as applicable (i) Southern Company Services, Inc. has cured all defaults under its lease, (ii) Southern Company Services, Inc. has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) Southern Company Services, Inc. is no longer insolvent or subject to any bankruptcy proceedings and Southern Company Services, Inc. has affirmed its lease pursuant to final, non-appealable order of a court and (iv) Southern Company Services, Inc. is paying full, unabated rent (or if rent is abated, the Griffin Portfolio II Borrowers have deposited such amount of abated rent in a reserve with the lender.)

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After May 31, 2020, the Griffin Portfolio II Borrowers may obtain the release of one or more individual properties in connection with an arms-length sale, provided that, among other conditions (i) no event of default is continuing, (ii) the lender receives payment of a release price equal to 110% of the ALA for the release property plus payment of any applicable yield maintenance premium, (iii) the debt yield after the individual property release is not less than the greater of (a) 7.9% and (b) the debt yield immediately prior to such release, and (iv) satisfaction of customary REMIC requirements.

Notwithstanding the foregoing, if a tenant has vacated its premises, cancelled or terminated its lease, given notice of its intent to cancel or terminate its lease, or an event of default has occurred with respect to an individual property such that a material adverse effect would result, such individual property

A-3-93

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

may be released without the requirement of an arms-length sale, provided that, among other conditions, (i) the lender receives payment of a release price equal to 120% of the ALA for the applicable individual property and (ii) the aggregate ALAs for all released properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000.

Substitution of Property. Following the earlier of (a) the date of the securitization of the last Griffin Portfolio II pari passu companion loan and (b) April 27, 2020, or as otherwise consented to by the lender in its reasonable discretion, the Griffin Portfolio II Borrowers may substitute one or more individual properties with one or more replacement properties that is a similar “Class A” office or industrial property provided no event of default is continuing and provided further that among other conditions, (i) the replaced property has less than two years remaining on the term of the lease encumbering the property or the substitution of the property is curing a Cash Sweep Period, (ii) the aggregated allocated loan amounts for all replaced properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000, (iii) the replacement property has net operating income equal to or greater than the net operating income of the replaced property immediately prior to the substitution, (iv) the replacement property is owned in fee, (v) the replacement property has an average remaining lease term of no less than five years and is leased to a tenant with credit (or whose guarantor has credit) that is better than or equal to the tenant leasing the replaced property, (vi) the replacement property is located in a top ten metropolitan statistical area or a metropolitan statistical area equal to or greater than that in which the replaced property is located, (vii) the lender has received rating agency confirmation, (viii) any tenant at a remaining property will not have the right to lease space at the replaced property and (ix) satisfaction of customary REMIC requirements.

Terrorism Insurance. The Griffin Portfolio II Borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Griffin Portfolio II Properties and business interruption insurance for 24 months with a 12 month extended period of indemnity, provided, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute is not in effect, the Griffin Portfolio II Borrowers will not be required to pay annual premiums in excess of two times the premium for a separate policy insuring only the Griffin Portfolio II Properties on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

A-3-94

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-95

Various, NY	Collateral Asset Summary – Loan No. 11 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 54.6% 2.07x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Office
Original Balance(1):	$24,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$24,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.0%			Year Built/Renovated:	Various/N/A
Loan Purpose:	Refinance			Size:	610,377 SF
Borrower Sponsor:	Cyrus Sakhai			Cut-off Date Balance per SF(1):	$88
Mortgage Rate:	4.8938%			Maturity Date Balance per SF(1):	$88
Note Date:	4/12/2018			Property Manager:	SR Upstate Managers, LLC (borrower-related)
First Payment Date:	6/6/2018
Maturity Date:	5/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$6,008,080
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield(1):	11.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.1%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.07x
Additional Debt Balance(1):	$30,000,000			Most Recent NOI:	$5,878,129 (1/31/2018 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine; Preferred Equity)			2nd Most Recent NOI:	$5,851,287 (12/31/2017)
Reserves				3rd Most Recent NOI:	$4,977,944 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	76.1% (3/1/2018)
RE Tax:	$658,058	$99,706	N/A	2nd Most Recent Occupancy:	78.0% (12/31/2017)
Insurance:	$88,746	$9,244	N/A	3rd Most Recent Occupancy:	75.0% (12/31/2016)
Replacements:	$0	$10,173	N/A	Appraised Value (as of):	$98,900,000 (3/23/2018)
TI/LC:	$0	$50,865	N/A	Cut-off Date LTV Ratio(1):	54.6%
Unfunded Tenant Obligations:	$723,546	$0	N/A	Maturity Date LTV Ratio(1):	54.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$54,000,000	94.4%	Loan Payoff:	$55,011,216	96.2%
Borrower Equity:	$3,200,005	5.6%	Reserves:	$1,470,351	2.6%
			Closing Costs:	$718,438	1.3%
Total Sources:	$57,200,005	100.0%	Total Uses:	$57,200,005	100.0%

(1)	The Premier Rochester Office Portfolio Mortgage Loan (as defined below) is part of the Premier Rochester Office Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Premier Rochester Office Portfolio Whole Loan.

(2)	The Premier Rochester Office Portfolio Borrower (as defined below) may defease a portion of the Premier Rochester Office Portfolio Whole Loan and release an individual property at any time prior to the open prepayment date of November 6, 2027 and after the first monthly payment date following the end of the two-year period commencing on the closing date of the UBS 2018-C11 Trust, provided that, among other things: (a) no event of default has occurred and is continuing, (b) the Premier Rochester Office Portfolio Borrower provides 30 days’ prior notice, (c) the Premier Rochester Office Portfolio Borrower defeases a portion of the Premier Rochester Office Portfolio Whole Loan equal to the greater of (i) 130% of the allocated loan amount of the individual property being released or (ii) an amount such that, as determined with respect to the remaining property(ies), (A) the debt service coverage ratio satisfies the condition set forth below in clause (d), (B) the loan-to-value ratio satisfies the condition set forth below in clause (e), and (C) the debt yield satisfies the condition set forth in clause (f) below, (d) the debt service coverage ratio for the remaining individual properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and the debt service coverage ratio at origination, (e) the loan-to-value ratio for the remaining individual properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and the loan-to value ratio at origination and (f) the debt yield for the remaining individual properties is no less than the greater of the debt yield immediately preceding such release and the debt yield at origination. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

(3)	The Premier Rochester Office Portfolio Borrower is permitted to obtain a single mezzanine loan or preferred equity upon satisfaction of certain terms and conditions including, among others, (i) no event default has occurred or is continuing, (ii) the combined loan to value ratio including the mezzanine loan or preferred equity does not exceed the loan-to-value ratio at origination of the Premier Rochester Office Portfolio Whole Loan, (iii) the combined debt service coverage ratio (calculated as described in the Premier Rochester Office Portfolio Whole Loan documents) including the mezzanine loan or preferred equity is not less than the debt service coverage ratio at origination of the Premier Rochester Office Portfolio Whole Loan, (iv) the combined debt yield including the mezzanine loan or preferred equity is not less than the debt yield at origination of the Premier Rochester Office Portfolio Whole Loan, and (v) the mezzanine lender enters into an intercreditor agreement acceptable to the lender or the preferred equity lender enters into a recognition agreement acceptable to the lender, as applicable..

The Mortgage Loan. The eleventh largest mortgage loan (the “Premier Rochester Office Portfolio Mortgage Loan”) is part of a whole loan (the “Premier Rochester Office Portfolio Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Premier Rochester Office Portfolio Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in eight Class A suburban office buildings totaling 610,377 SF located in the Rochester, New York suburbs of Fairport and Pittsford, New York (collectively, the “Premier Rochester Office Portfolio Properties”). Promissory Notes A-2 and A-4, with an aggregate original principal balance of $24,000,000, collectively represent the Premier Rochester Office Portfolio Mortgage Loan, and will be included in the UBS 2018-C11 Trust. The Premier Rochester Office Portfolio Whole Loan is serviced

A-3-96

Various, NY	Collateral Asset Summary – Loan No. 11 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 54.6% 2.07x 11.1%

pursuant to the pooling and servicing agreement for the UBS 2018-C10 Trust. The below table summarizes the promissory notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

Premier Rochester Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2018-C10	Yes
Note A-2	$14,000,000	$14,000,000	UBS 2018-C11	No
Note A-3	$10,000,000	$10,000,000	UBS 2018-C10	No
Note A-4	$10,000,000	$10,000,000	UBS 2018-C11	No
Total	$54,000,000	$54,000,000

The proceeds of the Premier Rochester Office Portfolio Whole Loan, along with approximately $3.2 million of borrower sponsor equity, were used to refinance the Premier Rochester Office Portfolio Properties, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is ROC Office, LLC (the “Premier Rochester Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the Premier Rochester Office Portfolio Whole Loan. The guarantor and borrower sponsor of the Premier Rochester Office Portfolio Whole Loan is Cyrus Sakhai, co-founder and principal of Sovereign Partners. Sovereign Partners is a real estate investment firm that specializes in the acquisition of assets throughout the United States with interests in over six million SF of property. The Premier Rochester Office Portfolio Borrower is indirectly owned by outside investors (90.0%), the borrower sponsor (4.5%), and Daryosh Sakhai (4.5%).

The Properties. The Premier Rochester Office Portfolio Properties are comprised of six Class A office buildings located in Fairport, New York (collectively, the “Woodcliff Properties”) totaling 518,119 SF and two Class A office buildings located in Pittsford, New York (collectively, the “Pittsford Properties”) totaling 92,258 SF. As of March 1, 2018, the Premier Rochester Office Portfolio Properties were 76.1% occupied by 44 tenants. Twelve tenants, comprising approximately 17.5% of NRA and 23.5% of underwritten base rent, are investment grade tenants including Microsoft Corp (Fitch/Moody’s/S&P: AA+/Aaa/AAA), Siemens Corporation (Fitch/Moody’s/S&P: A/A1/A+), Prudential Insurance Company (Fitch/Moody’s/S&P: A/Baa1/A), New York Life Insurance (Fitch/Moody’s/S&P: AA+/Aaa/AA+) and Wells Fargo Advisors LLC (Fitch/Moody’s/S&P: A+/A2/A-). Since its acquisition of the Premier Rochester Office Portfolio Properties, the borrower sponsor has invested approximately $5.0 million in capital expenditures ($8.13 PSF).

Situated on a 53.7-acre site, the Woodcliff Properties were originally built between 1987 and 2002. Amenities at the Woodcliff Properties include common conference rooms, a cafeteria, a fitness center, and 1,812 surface parking spaces (approximately 3.5 spaces per 1,000 SF). In addition, there is a separately owned on-site five-star hotel featuring a spa, full service restaurant, and executive golf course. The Woodcliff Properties are located in the Route 96 Office Corridor with access to I-490 as well as I-90 (New York State Thruway). The Woodcliff Properties are just north of the Eastview Mall, an approximately 1.0 million SF super-regional mall anchored by Lord & Taylor, Macy’s, Von Maur, JCPenney and Sears. Eastview Mall includes tenants such as Regal Cinema, Apple, Brooks Brothers, Pottery Barn, Williams Sonoma, Abercrombie & Fitch, Ann Taylor and Michael Kors. Restaurants at the Eastview Mall include P.F. Chang’s China Bistro, Champps Americana and Bonefish Grill. According to a third party market research report, Eastview Mall’s sales average $455 PSF. In addition, numerous retailers, restaurants, hotels, and banks, including Home Depot, Target, Best Buy, BJ’s Wholesale Club, and Dick’s Sporting Goods surround the Woodcliff Properties.

Approximately 1.5 miles southeast of the Woodcliff Properties, the Pittsford Properties are situated on a 7.9-acre site. The 1000 Pittsford Victor Rd property is a two-story building constructed in 1986 and consists of 73,358 SF of Class A office space and a parking lot with 267 surface parking spaces. As of March 1, 2018, the 1000 Pittsford Victor Rd property was 69.6% leased to 15 tenants. The 1200 Pittsford Victor Rd property is a single story building constructed in 2004 and consists of 18,900 SF of Class A office space and a parking lot with 92 surface parking spaces. As of March 1, 2018, the 1200 Pittsford Victor Rd property was 67.7% leased to Wells Fargo Advisors, LLC.

Portfolio Summary
Property Name	Location	Property NRA (SF)(1)	Approximate % of Total SF	Year Built	Allocated Cut-Off Date Loan Amount(2)	Appraised Value	LTV
290 Woodcliff Drive	Fairport, NY	96,070	15.7%	1991	$13,600,000	$17,700,000	76.8%
255 Woodcliff Drive	Fairport, NY	76,968	12.6%	1998	$9,100,000	$12,200,000	74.6%
370 Woodcliff Drive	Fairport, NY	120,147	19.7%	2002	$7,500,000	$18,800,000	39.9%
375 Woodcliff Drive	Fairport, NY	64,446	10.6%	1996	$7,200,000	$11,300,000	63.7%
295 Woodcliff Drive	Fairport, NY	85,682	14.0%	1989	$5,200,000	$14,100,000	36.9%
345 Woodcliff Drive	Fairport, NY	74,806	12.3%	1987	$5,000,000	$12,000,000	41.7%
1000 Pittsford Victor Rd	Pittsford, NY	73,358	12.0%	1986	$4,400,000	$10,100,000	43.6%
1200 Pittsford Victor Rd	Pittsford, NY	18,900	3.1%	2004	$2,000,000	$2,700,000	74.1%
Total/Wtd. Avg.		610,377	100.0%		$54,000,000	$98,900,000	54.6%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Cut-off Date Loan Amount is based on the Premier Rochester Office Portfolio Whole Loan.

A-3-97

Various, NY	Collateral Asset Summary – Loan No. 11 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 54.6% 2.07x 11.1%

Major Tenants.

Manning & Napier (126,254 SF, 20.7% of NRA, 27.9% of underwritten base rent). Manning & Napier, an independent financial services company, offers equity, fixed income, and blended asset portfolios of collective investment trust funds, mutual funds, and separately managed accounts. With more than $53 billion in assets under management, Manning & Napier services high-net-worth individuals and large institutions, including corporations, endowments, 401(k) plans, pension plans, Taft-Harley plans, and foundations. Manning & Napier is headquartered in Rochester, New York, occupying the entire 290 Woodcliff Drive property (96,070 SF) and 30,184 SF of the 295 Woodcliff Drive property and has been in occupancy since its original lease commencement date of June 13, 2005. Manning & Napier recently extended its lease term through January 31, 2028 at an UW base rental rate of $20.50 PSF modified gross and has two, five-year renewal options remaining. Manning & Napier may elect to surrender 10,000 SF of its space during each of the following three periods (30,000 SF total): (i) through January 31, 2019, (ii) November 1, 2021 through January 31, 2022, and (iii) November 1, 2024 through January 31, 2025. In connection with Manning & Napier’s exercise of clause (ii) or (iii) above, Manning & Napier is required to pay a termination fee equal to the landlord’s transaction costs amortized over the lease term with 8.5% interest. No termination fee is due in connection with Manning & Napier’s exercise of clause (i) above. Manning & Napier has the right of first offer on any space that comes available at the 295 Woodcliff Drive property. If Manning & Napier surrenders any of its space, as detailed in clause (i), (ii) or (iii) above, Manning & Napier will no longer have the right of first offer at the 295 Woodcliff Drive property.

First American Commercial Banc (67,531 SF, 11.1% of NRA, 15.2% of underwritten base rent). Founded in 1994, First American Commercial Bancorp. Inc., d/b/a First American Equipment Finance, provides technology leasing and equipment financing services to organizations. First American Commercial Banc serves educational institutions, hospitals, law firms, and large corporate borrowers in the United States. First American Commercial Banc initially leased 7,276 SF of space at the 255 Woodcliff Drive property in 2002 and has since exercised four extension options in addition to expanding its leased space. First American Commercial Banc currently occupies five suites located at the 255 Woodcliff Drive property totaling 67,531 SF through October 2021 and pays an average UW base rent of $20.97 PSF modified gross with annual rent steps of $0.25 PSF. First American Commercial Banc has no termination options.

Centene Health Systems (34,418 SF, 5.6% of NRA, 7.2% of underwritten base rent). Centene Health Systems (Moody’s/S&P: Ba2/BB+) (NYSE: CNC) is a Fortune 500 healthcare company which provides a portfolio of services to government-sponsored healthcare programs, focusing on under-insured and uninsured individuals. With over 30,000 employees, its membership totaled approximately 12.2 million as of December 31, 2017 with total revenues and net earnings of $48.4 billion and $828 million, respectively. Centene Health Systems has been in occupancy at the 370 Woodcliff Drive property since May 2016. Centene Health Systems pays an UW base rent of $19.50 PSF modified gross. Centene Health Systems’ lease provides for annual rent steps of $0.50 PSF and two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the Premier Rochester Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Individual Property	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Manning & Napier(4)	Various(5)	NR/NR/NR	126,254	20.7%	$2,588,207	27.9%	$20.50	1/31/2028
First American Commercial Banc	255 Woodcliff Drive	NR/NR/NR	67,531	11.1%	$1,416,134	15.2%	$20.97	10/31/2021
Centene Health Systems	370 Woodcliff Drive	NR/Ba2/BB+	34,418	5.6%	$671,151	7.2%	$19.50	9/30/2021
New York Life Insurance(6)	375 Woodcliff Drive	AA+/Aaa/AA+	20,234	3.3%	$409,738	4.4%	$20.25	7/31/2023
Constellation Leasing	370 Woodcliff Drive	NR/Baa3/BBB-	19,581	3.2%	$336,086	3.6%	$17.16	4/30/2019
Subtotal/Wtd. Avg.			268,018	43.9%	$5,421,316	58.4%	$20.23
Remaining Tenants(7)			196,529	32.2%	$3,868,179	41.6%	$19.68
Vacant Space			145,830	23.9%	$0	0.0%	$0.00
Total/Wtd. Avg.			610,377	100.0%	$9,289,495	100.0%	$20.00

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Manning & Napier may elect to surrender 10,000 SF of its space during each of the following three periods (30,000 SF total): (i) through January 31, 2019, (ii) November 1, 2021 through January 31, 2022, and (iii) November 1, 2024 through January 31, 2025. In connection with Manning & Napier’s exercise of clause (ii) or (iii) above, Manning & Napier is required to pay a termination fee equal to the landlord’s transaction costs amortized over the lease term with 8.5% interest. No termination fee is due in connection with Manning & Napier’s exercise of clause (i) above.

(5)	Manning & Napier is the sole tenant at the 290 Woodcliff Drive property (96,070 SF) and occupies 30,184 SF of the 295 Woodcliff Drive property.

(6)	New York Life Insurance has a one-time right to terminate effective as of July 31, 2020, upon notice no later than July 31, 2019 and payment of a termination fee equal to the sum of (i) two months of fixed monthly rent, (ii) two months of additional rent at the rate of additional rent payable by New York Life Insurance at the time it gives notice of its intent to terminate, and (iii) the unamortized portion as further detailed in the lease.

(7)	Mutual of Omaha Insurance has terminated its 1,742 SF lease at the 255 Woodcliff Drive property with a termination date of September 30, 2018. Lawrence J. Huh has executed a lease with a rent commencement date of November 2018 with an Annual UW Base Rent of $38,324 through October 2024.

A-3-98

Various, NY	Collateral Asset Summary – Loan No. 11 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 54.6% 2.07x 11.1%

The following table presents certain information relating to the lease rollover schedule at the Premier Rochester Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	4	5,522	0.9%	0.9%	$0.90	$4,980	0.1%	0.1%
2018	5	19,373	3.2%	4.1%	$20.20	$391,290	4.2%	4.3%
2019	9	46,241	7.6%	11.7%	$18.18	$840,613	9.0%	13.3%
2020	4	16,422	2.7%	14.3%	$17.13	$281,231	3.0%	16.3%
2021	13	155,934	25.5%	39.9%	$20.21	$3,151,250	33.9%	50.3%
2022	6	29,117	4.8%	44.7%	$23.57	$686,156	7.4%	57.7%
2023	5	42,453	7.0%	51.6%	$19.98	$848,101	9.1%	66.8%
2024(4)	2	4,242	0.7%	52.3%	$21.56	$91,449	1.0%	67.8%
2025	2	13,614	2.2%	54.5%	$21.68	$295,171	3.2%	70.9%
2026	0	0	0.0%	54.5%	$0.00	$0	0.0%	70.9%
2027	1	5,375	0.9%	55.4%	$20.66	$111,048	1.2%	72.1%
2028	2	126,254	20.7%	76.1%	$20.50	$2,588,207	27.9%	100.0%
2029 & Beyond	0	0	0.0%	76.1%	$0.00	$0	0.0%	100.0%
Vacant	0	145,830	23.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	53	610,377	100.0%		$20.00	$9,289,495	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Mutual of Omaha Insurance has terminated its 1,742 SF lease at the 255 Woodcliff Drive property with a termination date of September 30, 2018. Lawrence J. Huh has executed a lease with a rent commencement date of November 2018 with a Total UW Base Rent Rolling of $38,324 through October 2024.

The Market. The Premier Rochester Office Portfolio Properties are located off Interstate 490 in Fairport, New York and Pittsford, New York. The Premier Rochester Office Portfolio Properties benefit from their close proximity to downtown Rochester and are located approximately 15.7 miles southeast of the Greater Rochester International Airport. The Greater Rochester Area is New York State’s third largest metropolitan area, with a population of approximately 1.1 million people.

Rochester industries include healthcare, photonics, optics, digital & health imaging, precision manufacturing, telecommunications, information technology, higher education, and the biosciences. Education is one of Rochester’s key economical foundations. The region is home to 18 colleges and universities and is one of only six cities in the U.S. to have multiple research centers, including University of Rochester and Rochester Institute of Technology. The regional universities have a total enrollment of 80,000 students with 15,000 degrees conferred annually.

According to a third party research report, the average estimated 2018 population within a one-, three- and five-mile radius of the Premier Rochester Office Portfolio Properties are 2,414, 25,166 and 74,432, respectively. The average estimated 2018 average household income within a one-, three- and five-mile radius of the Premier Rochester Office Portfolio Properties are $198,713, $138,600 and $126,968, respectively, compared to New York’s average household income of $97,619.

The Premier Rochester Office Portfolio Properties are located in the Southeast office submarket. According to a third party market research report, there are 337 office buildings accounting for approximately 5.8 million SF within the Southeast office market. As of the first quarter of 2018, the average rental rate was $13.36 PSF NNN and the overall vacancy rate was 7.4%, which represents a 123 basis point year-over-year decrease. The Southeast office submarket experienced positive net absorption of 6,522 SF during the first quarter of 2018. In addition, the Premier Rochester Office Portfolio Properties are located in the East Monroe office submarket as tracked by a third party market research report. Class A vacancy for the East Monroe office submarket was 7.4% as of the fourth quarter of 2017.

The following table presents certain information relating to the directly competitive properties with respect to the Woodcliff Properties:

Comparable Office Properties
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Woodcliff Properties 255, 290, 295, 345, 370 and 375 Woodcliff Drive	1987-2002	518,119(1)	Various(1)	Various(1)	Various(1)	Various(1)	$19.96(1)	Various
1000 Pittsford Victory Pittsford, NY	1986	73,358	Quality Systems Microsoft Corp	4,950 6,341	May 2017 May 2017	2 5	$18.50 $19.75	Modified Gross Modified Gross
1162 Pittsford Victory Pittsford, NY	2018	45,000	N/A	22,500	Listing	10	$22.00	Modified Gross
120 Erie Canal Drive Rochester, NY	1993	31,700	Greece Teachers Association	1,656	Oct 2017	3	$19.40	Modified Gross
2041 Penfield Road Penfield, NY	2016	14,058	Consumer Insights	1,452	Nov 2017	10	$18.18	Modified Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

A-3-99

Various, NY	Collateral Asset Summary – Loan No. 11 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 54.6% 2.07x 11.1%

The following table presents certain information relating to the directly competitive properties with respect to the Pittsford Properties:

Comparable Office Properties
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Pittsford Properties 1000 and 1200 Pittsford Victor Road	1986, 2004	92,258(1)	Various(1)	Various(1)	Various(1)	Various(1)	$20.23(1)	Various
345 Woodcliff Drive Fairport, NY	1990	67,604	Quality Systems	10,461	Mar 2018	7	$21.50	Modified Gross
2595 Brighton Henrietta Town Line Road Rochester, NY	1989	37,721	Usherwood Office Technology	6,414	June 2017	10	$16.70	Modified Gross
375 Woodcliff Drive Fairport, NY	1987	33,453	Microsoft Corp	5,375	Aug 2017	10	$20.25	Modified Gross
120 Erie Canal Drive Rochester, NY	1993	31,700	Greece Teachers Association	1,656	Oct 2017	3	$19.40	Modified Gross
2041 Penfield Road Penfield, NY	2016	14,058	Consumer Insights	1,452	Nov 2017	10	$18.18	Modified Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Premier Rochester Office Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016	2017	1/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	$8,250,038	$8,885,290	$8,941,874	$12,355,966	$20.24
Total Recoveries	N/A	$451,077	$394,266	$394,665	$334,684	$0.55
Other Income	N/A	$21,893	$72,210	$72,254	$55,452	$0.09
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($3,033,999)	($4.97)
Effective Gross Income	N/A	$8,723,008	$9,351,766	$9,408,793	$9,712,103	$15.91
Total Operating Expenses	N/A	$3,745,064	$3,500,479	$3,530,664	$3,704,023	$6.07
Net Operating Income	N/A	$4,977,944	$5,851,287	$5,878,129	$6,008,080	$9.84
Capital Expenditures	N/A	$0	$0	$0	$118,732	$0.19
TI/LC	N/A	$0	$0	$0	$355,521	$0.58
Net Cash Flow	N/A	$4,977,944	$5,851,287	$5,878,129	$5,533,827	$9.07

Occupancy %	N/A	75.0%	78.0%	76.1%(3)	76.1%(4)
NOI DSCR(5)	N/A	1.86x	2.18x	2.19x	2.24x
NCF DSCR(5)	N/A	1.86x	2.18x	2.19x	2.07x
NOI Debt Yield(5)	N/A	9.2%	10.8%	10.9%	11.1%
NCF Debt Yield(5)	N/A	9.2%	10.8%	10.9%	10.2%

(1)	The borrower sponsor purchased the Premier Rochester Office Portfolio Properties in 2015 as part of a larger portfolio of office properties. As such, 2015 historical financials are not available.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $3,033,999, (ii) rent steps through March 2019 of $106,054, and (iii) straight line rent of $32,472 associated with investment grade tenants.

(3)	Occupancy % is as of March 1, 2018.

(4)	UW Occupancy % is based on economic vacancy of 23.9%. As of March 1, 2018, the Premier Rochester Office Portfolio Properties were 76.1% leased.

(5)	Debt service coverage ratios and debt yields are based on the Premier Rochester Office Portfolio Whole Loan.

A-3-100

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A-3-101

Various	Collateral Asset Summary – Loan No. 12 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,700,000 57.3% 1.94x 10.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio(2)
				Location:	Various
				General Property Type:	Office
Original Balance(1):	$23,700,000			Detailed Property Type:	Medical
Cut-off Date Balance(1):	$23,700,000			Title Vesting:	Various
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	785,947 SF
Borrower Sponsor:	Healthcare Trust, Inc.			Cut-off Date Balance per SF(1):	$151
Mortgage Rate:	4.5410%			Maturity Date Balance per SF(1):	$151
Note Date:	4/10/2018			Property Manager:	Healthcare Trust Properties, LLC (borrower-related)
First Payment Date:	6/1/2018
Maturity Date:	5/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months
Prepayment Provisions(2):	LO (25); YM1 (92); O (3)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$12,187,711
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield(1):	10.3%
Additional Debt Balance(1):	$95,000,000			UW NOI Debt Yield at Maturity(1):	10.3%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	1.94x
Reserves				Most Recent NOI(6):	$13,843,185 (12/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(6):	$12,079,340 (12/31/2016)
RE Tax:	$909,185	$210,796	N/A	3rd Most Recent NOI(6):	N/A
Insurance(3):	$0	Springing	N/A	Most Recent Occupancy:	87.8% (3/7/2018)
Replacements(4):	$0	Springing	N/A	2nd Most Recent Occupancy:	91.3% (12/31/2017)
Deferred Maintenance:	$254,604	N/A	N/A	3rd Most Recent Occupancy:	90.9% (12/31/2016)
TI/LC(4):	$2,750,000	Springing	$2,000,000	Appraised Value (as of)(7):	$207,000,000 (2/22/2018)
Ground Rent:	$31,167	$15,583	N/A	Cut-off Date LTV Ratio(1)(7):	57.3%
East Carolina Holdback Reserve(5):	$146,500	N/A	N/A	Maturity Date LTV Ratio(1)(7):	57.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$118,700,000	100.0%	Loan Payoff(8):	$80,000,000	67.4%
			Reserves:	$4,091,455	3.4%
			Closing Costs:	$2,021,356	1.7%
			Return of Equity	$32,587,189	27.5%
Total Sources:	$118,700,000	100.0%	Total Uses:	$118,700,000	100.0%

(1)	The HTI Medical Office Portfolio Mortgage Loan (as defined below) is part of the HTI Medical Office Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $118,700,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the HTI Medical Office Portfolio Whole Loan.

(2)	Any time after the expiration of the prepayment lockout period, the HTI Medical Office Portfolio Borrowers (as defined below) may obtain the release of any of the HTI Medical Office Portfolio Properties (as defined below), provided, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the release is permitted under REMIC requirements in effect at the time of such release and the HTI Medical Office Portfolio Borrowers, if required by lender, deliver a REMIC opinion to that effect, (iii) the HTI Medical Office Portfolio Borrowers make a payment of principal equal to 115% (120% if released to a borrower affiliate) of the allocated loan amount of the property being released together with any applicable yield maintenance premium, (iv) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the interest-only debt service coverage ratio immediately preceding such release and 1.92x and (v) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 8.82%. The HTI Medical Office Portfolio Whole Loan documents also permit property substitutions. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

(3)	Monthly escrows for insurance premiums will spring upon (i) an event of default or (ii) the HTI Medical Office Portfolio Properties no longer being insured under an acceptable blanket insurance policy.

(4)	Monthly deposits for (i) replacement reserves equal to 1/12 of $0.25 PSF per annum, and (ii) TI/LC reserves equal to 1/12 of $1.50 PSF per annum subject to a cap of $2,000,000 for the total square feet of the HTI Medical Office Portfolio Properties spring upon the continuation of a cash sweep period (as defined in the HTI Medical Office Portfolio Whole Loan documents).

(5)	The East Carolina Holdback Reserve is related to a letter of intent to lease all remaining vacant space at the East Coast Square North property but for which an executed lease was unable to be provided prior to loan origination (the East Coast Square North property’s in-place occupancy of 67.0% was utilized for underwriting purposes). The East Carolina Holdback Reserve is required to be released to the HTI Medical Office Portfolio Borrowers upon successful execution of the lease under terms specified in the HTI Medical Office Portfolio Whole Loan documents.

(6)	The HTI Medical Office Portfolio Properties were acquired from 8/21/2013 through 12/22/2017; therefore, the 3rd Most Recent NOI is not available. The 2nd Most Recent NOI includes full-year financial reporting for only 18 of the 20 HTI Medical Office Portfolio Properties which comprise 85.4% of the portfolio NRA and 87.7% of the underwritten base rent. Additionally, the Most Recent NOI includes only partial-year income from the remaining two HTI Medical Office Portfolio Properties.

(7)	The Appraised Value represents the “as-is portfolio value” conclusion which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $199,775,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 59.4% and 59.4%, respectively.

(8)	The loan payoff of $80,000,000 was a partial pay down of a corporate credit facility partially secured by pledges of ownership interests in 14 of the HTI Medical Office Portfolio Properties. The six remaining HTI Medical Office Portfolio Properties were unencumbered.

A-3-102

Various	Collateral Asset Summary – Loan No. 12 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,700,000 57.3% 1.94x 10.3%

The Mortgage Loan. The twelfth largest mortgage loan (the “HTI Medical Office Portfolio Mortgage Loan”) is part of a whole loan (the “HTI Medical Office Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $118,700,000. The HTI Medical Office Portfolio Whole Loan is secured by the fee and leasehold interests in a 20-property portfolio of medical office properties totaling 785,947 SF geographically distributed throughout the United States (collectively, the “HTI Medical Office Portfolio Properties” or “HTI Medical Office Portfolio”). Promissory Note A-3, with an original principal balance of $23,700,000, represents the HTI Medical Office Portfolio Mortgage Loan and will be included in the UBS 2018-C11 Trust. The HTI Medical Office Portfolio Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C10 Trust until the controlling pari passu Promissory Note A-1 is securitized, whereupon the HTI Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the remaining promissory note, which is currently held by KeyBank and is expected to be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

HTI Medical Office Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$45,000,000	$45,000,000	KeyBank	Yes
Note A-2	$50,000,000	$50,000,000	UBS 2018-C10	No
Note A-3	$23,700,000	$23,700,000	UBS 2018-C11	No
Total	$118,700,000	$118,700,000

The Borrowers and the Borrower Sponsor. The borrowers are ARHC HDLANCA01, LLC; ARHC NHCANGA01, LLC; ARHC FMMUNIN03, LLC; ARHC BMLKWCO01, LLC; ARHC ECMCYNC01, LLC; ARHC ECCPTNC01, LLC; ARHC LPELKCA01, LLC; ARHC MMTCTTX01, LLC; ARHC MRMRWGA01, LLC; ARHC OLOLNIL01, LLC; ARHC PPHRNTN01, LLC; ARHC SMERIPA01, LLC; ARHC AMGLNAZ02, LLC; ARHC PHNLXIL01, LLC; ARHC AMGLNAZ01, LLC; ARHC SFSTOGA01, LLC; ARHC VCSTOGA01, LLC; ARHC WLWBYMN01, LLC; ARHC AHPLYWI01, LLC; and ARHC PRPEOAZ03, LLC (collectively, the “HTI Medical Office Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. A non-consolidation opinion has been delivered in connection with the origination of the HTI Medical Office Portfolio Mortgage Loan. All but one of the HTI Medical Office Portfolio Borrowers are 100% owned by the nonrecourse carve-out guarantor, Healthcare Trust Operating Partnership L.P. (the “Guarantor”). The Guarantor owns approximately 95.9% of the remaining borrower entity.

The Guarantor is the business operations entity of the borrower sponsor, Healthcare Trust, Inc. (“HTI”), a non-traded real estate investment trust founded in 2012 that focuses on investments in medical office buildings, seniors housing and other healthcare-related facilities. As of year-end 2017, HTI owned a portfolio of 185 properties totaling approximately 9.0 million square feet with a gross asset value of over $2.5 billion. HTI is an affiliate of AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders and grown to one of the largest external managers of direct investment programs in the United States.

The Properties. The following table presents certain information relating to the HTI Medical Office Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Whole Loan Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(2)(3)
Aurora Health Care Center	Plymouth, WI	2007/N/A	85,028	$1,694,957	16.0%	$17,038,135	14.4%	$28,700,000	59.4%
High Desert Medical Group	Lancaster, CA	1980/2003	76,748	$758,111	7.1%	$7,480,157	6.3%	$12,600,000	59.4%
Arrowhead Medical Plaza II	Glendale, AZ	1997/N/A	47,490	$280,226	2.6%	$7,539,523	6.4%	$12,700,000	59.4%
Presence Healing Arts Pavilion	New Lenox, IL	2012/N/A	44,391	$609,599	5.7%	$5,966,316	5.0%	$10,050,000	59.4%
Physicians Plaza of Roane County	Harriman, TN	2011/N/A	42,566	$723,069	6.8%	$6,292,831	5.3%	$10,600,000	59.4%
Laguna Professional Center	Elk Grove, CA	2006/N/A	41,932	$958,960	9.0%	$8,887,139	7.5%	$14,970,000	59.4%
761 Building	Munster, IN	1990/N/A	39,032	$623,312	5.9%	$6,797,444	5.7%	$11,450,000	59.4%
Northside Hospital Medical Office	Canton, GA	1990/1995	38,098	$766,204	7.2%	$8,014,454	6.8%	$13,420,000	59.7%
Morrow Medical Center	Morrow, GA	1991/N/A	37,813	$281,334	2.6%	$4,333,742	3.7%	$7,300,000	59.4%
East Coast Square West	Cedar Point, NC	2014/N/A	37,638	$477,289	4.5%	$5,253,920	4.4%	$8,850,000	59.4%
Woodlake Office Center	Woodbury, MN	2009/N/A	36,375	$907,345	8.5%	$8,637,800	7.3%	$14,550,000	59.4%
Arrowhead Medical Plaza I	Glendale, AZ	1992/N/A	34,172	$230,673	2.2%	$4,571,207	3.9%	$7,700,000	59.4%
Mainland Medical Arts Pavilion	Texas City, TX	2011/N/A	34,135	$663,962	6.3%	$6,174,098	5.2%	$10,400,000	59.4%
Belmar Medical Building	Lakewood, CO	1987/N/A	31,853	$302,141	2.8%	$3,769,762	3.2%	$6,260,000	60.2%
East Coast Square North	Morehead City, NC	2010/N/A	30,484	$306,797	2.9%	$3,933,019	3.3%	$6,625,000	59.4%
Medical Center III	Peoria, AZ	1984/N/A	28,765	$179,130	1.7%	$2,137,188	1.8%	$3,600,000	59.4%
Sassafras Medical Building	Erie, PA	2003/N/A	28,229	$371,955	3.5%	$2,315,287	2.0%	$3,900,000	59.4%
Oak Lawn Medical Center	Oak Lawn, IL	2008/N/A	26,325	$218,236	2.1%	$5,342,969	4.5%	$9,000,000	59.4%
Village Center Parkway	Stockbridge, GA	2003/N/A	25,051	$148,932	1.4%	$2,434,019	2.1%	$4,100,000	59.4%
Stockbridge Family Medical	Stockbridge, GA	1993/N/A	19,822	$114,797	1.1%	$1,780,990	1.5%	$3,000,000	59.4%
Total/Wtd. Avg.			785,947	$10,617,029	100.0%	$118,700,000	100.0%	$207,000,000	57.3%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Cut-off Date Balance is based on the HTI Medical Office Portfolio Whole Loan.

(3)	The Total Appraised Value and Wtd. Avg. Allocated Cut-off Date LTV Ratio are a result of the “as-is portfolio value” conclusion, which includes a premium to the properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis would result in a Total Appraised Value of $199,775,000 and a Wtd. Avg. Allocated Cut-off Date LTV Ratio of 59.4%.

A-3-103

Various	Collateral Asset Summary – Loan No. 12 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,700,000 57.3% 1.94x 10.3%

The four largest properties (by NRA) in the HTI Medical Office Portfolio (collectively making up approximately 31.6% of the HTI Medical Office Portfolio’s UW NCF) are summarized below:

The Aurora Health Care Center property (13.6% of underwritten base rent) consists of a two-story medical office building containing 85,028 SF built in 2007. The Aurora Health Care Center property is located in Plymouth, Wisconsin approximately 13 miles east of Sheboygan, Wisconsin and approximately 0.5 miles east of the Highway 23 and Highway 57 interchange. As of March 7, 2018, the Aurora Health Care Center property was 100.0% occupied by Aurora Health Care (rated A+/A2 by Fitch/Moody’s), a not-for-profit Wisconsin-area health care provider. Aurora Health Care and Advocate Health Care have announced a merger which will create the 10th largest not-for-profit, integrated health care system in the United States with combined annual revenues of approximately $11 billion. Services at the Aurora Health Care Center property include urgent care, obstetrics and gynecology, family medicine, internal medicine, orthopedics and general surgery, behavioral health, physical therapy, occupational therapy, diagnostic testing, imaging, and lab work.

The High Desert Medical Group property (6.1% of underwritten base rent) consists of a two-story medical office building containing 76,748 SF that was built in 1980 and renovated in 2003. The High Desert Medical Group property is located in Lancaster, California approximately 76 miles north of the Los Angeles central business district, approximately 0.4 miles north of the Avenue K and Highway 14 interchange and 1.0 mile south of the Antelope Valley Hospital, a 420-bed full service acute-care hospital. As of March 7, 2018, the High Desert Medical Group property was 100.0% occupied by High Desert Medical Corporation, a multi-specialty medical group formed in 1981 to provide healthcare to California’s Antelope Valley region. High Desert Medical Corporation is an affiliate of Heritage Provider Network, a network of nine medical groups serving areas across southern California. Services at the High Desert Medical Group property include 24-hour urgent care, primary care from family medicine, internal medicine, and general medical practitioners, and specialty care from endocrinologists, geriatricians, podiatrists, and rheumatologists.

The Arrowhead Medical Plaza II property (4.3% of underwritten base rent) consists of a three-story medical office building containing 47,490 SF built in 1997. The Arrowhead Medical Plaza II property is located in Glendale, Arizona approximately 14.5 miles northwest of the Phoenix central business district and approximately 1.1 miles south of the North 67th Avenue and Highway 101 intersection. The Arrowhead Medical Plaza II property is part of the Abrazo Arrowhead Hospital and Medical Center campus which centers around a 217-bed full-service acute care hospital. As of March 7, 2018, the Arrowhead Medical Plaza II property was 63.6% occupied. Affiliates of Abrazo Community Health Network, the operator of the Abrazo Arrowhead Hospital and Medical Center, lease three spaces totaling 17,271 SF (36.4% of the NRA of the Arrowhead Medical Plaza II property) and representing 59.1% of the Arrowhead Medical Plaza II property’s underwritten base rent (2.6% of the HTI Medical Office Portfolio’s underwritten base rent). Abrazo Community Health Network operates five acute care hospitals, two emergency centers, six urgent care centers, several service-specific institutes and centers, and 15 physician medical group offices including primary care, bariatric, cardiology, endocrinology, general surgery and orthopedic offices.

The Presence Healing Arts Pavilion property (7.0% of underwritten base rent) consists of a two-story medical office building containing 44,391 SF built in 2012. The Presence Healing Arts Pavilion property is located in New Lenox, Illinois approximately 42 miles southwest of the Chicago central business district, approximately 1.9 miles southeast of the Highway 30 and I-80 interchange and approximately 3.0 miles from the Silver Cross Hospital, a 302-bed acute care/general hospital. As of March 7, 2018, the Presence Healing Arts Pavilion property was 76.5% occupied. The largest tenant at the property is Presence Hospitals PRV (rated AA+/Aa2/AA+ by Fitch/Moody’s/S&P) which leases two spaces totaling 30,276 SF (68.2% of the NRA of the Presence Healing Arts Pavilion property) and represents 89.3% of the Presence Healing Arts Pavilion property’s underwritten base rent (6.2% of the HTI Medical Office Portfolio’s underwritten base rent). Presence Health is one of the largest Catholic health systems in Illinois with over 14,000 associates and 4,000 medical professionals operating over 150 sites of care, including 10 hospitals.

The following table presents certain information relating to the major leases at the HTI Medical Office Portfolio Properties:

Tenant Summary(1)

Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Aurora Health Care	Aurora Health Care Center	A+/A2/NR	85,028	10.8%	$2,010,204	13.6%	$23.64	12/31/2022
High Desert Medical Corporation	High Desert Medical Group	NR/NR/NR	76,748	9.8%	$905,738	6.1%	$11.80	2/28/2026
Northside Hospital, Inc.(4)	Various	NR/NR/NR	44,619	5.7%	$1,013,826	6.9%	$22.72	Various
Summit Orthopedics, Ltd.	Woodlake Office Center	NR/NR/NR	36,375	4.6%	$1,073,077	7.3%	$29.50	9/30/2022
Presence Hospitals PRV	Presence Healing Arts Pavilion	AA+/Aa2/AA+	30,276	3.9%	$918,238	6.2%	$30.33	6/22/2022
Subtotal/Wtd. Avg.			273,046	34.7%	$5,921,082	40.1%	$21.69
Remaining Tenants			417,210	53.1%	$8,827,138	59.9%	$21.16
Vacant Space			95,691	12.2%	$0	0.0%	$0.00
Total/Wtd. Avg.			785,947	100.0%	$14,748,220	100.0%	$21.37

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	The Northside Hospital, Inc. tenant leases space at both the Northside Hospital Medical Office property (38,098 SF, $23.68 annual UW base rent PSF, and a 12/3/2028 lease expiration) and Village Center Parkway property (6,521 SF, $17.11 annual UW base rent PSF, and an 8/31/2020 lease expiration).

A-3-104

Various	Collateral Asset Summary – Loan No. 12 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,700,000 57.3% 1.94x 10.3%

The following table presents certain information relating to the lease rollover schedule at the HTI Medical Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	14	48,324	6.1%	6.1%	$20.09	$970,708	6.6%	6.6%
2019	7	19,942	2.5%	8.7%	$18.59	$370,793	2.5%	9.1%
2020	22	81,788	10.4%	19.1%	$18.32	$1,498,756	10.2%	19.3%
2021	19	71,356	9.1%	28.2%	$21.49	$1,533,542	10.4%	29.7%
2022	12	184,707	23.5%	51.7%	$25.77	$4,760,756	32.3%	61.9%
2023	14	62,972	8.0%	59.7%	$22.37	$1,408,525	9.6%	71.5%
2024	9	25,485	3.2%	62.9%	$20.52	$522,869	3.5%	75.0%
2025	2	6,396	0.8%	63.7%	$23.87	$152,674	1.0%	76.1%
2026	4	108,771	13.8%	77.6%	$15.69	$1,706,461	11.6%	87.6%
2027	9	32,872	4.2%	81.8%	$22.26	$731,887	5.0%	92.6%
2028	2	38,098	4.8%	86.6%	$23.68	$902,257	6.1%	98.7%
2029 & Beyond	1	9,545	1.2%	87.8%	$19.80	$188,991	1.3%	100.0%
Vacant	0	95,691	12.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	115	785,947	100.0%		$21.37	$14,748,220	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Markets. The HTI Medical Office Portfolio Properties are located across the United States with property concentrations in the Atlanta, Georgia MSA, the Phoenix, Arizona MSA, and the Chicago, Illinois MSA.

Atlanta:

There are four HTI Medical Office Portfolio properties located in the Atlanta, Georgia MSA totaling 120,784 SF (15.4% of total portfolio SF), which generate $1,311,267 in UW NCF (12.4% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Atlanta MSA:

Atlanta - Competitive Property Overview(1)
Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Northside Hospital Medical Office	52,193	$54,916	6	2003 - 2017	19,505 - 36,000 / 29,745	50.0% - 85.0% / 66.5%	$16.00 - $25.00 / $19.00
Morrow Medical Center, Village Center Parkway, and Stockbridge Family Medical	178,280	$42,102	6	1982 - 2016	8,885 - 40,000 / 19,905	69.0% - 100.0% / 95.8%	$16.75 - $23.77 / $19.30

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average based on the appraisals’ rent comparables.

Phoenix:

There are three HTI Medical Office Portfolio properties located in the Phoenix, Arizona MSA totaling 110,427 SF (14.1% of total portfolio SF), which generate $690,029 in UW NCF (6.5% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Phoenix MSA:

Phoenix - Competitive Property Overview(1)
Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Arrowhead Medical Plaza I and Arrowhead Medical Plaza II	104,347	$69,878	6	1974 - 2014	15,600 - 77,480 / 40,105	75.0% - 100.0% / 93.2%	$18.00 - $20.00 / $18.92
Medical Center III	108,459	$44,797	6	1974 - 2002	4,379 - 70,652 / 32,623	55.0% - 100.0% / 83.6%	$21.00 - $25.50 / $23.17

(1)	Information is based on the appraisals.

(2)	Based on the three-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average are based on the appraisals’ rent comparables.

A-3-105

Various	Collateral Asset Summary – Loan No. 12 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,700,000 57.3% 1.94x 10.3%

Chicago:

There are three HTI Medical Office Portfolio properties located in the Chicago, Illinois MSA totaling 109,748 SF (14.0% of total portfolio SF), which generate $1,451,147 in UW NCF (13.7% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Chicago MSA:

Chicago - Competitive Property Overview(1)
Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Presence Healing Arts Pavilion	35,763	$96,294	6	1980 - 2014	32,307 - 174,627 / 76,364	77.9% - 99.6% / 92.5%	$15.00 - $21.50 / $17.66
761 Building	86,117	$61,367	5	2004 - 2008	16,300 - 67,658 / 33,227	78.0% - 100.0% / 93.3%	$17.00 - $22.00 / $18.50
Oak Lawn Medical Center	150,767	$63,029	6	1992 - 2017	4,000 - 59,184 / 33,579	31.0% - 100.0% / 64.9%	$16.00 - $30.00 / $22.83

(1)	Information is based on the appraisals.

(2)	Based on the three-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average based on the appraisals’ rent comparables.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the HTI Medical Office Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	2017(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$13,554,379	$15,265,344	$16,704,024	$21.25
Total Recoveries	N/A	N/A	$4,530,419	$5,096,117	$6,524,462	$8.30
Other Income	N/A	N/A	$529	$4,563	$12,655	$0.02
Less Vacancy & Credit Loss	N/A	N/A	($27)	($17)	($3,577,748)	($4.55)
Effective Gross Income	N/A	N/A	$18,085,300	$20,366,008	$19,663,392	$25.02
Total Operating Expenses	N/A	N/A	$6,005,961	$6,522,822	$7,475,682	$9.51
Net Operating Income	N/A	N/A	$12,079,340	$13,843,185	$12,187,711	$15.51
Tenant Improvements(3)	N/A	N/A	$0	$0	$911,299	$1.16
Leasing Commissions(3)	N/A	N/A	$0	$0	$416,896	$0.53
Replacement Reserves	N/A	N/A	$971,615	$1,458,214	$242,488	$0.31
Net Cash Flow	N/A	N/A	$11,107,723	$12,384,972	$10,617,029	$13.51

Occupancy %	N/A	N/A	90.9%	91.3%	84.6%
NOI DSCR(4)	N/A	N/A	2.21x	2.53x	2.23x
NCF DSCR(4)	N/A	N/A	2.03x	2.27x	1.94x
NOI Debt Yield(4)	N/A	N/A	10.2%	11.7%	10.3%
NCF Debt Yield(4)	N/A	N/A	9.4%	10.4%	8.9%

(1)	The HTI Medical Office Portfolio Properties were acquired from 8/21/2013 through 12/22/2017; therefore 2014 and 2015 cash flow figures are not available. 2016 cash flow figures include full-year financial reporting for only 18 of the 20 HTI Medical Office Portfolio Properties which comprise 85.4% of the portfolio NRA and 87.7% of the underwritten base rent. Additionally, 2017 cash flow figures include only partial-year income from the remaining two HTI Medical Office Portfolio Properties.

(2)	UW Gross Potential Rent is based on the underwritten rent roll as of March 7, 2018.

(3)	UW Tenant Improvements and UW Leasing Commissions reflect the proportional application of a $275,000 annual underwritten TI/LC credit due to the $2,750,000 upfront TI/LC reserve deposit.

(4)	Debt service coverage ratios and debt yields are based on the HTI Medical Office Portfolio Whole Loan.

A-3-106

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A-3-107

815 Hutchinson River Parkway Bronx, NY 10465	Collateral Asset Summary – Loan No. 13 Throggs Neck Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,500,000 62.3% 1.37x 7.4%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
				Location:	Bronx, NY 10465
				General Property Type:	Retail
Original Balance(1):	$23,500,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$23,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	2014/N/A
Loan Purpose:	Refinance			Size:	119,161 SF
Borrower Sponsor:	Joseph Simone			Cut-off Date Balance per SF(1):	$575
Mortgage Rate:	5.1740%			Maturity Date Balance per SF(1):	$575
Note Date:	3/12/2018			Property Manager:	Hutch Management LLC (borrower-related)
First Payment Date:	5/5/2018
Maturity Date:	4/5/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions:	LO (27); DEF (90); O (3)			UW NOI(2):	$5,102,321
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	7.4%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	7.4%
Additional Debt Balance(1):	$45,000,000			UW NCF DSCR(1):	1.37x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(3):	$4,607,496 (12/31/2017)
Reserves				2nd Most Recent NOI(3):	$3,568,168 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	$2,725,336 (12/31/2015)
RE Tax:	$359,386	$93,951	N/A	Most Recent Occupancy:	92.5% (1/19/2018)
Insurance:	$11,022	Springing	N/A	2nd Most Recent Occupancy:	92.5% (12/31/2017)
Replacements:	$0	$1,490	$72,000	3rd Most Recent Occupancy:	77.3% (12/31/2016)
TI/LC:	$450,000	Springing	$477,000	Appraised Value (as of):	$110,000,000 (9/16/2017)
Condominium Fee:	$0	$41,025	N/A	Cut-off Date LTV Ratio(1):	62.3%
Free Rent Reserve:	$82,749	$0	N/A	Maturity Date LTV Ratio(1):	62.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$68,500,000	88.1%	Loan Payoff:	$75,968,467	97.7%
Borrower Equity:	$9,268,669	11.9%	Reserves:	$903,157	1.2%
			Closing Costs:	$897,045	1.2%
Total Sources:	$77,768,669	100.0%	Total Uses:	$77,768,669	100.0%

(1)	The Throggs Neck Shopping Center Mortgage Loan (as defined below) is part of the Throggs Neck Shopping Center Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $68,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate original principal balance of the promissory notes comprising the Throggs Neck Shopping Center Whole Loan.

(2)	UW NOI exceeds Most Recent NOI due to the signing of the six leases totaling 19,778 SF in 2017 and 2018, including Party City, which tenant’s lease commenced in December of 2017.

(3)	The increase in Most Recent NOI from 3rd Most Recent NOI is primarily due to the lease up at the Throggs Neck Shopping Center Property (as defined below).

The Mortgage Loan. The thirteen largest mortgage loan (the “Throggs Neck Shopping Center Mortgage Loan”) is part of a whole loan (the “Throggs Neck Shopping Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $68,500,000. The Throggs Neck Shopping Center Whole Loan is secured by a first priority fee mortgage encumbering a 119,161 SF retail building located in Bronx, New York (the “Throggs Neck Shopping Center Property”). Promissory Note A-2, with an original principal balance of $23,500,000, will be included in the UBS 2018-C11 Trust. Promissory Note A-1, with an original principal balance of $45,000,000, was contributed to the CSAIL 2018-CX11 Trust. The Throggs Neck Shopping Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the CSAIL 2018-CX11 Trust.

Throggs Neck Shopping Center Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$45,000,000	$45,000,000	CSAIL 2018-CX11	Yes
Note A-2	$23,500,000	$23,500,000	UBS 2018-C11	No
Total	$68,500,000	$68,500,000

The proceeds of the Throggs Neck Shopping Center Whole Loan, along with approximately $9.3 million in borrower sponsor equity, were used to refinance existing debt encumbering the Throggs Neck Shopping Center Property, fund reserves and pay closing costs.

A-3-108

815 Hutchinson River Parkway Bronx, NY 10465	Collateral Asset Summary – Loan No. 13 Throggs Neck Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,500,000 62.3% 1.37x 7.4%

The Borrower and the Borrower Sponsor. The borrower, MD Hutch Owner LLC (the “Throggs Neck Shopping Center Borrower”), is a Delaware limited liability company and special purpose entity. A non-consolidation opinion has been delivered in connection with the origination of the Throggs Neck Shopping Center Whole Loan. The Throggs Neck Shopping Center Borrower is 100.0% owned by MD Hutch Mezz LLC, which is 100% owned by MD Hutch Plaza Associates LLC, which is owned by 815 Hutch Realty Associates LLC (75.0%) and Lafayette Hutch, LLC (25.0%). Each of Joseph Simone, Paul Slayton and Aaron Malinsky indirectly own interests in the borrowing entity and Joseph Simone controls the Throggs Neck Shopping Center Borrower.

The borrower sponsor and the nonrecourse carve-out guarantor is Joseph Simone, the president of Simone Development, a full-service real estate investment company specializing in the acquisition and development of commercial, healthcare, industrial, retail and residential properties within the New York Tri-State Area. The company currently owns and manages a portfolio of more than 100 real estate properties totaling over 5 million SF of development space throughout a range of property types including multi-building office parks, medical buildings, industrial/flex space and retail centers.

The Property. The Throggs Neck Shopping Center Property is a 119,161 SF retail strip center, located in Bronx, New York. The Throggs Neck Shopping Center Property consists of four, one-story buildings, plus a lower level for TJ Maxx, and is anchored by TJ Maxx, Party City and Petco and is shadow anchored by a 168,462 SF Target. The Throggs Neck Shopping Center Property was completed in 2014 and is situated on an 8.06-acre site, which includes 875 surface parking spaces. As of January 19, 2018, the Throggs Neck Shopping Center Property was 92.5% leased by 26 tenants. The five largest tenants, TJ Maxx, Party City, Petco, BevMart Liquor and Applebee’s, represent 52.7% of NRA and 49.4% of the underwritten base rent. The remaining tenant base is comprised of 20 national, regional and local tenants that encompass 47,503 SF (39.9% of NRA; 50.6% of underwritten base rent) and range in size from 799 SF to 5,440 SF, with no remaining tenant occupying greater than 4.6% of NRA.

The Throggs Neck Shopping Center Property is located directly off of the Hutchinson River Parkway/Interstate 678 at the corner of Lafayette Avenue, approximately 2.5 miles southeast from the Bronx central business district. Primary regional access to the neighborhood is provided by the Hutchinson River Parkway/Interstate 678 and the Cross Bronx Parkway/Interstate 295. The Hutchinson River Expressway (accessed 0.1 miles southeast of the Throggs Neck Shopping Center Property) is the major northeast/southwest interstate that provides regional access through the Bronx. Development within the property’s neighborhood consists of a mixture of commercial development mainly concentrated along major thoroughfares with residential development located on ancillary thoroughfares.

Major Tenants.

TJ Maxx (28,417 SF, 23.8% of NRA, 20.6% of underwritten base rent). TJ Maxx is a subsidiary of TJX Companies (Moody’s/S&P: A2/A+), which is an off-price apparel and home fashions retailer in the United States and across the world. TJX Companies operates through four segments: Marmaxx, HomeGoods, TJX Canada and TJX International. TJ Maxx and Marshalls chains in the United States are collectively the off-price retailer in the United States with a total of 2,221 stores, as of January 28, 2017. The HomeGoods chain is an off-price retailer of home fashions in the United States with 579 stores. The company had over $33 billion in revenues in 2017. TJ Maxx has been in occupancy since August 24, 2014 under a 10-year lease that expires on August 31, 2024, with three, five-year renewal options remaining. TJ Maxx has a current base rent of $41.74 PSF.

Party City (10,700 SF, 9.0% of NRA, 9.1% of underwritten base rent). Party City designs, manufactures, contracts and distributes party goods. Party City operates over 900 company-owned and franchise stores throughout North America and is headquartered in Elmsford, New York. The company also has locations throughout Asia, Europe, the Americas and Australia with over 40,000 retail outlets worldwide. As of fiscal year 2017, Party City reported $2.37 billion in revenue. Party City’s lease commenced in December 2017 and expires on January 31, 2028 with two, five-year renewal options remaining. Party City has a current base rent of $49.07 PSF. The lease provides for a termination option following the end of the fourth year in the event that the tenant’s annual gross sales do not exceed $2.65 million, with 60 days’ notice. If the tenant exercises its termination option, it will be required to pay a one-time termination fee of $100,000.

Petco (10,358 SF, 8.7% of NRA, 7.2% of underwritten base rent). Petco (Moody’s/S&P: B3/CCC+) is a leading pet specialty retailer which provides products, services, advice and experiences for pets. The company operates more than 1,500 Petco locations across the U.S., Mexico and Puerto Rico. Petco has been in occupancy since October 30, 2014 and has a lease expiration of January 31, 2025 with two, five-year renewal options remaining. Petco has a base rent of $40.00 PSF.

The following table presents a summary regarding the largest tenants at the Throggs Neck Shopping Center Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration

Anchor/Major Tenants
TJ Maxx	NR/A2/A+	28,417	23.8%	$1,186,066	20.6%	$41.74	8/31/2024
Party City(4)	NR/NR/NR	10,700	9.0%	$525,000	9.1%	$49.07	1/31/2028
Petco	NR/B3/CCC+	10,358	8.7%	$414,320	7.2%	$40.00	1/31/2025
BevMart Liquor	NR/NR/NR	6,643	5.6%	$344,155	6.0%	$51.81	4/30/2025
Applebee’s	NR/NR/NR	6,640	5.6%	$378,480	6.6%	$57.00	10/31/2034
Anchor/Major Tenants		62,758	52.7%	$2,848,021	49.4%	$45.38
Other Tenants		47,503	39.9%	$2,920,120	50.6%	$61.47
Vacant Space		8,900	7.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		119,161	100.0%	$5,768,141	100.0%	$52.31

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes base rent and rent increases occurring through August 31, 2018. Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Party City may terminate its lease following the end of the fourth lease year upon 60 days’ written notice and the payment of a termination fee equal to $100,000, if the gross sales during the fourth lease year do not exceed $2,650,000.

A-3-109

815 Hutchinson River Parkway Bronx, NY 10465	Collateral Asset Summary – Loan No. 13 Throggs Neck Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,500,000 62.3% 1.37x 7.4%

The following table presents certain information relating to the lease rollover at the Throggs Neck Shopping Center Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	2	9,571	8.0%	8.0%	$51.59	$493,760	8.6%	8.6%
2020	0	0	0.0%	8.0%	$0.00	$0	0.0%	8.6%
2021	0	0	0.0%	8.0%	$0.00	$0	0.0%	8.6%
2022	0	0	0.0%	8.0%	$0.00	$0	0.0%	8.6%
2023	1	900	0.8%	8.8%	$50.67	$45,603	0.8%	9.4%
2024	2	31,417	26.4%	35.2%	$44.05	$1,384,066	24.0%	33.3%
2025	9	32,593	27.4%	62.5%	$56.05	$1,826,880	31.7%	65.0%
2026	1	1,488	1.2%	63.8%	$46.73	$69,534	1.2%	66.2%
2027	7	12,028	10.1%	73.8%	$64.22	$772,392	13.4%	79.6%
2028	2	13,502	11.3%	85.2%	$48.84	$659,496	11.4%	91.0%
2029 & Beyond	2	8,762	7.4%	92.5%	$58.94	$516,410	9.0%	100.0%
Vacant	0	8,900	7.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	119,161	100.0%		$52.31	$5,768,141	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Throggs Neck Shopping Center Property is located in Bronx, Bronx County, New York within the New York-Jersey City-White Plains, NY-NJ Metropolitan Statistical Area, which had an estimated population of approximately 20.3 million in 2017. According to a third party report, the New York Outer Boroughs retail market consisted of 207.3 million SF. As of the second quarter of 2017, the retail market had a vacancy of 3.4%.

The Throggs Neck Shopping Center Property is located just off the Hutchinson River Parkway, a commercial corridor within the Throggs Neck neighborhood. Within the subject’s immediate area, the Hutchinson River Parkway and Lafayette Avenue are generally improved with residential/commercial and industrial buildings that serve the immediate area. The side streets within the Throggs Neck Shopping Center Property’s neighborhood are generally improved with one and two family homes.

As of the second quarter of 2017, the Bronx retail submarket contained 31.0 million SF of retail space with an overall vacancy rate of 5.0% with average asking rents of $40.05 PSF. According to the appraisal, the Throggs Neck Shopping Center Property’s competitive set consists of the five retail properties detailed in the table below.

According to a third party market research report, the 2017 estimated population within a one-, three- and five-mile radius of the Throggs Neck Shopping Center Property is 39,472, 376,946 and 1,398,810 respectively. The 2017 estimated average household income within the same radius is $82,259, $66,363 and $57,154, respectively.

The following table presents competitive retail properties with respect to the Throggs Neck Shopping Center Property:

Competitive Property Summary
Property Name	Type	Year Built	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Throggs Neck Shopping Center	Anchored Retail	2014	119,161(1)	92.5%(1)	TJ Maxx, Party City, Petco	N/A
Concourse Plaza	Community Center	1990	243,728	99.0%	National Amusement Theatres, CVS Pharmacy	4.4 miles
Bay Plaza Shopping Center	Community Center	1988	492,857	97.0%	Toys ‘R’ Us, Pathmark, Raymour & Flanigan, Marshalls	3.1 miles
Mall at Bay Plaza	Regional Mall	2014	1,300,000	92.0%	JC Penney’s, Macy’s, AMC Theatres	3.1 miles
River Plaza	Regional Center	2004	235,000	98.0%	Target, Best Buy, Marshalls	5.1 miles
Bruckner Plaza Shopping Center	Community Center	1965	449,941	100.0%	Kmart, Marshalls, Toys ‘R’ Us, Old Navy	1.2 miles
Gateway Center at Bronx Terminal Market	Power Center	2010	890,687	98.0%	Target, BJ’s, Home Depot, Raymour & Flanigan	4.9 miles
Riverdale Crossings	Community Center	2014	159,037	100.0%	BJ’s	5.3 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

A-3-110

815 Hutchinson River Parkway Bronx, NY 10465	Collateral Asset Summary – Loan No. 13 Throggs Neck Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,500,000 62.3% 1.37x 7.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Throggs Neck Shopping Center Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	UW	UW PSF
Base Rent(2)	$3,535,825	$4,460,770	$4,887,881	$5,768,141	$48.41
Vacant Income	$0	$0	$0	$534,000	$4.48
Total Recoveries	$764,420	$1,242,142	$1,607,351	$1,555,719	$13.06
Other Income	$11	$204	$133	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($534,000)	($4.48)
Effective Gross Income	$4,300,256	$5,703,116	$6,495,365	$7,323,860	$61.46
Total Expenses	$1,574,920	$2,134,948	$1,887,869	$2,221,539	$18.64
Net Operating Income	$2,725,336	$3,568,168	$4,607,496	$5,102,321	$42.82
Capital Expenditures	$0	$0	$0	$17,874	$0.15
TI/LC	$0	$0	$0	$178,742	$1.50
Net Cash Flow	$2,725,336	$3,568,168	$4,607,496	$4,905,705	$41.17

Occupancy %	74.2%	77.3%	92.5%	92.5%
NOI DSCR(3)	0.76x	0.99x	1.28x	1.42x
NCF DSCR(3)	0.76x	0.99x	1.28x	1.37x
NOI Debt Yield(3)	4.0%	5.2%	6.7%	7.4%
NCF Debt Yield(3)	4.0%	5.2%	6.7%	7.2%

(1)	The increase in 2017 Net Operating Income from 2015 Net Operating Income is primarily due to the lease-up at the Throggs Neck Shopping Center Property.

(2)	UW Base Rent is based on the underwritten rent roll dated January 19, 2018 and includes contractual rent steps through August 31, 2018 totaling $125,346.

(3)	Debt service coverage ratios and debt yields are based on the Throggs Neck Shopping Center Whole Loan.

A-3-111

850 and 950 East State Highway 114 Southlake, TX 76092	Collateral Asset Summary – Loan No. 14 Cedar Ridge	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,250,000 74.8% 1.32x 9.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
				Location:	Southlake, TX 76092
				General Property Type:	Office
Original Balance:	$23,250,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$23,250,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	2005, 2007/N/A
Loan Purpose:	Refinance			Size:	129,333 SF
Borrower Sponsor:	Thomas M. Steinberg			Cut-off Date Balance per SF:	$180
Mortgage Rate:	5.4100%			Maturity Date Balance per SF:	$150
Note Date:	6/8/2018			Property Manager:	Cushman & Wakefield U.S., Inc.
First Payment Date:	8/6/2018
Maturity Date:	7/6/2028
Original Term:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (93); O(3)			UW NOI(3):	$2,164,048
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	9.3%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.32x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(3):	$1,962,276 (3/31/2018 TTM)
Reserves				2nd Most Recent NOI:	$2,253,570 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,900,478 (12/31/2016)
RE Tax:	$262,741	$37,534	N/A	Most Recent Occupancy(4):	89.3% (4/30/2018)
Insurance:	$27,201	$3,400	N/A	2nd Most Recent Occupancy:	93.2% (12/31/2017)
Replacements:	$0	$2,156	N/A	3rd Most Recent Occupancy:	98.8% (12/31/2106)
TI/LC(1):	$500,000	$5,389	N/A	Appraised Value (as of):	$31,100,000 (5/1/2018)
Coldwell Banker Reserve(2):	$2,750,000	$0	N/A	Cut-off Date LTV Ratio:	74.8%
ASH TI & Free Rent Reserve:	$1,009,406	$0	N/A	Maturity Date LTV Ratio:	62.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,250,000	100.0%	Loan Payoff:	$15,048,698	64.7%
			Reserves:	$4,549,348	19.6%
			Closing Costs:	$475,825	2.0%
			Return of Equity:	$3,176,130	13.7%
Total Sources:	$23,250,000	100.0%	Total Uses:	$23,250,000	100.0%

(1)	The Cedar Ridge Mortgage Loan (as defined below) is structured with an upfront reserve of $500,000 and monthly TI/LC deposits equal to $0.50 PSF per annum. In addition, any amounts paid in connection with termination options and all unfunded tenant improvements, leasing commissions and free rent shall be deposited in the TI/LC reserve account at origination.
(2)	At origination, the lender held back $2,750,000 in connection with the Coldwell Banker tenant’s lease. Funds shall be released to the Cedar Ridge Borrower (as defined below) when Coldwell Banker is in occupancy, paying rent and has executed a lender-approved estoppel. According to the borrower sponsor, Coldwell Banker is expected to take occupancy in July 2018.

(3)	See “Operating History and Underwritten Net Cash Flow” below.

(4)	Most Recent Occupancy includes Coldwell Banker, which has executed a lease but has not taken occupancy yet. According to the borrower sponsor, Coldwell Banker is expected to take occupancy in July 2018.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Cedar Ridge Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $23,250,000. The Cedar Ridge Mortgage Loan is secured by a first priority fee deed of trust encumbering a two building, 129,333 SF office property located in Southlake, Texas (the “Cedar Ridge Property”). The proceeds of the Cedar Ridge Mortgage Loan were used to refinance existing indebtedness encumbering the Cedar Ridge Property, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Varklan, LLC (the “Cedar Ridge Borrower”), a single-purpose Texas limited liability company with two independent directors. A non-consolidation opinion has been delivered in connection with the origination of the Cedar Ridge Mortgage Loan. Thomas M. Steinberg serves as the borrower sponsor. Thomas M. Steinberg is Founder and CEO of TS Partners, an international investment firm with real estate, private equity and venture capital holdings. Prior to founding TS Partners, Mr. Steinberg spent 22 years with Tisch Family Interests which he joined as Managing Director in 1991, and where he became President in 1996. Mr. Steinberg was responsible for a wide range of investment activities for the families of Laurence A. Tisch and Preston Robert Tisch including management of portfolios that included commercial real estate, public equity, private equity, debt and alternative investments. With the Tisch Family, Tom Steinberg was involved in a number of projects including acting as a lead underwriter for the Canary Wharf Development in London and development of MetLife Stadium, home to the New York Giants and the New York Jets. His responsibilities also included oversight of family office activities including accounting, tax planning and reporting functions, as well as portfolio management responsibility for a significant portion of the Tisch family’s non-real estate assets.

A-3-112

850 and 950 East State Highway 114 Southlake, TX 76092	Collateral Asset Summary – Loan No. 14 Cedar Ridge	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,250,000 74.8% 1.32x 9.3%

The Property. The Cedar Ridge Property is located at 850 and 950 East State Highway 114, Southlake, Texas. The Cedar Ridge Property consists of two buildings totaling 129,333 SF on a 5.56-acre site. Cedar Ridge I consists of 26,641 SF, while Cedar Ridge II includes a total of 102,692 SF configured in a flattened “V” shape. Built in 2005 and 2007, the Cedar Ridge Property is currently occupied by eight tenants, with the longest tenured tenant commencing tenancy at the Cedar Ridge Property in July 2011. Since the beginning of 2017, the Cedar Ridge Property has executed 23,482 SF (18.2% of NRA) of new and renewal leases. There are 538 parking spaces at the Cedar Ridge Property, which equates to a parking ratio of approximately 4.2 spaces per 1,000 SF. As of April 30, 2018, the Cedar Ridge Property is 89.3% leased to eight different tenants, the largest of which is American Specialty Health. American Specialty Health is a personal health improvement company, providing clinical benefits, fitness programs, health coaching and incentives, internet solutions, and worksite wellness programs to health plans, insurance carriers, employer groups, and trust funds nationwide. American Specialty Health has more than 600 employees and is based in San Diego. The Cedar Ridge Property has averaged a 95.7% occupancy rate from 2013 to 2017.

The following table presents certain information relating to the major tenants at the Cedar Ridge Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
American Specialty Health(2)	NR/NR/NR	66,707	51.6%	$1,621,386	51.9%	$24.31	6/30/2027
Regus(2)	NR/NR/NR	10,813	8.4%	$281,138	9.0%	$26.00	1/31/2024
NRT Texas LLC DBA Coldwell Banker(3)(4)	NR/NR/NR	10,242	7.9%	$332,865	10.7%	$32.50	6/30/2025
Sotheby’s Real Estate(2)	NR/NR/NR	8,974	6.9%	$298,386	9.6%	$33.25	4/30/2024
Value Scope	NR/NR/NR	6,460	5.0%	$213,180	6.8%	$33.00	3/31/2023
National Life Group	NR/NR/NR	5,578	4.3%	$165,696	5.3%	$29.71	10/31/2019
Subtotal/Wtd. Avg.		108,774	84.1%	$2,912,650	93.3%	$26.78
Remaining Tenants		6,780	5.2%	$210,720	6.7%	$31.08
Vacant Space		13,779	10.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		129,333	100.0%	$3,123,370	100.0%	$27.03

(1)	Information is based on the underwritten rent roll.

(2)	American Specialty Health, Regus and Sotheby’s Real Estate each have one, five-year renewal option remaining.

(3)	Coldwell Banker has a one-time option effective August 1, 2024, to terminate its lease by providing written notice no less than 12 months’ prior to August 1, 2024.

(4)	According to the borrower sponsor, Coldwell Banker, which has executed a lease but has not taken occupancy yet, is expected to take occupancy in July 2018.

The following table presents certain information relating to the lease rollover schedule at the Cedar Ridge Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	5,578	4.3%	4.3%	$29.71	$165,696	5.3%	5.3%
2020	0	0	0.0%	4.3%	$0.00	$0	0.0%	5.3%
2021	0	0	0.0%	4.3%	$0.00	$0	0.0%	5.3%
2022	2	6,780	5.2%	9.6%	$31.08	$210,720	6.7%	12.1%
2023	1	6,460	5.0%	14.6%	$33.00	$213,180	6.8%	18.9%
2024	2	19,787	15.3%	29.8%	$29.29	$579,524	18.6%	37.4%
2025	1	10,242	7.9%	37.8%	$32.50	$332,865	10.7%	48.1%
2026	0	0	0.0%	37.8%	$0.00	$0	0.0%	48.1%
2027	2	66,707	51.6%	89.3%	$24.31	$1,621,386	51.9%	100.0%
2028	0	0	0.0%	89.3%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	89.3%	$0.00	$0	0.0%	100.0%
Vacant	0	13,779	10.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	9	129,333	100.0%		$27.03	$3,123,370	100.0%

(1)	Information is based on the underwritten rent roll.

A-3-113

850 and 950 East State Highway 114 Southlake, TX 76092	Collateral Asset Summary – Loan No. 14 Cedar Ridge	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,250,000 74.8% 1.32x 9.3%

The Market. The Cedar Ridge Property is located in Southlake, Texas, approximately 25 miles from Downtown Dallas and Downtown Fort Worth and approximately 8 miles from the Dallas/Fort Worth International Airport. Southlake is an affluent city located in northeast Tarrant County along State Highway 114 in between the cities of Grapevine, Texas and Westlake, Texas. Regional access is provided by north-south arteries that include I-35W and Highways 121 and 114, which provide access to the Dallas/Fort Worth International Airport. At the southern limit of the local market area, Highway 183 merges with Loop 820. Loop 820 is a six to eight-lane highway that forms the outer traffic loop around Fort Worth, linking the surrounding communities with other major highways throughout the region.

According to the appraisal, the estimated 2017 population within a one-, three-, and five-mile radius of the Cedar Ridge Property was 3,280, 46,950, and 119,001, respectively, while the estimated 2017 average household income within a one-, three-, and five-mile radius of the Cedar Ridge Property was $220,107, $190,291, and $172,108, respectively.

The Cedar Ridge Property is located in the Southlake/Westlake office submarket, which is part of the larger Dallas office market. According to the appraisal, as of the first quarter of 2018, the submarket reported total inventory of 5.2 million SF with a 26.3% vacancy rate. In the previous quarter, there has been approximately 2,589 SF of positive net absorption. The appraisal concluded a market rent of $32.50 PSF which is approximately 22.0% above the $26.65 PSF rent that was underwritten for the nine tenants currently in occupancy at the Cedar Ridge Property.

The following table presents recent leasing data at competitive office properties with respect to the Cedar Ridge Property:

Competitive Office Lease Summary
Property Name	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type
Cedar Ridge Property	2005, 2007	Various	Various	Various	Various	$27.03(1)	Modified Gross
Kimball Park	2017	Independence Title	4,593	March 2017	5.0	$32.50	Full Service Gross + Electricity
Kimball Park	2017	Executive Medicine	7,227	April 2017	8.0	$33.50	Full Service Gross + Electricity
Granite Place	2017	Dismuke & Waters, P.C.	2,070	August 2017	5.0	$35.75	Full Service Gross + Electricity
Southlake Town Square J	1998	Office Evolutions	6,872	October 2017	9.0	$29.50	Full Service Gross + Electricity
Southlake Town Square J	1998	Axis Capital Finance	1,459	January 2017	3.0	$32.00	Full Service Gross + Electricity
Solana Terraces 4	1988	Goosehead Insurance	62,000	August 2017	11.0	$26.50	Full Service Gross + Electricity
Solana Terraces 3	1988	Oliver Wyman	12,109	July 2017	11.0	$26.50	Full Service Gross + Electricity

Source: Appraisal

(1)	Represents the average in-place rent at the Cedar Ridge Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cedar Ridge Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,985,383	$2,885,192	$3,228,813	$2,913,168	$3,123,370	$24.15
Vacancy Gross Up	$0	$0	$0	$0	$447,818	$3.46
Total Recoveries	$225,987	$162,525	$206,787	$219,805	$233,461	$1.81
Total Other Income(2)	$4,452	$3,892	$11,588	$11,988	$10,500	$0.08
Less Vacancy & Credit Loss	$0	$0	$0	$0	($447,818)	($3.46)
Effective Gross Income	$3,215,822	$3,051,609	$3,447,189	$3,144,961	$3,367,331	$26.04
Total Operating Expenses(3)	$1,141,375	$1,151,131	$1,193,618	$1,182,684	$1,203,284	$9.30
Net Operating Income	$2,074,448	$1,900,478	$2,253,570	$1,962,276	$2,164,048	$16.73
TI/LC	$0	$0	$0	$0	$64,667	$0.50
Capital Expenditures	$0	$0	$0	$0	$25,867	$0.20
Net Cash Flow	$2,074,448	$1,900,478	$2,253,570	$1,962,276	$2,073,515	$16.03

Occupancy %	88.8%	98.8%	93.2%	88.5%	89.3%
NOI DSCR	1.32x	1.21x	1.44x	1.25x	1.38x
NCF DSCR	1.32x	1.21x	1.44x	1.25x	1.32x
NOI Debt Yield	8.9%	8.2%	9.7%	8.4%	9.3%
NCF Debt Yield	8.9%	8.2%	9.7%	8.4%	8.9%

(1)	UW Gross Potential Rent includes $332,865 of contractual rent steps through April 2019 and $45,886 of rent for Coldwell Banker which, according to the borrower sponsor, is expected to take occupancy in July 2018.

(2)	Other Income consists of parking revenue and other miscellaneous income.

(3)	UW Total Operating Expenses include real estate taxes, insurance, management fee, repairs & maintenance, contract services, utilities, general & administrative, and payroll & benefits.

A-3-114

Various Melbourne, FL 32903	Collateral Asset Summary – Loan No. 15 Melbourne Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 67.9% 1.94x 14.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Portfolio
				Location:	Melbourne, FL 32903
				General Property Type:	Hospitality
Original Balance(1):	$23,000,000			Detailed Property Type:	Full Service
Cut-off Date Balance(1):	$23,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	Various
Loan Purpose:	Recapitalization			Size:	407 Rooms
Borrower Sponsor:	Westplace Modesto Investors, LLC			Cut-off Date Balance per Room(1):	$140,049
Mortgage Rate:	5.0610%			Maturity Date Balance per Room(1):	$118,442
Note Date:	11/30/2017			Property Manager:	Boston Management LLC (borrower-related)
First Payment Date:	1/5/2018
Maturity Date:	12/5/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$8,158,661
Seasoning:	7 months			UW NOI Debt Yield(1):	14.3%
Prepayment Provisions:	LO (31); DEF (85); O (4)			UW NOI Debt Yield at Maturity(1):	16.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.46x (IO) 1.94x (P&I)
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$8,404,005 (1/31/2018 TTM)
Additional Debt Balance(1):	$34,000,000			2nd Most Recent NOI:	$8,217,269 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$8,124,579 (12/31/2016)
Reserves				Most Recent Occupancy:	83.2% (1/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	82.1% (12/31/2017)
RE Tax:	$52,759	$26,379	N/A	3rd Most Recent Occupancy:	86.1% (12/31/2016)
Insurance:	$0	$116,663	N/A	Appraised Value (as of):	$84,000,000 (8/2/2017)
FF&E:	$0	4% of 2nd prior month	N/A	Cut-off Date LTV Ratio(1):	67.9%
Deferred Maintenance:	$1,256,239	$0	N/A	Maturity Date LTV Ratio(1):	57.4%

Sources and Uses(2)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$57,000,000	80.5%	Loan Payoff:	$34,667,313	48.9%
Borrower Equity:	$13,824,861	19.5%	Purchase Price(2):	$33,912,722	47.9%
			Reserves:	$1,308,998	1.8%
			Closing Costs:	$935,828	1.3%
Total Sources:	$70,824,861	100.0%	Total Uses:	$70,824,861	100.0%

(1)	The Melbourne Hotel Portfolio Mortgage Loan (as defined below) is part of the Melbourne Hotel Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $57,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio above are based on the aggregate principal balance of the promissory notes comprising the Melbourne Hotel Portfolio Whole Loan.

(2)	At origination of the Melbourne Hotel Portfolio Whole Loan, the borrower sponsor bought out its partners who had a 90% equity stake in the portfolio, which increased the borrower sponsor’s ownership from 10% to 100%. The partnership buyout amount of approximately $33.9 million excludes previous investments made by the borrower sponsor.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Melbourne Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “Melbourne Hotel Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $57,000,000, secured by a portfolio of two full service hotels, consisting of 407 rooms, located in Melbourne, Florida (collectively, the “Melbourne Hotel Portfolio Properties”). Promissory Note A-1, with an original principal balance of $23,000,000, represents the Melbourne Hotel Portfolio Mortgage Loan and will be included in the UBS 2018-C11 Trust. Promissory Note A-2 and Note A-3, with an aggregate original principal balance of $34,000,000, were included in the CSAIL 2018-CX11 Trust. The Melbourne Hotel Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

Melbourne Hotel Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$23,000,000	$23,000,000	UBS 2018-C11	Yes
Note A-2	$17,000,000	$17,000,000	CSAIL 2018-CX11	No
Note A-3	$17,000,000	$17,000,000	CSAIL 2018-CX11	No
Total	$57,000,000	$57,000,000

The proceeds of the Melbourne Hotel Portfolio Whole Loan, along with approximately $13.8 million of borrower sponsor equity, were used to refinance existing debt encumbering the Melbourne Hotel Portfolio Properties, buy out the partners, fund reserves and pay closing costs.

A-3-115

Various Melbourne, FL 32903	Collateral Asset Summary – Loan No. 15 Melbourne Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 67.9% 1.94x 14.3%

The Borrowers and the Borrower Sponsor. The borrowing entities for the loan are DW MLB D Owner LLC and DW MLB H Owner LLC (collectively, the “Melbourne Hotel Portfolio Borrowers”), each a Delaware limited liability company and special-purpose entity. A non-consolidation opinion has been delivered in connection with the origination of the Melbourne Hotel Portfolio Whole Loan.

The borrower sponsor and nonrecourse carve-out guarantor is Westplace Modesto Investors, LLC. The Melbourne Hotel Portfolio Borrowers are 100% owned by Melbourne Hotel Investors LLC, which is owned by Westmont Investments LLC. Westmont Hospitality Group (“Westmont”) controls Westmont Investments LLC. Formed in 1975, Westmont is a privately held hospitality organization. Currently, Westmont has an ownership interest in 500 hotels across three continents. Westmont has developed well established partnerships with recognized institutional names in the financing and real estate investment industry such as SITQ (a subsidiary of Caisse de dépôt et placement du Québec), Goldman Sachs, Citigroup, KIMCO, Baupost, Dune Real Estate Partners, Mount Kellett Capital Management, Värde Partners, Five Mile Capital Partners, Cerberus and Bestford Hospitality Group. Westmont is one of the largest franchisees and co-owners of InterContinental Hotel Group and Hilton hotels worldwide. Westmont has a diversified portfolio ranging from budget to mid-market business and large conference hotels to boutique hotels and luxury resorts. Well-known hotels in Westmont’s portfolio include the Battery Wharf Hotel Boston Waterfront, Park Hyatt Washington, Hyatt Regency Clearwater Beach, Manhattan Beach Marriott, Hotel Icon in Houston, Threadneedles Hotel London, Hotel Des Indes, The Hague, and the Hotel Royal Riviera, among others.

The Properties. The following table represents each property comprising the Melbourne Hotel Portfolio:

Portfolio Summary
Property	Rooms	Year Built/ Renovated	Occupancy(1)	Allocated Loan Amount ($)(2)	% of Allocated Loan Amount(2)	UW NOI	% of UW NOI	Appraised Value
Hilton Melbourne Beach Oceanfront	200	1986, 2009/2015	81.1%	$30,535,714	53.6%	$4,259,032	52.2%	$45,000,000
Doubletree Suites Melbourne Beach	207	1986/2014-2015	85.3%	$26,464,286	46.4%	$3,899,629	47.8%	$39,000,000
Total/Wtd. Avg.	407		83.2%	$57,000,000	100.0%	$8,158,661	100.0%	$84,000,000

(1)	Based on trailing twelve months ending January 31, 2018.

(2)	Based on the Melbourne Hotel Portfolio Whole Loan amount allocated to the properties based on appraised value.

The Hilton Melbourne Beach Oceanfront Property (the “Hilton Hotel”) is a 200-room full service hotel situated on a 7.0-acre beachfront site at 3003 North Highway A1A in Melbourne, Florida. The Hilton Hotel has an air-conditioned lobby with four passenger elevators that provides access to the guestroom hallways. The 200 rooms are split amongst two towers, the 11-story, 118-room North Tower and the 7-story, 82-room South Tower. The ground level of the South Tower offers structured/covered parking, with guestrooms located on floors two through seven. The North Tower contains guestrooms on floors one through 11. The two buildings are connected by a central one-story pedestal structure that contains the hotel lobby, the Ocean Grille restaurant, the lounge, meeting space and administrative offices. The Hilton Hotel contains 6,621 SF of meeting space and also offers an additional outdoor oceanfront pavilion/deck. Other amenities include three food and beverage outlets, an oceanfront heated pool and spa, an oceanfront fitness center, direct beach access and beach service. The Hilton Hotel site is improved with 253 surface and garage parking spaces.

The majority of the rooms at the Hilton Hotel offer ocean views. Over 40% of the guestrooms feature a full-size balcony, while the remaining rooms offer a partial walkout balcony. All guestrooms offer suite-style accommodations featuring one king or two queen beds with separate living and sleeping areas, inclusive of a sleeper sofa in the living area. Each of the guestrooms feature a flat-screen television with premium channels, a telephone, a desk with chair, a dresser, nightstands, lamps, and a lounge chair. Additionally, all guestrooms provide a mini-fridge, microwave, and private balcony.

The Doubletree Suites Melbourne Beach Property (the “Doubletree Suites”) is a 207-room full service hotel situated on a 5.16-acre site and features a central three-story structure with two attached nine-story guestroom towers. Amenities at the DoubleTree Suites include two food and beverage outlets, 2,730 SF of meeting space, an outdoor pool and whirlpool, direct beach access, a fitness room, and a 24-hour pavilion pantry market. The restaurant, lounge, hotel lobby, meeting space, and administrative office are located in the three-story central structure. The Doubletree Suites site is improved with 291 parking spaces.

All guestrooms at the DoubleTree Suites offer suite-style accommodations featuring one king bed, or two queen beds with separate living and sleeping areas, inclusive of a sleeper sofa in the living area. Each of the guestrooms feature a flat-screen television with premium channels, a telephone, a desk with chair, a dresser, nightstands, lamps, and a lounge chair. Additionally, all guestrooms provide a mini-fridge, microwave, and private balcony.

Both properties benefit from strong Hilton Worldwide Holdings Inc. (“Hilton Worldwide”) affiliation and reservation systems with over 50% brand contribution. Hilton Worldwide is one of the largest and fastest growing hospitality companies in the world, with more than 5,200 properties comprising more than 856,000 rooms in 105 countries and territories as of December 31, 2017. The Hilton Hotel operates under the flagship Hilton brand, which comprises 26% of Hilton Worldwide’s portfolio. DoubleTree is the third largest brand in Hilton Worldwide’s portfolio, comprising 14.6% of the Hilton Worldwide portfolio.

More specific information about the Melbourne Hotel Portfolio Properties and the related competitive sets are set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Melbourne Hotel Portfolio(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	74.2%	$109.74	$81.29	85.5%	$134.14	$114.64	115.2%	122.2%	141.0%
2016	78.7%	$120.52	$94.76	86.1%	$145.50	$125.30	109.4%	120.7%	132.2%
1/31/2018 TTM	NAV	NAV	NAV	83.2%	$154.03	$128.10	NAV	NAV	NAV

Source: Appraisal Reports

(1)	The competitive set consists of the following hotels: Hilton Melbourne Rialto Place, Residence Inn Melbourne, Crowne Plaza Melbourne Oceanfront, Radisson Suite Hotel Oceanfront and Courtyard Melbourne West.

(2)	Source: Borrowers Financials

A-3-116

Various Melbourne, FL 32903	Collateral Asset Summary – Loan No. 15 Melbourne Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 67.9% 1.94x 14.3%

The Market. The Melbourne Hotel Portfolio Properties are located in Melbourne, Brevard County, Florida. Brevard County is part of the Palm Bay-Melbourne-Titusville, Florida Metropolitan Statistical Area and is located along the east coast of Florida along the Atlantic Ocean, halfway between Jacksonville and Miami. Brevard County is also known as the Space Coast, and it anchors the eastern-end of Florida’s high-tech corridor. This region is the most concentrated high-tech economy in Florida and has the largest share of science, technology, engineering and math-related jobs in the state.

Brevard County is the only “quadromodal” hub in the world with space, air, sea, and ground transportation. Brevard County is home to the world’s second-busiest cruise port in Port Canaveral. Port Canaveral is East Central Florida’s only large deep water port. Approximately 80% of the Port Canaveral’s revenue is generated from cruise business. Brevard County is also home to a large concentration of advanced technology companies. The advanced technology companies located in Brevard County have positioned Brevard County as the 7th largest metro area in terms of advanced industries employment.

The Melbourne Hotel Portfolio Properties are located in the Melbourne/Palm Bay, Florida submarket. As of August 2017, this submarket contained a total of 35 properties with a lodging inventory of 3,520 rooms. Over the 12-month period ending August 2017, the submarket achieved an aggregate occupancy of 73.9% with an ADR of $102.78, reflecting a RevPAR of $75.93. The Melbourne Hotel Portfolio Properties are also located in the upscale chains class within the Melbourne/Palm Bay, Florida submarket. As of August 2017, the upscale chains class contained seven properties with a lodging inventory of 1,381 rooms. Over the 12-month period ending August 2017, the upscale chains class within the Melbourne/Palm Bay, Florida submarket achieved an aggregate occupancy of 80.4% with an ADR of $133.17, reflecting a RevPAR of $107.13.

Competitive properties to the Melbourne Hotel Portfolio Properties are shown in the table below:

Competitive Set
			Estimated Market Mix		2016 Estimated Operating Statistics
Property	Rooms	Meeting Space (SF)	Meeting & Group	Transient	Occupancy	ADR	RevPAR
Hilton Melbourne Beach Oceanfront	200	6,621	12%	88%	86.9%(1)	$150.58(1)	$130.78(1)
Doubletree Suites Melbourne Beach	207	2,730	10%	90%	85.4%(1)	$140.60(1)	$120.00(1)
Hilton Melbourne Rialto Place	235	12,100	30%	70%	77.0%	$117.00	$90.09
Residence Inn Melbourne	133	350	10%	90%	88.0%	$119.00	$104.72
Crowne Plaza Melbourne Oceanfront	290	8,100	30%	70%	78.0%	$128.00	$99.84
Radisson Suite Hotel Oceanfront	167	4,400	25%	75%	72.0%	$122.00	$87.84
Courtyard Melbourne West	146	1,300	15%	85%	82.0%	$111.00	$91.02

Source: Appraisal Reports

(1)	Source: Borrowers Financials

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Melbourne Hotel Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	2017	1/31/2018 TTM(1)	Adjusted 1/31/2018 TTM(1)	UW	UW per Room
Occupancy	85.4%	85.5%	86.1%	82.1%	83.2%	87.4%	87.4%
ADR	$124.40	$134.14	$145.50	$153.65	$154.03	$150.97	$150.97
RevPAR	$106.22	$114.64	$125.30	$126.15	$128.10	$131.93	$131.93

Rooms Revenue	$15,779,566	$17,029,834	$18,664,587	$18,739,971	$19,030,608	$19,598,572	$19,598,572	$48,154
Food & Beverage Revenue	$3,248,528	$3,359,474	$3,854,521	$3,894,652	$3,915,553	$3,915,553	$3,915,553	$9,621
Other Departmental Revenue	$89,158	$475,873	$669,526	$744,510	$758,498	$758,498	$758,498	$1,864
Total Revenue	$19,117,252	$20,865,181	$23,188,634	$23,379,133	$23,704,659	$24,272,623	$24,272,623	$59,638
Total Expenses	$13,256,452	$14,219,971	$15,064,055	$15,161,864	$15,300,654	$15,300,654	$16,113,962	$39,592
Net Operating Income	$5,860,800	$6,645,210	$8,124,579	$8,217,269	$8,404,005	$8,971,969	$8,158,661	$20,046
FF&E	$0	$0	$0	$0	$0	$0	$970,905	$2,386
Net Cash Flow	$5,860,800	$6,645,210	$8,124,579	$8,217,269	$8,404,005	$8,971,969	$7,187,756	$17,660

NOI DSCR (P&I)(2)	1.59x	1.80x	2.20x	2.22x	2.27x	2.43x	2.21x
NCF DSCR (P&I)(2)	1.59x	1.80x	2.20x	2.22X	2.27x	2.43x	1.94x
NOI Debt Yield(2)	10.3%	11.7%	14.3%	14.4%	14.7%	15.7%	14.3%
NCF Debt Yield(2)	10.3%	11.7%	14.3%	14.4%	14.7%	15.7%	12.6%

(1)	Both the Hilton Hotel and the Doubletree Suites were closed for mandatory evacuation on September 8, 2017 due to Hurricane Irma. Following the hurricane, both hotels were temporarily closed while damage from the hurricane was repaired. The Doubletree Suites property was fully operational by October 2, 2017 while the Hilton Hotel property was fully operational by November 4, 2017. Adjusted TTM replaces September and October 2017 room revenue with September and October 2016 room revenue to account the impact from hurricane.

(2)	Debt service coverage ratios and debt yields are based on the Melbourne Hotel Portfolio Whole Loan.

A-3-117

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor

UBS Commercial Mortgage Securitization Corp.	Midland Loan Services	LNR Partners, Inc.	Pentalpha Surveillance LLC

1285 Avenue of the Americas	A Division of PNC Bank, N.A	1601 Washington Avenue	375 North French Road
New York, NY 10019	10851 Mastin Street, Building 82	Suite 700	Suite 100
	Overland Park, KS 66210	Miami Beach, FL 33139	Amherst, NY 14228

Contact: General Information	Contact: Valerie Nichols	Contact: www.lnrpartners.com	Contact: Don Simon
Phone Number: (212) 713-2000	Phone Number: (913) 253-9000	Phone Number: (305) 695-5600	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00		Total Fees		0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Historical Detail

Delinquencies							Prepayments				Rate and Maturities
Distribution	30-59 Days	60-89 Days	90 Days or More	Foreclosure	REO	Modifications	Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	#	#	#	#	#	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	UBS Commercial Mortgage Trust 2018-C11 Commercial Mortgage Pass-Through Certificates Series 2018-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	8/17/18
Corporate Trust Services		Record Date:	7/31/18
8480 Stagecoach Circle		Determination Date:	8/13/18
Frederick, MD 21701-4747

Supplemental Reporting

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2018 (the “Pooling and Servicing Agreement”).
Transaction: UBS Commercial Mortgage Trust 2018-C11, Commercial Mortgage Pass-Through Certificates Series 2018-C11
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: LNR Partners, LLC
Directing Certificateholder: Argentic Securities Income USA LLC

I.          Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	Prior to an Operating Advisor Consultation Event, if one Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor concurrently with delivery to the Directing Certificateholder.

3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

________

________

________

________

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

________

________

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review of the items listed below, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform-level” basis. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard, as a result of the following material deviations.]

[LIST OF ANY MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.	[LIST OTHER REVIEWED INFORMATION].

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculator, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.        Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor relied solely upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loan pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loan and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the date specified in the MLPA or such other date as set forth below, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below in this Annex D-1. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth on Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

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whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers consented to by Seller on or after the Cut-off Date that could be reasonably expected to have a material adverse effect on such Mortgage Loan.

5.    Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the

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extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

6.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interfere with the value or current use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan, or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.    Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-1 to this Annex D-1, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

8.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases,

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subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9.    UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10. Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11. Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

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12. Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

13. Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

14. Escrow Deposits. All escrow deposits and escrow payments required to be escrowed with lender pursuant to each Mortgage Loan (including any capital improvements and environmental remediation reserves) are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies or delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

15. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

16. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount at least equal to the least of (A) the maximum amount available under the National Flood Insurance Program plus any such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms by an insurer meeting the Insurance Rating Requirements, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the related Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the

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general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

17. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18. No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

19. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

20. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct

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structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

21. Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

23. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or security for the related Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by such Mortgagor in accordance with the related Mortgage Loan documents.

24. Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material

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violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents during the continuation of an event of default under the Mortgage Loan; (ii) the Mortgagor’s misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) the Mortgagor’s fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

27. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for

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physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (I) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (II) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

28. Financial Reporting and Rent Rolls. The Mortgage Loan documents require the Mortgagor to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of either an individual or combined annual balance sheet of the Mortgagor entities (and no other entities), together with the related combined or individual statements of operations, members’ capital and cash flows, including a combined or individual balance sheet and statement of income for the Mortgaged Properties on a combined or individual basis and (ii) with respect to each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage Loan.

29. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically

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exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30. Due-on-Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 attached to this prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other

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reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31. Single-Purpose Entity. The Mortgage Loan documents require the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the defeasance collateral is sufficient to make all applicable payments described in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating

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confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

34. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease or an estoppel or other agreement received from the ground lessor) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

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(e) The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f) Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j) Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the

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Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35. Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36. Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

37. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

38. Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

40. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of

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Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related Mortgaged Property.

41. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

42. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

43. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) as set forth on Schedule D-3 to this Annex D-1 and (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan.

44. Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the

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Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

45. Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties).  All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the PSA (to the extent such documents exist) shall be deemed within Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

UBS AG	Société Générale	Cantor Commercial Real Estate Lending, L.P.	KeyBank National Association	Argentic Real Estate Finance LLC	Natixis Real Estate Capital LLC
Riverfront Plaza (Loan No. 2) 5th Street Station (Loan No. 4)	None.	None.	None.	None.	20 Times Square (Loan No. 1) Riverfront Plaza (Loan No. 2)

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

UBS AG	Société Générale	Cantor Commercial Real Estate Lending, L.P.	KeyBank National Association	Argentic Real Estate Finance LLC	Natixis Real Estate Capital LLC
Premier Rochester Office Portfolio (Loan No. 11)	None.	910 South Broadway (Loan No. 38)	None.	Torrance Technology Campus (Loan No. 3)	None.

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

UBS AG

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(6) Permitted Liens; Title Insurance	The Guardian Portfolio (Loan No. 28)	The sole tenant at each of the related Mortgaged Properties, Guardian Building Products, Inc., has a right of first offer to purchase each of the Mortgaged Properties in the event of a proposed sale of each of such Mortgaged Properties to a third party. The right of first offer does not apply to a transfer of any of the Mortgaged Properties in connection with a foreclosure, deed-in-lieu of foreclosure or the first sale thereafter.
(6) Permitted Liens; Title Insurance	Texas Colony Plaza (Loan No. 35)	Pursuant to a recorded reciprocal easement agreement, the owner of certain property adjacent to the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property to an unaffiliated, third party. The right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, but does apply to the first sale thereafter.
(6) Permitted Liens; Title Insurance	137 N Virgil Avenue (Loan No. 42)	The sole tenant at the Mortgaged Property, Saban Community Clinic, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property, or any interest therein, to an unaffiliated third party. The right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure, deed-in-lieu of foreclosure or the first sale thereafter.
(13) Actions Concerning Mortgage Loan	AFIN Portfolio (Loan No. 8)	The guarantor is a defendant in a stockholder derivative action filed on January 13, 2017, related to the merger of the guarantor and an entity under common control. The plaintiffs are seeking, among other things, rescission of the merger and unspecified monetary damages.
(24) Local Law Compliance	AFIN Portfolio (Loan No. 8)	The second largest tenant at the Mortgaged Property identified on Annex A-1 as Montecito Crossing, Petsmart, provides, among other things, veterinary services which is a legal non-conforming use that is not permitted under current zoning laws without a special use permit. In the event that (i) the non-conforming use of the structure is discontinued or abandoned for a period of one year or (ii) a casualty affecting more than 50% of the replacement value of the Mortgaged Property occurs, the nonconforming use may not be continued without the issuance of such special use permit.

D-2-1

+

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(26) Recourse Obligations	5th Street Station (Loan No. 4)

With respect to clause (a)(iii), the Mortgage Loan documents only provide full recourse for a voluntary transfer of such interests if the Mortgagor fails to obtain the lender’s prior consent to the granting of any (x)(a) voluntary mortgage, deed of trust, or security interest, on, or (b) voluntary assignment or pledge of the Mortgagor’s fee interest in all or any portion of the Mortgaged Property, or (y) voluntary pledge of any direct and/or indirect controlling ownership or controlling beneficial interest in the Mortgagor, any related guarantor or the Mortgaged Property, except in each case, to the extent expressly permitted under the Mortgage Loan documents.

The obligations and liabilities of the environmental indemnitor under the Mortgage Loan documents with respect to environmental issues will terminate and be of no further force and effect after (i) the date that is two years after payment in full of the related Mortgage Loan, provided that such indemnitor delivers to the indemnified parties, following the full repayment of all obligations, a Phase I environmental assessment that does not indicate any environmental conditions relating to hazardous substances at the Mortgaged Property or (ii) a foreclosure or deed-in-lieu of foreclosure (or similar transaction in-lieu-of foreclosure).

With respect to clause (b)(v), the Mortgage Loan documents only provide recourse for physical waste to the extent there is sufficient cash flow at the Mortgaged Property.

(26) Recourse Obligations	Northpointe Crossing (Loan No. 45)	With respect to clause (b)(v), the Mortgage Loan documents only provide recourse for physical waste to the extent there is sufficient cash flow at the Mortgaged Property.
(27) Licenses and Permits	DoubleTree Charlotte Airport (Loan No. 18)	The liquor license is held by an affiliate of the property manager. The property manager is not an affiliate of the Mortgagor.
(28) Financial Reporting and Rent Rolls	Riverfront Plaza (Loan No. 2)	Annual financial statements are not required to be audited by an independent certified public accountant; however, they are required to be reviewed by a “big four” accounting firm or other certified public accountant reasonably acceptable to the lender.
(31) Single Purpose Entity	5th Street Station (Loan No. 4)	The Mortgagor is a recycled single purpose entity that previously owned certain adjacent parcels transferred to the City of Charlottesville (the “City”) prior to the origination of the Mortgage Loan in connection with the dedication of a road to the City for use by the public.
(31) Single Purpose Entity	Bremen Crossing (Loan No. 44)	The Mortgagor previously owned other property, which was purchased in the same transaction as the Mortgaged Property. The other property is not collateral for the Mortgage Loan and, prior to the Mortgage Loan origination, the other property was sold to an unaffiliated third party.
(39) Organization of Mortgagor	AFIN Portfolio (Loan No. 8)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan identified on Annex A as HTI Medical Office Portfolio, which Mortgage Loan is being sold to the Trust by KeyBank National Association.

D-2-2

Argentic Real Estate Finance LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(1) Whole Loan; Ownership of Mortgage Loans	Stony Creek Marketplace (Loan No. 32)	The Mortgage Loan is evidenced by an $8,000,000 A-2 Note. The Mortgaged Property is also security for the pari passu A-1 Note, which had an original principal balance of $13,600,000. The Mortgage securing the A-2 Note is subject to an assignment to the holder of the related A-1 Note.
(5) Lien; Valid Assignment	City Line Apartments (Loan No. 36)	The Mortgaged Property is subject to a Section 8 housing assistance payments contract (“HAP Contract”) that applies to all of the units at the Mortgaged Property. The related HAP Contract is scheduled to expire on August 31, 2025. In addition, the Mortgaged Property is subject to a land use restriction agreement in favor of the Virginia Housing Development Authority made in connection with the allocation of federal low income housing tax credits under 26 U.S. Code Section 42. The related agreement generally requires that all of the units be reserved for tenants earning no more than 50.0% of the area median income, subject to certain rental restrictions. The related agreement has a term of 35 years.

(6) Permitted Liens; Title Insurance	Torrance Technology Campus (Loan No. 3)

The Mortgaged Property is subject to a land use covenant in favor of the Department of Toxic Substances Control in connection with certain environmental conditions at the Mortgaged Property. The covenant generally prohibits the Mortgaged Property from being used as: (i) a residence, including any mobile home or factory built housing; (ii) a hospital for humans (excluding medical office uses); (iii) a public or private school for persons under 21 years of age; and (iv) a day care center. The agreement is perpetual.

(6) Permitted Liens; Title Insurance	Torrance Technology Campus (Loan No. 3)

Tenant L3 Communications Corporation has a right of first offer (“ROFO”) to purchase the Mortgaged Property in the event that the Mortgagor intends to sell the Mortgaged Property and provided that the tenant (i) is not in default and (ii) leases more than 75.0% of the total rentable area of the Mortgaged Property. Pursuant to the terms of the tenant’s lease, the Mortgagor may at any time deliver to the tenant a written notice setting forth the purchase price at which the Mortgagor intends to sell the Mortgaged Property (the “Offered Price”). The tenant may elect within 30 days of receipt of such notice to purchase the Mortgaged Property for the Offered Price, and if the tenant fails to respond within such time, it is deemed to have rejected the offer. In the event that the tenant elects to purchase the Mortgaged Property, (i) the tenant is required to deposit $250,000 with the Mortgagor prior to the expiration of the 30 day period and (ii) the Mortgagor and the tenant will, for a period not to exceed 15 days, negotiate in good faith to enter into a binding purchase and sale agreement. If the tenant rejects the initial offer or the parties fail to enter into a binding purchase and sale agreement, (a) the $250,000 deposit (if applicable) will be returned to the tenant, (b) the Mortgagor will be free to thereafter sell the Mortgaged Property to any third party for a period of one year and (c) upon the Mortgagor’s request, the tenant will acknowledge in writing that the tenant elected not to purchase the

D-2-3

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

Mortgaged Property for such one-year period. The related lease specifically subordinates the tenant’s ROFO to the lien of the Mortgage Loan and provides that the ROFO is not applicable in the event of foreclosure.
(6) Permitted Liens; Title Insurance	Orlando Airport Marriott Lakeside (Loan No. 5)	The Mortgaged Property is subject to a franchise agreement between the related Mortgagor, as franchisee, and Marriott International, Inc. (“Marriott”), as franchisor. Marriott holds a right of first refusal (“ROFR”) in connection with the sale, lease or other disposition to a competitor of Marriott of: (i) the Orlando Airport Marriott Lakeside Property; (ii) an ownership interest in the Orlando Airport Marriott Lakeside Borrower; or (iii) an ownership interest in an affiliate of the Orlando Airport Marriott Lakeside Borrower that controls the Orlando Airport Marriott Lakeside Borrower. Pursuant to the related franchise agreement, (a) in the event that the proposed transfer of the Mortgaged Property is a cash transaction, Marriott will have a right to purchase or lease the Mortgaged Property or acquire the related ownership interest at the same price and on the same terms as the competitor and (b) in the event that the proposed transfer of the Mortgaged Property is a non-cash transaction, Marriott will have the right to purchase or lease the Mortgaged Property or acquire the related ownership interest for its fair market value pursuant to the terms of the related franchise agreement.
(6) Permitted Liens; Title Insurance	University Village (Loan No. 23)	The Mortgaged Property is subject to a ground lease between The Regents of the University of California, as ground lessor, and the related Mortgagor, as ground lessee. Pursuant to the related ground lease, in the event of a default under the related Mortgage Loan documents, the ground lessor has the option to purchase the Mortgage Note and any other instruments securing or guaranteeing such Mortgage Note or otherwise evidencing any obligation secured by the related lender for the full amount due and owing to the related lender, including any costs, expenses and penalties payable in accordance with the related Mortgage Loan documents (the “Note Purchase Price”). The ground lessor may exercise such option within 45 days following the earlier to occur of (i) the ground lessor’s receipt of written notice from the related lender that the Mortgagor is in default under the Mortgage Loan or (ii) the ground lessor’s receipt of written notice from the related lender of the recordation of a notice of default or the filing of a foreclosure action by the related lender. In the event that the ground lessor does not exercise its option to purchase the Mortgage Note, the related lender may sell the Mortgage Note to any third party at a price not less than the Note Purchase Price. If the related lender proposes to sell the Mortgage Note for an amount less than the Note Purchase Price, the ground lease grants the ground lessor an option to purchase the Mortgage Note on such revised terms within 30 days after receipt of notice.

D-2-4

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(6) Permitted Liens; Title Insurance	University Village (Loan No. 23)	The Mortgaged Property is subject to a ground lease between The Regents of the University of California, as ground lessor, and the related Mortgagor, as ground lessee. Pursuant to the related ground lease, the ground lessor has a ROFO and a ROFR to purchase the Mortgaged Property if the Mortgagor intends to sell the Mortgaged Property or the Mortgagor receives an unsolicited bona fide offer to purchase the Mortgaged Property from a third-party offeror, as applicable. In each case, the ground lease requires the Mortgagor to provide the ground lessor with prior written notice specifying the terms of the Mortgagor’s offer or the terms of the third-party offer, as applicable. If the ground lessor rejects or fails to respond to such notice within 45 days, the ground lease provides that the Mortgagor may proceed to offer the Mortgaged Property for sale to other parties or proceed with the third-party sale, as applicable; however, the Mortgagor may not sell the Mortgaged Property for less than 95.0% of the price set forth in the initial written notice to the ground lessor without the ground lessor receiving the opportunity to agree to such modified terms. The ground lessor’s ROFO and ROFR do not apply in the event of a foreclosure.
(6) Permitted Liens; Title Insurance	Lee Harvard Shopping Center (Loan No. 27)	Tenant Walgreens Eastern Co., Inc. has a ROFR to purchase its premises if the Mortgagor receives an offer from a bona fide third-party offeror to purchase such premises. The tenant’s ROFR does not apply in the event of a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the related Mortgage Loan documents. A subordination non-disturbance and attornment agreement (“SNDA”) was executed that specifically subordinates the ROFR to the Mortgage Loan.
(6) Permitted Liens; Title Insurance	City Line Apartments (Loan No. 36)	The Mortgaged Property is subject to a HAP Contract that applies to all of the units at the Mortgaged Property. The related HAP Contract is scheduled to expire on August 31, 2025. In addition, the Mortgaged Property is subject to a land use restriction agreement in favor of the Virginia Housing Development Authority made in connection with the allocation of federal low income housing tax credits under 26 U.S. Code Section 42. The related agreement generally requires that all of the units be reserved for tenants earning no more than 50.0% of the area median income, subject to certain rental restrictions. The related agreement has a term of 35 years.

D-2-5

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(6) Permitted Liens; Title Insurance	Sugarman’s Plaza (Loan No. 37)	A portion of the Mortgaged Property’s improvements (the “Warehouse Unit”) is used as a warehouse and distribution center. Pursuant to applicable law, such Warehouse Unit is considered legal nonconforming as to use; however, the related zoning report stated that the use of the Warehouse Unit as a warehouse and distribution center was grandfathered in. The Mortgagor made certain representations and warranties in the related Mortgage Loan documents including, but not limited to: (i) the Mortgaged Property is, as of the origination date of the Mortgage Loan, being used exclusively for retail and industrial uses and other appurtenant and related uses; (ii) the Warehouse Unit complies with all applicable laws and regulations; (iii) no legal proceedings are pending or, to the knowledge of the Mortgagor, threatened with respect to the zoning of the Mortgaged Property; and (iv) the use being made of the Mortgaged Property is in conformity with the certificate of occupancy issued for such Mortgaged Property and all other restrictions, covenants and conditions affecting the Mortgaged Property. In addition, the Mortgage Loan documents provide that the Mortgagor will be liable for any and all losses incurred by the related lender in connection with, among other things, any noncompliance or nonconformity of the Mortgaged Property and for the use thereof with any applicable zoning, building and/or land use rules or regulations, including the inability to restore the Mortgaged Property in the event of a casualty or condemnation. The Mortgagor obtained law and ordinance insurance covering the value of the undamaged Mortgaged Property, demolition and debris removal and the increased cost of construction in amounts satisfactory to the lender.

D-2-6

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(6) Permitted Liens; Title Insurance	Highland Park 1 (Loan No. 40)	Pursuant to a restrictive covenant placed upon the Mortgaged Property, 28 units located on the second floor of the Mortgaged Property’s improvements (each, a “Residential Hotel Unit”) are required to be used as residential hotels and comply with all applicable state and municipal laws relating to the same. Pursuant to applicable law, such Residential Hotel Units must be used primarily as residences; however, non-residential uses are permitted as secondary uses. The related Mortgagor was unable to confirm that each of the Residential Hotel Units is being used primarily as a residence. The Mortgagor made certain representations and warranties in the related Mortgage Loan documents including, but not limited to: (i) the Residential Hotel Units are, as of the origination date of the Mortgage Loan, being used for exclusively residential and permitted office uses; (ii) the Residential Hotel Units comply with all applicable laws and regulations; and (iii) the Mortgagor has never received any notice of non-compliance or violation from any governmental authority with respect to the Residential Hotel Units. The Mortgage Loan documents provide that the Mortgagor will be liable for any and all losses incurred by the related lender in connection with, among other things: (i) the breach of such representations and warranties; (ii) the non-residential use of any Residential Hotel Unit; or (iii) any violation of any related laws. In addition, the Mortgagor obtained a law and ordinance insurance policy and a letter from local counsel concluding that the applicable municipal code allows for commercial uses within the Residential Hotel Units so long as such uses comply with the conditions and standards set forth in the related municipal code.
(7) Junior Liens	Torrance Technology Campus (Loan No. 3)	The related Mortgage Loan documents allow the Mortgagor to obtain a mezzanine loan after a transfer and assumption of the related Mortgaged Property in accordance with the related Mortgage Loan documents and upon the satisfaction of certain conditions including, but not limited to: (i) the mezzanine loan is interest-only and has a term that is coterminous with the term of the Mortgage Loan; (ii) the combined loan-to-value ratio of the Mortgage Loan and the mezzanine loan will be no more than 65.0%; (iii) the combined debt service coverage ratio of the Mortgage Loan and the mezzanine loan is not less than 1.25x; (iv) the combined debt yield of the Mortgage Loan and the mezzanine loan is not less than 8.25%; (v) the mezzanine loan is secured only by collateral that is not collateral for the Mortgage Loan; (vi) the mezzanine lender enters into an intercreditor agreement acceptable to the lender of the Mortgage Loan; and (vii) the Mortgage delivers to the lender a rating agency comfort letter from each applicable rating agency.

D-2-7

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(16) Insurance	AiNET – Beltsville (Loan No. 21)	Certain insurance requirements in the related Mortgage Loan documents are satisfied by the self-insurance of the tenant of the related Mortgaged Property, AiNET LLC pursuant to such tenant’s lease. The tenant is an affiliate of the related Mortgagor. The tenant’s right to self-insure the related leased premises is continuous throughout the term of the related lease. Such lease requires, among other things, that (i) the tenant maintains property damage insurance coverage equal to an amount not less than $5,000,000 per occurrence, (ii) general liability insurance coverage equal to an amount not less than $5,000,000 per occurrence and not less than $5,000,000 in the aggregate and (iii) the lender be named as additional insured under the related insurance policies.
(16) Insurance	TownePlace Suites – Lombard, IL (Loan No. 33)	Certain insurance requirements in the related Mortgage Loan documents are satisfied by the self-insurance of Marriott pursuant to the related property management agreement for the Mortgaged Property. Marriott is an affiliate of the related property manager. Marriott’s right to self-insure the Mortgaged Property is continuous throughout the term of the related property management agreement. Such agreement requires, among other things, that (i) the property manager maintains property damage insurance coverage in an amount not less than 90.0% of the replacement cost of the improvements located at the Mortgaged Property, (ii) general liability insurance coverage in an amount not less than $25,000,000 per occurrence and (iii) the lender be named as additional insured under the related insurance policies.
(16) Insurance	Highland Park 1 (Loan No. 40)	Certain insurance requirements in the related Mortgage Loan documents are satisfied by an insurance policy provided by the related property manager. The related property manager is an affiliate of the related Mortgagor and provides property insurance for the related Mortgaged Property. Pursuant to the related insurance policy, the lender has been named as both mortgagee and loss payee.
(24) Local Law Compliance	Cedar Ridge (Loan No. 14)	With respect to certain of the improvements comprising the Mortgaged Property, the lender is not yet in receipt of a final zoning consultant’s report indicating that there are no material violations of applicable zoning ordinances, building codes and land laws. However, the preliminary materials provided do not indicate the present existence of any such material violations. Pursuant to the related Mortgage Loan documents, the Mortgagor is required to provide a final zoning consultant’s report within 45 days of origination of the Mortgage Loan, provided, however, that so long as the Mortgagor is using commercially reasonable efforts to obtain the final zoning consultant’s report, such time period shall be extended if the delay in obtaining the report is caused by the failure of the applicable governmental authorities to provide information necessary for the completion of the report.

D-2-8

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(24) Local Law Compliance	Sugarman’s Plaza (Loan No. 37)	A portion of the Mortgaged Property’s improvements is used as a warehouse and distribution center. Pursuant to applicable law, the Warehouse Unit is considered legal nonconforming as to use; however, the related zoning report stated that the use of the Warehouse Unit as a warehouse and distribution center was grandfathered in. The Mortgagor made certain representations and warranties in the related Mortgage Loan documents including, but not limited to: (i) the Mortgaged Property is, as of the origination date of the Mortgage Loan, being used exclusively for retail and industrial uses and other appurtenant and related uses; (ii) the Warehouse Unit complies with all applicable laws and regulations; (iii) no legal proceedings are pending or, to the knowledge of the Mortgagor, threatened with respect to the zoning of the Mortgaged Property; and (iv) the use being made of the Mortgaged Property is in conformity with the certificate of occupancy issued for such Mortgaged Property and all other restrictions, covenants and conditions affecting the Mortgaged Property. In addition, the Mortgage Loan documents provide that the Mortgagor will be liable for any and all losses incurred by the related lender in connection with, among other things, any noncompliance or nonconformity of the Mortgaged Property and for the use thereof with any applicable zoning, building and/or land use rules or regulations, including the inability to restore the Mortgaged Property in the event of a casualty or condemnation. The Mortgagor obtained law and ordinance insurance covering the value of the undamaged Mortgaged Property, demolition and debris removal and the increased cost of construction in amounts satisfactory to the lender.
(24) Local Law Compliance	Highland Park 1 (Loan No. 40)	Pursuant to a restrictive covenant placed upon the Mortgaged Property, 28 units located on the second floor of the Mortgaged Property’s improvements are required to be used as residential hotels and comply with all applicable state and municipal laws relating to the same. Pursuant to applicable law, such Residential Hotel Units must be used primarily as residences; however, non-residential uses are permitted as secondary uses. The related Mortgagor was unable to confirm that each of the Residential Hotel Units is being used primarily as a residence. The Mortgagor made certain representations and warranties in the related Mortgage Loan documents including, but not limited to: (i) the Residential Hotel Units are, as of the origination date of the Mortgage Loan, being used for exclusively residential and permitted office uses; (ii) the Residential Hotel Units comply with all applicable laws and regulations; and (iii) the Mortgagor has never received any notice of non-compliance or violation from any governmental authority with respect to the Residential Hotel Units. The Mortgage Loan documents provide that the Mortgagor will be liable for any and all losses incurred by the related lender in connection with, among other things: (i) the breach of such representations and warranties; (ii) the non-residential use of any Residential Hotel Unit; or (iii) any violation of any related laws. In addition, the Mortgagor obtained a law and ordinance insurance policy and a letter from local counsel concluding that the applicable municipal code allows for commercial uses within the Residential Hotel Units so long

D-2-9

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

as such uses comply with the conditions and standards set forth in the related municipal code.
(26) Recourse Obligations	University Village (Loan No. 23)	As it pertains to any recourse liability for physical waste of the Mortgaged Property, the Mortgage Loan documents provide that the Mortgagor will not be liable if: (i) funds to pay operating expenses were available and the lender failed to pay (or make such funds available to pay) for such operating expenses; (ii) rents received are insufficient to pay all of the Mortgagor’s current and/or past due liabilities with respect to the Mortgaged Property, but for purposes of such determination, excluding liabilities incurred in violation of the Mortgage Loan documents and assuming rents are applied in accordance with the Mortgage Loan documents; or (iii) the lender has control of revenues or impound funds otherwise available to pay such expenses and failed to make such revenues or impound funds available.
(26) Recourse Obligations	Hilton Garden Inn Bettendorf Quad Cities (Loan No. 24)	As it pertains to any recourse liability for physical waste of the Mortgaged Property, the Mortgage Loan documents provide that the Mortgagor will not be liable to the extent that such physical waste results solely from the failure of the Mortgaged Property to generate sufficient cash flow to prevent physical waste.
(26) Recourse Obligations	Elms Hotel & Spa ((Loan No. 25) Four Points by Sheraton Louisville Airport (Loan No. 31) TownePlace Suites - Lombard, IL (Loan No. 33)	As it pertains to any recourse liability for physical waste of the Mortgaged Property, the failure to provide services or repairs, or to take other actions regarding the Mortgaged Property where the Mortgagor does not have available to it the necessary funds from the Mortgaged Property’s operations to do so, does not constitute waste.
(27) Mortgage Releases	Vista Station 8 (Loan No. 7)	The related borrower is permitted to release (“Vista Station 8 Release”) an unimproved portion of the related Mortgaged Property (the “Vista Station 8 Release Parcel”) subject to certain conditions including, but not limited to: (i) no default or event of default has occurred or is continuing or shall occur solely as a result of the Vista Station 8 Release; (ii) the property then remaining subject to the lien of the Mortgage Loan will not be in violation in any material respect with the terms of any lease; (iii) the conveyance of the Vista Station 8 Release Parcel is pursuant to an arms’-length agreement to a third party not affiliated with the related borrower or an updated non-consolidation opinion is provided if the Vista Station 8 Release Parcel is conveyed to an affiliate of the related borrower; (iv) in the event that, after giving effect to such release, the loan-to-value ratio for the property then remaining subject to the lien of the Mortgage Loan is greater than 125%, the related borrower defeases an amount of principal such that the loan-to-value ratio is no more than 125%; (v) payment of all of lender’s reasonable fees and costs; (vi) the related borrower shall have entered into and recorded an easement regarding, among other items, ingress, egress, access, parking and utilities shared between the Vista Station 8 Release Parcel; and (vii) the related borrower obtains a title policy

D-2-10

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
endorsement insuring that the Vista Station 8 Release Parcel is added as an appurtenant parcel and the priority of the related Mortgage is not affected. The related borrower is not required to pay a fee in connection with the Vista Station 8 Release. In connection with demonstrating the LTV ratio under (iv) above, such value is to be determined in the related lender’s sole discretion, by any commercially reasonable valuation method permitted to a REMIC Trust; however, the related lender shall not require a new or updated appraisal to make such determination so long as there is another commercially reasonable valuation method available to such lender (which may include a buyer’s purchase price in the case of a contemporaneous arms’-length sale and assumption of the Mortgage Loan or a broker’s price opinion), so long as such method is permitted to a REMIC Trust. The amount of principal the related Mortgagor pays down must be a “qualified amount” (as such term is defined in Internal Revenue Service Procedure 2010-30), unless the related lender received an opinion of counsel that, if the foregoing prepayment is not made, the applicable REMIC Trust will neither fail to maintain its status “real estate mortgage investment conduit” (within the meaning of the Internal Revenue Code), nor be subject to any tax, in either case, as a result of the Vista Station 8 Release.
(31) Single-Purpose Entity	Four Points by Sheraton Louisville Airport (Loan No. 31)

The Mortgagor is a recycled special purpose entity which previously owned three outparcels located adjacent to the Mortgaged Property (collectively, the “Prior-Owned Properties”). In the related Mortgage Loan documents, the Mortgagor made certain representations and warranties with respect to its prior ownership of the Prior-Owned Properties, including that the recorded conveyance documents whereby the Prior-Owned Properties was conveyed include enforceable covenants and restrictions that run with the land and (i) expressly prohibit all or any portion of the Prior-Owned Properties from being used as a hotel or other hospitality se for at least so long as the related Mortgage Loan or any portion thereof remains outstanding and (ii) expressly provide beneficiary and enforcement rights in favor of the Mortgagor, including the Mortgagor’s right to seek specific performance against any future owner of the Prior-Owned Properties with respect to any violations of such covenants and restrictions. In addition, the Mortgage Loan documents provide that the Mortgagor shall have recourse liability for any and all losses arising out of or in connection with the Mortgagor’s failure to be at all times a special purpose bankruptcy remote entity, regardless of whether such failure was disclosed to the related lender prior to the origination of the related Mortgage Loan.

D-2-11

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(34) Ground Leases	University Village (Loan No. 23)	Pursuant to the terms of the related ground lease, in the event of a default under the related Mortgage Loan documents, the ground lessor has the option to purchase the Mortgage Note and any other instruments securing or guaranteeing such Mortgage Note or otherwise evidencing any obligation secured by the related lender for the Note Purchase Price. The ground lessor may exercise such option within 45 days following the earlier to occur of (i) the ground lessor’s receipt of written notice from the related lender that the Mortgagor is in default under the Mortgage Loan or (ii) the ground lessor’s receipt of written notice from the related lender of the recordation of a notice of default or the filing of a foreclosure action by the related lender. In the event that the ground lessor does not exercise its option to purchase the Mortgage Note, the related lender may sell the Mortgage Note to any third party at a price not less than the Note Purchase Price. If the related lender proposes to sell the Mortgage Note for an amount less than the Note Purchase Price, the ground lease grants the ground lessor an option to purchase the Mortgage Note on such revised terms within 30 days after receipt of notice.
(34) Ground Leases	University Village (Loan No. 23)	Pursuant to the terms of the related ground lease, the ground lessor has a ROFO and a ROFR to purchase the Mortgaged Property if the Mortgagor intends to sell the Mortgaged Property or the Mortgagor receives an unsolicited bona fide offer to purchase the Mortgaged Property from a third-party offeror, as applicable. In each case, the ground lease requires the Mortgagor to provide the ground lessor with prior written notice specifying the terms of the Mortgagor’s offer or the terms of the third-party offer, as applicable. If the ground lessor rejects or fails to respond to such notice within 45 days, the ground lease provides that the Mortgagor may proceed to offer the Mortgaged Property for sale to other parties or proceed with the third-party sale, as applicable; however, the Mortgagor may not sell the Mortgaged Property for less than 95.0% of the price set forth in the initial written notice to the ground lessor without the ground lessor receiving the opportunity to agree to such modified terms. The ground lessor’s ROFO and ROFR do not apply in the event of a foreclosure.
(34) Ground Leases	University Village (Loan No. 23)	The related ground lease does not provide that a notice of default or termination will not be effective against the related lender unless such notice is provided to the lender. Pursuant to the related ground lease, upon providing the Mortgagor any notice of a default under the ground lease or a termination of the ground lease, the ground lessor is required to provide a copy of such notice to the related lender.

D-2-12

Natixis Real Estate Capital LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(7) Junior Liens	20 Times Square (Loan No. 1)	A mezzanine loan in the original principal amount of $150,000,000 was originated by Natixis Real Estate Capital LLC, which is secured directly by a pledge of 100% of the ownership interests in the Mortgagor. In addition to the mezzanine Loan, various affiliates of the Mortgagor have pledged their respective equity interests in certain parent entities of the Mortgagor to secure their various obligations related to (1) certain notes secured by the leasehold (non-collateral) and (2) certain obligations that are unrelated to the Mortgaged Property.
(7) Junior Liens	Riverfront Plaza (Loan No. 2)	A mezzanine loan in the original principal amount of $25,000,000 was originated by Natixis Real Estate Capital LLC, which is secured directly by a pledge of 100% of the ownership interests in the Mortgagor.
(16) Insurance	20 Times Square (Loan No. 1)

As of the origination date, the Mortgaged Property was insured under a builder’s risk policy and an owner/general contractor project specific program for construction liability. The Mortgage Loan documents require that Mortgagor maintain such insurance until the earlier of (1) the opening of the hotel component of the improvements to the Mortgaged Property, as reasonably determined by the lender and (2) October 1, 2018, at which time such insurance is required to be replaced by the required coverages.

Provided that, the Mortgagor may continue to utilize Beazley Insurance, rated “A:XIII” with AM Best, and Starr Surplus Lines Insurance Company, rated of “A:XV” with AM Best, as insurers on the existing builder’s risk policy.

(26) Recourse Obligations	All Natixis Mortgage Loans (except for 20 Times Square and Riverfront Plaza) (Loan Nos. 1 and 2)	(Recourse Obligations) The carveout for section (b)(i) and (b)(ii) is for misapplication or conversion and does not specifically state misappropriation. The carveout for section (b)(iii) is for willful misconduct of the Mortgagor and does not specifically mention the guarantor. The carveout for section (b)(v) may be limited to occurrences in which (a) the physical waste was caused by the intentional or willful acts or omissions of the Mortgagor, guarantor or any of their affiliates, (b) there is sufficient cash flow from the operation of the Mortgaged Property to prevent such waste at the Mortgaged Property, (c) the lender did not fail to released reserve funds which would have allowed the borrower to prevent such waste, and/or (d) no other person is responsible to cure or repair the physical waste
(28) Financial Reporting and Rent Rolls	Riverfront Plaza (Loan No. 2)	Annual financial statements are not required to be audited by an independent certified public accountant; however, they are required to be reviewed by a “big four” accounting firm or other certified public accountant reasonably acceptable to the lender.
(27) Mortgage Releases	All Mortgage Loans transferred by Natixis	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

D-2-13

Société Générale

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(13) Actions Concerning Mortgage Loan	AFIN Portfolio (Loan No. 8)	The guarantor is a defendant in a stockholder derivative action filed on January 13, 2017, related to the merger of the guarantor and an entity under common control with the guarantor. The plaintiffs are seeking, among other things, rescission of the merger and unspecified monetary damages.
(24) Local Law Compliance	AFIN Portfolio – Montecito Crossing (Loan No. 8.01)	The use of a portion of the Mortgaged Property for veterinary services by the second largest tenant, Petsmart, is legal nonconforming as to use as zoning would ordinarily require a special use permit and the borrower did not obtain such a permit. If (i) the non-conforming use of a structure is discontinued or abandoned for a period of one year, or (ii) the related structure is damaged or destroyed in excess of 50% of its replacement value, in each instance, the structure may only be restored to its prior non-conforming use if the borrower obtains a special use permit
(39) Organization of Mortgagor	AFIN Portfolio (Loan No. 8)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan identified on Annex A as HTI Medical Office Portfolio, which Mortgage Loan is being sold to the Trust by KeyBank National Association.

D-2-14

KeyBank National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(1) Whole Loan; Ownership of Mortgage Loans	Griffin Portfolio II (Loan No. 10)	The related Mortgaged Property also secures six (6) additional pari passu notes, promissory note A-1-1, which has an original principal amount of $80,000,000.00, promissory note A-1-2-1, which has an original principal amount of $40,000,000, promissory note A-1-2-2 which has an original principal amount of $5,000,000, promissory note A-2-1 with an original principal amount of $60,000,000.00, promissory note A-2-2-1, which has an original principal amount of $45,000,000, and promissory note A-2-2-2, which has an original principal amount of $ 5,000,000.
(1) Whole Loan; Ownership of Mortgage Loans	HTI Medical Office Portfolio (Loan No. 12)	The related Mortgaged Properties also secures two (2) additional pari passu notes, Promissory Note A-1, which has an original principal amount of $45,000,000.00, and Promissory Note A-2, which has an original principal amount of $50,000,000.00.
(6) Permitted Liens; Title Insurance	Griffin Portfolio II - Amazon.com Sortable Fulfillment Center (Loan No. 10.02)	The sole tenant at the Amazon.com Sortable Fulfillment Center property, Amazon Fulfillment Center, has a right of first offer and, if a proposed purchaser is a competitor of the tenant, a right of first refusal to acquire the property in the event the related borrower determines to offer all or any portion of the property to the market for sale or receives a bona fide, unsolicited offer from an unrelated third party to purchase the property. The right of first offer and right of first refusal are not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.
(6) Permitted Liens; Title Insurance	Griffin Portfolio II - 3M Distribution Facility (Loan No. 10.04)	The sole tenant at the 3M Distribution Facility property, 3M Company, has a right of first offer to acquire the property in the event the related borrower commences efforts to sell the property or receives an unsolicited offer to purchase the property that the borrower desires to accept. The right of first offer is not extinguished by foreclosure; however, such right does not apply to foreclosure or deed-in-lieu thereof.
(16) Insurance	Griffin Portfolio II (Loan No. 10)

The related borrowers’ obligation to provide insurance under the Mortgage Loan documents may be satisfied by the sole tenant at each Mortgaged Property providing the insurance required under its lease, so long as such insurance coverage meets the requirements set forth in the Mortgage Loan documents.

The threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the allocated loan amount of the applicable individual property rather than 5% of the outstanding principal amount.

The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of twenty-four (24) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.

D-2-15

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(24) Local Law Compliance	HTI Medical Office Portfolio (Loan No. 12)

Improvements on eight of the Mortgaged Properties violate one or more of applicable landscaping, setback, building height, use or floor ratio restrictions. Law and ordinance insurance was required in connection with such violations.

Improvements on five of the Mortgaged Properties violate the applicable parking restrictions. The related Mortgage Loan documents provide that if, following a casualty or condemnation, the applicable legal requirements (including the opportunity to seek a variance or special use permit) do not permit the restoration of the affected Mortgaged Property to its condition that existed prior to such casualty or condemnation due to any legally nonconforming parking conditions at the Mortgaged Property, the lender shall make the net proceeds available for the restoration of the Mortgaged Property in accordance with all applicable legal requirements so long as Mortgagor provides reasonable evidence that following such restoration, either (1) the affected Mortgaged Property will meet a specified required tenancy level and net operating income, or (2) the debt service coverage ratio is reasonably expected to be 1.55:1.0 or greater after the restoration. In the event that the Mortgagor does not provide such reasonable evidence, all net proceeds shall be retained and applied by the lender toward the payment of the debt in accordance with the terms of the Mortgage Loan documents, and the Mortgagor must complete a partial release of such affected Mortgaged Property in accordance with the Mortgage Loan documents.

(25) Licenses and Permits	Griffin Portfolio II (Loan No. 10)	The related borrower only has temporary certificates of occupancy for floors 3, 4, 5, 6, 7, 8 and 9 of the South Building and floors 5 and 6 of the North Building of the Southern Company Services Headquarters property. Additionally, the borrower does not have any certificates of occupancy for floors 1 and 2 of the South Building and floors 1, 2, 3, 4, 7, 8 and 9 of the North Building of the Southern Company Services Headquarters property which are not yet occupied and therefor do not yet have any certificates of occupancy.
(26) Recourse Obligations	Griffin Portfolio II (Loan No. 10)	In the event that the guarantor fails to continue to satisfy the net worth requirement under the recourse carve-out guaranty, the borrower is permitted to replace the guarantor for liabilities under the recourse carve-out guaranty and environmental indemnity agreement with a replacement guarantor meeting the eligibility requirements set forth in the Mortgage Loan agreement, subject to certain conditions, including delivery by the borrower of a rating agency confirmation.
(26) Recourse Obligations	Griffin Portfolio II (Loan No. 10) HTI Medical Office Portfolio (Loan No. 12) Henrietta Plaza (Loan No. 19)	The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”

D-2-16

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(26) Recourse Obligations	HTI Medical Office Portfolio (Loan No. 12)

The non-recourse provisions of this Mortgage Loan provides for liability for intentional material physical waste, but the related Mortgage Loan documents provide that that if the Mortgagor does not have sufficient cash flow on a current basis to prevent waste, any waste shall not be deemed intentional.

The non-recourse provisions of this Mortgage Loan only provides for full recourse liability for transfers made in violation of the Mortgage Loan documents (each a “Full Recourse Transfer”) (1) that results in a change in control over the Mortgagor or (2) of any of the Mortgaged Property by deed, bill of sale, installment sales agreement, ground lease (excluding any lease to a tenant in the ordinary course of business) or any similar agreement. Any transfer made in violation of the Mortgage Loan documents that is not a Full Recourse Transfer only gives rise to liability for losses and damages sustained.

(27) Mortgage Releases	HTI Medical Office Portfolio (Loan No. 12) Henrietta Plaza (Loan No. 19)	With respect to a taking of a portion of any Mortgaged Property by a State or any political subdivision or authority thereof, the principal balance of the related Mortgage Loan is not required to be paid down in an amount at least equal to the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions, if the holder of such Mortgage Loan receives an opinion of counsel that, if such amount is not paid, the Trust will not fail to maintain its status as a REMIC Trust.
(28) Financial Reporting and Rent Rolls	Griffin Portfolio II (Loan No. 10)	The Mortgage Loan documents do not require the Mortgagor to deliver audited financial statements.
(28) Financial Reporting and Rent Rolls	HTI Medical Office Portfolio (Loan No. 12)	The Mortgage Loan documents require that the sponsor of the Mortgagor, as opposed to the Mortgagor, to deliver audited annual financial statements.
(29) Acts of Terrorism Exclusion	HTI Medical Office Portfolio (Loan No. 12)	Coverage for Acts of Terrorism is required under this Mortgage Loan at all times during the Mortgage Loan term, but regardless of whether TRIA is in effect, the Mortgagor is not required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premiums that are payable in respect of the Mortgaged Property and rental loss and/or business income insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism components of such property and rental loss and/or business income insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31) Single-Purpose Entity	Griffin Portfolio II (Loan No. 10) HTI Medical Office Portfolio (Loan No. 12) Henrietta Plaza (Loan No. 19)	Each related borrower is a recycled Single-Purpose Entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carve-out guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

D-2-17

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(31) Single-Purpose Entity	HTI Medical Office Portfolio (Loan No. 12)

Each Mortgagor has commingled, and will commingle, its funds with other Mortgagors and lenders in connection with (a) any cash management system entered into in connection with any mortgage loan encumbering the Mortgaged Properties or any part thereof prior to the closing of the Mortgage Loan, which prior cash management systems, if any, have been terminated, and (b) the cash management system required by lender in connection with the Mortgage Loan.

Certain of the Mortgagors were previously guarantors and indemnitors with respect to a loan from Seller to an affiliate of Mortgagor, with respect to which loan such Mortgagor have been released from such liability.

(39) Organization of Mortgagor	HTI Medical Office Portfolio (Loan No. 12)	The Mortgagors under the Mortgage Loans are Affiliates.
(43) Cross-Collateralization	Griffin Portfolio II (Loan No. 10)	The related Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu companion loans.
	HTI Medical Office Portfolio (Loan No. 12)	The related Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu companion loans.

D-2-18

Cantor Commercial Real Estate Lending, L.P.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(6) Permitted Liens: Title Insurance	Mesa GSA (Loan No. 34)

The Mortgaged Property is subject to deed restrictions that (i) restrict use of the Mortgaged Property to public airport purposes for the use and benefit of the public, on reasonable terms and without unjust discrimination and (ii) require compliance with Federal Aviation Administration Regulations (such restrictions in (i) and (ii), the “Mesa Deed Restrictions”).

The US Government, the former owner of the fee interest in the Mortgaged Property, holds a reversionary right to purchase the related fee simple interest in the event the ground lessor (or its successors in interest) does not comply with the Mesa Deed Restrictions or if exclusive access to the Mortgaged Property is provided without FAA approval.

(17) Access; Utilities; Separate Tax Lots	Mesa GSA (Loan No. 34)	The Mortgaged Property, which is subject to a Ground Lease between the related Mortgagor, as ground lessee, and Phoenix-Mesa Gateway Airport Authority, as ground lessor, (i) does not constitute a separate tax parcel and (ii) is currently fully exempt from real estate taxes. In the event the Mortgaged Property ceases being exempt from real estate taxes, the Mortgage Loan documents require the related Mortgagor to take efforts necessary to make the Mortgaged Property a separate tax lot.
(34(b)) Ground Leases	Mesa GSA (Loan No. 34)	The Ground Lease permits amendments, modifications or changes without the lender’s prior written consent but provides that any material amendment, modification or change made without the lender’s prior written consent will be of no force or effect as against lender. Pursuant to the Mortgage Loan documents, the Mortgagor is required to get lender consent for any amendment, modification or change.
(34(i)) Ground Leases	Mesa GSA (Loan No. 34)	The Ground Lease prohibits subleases to any sub-tenant that does not comply with aviation related cargo uses consistent with the airport master plan and is not in compliance with Williams Gateway Airport rules and regulations, without the prior consent of the executive director of the ground lessor.
(39) Organization of Mortgagor	Lakeland Plaza Shopping Center (Loan No. 43) Towne Center at Cypress Gardens (Loan No. 48)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

D-2-19

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance
8/15/2018	$30,948,000.00
9/15/2018	$30,948,000.00
10/15/2018	$30,948,000.00
11/15/2018	$30,948,000.00
12/15/2018	$30,948,000.00
1/15/2019	$30,948,000.00
2/15/2019	$30,948,000.00
3/15/2019	$30,948,000.00
4/15/2019	$30,948,000.00
5/15/2019	$30,948,000.00
6/15/2019	$30,948,000.00
7/15/2019	$30,948,000.00
8/15/2019	$30,948,000.00
9/15/2019	$30,948,000.00
10/15/2019	$30,948,000.00
11/15/2019	$30,948,000.00
12/15/2019	$30,948,000.00
1/15/2020	$30,948,000.00
2/15/2020	$30,948,000.00
3/15/2020	$30,948,000.00
4/15/2020	$30,948,000.00
5/15/2020	$30,948,000.00
6/15/2020	$30,948,000.00
7/15/2020	$30,948,000.00
8/15/2020	$30,948,000.00
9/15/2020	$30,948,000.00
10/15/2020	$30,948,000.00
11/15/2020	$30,948,000.00
12/15/2020	$30,948,000.00
1/15/2021	$30,948,000.00
2/15/2021	$30,948,000.00
3/15/2021	$30,948,000.00
4/15/2021	$30,948,000.00
5/15/2021	$30,948,000.00
6/15/2021	$30,948,000.00
7/15/2021	$30,948,000.00
8/15/2021	$30,948,000.00
9/15/2021	$30,948,000.00
10/15/2021	$30,948,000.00
11/15/2021	$30,948,000.00
12/15/2021	$30,948,000.00
1/15/2022	$30,948,000.00
2/15/2022	$30,948,000.00
3/15/2022	$30,948,000.00
4/15/2022	$30,948,000.00
5/15/2022	$30,948,000.00
6/15/2022	$30,948,000.00
7/15/2022	$30,948,000.00
8/15/2022	$30,948,000.00
9/15/2022	$30,948,000.00
10/15/2022	$30,948,000.00
11/15/2022	$30,948,000.00
12/15/2022	$30,948,000.00
1/15/2023	$30,948,000.00
2/15/2023	$30,948,000.00
3/15/2023	$30,948,000.00
4/15/2023	$30,948,000.00
5/15/2023	$30,948,000.00
6/15/2023	$30,948,000.00
7/15/2023	$30,947,378.62
8/15/2023	$30,428,267.40
9/15/2023	$29,906,776.33
Distribution Date	Class A-SB Planned Principal Balance
10/15/2023	$29,333,562.28
11/15/2023	$28,807,050.40
12/15/2023	$28,228,955.09
1/15/2024	$27,697,376.74
2/15/2024	$27,163,361.05
3/15/2024	$26,529,044.22
4/15/2024	$25,989,667.54
5/15/2024	$25,399,065.00
6/15/2024	$24,854,504.82
7/15/2024	$24,258,862.85
8/15/2024	$23,709,072.02
9/15/2024	$23,156,759.84
10/15/2024	$22,553,581.34
11/15/2024	$21,995,967.99
12/15/2024	$21,387,635.66
1/15/2025	$20,824,672.92
2/15/2025	$20,259,128.06
3/15/2025	$19,547,275.63
4/15/2025	$18,975,866.10
5/15/2025	$18,354,121.01
6/15/2025	$17,777,236.53
7/15/2025	$17,150,168.65
8/15/2025	$16,567,759.39
9/15/2025	$15,982,678.29
10/15/2025	$15,347,641.61
11/15/2025	$14,756,961.15
12/15/2025	$14,116,063.74
1/15/2026	$13,558,013.63
2/15/2026	$12,997,386.65
3/15/2026	$12,299,130.63
4/15/2026	$11,732,686.86
5/15/2026	$11,118,802.36
6/15/2026	$10,546,906.60
7/15/2026	$9,927,721.48
8/15/2026	$9,350,323.81
9/15/2026	$8,770,259.44
10/15/2026	$8,143,132.49
11/15/2026	$7,557,491.39
12/15/2026	$6,924,942.56
1/15/2027	$6,333,673.67
2/15/2027	$5,739,673.66
3/15/2027	$5,011,134.28
4/15/2027	$4,411,021.88
5/15/2027	$3,764,403.53
6/15/2027	$3,158,530.79
7/15/2027	$2,506,312.01
8/15/2027	$1,894,626.15
9/15/2027	$1,280,114.35
10/15/2027	$619,496.36
11/15/2027 and thereafter	$0.00

E-1

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ANNEX F

RIVERFRONT PLAZA AMORTIZATION SCHEDULE

Payment Date	Initial Balance	Interest Rate	Interest Payment	Principal Pay-off	End Balance
08/05/2018	$ 49,905,691.24	5.065948%	$ 217,705.80	$ 43,455.64	$ 49,862,235.60
09/05/2018	$ 49,862,235.60	5.065948%	$ 217,516.23	$ 43,674.93	$ 49,818,560.67
10/05/2018	$ 49,818,560.67	5.065948%	$ 210,315.20	$ 52,005.25	$ 49,766,555.42
11/05/2018	$ 49,766,555.42	5.065948%	$ 217,098.84	$ 44,157.78	$ 49,722,397.64
12/05/2018	$ 49,722,397.64	5.065948%	$ 209,909.23	$ 52,474.87	$ 49,669,922.77
01/05/2019	$ 49,669,922.77	5.065948%	$ 216,677.29	$ 44,645.43	$ 49,625,277.34
02/05/2019	$ 49,625,277.34	5.065948%	$ 216,482.53	$ 44,870.73	$ 49,580,406.61
03/05/2019	$ 49,580,406.61	5.065948%	$ 195,355.82	$ 69,310.59	$ 49,511,096.02
04/05/2019	$ 49,511,096.02	5.065948%	$ 215,984.44	$ 45,446.95	$ 49,465,649.07
05/05/2019	$ 49,465,649.07	5.065948%	$ 208,825.34	$ 53,728.75	$ 49,411,920.32
06/05/2019	$ 49,411,920.32	5.065948%	$ 215,551.80	$ 45,947.43	$ 49,365,972.89
07/05/2019	$ 49,365,972.89	5.065948%	$ 208,404.54	$ 54,215.53	$ 49,311,757.36
08/05/2019	$ 49,311,757.36	5.065948%	$ 215,114.85	$ 46,452.90	$ 49,265,304.46
09/05/2019	$ 49,265,304.46	5.065948%	$ 214,912.21	$ 46,687.32	$ 49,218,617.14
10/05/2019	$ 49,218,617.14	5.065948%	$ 207,782.46	$ 54,935.17	$ 49,163,681.97
11/05/2019	$ 49,163,681.97	5.065948%	$ 214,468.90	$ 47,200.15	$ 49,116,481.82
12/05/2019	$ 49,116,481.82	5.065948%	$ 207,351.28	$ 55,433.96	$ 49,061,047.86
01/05/2020	$ 49,061,047.86	5.065948%	$ 214,021.17	$ 47,718.09	$ 49,013,329.77
02/05/2020	$ 49,013,329.77	5.065948%	$ 213,813.01	$ 47,958.90	$ 48,965,370.87
03/05/2020	$ 48,965,370.87	5.065948%	$ 199,822.91	$ 64,142.96	$ 48,901,227.91
04/05/2020	$ 48,901,227.91	5.065948%	$ 213,323.98	$ 48,524.62	$ 48,852,703.29
05/05/2020	$ 48,852,703.29	5.065948%	$ 206,237.71	$ 56,722.17	$ 48,795,981.12
06/05/2020	$ 48,795,981.12	5.065948%	$ 212,864.86	$ 49,055.74	$ 48,746,925.38
07/05/2020	$ 48,746,925.38	5.065948%	$ 205,791.16	$ 57,238.75	$ 48,689,686.63
08/05/2020	$ 48,689,686.63	5.065948%	$ 212,401.17	$ 49,592.15	$ 48,640,094.48
09/05/2020	$ 48,640,094.48	5.065948%	$ 212,184.83	$ 49,842.41	$ 48,590,252.07
10/05/2020	$ 48,590,252.07	5.065948%	$ 205,129.74	$ 58,003.90	$ 48,532,248.17
11/05/2020	$ 48,532,248.17	5.065948%	$ 211,714.37	$ 50,386.65	$ 48,481,861.52
12/05/2020	$ 48,481,861.52	5.065948%	$ 204,672.16	$ 58,533.24	$ 48,423,328.28
01/05/2021	$ 48,423,328.28	5.065948%	$ 211,239.22	$ 50,936.32	$ 48,372,391.96
02/05/2021	$ 48,372,391.96	5.065948%	$ 211,017.02	$ 51,193.36	$ 48,321,198.60
03/05/2021	$ 48,321,198.60	5.065948%	$ 190,394.30	$ 75,050.17	$ 48,246,148.43
04/05/2021	$ 48,246,148.43	5.065948%	$ 210,466.30	$ 51,830.45	$ 48,194,317.98
05/05/2021	$ 48,194,317.98	5.065948%	$ 203,458.26	$ 59,937.50	$ 48,134,380.48
06/05/2021	$ 48,134,380.48	5.065948%	$ 209,978.73	$ 52,394.48	$ 48,081,986.00
07/05/2021	$ 48,081,986.00	5.065948%	$ 202,984.03	$ 60,486.10	$ 48,021,499.90
08/05/2021	$ 48,021,499.90	5.065948%	$ 209,486.30	$ 52,964.12	$ 47,968,535.78
09/05/2021	$ 47,968,535.78	5.065948%	$ 209,255.26	$ 53,231.41	$ 47,915,304.37
10/05/2021	$ 47,915,304.37	5.065948%	$ 202,280.37	$ 61,300.11	$ 47,854,004.26
11/05/2021	$ 47,854,004.26	5.065948%	$ 208,755.63	$ 53,809.39	$ 47,800,194.87
12/05/2021	$ 47,800,194.87	5.065948%	$ 201,794.42	$ 61,862.27	$ 47,738,332.60
01/05/2022	$ 47,738,332.60	5.065948%	$ 208,251.03	$ 54,393.11	$ 47,683,939.49

Payment Date	Initial Balance	Interest Rate	Interest Payment	Principal Pay-off	End Balance
02/05/2022	$ 47,683,939.49	5.065948%	$ 208,013.75	$ 54,667.61	$ 47,629,271.88
03/05/2022	$ 47,629,271.88	5.065948%	$ 187,667.99	$ 78,204.04	$ 47,551,067.84
04/05/2022	$ 47,551,067.84	5.065948%	$ 207,434.12	$ 55,338.13	$ 47,495,729.71
05/05/2022	$ 47,495,729.71	5.065948%	$ 200,509.08	$ 63,349.18	$ 47,432,380.53
06/05/2022	$ 47,432,380.53	5.065948%	$ 206,916.37	$ 55,937.09	$ 47,376,443.44
07/05/2022	$ 47,376,443.44	5.065948%	$ 200,005.50	$ 63,931.73	$ 47,312,511.71
08/05/2022	$ 47,312,511.71	5.065948%	$ 206,393.46	$ 56,542.00	$ 47,255,969.71
09/05/2022	$ 47,255,969.71	5.065948%	$ 206,146.80	$ 56,827.34	$ 47,199,142.37
10/05/2022	$ 47,199,142.37	5.065948%	$ 199,257.00	$ 64,797.61	$ 47,134,344.76
11/05/2022	$ 47,134,344.76	5.065948%	$ 205,616.23	$ 57,441.12	$ 47,076,903.64
12/05/2022	$ 47,076,903.64	5.065948%	$ 198,740.96	$ 65,394.58	$ 47,011,509.06
01/05/2023	$ 47,011,509.06	5.065948%	$ 205,080.38	$ 58,061.00	$ 46,953,448.06
02/05/2023	$ 46,953,448.06	5.065948%	$ 204,827.10	$ 58,354.00	$ 46,895,094.06
03/05/2023	$ 46,895,094.06	5.065948%	$ 184,775.20	$ 81,550.48	$ 46,813,543.58
04/05/2023	$ 46,813,543.58	5.065948%	$ 204,216.78	$ 59,060.03	$ 46,754,483.55
05/05/2023	$ 46,754,483.55	5.065948%	$ 197,379.82	$ 66,969.17	$ 46,687,514.38
06/05/2023	$ 46,687,514.38	5.065948%	$ 203,667.00	$ 59,696.02	$ 46,627,818.36
07/05/2023	$ 46,627,818.36	5.065948%	$ 196,845.09	$ 67,587.77	$ 46,560,230.59
08/05/2023	$ 46,560,230.59	5.065948%	$ 203,111.75	$ 60,338.35	$ 46,499,892.24
09/05/2023	$ 46,499,892.24	5.065948%	$ 202,848.53	$ 60,642.85	$ 46,439,249.39
10/05/2023	$ 46,439,249.39	5.065948%	$ 196,049.02	$ 68,508.68	$ 46,370,740.71
11/05/2023	$ 46,370,740.71	5.065948%	$ 202,285.13	$ 61,294.61	$ 46,309,446.10
12/05/2023	$ 46,309,446.10	5.065948%	$ 195,501.04	$ 69,142.59	$ 46,240,303.51
01/05/2024	$ 46,240,303.51	5.065948%	$ 201,716.11	$ 61,952.85	$ 46,178,350.66
02/05/2024	$ 46,178,350.66	5.065948%	$ 201,445.86	$ 62,265.49	$ 46,116,085.17
03/05/2024	$ 46,116,085.17	5.065948%	$ 188,195.25	$ 77,594.09	$ 46,038,491.08
04/05/2024	$ 46,038,491.08	5.065948%	$ 200,835.74	$ 62,971.29	$ 45,975,519.79
05/05/2024	$ 45,975,519.79	5.065948%	$ 194,091.33	$ 70,773.38	$ 45,904,746.41
06/05/2024	$ 45,904,746.41	5.065948%	$ 200,252.30	$ 63,646.23	$ 45,841,100.18
07/05/2024	$ 45,841,100.18	5.065948%	$ 193,523.86	$ 71,429.83	$ 45,769,670.35
08/05/2024	$ 45,769,670.35	5.065948%	$ 199,663.05	$ 64,327.89	$ 45,705,342.46
09/05/2024	$ 45,705,342.46	5.065948%	$ 199,382.43	$ 64,652.51	$ 45,640,689.95
10/05/2024	$ 45,640,689.95	5.065948%	$ 192,677.80	$ 72,408.57	$ 45,568,281.38
11/05/2024	$ 45,568,281.38	5.065948%	$ 198,784.52	$ 65,344.18	$ 45,502,937.20
12/05/2024	$ 45,502,937.20	5.065948%	$ 192,096.26	$ 73,081.31	$ 45,429,855.89
01/05/2025	$ 45,429,855.89	5.065948%	$ 198,180.66	$ 66,042.74	$ 45,363,813.15
02/05/2025	$ 45,363,813.15	5.065948%	$ 197,892.56	$ 66,376.03	$ 45,297,437.12
03/05/2025	$ 45,297,437.12	5.065948%	$ 178,480.14	$ 88,832.74	$ 45,208,604.38
04/05/2025	$ 45,208,604.38	5.065948%	$ 197,215.49	$ 67,159.28	$ 45,141,445.10
05/05/2025	$ 45,141,445.10	5.065948%	$ 190,570.18	$ 74,846.72	$ 45,066,598.38
06/05/2025	$ 45,066,598.38	5.065948%	$ 196,596.01	$ 67,875.90	$ 44,998,722.48
07/05/2025	$ 44,998,722.48	5.065948%	$ 189,967.66	$ 75,543.73	$ 44,923,178.75
08/05/2025	$ 44,923,178.75	5.065948%	$ 195,970.37	$ 68,599.67	$ 44,854,579.08
09/05/2025	$ 44,854,579.08	5.065948%	$ 195,671.11	$ 68,945.85	$ 44,785,633.23
10/05/2025	$ 44,785,633.23	5.065948%	$ 189,068.07	$ 76,584.38	$ 44,709,048.85
11/05/2025	$ 44,709,048.85	5.065948%	$ 195,036.26	$ 69,680.26	$ 44,639,368.59
12/05/2025	$ 44,639,368.59	5.065948%	$ 188,450.60	$ 77,298.70	$ 44,562,069.89
01/05/2026	$ 44,562,069.89	5.065948%	$ 194,395.08	$ 70,421.98	$ 44,491,647.91

Payment Date	Initial Balance	Interest Rate	Interest Payment	Principal Pay-off	End Balance

02/05/2026	$ 44,491,647.91	5.065948%	$ 194,087.88	$ 70,777.37	$ 44,420,870.54
03/05/2026	$ 44,420,870.54	5.065948%	$ 175,026.30	$ 92,828.21	$ 44,328,042.33
04/05/2026	$ 44,328,042.33	5.065948%	$ 193,374.17	$ 71,602.99	$ 44,256,439.34
05/05/2026	$ 44,256,439.34	5.065948%	$ 186,834.02	$ 79,168.80	$ 44,177,270.54
06/05/2026	$ 44,177,270.54	5.065948%	$ 192,716.46	$ 72,363.85	$ 44,104,906.69
07/05/2026	$ 44,104,906.69	5.065948%	$ 186,194.30	$ 79,908.83	$ 44,024,997.86
08/05/2026	$ 44,024,997.86	5.065948%	$ 192,052.19	$ 73,132.29	$ 43,951,865.57
09/05/2026	$ 43,951,865.57	5.065948%	$ 191,733.16	$ 73,501.36	$ 43,878,364.21
10/05/2026	$ 43,878,364.21	5.065948%	$ 185,237.93	$ 81,015.18	$ 43,797,349.03
11/05/2026	$ 43,797,349.03	5.065948%	$ 191,059.11	$ 74,281.12	$ 43,723,067.91
12/05/2026	$ 43,723,067.91	5.065948%	$ 184,582.33	$ 81,773.59	$ 43,641,294.32
01/05/2027	$ 43,641,294.32	5.065948%	$ 190,378.34	$ 75,068.64	$ 43,566,225.68
02/05/2027	$ 43,566,225.68	5.065948%	$ 190,050.87	$ 75,447.47	$ 43,490,778.21
03/05/2027	$ 43,490,778.21	5.065948%	$ 171,361.57	$ 97,067.66	$ 43,393,710.55
04/05/2027	$ 43,393,710.55	5.065948%	$ 189,298.30	$ 76,318.06	$ 43,317,392.49
05/05/2027	$ 43,317,392.49	5.065948%	$ 182,869.72	$ 83,754.78	$ 43,233,637.71
06/05/2027	$ 43,233,637.71	5.065948%	$ 188,600.00	$ 77,125.86	$ 43,156,511.85
07/05/2027	$ 43,156,511.85	5.065948%	$ 182,190.54	$ 84,540.47	$ 43,071,971.38
08/05/2027	$ 43,071,971.38	5.065948%	$ 187,894.76	$ 77,941.70	$ 42,994,029.68
09/05/2027	$ 42,994,029.68	5.065948%	$ 187,554.75	$ 78,335.03	$ 42,915,694.65
10/05/2027	$ 42,915,694.65	5.065948%	$ 181,173.90	$ 85,716.54	$ 42,829,978.11
11/05/2027	$ 42,829,978.11	5.065948%	$ 186,839.10	$ 79,162.91	$ 42,750,815.20
12/05/2027	$ 42,750,815.20	5.065948%	$ 180,477.84	$ 86,521.76	$ 42,664,293.44
01/05/2028	$ 42,664,293.44	5.065948%	$ 186,116.33	$ 79,999.03	$ 42,584,294.41
02/05/2028	$ 42,584,294.41	5.065948%	$ 185,767.35	$ 80,402.74	$ 42,503,891.67
03/05/2028	$ 42,503,891.67	5.065948%	$ 173,454.24	$ 94,646.81	$ 42,409,244.86
04/05/2028	$ 42,409,244.86	5.065948%	$ 185,003.72	$ 81,286.12	$ 42,327,958.74
05/05/2028	$ 42,327,958.74	5.065948%	$ 178,692.70	$ 42,327,958.74	-

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	25
Risk Factors	64
Description of the Mortgage Pool	159
Transaction Parties	257
Credit Risk Retention	327
Description of the Certificates	341
Description of the Mortgage Loan Purchase Agreements	384
Pooling and Servicing Agreement	395
Certain Legal Aspects of Mortgage Loans	523
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	543
Pending Legal Proceedings Involving Transaction Parties	545
Use of Proceeds	545
Yield and Maturity Considerations	545
Material Federal Income Tax Considerations	559
Certain State and Local Tax Considerations	574
Method of Distribution (Underwriter)	574
Incorporation of Certain Information by Reference	578
Where You Can Find More Information	578
Financial Information	579
Certain ERISA Considerations	579
Legal Investment	584
Legal Matters	585
Ratings	585
Index of Defined Terms	589

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$709,367,000
(Approximate)

UBS Commercial Mortgage
Securitization Corp.
Depositor

UBS Commercial Mortgage
Trust 2018-C11
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2018-C11

Class A-1	$ 26,419,000
Class A-2	$ 75,257,000
Class A-SB	$ 30,948,000
Class A-3	$ 57,478,000
Class A-4	$ 125,000,000 – 162,000,000
Class A-5	$ 210,569,000 – 247,569,000
Class X-A	$ 562,671,000
Class X-B	$ 146,696,000
Class A-S	$ 78,372,000
Class B	$ 35,167,000
Class C	$ 33,157,000

PROSPECTUS

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Natixis

Co-Lead Manager and Joint Bookrunner

Société Générale

Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets

Co-Manager

Cantor Fitzgerald & Co.

Co-Manager

Drexel Hamilton

Co-Manager

Academy Securities

Co-Manager

July       , 2018